    As filed with the Securities and Exchange Commission on December 1, 1995

                                                     Registration No. 33-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          ---------------------------

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          ---------------------------

                           UNION PACIFIC CORPORATION
            (Exact name of registration as specified in its charter)
                          ---------------------------

          Utah                               4011                  13-2626465
  (State or other jurisdiction   (Primary Standard Industrial)  (I.R.S. Employer
of incorporation or organization)  Classification Code Number  Identification
                                                                   Number)

                     Martin Tower, Eighth and Eaton Avenues
                         Bethlehem, Pennsylvania 18018
                                 (610) 861-3200
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            Richard J. Ressler, Esq.
                           Assistant General Counsel
                           Union Pacific Corporation
                     Martin Tower, Eighth and Eaton Avenues
                         Bethlehem, Pennsylvania 18018
                                 (610) 861-3200

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          ---------------------------

                                   Copies to:

         Cannon Y. Harvey, Esq.               Carl W. von Bernuth, Esq.
  Southern Pacific Rail Corporation   Senior Vice President and General Counsel
       Southern Pacific Building             Union Pacific Corporation
          One Market Plaza             Martin Tower, Eighth and Eaton Avenues
  San Francisco, California  94105         Bethlehem, Pennsylvania  18018

         Peter D. Lyons, Esq.                    Paul T. Schnell, Esq.
         Shearman & Sterling             Skadden, Arps, Slate, Meagher & Flom
        599 Lexington Avenue                      919 Third Avenue
     New York, New York  10022               New York, New York  10022


                          ---------------------------


         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective and all other conditions to the merger of Southern Pacific Rail Corporation ("SP") with and into Union Pacific Railroad Company ("UPRR"), a wholly owned subsidiary of the Registrant (the "Merger"), as described in the enclosed Joint Proxy Statement/Prospectus, have been satisfied or waived.

         If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /

                            -----------------------

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                 Proposed                   Proposed
                                                   Amount         Maximum                   Maximum
         Title of Each Class of                    to be       Offering Price               Aggregate                  Amount of
      Securities to Be Registered              Registered(1)    Per Unit(2)            Offering Price(2)         Registration Fee(3)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $2.50 per share     38,700,000           $67.0625                  $2,595,318,750             $894,937.50
====================================================================================================================================

(1) Assumes that 62,455,154 shares of common stock, par value $.001 per share (the "Common Stock" or the "Shares"), of SP are converted into shares of Union Pacific Corporation ("UP") common stock, par value $2.50 per share (the "UP Common Stock"), at the exchange ratio of .4065 shares of UP Common Stock for each Share pursuant to the Merger.
(2) Estimated pursuant to Rules 457(f)(1), 457(f)(3), and 457(c) under the Securities Act of 1933, as amended (the "Securities Act") solely for the purpose of calculating the registration fee, based on $67.0625 per share, the average of the high and low sale prices for a share of UP Common Stock on the New York Stock Exchange Composite Tape on November 27, 1995.
(3) The registration fee for the shares of UP Common Stock registered hereby has been calculated pursuant to Rule 457(f)(1) and 457(f)(3) under the Securities Act as follows: 1/29th of one percent of $67.0625, the average of the reported high and low sales prices of a share of UP Common Stock on the New York Stock Exchange Composite Tape on November 27, 1995, multiplied by 25,388,020, the number of shares of Common Stock expected to be converted in the Merger. Pursuant to Rule 457(b) under the Securities Act, $573,806.72 previously paid on September 12, 1995 upon filing with the Commission of preliminary proxy material of UP and SP has been credited against the registration fee payable in connection with this filing.


                            ---------------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                           UNION PACIFIC CORPORATION
                             CROSS-REFERENCE SHEET
                   PURSUANT TO ITEM 501(b) OF REGULATION S-K

          Showing the Location in the Joint Proxy Statement/Prospectus
               of the Information Required to be Included Therein
                       In Response to Part I of Form S-4



                                                                             Location or Caption in
Form S-4 Item Number and Caption                                        Joint Proxy Statement/Prospectus

A. Information about the Transaction.
      1.   Forepart of Registration Statement and Outside
            Front Cover Page of Prospectus...................        Facing Page of Registration Statement; Cross
                                                                     Reference Sheet; Outside Front Cover Page

      2.      Inside Front and Outside Back Cover Pages of
                Prospectus....................................       Available Information; Incorporation of
                                                                       Certain Documents by Reference; Table
                                                                       of Contents

      3.      Risk Factors, Ratio of Earnings to Fixed
                Charges and Other Information.................       Summary

      4.      Terms of the Transaction........................       Summary; The Merger; Merger Agreement;
                                                                       Shareholders Agreements; Registration Rights
                                                                       Agreements; Voting Trust Agreement; Other Legal
                                                                       Matters; Regulatory Approval;  Description of UP
                                                                       Capital Stock;  Comparison of the Rights of
                                                                       Stockholders  of SP and UP under Utah and
                                                                       Delaware Law

      5.      Pro Forma Financial Information.................       Unaudited Pro Forma Financial Statements
                                                                     of UP and SP

      6.      Material Contacts with the Company Being
                Acquired......................................       Summary; The Merger; Merger Agreement;
                                                                       Shareholders Agreements; Registration Rights
                                                                       Agreements; The Companies


      7.      Additional Information Required for
                Reoffering by Persons and Parties Deemed
                to be Underwriters............................                           *


      8.      Interests of Named Experts and Counsel..........       Legal Matters; Experts


      9.      Disclosure of Commission Position on
                Indemnification for Securities Act
                Liabilities...................................                           *

B.    Information about the Registrant.


      10.     Information with Respect to S-3 Registrants.....       Incorporation of Certain Documents by
                                                                       Reference; Summary; The Merger;
                                                                       Unaudited Pro Forma Financial Statements
                                                                       of UP and SP; The Companies; Description
                                                                       of UP Capital Stock

      11.     Incorporation of Certain Information by
                Reference.....................................       Incorporation of Certain Documents by
                                                                       Reference

      12.     Information with Respect to S-2 or S-3
                Registrants...................................                           *

      13.     Incorporation of Certain Information by
                Reference.....................................                           *

      14.     Information with Respect to Registrants Other
                Than S-2 or S-3 Registrants...................                           *

C.    Information about the Company Being Acquired.


      15.     Information with Respect to S-3 Companies.......       Incorporation of Certain Documents by
                                                                       Reference; Summary;  The Merger;
                                                                       Unaudited Pro Forma Financial Statements
                                                                       of UP and SP; The Companies

      16.     Information with Respect to S-2 or S-3
                Companies.....................................                           *

      17.     Information with Respect to Companies Other
                Than S-2 or S-3 Companies.....................                           *

                                       3

D.    Voting and Management Information.


      18.     Information if Proxies, Consents or

                Authorizations are to be Solicited............       Incorporation of Certain Documents by
                                                                       Reference; Summary; The Special
                                                                      Meeting; The Merger

      19.     Information if Proxies, Consents or
                Authorizations are not to be Solicited, or in
                an Exchange Offer.............................                           *

----------------
*  Not Applicable.
                                       4

                 SUBJECT TO COMPLETION, DATED DECEMBER 1, 1995

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                       SOUTHERN PACIFIC RAIL CORPORATION
                                PROXY STATEMENT
                      FOR SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY   , 1996
                           UNION PACIFIC CORPORATION
                                   PROSPECTUS
                                  COMMON STOCK

    This Joint Proxy Statement/Prospectus relates to the proposed merger (the 'Merger') of Southern Pacific Rail Corporation, a Delaware corporation ('SP'), with and into Union Pacific Railroad Company, a Utah corporation ('UPRR') and a wholly owned subsidiary of Union Pacific Corporation, a Utah corporation ('UP'), pursuant to an Agreement and Plan of Merger, dated as of August 3, 1995 (the 'Merger Agreement'), by and among UP, UP Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of UPRR ('UP Acquisition'), UPRR and SP.

    If the Merger is consummated, each share of common stock, par value $.001 per share (the 'Common Stock' or the 'Shares'), of SP (other than treasury stock and Shares that are owned by UP or any direct or indirect wholly owned subsidiary of UP, which Shares will be cancelled and retired) at the Effective Time (as defined herein) shall be converted, subject to proration and the limitations described herein, at the election of such holder, into the right to receive (i) .4065 shares of common stock of UP, par value $2.50 per share ('UP Common Stock'), (ii) $25.00 in cash, without interest thereon (the 'Cash Consideration') or (iii) a combination thereof. The aggregate number of Shares to be converted into the right to receive UP Common Stock pursuant to the Merger will be equal as nearly as practicable to 60% of all outstanding Shares at the time of the Merger; and the number of Shares to be converted into the right to receive the Cash Consideration pursuant to the Merger, together with the 39,034,471 Shares acquired by UP Acquisition (the 'Acquired Shares') pursuant to its tender offer dated August 9, 1995 to purchase up to 39,034,471 Shares at a price of $25.00 per Share, net to the seller in cash, without interest thereon (the 'Offer'), will be equal as nearly as practicable to 40% of all outstanding Shares at the time of the Merger. Accordingly, of the Shares outstanding immediately prior to the Merger (other than the Acquired Shares), 20% of such Shares will be acquired for cash and 80% of such Shares will be acquired in exchange for shares of UP Common Stock. On September 7, 1995, UP Acquisition accepted 39,034,471 Shares for payment pursuant to the Offer and simultaneously deposited such Shares into a Voting Trust (as defined herein). The consummation of the Merger is subject to various conditions, including, among other things, approval and adoption of the Merger Agreement by the stockholders of SP at the

Special Meeting (defined herein), and approval of the Merger by the Interstate Commerce Commission (the 'ICC'). There can be no assurance that approval of the ICC or any successor agency will be obtained on terms that would satisfy the conditions in the Merger Agreement. The Merger Agreement is attached hereto as Annex B and is incorporated herein by reference.

    On December [  ], 1995, the closing price of UP Common Stock on the NYSE (as
defined herein) was $[    ] per share. Accordingly, the market value of .4065
shares of UP Common Stock, based on such closing price, was $[    ]. THE MARKET
VALUE OF THE UP COMMON STOCK AFTER THE EFFECTIVE TIME WILL, AMONG OTHER THINGS, DEPEND UPON, AND IS EXPECTED TO FLUCTUATE WITH, THE PERFORMANCE OF UP, WHETHER OR NOT THE SPIN-OFF (AS DEFINED HEREIN) OCCURS, CONDITIONS (ECONOMIC OR OTHERWISE) AFFECTING THE RAILROAD, TRUCKING AND OIL AND GAS INDUSTRIES, AND MARKET CONDITIONS AND OTHER FACTORS THAT GENERALLY INFLUENCE PRICES OF SECURITIES. MOREOVER, THERE CAN BE NO ASSURANCE THAT AT OR AFTER THE EFFECTIVE TIME THE MARKET VALUE OF THE UP COMMON STOCK AND THE CASH CONSIDERATION TO BE RECEIVED IN THE MERGER WILL BE EQUAL. BECAUSE THE TAX CONSEQUENCES OF RECEIVING CASH OR UP COMMON STOCK WILL DIFFER, SP STOCKHOLDERS ARE URGED TO READ CAREFULLY THE INFORMATION SET FORTH UNDER THE CAPTION 'THE MERGER--CERTAIN FEDERAL INCOME TAX CONSEQUENCES.'

    This Joint Proxy Statement/Prospectus is being furnished to the stockholders of SP in connection with the solicitation of proxies by the Board of Directors
of SP for use at the Special Meeting to be held at [             ],
San Francisco, California on January [  ], 1996, commencing at     a.m., local
time (the 'Special Meeting') for the purposes described herein.

    BECAUSE CERTAIN SUBSTANTIAL HOLDERS OF COMMON STOCK HAVE AGREED TO VOTE ALL OF THEIR SHARES (REPRESENTING APPROXIMATELY [31.1]% OF THE OUTSTANDING SHARES) IN FAVOR OF THE MERGER AND HAVE GRANTED UP IRREVOCABLE PROXIES TO VOTE SUCH SHARES IN FAVOR OF THE MERGER, AND BECAUSE THE TRUSTEE OF THE VOTING TRUST IS REQUIRED TO VOTE ALL OF THE ACQUIRED SHARES DEPOSITED THEREIN (REPRESENTING APPROXIMATELY 25% OF THE OUTSTANDING SHARES) IN FAVOR OF THE MERGER, A VOTE IN FAVOR OF APPROVAL AND ADOPTION OF THE MERGER AGREEMENT IS ASSURED WITHOUT THE VOTE OF ANY OTHER HOLDER OF SHARES. SEE 'THE SPECIAL MEETING--VOTES REQUIRED; PRINCIPAL STOCKHOLDERS.'

    This Joint Proxy Statement/Prospectus also constitutes a prospectus of UP with respect to up to [38,082,030] shares of UP Common Stock issuable to the stockholders of SP in the Merger.

    All information herein concerning UP Acquisition, UPRR and UP has been furnished by UP Acquisition, UPRR and UP, respectively, and all information herein concerning SP has been furnished by SP.

    This Joint Proxy Statement/Prospectus and the accompanying form of proxy are first being mailed to the stockholders of SP on or about December [ ], 1995.

    THE PROPOSED MERGER AND THE OTHER MATTERS TO BE ACTED UPON AT THE SPECIAL MEETING ARE DESCRIBED IN DETAIL IN THIS JOINT PROXY STATEMENT/PROSPECTUS. THE PROPOSED MERGER IS A COMPLEX TRANSACTION. SP STOCKHOLDERS ARE STRONGLY URGED TO READ AND CONSIDER CAREFULLY THIS JOINT PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY.
                            ------------------------


    THE SECURITIES TO BE ISSUED IN CONNECTION WITH THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

   The date of this Joint Proxy Statement/Prospectus is December [  ], 1995.

                             AVAILABLE INFORMATION

     Each of UP and SP is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the 'Commission'). The reports, proxy statements and other information filed by each of UP and SP with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and should be available at the Commission's Regional Offices at 7 World Trade Center, Thirteenth Floor, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Shares and the UP Common Stock are each listed on the New York Stock Exchange, Inc. ('NYSE'). Certain of the reports, proxy statements and other information filed by each of UP and SP may be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

     UP has filed with the Commission a registration statement on Form S-4 (together with any amendments thereto, the 'Registration Statement') under the Securities Act of 1933, as amended (the 'Securities Act'), relating to the shares of UP Common Stock offered hereby. This Joint Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto filed by UP, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. The Registration Statement and exhibits thereto may be inspected without charge at the offices of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies thereof may be obtained from the Commission at prescribed rates.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed with the Commission by UP pursuant to the Exchange Act are incorporated by reference in this Joint Proxy Statement/Prospectus:

          1. UP's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (which incorporates by reference certain information from UP's Proxy Statement relating to the 1995 Annual Meeting of Stockholders (the '1995 UP Proxy Statement') and includes Amendment No. 1 on Form 10-K/A dated June 24, 1995 and Amendment No. 2 on
             Form 10-K/A dated November   , 1995);

          2. The 1995 UP Proxy Statement;

          3. UP's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1995 and Amendment No. 1 thereto on Form 10-Q/A dated
             November   , 1995, Quarterly Report on Form 10-Q for the quarterly
             period ended June 30, 1995 and Amendment No. 1 thereto on Form
             10-Q/A dated November   , 1995, and Quarterly Report on Form 10-Q
             for the quarterly period ended September 30, 1995;

          4. UP's Current Reports on Form 8-K dated March 21, 1995, April 20,

             1995, April 26, 1995, August 14, 1995 and September 15, 1995;

          5. The description of capital stock of UP, including UP Common Stock, that is contained in the registration statement filed under the Exchange Act under File No. 1-6075, including all amendments or reports filed for the purpose of updating such description; and

          6. Schedule 13D and Tender Offer Statement on Schedule 14D-1 of UP, UP Acquisition and UPRR dated August 9, 1995, as amended by Amendment No. 1 thereto dated August 10, 1995, Amendment No. 2 thereto dated August 11, 1995, Amendment No. 3 thereto dated August 17, 1995, Amendment No. 4 thereto dated August 28, 1995, Amendment No. 5 thereto dated August 29, 1995, Amendment No. 6 thereto dated September 7, 1995, Amendment No. 7 thereto dated September 15, 1995, Amendment No. 8 to the Schedule 13D dated September 28, 1995 and Amendment No. 9 to the Schedule 13D dated October 24, 1995.

     The following documents previously filed with the Commission by SP pursuant to the Exchange Act are incorporated by reference in this Joint Proxy Statement/Prospectus:

          1. SP's Annual Report on Form 10-K for the year ended December 31, 1994 (which incorporates by reference certain information from SP's Proxy Statement relating to the 1995 Annual Meeting of

             Stockholders (the '1995 SP Proxy Statement') and includes Amendment
             No. 1 on Form 10-K/A dated November   , 1995);

          2. The 1995 SP Proxy Statement;

          3. SP's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995 and Amendment No. 1
             to the June 30, 1995 Form 10-Q on Form 10-Q/A dated November   ,
             1995;

          4. SP's Current Report on Form 8-K dated September 4, 1995; and

          5. SP's Solicitation/Recommendation Statement on Schedule 14D-9 dated August 9, 1995, as amended by Amendment No. 1 thereto dated September 7, 1995 and Amendment No. 2 thereto dated September 8, 1995 (the 'Schedule 14D-9').

     All documents filed by UP and SP pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Joint Proxy Statement/Prospectus and prior to the date of the Special Meeting shall be deemed to be incorporated by reference in this Joint Proxy Statement/Prospectus and be a part hereof from the dates of filing such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus.
                            ------------------------

     THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER THAN CERTAIN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE TO SUCH DOCUMENTS) ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER TO WHOM A COPY OF THIS JOINT PROXY STATEMENT/PROSPECTUS HAS BEEN DELIVERED, UPON WRITTEN OR ORAL REQUEST, IN THE CASE OF UP DOCUMENTS, TO UNION PACIFIC CORPORATION, MARTIN TOWER, EIGHTH & EATON AVENUES, BETHLEHEM, PENNSYLVANIA 18018, ATTENTION: CORPORATE SECRETARY, TELEPHONE NUMBER (610) 861-3200, AND, IN THE CASE OF SP DOCUMENTS, TO SOUTHERN PACIFIC RAIL CORPORATION, SOUTHERN PACIFIC BUILDING, ONE MARKET PLAZA, SAN FRANCISCO, CALIFORNIA 94105, ATTENTION: CORPORATE SECRETARY, TELEPHONE NUMBER
(415) 541-1000. IN ORDER TO ENSURE DELIVERY PRIOR TO THE SPECIAL MEETING,
REQUESTS SHOULD BE RECEIVED BY                    , 1995.
                            ------------------------

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS OR THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE IN CONNECTION WITH THE OFFERING AND THE SOLICITATIONS MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY UP, UP ACQUISITION, UPRR OR SP. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF ANY OFFER TO PURCHASE, ANY SECURITIES, OR THE SOLICITATION OF A PROXY IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF UP COMMON STOCK MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF UP, UP ACQUISITION, UPRR OR SP SINCE THE DATE HEREOF OTHER THAN AS SET FORTH IN THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE.
                            ------------------------

                               TABLE OF CONTENTS

SECTION                                                                                                       PAGE
-----------------------------------------------------------------------------------------------------------   ----
AVAILABLE INFORMATION......................................................................................      2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................................................      2
SUMMARY....................................................................................................      6
  The Parties..............................................................................................      6
  The Merger...............................................................................................      7
  Comparative Market Prices and Dividends..................................................................     13
  Other Legal Matters; Regulatory Approvals................................................................     14
  The Special Meeting......................................................................................     14
SELECTED HISTORICAL CONSOLIDATED AND PRO FORMA FINANCIAL DATA..............................................     15
INTRODUCTION...............................................................................................     21
THE SPECIAL MEETING........................................................................................     22
  Purpose of Special Meeting...............................................................................     22
  Date, Place and Time.....................................................................................     22
  Record Date; Quorum......................................................................................     22
  Votes Required; Principal Stockholders...................................................................     22
  Proxies; Voting and Revocation...........................................................................     23
  Other Matters............................................................................................     23
  Solicitation of Proxies..................................................................................     23
THE MERGER.................................................................................................     24
  General..................................................................................................     24
  Background of the Merger.................................................................................     24
  Recommendation of the SP Board of Directors; Reasons for the Merger......................................     28
  Opinion of SP's Financial Advisor........................................................................     30
  Interests of Certain Persons.............................................................................     34
  Certain Projected Financial Information..................................................................     38
  Estimated Synergies......................................................................................     39
  Merger Consideration.....................................................................................     40
  Effective Time...........................................................................................     40
  Financing of the Transaction.............................................................................     41
  Accounting Treatment.....................................................................................     41
  Election Procedures......................................................................................     41
  Expenses Related to the Merger...........................................................................     44
  Certain Federal Income Tax Consequences..................................................................     44
  Absence of Dissenters' Rights............................................................................     47
MERGER AGREEMENT...........................................................................................     48
  The Offer................................................................................................     48
  The Mergers..............................................................................................     48
  Conversion of Shares.....................................................................................     48
  Equity Incentive Plan....................................................................................     50
  Board of Directors.......................................................................................     50
  Interim Operations of SP.................................................................................     50
  Interim Operations of UP.................................................................................     52
  No Solicitation..........................................................................................     52
  Directors' and Officers' Insurance and Indemnification...................................................     53
  Spin-Off.................................................................................................     53
  Compensation and Benefits................................................................................     54

  Representations and Warranties...........................................................................     54
  Conditions to the Merger.................................................................................     54
  Termination..............................................................................................     56
SHAREHOLDERS AGREEMENTS....................................................................................     58
  Anschutz Shareholders Agreement..........................................................................     58

SECTION                                                                                                       PAGE
-----------------------------------------------------------------------------------------------------------   ----
  MSLEF Shareholder Agreement..............................................................................     67
  UP Shareholders Agreement................................................................................     69
  Anschutz/Resources Shareholders Agreement................................................................     75
REGISTRATION RIGHTS AGREEMENTS.............................................................................     79
VOTING TRUST AGREEMENT.....................................................................................     79
COMPARATIVE MARKET PRICES AND DIVIDENDS....................................................................     81
UNAUDITED PRO FORMA FINANCIAL STATEMENTS OF UP AND SP......................................................     82
UNAUDITED PRO FORMA FINANCIAL STATEMENTS OF UP.............................................................     89
UNAUDITED PRO FORMA FINANCIAL STATEMENTS OF RESOURCES......................................................     92
THE COMPANIES..............................................................................................     96
  Southern Pacific Rail Corporation........................................................................     96
  Union Pacific Corporation................................................................................     96
  The Railroad.............................................................................................     97
  UP Acquisition Corporation...............................................................................     97
  Resources Spin-Off.......................................................................................     98
  Certain Operating Relationships..........................................................................     98
OTHER LEGAL MATTERS; REGULATORY APPROVAL...................................................................    100
  General..................................................................................................    100
  Antitrust................................................................................................    100
  The Voting Trust.........................................................................................    100
  ICC Approval.............................................................................................    101
  State Takeover Statutes..................................................................................    103
DESCRIPTION OF UP CAPITAL STOCK............................................................................    104
COMPARISON OF THE RIGHTS OF STOCKHOLDERS OF SP AND UP UNDER DELAWARE AND UTAH LAW..........................    105
  Authorized Capital Stock.................................................................................    105
  Board of Directors.......................................................................................    107
  Repurchase and Redemption of Shares......................................................................    109
  Payment of Dividends to Stockholders.....................................................................    109
  Preemptive Rights........................................................................................    109
  Amendments to Articles or Certificate of Incorporation...................................................    109
  Amendments to By-Laws....................................................................................    110
  Stockholder Approval of Certain Extraordinary Transactions...............................................    111
  Dissenters' Rights.......................................................................................    112
  Special Meeting of Stockholders..........................................................................    113
  Stockholder Consent to Action Without a Meeting..........................................................    113
  Liquidation Rights.......................................................................................    114
EXPERTS....................................................................................................    114
LEGAL OPINION..............................................................................................    114
STOCKHOLDERS' PROPOSALS....................................................................................    114


ANNEXES
  Annex  A -- Glossary of Certain Defined Terms............................................................    A-1
  Annex  B -- Agreement and Plan of Merger.................................................................    B-1
  Annex  C -- Opinion of Morgan Stanley & Co. Incorporated.................................................    C-1
  Annex  D -- Anschutz Shareholders Agreement..............................................................    D-1
  Annex  E -- MSLEF Shareholder Agreement..................................................................    E-1
  Annex  F -- UP Shareholders Agreement....................................................................    F-1
  Annex  G -- Anschutz/Resources Shareholders Agreement....................................................    G-1
  Annex  H -- Anschutz/UP Registration Rights Agreement....................................................    H-1
  Annex  I -- Anschutz/Resources Registration Rights Agreement.............................................    I-1
  Annex  J -- UP Acquisition/SP Registration Rights Agreement..............................................    J-1
  Annex  K -- Voting Trust Agreement.......................................................................    K-1

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Joint Proxy Statement/Prospectus. This summary is qualified in its entirety by reference to the more detailed information contained elsewhere in this Joint Proxy Statement/Prospectus, the Annexes hereto and the documents referred to herein. Stockholders are urged to review carefully this Joint Proxy Statement/Prospectus, the Merger Agreement attached hereto as Annex B and the other Annexes attached hereto.

                                  THE PARTIES

  Southern Pacific Rail Corporation

     Southern Pacific Rail Corporation, a Delaware corporation ('SP'), is a holding company primarily engaged through its subsidiaries in the rail transportation business. SP, whose rail operations date from the 1860's, operates in 15 states and transports freight over approximately 14,500 miles of main track linking West Coast and Gulf Coast ports to large population centers in the midwest. SP has generated significant cash flow from the sale of its traditional and transit corridor real estate. See 'THE COMPANIES--Southern Pacific Rail Corporation.' The principal executive office of SP is located at Southern Pacific Building, One Market Plaza, San Francisco, California 94105, telephone number (415) 541-1000.

  Union Pacific Corporation

     Union Pacific Corporation, a Utah corporation ('UP'), is primarily a holding company principally engaged in (i) rail transportation, (ii) oil, gas and mining and (iii) trucking. UP engages in rail transportation through its subsidiaries, Union Pacific Railroad Company, a Utah corporation ('UPRR'), and Missouri Pacific Railroad Company, a Delaware corporation ('MPRR'). UPRR and MPRR are collectively referred to herein as the 'Railroad,' which term also includes the operations of Chicago and North Western Railway Company, which was merged into UPRR on October 1, 1995. UP engages in the oil, gas and mining business through its 83% owned subsidiary, Union Pacific Resources Group Inc. ('Resources'). Resources is one of the largest independent oil and gas companies in North America. UP operates in the trucking industry through its subsidiary, Overnite Transportation Company. The principal information and communication technology needs for UP are provided by its subsidiary, Union Pacific Technologies, Inc. ('UP Tech'), which also markets its systems and services to third parties. Each of these subsidiaries, except for Resources, is wholly owned by UP. See 'THE COMPANIES--Union Pacific Corporation,' '--The Railroad' and 'THE COMPANIES--Resources Spin-Off.' The principal executive office of UP is located at Martin Tower, Eighth & Eaton Avenues, Bethlehem, Pennsylvania 18018, telephone number (610) 861-3200.

  The Railroad

     The Railroad is engaged in the rail transportation business. It is the second largest railroad in the United States by mileage, with approximately 22,700 route miles linking West Coast and Gulf Coast ports to the Midwest. See 'THE COMPANIES--The Railroad.' The principal executive office of the Railroad is

1416 Dodge Street, Omaha, Nebraska 68179, telephone number (402) 271-5000.

  Resources Spin-Off

     On August 4, 1995, Resources filed a registration statement on Form S-1 with the Securities and Exchange Commission (the 'Commission') in connection with an initial public offering (the 'IPO') of shares of its common stock (the 'Resources Common Stock'), representing no more than 17.25% of the outstanding shares of Resources Common Stock (after giving effect to the issuance of shares in the IPO and shares to be issued to employees or reserved for issuance with respect to employee options). On October 16 and 17, 1995, Resources sold 42,500,000 shares of Resources Common Stock in the IPO. UP intends, subject to certain conditions, including the receipt of a ruling from the Internal Revenue Service (the 'IRS') as to the tax-free nature of the Spin-Off (as defined below), to distribute pro rata to its stockholders all of the remaining shares of Resources Common Stock held by UP (representing approximately 83% of the outstanding shares of Resources Common Stock) by means of a tax-free distribution (the 'Spin-Off'). The Merger Agreement (as defined herein) provides that UP will not effect the Spin-Off until after the consummation of the Merger (as defined herein) or termination of the Merger Agreement. No assurance can be given that a favorable tax ruling will be obtained. Even if a favorable IRS ruling is obtained, there can be no assurance that the Spin-Off will occur. See 'THE COMPANIES--Resources Spin-Off.' The principal executive office of Resources is 801 Cherry Street, Fort Worth, Texas 76101, telephone number (817) 877-6000.

                                   THE MERGER

  General

     The Board of Directors of SP has unanimously approved an Agreement and Plan of Merger, dated as of August 3, 1995 (the 'Merger Agreement'), by and among UP, UP Acquisition Corporation, a Delaware corporation and a direct wholly owned subsidiary of UPRR and an indirect wholly owned subsidiary of UP ('UP Acquisition'), UPRR and SP. Subject to the satisfaction or waiver (where permissible) of certain conditions, UP will acquire SP through the merger of SP with and into UPRR (the 'Merger'). As a result of the Merger, the separate corporate existence of SP will cease and UPRR will be the surviving corporation (the 'Surviving Corporation').

     If the Merger is consummated, each share of common stock, par value $.001 per share, of SP (each, a 'Share') (other than treasury stock and Shares that are owned by UP, UP Acquisition, UPRR or any other direct or indirect wholly owned subsidiary of UP, which Shares will be cancelled and retired) at the Effective Time (as defined herein) shall be converted, at the election of each stockholder, subject to proration and the limitations described herein, into the right to receive (i) .4065 shares of common stock of UP (the 'UP Common Stock'), par value $2.50 per share (the 'Stock Consideration'), (ii) $25.00 in cash, without interest thereon (the 'Cash Consideration' and, together with the Stock Consideration, the 'Merger Consideration') or (iii) a combination thereof.

     The aggregate number of Shares to be converted into the right to receive UP Common Stock in the Merger pursuant to the Merger Agreement will be equal as nearly as practicable to 60% of all outstanding Shares at the time of the Merger; and the aggregate number of Shares to be converted into the right to receive the Cash Consideration in the Merger pursuant to the Merger Agreement, together with the Acquired Shares (as defined herein), will be equal as nearly as practicable to 40% of all outstanding Shares at the time of the Merger. Accordingly, of the Shares outstanding immediately prior to the Merger (other than the Acquired Shares), 20% of such Shares will be acquired for cash and 80% of such Shares will be acquired in exchange for shares of UP Common Stock. See 'THE MERGER--Election Procedures' and 'THE MERGER AGREEMENT--Conversion of
Shares.' On December   , 1995, the closing price of UP Common Stock on the New
York Stock Exchange, Inc. ('NYSE') was $[     ] per share. Accordingly, the
market value of .4065 shares of UP Common Stock, based on such closing price,
was $[     ]. THE MARKET VALUE OF THE UP COMMON STOCK AFTER THE EFFECTIVE TIME
(AS DEFINED HEREIN) WILL, AMONG OTHER THINGS, DEPEND UPON, AND IS EXPECTED TO FLUCTUATE WITH, THE PERFORMANCE OF UP, WHETHER OR NOT THE SPIN-OFF OCCURS, CONDITIONS (ECONOMIC OR OTHERWISE) AFFECTING THE RAILROAD, TRUCKING AND OIL AND GAS INDUSTRIES, AND MARKET CONDITIONS AND OTHER FACTORS THAT GENERALLY INFLUENCE PRICES OF SECURITIES. MOREOVER, THERE CAN BE NO ASSURANCE THAT AT OR AFTER THE EFFECTIVE TIME THE MARKET VALUE OF THE STOCK CONSIDERATION AND THE CASH CONSIDERATION TO BE RECEIVED IN THE MERGER WILL BE EQUAL. BECAUSE THE TAX CONSEQUENCES OF RECEIVING CASH OR UP COMMON STOCK WILL DIFFER, SP STOCKHOLDERS ARE URGED TO READ CAREFULLY THE INFORMATION SET FORTH UNDER THE CAPTION 'THE MERGER--CERTAIN FEDERAL INCOME TAX CONSEQUENCES.'

  Votes Required; Principal Stockholders

     The affirmative vote of a majority of the outstanding Shares on the Record Date (as defined herein) is required to approve and adopt the Merger Agreement. Each Share is entitled to one vote on each matter on which the respective holders of such Shares are entitled to vote.

     As of the Record Date, directors and executive officers of SP and their
affiliates were beneficial owners of an aggregate of [       ] Shares
(approximately [ ]% of the Shares then outstanding). The directors and executive officers of SP have indicated that they intend to vote their Shares in favor of approval and adoption of the Merger Agreement. Pursuant to shareholders agreements between UP and certain holders of Shares, who as of the Record Date owned in the aggregate approximately [31.1]% of all outstanding Shares, such shareholders have agreed, among other things, to vote all Shares beneficially owned by them in favor of approval and adoption of the Merger Agreement and have granted UP irrevocable proxies to vote such Shares in favor of approval and adoption of the Merger Agreement. See 'SHAREHOLDERS AGREEMENTS.'

     Pursuant to the Voting Trust Agreement (as defined herein), the Trustee (as defined herein) thereunder is required to vote in favor of the approval and adoption of the Merger Agreement all of the 39,034,471 Shares (representing approximately 25% of the outstanding Shares) acquired by UP Acquisition (the 'Acquired Shares') pursuant to its tender offer (the 'Offer'), dated August 9, 1995, to purchase up to 39,034,471 Shares, which Shares are presently held in the voting trust (the 'Voting Trust'). See 'VOTING TRUST AGREEMENT.'


     BECAUSE CERTAIN SUBSTANTIAL HOLDERS OF COMMON STOCK HAVE AGREED, AS DESCRIBED ABOVE, TO VOTE ALL OF THEIR SHARES (REPRESENTING APPROXIMATELY [31.1]% OF THE OUTSTANDING SHARES) IN FAVOR OF THE MERGER AND HAVE GRANTED UP IRREVOCABLE PROXIES TO VOTE SUCH SHARES IN FAVOR OF THE MERGER, AND BECAUSE THE TRUSTEE OF THE VOTING TRUST IS REQUIRED TO VOTE ALL OF THE ACQUIRED SHARES DEPOSITED THEREIN (REPRESENTING 25% OF THE OUTSTANDING SHARES) IN FAVOR OF THE MERGER, A VOTE IN FAVOR OF THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT IS ASSURED WITHOUT THE VOTE OF ANY OTHER HOLDER OF SHARES. SEE 'THE SPECIAL MEETING--VOTES REQUIRED; PRINCIPAL STOCKHOLDERS.'

RECOMMENDATION OF THE SP BOARD OF DIRECTORS

     The Board of Directors of SP has unanimously determined that the terms of the Merger are fair to, and in the best interests of, SP and its stockholders and has unanimously approved the Merger Agreement and the transactions contemplated thereby and recommends approval and adoption thereof by the stockholders of SP. See 'THE MERGER--Recommendation of the SP Board of Directors; Reasons for the Merger.' Neither SP nor the SP Board of Directors makes any recommendation as to whether stockholders should elect to receive the Cash Consideration or the Stock Consideration in the Merger. Each stockholder must make his or her own decision with respect to such election.

OPINION OF SP'S FINANCIAL ADVISOR

     Morgan Stanley & Co. Incorporated ('Morgan Stanley'), financial advisor to SP, has delivered its written opinion to the Board of Directors of SP, dated August 3, 1995, to the effect that the consideration of $25.00 per Share in cash for up to 39,034,471 Shares to be acquired pursuant to the Offer (the 'Offer Consideration') and the Merger Consideration to be received by the holders of Shares pursuant to the Offer and the Merger, taken together, is fair from a financial point of view to such holders. The full text of Morgan Stanley's opinion, which sets forth, among other things, assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached as Annex C to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. Morgan Stanley Leveraged Equity Fund II, L.P., a Delaware limited partnership ('MSLEF'), is an affiliate of Morgan Stanley and is one of the shareholders who have entered into a Shareholder Agreement with UP. See '--Interests of Certain Persons--Certain Other Matters,' 'THE MERGER--Opinion of SP's Financial Advisor,' '--Interests of Certain Persons,' 'SHAREHOLDERS AGREEMENTS--MSLEF Shareholder Agreement' and Annex C.

INTERESTS OF CERTAIN PERSONS

  Directorships and Officerships; Matters Related to Mr. Anschutz.

     Pursuant to a Shareholders Agreement (the 'Anschutz Shareholders Agreement'), dated as of August 3, 1995, by and among UP, UP Acquisition, The Anschutz Corporation, a Kansas corporation ('TAC'), Anschutz Foundation, a Colorado not-for-profit corporation (the 'Foundation'), and Mr. Philip F. Anschutz ('Mr. Anschutz' and, collectively with TAC and the Foundation, the 'Anschutz Shareholders'), the Anschutz Shareholders have agreed, among other things, to vote all Shares beneficially owned by them in favor of the Merger and to comply with certain 'standstill' agreements and restrictions on dispositions of Shares to be received in the Merger. In addition, pursuant to a Shareholders Agreement (the 'Anschutz/Resources Shareholders Agreement'), dated as of August 3, 1995, by and among Resources and the Anschutz Shareholders, the Anschutz Shareholders have agreed, among other things, to comply with certain 'standstill' agreements and restrictions on dispositions of shares of Resources Common Stock to be received in the Spin-Off.

     The Anschutz Shareholders Agreement also provides that, after the Effective Time, the Board of Directors of UP will elect Mr. Anschutz, or another designee of Mr. Anschutz reasonably acceptable to UP, as a director of UP's Board of Directors and, if Mr. Anschutz is the designee, will appoint Mr. Anschutz as Vice Chairman of the Board. Resources has agreed, pursuant to the Anschutz/Resources Shareholders Agreement, to cause a designee of TAC (other than Mr. Anschutz or persons with certain relationships to TAC) to be appointed as a director of Resources' Board of Directors on or prior to the consummation of the Spin-Off. See 'SHAREHOLDERS AGREEMENTS--Anschutz Shareholders Agreement' and 'Anschutz/Resources Shareholders Agreement.'

  Registration Rights

     TAC and the Foundation have been granted certain demand and 'piggy-back' registration rights in respect of any disposition by them of the UP Common Stock and Resources Common Stock to be acquired in the Merger and the Spin-Off, respectively. The registration rights granted by UP and Resources to TAC and the Foundation are substantially the same as the rights held by TAC and the Foundation with respect to the Shares owned by them. All expenses associated with the registration of UP Common Stock and Resources Common Stock pursuant to the exercise of demand or piggy-back registration rights will be borne by UP and Resources, respectively, with the exception of underwriting discounts and commissions and any expenses of TAC and the Foundation in connection with such registration. In addition, each of UP and Resources has agreed to provide, under certain circumstances, indemnification in favor of TAC and the Foundation with respect to information contained in a registration statement filed pursuant to such registration rights (except for information provided by TAC or the Foundation). Similarly, TAC and the Foundation have agreed to provide, under certain circumstances, indemnification in favor of UP or Resources, as the case may be, with respect to information furnished by them to UP or Resources, as the case may be, for use in a registration statement filed pursuant to such registration rights. See 'REGISTRATION RIGHTS AGREEMENTS.'

  Resources' Relationship with the Anschutz Shareholders

     As a result of the Merger and the Spin-Off, it is possible that the Anschutz Shareholders may become significant shareholders in Resources immediately after the Spin-Off. The size of the Anschutz Shareholders' holdings of Resources Common Stock and the presence of a designee of the Anschutz Shareholders elected to the Board of Directors of Resources may influence the management and policies of Resources. Resources competes with TAC, an Anschutz Shareholder engaged in oil and gas activities, in Colorado, Wyoming, Utah, the Gulf of Mexico, southern Louisiana and southern Texas, and, accordingly, certain conflicts of interest between Resources and the Anschutz Shareholders may arise in the future relating to their past and ongoing relationship. Such conflicts may arise in connection with Resources' efforts to acquire producing properties and companies, pursue farm-ins and other exploration agreements and hire and retain skilled industry personnel. In addition, Resources has been involved in significant litigation with the Anschutz Shareholders, including TAC, and is currently a party to pending arbitration. See 'THE MERGER--Interests of Certain Persons.'

  Existing Employment Agreements

     SP maintains employment agreements with a number of executives, including Messrs. Davis, Starzel, Orris, Harvey, Matthews, Parsons and Galardi. These agreements provide, among other things, for the payment of certain severance and other benefits upon certain qualifying terminations of the employment of such officers. SP will be obligated to make certain payments to each of Messrs. Davis, Starzel, Orris, Harvey, Matthews, Parsons and Galardi in the event that such person is terminated by SP other than for cause or, with the exception of Mr. Parsons, such person resigns following certain changes in his employment status. The existing employment agreements with Messrs. Davis, Starzel, Matthews and Parsons provide for certain home purchase loans (respectively in the amounts
of $600,000, $       , $300,000 plus the balance of Mr. Matthews' San Francisco residence loan and $350,000) that are interest free during employment. If the employment of Messrs. Davis, Starzel or Matthews is terminated by SP other than for cause, the remaining balance of the respective loan will be forgiven.

  Existing Employment and Benefit Arrangements

     The Merger Agreement provides that UP shall cause the Surviving Corporation and its subsidiaries to honor and assume the existing SP employment agreements, supplemental executive retirement agreements and stock bonus agreements, including those described above for the named executive officers. See 'THE MERGER--Interests of Certain Persons.'

  Management Continuity Plan

     Pursuant to the Merger Agreement, SP and its subsidiaries have established a Management Continuity Plan (the 'MCP') that provides for up to two payments to certain non-union employees of SP or its subsidiaries based upon their continued employment and performance for a specific period. The Merger Agreement provides that SP may make MCP awards in an aggregate amount of up to $15,700,000, and also provides that the maximum amount payable under the MCP will not exceed $1,400,000 and $900,000 for Messrs. Davis and Orris, respectively, and $700,000 for each of Messrs. Starzel, Harvey, Matthews and Parsons. See 'THE MERGER--Interests of Certain Persons.'

  Equity Incentive Plan

     Pursuant to the Merger Agreement, the compensation committee of SP's Board of Directors administering the Southern Pacific Rail Corporation Equity Incentive Plan (the 'SP EIP') adopted resolutions to assure that no holder of an outstanding award under the SP EIP with respect to which Shares might otherwise be issued at or after the Effective Time will have any right to receive equity securities of SP, the Surviving Corporation or any subsidiary of SP at or after the Effective Time. See 'THE MERGER--Interests of Certain Persons.'

  Severance Arrangements

     In addition to the severance arrangements provided under the individual employment agreements and SP's existing severance plan, SP and its subsidiaries, pursuant to the Merger Agreement, established an enhanced severance program (the 'Enhanced Severance Program') to provide certain additional severance amounts to certain terminated, non-union employees who become entitled to severance pursuant to either the existing severance plan, the substantially identical plans to be established for certain subsidiaries which do not currently have a severance plan, or the individual employment agreements which provide severance benefits. The Merger Agreement provides that the Enhanced Severance Program plus all severance otherwise payable may provide aggregate benefits not in excess of $22,000,000 to all employees covered by the Enhanced Severance Program, and also provides that the total amount of severance benefits that may be paid to Messrs. Davis, Orris, Starzel, Harvey, Matthews and Parsons (excluding certain miscellaneous items) will not exceed $1,600,000, $1,350,000, $1,050,000,
$1,050,000, $1,050,000 and $1,020,833, respectively. See 'THE MERGER--Interests of Certain Persons.'

  Certain Other Matters

     MSLEF, a substantial stockholder of SP and a party to a Shareholder Agreement with UP, is an affiliate of Morgan Stanley, financial advisor to SP. Both Morgan Stanley and MSLEF's sole general partner, Morgan Stanley Leveraged Equity Fund II, Inc. ('MSLEF II'), are wholly-owned subsidiaries of Morgan Stanley Group Inc. Mr. Frank V. Sica, a member of the Board of Directors of SP since October 1989, is a Managing Director of Morgan Stanley and a Vice Chairman and Director of MSLEF II. As of August 3, 1995, MSLEF owned 13,341,580 Shares, representing approximately 8.5% of the then outstanding Shares.
Shares representing approximately   % of the outstanding Shares were sold by
MSLEF in the Offer. Pursuant to the MSLEF Shareholder Agreement, MSLEF has agreed, among other things, to vote all Shares beneficially owned by it in favor of approval and adoption of the Merger. Morgan Stanley participated in the underwriting syndicate for the IPO, but not as a lead or co-lead underwriter, for the IPO. Since January 1, 1991, Morgan Stanley, as financial advisor to SP, has received aggregate fees and underwriting discounts of more than $28 million from SP. Morgan Stanley will be entitled to advisory and transaction fees for services to SP in connection with the Merger. Morgan Stanley is entitled to an advisory fee for its time and efforts on the engagement and an announcement fee aggregating $4 million, of which $2 million became payable on August 3, 1995 and the remaining $2 million will be payable upon stockholder approval of the Merger. SP has also agreed to pay Morgan Stanley a transaction fee equal to the lesser of (x) $16 million and (y) 0.425% of the aggregate value of the Consideration. Although Morgan Stanley's actual fee will depend upon the price
of UP Common Stock at the Effective Time, based upon the $[     ] per share
closing price of UP Common Stock on December [  ], 1995, the aggregate value of
the Consideration would have been approximately $[   ] billion and Morgan
Stanley's transaction fee would have been approximately $[16] million. Any amounts paid or payable to Morgan Stanley as advisory fees or announcement fees will be credited against the transaction fee. See 'THE MERGER--Opinion of SP's Financial Advisor,' '--Interests of Certain Persons' and 'SHAREHOLDERS

AGREEMENTS.'

  Indemnification

     Pursuant to the terms of the Merger Agreement, UP has agreed that at all times after the Effective Time, it will indemnify, or will cause the Surviving Corporation and its subsidiaries to indemnify, each director, officer, employee or agent of SP (an 'Indemnified Party') to the same extent and in the same manner as is now provided in the respective charters or by-laws of SP and the subsidiaries of SP or otherwise in effect on the date of the Merger Agreement, with respect to any claim, liability, loss, damage, cost or expense (whenever asserted or claimed) ('Indemnified Liability') based in whole or in part on, or arising in whole or in part out of, any matter existing or occurring at or prior to the Effective Time. See 'THE MERGER--Interests of Certain Persons.'

MERGER CONSIDERATION

     If the Merger is consummated, each Share (other than Shares that are owned by SP as treasury stock and any Shares owned by UP, UP Acquisition, UPRR or any other direct or indirect wholly owned subsidiary of UP, which Shares will be cancelled and retired) shall at the Effective Time be converted, at the election of the holder, subject to proration and the limitations described below, into the right to receive (i) the Stock Consideration, (ii) the Cash Consideration or
(iii) a combination thereof.

     The aggregate number of Shares to be converted into the right to receive the Stock Consideration in the Merger pursuant to the Merger Agreement will be equal as nearly as practicable to 60% of all outstanding Shares at the time of the Merger; and the aggregate number of Shares to be converted into the right to receive the Cash Consideration in the Merger pursuant to the Merger Agreement, together with the Acquired Shares, will be equal as nearly as practicable to 40% of all outstanding Shares at the time of the Merger. Accordingly, of the Shares outstanding immediately prior to the Merger (other than the Acquired Shares), 20% of such Shares will be acquired for cash and 80% of such Shares will be acquired in exchange for shares of UP Common Stock. See 'THE MERGER--Election Procedures' and 'THE MERGER AGREEMENT--Conversion of Shares.'

  Effective Time

     The Merger will become effective upon the date (the 'Effective Time') on which a certificate of merger (the 'Certificate of Merger') and articles of merger (the 'Articles of Merger'), each with respect to the Merger, have been duly filed with the Secretary of State of the State of Delaware and the Division of Corporations and Commercial Code of the State of Utah, respectively, or at such time as is agreed upon by the parties and specified in the Certificate of Merger and Articles of Merger.

  Conditions to the Merger

     The obligations of UP and SP to consummate the Merger are subject to the satisfaction or waiver (where permissible) of various conditions, including, among others, the approval (without certain conditions) of the Merger by the

Interstate Commerce Commission ('ICC') and the absence of any order or other legal restraint or prohibition preventing the consummation of the Merger. Under existing law, the ICC is generally required to enter a final order with respect to the ICC Application (as defined herein) within approximately 31 months after such application is filed; however, the ICC has adopted a procedural schedule under which it will render a final decision 255 days after the application is filed. It is currently estimated that the ICC Application will be filed on November 30, 1995. THERE IS NO ASSURANCE THAT ICC APPROVAL WILL BE OBTAINED OR OBTAINED ON TERMS THAT WOULD SATISFY THE CONDITION CONTAINED IN THE MERGER AGREEMENT. IN ADDITION, THERE IS NO ASSURANCE THAT ICC APPROVAL WILL BE OBTAINED BY ANY CERTAIN DATE. See 'OTHER LEGAL MATTERS--REGULATORY APPROVAL--ICC Approval' and 'MERGER AGREEMENT--Conditions to the Merger.'

  Election Procedures

     Each holder of Shares (other than Shares owned by SP as treasury stock and Shares owned by UP, UP Acquisition, UPRR or any other direct or indirect wholly owned subsidiary of UP, which Shares will be cancelled and retired at the Effective Time) has the right, subject to proration and the limitations described below, to elect to receive (an 'Election'):

          (i) the Stock Consideration (the 'Stock Election');

          (ii) the Cash Consideration of $25.00 per Share (the 'Cash Election'); or

          (iii) a combination thereof.

     The purpose of the election procedure is to permit holders of Shares to express their preferences for the type of consideration they wish to receive in the Merger, provided that a number of Shares (together with the Acquired Shares) as nearly as practicable equal to 40% of the outstanding Shares be converted into the right to receive the Cash Consideration, and a number of Shares as nearly as practicable equal to 60% of the outstanding Shares be converted into the Stock Consideration. On December [ ], 1995, the closing price of UP Common
Stock on the NYSE was $[     ] per share. Accordingly, the market value of .4065
shares of UP Common Stock, based on such closing price, was $[     ]. SP
STOCKHOLDERS ARE NOT BEING ASKED TO MAKE AN ELECTION AT THIS TIME. SP STOCKHOLDERS WILL BE FURNISHED WITH A FORM OF ELECTION (AS DEFINED HEREIN) TO MAKE THEIR ELECTION PRIOR TO CONSUMMATION OF THE MERGER.

     THE MARKET VALUE OF THE UP COMMON STOCK AFTER THE EFFECTIVE TIME WILL, AMONG OTHER THINGS, DEPEND UPON, AND IS EXPECTED TO FLUCTUATE WITH, THE

PERFORMANCE OF UP, WHETHER OR NOT THE SPIN-OFF OCCURS, CONDITIONS (ECONOMIC OR OTHERWISE) AFFECTING THE RAILROAD, TRUCKING AND OIL AND GAS INDUSTRIES AND MARKET CONDITIONS AND OTHER FACTORS THAT GENERALLY INFLUENCE PRICES OF SECURITIES.

     MOREOVER, THERE CAN BE NO ASSURANCE THAT AT OR AFTER THE EFFECTIVE TIME THE MARKET VALUE OF THE STOCK CONSIDERATION AND THE CASH CONSIDERATION TO BE RECEIVED IN THE MERGER WILL BE EQUAL. BECAUSE THE TAX CONSEQUENCES OF RECEIVING

CASH OR UP COMMON STOCK WILL DIFFER, SP STOCKHOLDERS ARE URGED TO READ CAREFULLY THE INFORMATION SET FORTH UNDER THE CAPTION 'THE MERGER--CERTAIN FEDERAL INCOME TAX CONSEQUENCES.'

     ALTHOUGH THERE CAN BE NO ASSURANCE THAT A HOLDER OF SHARES WILL RECEIVE THE CONSIDERATION THAT HE OR SHE ELECTS AS TO ALL OF HIS OR HER SHARES, A HOLDER OF SHARES HAVING A PREFERENCE AS TO THE FORM OF CONSIDERATION TO BE RECEIVED FOR HIS OR HER SHARES SHOULD MAKE AN ELECTION, BECAUSE SHARES AS TO WHICH AN ELECTION HAS BEEN MADE WILL BE GIVEN PRIORITY IN ALLOCATING SUCH CONSIDERATION OVER SHARES AS TO WHICH NO ELECTION IS RECEIVED.

     For further important information concerning the election and allocation procedures, see 'THE MERGER--Election Procedures' and 'MERGER
AGREEMENT--Conversion of Shares.'

  Certain Federal Income Tax Consequences

     The Offer and the Merger should be treated as a single integrated transaction for federal income tax purposes. Consequently, the Offer and the Merger should, in the aggregate, qualify as a reorganization pursuant to Sections 368(a)(1)(A) and 368 (a)(2)(D) of the Internal Revenue Code of 1986, as amended (the 'Code'). In such event, generally (i) UP, UPRR, UP Acquisition and SP will not recognize any gain or loss pursuant to the Offer and the Merger,
(ii) a stockholder of SP who receives solely cash in exchange for Shares pursuant to the Offer and/or the Merger will recognize gain or loss, (iii) a stockholder of SP who did not exchange any Shares pursuant to the Offer and who receives solely UP Common Stock in exchange for Shares pursuant to the Merger will not recognize any gain or loss (except with respect to cash received in lieu of fractional shares), and (iv) a stockholder of SP who receives a combination of cash and UP Common Stock in exchange for such stockholder's Shares pursuant to the Offer and/or the Merger will not recognize loss but will recognize gain, if any, to the extent of the cash received. If the Offer and the Merger are treated as integrated, the federal income tax consequences to a stockholder of SP may be, depending on such stockholder's particular circumstances, less favorable than the federal income tax consequences to such stockholder if the Offer and the Merger are not treated as integrated.

     Alternatively, if the Offer and the Merger were treated as separate transactions for federal income tax purposes, the receipt of cash by a stockholder of SP pursuant to the Offer would be a taxable sale, while the Merger should still qualify as a reorganization pursuant to Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code.

     THE TAX CONSEQUENCES DISCUSSED ABOVE MAY NOT APPLY TO CERTAIN CATEGORIES OF STOCKHOLDERS SUBJECT TO SPECIAL TREATMENT UNDER THE CODE, SUCH AS FOREIGN STOCKHOLDERS OF SP AND STOCKHOLDERS OF SP WHOSE SHARES WERE ACQUIRED AS COMPENSATION. STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE OFFER AND THE MERGER, INCLUDING ANY FEDERAL, STATE, LOCAL OR OTHER TAX CONSEQUENCES (INCLUDING ANY TAX RETURN FILING OR OTHER TAX REPORTING REQUIREMENTS) OF THE OFFER AND THE MERGER. See 'THE MERGER--Certain Federal Income Tax Consequences.'

  Absence of Dissenters' Rights


     In accordance with the United States Supreme Court decision, Schwabacher v. United States, 334 U.S. 192 (1948), stockholders of SP will not have any dissenters' rights under state law, unless the ICC (or any successor agency) or a court of competent jurisdiction determines that state-law dissenters' rights are available to holders of Shares. See 'THE MERGER--Absence of Dissenters' Rights' and 'COMPARISON OF THE RIGHTS OF STOCKHOLDERS OF SP AND UP UNDER UTAH AND DELAWARE LAW--Dissenters' Rights.'

VOTING TRUST AGREEMENT

     Certain activities of subsidiaries of UP and SP are regulated by the ICC. ICC approval or exemption is required for, among other things, UP Acquisition's acquisition of control of SP. UP Acquisition has deposited the Acquired Shares purchased pursuant to the Offer into the Voting Trust in order to ensure that UP and its affiliates do not acquire or directly or indirectly exercise control over SP and its affiliates prior to obtaining necessary ICC approvals or exemptions.

     On August 24, 1995, counsel for UP received an informal written opinion from the staff of the ICC authorizing the use of the Voting Trust to hold Shares acquired in the Offer. On September 7, 1995, UP Acquisition accepted the Acquired Shares for purchase in the Offer and simultaneously deposited such Shares in the Voting Trust. See 'VOTING TRUST AGREEMENT.'

     Pursuant to a Voting Trust Agreement (the 'Voting Trust Agreement'), dated as of August 3, 1995, by and among UP, UP Acquisition and Southwest Bank of St. Louis, a Missouri banking corporation (the 'Trustee'), the Trustee is required to vote the Acquired Shares in favor of the approval and adoption of the Merger Agreement, in favor of any proposal necessary to effectuate UP's acquisition of SP pursuant to the Merger Agreement, and, so long as the Merger Agreement is in effect, subject to certain exceptions, against any other proposed merger, business combination or similar transaction involving SP. See 'VOTING TRUST AGREEMENT.'

                    COMPARATIVE MARKET PRICES AND DIVIDENDS

     Each of the UP Common Stock and the Shares is listed and principally traded on the NYSE. The following table sets forth the high and low sale prices for each of the UP Common Stock and the Shares on the NYSE Composite Tape and dividends paid per share with respect to the UP Common Stock for the periods indicated as reported in published financial sources. No dividends have been paid with respect to the Shares since SP's initial public offering in 1993.

                                                   UP
                                              COMMON STOCK
                                 ---------------------------------------
                                                               DIVIDENDS            THE SHARES*
                                                               PAID PER      -------------------------
                                    HIGH           LOW           SHARE          HIGH           LOW
                                 ----------     ----------     ---------     ----------     ----------

1993
  First Quarter...............   $   62 3/8     $   56 7/8       $ .37               --             --
  Second Quarter..............       65 3/4         58 3/4         .37               --             --
  Third Quarter...............           67         58 3/8         .40       $   16 3/4**   $   14 1/4**
  Fourth Quarter..............       64 7/8         57 7/8         .40           21 3/8         15 1/4
1994
  First Quarter...............   $   67 1/8     $   55 1/2       $ .40       $   24 3/8     $   18 5/8
  Second Quarter..............       59 3/4         55 3/8         .40           23 3/4         19 1/8
  Third Quarter...............       60 1/8         52 3/4         .43           21 3/4         18 3/8
  Fourth Quarter..............       53 3/4         43 3/4         .43           19 7/8         16 5/8
1995
  First Quarter...............   $   56 1/8     $   45 5/8       $ .43       $   19 7/8     $       16
  Second Quarter..............       56 3/4         51 3/4         .43               19         14 1/2
  Third Quarter...............       69 1/2         55 1/8         .43           25 1/4         15 7/8
  Fourth Quarter (through
     December   , 1995).......

------------------
 * SP has not paid a dividend with respect to the Shares since public trading began.
** Public trading in the Shares began on August 10, 1993.

     On August 2, 1995, the last full trading day prior to the joint public announcement of the proposed Merger, the last sale prices reported for UP Common Stock and the Shares on the NYSE Composite Tape were $64 3/8 per share and
$19 5/8 per Share, respectively. On December [ ], 1995, the last full trading day for which information was available prior to the printing and mailing of this Joint Proxy Statement/Prospectus, the last sale prices reported for UP
Common Stock and the Shares on the NYSE Composite Tape were $     per share and
$             per Share, respectively.

     STOCKHOLDERS ARE URGED TO OBTAIN A CURRENT MARKET QUOTATION FOR THEIR SHARES AND THE UP COMMON STOCK.

     IT IS A CONDITION TO SP'S OBLIGATION TO CONSUMMATE THE MERGER THAT THE SHARES OF UP COMMON STOCK TO BE ISSUED PURSUANT TO THIS JOINT PROXY STATEMENT/PROSPECTUS SHALL HAVE BEEN APPROVED FOR LISTING ON THE NYSE SUBJECT TO OFFICIAL NOTICE OF ISSUANCE. SEE 'THE MERGER AGREEMENT--CONDITIONS TO THE MERGER.'

                   OTHER LEGAL MATTERS; REGULATORY APPROVALS

Antitrust

     The notice and waiting period requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the 'HSR Act'), do not apply to the affiliation of UP's and SP's ICC-regulated railroad operations, provided that information and documentary material filed with the ICC in connection with the seeking of ICC approval of the affiliation of such operations are contemporaneously filed with the Antitrust Division of the Department of Justice and the Federal Trade Commission (the 'FTC'). Counsel for UP has been advised by the Premerger Notification Office of the FTC that the Offer and the Merger are exempt from the HSR Act.

Acquisition of Control

     On or before December 1, 1995, UP, SP and various of their affiliates plan to file an application with the ICC (the 'ICC Application') seeking approval of the ICC for the acquisition of control over SP and its affiliates by UP and its affiliates, the Merger, and related transactions. Under applicable law and regulations, the ICC will hold a public hearing on such application, unless it determines that a public hearing is not necessary in the public interest. Pending receipt of the ICC approval, it is expected that the business and operations of SP will be conducted in the usual and ordinary course of business, and SP's employees and management will continue in their present positions. Approval of the Merger by the ICC (without certain conditions) is a condition to the consummation of the Merger. See 'OTHER LEGAL MATTERS; REGULATORY APPROVAL--ICC Approval' and 'THE MERGER AGREEMENT--Conditions to the Merger.'

                              THE SPECIAL MEETING

  Special Meeting

     This Joint Proxy Statement/Prospectus is being furnished in connection with the solicitation of proxies by SP's Board of Directors for use at a special
meeting of SP stockholders to be held at [                        ], San
Francisco, California, on January [  ], 1996 at           a.m., local time (the
'Special Meeting'). The purpose of the Special Meeting is to consider and vote upon the approval and adoption of the Merger Agreement.

     THE BOARD OF DIRECTORS OF SP HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT ITS STOCKHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

     Neither SP nor your Board of Directors makes any recommendation as to whether stockholders should elect to receive the Cash Consideration or the Stock Consideration in the Merger. Each stockholder must make his or her own decision with respect to such election.

  Record Date

     The Board of Directors of SP has fixed the close of business on December [ ], 1995 as the record date (the 'Record Date') for the determination of stockholders of SP entitled to notice of, and to vote at, the Special Meeting. Only holders of record of the Shares on the Record Date are entitled to vote.

  Matter to be Considered at the Special Meeting

     At the Special Meeting, the stockholders of SP will consider and vote upon a proposal to approve and adopt the Merger Agreement. The Merger Agreement provides for, among other things, the Merger of SP with and into UPRR. See 'THE SPECIAL MEETING--Purpose of the Special Meeting.'

         SELECTED HISTORICAL CONSOLIDATED AND PRO FORMA FINANCIAL DATA

     The following summary sets forth certain unaudited historical consolidated financial data, restated UP historical financial data to reflect Resources as discontinued operations and selected unaudited pro forma financial data. This financial data should be read in conjunction with the historical consolidated financial data, including the notes thereto, which are incorporated herein by reference, and in conjunction with the unaudited pro forma financial statements and related notes thereto included elsewhere in this Joint Proxy Statement/Prospectus. See 'INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE,' 'AVAILABLE INFORMATION,' 'UNAUDITED PRO FORMA FINANCIAL STATEMENTS OF UP AND SP,' 'UNAUDITED RESTATED FINANCIAL STATEMENTS OF UP' and 'UNAUDITED PRO FORMA FINANCIAL STATEMENTS OF RESOURCES.'

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
                           UNION PACIFIC CORPORATION
                            (HISTORICAL AS RESTATED)
                       SOUTHERN PACIFIC RAIL CORPORATION
                                  (HISTORICAL)
                       SELECTED HISTORICAL FINANCIAL DATA

     The following tables set forth certain selected historical financial data of UP and SP for each of the last five years and selected unaudited historical financial data for the nine months ended September 30, 1995 and 1994. The selected historical financial data for the last five years has been derived from the audited historical financial statements of UP and SP and should be read in conjunction with such information. The nine month information is derived from the unaudited books and records of both UP and SP and include, in the opinion of the management of each company, all adjustments necessary to present fairly the information for each period. Such adjustments include only normal recurring adjustments. Such data is not necessarily indicative of an entire year's results or future operating results. All historical financial data for UP has been restated to present Resources as a discontinued operation (see Note 3).

      SELECTED HISTORICAL FINANCIAL DATA FOR UNION PACIFIC CORPORATION(3)
                    (In millions, except per share amounts)

                                   AT OR FOR THE
                                 NINE MONTHS ENDED
                                   SEPTEMBER 30,              AT OR FOR THE YEAR ENDED DECEMBER 31,
                                 ------------------    ---------------------------------------------------
                                 1995(1)     1994       1994       1993       1992      1991(2)     1990
                                 -------    -------    -------    -------    -------    -------    -------
INCOME STATEMENT DATA:
Operating revenues............   $ 5,512    $ 4,837    $ 6,465    $ 6,048    $ 5,810    $ 5,687    $ 5,738
Operating income..............       995        931      1,244      1,111      1,079        220        993

Income (loss) from continuing
  operations..................       440        420        568        411        456       (123)       374
Income (loss) from
  discontinued
  operations(3)...............       212       (130)       (22)       235        272        187        244
Cumulative effect of
  accounting changes(4).......        --         --         --       (116)        --         --         --
Net income....................       652        290        546        530        728         64        618
PER SHARE DATA:
Income (loss) from continuing
  operations..................   $  2.14    $  2.04    $  2.76    $  2.00    $  2.24    $ (0.61)   $  1.87
Income (loss) from
  discontinued
  operations(3)...............      1.03      (0.63)     (0.10)      1.14       1.33       0.92       1.22
Cumulative effect of
  accounting changes(4).......        --         --         --      (0.56)        --         --         --
Net income....................      3.17       1.41       2.66       2.58       3.57       0.31       3.09
Book value....................     26.79      23.95      24.96      23.77      22.75      20.61      21.33
Cash dividends declared.......      1.29       1.23       1.66       1.54       1.42       1.31       1.18
BALANCE SHEET DATA:
Total assets..................   $18,702    $14,622    $14,543    $13,797    $13,361    $12,267    $12,082
Total debt....................     7,170      5,232      4,479      4,105      4,035      4,071      4,061
Stockholders' equity..........     5,514      4,924      5,131      4,885      4,639      4,163      4,277

    SELECTED HISTORICAL FINANCIAL DATA FOR SOUTHERN PACIFIC RAIL CORPORATION
                    (In millions, except per share amounts)

                                   AT OR FOR THE
                                    NINE MONTHS
                                  ENDED SEPTEMBER
                                        30,               AT OR FOR THE YEAR ENDED DECEMBER 31,
                                 -----------------    ----------------------------------------------
                                  1995       1994      1994      1993      1992      1991      1990
                                 -------    ------    ------    ------    ------    ------    ------
INCOME STATEMENT DATA:
Operating revenues............   $ 2,368    $2,362    $3,143    $2,919    $2,878    $2,786    $2,822
Operating income (loss)(2)....       100       267       346       103       109      (168)      144
Income (loss) from continuing
  operations(5)...............        (6)       97       248       (45)       33      (176)       17
Income (loss) from
  discontinued
  operations..................        --        --        --        --        --        --        --
Cumulative effect of
  accounting
  changes/extraordinary
  item(4).....................        --        (6)       (6)     (104)       --        --        13
Net income (loss).............        (6)       91       242      (149)       33      (176)       30
PER SHARE DATA:

Income (loss) from continuing
  operations..................   $ (0.04)   $ 0.65    $ 1.63    $(0.46)   $ 0.24    $(1.85)   $(0.47)
Income (loss) from
  discontinued
  operations..................        --        --        --        --        --        --        --
Cumulative effect of
  accounting
  changes/extraordinary
  item(4).....................        --     (0.04)    (0.04)    (0.93)       --        --      0.13
Net income (loss).............     (0.04)     0.61      1.59     (1.39)     0.24     (1.85)    (0.34)
Book value....................      6.78      6.04      6.98      2.81     (0.77)    (1.01)     0.91
BALANCE SHEET DATA:
Total assets..................   $ 4,653    $3,890    $4,152    $3,434    $3,205    $3,355    $3,651
Total debt(6).................     1,712     1,329     1,149     1,475     1,329     1,411     1,591
Stockholders' equity
  (deficit)(6)................     1,058       908     1,059       313       (77)     (101)       91

------------------
(1) On April 25, 1995, UP completed the acquisition of the 71.6% of CNW's common stock not previously owned by UP for $1.2 billion. UP funded the acquisition through the issuance of commercial paper, a portion of which UP subsequently refinanced with $850 million of notes and debentures. For the year ended December 31, 1994, CNW had operating revenues of $1.13 billion, net income of $84 million and assets of $2.22 billion.

(2) SP recorded a pre-tax special charge of $65 million in 1995, and UP and SP recorded pre-tax special charges of $790 million and $260 million, respectively, in 1991 related to work force reductions, operational consolidation and the sale, lease or abandonment of light density rail lines. Included in UP's 1991 income from discontinued operations is an additional $80 million of restructuring charges.

(3) Resources--On July 27, 1995, UP's Board of Directors approved a formal plan to exit its natural resources business. The plan includes an initial public offering by Resources (UP's natural resources subsidiary) of up to 17.25 percent of its outstanding common stock. Following the IPO, subject to the receipt of a favorable ruling from the IRS expected in 1996 and the satisfaction of certain other conditions, UP intends to distribute the remaining common stock of Resources pro rata on a tax-free basis to UP's shareholders. Prior years' amounts have been restated to present Resources as a discontinued operation.
    Sale of USPCI, Inc. ('USPCI')--At year-end 1994, UP completed the sale of USPCI to Laidlaw Inc. ('Laidlaw') for $225 million. The sale resulted in an after-tax net loss of $404 million. Amounts for 1994 and prior years have been restated to present USPCI as a discontinued operation.

(4) In 1994, SP recorded a $6 million after tax charge for the adoption of a new Financial Accounting Standards Board's ('FASB') pronouncement covering post-employment benefit costs. In 1993, UP and SP adopted the FASB's pronouncements covering the recognition of postretirement benefits other than pensions and accounting for income taxes, as well as a pro rata method of recognizing transportation revenues and expenses. In 1993, UP and SP recorded after tax charges of $116 million and $104 million, respectively, to record the cumulative effect of adopting these accounting changes.

(5) SP recognized pre-tax gains from real estate sales and transit corridor sales of $15 million and $22 million, respectively, in the nine month periods ending September 30, 1995 and 1994, and $262 million, $25 million, $118 million, $68 million and $71 million, respectively, in the years ended December 31, 1994, 1993, 1992, 1991 and 1990. Although these real estate sales and transit corridor sales are expected to continue, gains from such sales will be substantially reduced once the Merger is completed as a result of the book value of such properties being written up to estimated market value in purchase accounting. Cash flow from such sales will not be affected by the purchase accounting adjustment.
(6) Total debt and stockholders' equity excludes SP's Redeemable Preference Stock and Preferred Stock.

              SELECTED UNAUDITED SUMMARY PRO FORMA FINANCIAL DATA

     The following selected unaudited pro forma financial information for UP and SP gives effect to the Offer, the Merger, the IPO and Spin-Off and the acquisition of CNW. The applicable transactions are reflected in the pro forma combined balance sheet as if they occurred on September 30, 1995 and in the pro forma combined statements of income as if they occurred at the beginning of the period presented. The Merger will be accounted for under the purchase method of accounting. The unaudited pro forma financial statements are prepared for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that might have occurred had the applicable transactions actually taken place on the dates indicated, or of future results of operations or financial position of the stand alone or combined entities. The unaudited pro forma financial statements are based on the historical consolidated financial statements of UP, which have been restated to present Resources as discontinued operations, SP and CNW and should be read in conjunction with (i) such historical financial statements and the notes thereto, which in the case of UP and SP are incorporated by reference in this Joint Proxy Statement/Prospectus, (ii) the unaudited selected pro forma financial data and unaudited comparative per share data, including the notes thereto, appearing elsewhere in this Joint Proxy Statement/Prospectus and (iii) the selected historical financial data and restated historical UP financial data appearing elsewhere in this Joint Proxy Statement/Prospectus. See 'UNAUDITED PRO FORMA FINANCIAL STATEMENTS OF UP AND SP.'

                                                AT OR FOR THE NINE      AT OR FOR THE
                                                   MONTHS ENDED          YEAR ENDED
                                                SEPTEMBER 30, 1995    DECEMBER 31, 1994
                                                ------------------    -----------------
                                                             (IN MILLIONS)
INCOME STATEMENT DATA:
Operating revenues...........................        $  8,275              $10,717

Income from continuing operations............             371                  573
BALANCE SHEET DATA:
Total assets.................................        $ 25,513                   (A)
Total debt...................................           8,011                   (A)
Stockholders' equity.........................           7,613                   (A)

------------------
(A) Not required.

                      UNAUDITED COMPARATIVE PER SHARE DATA

     The following table sets forth for UP Common Stock and the Shares certain SP historical data, historical UP data restated for the discontinuation of Resources and pro forma equivalent per share data for the nine months ended September 30, 1995 and for the year ended December 31, 1994. The information presented herein should be read in conjunction with the historical financial statements and notes thereto incorporated by reference in this Joint Proxy Statement/Prospectus, and the selected historical financial data, the restated historical UP data and unaudited pro forma combined financial statements found elsewhere in this Joint Proxy Statement/ Prospectus. Equivalent historical per share data is derived from the audited financial statements of UP and SP. Equivalent pro forma per share data of UP Common Stock is derived from the pro forma combined financial statements found elsewhere in this Joint Proxy Statement/Prospectus. Pro Forma SP common stock per Share data is calculated based upon pro forma combined per share data allocable to the 94 million SP Shares that will be converted into shares of UP Common Stock upon completion of the Merger based upon the exchange ratio of
 .4065 shares of UP Common Stock for each SP Share converted into UP Common
Stock.

                                 AT OR FOR THE NINE      AT OR FOR THE
                                    MONTHS ENDED          YEAR ENDED
                                 SEPTEMBER 30, 1995    DECEMBER 31, 1994
                                 ------------------    -----------------
                                               (UNAUDITED)
UP COMMON STOCK:
Income from continuing
  operations
  Historical..................         $ 2.14               $  2.76
  Pro forma...................           1.52                  2.35
Book value
  Historical..................          26.79                 24.96
  Pro forma...................          31.22                 30.47
Cash dividends declared
  Historical..................           1.29                  1.66
  Pro forma...................           1.29                  1.66
SP COMMON STOCK:

Income (loss) from continuing
  operations
  Historical..................         $(0.04)              $  1.63
  Pro forma...................           0.62                  0.96
Book value
  Historical..................           6.78                  6.98
  Pro forma...................          12.69                 12.38
Cash dividends declared
  Historical..................            N/A                   N/A
  Pro forma...................           0.52                  0.67

------------------
(1) Resources--On July 27, 1995, UP's Board of Directors approved a formal plan to exit its natural resources business. The plan includes an initial public offering by Resources (UP's natural resources subsidiary) of up to 17.25 percent of its outstanding common stock. Following the IPO, which was completed on October 16 and 17, 1995, subject to the receipt of a favorable ruling from the IRS expected in 1996 and the satisfaction of certain other conditions, UP intends to distribute the remaining common stock of Resources on a tax-free basis pro rata to UP's shareholders. Prior years' amounts have been restated to present Resources as a discontinued operation.
    Sale of USPCI--At year-end 1994, UP completed the sale of USPCI to Laidlaw for $225 million in notes that were subsequently collected in January 1995. The sale resulted in an after-tax net loss of $404 million. Amounts for 1994 and prior years have been restated to present USPCI as a discontinued operation.

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA
                                       OF
                       UNION PACIFIC RESOURCES GROUP INC.

     The following tables set forth certain historical and pro forma financial data of Resources and its predecessors as of September 30, 1995 and December 31, 1994 which have been excluded from income (loss) from continuing operations in the selected historical consolidated financial data of UP as a result of UP's plan to dispose of its natural resources business segment comprised of Resources initially through an IPO of up to 17.25% of Resources Common Stock and the subsequent Spin-Off. The IPO of Resources, which resulted in the sale of approximately 17.1% of Resources Common Stock, was completed on October 16 and 17, 1995. The Spin-Off is contingent upon certain conditions. In addition, the Spin-Off will not occur prior to the earlier of the termination of the Merger Agreement or consummation of the Merger. See 'THE COMPANIES--Resources Spin-Off.' In addition, the historical financial statements reflect allocated Resources pension amounts which have been determined in accordance with generally accepted accounting principles. The pro forma adjustments include the amount of pension assets transferred to Resources from UP.

                                          HISTORICAL                                  PRO FORMA
                            ---------------------------------------    ---------------------------------------

                              AT OR FOR THE                              AT OR FOR THE
                               NINE MONTHS          AT OR FOR THE         NINE MONTHS          AT OR FOR THE
                                  ENDED              YEAR ENDED              ENDED              YEAR ENDED
                            SEPTEMBER 30, 1995    DECEMBER 31, 1994    SEPTEMBER 30, 1995    DECEMBER 31, 1994
                            ------------------    -----------------    ------------------    -----------------
                                                   (IN MILLIONS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Operating revenues.......         $  989               $ 1,333               $  989               $ 1,333
Operating income.........            273                   351                  260                   333
Net income...............            212                   390                  169                   331
PER SHARE DATA:
Net income...............            N/A                   N/A               $ 0.67               $  1.32
BALANCE SHEET DATA:
Total assets.............         $3,205                   N/A               $3,192                   N/A
Total debt...............             34                   N/A                  827                   N/A
Stockholders' equity.....          1,957                   N/A                1,136(1)                N/A

------------------

(1) Stockholders' equity reflects the $1,562 million dividend to UP ($912 million paid in cash at the date of the IPO and $650 million payable to UP in cash within 90 days of the Spin-Off) as well as the issuance of Resources Common Stock as part of the IPO.

          See 'UNAUDITED PRO FORMA FINANCIAL STATEMENTS OF RESOURCES.'

                                  INTRODUCTION

     This Joint Proxy Statement/Prospectus is being furnished to the stockholders of Southern Pacific Rail Corporation, a Delaware corporation ('SP'), in connection with the solicitation of proxies by the Board of Directors of SP for use at the special meeting of stockholders of SP to be held at
[                  ], San Francisco, California on January [  ], 1996 at
a.m., local time (the 'Special Meeting'), and at any adjournments or postponements thereof.

     At the Special Meeting, the stockholders of SP will be asked to consider the proposed merger (the 'Merger') of SP with and into Union Pacific Railroad Company ('UPRR'), a Utah corporation and a wholly owned subsidiary of Union Pacific Corporation, a Utah corporation ('UP'), pursuant to the Agreement and Plan of Merger, dated as of August 3, 1995 (the 'Merger Agreement'), by and among UP, UP Acquisition, UPRR and SP.

     If the Merger is consummated, each share of common stock, par value $.001 per share (the 'Shares') of SP (other than Shares owned by SP as treasury stock and Shares that are owned by UP or any direct or indirect wholly owned subsidiary of UP, which Shares will be cancelled and retired at the Effective Time (as defined herein)) shall be converted, at the election of the holder, subject to proration and the limitations described herein, into the right to receive (i) .4065 shares of common stock of UP ('UP Common Stock'), par value

$2.50 per share (the 'Stock Consideration'), (ii) $25.00 in cash, without interest thereon (the 'Cash Consideration'), or (iii) a combination thereof. The aggregate number of Shares to be converted into the right to receive UP Common Stock in the Merger pursuant to the Merger Agreement will be equal as nearly as practicable to 60% of all outstanding Shares at the time of the Merger; and the aggregate number of Shares to be converted into the right to receive the Cash Consideration in the Merger pursuant to the Merger Agreement, together with the 39,034,471 Shares acquired by UP Acquisition (the 'Acquired Shares') pursuant to UP Acquisition's previously completed tender offer to purchase up to 39,034,471 Shares at a price of $25.00 per Share, net to the seller in cash, without interest thereon (the 'Offer'), will be equal as nearly as practicable to 40% of all outstanding Shares at the time of the Merger. Accordingly, of the Shares outstanding immediately prior to the Merger (other than the Acquired Shares), 20% of such Shares will be acquired for cash and 80% of such Shares will be acquired in exchange for shares of UP Common Stock. On December [ ], 1995, the closing price of UP Common Stock on the New York York Stock Exchange, Inc.
('NYSE'), was $[     ] per share. Accordingly, the market value of .4065 shares of UP Common Stock, based on such closing price, was $[ ]. THE MARKET VALUE OF THE UP COMMON STOCK AFTER THE EFFECTIVE TIME WILL, AMONG OTHER THINGS, DEPEND UPON, AND IS EXPECTED TO FLUCTUATE WITH, THE PERFORMANCE OF UP, WHETHER OR NOT THE SPIN-OFF (AS DEFINED HEREIN) OCCURS, CONDITIONS (ECONOMIC OR OTHERWISE) AFFECTING THE RAILROAD, TRUCKING AND OIL AND GAS INDUSTRIES, AND MARKET CONDITIONS AND OTHER FACTORS THAT GENERALLY INFLUENCE PRICES OF SECURITIES. MOREOVER, THERE CAN BE NO ASSURANCE THAT AT OR AFTER THE EFFECTIVE TIME THE MARKET VALUE OF THE STOCK CONSIDERATION AND THE CASH CONSIDERATION TO BE RECEIVED IN THE MERGER WILL BE EQUAL. BECAUSE THE TAX CONSEQUENCES OF RECEIVING CASH OR UP COMMON STOCK WILL DIFFER, SP STOCKHOLDERS ARE URGED TO READ CAREFULLY THE INFORMATION SET FORTH UNDER THE CAPTION 'THE MERGER--CERTAIN FEDERAL INCOME TAX CONSEQUENCES.'

     This Joint Proxy Statement/Prospectus also constitutes a prospectus of UP
with respect to up to      shares of UP Common Stock issuable to the
stockholders of SP in the Merger. It is a condition to SP's obligation to consummate the Merger that such shares of UP Common Stock shall have been approved for listing on the NYSE, subject to official notice of issuance. See 'DESCRIPTION OF UP CAPITAL STOCK.'

     All information herein concerning UP Acquisition, UPRR and UP has been furnished by UP Acquisition, UPRR and UP, respectively, and all information herein concerning SP has been furnished by SP.

     This Joint Proxy Statement/Prospectus and the accompanying form of proxy are first being mailed to the stockholders of SP on or about December [ ], 1995.

                              THE SPECIAL MEETING

PURPOSE OF SPECIAL MEETING

     This Joint Proxy Statement/Prospectus is being furnished in connection with the solicitation of proxies by SP's Board of Directors for use at the Special Meeting. The purpose of the Special Meeting is to consider and vote upon the approval and adoption of the Merger Agreement.

     THE BOARD OF DIRECTORS OF SP HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT ITS STOCKHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

DATE, PLACE AND TIME

     The Special Meeting will be held at
[                                                      ], San Francisco,
California on January [  ], 1996, commencing at [       ] a.m., local time.

RECORD DATE; QUORUM

     The Board of Directors of SP has fixed the close of business on December
[ ], 1995 as the record date (the 'Record Date') for the determination of stockholders of SP entitled to notice of, and to vote at, the Special Meeting.
As of the Record Date, there were issued and outstanding approximately [       ]
Shares entitled to vote at the Special Meeting. Each holder of Shares outstanding on the Record Date is entitled to one vote for each Share so held, exercisable in person or by properly executed and delivered proxy, at the Special Meeting. The presence of the holders of at least a majority of the Shares outstanding on the Record Date, whether present in person or by properly executed and delivered proxy, will constitute a quorum for purposes of the Special Meeting.

VOTES REQUIRED; PRINCIPAL STOCKHOLDERS

     The affirmative vote of the holders of at least a majority of the outstanding Shares entitled to vote at the Special Meeting is required to approve and adopt the Merger Agreement.

     As of the Record Date, directors and executive officers of SP, and their
affiliates, were beneficial owners of an aggregate of [       ] Shares
(approximately [ ]% of the Shares then outstanding). The directors and executive officers of SP have indicated that they intend to vote their Shares in favor of approval and adoption of the Merger Agreement. As described under 'SHAREHOLDER AGREEMENTS--Anschutz Shareholders Agreement' below, Mr. Philip F. Anschutz, Chairman of SP, TAC (as defined below), an affiliate of Mr. Anschutz, and the Foundation (as defined below) of which he is a director, are required to vote the Shares beneficially owned by them in favor of the approval and adoption of the Merger Agreement. Information concerning the directors and executive officers of SP, their Share ownership and the Share ownership of certain principal stockholders of SP is included in SP's Annual Report on Form 10-K for the year ended December 31, 1994. See 'INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.'

     Pursuant to a Shareholders Agreement (the 'Anschutz Shareholders Agreement'), dated as of August 3, 1995, by and among UP, UP Acquisition, The Anschutz Corporation, a Kansas corporation ('TAC'), Anschutz Foundation, a Colorado not-for-profit corporation (the 'Foundation'), and Mr. Philip F. Anschutz ('Mr. Anschutz' and, collectively with TAC and the Foundation, the 'Anschutz Shareholders'), the Anschutz Shareholders have agreed, among other things, to vote all Shares owned by them in favor of the approval and adoption of the Merger Agreement. As of the Record Date, the Anschutz Shareholders
beneficially owned   Shares, representing approximately [25.8]% of the
outstanding Shares.

     In addition, pursuant to a Shareholder Agreement (the 'MSLEF Shareholder Agreement'), dated as of August 3, 1995, by and among UP, UP Acquisition and MSLEF, MSLEF, has agreed, among other things, to vote all Shares owned by it in favor of the approval and adoption of the Merger Agreement. As of the Record
Date, MSLEF owned   Shares, representing approximately [5.3]% of the outstanding
Shares.

     Similarly, pursuant to a Shareholders Agreement (the 'UP Shareholders Agreement'), dated as of August 3, 1995, by and among UP, UP Acquisition and SP, UP and UP Acquisition have agreed, among other things, to vote or cause to be voted all of the Acquired Shares in the Offer in favor of the approval and adoption of the Merger Agreement.

     In connection with the Offer, UP Acquisition has deposited the Acquired Shares into the Voting Trust (as defined herein). Pursuant to the Voting Trust Agreement (as defined herein), the Trustee (as defined herein) has agreed to act as trustee in respect of the Voting Trust. In such capacity, the Trustee is required to vote all the Acquired Shares in favor of the approval and adoption of the Merger and, so long as the Merger Agreement is in effect, subject to certain exceptions, against any other proposed merger, business combination or similar transaction involving SP.

     BECAUSE THE ANSCHUTZ SHAREHOLDERS AND MSLEF HAVE AGREED TO VOTE ALL OF THEIR SHARES (REPRESENTING APPROXIMATELY [31.1]% OF THE OUTSTANDING SHARES) IN FAVOR OF THE MERGER AND HAVE GRANTED UP IRREVOCABLE PROXIES TO VOTE SUCH SHARES IN FAVOR OF THE MERGER, AND BECAUSE THE TRUSTEE OF THE VOTING TRUST IS REQUIRED TO VOTE ALL OF THE ACQUIRED SHARES DEPOSITED THEREIN (REPRESENTING APPROXIMATELY 25.0% OF THE OUTSTANDING SHARES) IN FAVOR OF THE MERGER, A VOTE IN FAVOR OF THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT IS ASSURED WITHOUT THE VOTE OF ANY OTHER HOLDER OF SHARES.

PROXIES; VOTING AND REVOCATION

     Each properly executed proxy received prior to the vote at the Special Meeting will be voted in the manner directed therein by the holder of Shares. A holder of Shares may vote by proxy if he or she is unable to attend the Special Meeting in person, or wishes to have his or her Shares voted by proxy even if he or she does attend the Special Meeting. IF A PROXY IS SUBMITTED BUT NO DIRECTIONS ARE GIVEN THEREIN, SHARES OF COMMON STOCK REPRESENTED BY THE PROXY WILL BE VOTED FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. Because the approval and adoption of the Merger Agreement by stockholders of SP requires the affirmative vote of a majority of the Shares outstanding as of the Record Date, failures to submit a proxy, abstentions and broker non-votes will have the same effect as a vote against approval of the Merger Agreement.

     A proxy may be revoked by the person giving such proxy at any time before it is exercised by (i) providing written notice of such revocation to the Secretary of SP, (ii) submitting a proxy having a later date, or (iii) appearing at the Special Meeting and voting in person.

OTHER MATTERS

     SP's Board of Directors knows of no other matter that will be presented for action at the Special Meeting. If, however, any other matter properly comes before the Special Meeting, the persons named in the proxy or their substitutes will vote thereon in accordance with their discretion.

SOLICITATION OF PROXIES

     SP will pay the expenses of soliciting proxies from the holders of Shares. This solicitation is being made by mail, telephone, telegram and other means of communication. Officers and employees of SP may also take part in the solicitation, but will not receive additional compensation for doing so other than reimbursement of any out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Shares held of record by such persons, and SP will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

     STOCKHOLDERS OF SP SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS.

                                   THE MERGER

GENERAL

     The Board of Directors of SP has unanimously approved the Merger Agreement, which provides for the Merger at the Effective Time. Pursuant to the terms of the Merger Agreement, subject to the satisfaction or waiver (where permissible) of certain conditions, including, among other things, the approval of the Merger by the ICC and the requisite approval of the Merger Agreement by the holders of the Shares, UP will acquire SP through the Merger of SP with and into UPRR. As a result of the Merger, holders of Shares will receive cash and/or become holders of UP Common Stock and UPRR will be the surviving corporation (the 'Surviving Corporation'). The Surviving Corporation will be a wholly owned subsidiary of UP.

     If the Merger is consummated, each Share (other than Shares owned by SP as treasury stock and Shares that are owned by UP or any direct or indirect wholly owned subsidiary of UP, which Shares will be cancelled and retired) at the Effective Time shall be converted, at the election of the holder, subject to proration and the limitations described herein, into the right to receive (i)
 .4065 shares of UP Common Stock, (ii) the Cash Consideration or (iii) a combination thereof. The aggregate number of Shares to be converted into the right to receive UP Common Stock in the Merger pursuant to the Merger Agreement will be equal as nearly as practicable to 60% of all outstanding Shares at the time of the Merger; and the aggregate of the number of Shares to be converted into the right to receive the Cash Consideration in the Merger pursuant to the Merger Agreement, together with the Acquired Shares, will be equal as nearly as practicable to 40% of all outstanding Shares at the time of the Merger. See 'THE MERGER--Election Procedures' and 'THE MERGER AGREEMENT--Conversion of Shares.' Accordingly, of the Shares outstanding immediately prior to the Merger (other than the Acquired Shares), 20% of such Shares will be acquired for cash and 80% of such Shares will be acquired in exchange for shares of UP Common Stock.

     The Board of Directors of SP believes that the terms of the Merger Agreement are fair to, and in the best interests of, SP and its stockholders and unanimously recommends that the stockholders of SP vote to approve and adopt the Merger Agreement and the transactions contemplated thereby. Neither SP nor the SP Board makes any recommendation as to whether stockholders should elect to receive the Cash Consideration or Stock Consideration in the Merger. Each stockholder must make his or her own decision with respect to such election.

BACKGROUND OF THE MERGER

     In the ordinary course of UP's long-term strategic review process, UP and UPRR routinely analyze potential combinations with various railroad companies. Beginning in mid-1994, certain senior officers of UP and SP had occasional, informal discussions regarding the possibility and desirability of an acquisition of SP by UP and other possible transactions. On September 8, 1994, UP and SP entered into a confidentiality agreement in connection with these discussions, but the discussions terminated later in September 1994.

     In late February 1995 and continuing through mid-April 1995, certain senior officers and directors of UP and SP had a number of meetings and telephone conversations to discuss, on a preliminary basis, a possible acquisition of SP by UP. In connection with such preliminary discussions, on April 8, 1995, UP's legal counsel provided to SP and its legal counsel a draft merger agreement. No negotiations were ever conducted concerning such draft agreement. In mid-April 1995, UP and SP discontinued discussions concerning a possible transaction due to an inability to reach agreement on the structure and terms thereof.

     Discussions and meetings concerning a possible transaction resumed in late June 1995 among certain senior officers of UP and SP. At a meeting on July 17, 1995, senior officers of UP and SP established a preliminary basis for continuing discussions to seek to reach an agreement concerning a transaction and for proceeding with a due diligence review. Such officers of UP and SP determined to continue discussions on the basis of the following tentative terms, among others: UP would acquire up to 25% of the outstanding Common Stock in a cash tender offer at $25.00 per Share and, following receipt of ICC approval and the satisfaction of other conditions, would acquire the remaining Shares in a 'cash election' merger in which stockholders of SP would receive, at their election, for each Share, cash consideration of $25.00, or a fraction of a share of UP Common Stock determined by dividing $25.00 by the average closing price of UP Common Stock prior to the merger (subject to a pricing 'collar' mechanism which would result in not more than .4464 shares of UP Common

Stock nor less than .4065 shares being issued per Share). In such transaction, 60% of the Shares would be converted into UP Common Stock and the remaining 40% into cash, including the Shares to be acquired in the tender offer.


     At the July 17, 1995 meeting, UP indicated to Mr. Anschutz that its willingness to continue discussions was conditioned upon, among other things, the willingness of the Anschutz Shareholders and MSLEF to consider agreeing to vote their Shares, representing at such time approximately 31.8% and 8.5%, respectively, of the outstanding Shares, in favor of the merger. Mr. Anschutz indicated that the Anschutz Shareholders would be willing to consider such an agreement if SP and UP could negotiate satisfactory terms for a transaction, and provided that satisfactory terms concerning an agreement between the Anschutz Shareholders and UP could be negotiated. Subsequently, UP was advised that MSLEF also would be willing to consider an agreement to vote its Shares in favor of the merger if SP and UP could negotiate satisfactory terms for a transaction, and subject to MSLEF's negotiation of satisfactory terms of an agreement with UP.

     Management of UP and SP each conditioned their willingness to continue discussions concerning a possible transaction upon, among other things, the negotiation of satisfactory terms and the negotiation and execution of definitive transaction agreements, a satisfactory due diligence review, and the approval of their respective Boards of Directors. SP also indicated to UP that its willingness to continue discussions was conditioned upon the willingness of UP to enter into an appropriate agreement restricting voting, additional acquisitions and dispositions of Shares to be purchased by UP in the Offer.

     Following the July 17, 1995 meeting, extensive due diligence was conducted by SP, UP and their respective legal, financial and accounting advisors. In addition, senior officers of SP and UP and their respective counsel met and talked regularly to negotiate the terms of the transaction and the definitive agreements providing for the transaction, and senior officers of UP and its counsel negotiated with the Anschutz Shareholders, MSLEF and their respective counsel the terms of their transactions and the definitive agreements therefor.

     On July 21, 1995, at a special telephonic meeting of UP's Board of Directors (the 'UP Board'), UP's management and financial and legal advisors reviewed with the UP Board the status of discussions with SP and various strategic, financial and legal considerations concerning a possible transaction with SP. No decision was reached by the UP Board, but it was the consensus of directors that management and UP's advisors should continue discussions with SP concerning a possible transaction.

     On July 27, 1995, at a regularly scheduled meeting, the UP Board analyzed and reviewed, with UP's management and financial and legal advisors, among other things, various strategic, financial and legal considerations concerning a possible transaction with SP, the potential terms of a transaction and the status of negotiations. (At several earlier meetings, the UP Board had reviewed the strategic considerations and other issues, as well as the status of any discussions then being conducted, regarding such an acquisition.) At the July 27 meeting, UP's management and financial and legal advisors made presentations to the UP Board concerning various aspects of the possible transaction. No decision was reached by the UP Board at the meeting, but it was the consensus of directors that management and UP's advisors should continue to negotiate with SP and report back to the UP Board once management was prepared to make a recommendation. At its July 27, 1995 meeting, the UP Board approved the IPO. Following the meeting, UP issued a press release announcing the IPO.


     On July 27, 1995, at a regularly scheduled meeting, the Board of Directors of SP (the 'SP Board') analyzed and reviewed, with SP's management and financial and legal advisors, among other things, various strategic, financial and legal considerations concerning a possible transaction with UP, the potential terms of a transaction and the status of negotiations. At the July 27 meeting, SP's management and financial and legal advisors made presentations to the SP Board concerning various aspects of the possible transaction. No decision was reached by the SP Board at the meeting, but it was the consensus of directors that management and SP's advisors should continue to negotiate with UP and report back to the SP Board once SP's management was prepared to make a recommendation.

     On August 2, 1995, senior officers of UP and SP met and had various telephone conversations to discuss the progress of the negotiations to date, certain issues between the parties that had not been resolved, and the results of due diligence. With respect to the proposed pricing for the transaction, the parties agreed to a fixed exchange ratio of .4065 shares of UP Common Stock per Share for the stock portion of the purchase price, in place of the previously discussed 'floating' exchange ratio with a pricing 'collar'.

     On August 3, 1995, the UP Board held a special telephonic meeting to review, with the advice and assistance of the UP Board's financial and legal advisors, the proposed Merger Agreement and certain ancillary agreements (including the Anschutz Shareholders Agreement, the UP Shareholders Agreement and the MSLEF Shareholder Agreement) and the transactions contemplated thereby, including the Offer and Merger. At such meeting, UP's management and financial and legal advisors made presentations to the UP Board concerning the transaction, and UP's financial advisor, CS First Boston Corporation ('CS First Boston'), rendered to the UP Board an oral opinion (which was subsequently confirmed in writing) to the effect that, as of such date, the consideration to be paid by UP in the Offer and the Merger, taken together, was fair to UP from a financial point of view. Following the UP Board's review of the transaction, the UP Board unanimously approved (with three directors absent and one director abstaining because of an affiliation with Morgan Stanley (as defined herein), the financial advisor to SP in connection with the transaction and an affiliate of MSLEF, a party to the MSLEF Shareholder Agreement in its capacity as a stockholder of SP) the proposed Merger Agreement, and certain ancillary agreements (including the Anschutz Shareholders Agreement, the UP Shareholders Agreement and the MSLEF Shareholder Agreement) and the transactions contemplated thereby, and authorized, subject to completion of negotiation of a limited number of remaining issues, the execution and delivery of such Agreements.

     Also on August 3, 1995, the SP Board held a special meeting to review, with the advice and assistance of the SP Board's financial and legal advisors, the proposed Merger Agreement and Ancillary Agreements and the transactions contemplated thereby, including the Offer and Merger. At such meeting, SP's management and financial and legal advisors made presentations to the SP Board concerning the transaction and SP's financial advisor, Morgan Stanley & Co. Incorporated ('Morgan Stanley'), provided an oral opinion (which was subsequently confirmed in writing) that on the date of the Merger Agreement the consideration to be received by the holders of Shares pursuant to the Offer and the Merger, taken together, is fair from a financial point of view to such holders. Following the SP Board's review of the transaction, the SP Board unanimously approved the proposed Merger Agreement and certain ancillary agreements and the transactions contemplated thereby, authorized (subject to completion of negotiation of a limited number of remaining issues) the execution and delivery of such Agreements, determined that the Offer and the Merger are fair to, and in the best interests of, the holders of Shares, recommended that stockholders of SP who desire to receive cash for their Shares accept the Offer and tender their Shares pursuant to the Offer, and recommended that stockholders of SP approve and adopt the Merger Agreement. The SP Board's approval of the Merger Agreement and certain ancillary agreements and the transactions contemplated thereby constituted approval for purposes of Section 203 of the Delaware General Corporation Law ('DGCL') such that the provisions of the statute are not applicable to such Agreements or the transactions contemplated thereby (see 'OTHER LEGAL MATTERS; REGULATORY APPROVAL--State Takeover Statutes').

     Following the August 3, 1995 UP and SP Board meetings described above, the following joint press release was issued:

          BETHLEHEM, PA, Aug. 3--Union Pacific Corporation (NYSE: UNP) and Southern Pacific Rail Corporation (NYSE: RSP) announced today that they have reached an agreement providing for the merger of Southern Pacific with Union Pacific. The $5.4 billion transaction would form North America's largest railroad, a 34,000-mile network operating in 25 states and serving both Mexico and Canada. The two railroad companies had combined 1994 operating revenues of $9.54 billion.

          The agreement, approved today by the Boards of Directors of Union Pacific and Southern Pacific, is subject to execution of a definitive merger agreement, which is expected to be signed very shortly. Under terms of the agreement, Union Pacific would make a first-step cash tender offer of $25.00 a share for up to 25 percent of the Common Stock of Southern Pacific. The tender offer would commence next week. The shares purchased in the tender offer will be held in a voting trust. Following completion of the offer, and the satisfaction of other conditions, including approval by the Interstate Commerce Commission (ICC), Southern Pacific will be merged with Union Pacific Corporation. Upon completing the transaction, each share of Southern Pacific stock will be converted, at the holder's election (subject to proration), into the right to receive $25.00 in cash or .4065 shares of Union Pacific Common Stock. As a result of the transaction, 60 percent of Southern Pacific shares will be converted into Union Pacific stock and the remaining 40 percent into cash, including the shares acquired in the original tender offer. The two companies expect to file an application with the ICC no later than December 1.

          Union Pacific also stated that the previously announced spin-off of Union Pacific Resources would be consummated after completion of the transaction. The initial public offering of shares of Union Pacific Resources will proceed as scheduled.


          In connection with the merger, Philip Anschutz, a major shareholder of Southern Pacific, will be appointed non-executive Vice Chairman of the Board of Directors of Union Pacific following completion of the transaction and will enter into a customary seven-year standstill agreement. In addition, Mr. Anschutz, who owns 31 percent of Southern Pacific, and the Morgan Stanley Leveraged Equity Fund, which owns seven percent of Southern Pacific, have agreed to vote their shares in favor of the transaction.

          'When completed, this transaction will deliver major benefits for customers,' said Drew Lewis, Union Pacific's Chairman and Chief Executive Officer. 'The combined system will be able to offer new services that neither Union Pacific nor Southern Pacific can offer on its own. The new system will yield extensive new single-line service, faster schedules, more frequent and reliable service, shorter routes and improved equipment utilization. Benefits from operating efficiencies, facility consolidations, cost savings and increased traffic are estimated to be in excess of $500 million per year.'

     During the afternoon and evening of August 3, 1995, senior officers of SP and UP, Mr. Anschutz and MSLEF and their respective counsel resolved all remaining issues to the mutual satisfaction of the parties, and the Merger Agreement and certain ancillary agreements were executed and delivered by all parties thereto.

     Prior to the commencement of trading on the morning of August 4, 1995, UP issued the following press release:

          BETHLEHEM, PA, Aug. 4--Union Pacific Corporation (NYSE: UNP) announced today that it has executed a definitive merger agreement for the previously announced merger with Southern Pacific Rail Corporation (NYSE: RSP). Under the terms of the agreement, Union Pacific will make a first-step cash tender offer of $25.00 per share for up to 25 percent of the Common Stock of Southern Pacific. Following completion of the transaction, each share of Southern Pacific stock will be converted, subject to proration, into the right to receive $25.00 in cash or .4065 shares of Union Pacific Common Stock. As a result of the transaction, 60 percent of Southern Pacific's shares will be converted into Union Pacific stock and the remaining 40 percent, including the shares acquired in the original tender offer, will be converted into cash.

          The Merger is subject to receipt of Interstate Commerce Commission
     (ICC) approval and other customary conditions.

     On August 9, 1995, UP and the UP Acquisition commenced the Offer, and UP issued the following press release:

          BETHLEHEM, PA, August 9, 1995--Union Pacific Corporation (NYSE: UNP) announced today that UP Acquisition Corporation, its indirect wholly owned subsidiary, will commence today a cash tender offer for up to 25 percent of the Common Stock of Southern Pacific Rail Corporation (NYSE: RSP) at a price of $25.00 per share. The tender offer is scheduled to expire at midnight on Wednesday, September 6, 1995.

          The Offer is being made as the first step of the acquisition of

     Southern Pacific pursuant to the previously announced merger agreement between Union Pacific and Southern Pacific.

     On August 9, 1995, SP filed its Schedule 14D-9 Solicitation/Recommendation Statement recommending that holders of Shares who desire to receive cash in connection with the Merger and the transactions contemplated thereby tender their Shares in the Offer.

     On August 9, 1995, UP issued the following press release:

          BETHLEHEM, PA, August 9--Union Pacific Corporation (NYSE: UNP) announced today that its counsel was orally advised by the Premerger Notification Office of the Federal Trade Commission that its previously announced tender offer for common stock of Southern Pacific Rail Corporation (NYSE: RSP) and related merger are exempt from the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (HSR).

     Accordingly, Union Pacific currently expects that the condition to its tender offer concerning HSR review will be satisfied.

     On August 17, 1995, UP's counsel received written confirmation from the Federal Trade Commission that the Offer and Merger are exempt from the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the 'HSR Act').

     On August 24, 1995, counsel for UP received an informal written opinion from the staff of the ICC that the Voting Trust will effectively insulate UP and its affiliates from the violation of the Interstate Commerce Act and ICC policy that would result from an unauthorized acquisition by UP of control of SP.

     On September 6, 1995, the Offer expired and on September 7, 1995, pursuant to the Offer, UP Acquisition accepted for payment (subject to proration) 39,034,471 Shares validly tendered according to the terms of the Offer and simultaneously deposited such Shares into the Voting Trust.

     On September 15, 1995, UP Acquisition purchased the Acquired Shares.

     In a decision served on October 19, 1995, the ICC adopted a 255-day procedural schedule following the filing of the ICC application for consideration of the approval of the Merger.

RECOMMENDATION OF THE SP BOARD OF DIRECTORS; REASONS FOR THE MERGER

     At a special meeting held on August 3, 1995, the SP Board unanimously (i) determined that the terms of the Offer and the Merger are fair to, and in the best interests of, SP and its stockholders and (ii) approved the Merger Agreement, the Ancillary Agreements and the transactions contemplated thereby and recommended approval and adoption thereof by the stockholders of SP. In reaching these determinations, the SP Board consulted with management of SP, as well as its financial and legal advisors.

     The SP Board and SP's senior management have continually reviewed the current and future state of SP's strategic position and its short-term and long-term prospects, including alternatives to remaining an independent company.

     Early in 1995, following UP's announcement that it would not pursue a business combination involving Santa Fe Pacific Corporation ('Santa Fe'), SP's management concluded that the proposed merger of Burlington Northern Inc. and Santa Fe was likely to be consummated in 1995. In light of this development, SP's management again reviewed SP's business and prospects and SP's expected future competitive situation. In connection with that review, SP's management considered possible business combinations with UP and other entities in the transportation industry. Following that review, SP's management concluded that a business combination with UP was likely to be more advantageous to SP and its stockholders than any other business combination.

     In light of, among other things, the review described in the immediately preceding paragraph, the SP Board determined that it would be in the best interests of SP and its stockholders to approve the Merger Agreement and the transactions contemplated thereby. In approving the Merger Agreement and the transactions contemplated thereby, the SP Board considered a number of factors, including, but not limited to, the following:

          (i) the presentations by management of SP (at SP Board meetings on July 27, and August 3, 1995 and at previous SP Board meetings) regarding the financial condition, results of operations, business and prospects of SP, including the prospects of SP if it remains independent and the recommendation of the Merger by management of SP;

          (ii) the strategic fit between SP and UP offers the opportunity for substantial synergies and the transaction structure allows SP stockholders who receive the Merger Consideration in the form of UP Common Stock to participate in these synergies through continued ownership of the combined company;

          (iii) the uncertainties in the railroad industry, the likelihood of continued consolidation in the industry and the possibility that changes in the industry, depending on their nature, could be disadvantageous to SP. In this regard, the SP Board and the management of SP believe that the combined company, through increased competitiveness and financial strength, would be better able to respond to the changes in the industry and to take advantage of the opportunities that such changes might bring;

          (iv) the Merger provides the opportunity to SP stockholders who receive UP Common Stock in the Merger to participate in the potential benefits of the proposed Spin-Off (as defined herein) of Resources;

          (v) information provided by Morgan Stanley at the July 27, and August 3, 1995 SP Board meetings and the August 3, 1995 opinion of Morgan Stanley to the effect that, as of the date of the opinion, the Offer Consideration and the Merger Consideration to be received by SP's stockholders pursuant to the Offer and the Merger, taken together, are fair from a financial point of view to SP's stockholders. The full text of the opinion of Morgan Stanley, which sets forth the procedures followed, the factors considered and the assumptions made by Morgan Stanley, is attached hereto as Annex C to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. STOCKHOLDERS ARE URGED TO READ THE OPINION OF MORGAN STANLEY CAREFULLY AND IN ITS ENTIRETY. See also '--Opinion of SP's Financial Advisor' below;

          (vi) the historical trading prices of the Shares and that the $25.00 per Share to be paid in the Offer and as the Cash Consideration in the Merger represents a premium of approximately 33.7% over the $18.70 average closing sale price for the Shares on the NYSE for the 20 business days prior to the announcement of the Merger and the transactions contemplated thereby;

          (vii) the expected future trading values of the Shares in light of, among other things, the historical trading multiples of other United States railroad companies;

          (viii) the opportunity for SP stockholders to receive UP Common Stock in an exchange that is tax-free for federal income tax purposes (except to the extent of any cash received) and thus continue to participate in the growth of the combined business and in the potential appreciation in the value of UP Common Stock without paying current United States federal income tax on the receipt of their UP Common Stock;

          (ix) the terms and conditions of the Merger Agreement, including the amount and form of the Merger Consideration, the parties' representations, warranties, covenants and agreements, and the conditions to their respective obligations set forth in the Merger Agreement;

          (x) the uncertainties and length of time attendant to obtaining the requisite ICC approval; the SP Board also considered that the uncertainties were alleviated significantly both by the terms of the Merger Agreement, pursuant to which UP, UPRR and UP Acquisition are obligated to proceed with the transaction even if the ICC imposes conditions upon its approval so long as such conditions do not change or disapprove of the Merger Consideration or the transaction structure (which allowed the stockholders who tendered their Shares in the Offer to receive a substantial premium for 25% or more of their Shares prior to the receipt of ICC approval) or impose conditions which would materially and adversely affect the long-term benefits expected to be received by UP from the transactions contemplated by the Merger Agreement;

          (xi) in light of a potentially lengthy ICC approval process, a fixed exchange ratio may prove disadvantageous if during such approval period the shares of UP Common Stock were to decline in value;

          (xii) the views expressed by management that there did not appear to be any other party with which SP would be as good a strategic fit as UP, and that it was unlikely that any other party would propose a transaction that, taken as a whole, would be more favorable to SP and its stockholders; and

          (xiii) the Merger Agreement permitted the SP Board, in the exercise of its fiduciary duties, at any time prior to the purchase of at least 15% of the outstanding Shares pursuant to the Offer, to engage in negotiations with or to furnish information to third parties in response to unsolicited, written alternative acquisition proposals after the date of the Merger Agreement and to terminate the Merger Agreement in favor of a superior alternative acquisition proposal, and that SP received no such alternative acquisition proposals.

     The SP Board did not assign relative weights to the above factors or determine that any factor was of particular importance. Rather, the SP Board viewed its position and recommendations as being based on the totality of the information presented to, and considered by, it.

     The SP Board recognized that, while there can be no assurance as to the level of growth or profits to be attained by SP in the future and there can be no assurance that the requisite ICC and other regulatory approvals for the Merger will be obtained, the Merger and the transactions contemplated thereby give SP's stockholders the opportunity to receive UP Common Stock pursuant to the Merger and thereby participate in the synergies expected to be created by the combination of SP with UP and the future growth and profits of the combined company. See '--Estimated Synergies' below.

     It is expected that, if the Merger is not consummated, SP's current management, under the general direction of the SP Board, will continue to manage SP as an ongoing business.

OPINION OF SP'S FINANCIAL ADVISOR

     SP retained Morgan Stanley to act as SP's financial advisor in connection with the Offer, the Merger and related matters based upon Morgan Stanley's qualifications, expertise and reputation, as well as Morgan Stanley's prior investment banking relationship and familiarity with SP. At the August 3, 1995 special meeting of the SP Board, Morgan Stanley rendered an oral opinion to the SP Board that, as of such date, the Offer Consideration and the Merger Consideration (collectively, the 'Consideration') to be received by the holders of Shares pursuant to the Offer and the Merger, taken together, are fair from a financial point of view to such holders. Morgan Stanley subsequently confirmed its oral opinion by delivery of a written opinion dated August 3, 1995.

     THE FULL TEXT OF MORGAN STANLEY'S OPINION, DATED AUGUST 3, 1995, WHICH SETS FORTH, AMONG OTHER THINGS, ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS ANNEX C TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. SP'S STOCKHOLDERS ARE URGED TO READ THE MORGAN STANLEY OPINION IN ITS ENTIRETY. MORGAN STANLEY'S OPINION ADDRESSES ONLY THE FAIRNESS OF THE CONSIDERATION FROM A FINANCIAL POINT OF VIEW TO THE HOLDERS OF SHARES AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF SHARES AS TO HOW TO VOTE AT THE SPECIAL MEETING. THE SUMMARY OF THE OPINION OF MORGAN STANLEY SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

     In connection with rendering its opinion dated August 3, 1995, Morgan Stanley, among other things: (i) analyzed certain publicly available financial statements and other information of SP and UP; (ii) reviewed certain internal financial statements and other financial and operating data concerning SP and UP prepared by the management of SP and UP, respectively; (iii) reviewed certain financial projections for SP, including estimates of certain potential benefits of the proposed business combination, prepared by the management of SP; (iv) reviewed certain financial projections for UP prepared by the management of UP;
(v) discussed on a limited basis the past and current operations and financial conditions and the prospects of SP and UP with senior executives of SP and UP, respectively; (vi) reviewed the reported prices and trading activity for the Shares and the UP Common Stock; (vii) compared the financial performance of SP and the prices and trading activity of Shares with that of certain other comparable publicly-traded companies and their securities; (viii) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions; (ix) discussed certain issues relating to the proposed Spin-Off with senior executives of UP; (x) participated in discussions among representatives of SP, UP and their financial and legal advisors; (xi) reviewed the Merger Agreement and certain related documents; and (xii) performed such other analyses as it deemed appropriate.

     In rendering its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information it reviewed for purposes of its opinion. Morgan Stanley also assumed that the financial projections, including the estimates of SP of certain potential benefits of the proposed business combination, were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of SP and UP, respectively. Morgan Stanley did not make an independent valuation or appraisal of the assets or liabilities of SP or UP, nor was it furnished with any such appraisal. Morgan Stanley's opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to it as of, the date thereof. In arriving at its opinion, Morgan Stanley was not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition of SP or any of its assets.

     The following is a brief summary of the analyses performed by Morgan Stanley and reviewed with the SP Board on July 27 and August 3, 1995 in connection with Morgan Stanley's opinion to the SP Board:

     SP Common Stock Performance. Morgan Stanley's analysis of the Share performance consisted of: a historical analysis of closing prices and trading volumes from January 1, 1994 to July 28, 1995; SP's indexed price performance from January 1, 1994 to July 28, 1995 relative to the S&P 400 and relative to a Comparable Index, which included Burlington Northern, Inc., Canadian Pacific, Ltd., Conrail Inc., CSX Corp., Norfolk Southern Corp. and UP; and the high and low prices in the twelve months ended July 28, 1995. The Shares have moved closely with the Comparable Index since January 1994 and both the Shares and the Comparable Index have been outperformed by the S&P 400 during the same period. In the twelve months ended July 28, 1995, the Shares reached a high of $21.38 per Share and a low of $14.50 per Share. Morgan Stanley noted that the $25.00 per Share to be paid in the Offer and as the Cash Consideration in the Merger represents a substantial premium to the trading prices of Shares over the prior

12 months.

     UP Common Stock Performance. Morgan Stanley's analysis of UP Common Stock performance consisted of a historical analysis of: closing prices and trading volumes from January 1, 1992 to July 28, 1995; UP's indexed price performance from January 1, 1994 to July 28, 1995 relative to the S&P 400 and relative to a Comparable Index, which included Burlington Northern, Inc., Canadian Pacific, Ltd., Conrail Inc., CSX Corp., Norfolk Southern Corp. and SP; and the high and low prices in the twelve months ended July 28, 1995. UP Common Stock has moved closely with the Comparable Index since January, 1994 and both UP Common Stock and the Comparable Index have been outperformed by the S&P 400 during the same period. In the twelve months ended July 28, 1995, UP Common Stock reached a high of $66.63 per share and a low of $43.75 per share. On July 28, 1995, the closing price of UP Common Stock of $66.125 per share was at the high end of such range.

     Comparable Company Analysis. Comparable company analysis ('Comparable Company Analysis') examines a company's operating performance relative to a group of publicly traded peers. Based on relative performance and outlook for a company versus its peers, this analysis enables an implied unaffected market trading value to be determined. Morgan Stanley analyzed the operating performance of SP and UP relative to six North American railroad companies deemed by Morgan Stanley to be reasonably comparable to SP and UP. These companies are as follows: Burlington Northern, Inc., Canadian Pacific, Ltd., Conrail Inc., CSX Corp., Norfolk Southern Corp., and Santa Fe Pacific Corp. (these six companies along with SP and UP constitute the 'Comparable Companies'). Historical financial information used in connection with the ratios provided below with respect to the Comparable Companies is as of the most recent financial statements publicly available for each company as of August 3, 1995.

     Morgan Stanley analyzed the relative performance and value for SP and UP by comparing certain market trading statistics for SP and UP with the Comparable Companies. Market information used in calculating the ratios provided below is as of July 28, 1995. Among the market trading information considered in the valuation analysis was market price to earnings per share ('EPS') estimates for 1995 and 1996 (which, for SP, were 23.8x and 14.0x, respectively, and for UP, were 14.7x and 12.8x, respectively; the medians for the Comparable Companies were 13.5x and 12.2x, respectively). EPS estimates for SP, UP and the Comparable Companies were based on estimates provided by the Institutional Brokers Estimate System ('IBES'). As a result of the foregoing procedures, Morgan Stanley noted that the multiples for SP and UP were generally within the range of the multiples for the selected comparable companies.

     No company utilized in the Comparable Companies analysis as a comparison is identical to SP or UP. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of SP and UP and other factors that could affect the public trading value of the Comparable Companies or company to which they are being compared. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable company data.

     Comparable Transaction Analysis. Morgan Stanley performed an analysis of precedent transactions involving North American railroad companies in order to obtain a valuation range for the Shares based upon selected merger and acquisition transactions in the railroad industry. Multiples of aggregate value (aggregate value equals the fully diluted equity value of the offer plus any debt assumed less cash and option proceeds) to be received by the stockholders of SP in the Merger to revenues, to earnings before interest, taxes, depreciation and amortization ('EBITDA'), and to earnings before interest and taxes ('EBIT') were compared with multiples paid in certain other merger and acquisition transactions involving North American railroad companies from December 28, 1987 through March 17, 1995. The comparison included a total of 13 transactions. The transactions included: UP and CNW; Illinois Central Corp. and Kansas City Southern Industries, Inc. (terminated prior to closing); Burlington Northern, Inc. and Santa Fe Pacific Corporation; Kansas City Southern Industries Inc. and MidSouth Corp.; Wisconsin Central Transportation Corp. (Fox Valley and Western) and Itel Corp. (Fox River Valley Railroad and Green Bay & Western Railroad); Virginia Retirement Systems and Richmond, Fredericksburg & Potomac Railroad System; CSX Corp. and Richmond, Fredericksburg & Potomac Railroad System; Virginia Retirement System and CSC Corp. (RF&P Corp.); Canadian Pacific Ltd. and Delaware & Hudson Railway Co., Canadian Pacific Ltd. and Soo Line Corp.; Blackstone Capital Partners L.P. & Others and

CNW; Prospect Group Inc. and Illinois Central Transportation Co.; and Rio Grande Industries, Inc. and Santa Fe (SP Transportation Company). Based on an analysis of those transactions, a range of 1.3x to 1.8x last twelve months revenue, 7.5x to 9.0x last twelve months EBITDA and 10.5x to 12.5x last twelve months EBIT were applied to SP's corresponding financial statistics to suggest per Share equity value ranges of $16.54 to $25.65, $13.93 to $18.67, and $13.89 to $18.40,
respectively. Morgan Stanley noted that the $25.00 per Share to be paid in the Offer and as the Cash Consideration in the Merger would be at the high end of this indicated valuation range.

     No transaction utilized in the comparable transaction analysis is identical to the Merger. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of SP and UP and other factors that could affect the acquisition value of the companies to which they are being compared. Mathematical analysis (such as determining the average or median) is not itself a meaningful method of using comparable transaction data.

     Discounted Cash Flow Analysis. Morgan Stanley performed a discounted cash flow analysis to calculate a present value of the stand-alone unleveraged free cash flows that SP and UP are expected to generate if SP and UP perform in accordance with scenarios based upon certain financial forecasts prepared by the managements of SP and UP, respectively (each a 'Management Case'). With respect to UP, Morgan Stanley analyzed a second set of financial forecasts based upon IBES earnings estimates and IBES projected earnings growth rates ('IBES Case'). To arrive at valuations of SP and UP projected cash flows, Morgan Stanley discounted the estimated unleveraged free cash flows that resulted from the aforementioned assumptions over a ten-year period ending with the 2005 calendar year using a range of discount rates of 12.0% to 13.0%. Unleveraged free cash flows were calculated as the after-tax operating earnings of SP and UP, respectively, plus depreciation and amortization and other non-cash items, plus (or minus) net changes in non-cash working capital, minus projected capital expenditures. Morgan Stanley added to the present values of the cash flows the terminal values of SP and UP, respectively, in the year 2005, and discounted the terminal value back using the range of discount rates described above. The terminal value was calculated using the perpetuity method, assuming a range of perpetual growth rates of between 3% and 4% for SP and 4% to 5% for UP. Based on this analysis, Morgan Stanley calculated per Share equity value of SP ranging from $14.26 to $19.28 on a fully diluted basis. The per share equity values calculated for UP ranged from $54.35 to $74.13 based on the Management Case and $47.87 to $66.69 based on the IBES Case, in each case on a fully diluted basis. The per share equity value ranges for SP and UP implied by the discounted cash flow methodology were discussed with the SP Board as one means for considering the value of such companies' unleveraged free operating cash flows.

     Historical Exchange Ratio Analysis. Morgan Stanley analyzed the historical exchange ratio between the Shares and UP Common Stock over several time periods. For each time period selected, the high, average and low exchange ratios were calculated. The time periods selected for analysis were as follows: January 1, 1994 to July 28, 1995, last one year, last six months, last 90 days, last 60 days, last 30 days, last 10 days and closing price on July 28, 1995 (for which only one exchange ratio was calculated). The average exchange ratio for each aforementioned time period was .348, .345, .318, .300, .299, .304, .317 and
 .307, respectively. Morgan Stanley observed that the .4065 exchange ratio with respect to the Stock Consideration reflected a substantial premium to the ratio of UP to SP common stock prices over various periods during the previous 18 months.

     Segment Trading Analysis. Another valuation methodology employed by Morgan Stanley with respect to UP was an assessment of the fully distributed value of UP's transportation operations (railroad and trucking) and its natural resources operations following a 17.25% IPO of Resources Common Stock (as defined in 'THE COMPANIES--Resources Spin-Off') and the Spin-Off of all remaining Resources Common Stock. With respect to UP's transportation operations, Morgan Stanley applied the Comparable Company analysis methodology described above in order to estimate a fully distributed market trading value based upon the relative operating performance of their respective railroad and trucking peers. With respect to Resources, Morgan Stanley estimated a stand-alone value based upon
(i) a valuation of Resources' proved exploration and production reserves, undeveloped acreage, minerals, gas plant operations, pipeline operations and other assets, (ii) a multiple of 1994 EBITDA based upon relative operating performance of its publicly traded industry peers, and (iii) a multiple of 1994 cash flow from operations based upon relative operating performance of its publicly traded industry peers. In performing these analyses, Morgan Stanley utilized historical financial data from UP's public filings and Resources' published 1994 Financial and Operating Statistics, and pro forma financial forecasts

(1995-1999) provided by UP for its transportation and natural resources operations. Such financial forecasts reflected the projected pro forma impact of the IPO and Spin-Off.

     Based upon Morgan Stanley's segment trading analysis, the equity value calculated for the transportation operations ranged from $43.39 to $50.70 per UP share and the equity value calculated for UP shareholders' post-IPO ownership interest in Resources ranged from $15.98 to $20.01 per UP share (such Resources values do not include the 17.25% stake in Resources assumed to be held by public stockholders buying Resources Common Stock in the IPO). This analysis was reviewed with the SP Board in order to allow the SP Board to consider the potential trading value of the UP and Resources common stock which certain SP stockholders would ultimately hold following the Spin-Off.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. Morgan Stanley believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering the entirety of the analyses, would create an incomplete view of the process underlying its opinion. In addition, Morgan Stanley may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting for any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of SP.

     In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of SP and UP. The analyses performed by Morgan Stanley are not necessarily indicative of actual values, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as a part of Morgan Stanley's analysis of the fairness of the Consideration to the holders of Shares and were reviewed with the SP Board in connection with the delivery of Morgan Stanley's opinion dated August 3, 1995. The analyses do not purport to be appraisals or to reflect the prices at which SP or UP might actually be sold. Because such estimates are inherently subject to uncertainty, none of SP, Morgan Stanley or any other person assumes responsibility for their accuracy. In addition, as described above, Morgan Stanley's opinion and the information provided by it to the SP Board were two of many factors taken into consideration by the SP Board in making its determination to approve the Merger. Consequently, the Morgan Stanley analyses described above should not be viewed as determinative of the SP Board's or SP management's opinion with respect to the value of SP or of whether the SP Board or SP management would have been willing to agree to different Consideration.

     The SP Board retained Morgan Stanley based upon its experience and expertise. Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Morgan Stanley is a full service securities firm engaged in securities trading and brokerage activities, as well as providing investment banking and financial advisory services. In the ordinary course of its trading and brokerage activities, Morgan Stanley or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for its own account or the accounts of customers, in debt or equity securities of SP or UP. In the past, Morgan Stanley and its affiliates have provided financial advisory and financing services to SP and have received customary fees for the rendering of these services. Recent services rendered by Morgan Stanley to SP include serving as lead underwriter for the debt portion of three leveraged lease financings in 1994 and 1995 and as a co-placement agent for the equity portions of a 1994 and a 1995 leveraged lease financing. Additionally, Morgan Stanley co-managed SP's offering of 9 3/8% Senior Notes due 2005 in August 1993, lead-managed SP's August 10, 1993 initial public offering of common stock and lead-managed SP's February 23, 1994 and August 4, 1994 secondary offerings of common stock. In the past, Morgan Stanley has also provided financial advisory and financing services to UP and has received its customary fees for the rendering of such services. Since January 1, 1991, Morgan Stanley has received aggregate fees and underwriting discounts of more than $28 million from SP. Recent services rendered by Morgan Stanley to UP include serving as underwriter for the 1995 issuance of UP's 8.35% Debentures due May 1, 2025, for which Morgan Stanley received underwriting fees of $450,000.

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
     MSLEF is a substantial stockholder of SP. The sole general partner of MSLEF is Morgan Stanley Leveraged Equity Fund II, Inc. ('MSLEF II'), a wholly owned subsidiary of Morgan Stanley Group Inc. Morgan Stanley is a wholly owned subsidiary of Morgan Stanley Group Inc. Each of MSLEF II, Inc. and Morgan Stanley Group Inc. may be deemed to have shared voting and dispositive power with respect to the Shares held by MSLEF. As of August 3, 1995, MSLEF was the record and beneficial owner of, and had the right to vote and to dispose of, an aggregate of 13,341,580 Shares, representing approximately 8.5% of the then outstanding Shares. Mr. Frank V. Sica, a member of the SP Board since October 1989, is a Managing Director of Morgan Stanley and a Vice Chairman and Director of MSLEF II. In addition, Mr. Richard B. Cheney is a director of both UP and Morgan Stanley Group Inc. and, as a UP director, abstained from voting with respect to the Offer and Merger because of his position with Morgan Stanley Group Inc.

     The consideration to be received by the stockholders of SP pursuant to the Merger was determined through negotiations between SP and UP and was approved by the SP Board. Morgan Stanley provided advice to SP during the course of such negotiations, but did not make a recommendation with respect to the amount of the Consideration.

     Morgan Stanley has been retained by SP to act as financial advisor to SP with respect to the Offer, the Merger and matters arising in connection therewith. Pursuant to a letter agreement dated November 7, 1994 (the 'Engagement Letter') between SP and Morgan Stanley, Morgan Stanley is entitled to an advisory fee for its time and efforts on the engagement and an announcement fee aggregating $4 million, of which $2 million became payable on August 3, 1995 and the remaining $2 million will be payable upon stockholder approval of the Merger. SP has also agreed to pay Morgan Stanley a transaction fee equal to the lesser of (x) $16 million and (y) 0.425% of the aggregate value of the Consideration. Although Morgan Stanley's actual fee will depend upon the
price of UP Common Stock at the Effective Time, based upon the $[     ] per
share closing price of UP Common Stock on December [  ], 1995, the aggregate
value of the Consideration would have been approximately $[   ] billion and
Morgan Stanley's transaction fee would have been approximately $[16] million. Any amounts paid or payable to Morgan Stanley as advisory fees or announcement fees will be credited against the transaction fee. SP has agreed to reimburse Morgan Stanley for its out-of-pocket expenses, including reasonable fees and expenses of its counsel, and to indemnify Morgan Stanley for liabilities and expenses arising out of the Offer, the Merger and the transactions in connection therewith, including liabilities under federal securities laws.

INTERESTS OF CERTAIN PERSONS

     Certain members of SP's management and SP's Board of Directors may be deemed to have certain interests in the Merger that are in addition to their interests as stockholders of SP generally. SP's Board of Directors was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby.

     Directorships and Officerships; Matters Related to Mr. Anschutz. The Anschutz Shareholders Agreement provides that after the Effective Time, the UP Board will elect Mr. Anschutz (currently Chairman of SP), or another designee reasonably acceptable to UP, as a director of UP's Board of Directors and, if Mr. Anschutz is the designee, will appoint Mr. Anschutz as Vice Chairman of the Board. The Anschutz Shareholders Agreement also provides for certain 'standstill' and other restrictions and limitations with respect to the UP Common Stock to be acquired by Mr. Anschutz and his affiliates in the Merger. See 'SHAREHOLDERS AGREEMENTS--Anschutz Shareholders Agreement.'

     The Anschutz/Resources Shareholders Agreement provides that Resources will cause a designee of TAC (other than Mr. Anschutz or persons with certain relationships to TAC) to be appointed as a director of Resources' Board of Directors on or prior to the consummation of the Spin-Off. See 'SHAREHOLDERS AGREEMENTS--Anschutz/Resources Shareholders Agreement.'

     TAC and the Foundation have been granted certain demand and 'piggy-back' registration rights in respect of any disposition by them of the UP Common Stock and Resources Common Stock to be acquired in the Merger and the Spin-Off, respectively. These registration rights are substantially the same as registration rights held by TAC and the Foundation with respect to the SP Shares owned by them. All expenses associated with the registration of UP Common Stock and Resources Common Stock pursuant to the exercise of demand or piggy-back registration rights will be borne by UP and Resources, respectively, with the exception of underwriting discounts and commissions and any expenses of TAC and the Foundation in connection with such registration. In addition, each of UP and Resources has agreed to provide, under certain circumstances, indemnification in favor of TAC and the Foundation with respect to information contained in a registration statement (except for information provided by TAC or the Foundation). Similarly, TAC and the Foundation have agreed to provide, under certain circumstances, indemnification in favor of UP or Resources, as the case may be, with respect to information furnished by them to UP or Resources, as the case may be, for use in a registration statement. See 'REGISTRATION RIGHTS AGREEMENTS.'

     As of August 3, 1995, the Anschutz Shareholders beneficially owned 49,643,008 Shares, representing approximately 31.8% of the then outstanding
Shares. Of such Shares,         (representing approximately [6]% of the
outstanding Shares) were sold by the Anschutz Shareholders in the Offer.


  Resources' Relationship with the Anschutz Shareholders

     As a result of the Merger and the Spin-Off, it is possible that the Anschutz Shareholders may become significant shareholders in Resources immediately after the Spin-Off. The size of the Anschutz Shareholders' holdings of Resources Common Stock and the presence of a designee of the Anschutz Shareholders elected to the Board of Directors of Resources may influence the management and policies of Resources. Resources competes with TAC, an Anschutz Shareholder engaged in oil and gas activities, in Colorado, Wyoming, Utah, the Gulf of Mexico, southern Louisiana and southern Texas, and, accordingly, certain conflicts of interest between Resources and the Anschutz Shareholders may arise in the future relating to their past and ongoing relationship. Such conflicts may arise in connection with Resources' efforts to acquire producing properties and companies, pursue farm-ins and other exploration agreements and hire and retain skilled industry personnel. In addition, Resources has been involved in significant litigation with the Anschutz Shareholders, including TAC, and is currently a party to pending arbitration.

  Interests of SP Directors and Executive Officers

     Existing Employment Agreements. SP maintains employment agreements with a number of executives, including Messrs. Davis, Starzel, Orris, Harvey, Matthews, Parsons and Galardi. These agreements provide, among other things, for the payment of certain severance and other benefits upon certain qualifying terminations of the employment of such officers. If Mr. Davis' employment is terminated other than for cause, or if Mr. Davis' title or duties have substantially changed and he resigns prior to March 1, 1998, SP will be obligated to make certain payments to him, including an amount equal to the greater of $1,000,000 or 75% of the base pay he would have received had he remained employed for the full period. If the employment of any of Messrs. Starzel, Orris, Harvey and Matthews is terminated by SP other than for cause, or if any of them should resign following certain changes in their employment status (such as a change in their title or duties or a reduction in their salary, or both), SP will be obligated to make certain payments, including an amount equal to two times the respective annual base salaries in effect on the date of employment termination. If the employment of Mr. Parsons is terminated by SP other than for cause, SP will be obligated to make certain payments to him, including an amount equal to his base salary between the date of termination of employment and June 1, 1998. If the employment of Mr. Galardi is terminated by SP other than for cause, or if he resigns following a reduction in title or relocation other than to Denver or San Francisco, SP will be obligated to make certain payments to him, including an amount equal to one year's base salary. The base salary for 1995 for Mr. Davis and Mr. Orris is $600,000 and $450,000, respectively, and $350,000 for each of Messrs. Starzel, Harvey, Matthews and Parsons.

     The existing employment agreements with Messrs. Davis, Starzel, Matthews and Parsons provide for certain home purchase loans (respectively in the amounts
of $600,000, $        , $300,000 plus the balance of Mr. Matthews' San Francisco residence loan and $350,000) that are interest free during employment. If the employment of Messrs. Davis, Starzel or Matthews is terminated by SP other than for cause, the remaining balance of the respective loan will be forgiven.


     The employment agreements and certain supplemental retirement agreements with Messrs. Starzel, Orris, Harvey and Matthews provide each of them with supplemental retirement benefits commencing on specified dates (or prior thereto with appropriate actuarial reduction) and in specified monthly amounts (subject to certain adjustments to reflect increases in the cost of living prior to commencement of payment), which payments would continue until the later of their death or the death of their respective spouses; provided, that the specified monthly amount for Mr. Orris will be offset by his retirement benefits under the Southern Pacific Rail Corporation Pension Plan. The supplemental retirement benefit for each of Messrs. Starzel, Orris and Harvey is $10,000 per month upon reaching age
62. Mr. Matthews may elect to receive $8,500 per month beginning on September 1, 2005 or $7,500 per month beginning at any time after September 1, 2000 but before September 1, 2005 unless Mr. Matthews voluntarily resigns his employment prior to September 1, 2005. The employment agreement with Mr. Parsons provides for crediting certain additional years of service pursuant to a supplemental retirement arrangement such that he will be treated as having accrued 27 years of benefit service with SP as of his starting date, June 1, 1995.

     Existing Employment and Benefit Arrangements. The Merger Agreement provides that UP shall cause the Surviving Corporation and its subsidiaries to honor and assume the existing employment agreements, supplemental executive retirement agreements and stock bonus agreements, including those described above for the named executive officers. UP shall also cause the Surviving Corporation and its subsidiaries to honor and assume SP's other employee benefit plans and employee programs; provided, however, that the other employee benefit plans and employee programs may be amended or terminated at any time in accordance with applicable law (except to the extent benefits have already vested thereunder). The Merger Agreement further provides that the existing severance plan for employees of SP and its subsidiaries who are terminated other than for cause shall be continued in effect for at least one year following the Effective Time.

     Management Continuity Plan. Pursuant to the Merger Agreement, SP and its subsidiaries have established an MCP that provides for up to two payments to certain non-union employees of SP or its subsidiaries based upon their continued employment and performance during the period from the date of the Merger Agreement (or date of hire or promotion, if later) to the date of the payment (or, in the case of the first payment, a date which shortly precedes the date of payment). In order to be eligible to participate in the MCP, an employee must generally waive his or her right, if any, to receive a payment from any other incentive plan maintained by SP or its subsidiaries or the Surviving Corporation (or its subsidiaries), including, without limitation, the stock bonus arrangements described in SP's Notice of Annual Meeting and Proxy Statement dated March 27, 1995 (the '1995 SP Proxy Statement'), other than the right of Messrs. Starzel and Harvey under separate agreements to receive 16,666 Shares each on each of January 1, 1996 and January 1, 1997 if they have not voluntarily resigned. Under the MCP, payment of awards will be made in two parts, with either 50% or 60% of the award payable prior to December 31, 1995 (depending on the classification of the employee), and the remaining portion payable at the earlier of the 60th day following the Effective Time or any earlier date of the employee's qualifying termination of employment. In order to be entitled to the second portion of the award under the MCP, the employee must be employed by SP or its subsidiaries at the Effective Time and must remain in employment for at least 60 days immediately following the Effective Time, unless such employment is earlier terminated at the request of the Surviving Corporation or its subsidiaries. The Merger Agreement provides that SP may make MCP awards in an aggregate amount up to $15,700,000, and the Merger Agreement also provides that the maximum amount payable under the MCP will not exceed $1,400,000 and $900,000 for Messrs. Davis and Orris, respectively, and $700,000 for each of Messrs. Starzel, Harvey, Matthews and Parsons.

     Equity Incentive Plan. Pursuant to the Merger Agreement, the compensation committee of the SP Board administering the SP EIP adopted resolutions to assure that no holder of an outstanding award with respect to which Shares might otherwise be issued at or after the Effective Time will have any right to receive equity securities of SP, the Surviving Corporation or any of their subsidiaries at or after the Effective Time. UP and the Surviving Corporation have agreed to cause the committee under the SP EIP to make adequate provision for the adjustment of outstanding awards under the Stock Bonus Agreements issued pursuant to and in accordance with the terms of the SP EIP. SP will also ensure that, following the Effective Time, no participant in any other stock based plan, agreement, program or arrangement (including, without limitation, the Southern Pacific Rail Corporation Employee Stock Purchase Plan) will have any right thereunder to acquire equity securities of SP, the Surviving Corporation or any of their subsidiaries.

     Severance Arrangements. In addition to the severance arrangements provided under the individual employment agreements, and SP's existing severance plan, SP and its subsidiaries, pursuant to the Merger Agreement, established an enhanced severance program (the 'Enhanced Severance Program') to provide certain additional severance amounts to certain terminated, non-union employees who become entitled to severance pursuant to the existing severance plan, the substantially identical plans to be established for certain subsidiaries which do not currently have a severance plan, or the individual employment agreements which provide severance benefits. The Merger Agreement provides that the Enhanced Severance Program plus all severance otherwise payable may provide aggregate benefits not in excess of $22,000,000 to all employees covered by the Enhanced Severance Program, and also provides that the total amount of severance benefits that may be paid to Messrs. Davis, Orris, Starzel, Harvey, Matthews and Parsons (excluding certain miscellaneous items) will not exceed $1,600,000, $1,350,000, $1,050,000, $1,050,000, $1,050,000 and $1,020,833, respectively. For purposes of the Enhanced Severance Program, participants will be divided into three categories, and the severance amount payable will range from an additional one year's base salary for certain employees (in addition to the severance otherwise payable) to the incremental amount necessary to provide an aggregate of 18 months or one year of severance for other employees.

     It is anticipated that SP will pay its executive officers a maximum of approximately $13.5 million in payments related to the proposed Merger if the employment of all such officers is terminated. No payments will be made to UP officers as a result of the change of control.


     Certain additional information with respect to executive compensation and related employee benefits and other information concerning SP's executive officers or directors, as modified by the foregoing discussion, is set forth in the 1995 SP Proxy Statement. See 'INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.' Because Mr. Parsons and Mr. Galardi were not employed with SP in 1994, the 1995 SP Proxy Statement does not contain information about their compensation arrangements. Their employment agreements are filed as exhibits to SP's Schedule 14D-9 and are incorporated herein by reference. See 'INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE' and 'AVAILABLE INFORMATION.'

     Indemnification. Pursuant to the terms of the Merger Agreement, UP has agreed that at all times after the Effective Time it will indemnify, or will cause the Surviving Corporation and its subsidiaries to indemnify, each director, officer, employee or agent of SP (an 'Indemnified Party') to the same extent and in the same manner as is now provided in the respective charters or by-laws of SP and such subsidiaries or otherwise in effect on the date of the Merger Agreement, with respect to any claim, liability, loss, damage, cost or expense (whenever asserted or claimed) ('Indemnified Liability') based in whole or in part on, or arising in whole or in part out of, any matter existing or occurring at or prior to the Effective Time. UP will, and will cause the Surviving Corporation to, maintain in effect for not less than six years after consummation of the Merger the current policies of directors' and officers' liability insurance maintained by SP and its subsidiaries on the date hereof or at least the same coverage; provided, however, that if the aggregate annual premiums for such insurance at any time during such period will exceed 200% of the per annum rate of premium currently paid by SP and its subsidiaries for such insurance on the date of the Merger Agreement, then UP will cause the Surviving Corporation to provide the maximum coverage that will be available at an annual premium equal to 200% of such rate, and UP, in addition to the indemnification provided above, will indemnify the Indemnified Parties for the balance of such insurance coverage on the same terms and conditions as though UP were the insurer under those policies. Without limiting the foregoing, in the event any Indemnified Party becomes involved in any capacity in any action, proceeding or investigation based in whole or in part on any matter, including the transactions contemplated by the Merger Agreement, existing or occurring at or prior to the Effective Time, then to the extent permitted by law, UP will, or will cause the Surviving Corporation to, periodically advance to the Indemnified Party its legal and other expenses, subject to the provision by such Indemnified Party of an undertaking to reimburse the amounts so advanced in the event of a final determination by a court of competent jurisdiction that such Indemnified Party is not entitled thereto.

  Certain Relationships and Related Transactions

     Certain information with respect to certain transactions between SP and certain affiliates of Mr. Anschutz or TAC is set forth in the 1995 SP Proxy Statement, under the section entitled 'Compensation Committee Interlocks and Insider Participation,' and is incorporated herein by reference. See 'INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE' and 'AVAILABLE INFORMATION.' SP plans to continue its activities under these agreements, as disclosed to UP pursuant to the Merger

Agreement. SP also is considering, and has so disclosed to UP pursuant to the Merger Agreement, certain other proposed transactions with TAC or one of TAC's affiliates involving (i) the purchase by an affiliate of TAC of certain tracts of land, (ii) amendments to the pipeline easement described in the 1995 SP Proxy Statement and (iii) the grant to an affiliate of TAC of additional fiber optic easements of the type generally referenced in the 1995 SP Proxy Statement. Completion of these proposed transactions is subject to approval by independent directors of SP after receipt of an appraisal from an independent appraiser that the terms are fair to SP and comparable to an arms-length transaction with an unaffiliated party. See 'THE MERGER AGREEMENT--Interim Operations of SP.'

  Certain Other Matters

     MSLEF is a substantial stockholder of SP. The sole general partner of MSLEF is MSLEF II, a wholly owned subsidiary of Morgan Stanley Group Inc. Each of MSLEF II and Morgan Stanley Group Inc. may be deemed to have shared voting and dispositive power with respect to the Shares held by MSLEF. As of August 3, 1995, MSLEF was the record and beneficial owner of, and had the right to vote and to dispose of, an aggregate of 13,341,580 Shares, representing approximately
8.5% of the then outstanding Shares. Of such Shares,        Shares (representing
approximately [3.2]% of the outstanding Shares) were sold by MSLEF in the Offer. MSLEF has entered into the MSLEF Shareholder Agreement (as defined), which contains voting provisions substantially similar to those contained in the Anschutz Shareholders Agreement. Mr. Frank V. Sica, a member of the Board of Directors of SP since October 1989, is a Managing Director of Morgan Stanley and a Vice Chairman and Director of MSLEF II. Morgan Stanley has acted as financial advisor to SP in connection with the Offer and the Merger and has rendered to the SP Board an opinion that the Consideration to be received by the SP stockholders pursuant to the Offer and the Merger, taken together, is fair from a financial point of view to such stockholders. Morgan Stanley is a wholly owned subsidiary of Morgan Stanley Group Inc. In addition, Richard B. Cheney is a director of both UP and Morgan Stanley Group Inc. See 'THE MERGER--Opinion of SP's Financial Advisor.' Morgan Stanley participated in the underwriting syndicate, but not as a lead or co-lead underwriter, for the IPO. As previously described, Morgan Stanley is entitled to an advisory fee from SP for its time and efforts in connection with the Offer and the Merger and an announcement fee aggregating $4 million, of which $2 million became payable on August 3, 1995 and the remaining $2 million will be payable upon stockholder approval of the Merger. SP has also agreed to pay Morgan Stanley a transaction fee equal to the lesser of (x) $16 million and (y) 0.425% of the aggregate value of the Consideration. Any amounts paid or payable to Morgan Stanley as advisory or announcement fees will be credited against the transaction fee.

CERTAIN PROJECTED FINANCIAL INFORMATION

     SP, in March 1995, provided UP and its financial advisors with certain business and financial information which UP and SP believe was not publicly available. Such information included, among other things, certain financial projections for 1995 through 1999 (the 'March SP Projections') prepared by management of SP as a long-range plan. In late July, SP furnished UP with updated financial projections for 1995 and 1996 (the 'July SP Projections'), which updated projections reflected a decline in projected results from the March SP Projections. The July SP Projections did not take into account any of the potential effects of the transactions contemplated by the Offer and the

Merger. SP does not as a matter of course publicly disclose internal projections as to future revenues, earnings or financial condition.

     Although both the March SP Projections and July SP Projections were based upon assumptions believed to have been reasonable when they were made, based on, among other things, SP's operating performance and results since the execution of the Merger Agreement (see 'UNAUDITED PRO FORMA FINANCIAL STATEMENTS OF UP AND SP'), changes in freight mix and volumes, the general economic outlook and other matters, as of the date of this Joint Proxy Statement/Prospectus, SP's management does not believe that SP's operating results reflected in either the March SP Projections or the July SP Projections will be attained. The March SP Projections showed operating revenues of $3.327 billion in 1995 increasing to $3.976 billion in 1999, operating income of $448 million in 1995 increasing to $799 million in 1999, and net income of $203 million in 1995 increasing to $391 million in 1999. The March SP Projections assumed gains from real estate sales (excluding the sales of major properties and transit corridors) of $67 million in 1995 and $60 million thereafter. The March SP Projections also included cash flow data which showed operating cash flows of $309 million in 1995 increasing to $618 million in 1999, available cash of $688 million in 1995 increasing to $814 million in 1999, and a net change in cash of $(28) million in 1995, $121 million in 1996, $254 million in 1997, $315 million in 1998 and $264 million in 1999. In connection with the March SP Projections, SP also furnished UP with projected balance sheets of SP for the years 1995 through 1999. Such balance sheets projected total assets of SP increasing from $4,684 million at December 31, 1995 to $7,062 million at December 31, 1999, and total stockholders' equity increasing from $1,261 million at December 31, 1995 to $2,564 million at December 31, 1999. The July SP Projections showed operating revenues of approximately $3.2 billion in 1995 and $3.3 billion in 1996, operating income of approximately $320 million to $280 million in 1995 and approximately $445 million in 1996, and net income of approximately $134 million to $110 million in 1995 and approximately $201 million in 1996.

     THE PROJECTIONS WERE NOT PREPARED WITH A VIEW TO PUBLIC DISCLOSURE OR COMPLIANCE WITH PUBLISHED GUIDELINES OF THE COMMISSION OR THE GUIDELINES ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS. THE PROJECTIONS ARE INCLUDED IN THIS JOINT PROXY STATEMENT/PROSPECTUS ONLY BECAUSE SUCH INFORMATION WAS PROVIDED TO UP. NONE OF SP, UP, UP ACQUISITION, UPRR OR ANY PARTY TO WHOM THE PROJECTIONS WERE PROVIDED ASSUMES ANY RESPONSIBILITY FOR THE ACCURACY OF SUCH INFORMATION. AS DESCRIBED ABOVE, ALTHOUGH UP HAS BEEN ADVISED BY SP THAT THESE PROJECTIONS WERE CONSIDERED REASONABLE BY SP AT THE TIME THEY WERE FURNISHED TO UP, SP'S MANAGEMENT NO LONGER BELIEVES THAT SP'S OPERATING RESULTS REFLECTED IN SUCH PROJECTIONS WILL BE ACHIEVED. ACCORDINGLY, ACTUAL RESULTS ARE LIKELY TO VARY MATERIALLY FROM THOSE SHOWN. THE PROJECTIONS HAVE NOT BEEN EXAMINED OR COMPILED BY SP'S INDEPENDENT PUBLIC ACCOUNTANTS. FOR THESE REASONS, AS WELL AS THE BASES ON WHICH SUCH PROJECTIONS WERE COMPILED, IT IS LIKELY THAT SUCH PROJECTIONS WILL NOT BE REALIZED. THE INCLUSION OF SUCH PROJECTIONS HEREIN SHOULD NOT BE REGARDED AS AN INDICATION THAT SP, UP, UP ACQUISITION, UPRR OR ANY OTHER PARTY WHO RECEIVED SUCH INFORMATION CONSIDERS IT AN ACCURATE PREDICTION OF FUTURE EVENTS.


ESTIMATED SYNERGIES

     UP and SP filed an application for approval of the Merger with the ICC on November 30, 1995. As part of that application, UP and SP indicated to the ICC that, in their view, the Merger will yield annual benefits to the merged company of approximately $660 million once the Merger has been fully implemented over a projected five-year period. These benefits consist of a significant increase in operating income as well as an avoidance of certain annual capital expenditures. This projected increase in operating income from the Merger is expected to result from both operating efficiencies and increased revenues. The application to the ICC states that the estimated annual increase in operating income will be approximately $612 million per year when the Merger is fully implemented after five years. This increase is projected to be achieved over the first five years following consummation of the Merger with approximately 38% of the increase expected to be achieved by the end of the first year and over 90% of the increase expected to be achieved by the end of the third year. This projected increase in operating income does not include the noncash effects of applying purchase accounting as shown on the pro forma combined statements of operations or of increased depreciation from additional capital expenditures described below needed to obtain these benefits. The avoidance of certain capital expenditures is projected to be $48 million annually. All of these estimated Merger benefits use 1994 as a base year and are stated in 1994 dollars.

     The ICC application will state that significant savings will be achieved in the general and administrative, overhead and support functions of the merged company. The application identifies approximately $105 million annually in estimated savings after five years, not including savings in personnel costs. The material assumption underlying these savings is improved efficiency associated with information systems and purchasing.

     The ICC application also states that a number of opportunities exist for significant reduction in operating costs and improvement in equipment utilization. These operating efficiencies are expected to be achieved through operations and transportation savings, maintenance of way and equipment savings, and mileage savings from use of shorter, more efficient routes. These operational savings are estimated to be approximately $170 million annually after five years, not including savings in personnel costs. The material assumptions underlying these savings are included in the Operating Plan that is part of the ICC application. The Operating Plan describes the internal rerouting of traffic, consolidation of common point facilities and rationalization of system facilities that will be implemented after the Merger.

     The ICC application states that significant savings will be achieved through reduction in general and administrative and operating positions. The application identifies approximately $261 million in estimated annual savings after five years. The material assumption underlying these savings is that duplicative activities will be eliminated and productivity will be improved through rationalization, centralization and application of improved systems technology.

     The ICC application also states that freight revenues will increase as a result of the Merger. Traffic increases associated with extending length of haul, diversions from other railroads, trucks and water carriers, and stimulation of new shipments are projected to increase revenues (net of costs associated with this traffic) by about $76 million annually after five years. This includes the impact of implementing the agreement with BNSF to maintain competition at all locations that would go from two serving railroads to one. The material assumptions underlying these revenue gains are faster, more frequent and more reliable service, extended single line service and related efficiencies. UP and SP have conducted studies that show how these improvements will divert traffic from other railroads and attract additional intermodal traffic by diverting traffic from truck to rail.

     In order to achieve these increases in operating income, it is estimated that certain nonrecurring cash costs of $1,266 million would be incurred during the first five years after the Merger. Employee separation, relocation and other one-time costs are estimated to be $357 million. In addition, $1,207 million in projected incremental capital expenditures (net of the reduction in capital expenditures referred to in the first paragraph of this section) in the first 5 years will be required to implement the Merger but will be partially offset by asset sales resulting from the Merger estimated to be $298 million. Approximately 55 percent of the incremental capital expenditures are projected to be spent on the SP system while approximately 45 percent will be spent on the UP system.

     Management of UP estimates the possible ongoing Merger benefits to operating income will be achieved as follows: $233 million benefit during the first year following consummation of the Merger (assumed to occur in September
1996), $481 million benefit during the second year following the Merger, $577 million benefit during the third year following the Merger, $595 million during the fourth year following the Merger and $612 million during the fifth year following the Merger. These benefits exclude the effect of one-time costs related to the Merger referred to in the previous paragraph since the amount of such costs that will be charged to expense cannot presently be determined. UP estimates that the Merger would result in the initial dilution in UP's earnings per share from continuing operations of less than 10% in calendar 1996 and slightly more than 10% in 1997, and would be accretive in 1998.

     THE FOREGOING ESTIMATES ARE INHERENTLY SUBJECT TO SIGNIFICANT UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE CONTROL OF UP. THERE CAN BE NO ASSURANCE THAT THEY WILL BE ACHIEVED AND ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE ESTIMATED. THE INCLUSION OF SUCH ESTIMATES HEREIN SHOULD NOT BE REGARDED AS AN INDICATION THAT UP, UP ACQUISITION, UPRR, SP OR ANY OTHER PARTY CONSIDERS SUCH ESTIMATES AN ACCURATE PREDICTION OF FUTURE EVENTS.

MERGER CONSIDERATION

     Pursuant to the Merger Agreement, each Share (other than Shares owned by SP as treasury stock and Shares owned by UP, UP Acquisition, UPRR or any other direct or indirect wholly owned subsidiary of UP, which Shares will be cancelled and retired at the Effective Time) shall at the Effective Time, be converted, at the election of the holder, subject to proration and the limitations described below, into the right to receive (i) the Stock Consideration, (ii) the Cash Consideration or (iii) a combination thereof. Holders of Shares will be permitted to make a Stock Election and/or a Cash Election (each as defined in

'--Election Procedures') with respect to all or any portion of the Shares held by such holder. The aggregate number of Shares to be converted into the right to receive UP Common Stock in the Merger pursuant to the Merger Agreement will be equal as nearly as practicable to 60% of all outstanding Shares at the time of the Merger; and the aggregate number of Shares to be converted into the right to receive the Cash Consideration in the Merger pursuant to the Merger Agreement, together with the Acquired Shares, will be equal as nearly as practicable to 40% of all outstanding Shares. Accordingly, of the Shares outstanding immediately prior to the Merger (other than the Acquired Shares), 20% of such Shares will be acquired for cash and 80% of such Shares will be acquired in exchange for shares of UP Common Stock. See '--Election Procedures' and 'THE MERGER AGREEMENT--Conversion of Shares.'

EFFECTIVE TIME

     The Merger will become effective, following the satisfaction or waiver (where permissible) of the conditions set forth in the Merger Agreement, upon the date on which the articles of merger (the 'Articles of Merger') and a certificate of merger (the 'Certificate of Merger'), each with respect to the Merger, have been duly filed with the Division of Corporations and Commercial Code of the State of Utah and the Secretary of State of the State of Delaware, respectively, or such time as is agreed upon by the parties and specified in the Articles of Merger and Certificate of Merger, and such time is hereinafter referred to as the 'Effective Time.'

FINANCING OF THE TRANSACTION

     UP estimates that the total amount of funds required to pay the Cash Consideration and to pay all related costs and expenses will be approximately $600 million.

     UP plans to obtain the necessary funds from available cash and working capital, and either pursuant to an existing $1.1 billion credit facility with various commercial banks (the '$1.1 Billion Facility'), a $1.4 billion credit facility with various commercial banks (the '$1.4 Billion Facility'), other credit facilities which may be established in the future (the $1.1 Billion Facility, the $1.4 Billion Facility and any such future facility, the 'Facilities'), or through the issuance of long or short-term debt securities (including commercial paper notes) (the 'Debt Securities'). The current Facilities are described below.

     UP expects to repay all or a portion of the balances outstanding on the date hereof under the Facilities ($831 million) prior to the date that the Cash Consideration will be paid. It is anticipated that such repayments will be made from internally generated funds, sales of receivables or through the issuance of long or short-term debt securities. No final decisions have been made concerning the method UP will employ to repay such indebtedness. Such decisions when made will be based on UP's review from time to time of the advisability of particular actions, as well as on prevailing interest rates and financial and other economic conditions.

     UP's commercial paper program involves the private placement of unsecured,

commercial paper notes with maturities of up to 270 days. The commercial paper generally has an effective interest rate approximating the then market rate of interest for commercial paper of similar rating, currently approximating [ ]%.

     On April 11, 1995, UP entered into the $1.1 Billion Facility with Chemical Bank and Citicorp Securities, Inc., as Co-Arrangers, Chemical Securities, Inc., as Syndication Agent, Citibank, N.A., as Documentation Agent, Chemical Bank, as Administrative Agent, and the other banks named therein, which provides UP with a revolving credit facility in the amount of $1.1 billion which will terminate on April 11, 2000.

     The interest rate on the drawings under the $1.1 Billion Facility is expected to be in the range of .150% to .500% above the London Interbank Offered Rate ('LIBOR') per annum, and would be in addition to a facility fee ranging from .100% to .250% per annum, in each case based on UP's credit rating.

     The $1.4 Billion Facility was established pursuant to a Revolving Credit Agreement, dated as of March 2, 1993, as amended, among UP, Chemical Bank, as administrative agent, Credit Suisse and NationsBank, N.A. (Carolinas), as co-agent, and various banks name therein. The $1.4 Billion Facility will terminate on March 2, 2000. The interest on the drawings under the $1.4 Billion Facility will range from .15% to .50% above LIBOR per annum, and would be in addition to a facility fee ranging from .10% to .25% per annum, in each case based on UP's credit rating. The facility fee is payable on the entire amount of the $1.4 Billion Facility, whether used or unused.

     The foregoing description of the terms and provisions of the Facilities is qualified in its entirety by reference to the text of each credit agreement relating to the respective Facility, copies of which are filed as exhibits to the Registration Statement and are incorporated herein by reference.

     The proceeds of the Facilities are available for general corporate purposes of UP which would include the financing for the Offer and Merger.

ACCOUNTING TREATMENT

     The Merger will be accounted for under the 'purchase' method of accounting in accordance with generally accepted accounting principles ('GAAP').

ELECTION PROCEDURES

     Elections. The Merger Agreement provides that each holder of Shares (other than Shares owned by SP as treasury stock and any Shares owned by UP, UP Acquisition, UPRR or any other direct or indirect wholly owned subsidiary of UP, which Shares will be cancelled and retired at the Effective Time) has the right, subject to the proration and the limitations described below, to submit a request (an 'Election') specifying the number of Shares owned by such holder which such holder desires to have converted into either:

          (i) .4065 shares of UP Common Stock per Share (the 'Stock Election');
     or


          (ii) the Cash Consideration (the 'Cash Election').

     Holders of Shares will be permitted to make a Stock Election and/or a Cash Election with respect to all or any portion of the Shares held by such holder.

     All Stock Elections and Cash Elections must be made on the Form of Election which will be mailed to SP stockholders at least ten business days prior to the Election Deadline (as defined below). Additional copies of the Form of Election will be available upon request from Citibank, N.A., as exchange agent (the
'Exchange Agent'), at [       ], or from SP's proxy solicitor, D.F. King & Co.,
Inc., at 77 Water Street, New York, New York 10005, (call Toll Free) 1-800-697-6974, or (212) 269-5550.

     The purpose of the Election procedure is to permit holders of Shares to express their preferences for the type of consideration they wish to receive in the Merger, provided that a number of Shares (together with the Acquired Shares) as nearly as practicable equal to 40% of the outstanding Shares be converted into the right to receive the Cash Consideration, and a number of shares as nearly as practicable equal to 60% of the outstanding Shares, be converted into the right to receive UP Common Stock. As discussed below, subject to the proration and the limitations described below, the Stock Elections and Cash Elections made by holders of Shares will be honored in issuing shares of UP Common Stock and the Cash Consideration after the Effective Time.

     ALTHOUGH THERE CAN BE NO ASSURANCE THAT A HOLDER OF SHARES WILL RECEIVE THE CONSIDERATION THAT HE OR SHE ELECTS AS TO ALL OF HIS OR HER SHARES, A HOLDER OF SHARES HAVING A PREFERENCE AS TO THE FORM OF CONSIDERATION TO BE RECEIVED FOR HIS OR HER SHARES SHOULD MAKE AN ELECTION, BECAUSE SHARES AS TO WHICH AN ELECTION HAS BEEN MADE WILL BE GIVEN PRIORITY IN ALLOCATING SUCH CONSIDERATION OVER SHARES AS TO WHICH NO ELECTION IS RECEIVED. NEITHER SP NOR THE SP BOARD MAKES ANY RECOMMENDATION AS TO WHETHER STOCKHOLDERS SHOULD ELECT TO RECEIVE THE CASH CONSIDERATION OR THE STOCK CONSIDERATION IN THE MERGER. EACH STOCKHOLDER MUST MAKE HIS OR HER OWN DECISION WITH RESPECT TO SUCH ELECTION. IF A STOCKHOLDER MAKES NO ELECTION, HE OR SHE WILL RECEIVE THE CASH CONSIDERATION AND/OR THE STOCK CONSIDERATION IN THE MERGER AS DESCRIBED BELOW.

     Failure of a holder of Shares to complete properly and to return the Form of Election, together with certificates representing such holder's Shares, or an appropriate guarantee of delivery of certificates for such Shares, to the Exchange Agent by the Election Deadline and to comply with the election procedures described in this Joint Proxy Statement/Prospectus and the Form of Election (including the instructions thereto) will cause such holder's Shares to be converted into UP Common Stock or the right to receive the Cash Consideration without regard to the preference of such holder of Shares.

     As used herein, 'Election Deadline' means the date announced by UP, in a news release delivered to the Dow Jones News Service, as the last day on which Forms of Election will be accepted; provided, that such date shall be a business day no earlier than twenty business days prior to the Effective Time and no later than the date on which the Effective Time occurs and shall be at least five business days following the date of such news release; provided further, that UP shall have the right to set a later date as the Election Deadline so long as such later date is no later than the date on which the Effective Time occurs.


     On December [ ], 1995, the closing price of UP Common Stock on the NYSE was $[ ] per share. Accordingly, the market value of .4065 shares of UP Common
Stock, based on such closing price, was $[   ]. THE MARKET VALUE OF THE UP
COMMON STOCK AFTER THE EFFECTIVE TIME WILL, AMONG OTHER THINGS, DEPEND UPON, AND IS EXPECTED TO FLUCTUATE WITH, THE PERFORMANCE OF UP, WHETHER OR NOT THE SPIN-OFF OCCURS,

CONDITIONS (ECONOMIC OR OTHERWISE) AFFECTING THE RAILROAD, TRUCKING AND OIL AND GAS INDUSTRIES AND MARKET CONDITIONS AND OTHER FACTORS THAT GENERALLY INFLUENCE PRICES OF SECURITIES. MOREOVER, THERE CAN BE NO ASSURANCE THAT AT OR AFTER THE EFFECTIVE TIME THE MARKET VALUE OF THE STOCK CONSIDERATION AND THE CASH CONSIDERATION TO BE RECEIVED IN THE MERGER WILL BE EQUAL. BECAUSE THE TAX CONSEQUENCES OF RECEIVING CASH OR UP COMMON STOCK WILL DIFFER, SP STOCKHOLDERS ARE URGED TO READ CAREFULLY THE INFORMATION SET FORTH UNDER THE CAPTION '-- CERTAIN FEDERAL INCOME TAX CONSEQUENCES' BELOW.

     Completing the Form of Election. To make a proper Election, a holder of Shares must have delivered to the Exchange Agent at the address specified in the Form of Election, prior to the Election Deadline the following:

          (a) a Form of Election properly completed in accordance with the instructions thereon and signed by the record holder of the Shares as to which such Election is being made, and

          (b) either (i) the certificates for such Shares or (ii) an appropriate guarantee of delivery of certificates for such Shares.

     A form of the guarantee of delivery will be set forth in the Form of Election, and, unless stock certificates are submitted with the Form of Election, a guarantee of delivery must be properly executed by a member of any registered national securities exchange or a member of the National Association of Securities Dealers, Inc. ('NASD') or a bank, broker, dealer, credit union or other entity that is a member in good standing of the Securities Transfer Agent's Medallion Program, and certificates for the Shares covered by such guarantee must in fact be received by the Exchange Agent by the time specified in such guarantee for a valid Form of Election to have been submitted.

     Any holder of Shares may, at any time prior to the Election Deadline, change his or her Election by submitting to the Exchange Agent a properly completed and signed revised Form of Election and all required additional documents, provided that the Exchange Agent receives such revised Form of Election and other necessary documents prior to the Election Deadline. Any holder of Shares may, at any time prior to the Election Deadline, revoke his or her prior valid Election by written notice received by the Exchange Agent prior to the Election Deadline or by written withdrawal prior to the Election Deadline of his or her certificates for Shares (or of the guarantee of delivery of such certificates) previously deposited with the Exchange Agent.

     All Elections will be revoked automatically if the Exchange Agent is notified in writing by UP or SP that the Merger Agreement has been terminated. Any holder of Shares who has deposited certificates for Shares of SP with the

Exchange Agent will have the right to withdraw such certificates by written notice received by the Exchange Agent prior to the Election Deadline and thereby revoke his or her Election as of the Election Deadline if the Merger shall not have been consummated prior thereto.

     Other Rules. UP has the right to make rules, not inconsistent with the terms of the Merger Agreement, governing the validity of Forms of Election, the manner and extent to which Elections are to be taken into account in making the determinations required by the Merger Agreement, the issuance and delivery of certificates for UP Common Stock for Shares converted into such stock in the Merger and the payment of cash for Shares converted into the right to receive the Cash Consideration in the Merger.

     Allocation of UP Common Stock and Cash Consideration; Proration. The aggregate number of Shares to be converted into UP Common Stock pursuant to the Merger will be equal as nearly as practicable to 60% of all outstanding Shares immediately prior to the Effective Time; and the number of Shares to be converted into the right to receive the Cash Consideration in the Merger pursuant to the Merger Agreement, together with the Acquired Shares, will be equal as nearly as practicable to 40% of all outstanding Shares immediately prior to the Effective Time.

     If Stock Elections are received for a number of Shares that is 60% or less of the outstanding Shares immediately prior to the Effective Time, each Share covered by a Stock Election will be converted in the Merger into .4065 of a share of UP Common Stock (the 'Conversion Fraction'). In the event that between the date of the Merger Agreement and the Effective Time, the issued and outstanding shares of UP Common Stock will have been affected or changed into a different number of shares or a different class of shares as a result of a stock split, reverse stock split, stock dividend, spin-off, extraordinary dividend, recapitalization, reclassification or other similar transaction with a record date within such period, the Conversion Fraction will be appropriately adjusted.

     If Stock Elections are received for more than 60% of the outstanding Shares, each Share as to which an Election is not in effect at the Election Deadline (other than Shares purchased pursuant to the Offer) (a 'Non-Electing Share') and each Share for which a Cash Election has been received will be converted into the right to receive the Cash Consideration in the Merger, and the Shares for which Stock Elections have been received will be converted into UP Common Stock and the right to receive the Cash Consideration in the following manner:

          (1) The Exchange Agent will distribute with respect to Shares as to which a Stock Election has been made a number of shares of UP Common Stock equal to the Conversion Fraction with respect to a fraction of such Shares, the numerator of which fraction shall be 60% of the number of outstanding Shares and the denominator of which shall be the aggregate number of Shares covered by Stock Elections; and

          (2) Shares covered by a Stock Election and not fully converted into the right to receive UP Common Stock as set forth in clause (1) above will be converted in the Merger into the right to receive the Cash Consideration for each Share so converted.

     If the number of Acquired Shares and Shares for which Cash Elections are received in the aggregate is 40% or less of the outstanding Shares, each Share covered by a Cash Election will be converted in the Merger into the right to receive the Cash Consideration.

     If the number of Acquired Shares and Shares for which Cash Elections are received in the aggregate is more than 40% of the outstanding Shares, each Non-Electing Share and each Share for which a Stock Election has been received will be converted in the Merger into a fraction of a share of UP Common Stock equal to the Conversion Fraction, and the Shares for which Cash Elections have been received will be converted into the right to receive the Cash Consideration and UP Common Stock in the following manner:

          (1) The Exchange Agent will distribute with respect to Shares as to which a Cash Election has been made the Cash Consideration with respect to a fraction of such Shares, the numerator of which fraction will be 40% of the number of outstanding Shares minus the number of Acquired Shares and the denominator of which will be the aggregate number of Shares covered by Cash Elections; and

          (2) Shares covered by a Cash Election and not fully converted into the right to receive the Cash Consideration as set forth in clause (1) above will be converted in the Merger into the right to receive a number of shares of UP Common Stock equal to the Conversion Fraction for each Share so converted.

     If Stock Elections are received for less than 60% of the outstanding Shares and Cash Elections, together with the Acquired Shares, are received for less than 40% of the outstanding Shares, the Exchange Agent will distribute with respect to each Non-Electing Share, the Cash Consideration with respect to a fraction of such Non-Electing Share, where such fraction is calculated in a manner that will result in the sum of (i) the number of Shares converted into cash pursuant to this paragraph, (ii) the number of Shares for which Cash Elections have been received and (iii) the number of Shares purchased pursuant to the Offer being as close as practicable to 40% of the outstanding Shares. Each Non-Electing Share not converted into the right to receive the Cash Consideration as set forth in the preceding sentence will be converted in the Merger into the right to receive a number of shares of UP Common Stock equal to the Conversion Fraction for each Non-Electing Share so converted.

     In lieu of any fractional share of UP Common Stock, UP will pay to each former stockholder of SP who otherwise would be entitled to receive a fractional share of UP Common Stock an amount in cash determined by multiplying (i) the Average UP Share Price on the date on which the Effective Time occurs by (ii) the fractional interest in a share of UP Common Stock to which such holder would otherwise be entitled. For purposes hereof, the 'Average UP Share Price' shall mean the average closing sales price, rounded to four decimal points, of UP Common Stock as reported on the New York Stock Exchange Composite Tape, for the twenty consecutive trading days ending on the trading day which is five trading days prior to the Effective Time.

     AS A RESULT OF THE PRORATION AND OTHER LIMITATIONS, HOLDERS OF SHARES OF SP

COMMON STOCK MAY RECEIVE SHARES OF UP COMMON STOCK OR THE CASH CONSIDERATION IN AMOUNTS THAT MAY VARY FROM THE AMOUNTS SUCH HOLDERS ELECT TO RECEIVE. SUCH HOLDERS WILL NOT BE ABLE TO CHANGE THE AMOUNTS OF UP COMMON STOCK OR THE CASH CONSIDERATION ALLOCATED TO THEM.

EXPENSES RELATED TO THE MERGER

     UP estimates its third-party transactions costs in connection with the Merger to be approximately $30 million which will be included in the purchase price allocation. SP estimates its third-party transaction costs in connection with the Merger to be approximately $20 million which are charged to expense as incurred.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is a summary of the material federal income tax consequences of the Offer and Merger to holders of Shares who hold the Shares as capital assets and is based upon the advice of counsel to UP and SP. The discussion set forth below is for general information only and may not apply to certain categories of holders of Shares subject to special treatment under the Internal Revenue Code of 1986, as amended (the 'Code'), such as foreign holders and holders whose Shares were acquired as compensation. This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. No ruling will be requested from the Internal Revenue Service (the 'IRS') regarding the tax consequences of the Merger and, accordingly, there can be no assurance that the IRS will agree with the discussion of the tax consequences of the Offer and the Merger set forth below.

     Tax Consequences of the Offer and the Merger Generally. The Offer and the Merger should be treated as a single integrated transaction for federal income tax purposes. Consequently, the Offer and the Merger should, in the aggregate, qualify as a reorganization pursuant to Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code. In such event, generally (i) UP, UPRR, UP Acquisition and SP will not recognize any gain or loss pursuant to the Offer and the Merger, (ii) a stockholder of SP who receives solely cash in exchange for Shares pursuant to the Offer and/or the Merger will recognize gain or loss, (iii) a stockholder of SP who did not exchange any Shares pursuant to the Offer and who receives solely UP Common Stock in exchange for Shares pursuant to the Merger will not recognize any gain or loss, and (iv) a stockholder of SP who receives a combination of cash and UP Common Stock in exchange for such stockholder's Shares pursuant to the Offer and/or the Merger will not recognize loss but will recognize gain, if any, to the extent of the cash received. If the Offer and the Merger are treated as integrated, the federal income tax consequences to a stockholder of SP may be, depending on such stockholder's particular circumstances, less favorable than the federal income tax consequences to such stockholder if the Offer and the Merger are not treated as integrated.

     Alternatively, if the Offer and the Merger were treated as separate transactions for federal income tax purposes, the receipt of cash by a stockholder of SP pursuant to the Offer would be a taxable sale, while the Merger should still qualify as a reorganization pursuant to Sections

368(a)(1)(A) and 368(a)(2)(D) of the Code.

  Tax Consequences if the Offer and the Merger are Treated as a Single Integrated Transaction.

     Exchange of Shares Solely for Cash. In general, a stockholder of SP who, pursuant to the Offer and/or the Merger, exchanges all of the Shares actually owned by such stockholder solely for cash will recognize capital gain or loss equal to the difference between the amount of cash received and such stockholder's adjusted tax basis in the Shares surrendered. The gain or loss will be long-term capital gain or loss if, as of the date of the exchange, the holder thereof has held such Shares for more than one year. Gain or loss will be calculated separately for each identifiable block of Shares surrendered pursuant to the Offer and/or the Merger.

     Exchange of Shares Solely for UP Common Stock. A stockholder of SP who exchanges no Shares for cash pursuant to the Offer and who, pursuant to the Merger, exchanges all of the Shares actually owned by such stockholder solely for shares of UP Common Stock will not recognize any gain or loss on such exchange. Such stockholder may recognize gain or loss, however, to the extent cash is received in lieu of a fractional share of UP Common Stock, as discussed below. The aggregate adjusted tax basis of the shares of UP Common Stock received in such exchange will be equal to the aggregate adjusted tax basis of the Shares surrendered therefor, and the holding period of the UP Common Stock received will include the holding period of the Shares surrendered in exchange therefor.

     Exchange of Shares for UP Common Stock and Cash. A stockholder of SP who, pursuant to the Offer and/or the Merger, exchanges all of the Shares actually owned by such stockholder for a combination of shares of UP Common Stock and cash will not recognize any loss on such exchange. Such stockholder will realize gain equal to the excess, if any, of (i) the cash and the aggregate fair market value of UP Common Stock received pursuant to the Offer and/or the Merger over (ii) such stockholder's aggregate adjusted tax basis in the Shares exchanged therefor, but will recognize any realized gain as taxable income only to the extent of the cash received.

     Any gain recognized by a stockholder of SP who receives a combination of UP Common Stock and cash pursuant to the Offer and/or the Merger will be treated as capital gain unless the receipt of the cash has the effect of the distribution of a dividend for federal income tax purposes, in which case such recognized gain will be treated as ordinary dividend income to the extent of such stockholder's ratable share of SP's accumulated earnings and profits.

     For purposes of determining whether the cash received pursuant to the Offer and/or the Merger will be treated as a dividend for federal income tax purposes, a stockholder of SP will be treated as if such stockholder first exchanged all of such stockholder's Shares solely for UP Common Stock and then UP immediately redeemed a portion of such UP Common Stock in exchange for the cash such stockholder actually received.


     In general, the determination as to whether the cash received will be treated as received pursuant to a sale or exchange (generating capital gain) or a dividend distribution (generating ordinary income) depends upon whether and to what extent there is a reduction in the stockholder's deemed percentage stock ownership of UP. A stockholder of SP who exchanges such stockholder's Shares for a combination of UP Common Stock and cash will recognize capital gain rather than dividend income if the deemed redemption by UP (described in the preceding paragraph) is either (a) 'substantially disproportionate' with respect to such stockholder or (b) is 'not essentially equivalent to a dividend.'

     A stockholder of SP will satisfy the 'substantially disproportionate' test if (i) the percentage of the outstanding stock of UP actually and constructively owned by such stockholder immediately after the deemed redemption by UP as a result of the Offer, Merger, or otherwise, is less than 80% of (ii) the percentage of the outstanding stock of UP that such SP stockholder is deemed actually and constructively to have owned immediately before the deemed redemption by UP.

     Whether the deemed exchange and subsequent redemption transaction are 'not essentially equivalent to a dividend' with respect to a stockholder of SP will depend upon such stockholder's particular circumstances. In order to reach such conclusion, it must be determined that the transaction results in a 'meaningful reduction' in such SP stockholder's deemed percentage stock ownership of UP. In determining whether a reduction in an SP stockholder's deemed percentage stock ownership has occurred, the percentage described in clause (i) of the previous paragraph should be compared to the percentage described in clause (ii) of the previous paragraph. Even if a stockholder of SP does not satisfy the 'substantially disproportionate' test described above, the IRS has ruled that a minority stockholder in a publicly held corporation whose relative stock interest is minimal and who exercises no control with respect to corporate affairs is considered to have a 'meaningful reduction' if such stockholder has a reduction in such stockholder's percentage stock ownership.

     In most circumstances, therefore, gain recognized by a stockholder of SP who exchanges such stockholder's Shares for a combination of UP Common Stock and cash will not be ordinary income but will be capital gain, which will constitute long-term capital gain if the holding period for such Shares was greater than one year as of the date of the exchange. Therefore, UP intends to treat cash payments pursuant to the Offer and the Merger as proceeds arising from the sale or exchange of Shares, rather than as dividends, for federal income tax reporting purposes. Stockholders of SP who receive such cash should, however, consult their own tax advisors to determine the proper treatment of such cash payments in their individual situations (including the impact, if any, of SP or UP stock owned by persons related to such SP stockholder).

     The aggregate tax basis of UP Common Stock received by a stockholder of SP who, pursuant to the Offer and/or the Merger, exchanges such stockholder's Shares for a combination of UP Common Stock and cash will be the same as the aggregate tax basis of the Shares surrendered therefor, decreased by the cash received and increased by the amount of gain recognized, if any (including any portion of such gain that is treated as a dividend). The holding period of the UP Common Stock received will include the holding period of the Shares surrendered in exchange therefor.


     Cash Received in Lieu of a Fractional Interest of UP Common Stock. Cash received in lieu of a fractional share of UP Common Stock will be treated as received in redemption of such fractional interest, and gain or loss will be recognized, measured by the difference between the amount of cash received and the portion of the basis of the Shares allocable to such fractional interest. Such gain or loss will generally constitute capital gain or loss, and will generally be long-term capital gain or loss if the holding period for such Shares was greater than one year as of the date of the exchange.

  Tax Consequences if the Offer and the Merger are Treated as Separate Transactions.

     Although counsel to UP believes such result to be unlikely, if the Offer and the Merger were treated as separate transactions for federal income tax purposes, the receipt of cash pursuant to the Offer would be a taxable sale, while the Merger should still qualify as a reorganization pursuant to Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code. Accordingly, a stockholder of SP who received cash pursuant to the Offer would recognize gain or loss equal to the difference between (i) the amount of cash received pursuant to the Offer and
(ii) the stockholder's adjusted tax basis in the Shares surrendered in the Offer. The gain or loss would be long-term capital gain or loss if, as of the date of the sale, such stockholder had held such stock for more than one year.

     A stockholder of SP who received UP Common Stock and/or cash pursuant to the Merger would be subject to the federal income tax rules concerning reorganizations discussed above under 'Tax Consequences if the Offer and the Merger are Treated as a Single Integrated Transaction' with respect to the consideration received in the Merger.

  Withholding

     Unless a stockholder of SP complies with certain reporting and/or certification procedures or is an exempt recipient under applicable provisions of the Code and Treasury Regulations promulgated thereunder, such stockholder may be subject to withholding tax of 31% with respect to any cash payments received pursuant to the Offer and Merger. Stockholders of SP should consult their brokers or the Depositary to ensure compliance with such procedures. Foreign stockholders should consult with their own tax advisors regarding withholding taxes in general.

     THE FOREGOING DISCUSSION MAY NOT APPLY TO CERTAIN CATEGORIES OF STOCKHOLDERS SUBJECT TO SPECIAL TREATMENT UNDER THE CODE, SUCH AS FOREIGN STOCKHOLDERS OF SP AND STOCKHOLDERS OF SP WHOSE SHARES WERE ACQUIRED AS COMPENSATION. STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE OFFER AND THE MERGER, INCLUDING ANY FEDERAL, STATE, LOCAL OR OTHER TAX CONSEQUENCES (INCLUDING ANY TAX RETURN FILING OR OTHER TAX REPORTING REQUIREMENTS) OF THE OFFER AND THE MERGER.

ABSENCE OF DISSENTERS' RIGHTS

     In accordance with the United States Supreme Court decision, Schwabacher v.

United States, 334 U.S. 192 (1948), stockholders of SP will not have any dissenters' rights under state law, unless (i) the ICC (or any successor agency) or a court of competent jurisdiction determines that state-law dissenters' rights are available to holders of Shares or (ii) the relevant provisions under the Interstate Commerce Act (the 'ICA') are changed in a way which would make state-law dissenters' rights available. UP considers it unlikely that the ICC or a court will determine that state-law dissenters' rights are available to holders of Shares. As part of the approval of the Merger, UP and SP intend to seek a determination of the ICC that the terms of the Merger are just and reasonable. It is UP's and SP's understanding that upon the issuance of such a determination, state-law dissenters' rights will be preempted. Stockholders of SP will have an opportunity to participate in this ICC proceeding. See 'OTHER LEGAL MATTERS; REGULATORY APPROVALS--ICC Approval.'

     If dissenters' rights are available to holders of Shares, such rights will be provided in accordance with Section 262 of the DGCL which generally provides that any stockholder of a corporation who does not wish to accept the consideration paid pursuant to the business combination has the right to seek an appraisal and be paid in cash the 'fair value' of its shares (exclusive of any element of value arising from the accomplishment or expectation of the business combination) judicially determined, provided that such holder complies with the provisions of Section 262 of DGCL.

     Appraisal rights cannot be exercised at this time. If any stockholders of SP become entitled to appraisal rights in connection with the Merger (or similar business combination), they will receive additional information concerning any available appraisal rights and the procedures to be followed in connection therewith before such stockholders have to take any action relating thereto. Stockholders of SP who sold Shares in the Offer were not entitled to exercise any appraisal rights with respect to Shares purchased in the Offer.

                                MERGER AGREEMENT

     THE FOLLOWING IS A SUMMARY OF CERTAIN PROVISIONS OF THE MERGER AGREEMENT. THE SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT WHICH IS ATTACHED HERETO AS ANNEX B AND IS INCORPORATED HEREIN BY REFERENCE. CAPITALIZED TERMS USED AND NOT OTHERWISE DEFINED HEREIN OR IN THE FOLLOWING SUMMARY SHALL HAVE THE MEANINGS SET FORTH IN THE MERGER AGREEMENT.

THE OFFER

     Pursuant to the Merger Agreement, on September 7, 1995, UP Acquisition accepted for payment the Acquired Shares in the Offer and simultaneously deposited such Acquired Shares into the Voting Trust. On September 15, 1995, UP Acquisition paid for and purchased the Acquired Shares. The Voting Trust may not be modified or amended without the prior written approval of SP unless such modification or amendment is not inconsistent with the Merger Agreement or the Ancillary Agreements and is not adverse to SP or its stockholders. See 'VOTING TRUST AGREEMENT.'

THE MERGERS


     The Merger Agreement provides that, subject to the terms and conditions thereof and in accordance with the Utah Revised Business Corporation Act ('UBCA'), at the Sub Merger Effective Time (as defined in the Merger Agreement), UPRR and UP Acquisition will consummate a merger (the 'UP Acquisition Merger') pursuant to which (i) UP Acquisition will be merged with and into UPRR and the separate corporate existence of UP Acquisition will thereupon cease, (ii) UPRR will be the surviving corporation in the UP Acquisition Merger and will continue to be governed by the laws of the State of Utah, and (iii) the separate corporate existence of UPRR will continue unaffected by the UP Acquisition Merger. Pursuant to the UP Acquisition Merger, (x) the Articles of Incorporation of UPRR, as in effect immediately prior to the Sub Merger Effective Time, will be the Articles of Incorporation of the surviving corporation in the UP Acquisition Merger until thereafter amended, and (y) the By-laws of UPRR, as in effect immediately prior to the Sub Merger Effective Time, will be the By-laws of the surviving corporation in the UP Acquisition Merger (the 'Initial Surviving Corporation') until thereafter amended. The UP Acquisition Merger will have the effects set forth in the UBCA and the DGCL.

     Subject to the terms and conditions of the Merger Agreement and in accordance with the DGCL and the UBCA, at the Effective Time, SP and the Initial Surviving Corporation will consummate the Merger (together with the UP Acquisition Merger, the 'Mergers') pursuant to which (i) SP shall be merged with and into the Initial Surviving Corporation and the separate corporate existence of SP will thereupon cease, (ii) the Initial Surviving Corporation will be the successor (the 'Surviving Corporation') in the Merger and will continue to be governed by the laws of the State of Utah, and (iii) the separate corporate existence of the Initial Surviving Corporation will continue unaffected by the Merger. Pursuant to the Merger, (x) the Articles of Incorporation of the Initial Surviving Corporation, as in effect immediately prior to the Effective Time, will be the Articles of Incorporation of the Surviving Corporation until thereafter amended, and (y) the By-laws of the Initial Surviving Corporation, as in effect immediately prior to the Effective Time, will be the By-laws of the Surviving Corporation until thereafter amended. The Merger shall have the effects set forth in the UBCA and the DGCL.

CONVERSION OF SHARES

     The Merger Agreement provides that each issued and outstanding share of Common Stock of UPRR prior to the Sub Merger Effective Time will, at the Sub Merger Effective Time, be converted into and become one fully paid and nonassessable share of common stock of the Initial Surviving Corporation.

     The Merger Agreement provides that each issued and outstanding share of Common Stock of UP Acquisition (the 'UP Acquisition Common Stock') immediately prior to the Sub Merger Effective Time will, at the Sub Merger Effective Time, by virtue of the UP Acquisition Merger and without any action on the part of the Initial Surviving Corporation, be cancelled and retired and cease to exist.

     The Merger Agreement provides that each issued and outstanding share of Common Stock of the Initial Surviving Corporation immediately prior to the Effective Time will, at the Effective Time, by virtue of the Merger and without any action on the part of UP, be converted into one fully paid and nonassessable share of Common Stock of the Surviving Corporation.

     The Merger Agreement provides that, as of the Effective Time, each issued and outstanding Share (other than Shares that are owned by SP as treasury stock and any Shares owned by UP, UP Acquisition, UPRR or any other direct or indirect wholly owned subsidiary of UP, which shares at the Effective Time will be cancelled and retired) will be converted into the right to receive (i) the Cash Consideration, (ii) the Stock Consideration or (iii) a combination thereof. Holders of Shares will be permitted to make a Stock Election and/or a Cash Election with respect to all or any portion of the Shares held by such holder.

     Each holder of Shares, as more fully set forth in the Merger Agreement (other than holders of Shares to be cancelled), will have the right to make an Election specifying the number of Shares owned by such holder which such holder desires to have converted into the Stock Consideration by making a Stock Election and the number of Shares that such holder desires to have converted into the Cash Consideration by making a Cash Election.

     The aggregate number of Shares to be converted into UP Common Stock pursuant to the Merger will be equal as nearly as practicable to 60% of all outstanding Shares immediately prior to the Effective Time; and the number of Shares to be converted into the right to receive the Cash Consideration in the Merger pursuant to the Merger Agreement, together with the Acquired Shares, will be equal as nearly as practicable to 40% of all outstanding Shares immediately prior to the Effective Time.

     If Stock Elections are received for a number of Shares that is 60% or less of the outstanding Shares, each Share covered by a Stock Election will be converted in the Merger into .4065 of a share of UP Common Stock. In the event that between the date of the Merger Agreement and the Effective Time, the issued and outstanding shares of UP Common Stock will have been affected or changed into a different number of shares or a different class of shares as a result of a stock split, reverse stock split, stock dividend, spin-off, extraordinary dividend, recapitalization, reclassification or other similar transaction with a record date within such period, the Conversion Fraction shall be appropriately adjusted.

     If Stock Elections are received for more than 60% of the outstanding Shares, each Non-Electing Share and each Share for which a Cash Election has been received will be converted into the right to receive the Cash Consideration in the Merger, and Shares for which Stock Elections have been received will be converted into UP Common Stock and the right to receive the Cash Consideration in the following manner:

          (1) The Exchange Agent will distribute with respect to Shares as to which a Stock Election has been made a number of shares of UP Common Stock equal to the Conversion Fraction with respect to a fraction of such Shares, the numerator of which fraction will be 60% of the number of outstanding Shares and the denominator of which shall be the aggregate number of Shares covered by Stock Elections; and

          (2) Shares covered by a Stock Election and not fully converted into the right to receive UP Common Stock as set forth in clause (1) above will be converted in the Merger into the right to receive the Cash Consideration for each Share so converted.

     If the number of Acquired Shares and Shares for which Cash Elections are received in the aggregate is 40% or less of the outstanding Shares, each Share covered by a Cash Election will be converted in the Merger into the right to receive the Cash Consideration.

     If the number of Acquired Shares and Shares for which Cash Elections are received in the aggregate is more than 40% of the outstanding Shares, each Non-Electing Share and each Share for which a Stock Election has been received will be converted in the Merger into a fraction of a share of UP Common Stock equal to the Conversion Fraction, and the Shares for which Cash Elections have been received will be converted into the right to receive the Cash Consideration and UP Common Stock in the following manner:

          (1) The Exchange Agent will distribute with respect to Shares as to which a Cash Election has been made the Cash Consideration with respect to a fraction of such Shares, the numerator of which fraction will be 40% of the number of outstanding Shares minus the number of Acquired Shares and the denominator of which will be the aggregate number of Shares covered by Cash Elections; and

          (2) Shares covered by a Cash Election and not fully converted into the right to receive the Cash Consideration as set forth in clause (1) above will be converted in the Merger into the right to receive a number of shares of UP Common Stock equal to the Conversion Fraction for each Share so converted.

     The Merger Agreement provides that if (x) Stock Elections are received for less than 60% of the outstanding Shares and (y) the number of Acquired Shares and Shares for which Cash Elections are received in the aggregate is less than 40% of the outstanding Shares, the Exchange Agent will distribute with respect to each Non-Electing

Share, the Cash Consideration with respect to a fraction of such Non-Electing Share, where such fraction is calculated in a manner that will result in the sum of (i) the number of Shares converted into cash pursuant to this paragraph, (ii) the number of Shares for which Cash Elections have been received and (iii) the number of Acquired Shares being as close as practicable to 40% of the outstanding Shares. Each Non-Electing Share not converted into the right to receive the Cash Consideration as set forth in the preceding sentence will be converted in the Merger into the right to receive a number of Shares of UP Common Stock equal to the Conversion Fraction for each Non-Electing Share so converted.

     In lieu of any fractional share of UP Common Stock, UP will pay to each former stockholder of SP who otherwise would be entitled to receive a fractional share of UP Common Stock an amount in cash determined by multiplying (i) the Average UP Share Price on the date on which the Effective Time occurs by (ii) the fractional interest in a share of UP Common Stock to which such holder would otherwise be entitled.


EQUITY INCENTIVE PLAN

     The Merger Agreement provides that prior to the purchase of Shares pursuant to the Offer, the Board of Directors (or, if appropriate, any committee administering the Southern Pacific Rail Corporation Equity Incentive Plan (the 'SP EIP')) will adopt resolutions or take other actions as necessary to assure that no holder of an outstanding award with respect to which Shares might otherwise be issued at or after the Effective Time will have any right to receive equity securities of SP, the Surviving Corporation or any subsidiary at or after the Effective Time (any such right having been adjusted to be a right to receive other securities, property or cash in accordance with the SP EIP). SP will also ensure that, following the Effective Time, no participant in any other stock-based plan, agreement, program or arrangement (including, without limitation, the Employee Stock Purchase Plan) will have any right thereunder to acquire equity securities of SP, the Surviving Corporation, or any subsidiary.

BOARD OF DIRECTORS

     The directors and officers of UPRR at the Sub Merger Effective Time will, from and after the Sub Merger Effective Time, be the initial directors and officers, respectively, of the Initial Surviving Corporation until their successors have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Initial Surviving Corporation's Articles of Incorporation and By-laws.

     The directors and officers of the Initial Surviving Corporation at the Effective Time will, from and after the Effective Time, be the initial directors and officers, respectively, of the Surviving Corporation until their successors have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and By-laws.

INTERIM OPERATIONS OF SP

     In the Merger Agreement, SP has agreed that, except as expressly provided in the Merger Agreement or consented to in writing by UP, prior to the Effective
Time: (i) the business of SP and its subsidiaries will be conducted only in the ordinary course of business consistent with past practice or pursuant to Customary Actions (as defined below) and, to the extent consistent therewith, each of SP and its subsidiaries will use its reasonable best efforts to preserve its business organization intact and maintain its existing relations with customers, suppliers, employees, creditors and business partners; (ii) SP will not, directly or indirectly, split, combine or reclassify the outstanding Shares or any outstanding capital stock of any of the subsidiaries of SP; and (iii) neither SP nor any of its subsidiaries shall (a) amend its certificate of incorporation or by-laws or similar organizational documents; (b) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock other than dividends paid by subsidiaries of SP to SP; (c) issue, sell, transfer, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of SP or its subsidiaries, other than issuances pursuant to the exercise of stock-based awards outstanding on the date of the Merger Agreement; (d) transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any material assets other than in the ordinary course of business consistent with past practice or pursuant to existing agreements previously disclosed to UP; (e) redeem, purchase or otherwise acquire directly or indirectly any of its capital stock; (f) (A) grant any increase in the compensation payable, or to become payable, by SP or any of its subsidiaries to any officer or employee (including through any new award made under, or the exercise of any discretion under, the SP EIP; however, Chairman's Circle Awards in accordance with past practice may be made payable in cash or, with the written consent of UP, in Shares); provided, however, that SP may increase compensation (x) as required pursuant to collective bargaining agreements and (y) for employees who have merit promotions and/or industry-competitive salary adjustments in the ordinary course of business consistent with past practice; (B) adopt any new, or amend or otherwise increase, or accelerate the payment or vesting of the amounts payable, or to become payable, under any existing, bonus, incentive compensation, deferred compensation, severance, profit sharing, stock option, stock purchase, insurance, pension, retirement or other employee benefit plan, agreement or arrangement; (C) enter into any, or amend any existing, employment or severance agreement with or, except in accordance with the existing written policies of SP, grant any severance or termination pay to any officer, director or employee of SP or any of its subsidiaries; (D) make any additional contributions to any grantor trust created by SP to provide funding for non-tax-qualified employee benefits or compensation; or (E) provide any severance program to any subsidiary which does not have a severance program as of the date of the Merger Agreement, other than a program which is substantially identical to the Southern Pacific Lines Non-Agreement Severance Benefit Plan as revised on August 25, 1993; provided, however, the foregoing clauses (f)(A) and
(f)(C) will not apply with respect to the initial compensation package for any officer or employee hired after the date of the Merger Agreement if such package is industry-competitive and conforms to past practice; (g) modify, amend or terminate any of the Company Agreements (as defined in the Merger Agreement) or waive, release or assign any material rights or claims, except in the ordinary course of business consistent with past practice and except for a Customary Action; (h) permit any material insurance policy naming SP or a subsidiary as a beneficiary or a loss payable payee to be cancelled or terminated without notice to UP, except in the ordinary course of business consistent with past practice and except for a Customary Action; (i) except as previously disclosed to UP in writing, incur or assume any debt except for (A) borrowings under existing credit facilities in an amount not to exceed $450 million and replacements therefor and refinancings thereof; provided, however, that SP and its subsidiaries will not prepay or call any long-term borrowings; (B) capital leases under SP's existing program to finance the rebuilding of freight cars and to finance equipment under existing purchase commitments; and (C) borrowings in the ordinary course of business consistent with past practice that do not exceed $12.5 million in the fiscal year ending December 31, 1995, $25 million in the fiscal year ending December 31, 1996 and $12.5 million in the fiscal quarter ending March 31, 1997; (j) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except in the ordinary course of business consistent with past practice; (k) make any loans, advances or capital contributions to, or investments in, any other person (other than to wholly owned subsidiaries of SP or customary loans or advances to employees in accordance with past practice);
(l) enter into any material commitment (including, but not limited to, any capital expenditure or purchase of assets) other than in the ordinary course of business consistent with past practice or, in the case of capital expenditures, pursuant to Customary Actions; (m) change any of the accounting principles used by it unless required by GAAP; (n) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of any such claims, liabilities or obligations (1) reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of SP and its consolidated subsidiaries; (2) incurred in the ordinary course of business consistent with past practice, or which are Customary Actions; or (3) which are legally required to be paid, discharged or satisfied;
(o) except as previously disclosed to UP in writing, adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization of SP or any of its subsidiaries or any agreement relating to a Takeover Proposal (as defined in the Merger Agreement) (other than the Merger); (p) knowingly take, or agree to commit to take, any action that would make any representation or warranty of SP contained in the Merger Agreement inaccurate in any respect at, or as of any time prior to, the Effective Time; (q) other than between or among wholly owned subsidiaries of SP which remain wholly owned or between SP and its wholly owned subsidiaries which remain wholly owned, neither SP nor any of its subsidiaries will engage in any transaction with, or enter into any agreement, arrangement, or understanding with, directly or indirectly, any of SP's affiliates, including, without limitation, any transactions, agreements, arrangements or understandings with any affiliate or other person covered under Item 404 of Regulation S-K under the Securities Act of 1933, as amended (the 'Securities Act'), that would be required to be disclosed under such Item 404, other than pursuant to such agreements, arrangements, or understandings existing on the date of the Merger Agreement or as disclosed in writing to UP and UP Acquisition on the date thereof; provided, however, that any such agreement, arrangement or understanding disclosed in such writing shall be approved by at least two independent directors of SP, after having received an appraisal or valuation from an independent appraiser or expert (reasonably acceptable to UP) that the terms are fair to SP and are no less favorable to SP than could be obtained in an arms' length transaction with an unaffiliated party, and, provided, further, that SP provides UP with all information concerning any such agreement, arrangement or understanding that UP may reasonably request; and (r) enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

     SP has disclosed to UP in writing pursuant to the covenant in the Merger Agreement pertaining to transactions with related parties described in clause
(q) of the preceding paragraph that Southern Pacific Transportation Company, a subsidiary of SP ('SPT') is considering, among others, the following transactions with certain affiliates: (i) an affiliate of TAC has been negotiating since mid-1994 to purchase from SPT certain land that SPT owns in downtown Denver; (ii) Majestic/Anschutz Venture L.P., an affiliate of the Anschutz Shareholders, has expressed an interest in purchasing land owned by SPT in downtown Los Angeles; (iii) Pacific Pipeline System, Inc., an affiliate of the Anschutz Shareholders, is seeking to amend an existing easement to build a pipeline on SPT's right-of-way in California; and (iv) SPT expects to grant additional fiber optic easements to QWest Communications Corporation, an affiliate of the Anschutz Shareholders. The foregoing four proposed transactions are subject to the procedures for engaging in transactions with related parties described in the two provisos to clause (q) of the preceding paragraph.

     For purposes of the Merger Agreement, a 'Customary Action' means an action taken which occurs in the ordinary course of the relevant person's business and where the taking of such action is generally recognized as being customary and prudent for other major enterprises in such person's line of business.

INTERIM OPERATIONS OF UP

     In the Merger Agreement, UP has agreed that, except as expressly provided in the Merger Agreement, or with the prior written consent of SP, after the date of the Merger Agreement and prior to the Effective Time: (i) UP will not, directly or indirectly, split, combine or reclassify the outstanding UP Common Stock; (ii) UP will not: (a) amend its articles of incorporation; or (b) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock except for quarterly cash dividends consistent in amount with past practice, provided that UP may increase its dividend rate consistent with the amount reflected in UP's long-range plan previously furnished to SP, and except for dividends paid by UP's subsidiaries to UP or its subsidiaries; (iii) neither UP nor any of its subsidiaries shall change any of the accounting principles used by it unless required by GAAP; (iv) UP will not issue, sell, transfer, pledge or dispose of direct or indirect beneficial ownership of the capital stock of UPRR or permit UPRR to sell, transfer or dispose of any substantial portion, or all of the assets, of UPRR; and (v) neither UP nor any of its subsidiaries will enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

NO SOLICITATION

     In the Merger Agreement, SP has agreed that neither SP nor any of its subsidiaries and affiliates over which it exercises control will, and SP (and its subsidiaries and affiliates over which it exercises control) will use their best efforts to ensure that their respective officers, directors, employees, investment bankers, attorneys, accountants and other agents do not, directly or indirectly, initiate, solicit, or encourage, or take any action to facilitate the making of, any offer or proposal which constitutes or is reasonably likely to lead to any Takeover Proposal (as defined in the Merger Agreement). SP also agreed that it will, and will cause its subsidiaries and affiliates and their respective officers, directors, employees, investment bankers, attorneys, accountants and other agents to, immediately cease and cause to be terminated all existing discussions and negotiations that have taken place prior to the date of the Merger Agreement, if any, with any parties with respect to any Takeover Proposal relating to SP. The Merger Agreement provides that SP may engage in discussions and negotiations with, or provide any information or data to, a third party concerning an unsolicited written Takeover Proposal for SP or any subsidiary or affiliate if in the opinion of the Board of Directors of SP, after having received the oral or written opinion of outside legal counsel, the failure to engage in such negotiations or discussions or provide such information would result in a breach of the fiduciary duties of the SP Board under applicable law. SP has agreed to (i) notify UP, UP Acquisition and UPRR of any such offers, proposals or Takeover Proposals within 24 hours of the receipt thereof, (ii) thereafter inform UP on a reasonable basis of the status and content of any discussions or negotiations with such a third party, including any material changes to the terms and conditions thereof, and (iii) give UP three days' advance notice of any information to be supplied to any person making such offer, proposal, inquiry or Takeover Proposal. As used in the Merger Agreement, 'Takeover Proposal' when used in connection with any person shall mean any tender or exchange offer involving the capital stock of such person, any proposal for a merger, consolidation or other business combination involving such person or any subsidiary of such person, any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the business or assets of, such person or any subsidiary of such person, any proposal or offer with respect to any recapitalization or restructuring with respect to such person or any subsidiary of such person or any proposal or offer with respect to any other transaction similar to any of the foregoing with respect to such person or any subsidiary of such person other than pursuant to the transactions to be effected pursuant to the Merger Agreement.

DIRECTORS' AND OFFICERS' INSURANCE AND INDEMNIFICATION

     In the Merger Agreement, UP has agreed that at all times after the Effective Time, it will indemnify, or will cause the Surviving Corporation and its subsidiaries to indemnify, each person who is, or has been prior to the date of the Merger Agreement, an employee, agent, director or officer of SP or of any of SP's subsidiaries, successors and assigns (individually, an 'Indemnified Party' and, collectively, the 'Indemnified Parties') to the same extent and in the same manner as is now provided in the respective charters or by-laws of SP and its subsidiaries or otherwise in effect on the date of the Merger Agreement, with respect to any claim, liability, loss, damage, cost or expense (whenever asserted or claimed) ('Indemnified Liability') based in whole or in part on, or arising in whole or in part out of, any matter existing or occurring at or prior to the Effective Time. The Merger Agreement also provides that UP will, and will cause the Surviving Corporation to, maintain in effect for not less than six years after consummation of the Merger the current policies of directors' and officers' liability insurance maintained by SP and its subsidiaries on the date of the Merger Agreement (provided that UP may substitute therefor policies having at least the same coverage and containing terms and conditions which are no less advantageous to the persons currently covered by such policies as insured) with respect to matters existing or occurring at or prior to the Effective Time; provided, however, that if the aggregate annual premiums for such insurance at any time during such period will exceed 200% of the per annum rate of premium currently paid by SP and its subsidiaries for such insurance on the date of the Merger Agreement, then UP will cause the Surviving Corporation to, and the Surviving Corporation will, provide the maximum coverage that will then be available at an annual premium equal to 200% of such rate, and UP, in addition to the indemnification provided above, will indemnify the Indemnified Parties for the balance of such insurance coverage on the same terms and conditions as though UP were the insurer under those policies. In the event any Indemnified Party becomes involved in any capacity in any action, proceeding or investigation based on, or arising from, in whole or in part, any matter, including the transactions contemplated by the Merger Agreement, existing or occurring at or prior to the Effective Time, then, to the extent permitted by law, UP will, or will cause the Surviving Corporation to, periodically advance to such Indemnified Party its legal and other expenses (including the cost of any investigation and preparation incurred in connection therewith), subject to the provision by such Indemnified Party of an undertaking to reimburse the amounts so advanced in the event of a final determination by a court of competent jurisdiction that such Indemnified Party is not entitled thereto.

SPIN-OFF

     Pursuant to the Merger Agreement, UP has agreed that no dividend shall be declared for any distribution of shares of capital stock of Resources or for the distribution to UP's stockholders of any proceeds of any other disposition of Resources or the assets thereof, and no declaration of, or record date for, any such distribution shall occur, until after the consummation of the Merger. If any tax opinion or IRS private letter ruling is requested by UP and issued in connection with such distribution of shares of capital stock of Resources, such tax opinion or IRS private letter ruling shall provide that no income, gain or loss will be recognized by UP's stockholders (including former SP stockholders who receive UP Common Stock in the Merger) upon the receipt of Resources Common Stock. See 'THE COMPANIES--Resources Spin-Off.'

COMPENSATION AND BENEFITS

     Pursuant to the Merger Agreement, UP has agreed to cause the Surviving Corporation and its subsidiaries to honor and assume the Employment Agreements, Contractual Supplemental Executive Retirement Agreements and Stock Bonus Agreements (each as defined in the Merger Agreement) disclosed to UP pursuant to the Merger Agreement.

     UP has also agreed to cause the Surviving Corporation and its subsidiaries to honor and assume SP's employee benefit plans, programs and arrangements disclosed to UP pursuant to the Merger Agreement. The Merger Agreement provides that nothing therein shall prohibit UP, the Surviving Corporation or its subsidiaries from amending or terminating any such plan, program or arrangement at any time in accordance with applicable law (except as to benefits already vested thereunder); provided that the severance plan for employees of SP and its subsidiaries who are terminated other than for cause, as in effect on the date of the Merger Agreement, will be continued in effect for at least one year following the Effective Time.

     UP and the Surviving Corporation have agreed to cause the committee under the SP EIP to make adequate provision for the adjustment of outstanding awards under the Stock Bonus Agreements issued under the SP EIP and in accordance with the terms thereof.

     As described more fully in the Merger Agreement and in the section 'THE MERGER--Interests of Certain Persons,' SP and its subsidiaries have established a Management Continuity Plan (the 'MCP') that will provide certain payments described in the Merger Agreement (the 'MCP Awards') to certain Nonagreement Employees of SP or its subsidiaries (whether employed at the date of the Merger Agreement or hired subsequently). Promptly after the later of (i) the establishment of the MCP or (ii) a Nonagreement Employee's date of hire (or promotion, if applicable), SP will communicate in writing to each Nonagreement Employee who is eligible to participate in the MCP the amount of his or her potential MCP Award and its conditions of payment.


     As described more fully in the Merger Agreement and in the section 'THE MERGER--Interests of Certain Persons,' promptly after completion of the purchase of Shares pursuant to the Offer, SP and its subsidiaries will establish an enhanced severance program that will provide certain additional severance amounts to terminated Nonagreement Employees who become entitled to severance pursuant to (i) the Southern Pacific Line Non-Agreement Severance Benefit Plan as revised August 25, 1993, (ii) the substantially identical plans to be established for certain subsidiaries which do not currently have a severance plan, or (iii) the individual agreements in existence on the date of the Merger Agreement which provide severance benefits.

REPRESENTATIONS AND WARRANTIES

     In the Merger Agreement, SP has made customary representations and warranties to UP, UP Acquisition and UPRR with respect to, among other things, its organization, authorization, capitalization, financial statements, public filings, employee benefit plans, defaults, information in this Joint Proxy Statement/Prospectus, compliance with laws, litigation, tax matters, real property, environmental matters, consents and approvals, opinions of financial advisors, undisclosed liabilities, contracts, assets, transactions with affiliates, the validity of the Merger Agreement, corporate actions and the absence of certain changes. In the Merger Agreement, UP, UP Acquisition and UPRR have made customary representations and warranties to SP with respect to, among other things, organization, authorization, capitalization, financial statements, public filings, employee benefit plans, information in the Joint Proxy Statement/Prospectus, compliance with laws, litigation, tax matters, environmental matters, consents and approvals, undisclosed liabilities, absence of certain changes, opinions of financial advisors, corporate actions, the validity of the Merger Agreement and financing to fund the purchase of the Shares pursuant to the Offer and to pay the Cash Consideration pursuant to the Merger.

CONDITIONS TO THE MERGER

     The obligations of SP, on the one hand, and UP, UPRR and UP Acquisition, on the other hand, to consummate the Merger are subject to the satisfaction (or, if permissible, waiver by the party for whose benefit such conditions exist) of the following conditions: (a) the Merger Agreement shall have been adopted by the stockholders of SP in accordance with the DGCL (following the consummation of the Offer, the Shares owned by UP Acquisition, together with the Shares owned by the Anschutz Shareholders and MSLEF, represent more than a majority of the outstanding Shares and accordingly the vote of other shareholders of SP is not necessary to approve the Merger); (b) if required by the rules of the NYSE, or by law, the issuance of UP Common Stock in the Merger shall have been approved by the stockholders of UP; (c) no court, arbitrator or governmental body, agency or official shall have issued any order, decree or ruling and there shall not be any statute, rule or regulation, restraining, enjoining or prohibiting the consummation of the Merger or which would materially and adversely affect the long-term benefits expected to be received by UP from the transactions contemplated by the Merger Agreement; and
(d) the Registration Statement shall have become effective under the Securities

Act and no stop order suspending effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission.

     The obligations of UP, UPRR and UP Acquisition to consummate the Merger are subject to the satisfaction (or waiver) of the following further conditions: (a) the representations and warranties of SP shall have been true and accurate both when made and (except for those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and accurate as of such date or with respect to such period) as of the Effective Time as if made at and as of such time, except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to 'materiality' or 'material adverse effect' set forth therein) would not have and is not reasonably likely to have a material adverse effect on SP and its subsidiaries;
(b) SP shall have performed in all material respects its obligations required to be performed by it under the Merger Agreement at or prior to the Effective Time;
(c) (i) the ICC or any Similar Successor (as defined in the Merger Agreement) shall have issued a decision (which decision shall not have been stayed or enjoined) that (A) constitutes a final order approving, exempting or otherwise authorizing consummation of the Merger and all other transactions contemplated by the Merger Agreement and the Ancillary Agreements (or subsequently presented to the ICC or a Similar Successor by agreement of UP and SP) as may require such authorization and (B) does not (1) change or disapprove of the Merger Consideration or other material provisions of Article II of the Merger Agreement or (2) impose on UP, SP or any of their respective subsidiaries any other terms or conditions (including, without limitation, labor protective provisions but excluding conditions heretofore imposed by the ICC in New York Dock Railway-Control-Brooklyn Eastern District, 360 I.C.C. 60 (1979)) that materially and adversely affect the long-term benefits expected to be received by UP from the transactions contemplated by the Merger Agreement; or (ii) no successor to the ICC (other than a Similar Successor) shall have required any divestiture, hold separate, or other restriction or action in connection with the expiration or termination of any waiting period applicable to the Merger or the transactions contemplated by the Merger Agreement, or in connection with any other action by or in respect of or filing with such successor, that would materially and adversely affect the long-term benefits expected to be received by UP from the transactions contemplated by the Merger Agreement; (d) all actions by or in respect of or filings with any governmental body, agency, official, or authority required to permit the consummation of the Merger (other than approval of the ICC or any Similar Successor, which is addressed in clause (c) above) shall have been obtained but excluding any consent, approval, clearance or confirmation the failure to obtain which would not have a material adverse effect on UP, SP or, after the Effective Time, the Surviving Corporation; (e) each of the Ancillary Agreements shall be valid, in full force and effect and complied with in all material respects (including, without limitation, the absence of any challenge, change or disapproval of the Ancillary Agreements by the ICC or any successor), except for such failure to be in full force and effect and such non-compliance that does not materially and adversely affect the benefits expected to be received by UP, UPRR and UP Acquisition under the Anschutz Shareholders Agreement, the UP Acquisition/SP RRA (as defined in 'REGISTRATION RIGHTS AGREEMENTS'), the Merger Agreement and the Ancillary Agreements; (f) since the date of the Merger Agreement, there shall not have occurred any event, change or effect having, or which would be reasonably likely to have, individually or in the aggregate (after taking into account the proceeds of insurance coverage), a material adverse effect on SP and its subsidiaries, taken as a whole, as a result of or arising out of 'force majeure' (where 'force majeure' shall mean any act of God (including, without limitation, earthquake, hurricane, flood, tornado or fire)), accident, damage to or destruction of facilities, properties or assets (tangible or intangible), war, civil disturbance, national calamity (excluding an economic crisis in and of itself) or acts of terrorism; and (g) UP shall have received an opinion of nationally recognized tax counsel to UP, to the effect that the Merger (whether or not the Offer is integrated with the Merger for federal income tax purposes) will qualify as a reorganization within the meaning of Section 368 of the Code and, in rendering such opinion, tax counsel may rely upon representations provided by the parties hereto as well as certain stockholders of the parties.

     Pursuant to a Clarification Agreement entered into by the parties to the Merger Agreement, such parties have agreed that the condition to the Merger set forth in clause (d) above was not intended by the parties to, and does not, extend to any waiting period pursuant to the HSR Act applicable to the acquisition by the Anschutz Shareholders of UP Common Stock pursuant to the Merger; provided, however, that, if all waiting periods applicable under the HSR Act to the acquisition by the Anschutz Shareholders of UP Common Stock pursuant to the Merger shall not have expired or been terminated at the time of the Merger, the Anschutz Shareholders will take appropriate action, and UP will cooperate with the Anschutz Shareholders, to enable the Merger to close without delay and without violation of the HSR Act.

     The obligations of SP to consummate the Merger are subject to the satisfaction (or waiver by SP) of the following further conditions: (a) the representations and warranties of UP, UPRR and UP Acquisition (other than the representations and warranties set forth in Sections 4.7 (no undisclosed liabilities), 4.10 (employee benefit plans; ERISA), 4.11 (taxes) and 4.12 (environmental) of the Merger Agreement) shall have been true and accurate both when made and as of the Effective Time as if made at and as of such time, except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to 'materiality' or 'material adverse effect' set forth therein), would not have and is not reasonably likely to have, individually or in the aggregate, a material adverse effect on UP and its subsidiaries; (b) each of UP, UPRR and UP Acquisition shall have performed in all material respects all of the respective obligations required to be performed by UP, UPRR or UP Acquisition, as the case may be, under the Merger Agreement at or prior to the Effective Time; (c) the UP Common Stock to be issued in the Merger shall have been approved for listing on the NYSE; (d) the ICC shall have issued a decision (which decision shall not have been stayed or enjoined) that (i) constitutes a final order approving, exempting or otherwise authorizing consummation of the Merger and all other transactions contemplated by the Merger Agreement or subsequently presented to the ICC by agreement of SP and UP, as may require such authorization and (ii) does not change or disapprove of the Merger Consideration or other material provisions of
Article II of the Merger Agreement; (e) since the date of the Merger, there shall not have occurred any event, change or effect having, or which would be reasonably likely to have, individually or in the aggregate (after taking into account the proceeds of insurance coverage), a material adverse effect on UP and its subsidiaries, taken as a whole, as a result of or arising out of 'force majeure' (where 'force majeure' shall mean any act of God (including, without limitation, earthquake, hurricane, flood, tornado or fire)), accident, damage to or destruction of facilities, properties or assets (tangible or intangible), war, civil disturbance, national calamity (excluding an economic crisis in and of itself) or acts of terrorism; and (f) SP shall have received an opinion of nationally recognized tax counsel to SP, to the effect that the Merger (whether or not the Offer is integrated with the Merger for federal income tax purposes) will qualify as a reorganization within the meaning of Section 368(a) of the Code and, in rendering such opinion, tax counsel may rely upon representations provided by the parties hereto as well as certain stockholders of the parties.

TERMINATION

     The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of SP, (a) by mutual consent of the Board of Directors of UP and the Board of Directors of SP, or (b) by either the Board of Directors of UP or the Board of Directors of SP (i) if the Merger will not have occurred on or prior to March 31, 1997; provided, however, that the right to terminate the Merger Agreement will not be available to any party whose failure to fulfill any obligations under the Merger Agreement has been the cause of, or resulted in, the failure of the Merger to occur on or before such date, (ii) if Shares shall have not been purchased pursuant to the Offer within 90 days following the commencement of the Offer; provided, however, that the right to terminate the Merger Agreement will not be available to any party whose failure to fulfill any obligations under the Merger Agreement has been the cause of, or resulted in, the failure to satisfy the conditions to the Offer, or (iii) if any governmental entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties shall use their best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Merger Agreement and such order, decree, ruling or other action shall have become final and non-appealable.

     The Merger Agreement may be terminated by the Board of Directors of SP (i) if, prior to the purchase of 39,034,471 Shares pursuant to the Offer or, if fewer than 39,034,471 Shares are tendered, the purchase of at least 15% of the outstanding Shares pursuant to the Offer, the Board of Directors of SP will have withdrawn (or modified or changed in a manner adverse to UP or UP Acquisition) its approval or recommendation of the

Merger Agreement or the Merger in order to approve and permit SP to execute a definitive agreement relating to a Takeover Proposal, and determined, after having received the oral or written opinion of outside legal counsel to SP, that the failure to take such action would result in a breach of its fiduciary duties under applicable law; provided, however, that (1) the Board of Directors will have determined that notwithstanding a binding commitment to consummate an agreement of the nature of the Merger Agreement entered into in the proper exercise of their applicable fiduciary duties, and notwithstanding all concessions which may be offered by UP, UP Acquisition or UPRR in negotiations entered into pursuant to clause (2) below, such fiduciary duties would also require the directors to terminate the Merger Agreement as a result of such

Takeover Proposal; (2) prior to any such termination, SP shall, and shall cause its respective financial and legal advisors to, negotiate with UP, UP Acquisition or UPRR to make such adjustments in the terms and conditions of the Merger Agreement as would enable SP to proceed with the transactions contemplated therein on such adjusted terms; and (3) SP shall have given UP and UP Acquisition three days' advance notice of any termination; or (ii) if UP, UP Acquisition or UPRR (x) breaches or fails in any material respect to perform or comply with any of its material covenants and agreements contained in the Merger Agreement or (y) breaches its representations and warranties in any material respect and such breach would have or would be reasonably likely to have a material adverse effect on UP and its subsidiaries, in each case such that the conditions to the Merger set forth in the Merger Agreement would not be satisfied; provided, however, that if any such breach is curable by the breaching party through the exercise of the breaching party's best efforts and for so long as the breaching party will be so using its best efforts to cure such breach, SP may not terminate the Merger Agreement pursuant to this clause
(ii).

     The Merger Agreement may be terminated by the Board of Directors of UP (i) if SP (x) breaches or fails in any material respect to perform or comply with any of its material covenants and agreements contained in the Merger Agreement or (y) breaches its representations and warranties in any material respect and such breach would have or would be reasonably likely to have a material adverse effect on SP and its subsidiaries, in each case such that the conditions to the Merger set forth in the Merger Agreement would not be satisfied; provided, however, that if any such breach is curable by SP through the exercise of SP's best efforts and for so long as SP will be so using its best efforts to cure such breach, UP may not terminate the Merger Agreement pursuant to this clause
(i); or (ii) if (A) prior to the Effective Time, the Board of Directors of SP shall have withdrawn or modified or changed in a manner adverse to UP, UP Acquisition or UPRR its approval or recommendation of the Offer, the Merger Agreement or the Merger or shall have recommended a Takeover Proposal or other business combination, or shall have entered into an agreement in principle (or similar agreement) or definitive agreement providing for a Takeover Proposal or other business combination with a person or entity other than UP, UP Acquisition, UPRR or their subsidiaries (or the Board of Directors of SP resolves to do any of the foregoing), or (B) prior to the certification of the vote of SP's shareholders to approve the Merger at the Special Meeting, it shall have been publicly disclosed or UP, UP Acquisition or UPRR shall have learned that (x) any person, entity or 'group' (as that term is defined in Section 13(d)(3) of the Exchange Act), other than UP, its subsidiaries or the Anschutz Shareholders, shall have acquired beneficial ownership, of more than 25% of any class or series of capital stock of SP (including the Shares) or (y) any such person, entity or group which, prior to the date of the Merger Agreement, had filed a Schedule 13D with the Commission, shall have acquired or proposed to acquire beneficial ownership of additional shares of any class or series of capital stock of SP (including the Shares), through the acquisition of stock, the formation of a group or otherwise, constituting 1% or more of any such class or series. SP has advised UP that as of the date of the Merger Agreement, no person, entity or group had so filed a Schedule 13D with the Commission.

                            SHAREHOLDERS AGREEMENTS


     THE FOLLOWING ARE SUMMARIES OF CERTAIN PROVISIONS OF THE SHAREHOLDERS AGREEMENTS. THE SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE SHAREHOLDERS AGREEMENTS WHICH ARE INCORPORATED HEREIN BY REFERENCE. CAPITALIZED TERMS NOT OTHERWISE DEFINED HEREIN OR IN THE FOLLOWING SUMMARIES SHALL HAVE THE MEANINGS SET FORTH IN THE APPLICABLE SHAREHOLDERS AGREEMENT.

ANSCHUTZ SHAREHOLDERS AGREEMENT

     Tender of Shares; Pledge. The Anschutz Shareholders Agreement provides that the Anschutz Shareholders may, but shall have no obligation to, tender (or cause the record owner of the Shares to tender), pursuant to and in accordance with the terms of the Offer, any or all of the Shares beneficially owned by the Anschutz Shareholders. The Anschutz Shareholders will, for all Shares tendered by Anschutz Shareholders in the Offer and accepted for payment and paid for by UP Acquisition, receive the same per Share consideration paid to other shareholders who have tendered into the Offer.

     The Anschutz Shareholders Agreement provides that TAC has advised UP that Shares Beneficially Owned (as defined in the Anschutz Shareholders Agreement) by TAC are or may be pledged to Bank of America National Trust and Savings Association or Citibank, N.A., respectively (collectively, the 'Banks') pursuant to pledge agreements (substantially in the forms reviewed by UP, collectively, the 'Existing Pledge Agreements') to secure indebtedness borrowed from the Banks. In the Anschutz Shareholders Agreement, TAC represents and warrants that
(i) the Existing Pledge Agreements do not or, before indebtedness borrowed therefrom is secured by any such Shares, will not, prevent, limit or interfere with TAC's compliance with, or performance of its obligations under, the Anschutz Shareholders Agreement, absent a default under the applicable Existing Pledge Agreements and (ii) it is not in default under the Existing Pledge Agreements. Prior to the execution of the Anschutz Shareholders Agreement, TAC delivered to UP a letter from Bank of America National Trust and Savings Association acknowledging the Anschutz Shareholders Agreement and agreeing in effect that, notwithstanding any default under the applicable Existing Pledge Agreement, TAC (and UP Acquisition with respect to the proxy described below) shall have the right to exercise all voting rights with respect to SP Common Stock pledged thereunder as set forth in the Anschutz Shareholders Agreement and the proxy described below. TAC shall deliver to UP a similar letter from Citibank, N.A. before shares of SP Common Stock shall be pledged under the applicable Existing Pledge Agreement to secure any indebtedness. The Anschutz Shareholders may, subsequent to the date of the Anschutz Shareholders Agreement, effect one or more pledges of SP Voting Securities (as defined in the Anschutz Shareholders Agreement) or UP Voting Securities (as defined in the Anschutz Shareholders Agreement) to be received pursuant to the Merger or otherwise, or grants of security interests therein, to one or more financial institutions (other than the Banks) that are not Affiliates of any Anschutz Shareholder (collectively, 'Other Financial Institutions') as security for the payment of bona fide indebtedness owed by one or more of the Anschutz Shareholders or their Affiliates to such Other Financial Institutions. Except as set forth in the proviso below, neither the Banks nor any Other Financial Institution which hereafter becomes a pledgee of SP Voting Securities or UP Voting Securities shall incur any obligations under the Anschutz Shareholders Agreement with respect to such SP Voting Securities or such UP Voting Securities, as the case may be, or shall be restricted from exercising any right of enforcement or foreclosure with respect to any related security interest or lien; provided, however, that it shall be a condition to any such pledge to any Other Financial Institution that, in the case of SP Voting Securities, the pledgee shall agree that TAC (and UP Acquisition with respect to the proxy described below) shall have the right to exercise all voting rights with respect to SP Voting Securities pledged thereunder as set forth in the Anschutz Shareholders Agreement and the proxy described below and, in the case of SP Voting Securities or UP Voting Securities, no such pledge shall prevent, limit or interfere with Anschutz Shareholders' compliance with, or performance of their obligations under, the Anschutz Shareholders Agreement, absent a default under such pledge agreement. The obligations of the Banks and the Other Financial Institutions with respect to voting of SP Common Stock and the proxy described below, and such proxy shall terminate on the earlier of (x) the consummation of the Merger and (y) the termination of the Merger Agreement in accordance with the terms thereof.

     Voting of Common Stock; Irrevocable Proxy; No Solicitation. The Anschutz Shareholders Agreement provides that the Anschutz Shareholders, during the period commencing on the date of the Anschutz Shareholders Agreement and continuing until the earlier of (x) the consummation of the Merger, (y) six months following the termination of the Merger Agreement in accordance with
Section 7.1(c)(i) of the Merger

Agreement (permitting SP to terminate the Merger Agreement if the Board of Directors of SP shall have (A) withdrawn, or modified or changed its approval or recommendation of the Merger Agreement in order to permit SP to execute a definitive agreement relating to a Takeover Proposal, and (B) determined that the failure to take such action would result in a breach of the Board of Directors' fiduciary duties) or 7.1(d)(ii) of the Merger Agreement (permitting UP to terminate the Merger Agreement if the Board of Directors of SP shall have withdrawn, or modified or changed in a manner adverse to UP, UPRR or UP Acquisition its approval or recommendation of the Merger Agreement or recommended a Takeover Proposal, or entered into an agreement providing for a Takeover Proposal with a person or entity other than UP, UPRR, UP Acquisition or their subsidiaries, or prior to SP's shareholders approval of the Merger, any person, entity or group, other than UP or its subsidiaries, or the Anschutz Shareholders, shall have acquired beneficial ownership of more than 25% of the capital stock of SP, or any such person, entity or group which, prior to the date of the Merger Agreement, had filed a Schedule 13D with the Commission, shall have acquired beneficial ownership of additional shares of SP constituting 1% or more of SP) (such termination sections of the Merger Agreement being referred to herein as the 'Fiduciary-out Termination Provisions'), and (z) upon the termination of the Merger Agreement in accordance with any provision of
Section 7.1 thereof, other than the Fiduciary-out Termination Provisions (such period being referred to as the 'Voting Period'), at any meeting (whether annual or special, and whether or not an adjourned or postponed meeting) of SP's stockholders, however called, or in connection with any written consent of SP's stockholders, subject to the absence of a preliminary or permanent injunction or other final order by any United States federal court or state court barring such action, the Anschutz Shareholders shall vote (or cause to be voted) all Shares and all other SP Voting Securities beneficially owned by them, (i) in favor of the Merger, the execution and delivery by SP of the Merger Agreement and the approval and adoption of the Merger Agreement and the terms thereof and each of the other actions contemplated by the Merger Agreement, the Anschutz Shareholders Agreement and the Ancillary Agreements (as defined in the Merger Agreement) and any actions required in furtherance thereof; (ii) against any action or agreement that would (A) result in a breach of any covenant, representation or warranty or any other obligation or agreement of SP under the Merger Agreement or any of the Ancillary Agreements to which it is a party or of the Anschutz Shareholders under the Anschutz Shareholders Agreement or (B) impede, interfere with, delay, postpone, or adversely affect the Offer, the Merger or the transactions contemplated by the Merger Agreement, the Anschutz Shareholders Agreement and the Ancillary Agreements; and (iii) except as otherwise agreed to in writing in advance by UP, against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement, the Anschutz Shareholders Agreement and the Ancillary Agreements):
(A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving SP or any of its subsidiaries; (B) any sale, lease or transfer of a substantial portion of the assets or business of SP or its subsidiaries, or reorganization, restructuring, recapitalization, special dividend, dissolution or liquidation of SP or its subsidiaries; or (C) any change in the present capitalization of SP including any proposal to sell a substantial equity interest in SP or any of its subsidiaries. The Anschutz Shareholders have agreed not to enter into any agreement, arrangement or understanding with any Person (as defined in the Anschutz Shareholders Agreement) the effect of which would be inconsistent or violative of the foregoing provisions and agreements.

     The Anschutz Shareholders Agreement provides that at the request of UP (which request has been made and complied with), each Anschutz Shareholder, in furtherance of the transactions contemplated by the Anschutz Shareholders Agreement and by the Merger Agreement and the Ancillary Agreements, and in order to secure the performance by Anschutz Shareholders of their duties under the Anschutz Shareholders Agreement, shall promptly execute and deliver to UP Acquisition an irrevocable proxy. The proxy entitles the holder thereof to vote the Shares subject thereto with respect to all matters referred to in the preceding paragraph. The Anschutz Shareholders acknowledge and agree that such irrevocable proxy shall be coupled with an interest, shall constitute, among other things, an inducement for UP to enter into the Anschutz Shareholders Agreement, the Merger Agreement and the Ancillary Agreements to which it is a party, shall be irrevocable during the Voting Period and shall not be terminated by operation of law or upon the occurrence of any event.

     Restrictions on Transfer, Proxies; No Solicitation. The Anschutz Shareholders Agreement provides that the Anschutz Shareholders shall not, during the Voting Period, directly or indirectly: (i) except as described in 'Tender of Shares; Pledge' above, Transfer (as defined in the Anschutz Shareholders Agreement) (including but not limited to the Transfer of any securities of an Affiliate (as defined in the Anschutz Shareholders Agreement) which is the record holder or Beneficial Owner of SP Voting Securities if, as the result of such

Transfer, such Person would cease to be an Affiliate of a Shareholder) to any Person any or all of the SP Voting Securities Beneficially Owned by Anschutz

Shareholders, provided that an Anschutz Shareholder may Transfer SP Voting Securities to any other Anschutz Shareholder; (ii) except in respect of the irrevocable proxy and voting agreement referred to above, grant any proxies or powers of attorney, deposit any SP Voting Securities into a voting trust or enter into a voting agreement, understanding or arrangement with respect to SP Voting Securities; or (iii) take any action that would make any representation or warranty of the Anschutz Shareholders contained in the Anschutz Shareholders Agreement untrue or incorrect or would result in a breach by Anschutz Shareholders of their obligations under the Anschutz Shareholders Agreement or a breach by SP of its obligations under the Merger Agreement or any of the Ancillary Agreements to which it is a party. Notwithstanding any provisions of the Anschutz Shareholders Agreement to the contrary, the Anschutz Shareholders may Transfer in the aggregate, following the consummation of the Offer and prior to the Effective Time, a number of Shares in the aggregate not greater than 10% of the Shares Beneficially Owned by the Anschutz Shareholders immediately following consummation of the Offer; provided, however, that any such Shares which are so Transferred by TAC, or Transferred by the Foundation in an amount in excess of 1,558,254 Shares, prior to the Special Meeting, shall continue to be subject to the voting agreement and the proxy described above, and, as a condition to any such Transfer of Shares, the Anschutz Shareholders shall enter into a written agreement with the transferee of such Shares, in form and substance satisfactory to UP, granting the Anschutz Shareholders the right to vote such Shares in accordance with the voting agreement and the proxy referred to above.

     The Anschutz Shareholders Agreement provides that during the Voting Period, the Anschutz Shareholders shall not, and shall cause their respective Affiliates and the respective officers, directors, employees, associates, partners, investment bankers, attorneys, accountants and other agents and representatives of Anschutz Shareholders and their subsidiaries and affiliates (collectively, 'Representatives') not to, directly or indirectly, (i) initiate, solicit or encourage, or take any action to facilitate the making of, any offer or proposal which constitutes or is reasonably likely to lead to any Takeover Proposal (as defined in the Merger Agreement) of SP or any Affiliate, or any inquiry with respect thereto, or (ii) in the event of an unsolicited Takeover Proposal for SP or any Affiliate of SP, engage in negotiations or discussions with, or provide any information or data to, any Person (other than UP, any of its Affiliates or representatives) relating to any Takeover Proposal. The Anschutz Shareholders shall notify UP and UP Acquisition orally and in writing of any such offers, proposals, or inquiries relating to the purchase or acquisition by any person of the Shares Beneficially Owned by the Anschutz Shareholders (including, without limitation, the terms and conditions thereof and the identity of the Person making it), within 24 hours of the receipt thereof, provided that Anschutz Shareholders shall have no such notification obligation with respect to any proposal, offer or inquiry relating to any Takeover Proposal (which Takeover Proposal notification shall be reported to the Board of Directors of SP) other than to the extent that such proposal contemplates treating Anschutz Shareholders, as shareholders of SP, in any manner different than or inconsistent with the treatment of other shareholders of SP, whether as to terms, the entering into of separate agreements or otherwise. The Anschutz Shareholders have agreed to, and to cause their Representatives to, immediately cease and cause to be terminated all existing activities, discussions and negotiations, if any, with any parties conducted prior to the date of the Anschutz Shareholders Agreement with respect to any Takeover Proposal relating to SP, other than discussions or negotiations with UP and its Affiliates.

     The Anschutz Shareholders Agreement provides that, during the Voting Period, the Anschutz Shareholders will not, and will cause their Affiliates not to, directly or indirectly, make any public comment, statement or communication, or take any action that would otherwise require any public disclosure by the Anschutz Shareholders, UP or any other Person (as defined in the Anschutz Shareholders Agreement), concerning the Merger, the Offer, the Spin-Off and the other transactions contemplated by the Merger Agreement, the Anschutz Shareholders Agreement and the Ancillary Agreements, except for any disclosure
(i) concerning the status of Anschutz Shareholders as parties to such agreements, the terms thereof, and their beneficial ownership of Shares required pursuant to Section 13(d) of the Exchange Act, or (ii) required pursuant to the
Schedule 14D-9 or this Joint Proxy Statement/Prospectus.

     The Anschutz Shareholders Agreement provides that, notwithstanding the restrictions described in the second preceding paragraph, any Person who is a director or officer of SP may exercise his fiduciary duties in his capacity as a director or officer with respect to SP, as opposed to taking action with respect to the direct or indirect ownership of any Shares, and no such exercise of fiduciary duties shall be deemed to be a breach of, or a violation of such restrictions described in, such paragraph and none of the Anschutz Shareholders shall have any liability thereunder for any such exercise of fiduciary duties by such Person in his capacity as a director and officer of SP.

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     Standstill and Related Provisions.  The Anschutz Shareholders Agreement
provides that, subject to the paragraph immediately following item (xi) below, the Anschutz Shareholders, for a period commencing on the date of the Anschutz Shareholders Agreement and terminating on the seventh anniversary of the Effective Time or, if earlier, the termination of the Anschutz Shareholders Agreement in accordance with the terms thereof (the 'Standstill Period'), without the prior written consent of the Board of Directors of UP (the 'UP Board') specifically expressed in a resolution adopted by a majority of the directors of UP, the Anschutz Shareholders will not, and the Anschutz Shareholders will cause each of their respective Affiliates (as defined in the Merger Agreement) not to, directly or indirectly, alone or in concert with others:

          (i) acquire, offer or propose to acquire, or agree to acquire (except, in any case, by way of (A) following consummation of the Merger, stock dividends or other distributions or rights offerings made available to holders of any shares of UP Common Stock generally, share-splits, reclassifications, recapitalizations, reorganizations and any other similar action taken by UP, (B) following consummation of the Merger, the conversion, exercise or exchange of UP Voting Securities in accordance with the terms thereof, (C) the issuance and delivery of UP Voting Securities pursuant to the Merger Agreement and (D) following consummation of the Merger, the acquisition of not more than 131,723 shares of UP Common Stock pursuant to a certain purchase agreement (as amended from time to time, the 'Purchase Agreement'), provided, that any such securities shall be subject to the provisions of the Anschutz Shareholders Agreement), directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another Person, by joining a partnership, limited partnership, syndicate or other 'group' (within the meaning of Section 13(d)(3) of the Exchange Act) (other than groups consisting solely of Anschutz Shareholders and their Affiliates, all of which are or, prior to the formation of such group, become, parties to the Anschutz Shareholders Agreement) or otherwise, any UP Voting Securities; provided, however, that if UP shall issue additional UP Voting Securities following consummation of the Merger, Anschutz Shareholders and their Affiliates may purchase or acquire additional UP Voting Securities to bring their Beneficial Ownership up to the greater of 5.5% and the percentage of outstanding UP Voting Securities Beneficially Owned by the Anschutz Shareholders immediately prior to such issuance by UP; provided, further, without limiting the immediately preceding proviso, if as a result of Transfers of UP Voting Securities, Anschutz Shareholders Beneficially Own less than 5.5% of the then outstanding shares of UP Voting Securities, Anschutz Shareholders may purchase or acquire additional UP Voting Securities to bring their Beneficial Ownership up to, but not in excess of, 5.5% of the then outstanding shares of UP Voting Securities. In addition, in the event that a Shareholder or an Affiliate thereof inadvertently and without knowledge (an 'Inadvertent Acquisition') indirectly acquires Beneficial Ownership of not more than one-quarter of one percent of the UP Voting Securities in excess of the amount permitted to be owned by the Anschutz Shareholders pursuant to this paragraph pursuant to a transaction by which a Person (that was not then an Affiliate of a Shareholder before the consummation of such transaction) owning UP Voting Securities becomes an Affiliate of such Shareholder, then all UP Voting Securities so acquired shall thereupon become subject to the Anschutz Shareholders Agreement and such Shareholder shall be deemed not to have breached the Anschutz Shareholders Agreement provided that such Shareholder, within 120 days thereafter, causes a number of such UP Voting Securities in excess of the amount permitted to be so owned (or, at the election of such Shareholder, an equal number of the other UP Voting Securities that are Beneficially Owned by a Shareholder) to be Transferred, in a transaction subject to the provisions described in 'Limitations on Disposition' below, to a transferee that is not a Shareholder, an Affiliate thereof or a member of a 'group' in which a Shareholder or an Affiliate is included (or, if UP or its assignee shall exercise any purchase rights under the second paragraph of the provisions described in '--Limitations on Disposition' below, to UP or its assignee);

          (ii) make, or in any way participate, directly or indirectly, in any 'solicitation' (as such term is used in the proxy rules of the SEC) of proxies or consents (whether or not relating to the election or removal of directors), seek to advise, encourage or influence any Person with respect to the voting of any UP Voting Securities, initiate, propose or otherwise 'solicit' (as such term is used in the proxy rules of the SEC) shareholders of UP for the approval of shareholder proposals, whether made pursuant to Rule 14a-8 of the Exchange Act or otherwise, or induce or attempt to induce any other Person to initiate any such shareholder

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     proposal or otherwise communicate with UP's shareholders or others pursuant to Rule 14a-1(2)(iv) under the Exchange Act or otherwise;


          (iii) seek, propose, or make any statement with respect to, any merger, consolidation, business combination, tender or exchange offer, sale or purchase of assets, sale or purchase of securities, dissolution, liquidation, reorganization, restructuring, recapitalization, change in capitalization, change in corporate structure or business or similar transaction involving UP or its subsidiaries (including Resources) (any of the foregoing being referred to herein as a 'Specified UP Transaction'); provided that the foregoing shall not prevent (A) voting of UP Common Stock in the manner described in the last paragraph under '--Standstill and Related Provisions' (but shall prevent any public comment, statement or communication, and any action that would otherwise require any public disclosure by the Anschutz Shareholders, UP or any other Person, concerning such voting) or (B) the Anschutz Shareholder Designee (as defined below under '--UP Covenants') from exercising his fiduciary duties in his capacity as a director by participating in any Board deliberations or vote of the Board of Directors of UP with respect to a Specified UP Transaction;

          (iv) form, join or in any way participate in a 'group' (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any UP Voting Securities, other than groups consisting solely of Anschutz Shareholders and their Affiliates;

          (v) deposit any UP Voting Securities in any voting trust or subject any UP Voting Securities to any arrangement or agreement with respect to the voting of any UP Voting Securities except as set forth in the Anschutz Shareholders Agreement;

          (vi) call or seek to have called any meeting of the stockholders of UP or execute any written consent with respect to UP or UP Voting Securities; provided that the foregoing shall not prevent the Anschutz Shareholder Designee from exercising his fiduciary duties in his capacity as a director by participating in any Board deliberations or vote of the Board of Directors of UP with respect to the calling of any annual meeting of shareholders of UP;

          (vii) otherwise act, alone or in concert with others, to control or seek to control or influence or seek to influence the management, Board of Directors or policies of UP (except to the extent the actions by a Shareholder Designee relating to UP's Board of Directors in the exercise of his fiduciary duties in his capacity as a director may be viewed as influencing or seeking to influence the management, Board of Directors or policies of UP);

          (viii) seek, alone or in concert with others, representation on the UP Board (except as described below under 'UP Covenants'), or seek the removal of any member of such Board or a change in the composition or size of such Board;

          (ix) or make any publicly disclosed proposal, comment, statement or communication (including, without limitation, any request to amend, waive or terminate any provision of the Anschutz Shareholders Agreement other than the 'standstill' restrictions described in these items (i)-(xi)), or make any proposal, comment, statement or communication (including, without limitation, any request to amend, waive or terminate any provision of the

     Anschutz Shareholders Agreement other than the 'standstill' restrictions described in these items (i)-(xi)) in a manner that would require any public disclosure by the Anschutz Shareholders, UP or any other Person, or enter into any discussion with any Person (other than directors and officers of UP), regarding any of the foregoing;

          (x) make or disclose any request to amend, waive or terminate any of the 'standstill' restrictions set forth in these items (i)-(xi); or

          (xi) have any discussions or communications, or enter into any arrangements, understandings or agreements (whether written or oral) with, or advise, finance, assist or encourage, any other Person in connection with any of the foregoing, or take any action inconsistent with the foregoing, or make any investment in or enter into any arrangement with, any other Person that engages, or offers or proposes to engage, in any of the foregoing.

     The restrictions described above shall not prevent Anschutz Shareholders from (A) performing their obligations and exercising their rights under the Anschutz Shareholders Agreement, including, without limitation,

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(w) Transferring any SP Voting Securities or UP Voting Securities in accordance with the terms thereof, (x) selecting the Anschutz Shareholder Designee, (y) serving in the positions described in or resigning from such positions contemplated by the Anschutz Shareholders Agreement, and (z) voting in accordance with the terms thereof and granting a proxy to UP Acquisition in accordance with the terms thereof; (B) communicating in a non-public manner with any other Shareholder or their Affiliates; and (C) complying with the requirements of Sections 13(d) and 16(a) of the Exchange Act and the rules and regulations thereunder, in each case, as from time to time in effect, or any successor provisions or rules with respect thereto, or any other applicable law, rule, regulation, judgment, decree, ruling, order, award, injunction, or other official action of any agency, bureau, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government (whether federal, state, county or local, domestic or foreign).

     The Anschutz Shareholders Agreement provides that during the period commencing on the date of the Anschutz Shareholders Agreement and continuing until the earlier of (x) the consummation of the Merger and (y) the termination of the Merger Agreement, Anschutz Shareholders will not, and Anschutz Shareholders will cause each of their respective Affiliates not to, directly or indirectly, alone or in concert with others, acquire, offer or propose to acquire, or agree to acquire, whether by purchase, tender or exchange offer, through the acquisition of control of another Person, by joining a partnership, limited partnership, syndicate or other 'group' or otherwise, any SP Voting Securities (except pursuant to the Purchase Agreement and by way of stock dividends or other distributions or rights offerings made available to holders of any shares of SP Common Stock generally, stock-splits, reclassifications, recapitalizations, reorganizations and any other similar action taken by SP).

     The Anschutz Shareholders Agreement provides that subject to the receipt of proper notice and the absence of a preliminary or permanent injunction or other final order by any United States federal court or state court barring such action, during the Standstill Period, the Anschutz Shareholders will, and will cause their Affiliates to, (i) be present, in person or represented by proxy, at all annual and special meetings of shareholders of UP so that all UP Common Stock Beneficially Owned by the Anschutz Shareholders and their affiliates and then entitled to vote may be counted for the purposes of determining the presence of a quorum at such meetings, and (ii) vote in accordance with the recommendation of the Board of Directors of UP in the election of directors and as directed by the Persons acting as Proxies in respect of proxies solicited by the Board of Directors of UP with respect to the election of directors (including the manner in which such UP Common Stock shall be cumulated). On all other matters presented for a vote of shareholders of UP, Anschutz Shareholders may vote in their discretion.

     Limitations on Disposition. The Anschutz Shareholders Agreement provides that during the Standstill Period, the Anschutz Shareholders will not, and will cause their Affiliates not to, directly or indirectly, without the prior written consent of the UP Board specifically expressed in a resolution adopted by a majority of the directors of UP, Transfer any UP Voting Securities (including but not limited to the Transfer of any securities of an Affiliate which is the record holder or Beneficial Owner of UP Voting Securities, if as the result of such Transfer, such Person would cease to be an Affiliate of a Shareholder), if, to the knowledge of the Anschutz Shareholders or any of their Affiliates, after due inquiry which is reasonable in the circumstances (and which shall include, with respect to the Transfer of 1% or more of the UP Voting Securities then outstanding in one transaction, or a series of related transactions, specific inquiry with respect to the identity of the acquiror of such UP Voting Securities and the number of UP Voting Securities that, immediately following such transaction or transactions, would be Beneficially Owned by such acquiror, together with its Affiliates and any members of a 'group' (within the meaning of Section 13(d)(3) of the Exchange Act) of which such acquiror is a member), immediately following such transaction the acquiror of such UP Voting Securities, together with its Affiliates and any members of such a group, would Beneficially Own in the aggregate 4% or more of the UP Voting Securities then outstanding; provided that, without the prior written consent of the Board of Directors of UP, (i) Anschutz Shareholders and their Affiliates may Transfer any number of UP Voting Securities to any other Shareholder, any Affiliate of a Shareholder or to any heirs, distributees, guardians, administrators, executors, legal representatives or similar successors in interest of any Anschutz Shareholder, provided that (A) such transferee, if not then an Anschutz Shareholder, shall become a party to the Anschutz Shareholders Agreement and agree in writing to perform and comply with all of the obligations of such transferor Shareholder under the Anschutz Shareholders Agreement, and thereupon such transferee shall be deemed to be a Shareholder party to the Anschutz

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Shareholders Agreement for all purposes of the Anschutz Shareholders Agreement, and (B) if the transferee is not prior thereto a Shareholder, the transferor shall remain liable for such transferee's performance of and compliance with the obligations of the transferor under the Anschutz Shareholders Agreement, (ii) Anschutz Shareholders and their Affiliates may Transfer UP Voting Securities in a tender offer, merger, or other similar business combination transaction approved by the Board of Directors of UP, and (iii) Anschutz Shareholders may

pledge their UP Voting Securities as provided in the Anschutz Shareholders Agreement and the pledgee may Transfer such UP Voting Securities in connection with the enforcement or foreclosure of any related security interest or lien following a default.

     The Anschutz Shareholders Agreement provides that during the Standstill Period, if to the knowledge of the Anschutz Shareholders after making due inquiry which is reasonable under the circumstances, immediately following the Transfer of any UP Voting Securities the acquiror thereof, together with its Affiliates and any members of a 'group' (within the meaning of Section 13(d)(3) of the Exchange Act), would Beneficially Own in the aggregate 2% or more of the outstanding UP Voting Securities (a '2% Sale'), Anschutz Shareholders shall, prior to effecting any such Transfer, offer UP a right of first refusal to purchase the shares proposed to be Transferred on the following terms. Anschutz Shareholders shall provide UP with written notice (the '2% Sale Notice') of any proposed 2% Sale, which 2% Sale Notice shall contain the identity of the purchaser, the number of shares of UP Voting Securities proposed to be Transferred to such purchaser, the purchase price for such shares and the form of consideration payable for such shares. The 2% Sale Notice shall also contain an irrevocable offer to sell the shares subject to such 2% Sale Notice to UP for cash at a price equal to the price contained in such 2% Sale Notice. UP shall have the right and option, by written notice delivered to such Anschutz Shareholder (the 'Purchase Notice') within 15 days of receipt of the 2% Sale Notice, to accept such offer as to all, but not less than all, of the UP Voting Securities subject to such 2% Sale Notice. UP shall have the right to assign to any Person such right to purchase the shares subject to the 2% Sale Notice. In the event UP (or its assignee) elects to purchase the shares subject to the 2% Sale Notice, the closing of the purchase of the UP Voting Securities shall occur at the principal office of UP (or its assignee) on or before the 30th day following such Anschutz Shareholder's receipt of the Purchase Notice. In the event UP does not elect to purchase the shares subject to the 2% Sale Notice, such Shareholder shall be free, for a period of 30 days following the receipt of notice from UP of its election not to purchase such shares or, in the absence of any such notice, for a period of 30 days following the 15th day after receipt by UP of the 2% Sale Notice, to sell the shares subject to the 2% Sale Notice in accordance with the terms of, and to the person identified in, the 2% Sale Notice. If such sale is not effected within such 30-day period such shares shall remain subject to the provisions of the Anschutz Shareholders Agreement. Notwithstanding the foregoing, the right of first refusal described in this paragraph shall not apply to the sale by Anschutz Shareholders of UP Voting Securities (i) made in an underwritten public offering pursuant to an effective registration statement under the Securities Act, or (ii) made in a transaction permitted pursuant to, and made in compliance with, clauses (i) or (iii) of the proviso in the immediately preceding paragraph, or (iii) made in a tender offer, merger or other similar business combination transaction approved by the Board of Directors of UP. Any proposed sale by Anschutz Shareholders of UP Voting Securities shall be subject to the restrictions on sales to an acquiror which would Beneficially Own 4% or more of the outstanding UP Voting Securities, as described in the immediately preceding paragraph, whether or not UP exercises its right of first refusal and consummates the purchase of UP Voting Securities. If UP (or its assignee) exercises its right to purchase any UP Voting Securities but fails to complete the purchase thereof for any reason other than the failure of such Shareholder to perform its obligations thereunder with respect to such purchase, then, on the 30th day following such Shareholder's receipt of the

Purchase Notice, such UP Voting Securities shall cease to be subject to the voting obligations described in the last paragraph under '--Standstill and Related Provisions' above, the transfer restrictions and right of first refusal described in this '--Limitations on Disposition' section and the requirement that certain legends be placed on the certificates representing such UP Voting Securities. If the purchase price described in any 2% Sale Notice is not solely made up of cash or marketable securities, the 2% Sale Notice shall include a good faith estimate of the cash equivalent of such other consideration, and the consideration payable by UP or its assignee (if UP elects to purchase (or to have its assignee purchase) the UP Voting Securities described in the 2% Sale Notice) in place of such other consideration shall be cash equal to the amount of such estimate; provided, however, that if UP in good faith disagrees with such estimate and states a different good faith estimate in the Purchase Notice, and if UP and such Shareholder cannot agree on the cash equivalent of such other (i.e., other than cash or marketable securities)

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
consideration, such cash equivalent shall be determined by a reputable investment banking firm without material connections with either party. Such investment banking firm shall be selected by both parties or, if they shall be unable to agree, by an arbitrator appointed by the American Arbitration Association. The fees and expenses of any such investment banking firm and/or arbitrator shall be shared equally by UP and such Shareholder, unless otherwise determined by such firm or arbitrator. In the event of such differing estimates by UP and such Shareholder, periods of time which would otherwise run under the provisions described in this paragraph from the date of such Shareholder's receipt of the Purchase Notice shall run instead from the date on which the parties agree on such cash equivalent or, in the absence of such agreement, the date on which such cash equivalent is determined by such investment banking firm. If the purchase price described in any 2% Sale Notice shall include marketable securities, the purchase price payable by UP (or its designee) shall include, to the extent marketable securities were included as a portion of the consideration provided for in the 2% Sale Notice, an amount in cash determined by reference to the Current Market Price (as defined in the Anschutz Shareholders Agreement) of such securities on the day the Purchase Notice is received by such Shareholder.

     The Anschutz Shareholders Agreement provides that in connection with any proposed privately negotiated sale by any Anschutz Shareholders of UP Voting Securities representing in excess of 3.9% of the then outstanding shares of UP Voting Securities, UP will cooperate with and permit the proposed purchaser to conduct a due diligence review reasonable under the circumstances of UP and its Subsidiaries and their respective business and operations, including, without limitation, reasonable access during normal business hours to their executive officers, and, if reasonable under the circumstances, their properties subject to execution by such purchaser of a customary confidentiality agreement; provided that UP shall not be required to permit more than two such due diligence reviews in any twelve-month period.

     UP Covenants. The Anschutz Shareholders Agreement provides that on or prior to the Effective Time, the Board of Directors of UP will take all action necessary to elect Mr. Anschutz, or another individual selected by TAC and reasonably acceptable to the Board of Directors of UP (such director being referred to as the 'Anschutz Shareholder Designee') as a director of UP's Board of Directors and to appoint Mr. Anschutz, but not any other Anschutz Shareholder Designee, as Vice Chairman of the Board of Directors as of the Effective Time. Subject to the following sentence of this paragraph, after the Effective Time and during the Standstill Period, UP shall include the Anschutz Shareholder Designee in the Board of Directors' slate of nominees for election as directors at UP's annual meeting of shareholders and shall recommend that the Anschutz Shareholder Designee be elected as a director of UP. The Anschutz Shareholder Designee, if requested by UP, shall resign from UP's Board of Directors (a) effective not later than the next annual meeting of shareholders of UP, if Anschutz Shareholders and their Affiliates Beneficially Own less than 4% of the UP Voting Securities then outstanding, provided, however that the Anschutz Shareholders Agreement shall continue in full force and effect until the date of such resignation, or (b) immediately if the Anschutz Shareholders violate or breach any of the material terms or provisions of the Anschutz Shareholders Agreement. Notwithstanding any resignation pursuant to clause (b) of the preceding sentence, all of the provisions of the Anschutz Shareholders Agreement other than those described in this 'UP Covenants' section shall continue in full force and effect. The duties and responsibilities of the Vice Chairman shall be as assigned by the Board of Directors of UP or by the Chairman of the Board of UP, and the Vice Chairman shall receive no additional compensation for serving in such position. So long as a Shareholder Designee serves as a member of the Board of Directors of UP, UP agrees that the Anschutz Shareholder Designee shall serve (subject to the applicable requirements of the NYSE or any other security exchange on which the UP Common Stock is listed, or if not so listed, under the rules or regulations of the NASD) as a member of the Executive, Finance and Corporate Development, and Compensation, Benefits and Nominating Committee of the UP Board; provided, however that UP shall not be obligated to cause the Anschutz Shareholder Designee to become a member of the Compensation, Benefits and Nominating Committee of the UP Board if, and only for so long as, in the opinion of tax counsel for UP (which may be internal or outside counsel), the membership of the Anschutz Shareholder Designee on such Committee would be likely to cause the disallowance of any deduction by UP for federal income tax purposes under Section 162(m) of the Code or any other provision of, or regulation under, the Code now or hereafter in effect. UP acknowledges that the Anschutz Shareholder Designee, consistent with his rights and duties as a director, shall have access to all information that he may request concerning actions taken by the Compensation, Benefits and Nominating Committee. Except as otherwise provided in the Anschutz Shareholders Agreement, upon the termination of the Anschutz Shareholders Agreement, if so requested by UP, the Anschutz Shareholder Designee shall resign as a director of UP's Board of Directors.

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     In the event that any Shareholder Designee shall cease to be a member of the Board of Directors by reason of death, disability or resignation (other than resignations required pursuant to the provisions of the immediately preceding paragraph), UP shall replace such Shareholder Designee with another Shareholder Designee at the next meeting of the Board of Directors.

     The Anschutz Shareholder Designee, upon nomination or appointment as a director of UP, shall agree in writing to comply with the obligations of the Anschutz Shareholders described in the first paragraph (and the numbered items related thereto) of '--Standstill and Related Provisions' above and the obligation of such Shareholder Designee under this paragraph.

     Without the prior written consent of Anschutz Shareholders, UP shall not take or recommend to its shareholders any action which would impose limitations, not imposed on other stockholders of UP, on the enjoyment by any of Anschutz Shareholders and their Affiliates of the legal rights generally enjoyed by shareholders of UP, other than those imposed by the terms of the Anschutz Shareholders Agreement, the Merger Agreement and the Ancillary Agreements; provided, however, that the foregoing shall not prevent UP from implementing or adopting a Shareholder Rights Plan or issuing a similar security which has a 'trigger' threshold of not less than the greater of 10% of the outstanding shares of UP Common Stock or the amount then Beneficially Owned by Anschutz Shareholders not in violation of the Anschutz Shareholders Agreement.

     Additional Limitation on Dispositions. The Anschutz Shareholders Agreement provides that notwithstanding any other provision thereof, TAC will not, and will cause its Affiliates not to, for a period of two years commencing as of the Effective Time (the 'Reorganization Continuity Period'), enter into any transaction or arrangement to the extent such transaction or arrangement (combined with any other transactions or arrangements entered into by TAC or its Affiliates) would result in TAC having entered into an Economic Disposition (as defined below) with respect to an amount of UP Voting Securities received by TAC in the Merger that exceeds the Threshold Amount (as defined below) unless the condition described in the following paragraph is satisfied, regardless of whether such transaction or arrangement would be treated as a sale, exchange or other taxable disposition of such UP Voting Securities for United States federal income tax purposes. For purposes of this subsection, the 'Threshold Amount' equals the number of UP Voting Securities received by TAC in the Merger multiplied by the following fraction: the numerator is 20% and the denominator is (A) the percentage of outstanding SP Common Stock held by TAC as of the date of the Anschutz Shareholders Agreement minus (B) the percentage of outstanding SP Common Stock that TAC exchanges for cash in the Offer or the Merger. For purposes of this subsection, an 'Economic Disposition' of shares of UP Voting Securities shall mean (i) any transaction or arrangement (including an outright sale) that would be treated as a sale, exchange or other taxable disposition for United States federal income tax purposes of shares of UP Voting Securities received in the Merger and (ii) any transaction or arrangement (or combination of transactions or arrangements) entered into by or on behalf of TAC or its Affiliates that reduces the economic benefits and burdens to TAC of owning shares of UP Voting Securities (including any swap transaction, notional principal contract or the acquisition or grant of any calls, puts or other options, whether or not cash settlement is permitted or required) to such an extent that such transaction or arrangement causes TAC not to satisfy the 'continuity of proprietary interest' requirement under Section 368 of the Code with respect to such shares.

     The Anschutz Shareholders Agreement provides that during the Reorganization Continuity Period, at least thirty (30) business days prior to entering into any proposed transaction or arrangement (combined with any other transactions or arrangements entered into by TAC) relating to or involving any shares of UP Voting Securities in excess of the Threshold Amount (a 'Proposed Transaction'), TAC must provide at its expense a written opinion of nationally recognized tax counsel, in form and substance reasonably acceptable to UP, that the Proposed Transaction will not adversely affect the treatment of the Merger as a reorganization within the meaning of Section 368 of the Code.

     The Anschutz Shareholders Agreement provides that the bona fide pledge of any UP Voting Securities, or the bona fide grant of a security interest therein, to secure the payment of bona fide indebtedness owed by TAC or any of its Affiliates, and the sale, exchange or disposition, or Economic Disposition, at the direction of the pledgee or holder of a security interest, of any of such UP Voting Securities in connection with the exercise of any right of enforcement or foreclosure in respect thereof, shall not be subject to or prevented by the restrictions set forth in this 'Additional Limitations on Dispositions' section.

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     The Anschutz Shareholders Agreement provides that the Threshold Amount and the number of shares of UP Voting Securities that are or have been subject to an Economic Disposition shall be adjusted, as of any date of determination, to give effect to any stock dividends, share-splits, reclassifications, recapitalizations, reorganizations or other similar actions that shall have been taken by UP as of such date with respect to the UP Voting Securities.

     Termination. The Anschutz Shareholders Agreement provides that, except as otherwise provided therein, the Anschutz Shareholders Agreement shall terminate
(a) if the Effective Time does not occur, upon the termination of the Merger Agreement, provided, however, that if the Merger Agreement shall have been terminated pursuant to the Fiduciary-out Termination Provisions, the provisions described under '--Voting of Common Stock; Irrevocable Proxy; No Solicitation' and '--Restrictions on Transfer, Proxies; No Solicitation' above shall survive the termination of the Anschutz Shareholders Agreement for a period of six months, or (b) if the Effective Time does occur, on the earliest to occur of (1) the seventh anniversary of the Effective Time, (2) at such time that the Anschutz Shareholders Beneficially Own, and continue to Beneficially Own, in the aggregate, less than 4% of the UP Voting Securities then outstanding, it being understood, however, that if the Anschutz Shareholders at any time Beneficially Own in the aggregate less than 4% of the UP Voting Securities then outstanding but, prior to the seventh anniversary of the Effective Time, subsequently acquire Beneficial Ownership of any UP Voting Securities (except pursuant to clauses (A), (B) or (C) of the parenthetical exception to the first sentence in item (i) under '--Standstill and Related Provisions' above or in an Inadvertent Acquisition) such that immediately following such acquisition Anschutz Shareholders become Beneficial Owners in the aggregate of more than 4% of the UP Voting Securities then outstanding, the 'standstill' restrictions and limitations on disposition provisions, among others, in the Anschutz Shareholders Agreement shall be effective and in full force again as if no such termination had occurred, and (3) if at any time that the Shareholders Beneficially Own in the aggregate more than 4% of the UP Voting Securities then outstanding (i) the Anschutz Shareholder Designee shall not be elected as a director of UP as provided in the Anschutz Shareholders Agreement, (ii) if and so long as Mr. Anschutz shall be a director of UP, Mr. Anschutz (but not any other Shareholder Designee) shall not be appointed Vice Chairman of the Board of Directors, (iii) subject to applicable requirements of the NYSE or any other security exchange on which the UP Common Stock is listed, or if not so listed, under the rules or regulations of the NASD, a Shareholder Designee who is then a director shall not be appointed as a member of the Executive, Finance and Corporate Development, and Compensation, Benefits and Nominating Committees,

respectively, of the Board of Directors of UP (or committees having similar functions) or (iv) UP shall have breached its covenant described in the second paragraph of '--UP Covenants' above, provided that TAC, for itself and on behalf of all other Anschutz Shareholders, may by written notice to UP irrevocably elect that, from and after the delivery thereof, the references in this paragraph and in '--UP Covenants' above to '4%' be deleted and replaced by references to '3%.'

MSLEF SHAREHOLDER AGREEMENT

     Tender of Shares. The MSLEF Shareholder Agreement provides that MSLEF may, but shall have no obligation to, tender (or cause the record owner of the Shares to tender), pursuant to and in accordance with the terms of the Offer, any or all of the Shares Beneficially Owned by MSLEF. MSLEF acknowledges and agrees that UP's, UPRR's and UP Acquisition's obligation to accept for payment and pay for Shares in the Offer, including any Shares tendered by MSLEF, is subject to the terms and conditions of the Offer. MSLEF will, for all Shares tendered by MSLEF in the Offer and accepted for payment and paid for by UP Acquisition, receive the same per Share consideration paid to other shareholders who have tendered into the Offer.

     Voting of SP Common Stock; Irrevocable Proxy; No Acquisition of Additional SP Voting Securities. The MSLEF Shareholder Agreement provides that during the period commencing on the date of the MSLEF Shareholder Agreement and continuing until the earlier of (x) the consummation of the Merger and (y) six months following the termination of the Merger Agreement in accordance with the Fiduciary-out Termination Provisions, and (z) upon the termination of the Merger Agreement other than pursuant to the Fiduciary-out Termination Provisions (such period being referred to as the 'Voting Period') at any meeting (whether annual or special, and whether or not an adjourned or postponed meeting) of SP's shareholders, however called, or in connection with any written consent of SP's shareholders, subject to the absence of a preliminary or permanent injunction or other final order by any United States federal court or state court barring such action, MSLEF shall

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vote (or cause to be voted) the Shares and all other SP Voting Securities that it Beneficially Owns, whether owned on the date of the MSLEF Shareholder Agreement or thereafter acquired, (i) in favor of the Merger, the execution and delivery by SP of the Merger Agreement and the approval and adoption of the Merger Agreement and the terms thereof and each of the other actions contemplated by the Merger Agreement, the MSLEF Shareholder Agreement and the Ancillary Agreements and any actions required in furtherance thereof; (ii) against any action or agreement that would (A) result in a material breach of any covenant, representation or warranty or any other obligation or agreement of SP under the Merger Agreement or any of the Ancillary Agreements to which it is a party or of MSLEF under the MSLEF Shareholder Agreement or (B) in the judgment of UP as communicated in writing to MSLEF, impede, interfere with, delay, postpone, or adversely affect the Offer, the Merger or the transactions contemplated by the Merger Agreement, the MSLEF Shareholder Agreement and the Ancillary Agreements; and (iii) except as otherwise agreed to in writing in advance by UP, against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement, the MSLEF Shareholder

Agreement and the Ancillary Agreements): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving SP or any of its subsidiaries; (B) any sale, lease or transfer of a substantial portion of the assets or business of SP or its subsidiaries, or reorganization, restructuring, recapitalization, special dividend, dissolution or liquidation of SP or its subsidiaries; or (C) any change in the present capitalization of SP including any proposal to sell a substantial equity interest in SP or any of its subsidiaries. MSLEF has agreed not to enter into any agreement, arrangement or understanding with any Person the effect of which would be inconsistent with or violative of the provisions and agreements described in this subsection.

     The MSLEF Shareholder Agreement provides that, at the request of UP (which request has been made and complied with), MSLEF, in furtherance of the transactions contemplated by the MSLEF Shareholder Agreement and by the Merger Agreement and the Ancillary Agreements, and in order to secure the performance by MSLEF of its duties under the MSLEF Shareholder Agreement, shall promptly execute and deliver to UP Acquisition an irrevocable proxy. MSLEF acknowledges and agrees that the proxy executed and delivered pursuant to this paragraph shall be coupled with an interest, shall constitute, among other things, an inducement for UP to enter into the MSLEF Shareholder Agreement, the Merger Agreement and the Ancillary Agreements to which it is a party, shall be irrevocable during the Voting Period and shall not be terminated by operation of law or upon the occurrence of any event.

     MSLEF agrees that during the period commencing on the date of the MSLEF Shareholder Agreement and continuing until the earlier of (x) the consummation of the Merger and (y) the termination of the Merger Agreement, MSLEF will not, and will cause its general partner not to, acquire, offer or propose to acquire, or agree to acquire, whether by purchase, tender or exchange offer, any SP Voting Securities.

     Restrictions on Transfer, Proxies; No Solicitation. MSLEF shall not, during the Voting Period, directly or indirectly: (i) except as provided under 'Tender of Shares' above or this paragraph, Transfer to any Person any or all of the SP Voting Securities Beneficially Owned by MSLEF; (ii) except as provided in the second paragraph of the preceding Subsection, grant any proxies or powers of attorney, deposit any such SP Voting Securities into a voting trust or enter into a voting agreement, understanding or arrangement with respect to SP Voting Securities; or (iii) take any action that would make any representation or warranty of MSLEF contained in the MSLEF Shareholder Agreement untrue or incorrect or would result in a breach by MSLEF of its obligations under the MSLEF Shareholder Agreement or a breach by SP of its obligations under the Merger Agreement or any of the Ancillary Agreements to which it is a party. Notwithstanding any provisions of the MSLEF Shareholder Agreement to the contrary, MSLEF may Transfer in the aggregate, following the consummation of the Offer and prior to the Effective Time, a portion of the Shares in the aggregate not greater than 10% of the Shares Beneficially Owned by MSLEF immediately following the consummation of the Offer.

     The MSLEF Shareholder Agreement provides that MSLEF shall not, and shall cause its general partner not to, directly or indirectly, (i) initiate, solicit or encourage, or take any action to facilitate the making of, any offer or proposal which constitutes or is reasonably likely to lead to any Takeover

Proposal (as defined in the Merger Agreement) of SP or any Affiliate or any inquiry with respect thereto, or (ii) in the event of an unsolicited written Takeover Proposal for SP or any Affiliate of SP, engage in negotiations or discussions with, or provide any information or data to, any Person (other than UP, any of its Affiliates or representatives) relating to any Takeover Proposal. MSLEF shall notify UP and UP Acquisition orally and in writing of any such offers,

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
proposals or inquiries relating to the purchase or acquisition by any Person of the Shares Beneficially Owned by MSLEF (including, without limitation, the terms and conditions thereof and the identity of the Person making it), within 24 hours of the receipt thereof. MSLEF shall, and shall cause its general partner to, immediately cease and cause to be terminated all existing activities, discussions and negotiations, if any, with any parties conducted heretofore with respect to any Takeover Proposal relating to SP, other than discussions or negotiations with UP and its Affiliates.

     The MSLEF Shareholder Agreement provides that MSLEF will not, and will cause its general partner not to, directly or indirectly, make any public comment, statement or communication, or take any action that would otherwise require any public disclosure by MSLEF, UP or any other Person, concerning the Merger, the Offer, the Spin-off and the other transactions contemplated by the Merger Agreement, the MSLEF Shareholder Agreement and the Ancillary Agreements, except for any disclosure (i) concerning the status of MSLEF as a party to such agreement, the terms thereof, and its beneficial ownership of Shares, required pursuant to Section 13(d) or Section 16 of the Exchange Act or (ii) required in the Schedule 14D-9 or this Joint Proxy Statement/Prospectus.

     Notwithstanding the restrictions described in the MSLEF Shareholder Agreement, any Person who is a director or officer of SP may exercise his fiduciary duties in his capacity as a director or officer with respect to SP, as opposed to taking action with respect to the direct or indirect ownership of any Shares, and no such exercise of fiduciary duties shall be deemed to be a breach of, or a violation of the restrictions set forth in, the second preceding paragraph and MSLEF shall not have any liability hereunder for any such exercise of fiduciary duties by such Person in his capacity as a director and officer of SP.

     Termination. The MSLEF Shareholder Agreement provides that, except as otherwise provided therein, the MSLEF Shareholder Agreement shall terminate at the end of the Voting Period.

UP SHAREHOLDERS AGREEMENT

     Voting of SP Common Stock; Irrevocable Proxy. The UP Shareholders Agreement provides that during the period commencing on the date of the UP Shareholders Agreement and continuing until the earlier of (x) the consummation of the Merger and (y) the termination of the Merger Agreement in accordance with the termination provisions thereof, at any meeting (whether annual or special, and whether or not an adjourned or postponed meeting) of SP's stockholders, however called, or in connection with any written consent of SP's stockholders, subject to the absence of a preliminary or permanent injunction or other final order by any United States federal court or state court barring such action, UP and UP Acquisition (collectively, the 'UP Shareholders') shall vote (or cause to be voted) the Shares purchased pursuant to the Offer and all other SP Voting Securities that they Beneficially Own, whether owned on the date of the UP Shareholders Agreement or thereafter acquired, (i) in favor of the Merger, the execution and delivery by SP of the Merger Agreement and the approval and adoption of the Merger Agreement and the terms thereof and each of the other actions contemplated by the Merger Agreement, the UP Shareholders Agreement and the Ancillary Agreements and any actions required in furtherance thereof; (ii) with respect to the election or removal of directors, in the same proportion as all SP Voting Securities that are not Beneficially Owned by UP Shareholders that vote with respect to such matter ('Voted Non-Shareholder Securities') have been voted with respect to such matter; (iii) with respect to any other proposed merger, business combination, or similar transaction (including, without limitation, any consolidation, sale of all or substantially all the assets, recapitalization, liquidation or winding up or other Specified SP Transaction (as defined herein)) involving SP (other than the transactions contemplated by the Merger Agreement), as the UP Shareholders may determine, in their sole discretion; and (iv) unless either (A) one of the transactions described in clause (iii) above has been proposed or (B) the matter being proposed would impose on UP Shareholders limitations, not imposed on other shareholders of SP, on the enjoyment of any of the UP Shareholders and their Affiliates of the legal rights generally enjoyed by stockholders of SP, with respect to all matters submitted to a vote of SP's stockholders not specified in clauses (i), (ii) or
(iii) above, in the same proportion as all Voted Non-Shareholder Securities have been voted with respect to such matter. UP Shareholders shall not enter into any agreement or understanding with any Person the effect of which would be inconsistent or violative of the provisions and agreements contained in this and the following paragraph. As more fully described under the section below entitled 'Standstill and Related Provisions,' UP Shareholders are also subject to certain voting restrictions following termination of the Merger Agreement.

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     The UP Shareholders Agreement provides that UP Shareholders (or the
Trustee, if the Shares are held in the Voting Trust), in furtherance of the transactions contemplated thereby and by the Merger Agreement and the Ancillary Agreements, and in order to secure the performance by UP Shareholders of their duties under the UP Shareholders Agreement, shall following consummation of the Offer execute and deliver to SP an irrevocable proxy. UP Shareholders acknowledge and agree that such proxy shall be coupled with an interest, shall constitute, among other things, an inducement for SP to enter into the UP Shareholders Agreement, the Merger Agreement and the Ancillary Agreements to which it is a party, shall be irrevocable until the earlier of the SP Special Meeting or the termination of the Merger Agreement in accordance with its terms and shall not be terminated by operation of law or upon the occurrence of any event.

     Restrictions on Transfer; Proxies; Pledges. The UP Shareholders Agreement provides that UP Shareholders shall not, during the period commencing on the date thereof and continuing until the first to occur of (x) the consummation of the Merger or (y) the termination of the Merger Agreement pursuant to the terms thereof, directly or indirectly: (i) Transfer (including but not limited to the Transfer by UP of any securities of UP Acquisition or any Affiliate of UP controlling UP Acquisition) to any Person (other than to the Voting Trust) any or all of the SP Voting Securities (or any interest therein) which it may hereafter acquire in the Offer or otherwise; (ii) except as provided in the UP Shareholders Agreement and except for the Voting Trust, grant any proxies or powers of attorney, deposit any SP Voting Securities into a voting trust or enter into a voting agreement, understanding or arrangement with respect to SP Voting Securities; (iii) take any action that would make any representation or warranty of UP Shareholders contained in the UP Shareholders Agreement untrue or incorrect or would result in a breach by UP Shareholders of their respective obligations under the UP Shareholders Agreement or would result in a breach by UP Shareholders of their respective obligations under the Merger Agreement or any of the Ancillary Agreements to which it is a party; or (iv) take certain action covered by certain of the standstill related provisions of the UP Shareholders Agreement, provided, however, in the event a bona fide proposal for a Specified SP Transaction is made by any Person (other than the UP Shareholders and their Affiliates), only the restrictions set forth in Section 4(a)(viii) (seeking Board representation) of the UP Shareholders Agreement shall be applicable.

     The UP Shareholders Agreement provides that following termination of the Merger Agreement in accordance with its terms, UP Shareholders may effect one or more pledges of SP Voting Securities or grants of security interests therein, to one or more banks or other financial institutions that are not Affiliates of any UP Shareholder as security for the payment of bona fide full recourse indebtedness owed by UP or UPRR to such banks or financial institutions. Except as set forth in the proviso below, such banks and financial institutions shall not incur any obligations under the UP Shareholders Agreement with respect to such SP Voting Securities or shall be restricted from exercising any right of enforcement or foreclosure with respect to any related security interest or lien; provided, however, that it shall be a condition to any such pledge that the pledgee shall agree to be bound by the provisions of the UP Shareholders Agreement, except that following an event of default or foreclosure, the pledgee shall be permitted to sell, subject only to the right of first refusal set forth in the UP Shareholders Agreement, (x) an unlimited number of Voting SP Securities to any Person that is not, and does not control, a Class I Railroad (as defined in the Merger Agreement) and (y) up to 4% of the then outstanding shares of SP Voting Securities to a Class I Railroad.

     Standstill and Related Provisions. The UP Shareholders Agreement provides that subject to the paragraph immediately following item (xi) below, in the event that the Merger Agreement is terminated in accordance with the terms thereof other than pursuant to the Fiduciary-out Termination Provisions, but only in such event, UP Shareholders agree that for a period commencing on the date of such termination and continuing until the termination of the UP Shareholders Agreement in accordance with the terms described under 'Termination' below (any such period being hereafter referred to as the 'UP Standstill Period'), without the prior written consent of the Board of Directors of SP (the 'SP Board') specifically expressed in a resolution adopted by a majority of the directors of SP, UP Shareholders will not, and UP Shareholders will cause each of their respective Affiliates not to, directly or indirectly, alone or in concert with others:

          (i) acquire, offer or propose to acquire, or agree to acquire (except, in any case, by way of (A) stock dividends or other distributions or rights offerings made available to holders of any shares of SP Common Stock generally, share-splits, reclassifications, recapitalizations, reorganizations and any other similar action taken by SP, and (B) the conversion, exercise or exchange of SP Voting Securities in accordance with the

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
     terms thereof, provided, that any such securities shall be subject to the provisions of the UP Shareholders Agreement), directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another Person, by joining a partnership, limited partnership, syndicate or other 'group' (within the meaning of Section 13(d)(3) of the Exchange Act) (other than groups consisting solely of UP Shareholders and their Affiliates, all of which are or, prior to the formation of such group, become parties to the UP Shareholders Agreement) or otherwise, any SP Voting Securities; provided, however, that if, solely as a result of the issuance by SP of additional SP Voting Securities, UP Shareholders and their Affiliates Beneficially Own less than the amount of shares of SP Voting Securities Beneficially Owned immediately following the consummation of the Offer (the 'Ownership Limit'), UP Shareholders may purchase or acquire additional SP Voting Securities to bring their Beneficial Ownership up to the greater of 5.5% and the percentage of outstanding SP Voting Securities Beneficially Owned by the UP Shareholders immediately prior to such issuance by SP; provided, further, if as a result of Transfers of SP Voting Securities, UP Shareholders Beneficially Own less than 5.5% of the then outstanding SP Voting Securities, UP Shareholders may purchase or acquire additional SP Voting Securities to bring their Beneficial Ownership up to, but not in excess of, 5.5% of the then outstanding shares of SP Voting Securities. In addition, in the event that a UP Shareholder or an Affiliate thereof inadvertently and without knowledge indirectly acquires Beneficial Ownership of not more than one-quarter of one percent of SP Voting Securities in excess of the amount permitted to be owned by the UP Shareholders pursuant to this paragraph pursuant to a transaction by which a Person (that was not then an Affiliate of a UP Shareholder before the consummation of such transaction) owning SP Voting Securities becomes an Affiliate of such UP Shareholder, then all SP Voting Securities so acquired shall thereupon become subject to the UP Shareholders Agreement and such UP Shareholder shall be deemed not to have breached the UP Shareholders Agreement provided that such UP Shareholder, within 120 days thereafter, causes a number of such SP Voting Securities in excess of the amount permitted to be so owned (or, at the election of such UP Shareholder, an equal number of the other SP Voting Securities that are Beneficially Owned by a UP Shareholder) to be Transferred, in a transaction subject to the provisions described in 'Limitations on Disposition' below, to a transferee that is not a UP Shareholder, an Affiliate thereof or a member of a 'group' in which a UP Shareholder or an Affiliate is included (or, if UP or its assignee shall exercise any purchase rights under the second paragraph of 'Limitations on Disposition' below, to SP or its assignee);

          (ii) make, or in any way participate, directly or indirectly, in any 'solicitation' (as such term is used in the proxy rules of the SEC) of proxies or consents (whether or not relating to the election or removal of directors), seek to advise, encourage or influence any Person with respect to the voting of any SP Voting Securities, initiate, propose or otherwise 'solicit' (as such term is used in the proxy rules of the SEC) stockholders of SP for the approval of stockholder proposals, whether made pursuant to Rule 14a-8 of the Exchange Act or otherwise, or induce or attempt to induce any other Person to initiate any such stockholder proposal or otherwise communicate with the UP's shareholders or others pursuant to Rule 14a-1(2)(iv) under the Exchange Act or otherwise;

          (iii) seek, propose, or make any statement with respect to, any merger, consolidation, business combination, tender or exchange offer, sale or purchase of assets, sale or purchase of securities, dissolution, liquidation, reorganization, restructuring, recapitalization, change in capitalization, change in corporate structure or business or similar transaction involving SP or its subsidiaries (any of the foregoing being referred to herein as a 'Specified SP Transaction'); provided that the foregoing shall not prevent voting in accordance with the final paragraph of this subsection (but shall prevent any public comment, statement or communication, and any action that would otherwise require any public disclosure by UP Shareholders, SP or any other Person, concerning such voting);

          (iv) form, join or in any way participate in a 'group' (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any SP Voting Securities, other than groups consisting solely of UP Shareholders and their Affiliates;

          (v) except for the Voting Trust, deposit any SP Voting Securities in any voting trust or subject any SP Voting Securities to any arrangement or agreement with respect to the voting of any SP Voting Securities, other than the UP Shareholders Agreement;

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
          (vi) call or seek to have called any meeting of the stockholders of SP or execute any written consent with respect to SP or SP Voting Securities;

          (vii) otherwise act, alone or in concert with others, to control or seek to control or influence or seek to influence the management, Board of Directors or policies of SP;

          (viii) seek, alone or in concert with others, representation on the Board of Directors of SP, or seek the removal of any member of such Board or a change in the composition or size of such Board;

          (ix) make any publicly disclosed proposal, comment, statement or communication (including, without limitation, any request to amend, waive or terminate any provision of the UP Shareholders Agreement other than the 'standstill' provisions described in these items (i)-(xi)), or make any proposal, comment, statement or communication (including, without limitation, any request to amend, waive or terminate any provision of the UP Shareholders Agreement other than the 'standstill' provisions described in these items (i)-(xi)) in a manner that would require any public disclosure by UP Shareholders or any other Person, or enter into any discussion with any Person (other than directors and officers of SP), regarding any of the foregoing;

          (x) make or disclose any request to amend, waive or terminate any of the standstill provisions of the UP Shareholders Agreement; or

          (xi) have any discussions or communications, or enter into any arrangements, understandings or agreements (whether written or oral) with, or advise, finance, assist or encourage, any other Person in connection with any of the foregoing, or take any action inconsistent with the foregoing, or make any investment in or enter into any arrangement with, any other Person that engages, or offers or proposes to engage, in any of the foregoing.

     The restrictions set forth above shall not prevent UP Shareholders from (A) performing their obligations and exercising their rights under the UP Shareholders Agreement, including, without limitation, (x) Transferring any SP Voting Securities in accordance with the UP Shareholders Agreement or to the Voting Trust, and (y) voting and granting a proxy to SP in accordance with the UP Shareholders Agreement; (B) communicating in a non-public manner with any other UP Shareholder or its Affiliates; and (C) complying with the requirements of Sections 13(d) and 16(a) of the Exchange Act and the rules and regulations thereunder, in each case, as from time to time in effect, or any successor provisions or rules with respect thereto, or any other applicable law, rule, regulation, judgment, decree, ruling, order, award, injunction, or other official action of any agency, bureau, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government (whether federal, state, county or local, domestic or foreign).

     The UP Shareholders Agreement provides that subject to the receipt of proper notice and the absence of a preliminary or permanent injunction or other final order by any United States federal court or state court barring such action, UP Shareholders agree that during any UP Standstill Period UP Shareholders will, and will cause their Affiliates to, (i) be present, in person or represented by proxy, at all annual and special meetings of stockholders of SP so that all SP Voting Securities Beneficially Owned by UP Shareholders and their Affiliates and then entitled to vote may be counted for the purposes of determining the presence of a quorum at such meetings; and (ii) with respect to the election or removal of directors, vote in the same proportion as all Voted Non-Shareholder Securities have been voted with respect to such matter; and
(iii) with respect to any proposed merger, business combination, or similar transaction (including, without limitation, any consolidation, sale of all or substantially all the assets, recapitalization, liquidation or winding up or other Specified SP Transaction) involving SP, vote as the UP Shareholders may determine, in their sole discretion; and (iv) unless the matter being proposed would impose on UP Shareholders limitations, not imposed on other stockholders of SP, on the enjoyment of any of the UP Shareholders and their Affiliates of the legal rights generally enjoyed by stockholders of SP, with respect to all matters submitted to a vote of SP's stockholders not specified in clause (ii) or
(iii) above, vote in the same proportion as all Voted Non-Shareholder Securities have been voted with respect to such matter.

     Limitations on Disposition. The UP Shareholders Agreement provides that UP Shareholders, during the Standstill Period, will not, and will cause their Affiliates not to, directly or indirectly, without the prior written consent of the Board of Directors of SP specifically expressed in a resolution adopted by a majority of the

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
directors of SP, Transfer to any Person any SP Voting Securities (including but not limited to the Transfer of any securities of an Affiliate which is the record holder or Beneficial Owner of SP Voting Securities, if, as the result of such Transfer, such Person would cease to be an Affiliate of a UP Shareholder), if, to the knowledge of the UP Shareholders or any of their Affiliates, after due inquiry which is reasonable in the circumstances (and which shall include, with respect to the Transfer of 1% or more of SP Voting Securities then outstanding in one transaction, or a series of related transactions, specific inquiry with respect to the identity of the acquiror of such SP Voting Securities and the number of SP Voting Securities that, immediately following such transaction or transactions, would be Beneficially Owned by such acquiror, together with its Affiliates and any members of a 'group' (within the meaning of Section 13(d)(3) of the Exchange Act) of which such acquiror is a member), immediately following such transaction the acquiror of such SP Voting Securities, together with its Affiliates and any members of such a group, would Beneficially Own in the aggregate 6% (or 4% in the event that the purchaser is or controls a Class I Railroad) or more of SP Voting Securities then outstanding; provided that, without the prior written consent of the Board of Directors of SP, (i) UP Shareholders and their Affiliates may Transfer any number of SP Voting Securities to any other UP Shareholder or any Affiliate of a UP Shareholder, provided that (A) such transferee, if not then a UP Shareholder, shall become a party to the UP Shareholders Agreement and agree in writing to perform and comply with all of the obligations of such transferor UP Shareholder under the UP Shareholders Agreement, and thereupon such transferee shall be deemed to be a UP Shareholder party thereto for all purposes of the UP Shareholders Agreement, and (B) if the transferee is not prior thereto a UP Shareholder, the transferor shall remain liable for such transferee's performance of and compliance with the obligations of the transferor under the UP Shareholders Agreement, (ii) UP Shareholders and their Affiliates may Transfer SP Voting Securities in a tender offer, merger, or other similar business combination transaction approved by the Board of Directors of SP, and
(iii) UP Shareholders may pledge their UP Voting Securities as provided in the second paragraph of 'Restrictions on Transfer; Proxies; Pledges' above and the pledgee may Transfer such SP Voting Securities as contemplated by the proviso in such paragraph.

     The UP Shareholders Agreement provides that during the UP Standstill Period, if to the knowledge of the UP Shareholders after making due inquiry which is reasonable under the circumstances, immediately following the Transfer of any SP Voting Securities the acquiror thereof, together with its Affiliates and any members of a 'group' (within the meaning of Section 13(d)(3) of the Exchange Act), would Beneficially Own in the aggregate 2% or more of the outstanding SP Voting Securities (a '2% Sale'), UP Shareholders shall, prior to effecting any such Transfer, offer SP a right of first refusal to purchase the shares proposed to be Transferred on the following terms. UP Shareholders shall provide SP with written notice (the '2% Sale Notice') of any proposed 2% Sale, which 2% Sale Notice shall contain the identity of the purchaser, the number of shares of SP Voting Securities proposed to be Transferred to such purchaser, the purchase price for such shares and the form of consideration payable for such shares. The 2% Sale Notice shall also contain an irrevocable offer to sell the shares subject to such 2% Sale Notice to SP for cash at a price equal to the price contained in such 2% Sale Notice. SP shall have the right and option, by written notice delivered to such UP Shareholder (the 'Purchase Notice') within 15 days of receipt of the 2% Sale Notice, to accept such offer as to all, but not less than all, of SP Voting Securities subject to such 2% Sale Notice. SP shall have the right to assign to any Person such right to purchase SP Voting Securities subject to the 2% Sale Notice. In the event SP (or its assignee) elects to purchase SP Voting Securities subject to the 2% Sale Notice, the closing of the purchase of SP Voting Securities shall occur at the principal office of SP (or its assignee) on or before the 30th day following such UP Shareholder's receipt of the Purchase Notice. In the event SP does not elect to purchase the shares subject to the 2% Sale Notice, such UP Shareholder shall be free, for a period of 30 days following the receipt of notice from UP of its election not to purchase such SP Voting Securities or, in the absence of any such notice, for a period of 30 days following the 15th day after receipt by SP of the 2% Sale Notice, to sell SP Voting Securities subject to the 2% Sale Notice in accordance with the terms of, and to the person identified in, the 2% Sale Notice. If such sale is not effected within such 30 day period such SP Voting Securities shall remain subject to the provisions of the UP Shareholders Agreement. Notwithstanding the foregoing, the right of first refusal set forth in this paragraph shall not apply to the Transfer by UP Shareholders of SP Voting Securities (i) made in an underwritten public offering pursuant to an effective registration statement under the Securities Act, or (ii) made in a transaction permitted pursuant to, and made in compliance with, clauses (i) or
(iii) of the proviso to the first paragraph of 'Limitations on Disposition' above, or (iii) made in a tender offer, merger or other similar business combination transaction approved by the Board of Directors of SP. Any proposed sale by UP Shareholders of SP Voting Securities shall

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be subject to the restrictions on sales to an acquiror which would Beneficially
Own 6% (or 4%, in the event that the purchaser is or controls a Class I Railroad) or more of the outstanding SP Voting Securities, as described in the immediately preceding paragraph, whether or not SP exercises its right of first refusal and consummates the purchase of UP Voting Securities. If SP (or its assignee) exercises its right to purchase any SP Voting Securities but fails to complete the purchase thereof for any reason other than the failure of such UP Shareholder to perform its obligations hereunder with respect to such purchase, then, on the 30th day following such UP Shareholder's receipt of the Purchase Notice, such SP Voting Securities shall cease to be subject to the voting requirements, the limitations on disposition and the stop transfer provisions of the UP Shareholders Agreement for any purpose whatsoever. If the purchase price described in any 2% Sale Notice is not solely made up of cash or marketable securities, the 2% Sale Notice shall include a good faith estimate of the cash equivalent of such other consideration, and the consideration payable by SP or its assignee (if SP elects to purchase (or to have assignee purchase) SP Voting Securities described in the 2% Sale Notice) in place of such other consideration shall be cash equal to the amount of such estimate; provided, however, that if UP in good faith disagrees with such estimate and states a different good faith estimate in the Purchase Notice, and if SP and such UP Shareholder cannot agree on the cash equivalent of such other (i.e., other than cash or marketable securities) consideration, such cash equivalent shall be determined by a reputable investment banking firm without material connections with either party. Such investment banking firm shall be selected by both parties or, if they shall be unable to agree, by an arbitrator appointed by the American Arbitration Association. The fees and expenses of any such investment banking firm and/or arbitrator shall be shared equally by SP and such UP Shareholder, unless otherwise determined by such firm or arbitrator. In the event of such differing estimates by SP and such UP Shareholder, periods of time which would otherwise run under this paragraph from the date of such UP Shareholder's receipt of the Purchase Notice shall run instead from the date on which the parties agree on such cash equivalent or, in the absence of such agreement, the date on which such cash equivalent is determined by such investment banking firm. If the purchase price described in any 2% Sale Notice shall include marketable securities, the purchase price payable by SP (or its designee) shall include, to the extent marketable securities were included as a portion of the consideration provided for in the 2% Sale Notice, an amount in cash determined by reference to the Current Market Price of such securities on the day the Purchase Notice is received by such UP Shareholder.

     The UP Shareholders Agreement provides that in connection with any proposed privately negotiated sale by any UP Shareholders of SP Voting Securities representing in excess of 3.9% of the then outstanding SP Voting Securities, SP will cooperate with and permit the proposed purchaser to conduct a due diligence review that is reasonable under the circumstances of SP and its subsidiaries and their respective business and operations, including, without limitation, reasonable access during normal business hours to their executive officers and, if reasonable under the circumstances, their properties, subject to execution by such purchaser of a customary confidentiality agreement; provided that SP shall not be required to permit more than two such due diligence reviews in any twelve-month period.

     The UP Shareholders Agreement provides that notwithstanding any provision to the contrary contained therein, and without being subject to any of the restrictions set forth therein, UP Shareholders and their Affiliates may (i) transfer or distribute, by means of dividend, exchange offer or other distribution, any shares of SP Voting Securities to UP's stockholders and (ii) transfer or dispose of SP Voting Securities in connection with an underwritten public offering of debt or equity securities of UP which are convertible or exchangeable into SP Voting Securities, it being agreed that SP shall fully cooperate with UP in connection with any such disposition, including by filing any necessary registration statement with the SEC and entering into a customary underwriting agreement, if necessary.

     Limitation on SP Action. The UP Shareholders Agreement provides that without the prior written consent of UP Shareholders, SP shall not take or recommend to its stockholders any action which would impose limitations, not imposed on other stockholders of SP, on the enjoyment by any of the UP Shareholders and their Affiliates of the legal rights generally enjoyed by shareholders of SP, other than those imposed by the terms of the UP Shareholders Agreement, the Merger Agreement, and the Ancillary Agreements; provided, however, that the foregoing shall not prevent SP from implementing or adopting a Shareholder Rights Plan or issuing a similar security which has a 'trigger' threshold of not less than two percentage points greater than the percentage of outstanding shares of SP Common Stock then Beneficially Owned by the UP Shareholders.


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     Access to Information.  The UP Shareholders Agreement provides that SP shall (and shall cause each of its subsidiaries to) afford to the officers, employees, accountants, counsel, financing sources and other representatives of UP Shareholders, access, during normal business hours, during the term of the UP Shareholders Agreement, to all of its and its subsidiaries' properties, books, contracts, commitments and records and, during such period, SP shall (and shall cause each of its subsidiaries to) furnish promptly to UP Shareholders (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (b) all other information concerning its business, properties and personnel as up Shareholders may reasonably request; provided, however, that access to certain SP information may require the entry of a protective order by the ICC, after which date full access will be granted to such information consistent with this paragraph and subject to the terms of such order. Unless otherwise required by law, UP Shareholders will hold any such information which is nonpublic in confidence in accordance with the provisions of the existing confidentiality agreement between SP and UP, subject to the requirements of applicable law.

     Termination. The UP Shareholders Agreement provides that except as otherwise provided therein, the UP Shareholders Agreement shall terminate (i) if the Offer is not consummated, upon the termination of the Merger Agreement in accordance with its terms, (ii) if the Effective Time does occur, on the Effective Time or (iii) if the Offer is consummated but the Effective Time does not occur, at such time that up Shareholders Beneficially Own, and continue to Beneficially Own, in the aggregate less than 4% of SP Voting Securities then outstanding, it being understood that if, under the circumstances of this clause
(iii), the UP Shareholders Beneficially Own less than 4% of SP Voting Securities then outstanding but prior to the seventh anniversary of the Effective Time, subsequently become Beneficial Owners of more than 4% of SP Voting Securities then outstanding, the standstill and limitations on disposition provisions, among others, in the UP Shareholders Agreement shall become effective and in full force again as if no such termination had occurred.

     Voting Trust. The UP Shareholders Agreement provides that the parties thereto acknowledge and agree that the Trustee shall be entitled to exercise any and all rights, and shall be subject to any and all obligations, of UP Shareholders under the UP Shareholders Agreement (as if a UP Shareholder party thereto) it being understood that the standstill provisions thereof shall not be applicable to the Trustee or the Voting Trust (other than the provisions incorporated by reference into the restrictions on transfer provisions thereof).

ANSCHUTZ/RESOURCES SHAREHOLDERS AGREEMENT

     Effectiveness. The Anschutz/Resources Shareholders Agreement provides that such Agreement (other than certain provisions thereof, including, among others, the provisions described under 'Pledge,' 'Public Comments; Fiduciary Duties' and 'Standstill and Related Provisions' below) shall become effective only upon consummation of the Spin-Off, and the Anschutz/Resources Shareholders Agreement shall terminate and be void and of no further force or effect if the Merger Agreement is terminated in accordance with the termination provisions thereof.


     Pledge. The Anschutz/Resources Shareholders Agreement provides that TAC has advised UP that Shares Beneficially Owned by TAC are or may be pledged to the Banks pursuant to the Existing Pledge Agreements to secure indebtedness borrowed from the Banks. In the Anschutz/Resources Shareholders Agreement TAC represents and warrants that the Existing Pledge Agreements do not or, before indebtedness borrowed therefrom is secured by any such shares, will not prevent, limit or interfere with TAC's compliance with, or performance of its obligations under, the Anschutz/Resources Shareholders Agreement, absent a default under the applicable Existing Pledge Agreements. TAC represents and warrants that it is not in default under the Existing Pledge Agreements. Before Resources Voting Securities shall be pledged to secure indebtedness owed under an Existing Pledge Agreement, TAC shall deliver to UP a letter from Bank of America National Trust and Savings Association or Citibank, N.A., as the case may be, acknowledging the Anschutz/Resources Shareholders Agreement and agreeing that, notwithstanding any default under the Existing Pledge Agreement, TAC shall have the right to exercise all voting rights with respect to SP Common Stock or Resources Voting Securities pledged thereunder. Anschutz Shareholders may hereafter effect one or more pledges of SP Voting Securities or Resources Voting Securities, or grants of security interests therein, to one or more financial institutions (other than the Banks) that are not Affiliates of any Anschutz Shareholder as security for the payment of bona fide indebtedness owed by one or more of the Anschutz Shareholders or their Affiliates to such financial institutions.

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Except as set forth in the proviso below, neither the Bank nor any financial institution which hereafter becomes a pledgee of SP Voting Securities or Resources Voting Securities shall incur any obligations under the Anschutz/Resources Shareholders Agreement with respect to such SP Voting Securities or Resources Voting Securities or shall be restricted from exercising any right of enforcement or foreclosure with respect to any related security interest or lien; provided, however, that it shall be a condition to any such pledge to any Other Financial Institution that the pledgee shall agree that TAC shall have the right to exercise all voting rights with respect to SP Voting Securities or Resources Voting Securities pledged thereunder and no such pledge shall prevent, limit or interfere with Anschutz Shareholders' compliance with, or performance of their obligations under, the Anschutz/ Resources Shareholders Agreement, absent a default under such pledge agreement.

     Public Comments; Fiduciary Duties. The Anschutz/Resources Shareholders Agreement provides that during the Resources Standstill Period, Anschutz Shareholders will not, and will cause their Affiliates not to, directly or indirectly, make any public comment, statement or communication, or take any action that would otherwise require any public disclosure by Anschutz Shareholders, UP, Resources or any other Person, concerning the Merger, the Offer, the Spin-Off and the other transactions contemplated by the Merger Agreement, the Anschutz/Resources Shareholders Agreement and the Ancillary Agreements, except for any disclosure (i) concerning the status of Anschutz Shareholders as parties to such agreements, the terms thereof, and their beneficial ownership of Shares required pursuant to Section 13(d) of the Exchange Act or (ii) required in the Schedule 14D-9 or this Joint Proxy Statement/Prospectus.


     The Anschutz/Resources Shareholders Agreement provides that the parties acknowledge that any Person who is a director or officer of SP may exercise his fiduciary duties in his capacity as a director or officer with respect to SP, as opposed to taking action with respect to the direct or indirect ownership of any Shares, and no such exercise of fiduciary duties shall be deemed to be a breach of, or a violation of the restrictions set forth in, the Anschutz/Resources Shareholders Agreement and none of the Anschutz Shareholders shall have any liability hereunder for any such exercise of fiduciary duties by such Person in his capacity as a director and officer of SP.

     Standstill and Related Provisions. The Anschutz/Resources Shareholders Agreement provides for virtually the same 'standstill' restrictions and voting obligations with respect to the Anschutz Shareholders as those contained in the Anschutz Shareholders Agreement except that the restrictions and obligations apply to Resources and the Resources Voting Securities. In addition, in the event that UP in its sole discretion should determine that the Anschutz Shareholders' voting obligations pursuant to the Anschutz/Resources Shareholders Agreement could adversely affect the tax-free nature of the Spin-Off, such provision shall be deemed to be stricken therefrom. See '--Anschutz Shareholders Agreement--Standstill and Related Provisions' above.

     Limitations on Disposition. The Anschutz/Resources Shareholders Agreement provides for virtually the same limitations on dispositions by the Anschutz Shareholders as those contained in the Anschutz Shareholders Agreement except that the restrictions and obligations apply to Resources and the Resources Voting Securities. See '--Anschutz Shareholders Agreement--Limitations on Disposition' above.

     Resources Covenants. The Anschutz/Resources Shareholders Agreement provides that on or prior to the consummation of the Spin-Off, the Board of Directors of Resources will take all action necessary to elect a designee of TAC who is not an Affiliate of, and does not have any business relationship with, any of the Anschutz Shareholders or their Affiliates, and is reasonably acceptable to the Board of Directors of Resources (the 'Resources Shareholder Designee') as a director of Resources' Board of Directors. In the event that the Resources Shareholder Designee shall resign, become disabled or be removed as a member of Resources' Board of Directors (except in circumstances, other than item (vi) below, in which the Resources Shareholder Designee was required (including if requested by Resources) to resign as a director pursuant to the terms of the Anschutz/Resources Shareholders Agreement), TAC shall have the right to select a new Resources Shareholder Designee. Anschutz Shareholders acknowledge that as a condition precedent to the appointment of the Resources Shareholder Designee to Resources' Board of Directors, the Resources Shareholder Designee shall enter into an agreement, in form and substance satisfactory to Resources and its counsel, to the effect that:

          (i) the Resources Shareholder Designee agrees that the Resources Shareholder Designee will not provide, disclose, or otherwise make available, directly or indirectly, any confidential or non-public information relating to Resources or its subsidiaries, including competitively sensitive information, to the

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     Anschutz Shareholders, or their Affiliates or Representatives (as defined in the Anschutz/Resources Shareholders Agreement);

          (ii) the Resources Shareholder Designee will not voluntarily receive, directly or indirectly, any confidential or non-public information relating to any business, company or entity affiliated with any of the Anschutz Shareholders which competes in any way with, or is a potential competitor of, Resources (a 'Competing Business'), and, in the event the Resources Shareholder Designee involuntarily receives, or receives on an unsolicited basis, such confidential or non-public information, the Resources Shareholder Designee agrees to report to Resources the fact that the Resources Shareholder Designee received such information;

          (iii) in connection with actions taken as a director of Resources, the Resources Shareholder Designee will not take into account or consider the impact or effect of such actions on the Anschutz Shareholders (other than in their capacity as shareholders of Resources), their Affiliates or on any Competing Business;

          (iv) the Resources Shareholder Designee will not serve as an officer, director or employee of, or become a shareholder, partner or equity investor in, any Competing Business so long as such Resources Shareholder Designee serves as a director of Resources;

          (v) none of the Resources Shareholder Designee, any family member of the Resources Shareholder Designee or any person controlled by the Resources Shareholder Designee will have any business relationship with, enter into any arrangements or understandings relating to such business relationship with, or receive any compensation, gifts or other forms of consideration from, the Anschutz Shareholders or their Affiliates so long as the Resources Shareholder Designee is a director of Resources; and

          (vi) the Resources Shareholder Designee, if requested by Resources (A) will immediately resign as a director of Resources in the event that the FTC shall institute, commence, or threaten any action, proceeding or inquiry relating to the Resources Shareholder Designee's position as a director of Resources, provided, that in the event of one or more resignations pursuant to this clause (A), the Anschutz Shareholders shall have the right in each such event to designate a new Resources Shareholder Designee in accordance with the terms of the Anschutz/Resources Shareholders Agreement; (B) will resign as a director of Resources not later than the next annual meeting of shareholders of Resources in the event that the Anschutz Shareholders and their Affiliates Beneficially Own less than 4% of Resources' Voting Securities then outstanding, provided, however, that the Anschutz/Resources Shareholders Agreement shall continue in full force and effect until the date of such resignation and (C) will immediately resign if the Anschutz Shareholders violate or breach any of the material terms or provisions of the Anschutz/Resources Shareholders Agreement. Notwithstanding any resignation pursuant to clause (C) of the preceding sentence, all of the provisions of the Anschutz/Resources Shareholders Agreement other than those described in this subsection shall continue in full force and effect.

     So long as Anschutz Shareholders and their Affiliates continue to

Beneficially Own in excess of 4% of the Resources Voting Securities then outstanding and so long as the Anschutz/Resources Shareholders Agreement shall not have been terminated, Resources shall include the Anschutz Shareholder Designee in the Board of Directors' slate of nominees for election as directors at Resources' annual meeting of shareholders and shall recommend that the Resources Shareholder Designee be elected as a director of Resources.

     So long as a Resources Shareholder Designee serves as a member of the Board of Directors of Resources, Resources agrees that the Anschutz Shareholder Designee shall serve (subject to the applicable requirements of the FTC, the NYSE or any other security exchange on which the Resources Common Stock is listed, or if not so listed, under the rules or regulations of the NASD) as a member of the Executive, Finance and Corporate Development, and Compensation, Benefits and Nominating Committees of the Board (or the three committees having similar functions). Except as otherwise provided in the Anschutz/Resources Shareholders Agreement, upon the termination of the Anschutz/Resources Shareholders Agreement, if requested by Resources, the Resources Shareholder Designee shall resign as a director of Resources' Board of Directors.

     The Anschutz/Resources Shareholders Agreement provides that in the event that the Resources Shareholder Designee shall cease to be a member of the Board of Directors by reason of death, disability or resignation (except in circumstances in which TAC shall not have the right to select a new Shareholder Designee as described in the first paragraph under 'Resources Covenants' above), Resources shall replace such Resources

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
Shareholder Designee with another Resources Shareholder Designee at the next meeting of the Board of Directors.

     The Anschutz/Resources Shareholders Agreement provides that the Resources Shareholder Designee, upon nomination or appointment as a director of Resources, shall agree in writing to comply with the obligations of the Anschutz Shareholders under the 'standstill' restrictions of the Anschutz/Resources Shareholders Agreement referred to under 'Standstill and Related Provisions' above and the other obligation of such Resources Shareholder Designee under the Anschutz/Resources Shareholders Agreement.

     The Anschutz/Resources Shareholders Agreement provides that without the prior written consent of Anschutz Shareholders, Resources shall not take or recommend to its shareholders any action which would impose limitations, not imposed on other shareholders of Resources, on the enjoyment by any of Anschutz Shareholders and their Affiliates of the legal rights generally enjoyed by shareholders of Resources, other than those imposed by the terms of the Anschutz/Resources Shareholders Agreement, the Merger Agreement and the Ancillary Agreements; provided, however, that the foregoing shall not prevent Resources from implementing or adopting a Shareholder Rights Plan or issuing a similar security which has a 'trigger' threshold of not less than the greater of 10% of the outstanding shares of Resources Common Stock or the amount then Beneficially Owned by Anschutz Shareholders not in violation of the Anschutz/Resources Shareholders Agreement.

     Termination.  The Anschutz/Resources Shareholders Agreement provides that except as otherwise provided therein, the Anschutz/Resources Shareholders Agreement shall terminate on the earliest to occur of (1) the seventh anniversary of the Effective Time, (2) following consummation of the Spin-Off, at such time that the Anschutz Shareholders Beneficially Own, and continue to Beneficially Own, in the aggregate, less than 4% of the Resources Voting Securities then outstanding, it being understood, however, that if the Anschutz Shareholders at any time Beneficially Own in the aggregate less than 4% of the Resources Voting Securities then outstanding but, prior to the seventh anniversary of the Effective Time, subsequently acquire Beneficial Ownership of any Resources Voting Securities (except pursuant to the provisions in the Anschutz/Resources Shareholders Agreement comparable to clauses (A), (B) or (C) of the parenthetical exception to the first sentence in item (i) under the first paragraph of 'Standstill and Related Provisions' under 'Anschutz Shareholders Agreement' above or in an Inadvertent Acquisition) if immediately following such acquisition Anschutz Shareholders become Beneficial Owners in the aggregate of more than 4% of the Resources Voting Securities then outstanding, the standstill and limitations on disposition provisions, among others, of the Anschutz/Resources Shareholders Agreement shall be effective and in full force again as if no such termination had occurred and (3) if at any time that the Anschutz Shareholders Beneficially Own in the aggregate more than 4% of the Resources Voting Securities then outstanding (i) the Resources Shareholder Designee shall not be elected as a director of Resources (other than as a result of a resignation or non-election in accordance with certain provisions of the Anschutz/Resources Shareholders Agreement), (ii) subject to applicable requirements of the FTC, the NYSE or any other security exchange on which the Resources Common Stock is listed, or if not so listed, under the rules or regulations of the National Association of Securities Dealers, the Resources Shareholder Designee who is then a director shall not be appointed as a member of the Executive, Finance and Corporate Development, and Compensation, Benefits and Nominating Committees, respectively, of the Board of Directors of Resources (or committees having similar functions) or (iv) Resources shall have breached its covenant described in the fourth paragraph under 'Resources Covenants'; provided that TAC, for itself and on behalf of all other Anschutz Shareholders, may by written notice to Resources irrevocably elect that, from and after the delivery thereof, the references in this paragraph and in 'Resources Covenants' above to '4%' be deleted and replaced by references to '3%.'

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
                         REGISTRATION RIGHTS AGREEMENTS

     THE FOLLOWING ARE SUMMARIES OF CERTAIN PROVISIONS OF CERTAIN REGISTRATION RIGHTS AGREEMENTS (THE 'REGISTRATION RIGHTS AGREEMENTS') ENTERED INTO IN CONNECTION WITH THE MERGER AND THE SPIN-OFF. THE SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE REGISTRATION RIGHTS AGREEMENTS WHICH ARE INCORPORATED HEREIN BY REFERENCE. CAPITALIZED TERMS NOT OTHERWISE DEFINED HEREIN OR IN THE FOLLOWING SUMMARIES SHALL HAVE THE MEANINGS SET FORTH IN THE APPLICABLE REGISTRATION RIGHTS AGREEMENT.

     Pursuant to a Registration Rights Agreement (the 'Anschutz/UP RRA'), dated as of August 3, 1995, by and among UP, TAC and the Foundation, TAC and the Foundation are granted, subject to the terms and conditions therein specified, three demand and unlimited 'piggy-back' registration rights in respect of the shares of UP Common Stock to be received by them in the Merger. These rights are substantially the same as the registration rights held by TAC and the Foundation with respect to the SP Shares they now own. The exercise of registration rights is subject to the approval of the managing underwriter of the offering being registered by UP; if the managing underwriter believes that inclusion of the requesting stockholders' shares would have a material adverse effect on the offering, the managing underwriter may reduce the number of shares to be registered in accordance with the priorities set forth in the Anschutz/UP RRA. All expenses associated with the registration of UP Common Stock pursuant to the exercise of demand or piggy-back registration rights will be borne by UP, with the exception of underwriting discounts and commissions and any expenses of TAC and the Foundation in connection with such registration. The Anschutz/UP RRA also provides for, under certain circumstances, indemnification by UP in favor of TAC and the Foundation and by TAC and the Foundation in favor of UP with respect to certain information contained in a registration statement pursuant to such registration rights.

     Pursuant to a Registration Rights Agreement (the 'Anschutz/Resources RRA'), dated as of August 3, 1995, by and among Resources, TAC and the Foundation, TAC and the Foundation are granted, subject to the terms and conditions therein specified, three demand and unlimited 'piggy-back' registration rights in respect of the shares of Resources Common Stock to be received by them in the Spin-Off. The exercise of registration rights is subject to the approval of the managing underwriter of the offering being registered by Resources; if the managing underwriter believes that inclusion of the requesting stockholders' shares would have a material adverse effect on the offering, the managing underwriter may reduce the number of shares to be registered in accordance with the priorities set forth in the Anschutz/Resources RRA. All expenses associated with the registration of Resources Common Stock pursuant to the exercise of demand or piggy-back registration rights will be borne by Resources, with the exception of underwriting discounts and commissions and any expenses of TAC and the Foundation in connection with such registration. The Anschutz/Resources RRA also provides for, under certain circumstances, indemnification by Resources in favor of TAC and the Foundation and by TAC and the Foundation in favor of Resources with respect to certain information contained in a registration statement pursuant to such registration rights.

     Pursuant to a Registration Rights Agreement (the 'UP Acquisition/SP RRA'), dated as of August 3, 1995, by and among UP Acquisition and SP, UP Acquisition is granted, subject to the terms and conditions therein specified, six demand and unlimited 'piggy-back' registration rights in respect of the Shares to be purchased pursuant to the Offer. The exercise of registration rights is subject to the approval of the managing underwriter of the offering being registered by SP; if the managing underwriter believes that inclusion of UP Acquisition's Shares would have a material adverse effect on the offering, the managing underwriter may reduce the number of shares to be registered in accordance with the priorities set forth in the UP Acquisition/SP RRA. All expenses associated with the registration of Shares pursuant to the exercise of demand or piggy-back registration rights will be borne by SP, with the exception of underwriting discounts and commissions and any expenses of UP Acquisition in connection with such registration. The UP Acquisition/SP RRA also provides, under certain circumstances, for indemnification by SP in favor of UP Acquisition and by UP Acquisition in favor of SP with respect to certain information contained in a registration statement pursuant to such registration rights.


                             VOTING TRUST AGREEMENT

     Pursuant to the Voting Trust Agreement, dated as of August 3, 1995, by and among UP, UP Acquisition and Southwest Bank of St. Louis, a Missouri banking corporation, as Trustee, the Trustee has agreed to act as trustee in respect of the Voting Trust. On August 24, 1995, counsel for UP received from the staff of the ICC an informal written opinion that the Voting Trust will effectively insulate UP and its affiliates from the violation of the Interstate Commerce Act and ICC policy that would result from an unauthorized acquisition by UP of control

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of SP. See 'OTHER LEGAL MATTERS; REGULATORY APPROVAL--ICC Approval.' On
September 7, 1995, UP Acquisition accepted for payment the Acquired Shares and simultaneously deposited such Shares in the Voting Trust. In its capacity as Trustee of the Voting Trust, the Trustee will vote the Acquired Shares deposited therein (the 'Trust Stock') in favor of the Merger, in favor of any proposal necessary to effectuate UP's acquisition of SP pursuant to the Merger Agreement, and, so long as the Merger Agreement is in effect, subject to certain exceptions, against any other proposed merger, business combination or similar transaction involving SP. On all other matters (including the election or removal of directors), the Trustee will vote the Trust Stock in the same proportion as all other Shares are voted with respect to such matters. See 'SHAREHOLDERS AGREEMENTS--UP Shareholders Agreement--Limitations on Disposition' for a description of certain provisions of the UP Shareholders Agreement concerning dispositions.

     Pending the termination of the Voting Trust, the Trustee shall pay to UP Acquisition all cash dividends and cash distributions paid on the Trust Stock.

     The Voting Trust Agreement provides that the Voting Trust is subject to the rights of UP provided in the UP Shareholders Agreement with respect to the disposition of the Trust Stock. The Trustee has agreed to take all actions reasonably requested by UP with respect to any proposed sale or disposition of the Trust Stock by UP Acquisition, including, without limitation, in connection with the exercise of rights under the Merger Agreement, the UP Acquisition/SP RRA and the UP Shareholders Agreement. Upon (i) approval or exemption by the ICC of the Transactions (as defined in the Voting Trust Agreement) or a similar transaction between SP and UPRR, UP or any of their affiliates or (ii) if the law is amended, delivery to the Trustee of an opinion of independent legal counsel that no ICC or other governmental approval is required, the Trustee shall either transfer the Trust Stock to UP Acquisition or, if stockholder approval of the Merger has not previously been obtained, vote the Trust Stock in favor of the Merger.

     In the event that the Merger Agreement terminates in accordance with its terms or the condition set forth in Section 6.2(c) of the Merger Agreement (ICC approval or exemption from approval of the Merger) is not satisfied or waived by UP and UP Acquisition, UP has agreed to use its best efforts, consistent with its rights under and subject to the terms of the UP Shareholders Agreement and the UP Acquisition/SP RRA, to sell the Trust Stock to one or more eligible purchasers, to sell or distribute the Trust Stock in a public offering made under the Securities Act, to distribute such Trust Stock to stockholders of UP, or otherwise to dispose of the Trust Stock within two years. Such disposition shall be subject to any jurisdiction of the ICC to oversee UP's divestiture of the Trust Stock. In its August 24, 1995 informal written opinion to UP counsel, the staff of the ICC stated that the ICC has adequate authority to assure that divestiture is prompt. The Trustee would continue to perform its duties under the Voting Trust Agreement and, should UP be unsuccessful in its efforts to sell or distribute the Trust Stock during the two-year period, the Trustee, subject to the terms of the UP Shareholders Agreement, shall as soon as practicable sell the Trust Stock for cash to one or more eligible purchasers in such manner and for such price as the Trustee in its discretion shall deem reasonable after consultation with UP. (An 'eligible purchaser' thereunder shall be a person or entity that is not affiliated with UP and which has all necessary regulatory authority, if any, to purchase the Trust Stock.) The Voting Trust Agreement further provides that UP would cooperate with the Trustee in effecting such disposition and that the Trustee would act in accordance with any direction made by UP as to any specific terms or method of disposition, to the extent not inconsistent with the requirements of the terms of any ICC or court order. The proceeds of the sale would be distributed to UP.

     The Voting Trust Agreement also provides that if the ICC issues an order that termination of the Voting Trust will not cause UP or its affiliates to control SP, the Trustee will transfer the Trust Stock to UP Acquisition and the Voting Trust shall terminate. See 'OTHER LEGAL MATTERS; REGULATORY APPROVAL--Antitrust.'

     The Voting Trust Agreement provides that the Trustee shall receive reasonable and customary compensation and indemnification from UP and UP Acquisition.

     Pursuant to the Merger Agreement, the Voting Trust Agreement may not be modified or amended without the prior written approval of SP unless such modification or amendment is not inconsistent with the Merger Agreement or the Ancillary Agreements and is not adverse to SP or its stockholders. In its August 24, 1995 informal written opinion to UP's counsel, the staff of the ICC stated that the ICC retains the power to override any such modification or amendment and/or to implement its own modification or amendments to the extent any provision in the Voting Trust Agreement is found to be inconsistent with the ICA.

                    COMPARATIVE MARKET PRICES AND DIVIDENDS

     Each of UP Common Stock and the Shares is listed and principally traded on the NYSE. The following table sets forth the high and low sale prices for each of UP Common Stock and the Shares and dividends paid per share of UP Common Stock for the periods indicated as reported in published financial sources. No dividends have been paid with respect to the Shares since SP's initial public offering in August 1993.

                                             UP
                                        COMMON STOCK                    THE SHARES

                                 --------------------------     --------------------------
                                                  DIVIDENDS                      DIVIDENDS
                                                  PAID PER                       PAID PER
                                 HIGH     LOW       SHARE       HIGH     LOW       SHARE
                                 ----     ---     ---------     ----     ---     ---------
1993
  First Quarter...............   $62 3/8 $56 7/8    $ .37        --       --          --
  Second Quarter..............    65 3/4  58 3/4      .37        --       --          --
  Third Quarter...............    67      58 3/8      .40       $16 3/4* $14 1/4*     --
  Fourth Quarter..............    64 7/8  57 7/8      .40        21 3/8   15 1/4      --

1994
  First Quarter...............   $67 1/8 $55 1/2    $ .40       $24 3/8  $18 5/8      --
  Second Quarter..............    59 3/4  55 3/8      .40        23 3/4   19 1/8      --
  Third Quarter...............    60 1/8  52 3/4      .43        21 3/4   18 3/8      --
  Fourth Quarter..............    53 3/4  43 3/4      .43        19 7/8   16 5/8      --

1995
  First Quarter...............   $56 1/8 $45 5/8    $ .43       $19 7/8  $16         --
  Second Quarter..............    56 3/4  51 3/4      .43        19       14 1/2      --
  Third Quarter...............    69 1/2  55 1/8      .43        25 1/4   15 7/8      --
  Fourth Quarter (through
     December   , 1995).......

------------------
* Public trading in the Shares began on August 10, 1993.

     On August 2, 1995, the last full trading day prior to the joint public announcement of the proposed Merger, the last sale prices reported for UP Common Stock and the Shares on the NYSE Composite Tape were $64 3/8 per share and
$19 5/8 per Share, respectively. On December [ ], 1995 the last full trading day for which information was available prior to the printing and mailing of this Joint Proxy Statement/Prospectus, the last sale prices reported for UP
Common Stock and the Shares on the NYSE Composite Tape were $       per share
and $       per Share, respectively.

     STOCKHOLDERS ARE URGED TO OBTAIN A CURRENT MARKET QUOTATION FOR THEIR SHARES AND THE UP COMMON STOCK.

             UNAUDITED PRO FORMA FINANCIAL STATEMENTS OF UP AND SP

     The unaudited pro forma financial statements of UP and SP included herein have been prepared by UP to reflect four events: (i) the purchase in the Offer of 25% of the outstanding Shares at $25.00 per Share, (ii) the purchase in the Merger of an additional 15% of the outstanding Shares at $25.00 per Share in cash and the exchange of the remaining 60% of the outstanding Shares for UP Common Stock at a conversion ratio of .4065 shares of UP Common Stock per Share in the Merger, (iii) the IPO and planned subsequent Spin-Off of Resources and
(iv) the acquisition of CNW. The applicable transactions are reflected in the pro forma combined balance sheet as if they occurred on September 30, 1995 and in the pro forma combined statements of income as if they occurred at the beginning of the period presented.

     The Merger will be accounted for under the purchase method. The pro forma combined adjustments do not reflect synergies, and accordingly, do not account for any potential increases in operating income, any estimated cost savings or adjustments to conform accounting practices or one-time UP costs associated with elimination of duplicate facilities and payments to employees. See '--Notes to Pro Forma Combined Financial Statements' and 'THE MERGER--Estimated Synergies.'

     The unaudited pro forma financial statements are prepared for illustrative purposes only and are based on the assumptions set forth in the notes to such statements. The unaudited pro forma financial statements are not necessarily indicative of the financial position or results of operations that might have occurred had the applicable transactions actually taken place on the dates indicated, or of future results of operations or financial position of the stand-alone or combined entities. Consummation of the Merger is conditioned upon, among other things, approval of the Merger by the ICC. See 'OTHER LEGAL MATTERS; REGULATORY APPROVAL--ICC Approval.'

     The unaudited pro forma financial statements are based on the historical consolidated financial statements of UP, restated for the reclassification of Resources as discontinued operations, SP and CNW and should be read in conjunction with (i) such historical financial statements and the notes thereto, which, in the case of UP and SP, are incorporated by reference in this Joint Proxy Statement/Prospectus, (ii) the unaudited selected pro forma financial data and unaudited comparative per share data, including the notes thereto, appearing elsewhere in this Joint Proxy Statement/Prospectus and (iii) the selected historical financial data appearing elsewhere in this Joint Proxy Statement/Prospectus.

     The restated historical UP financial results reflect the operations of Resources as discontinued operations due to the IPO and Spin-Off. See 'THE COMPANIES--Resources Spin-Off' and 'UNAUDITED PRO FORMA FINANCIAL STATEMENTS OF UP.' For a description of the impact on the unaudited pro forma financial statements if the Spin-Off does not occur, see Note D to such financial statements.

                     PRO FORMA COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                                 (IN MILLIONS)

                                                                                                         SOUTHERN     UNION PACIFIC
                                                                                          HISTORICAL      PACIFIC     CORPORATION/
                                                                                           SOUTHERN        RAIL         SOUTHERN
                             RESTATED           CNW          RESOURCES    UNION PACIFIC     PACIFIC     CORPORATION   PACIFIC RAIL
                           UNION PACIFIC    ACQUISITION      SPIN-OFF      CORPORATION       RAIL       ACQUISITION    CORPORATION
                            CORPORATION    ADJUSTMENTS(L)   ADJUSTMENTS     PRO FORMA     CORPORATION   ADJUSTMENTS     PRO FORMA
                           -------------   --------------   -----------   -------------   -----------   -----------   -------------

Operating Revenues.......     $ 6,465          $1,109          $             $ 7,574        $ 3,143        $             $10,717
                           -------------      -------       -----------   -------------   -----------   -----------   -------------

Operating Expenses:

  Salaries, wages and
     benefits............       2,460             417                          2,877          1,085                        3,962
  Depreciation and
     amortization........         579              74
                                                   43                            696            140           82 (A)         918
  Equipment and other
     rents...............         622             148                            770            328                        1,098
  Fuel and utilities.....         480              85                            565            251                          816
  Materials and
     supplies............         344              83                            427            187                          614
  Other costs............         736              82                            818            806                        1,624
                           -------------      -------       -----------   -------------   -----------   -----------   -------------
     Total...............       5,221             932                          6,153          2,797           82           9,032
                           -------------      -------       -----------   -------------   -----------   -----------   -------------
Operating Income.........       1,244             177                          1,421            346          (82)          1,685
                           -------------      -------       -----------   -------------   -----------   -----------   -------------
Gains from sale of
  property...............          67              --                             67            262         (262)(E)          67
Other income, net........          18              (8)                            10            (41)                         (31)
Interest expense.........        (332)            (97)                                                      (135)(B)
                                                  (85)            94 (I)        (420)          (158)           7 (G)        (706)
Corporate expenses.......         (99)             --             12 (H)         (87)            --                          (87)
                           -------------      -------       -----------   -------------   -----------   -----------   -------------
Income before income
  taxes..................         898             (13)           106             991            409         (472)            928
Income taxes.............        (330)            (52)
                                                   49            (40)(C)        (373)          (161)         179 (C)        (355)
                           -------------      -------       -----------   -------------   -----------   -----------   -------------
Income (loss) from
  continuing
  operations.............     $   568          $  (16)         $  66         $   618        $   248        $(293)        $   573
                           -------------      -------       -----------   -------------   -----------   -----------   -------------
                           -------------      -------       -----------   -------------   -----------   -----------   -------------

Earnings Per Share:

  Income from continuing
     operations..........     $  2.76                                        $  3.01        $  1.63                      $  2.35
  Number of shares used
     in
     the computation of
     earnings per
     share...............       205.6                                          205.6          151.6                        243.7(F)

       See Notes to Pro Forma Combined Financial Statements of UP and SP.

                     PRO FORMA COMBINED STATEMENT OF INCOME

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995
                                 (IN MILLIONS)

                                                                                                         SOUTHERN     UNION PACIFIC
                                                                                          HISTORICAL      PACIFIC     CORPORATION/
                                                                                           SOUTHERN        RAIL         SOUTHERN
                             RESTATED           CNW          RESOURCES    UNION PACIFIC     PACIFIC     CORPORATION   PACIFIC RAIL
                           UNION PACIFIC    ACQUISITION      SPIN-OFF      CORPORATION       RAIL       ACQUISITION    CORPORATION
                            CORPORATION    ADJUSTMENTS(L)   ADJUSTMENTS     PRO FORMA     CORPORATION   ADJUSTMENTS     PRO FORMA
                           -------------   --------------   -----------   -------------   -----------   -----------   -------------
Operating Revenues.......     $ 5,512           $395           $             $ 5,907        $ 2,368        $             $ 8,275
                           -------------      ------           -----      -------------   -----------   -----------   -------------
Operating Expenses:
  Salaries, wages and
     benefits............       2,112            151                           2,263            837                        3,100
  Depreciation and
     amortization........         469             27
                                                  14                             510            116           62(A)          688
  Equipment and other
     rents...............         541             51                             592            236                          828
  Fuel and utilities.....         414             28                             442            195                          637
  Materials and
     supplies............         277             28                             305            138                          443
  Special charge.........          --             --                              --             65                           65
  Other costs............         704             28                             732            681                        1,413
                           -------------      ------           -----      -------------   -----------   -----------   -------------
     Total...............       4,517            327                           4,844          2,268           62           7,174
                           -------------      ------           -----      -------------   -----------   -----------   -------------
Operating Income.........         995             68                           1,063            100          (62)          1,101
                           -------------      ------           -----      -------------   -----------   -----------   -------------
Gains from sale of
  property...............          65             --                              65             16          (16)(E)          65
Other income, net........          40            (11)                             29            (25)                           4
Interest expense.........        (328)           (33)                                                       (101)(B)
                                                 (28)             71 (I)        (318)           (99)           5 (G)        (513)
Corporate expenses.......         (80)            --               9 (H)         (71)            --                          (71)
                           -------------      ------           -----      -------------   -----------   -----------   -------------
Income before income
  taxes..................         692             (4)             80             768             (8)        (174)            586
Income taxes.............        (252)           (17)
                                                  16             (30)(C)        (283)             2           66 (C)        (215)
                           -------------      ------           -----      -------------   -----------   -----------   -------------
Income (loss) from
  continuing
  operations.............     $   440           $ (5)          $  50         $   485        $    (6)       $(108)        $   371
                           -------------      ------           -----      -------------   -----------   -----------   -------------
                           -------------      ------           -----      -------------   -----------   -----------   -------------
Earnings Per Share:
  Income (loss) from
     continuing
     operations..........     $  2.14                                        $  2.36        $ (0.04)                     $  1.52

  Number of shares used
     in the computation
     of earnings per
     share...............       205.8                                          205.8          156.1                        243.9(F)

       See Notes to Pro Forma Combined Financial Statements of UP and SP.

                        PRO FORMA COMBINED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1995
                                 (IN MILLIONS)

                                                                                                                  ADJUSTED
                                                                                   UNION PACIFIC                UNION PACIFIC
                                                                                   CORPORATION/                 CORPORATION/
                                            RESTATED     HISTORICAL                  SOUTHERN                     SOUTHERN
                                             UNION        SOUTHERN                 PACIFIC RAIL    RESOURCES    PACIFIC RAIL
                                            PACIFIC     PACIFIC RAIL                CORPORATION    SPIN-OFF      CORPORATION
                                          CORPORATION   CORPORATION  ADJUSTMENTS     PRO FORMA    ADJUSTMENT      PRO FORMA
                                          ------------  ------------ -----------   -------------  -----------   -------------
                 ASSETS
Current assets:
  Cash and cash equivalents.............  $       91    $     137      $              $   228       $              $   228
  Accounts receivable, net..............         473          151                         624                          624
  Other current assets..................         531          276                         807                          807
                                          ------------  ------------ -----------   -------------  -----------   -------------
     Total current assets...............       1,095          564                       1,659                        1,659

Real estate held for sale...............          --          369          540 (G)        909                          909
Investments, net........................       1,405           --         (976)(G)        429                          429
Properties, net.........................      13,318        3,517        4,577 (G)     21,412                       21,412
Net assets of discontinued
  operations (D)........................       1,983           --                       1,983        (1,983)(D)         --
Excess acquisition costs................         669           --                         669                          669
Other assets............................         232          203                         435                          435
                                          ------------  ------------ -----------   -------------  -----------   -------------
  Total assets..........................  $   18,702    $   4,653      $ 4,141        $27,496       $(1,983)       $25,513
                                          ------------  ------------ -----------   -------------  -----------   -------------
                                          ------------  ------------ -----------   -------------  -----------   -------------

  LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts and wages
     payable............................  $      440    $     312      $              $   752       $              $   752
  Other current liabilities.............       1,493          600                       2,093                        2,093
  Debt due within one year..............         624           57                         681                          681
                                          ------------  ------------ -----------   -------------  -----------   -------------
     Total current liabilities..........       2,557          969                       3,526                        3,526

Debt due after one year.................       6,546        1,655        1,592 (B)

                                                                          (976)(G)
                                                                            75 (G)      8,892        (1,562)(D)      7,330
Deferred income taxes...................       2,818          224        1,845 (G)      4,887            27 (D)      4,914
Other liabilities.......................       1,267          726          187 (G)      2,180           (71)(D)      2,109
Redeemable preference shares............          --           21                          21                           21
Stockholders' equity....................       5,514        1,058       (1,058)(G)
                                                                         2,476 (G)      7,990          (377)(D)      7,613
                                          ------------  ------------ -----------   -------------  -----------   -------------
  Total liabilities and
     stockholders' equity...............  $   18,702    $   4,653      $ 4,141        $27,496       $(1,983)       $25,513
                                          ------------  ------------ -----------   -------------  -----------   -------------
                                          ------------  ------------ -----------   -------------  -----------   -------------

       See Notes to Pro Forma Combined Financial Statements of UP and SP.

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     (A) The purchase price will be allocated to the assets and liabilities acquired based on their fair market value. A preliminary estimate of the initial purchase price allocation (see (G) below) would result in an annual increase in depreciation expense of $82 million ($51 million after tax). As explained in (G) below, the allocation of the purchase price based on final determination of fair market value could be different from the amounts included in the pro forma financial statements. Nevertheless, management believes the final impact on its results will not be materially different from the amounts included in the pro forma statements because the majority of the purchase price will be allocated to long-lived assets, land used for transportation purposes and goodwill.

     The increase in annual depreciation reflects a $2,867 million increase in the book value of track, grading and other roadway assets depreciated over an average of 50 years and a $195 million increase in the book value of equipment depreciated over an average of 8 years. The remaining initial purchase price is allocated to the fair value of land used for transportation purposes and real estate held for sale.

     (B) The cash portion of the Offer was, and the cash portion of the Merger will be, initially funded by UP's currently available credit facilities of $3.7 billion or other debt securities. See 'THE MERGER--Financing of the Transaction.' These borrowings will raise total debt by $1,592 million and annual interest expense by $135 million, based upon an assumed borrowing rate of 8.5% which is based on current interest rates. A portion of the actual interest rate may be LIBOR based and, therefore, would be variable rather than fixed. If all of the interest rates were variable, a 0.125% change in the net interest rate would cause total annual interest to change by $2 million.

     Pro forma debt maturities for each of the calendar years in the period from 1996 through 2000 are as follows ($ in millions):

1996......................................................   $355
1997......................................................    305

1998......................................................    623
1999......................................................    285
2000......................................................    493

     (C) Tax-effected pro forma adjustments recorded in the Pro Forma Combined Statement of Income have been determined using an effective tax rate of 38%.

     (D) The unaudited historical UP financial results reflect the operations of Resources as discontinued operations due to the IPO and Spin-Off. See 'THE COMPANIES--Resources Spin-Off.' The Spin-Off is contingent upon, among other things, IRS approval of the tax-free nature of the Spin-Off. In addition, the Spin-Off will not occur prior to the earlier of the consummation of the Merger or termination of the Merger Agreement. Should IRS approval not be obtained and the Spin-Off not occur, UP's operating revenue, operating income, total assets, and debt due after one year would have been $6.5 billion, $1.3 billion, $21.9 billion and $6.6 billion, respectively, as of and for the nine months ended September 30, 1995, and would have been $7.8 billion, $1.6 billion, $15.9 billion and $4.1 billion, respectively, as of and for the year ended December 31, 1994. Historical net income and stockholders' equity will not be affected by the reclassification of Resources' operations to discontinued operations. At the completion of the Spin-Off, UP's equity will decrease $377 million and debt will decrease $1,562 million. In addition, UP will transfer pension assets to Resources' newly created pension plan based on the proportionate pension plan liabilities at the time of the Spin-Off, causing Resources to receive pension plan assets that will be less than the amount historically allocated to Resources. This will result in a reduction in UP's pension liability of approximately $71 million. Both the historical and anticipated pension accounting and disclosure are in accordance with generally accepted accounting principles. Total assets will also decline by $1,983 million due to the Spin-Off. See discussion under 'UNAUDITED PRO FORMA FINANCIAL STATEMENTS OF RESOURCES.' Reported discontinued operations data also include the effects of the sale of UP's waste management segment at year-end 1994.

     (E) In 1994 and the first nine months of 1995, SP recognized gains on real estate sales of $262 million and $16 million, respectively. These gains have been eliminated from the Pro Forma Combined Statements of Income since such gains would not have occurred due to the write-up of real estate held for sale as part of the allocation of the purchase price as discussed in (G) below. Future gains on property sales are also not expected to occur as a result of the write-up of real estate held for sale to market value as part of the purchase price allocation.

     (F) The number of shares of UP Common Stock outstanding used in the determination of pro forma earnings per share include the 205.8 million and
205.6 million weighted average shares of UP Common Stock as of September 30, 1995 and December 31, 1994, respectively, outstanding plus 38.1 million additional shares of UP Common Stock to be issued in conjunction with the Merger based upon a conversion ratio of .4065 shares of UP Common Stock for each Share so converted. The number of shares of UP Common Stock outstanding is calculated on a primary basis.

     (G) Pursuant to the Merger Agreement, UP acquired the Acquired Shares representing 25% of the outstanding Shares in the Offering at a price of $25.00 per Share in cash. The First Step Cash Tender Offer was completed on September 15, 1995. After ICC approval, UP will acquire the remaining Shares in the Merger for cash and UP Common Stock so that 40% of the consideration paid for the Shares, including the Acquired Shares, is Cash Consideration and 60% is UP Common Stock. The purchase price is determined as follows and assumes a market value of each share of UP Common Stock of $65.00, the value at August 3, 1995 (the date the Merger was announced), and that there are 156.2 million Shares outstanding:

                                                                                             IN MILLIONS
                                                                                            -------------
First Step Cash Tender (39.0 million Shares at $25.00 per Share).........................      $   976
Merger Cash Purchase (23.4 million Shares at $25.00 per Share)...........................          586
Merger Exchange of Shares (93.7 million Shares converted into UP Common Stock at a conversion ratio of .4065 UP Common Stock for each Share at an assumed UP market price
  of $65.00 per share)...................................................................        2,476
Transactions Costs.......................................................................           30
                                                                                            -------------
Pro Forma Purchase Price.................................................................      $ 4,068
                                                                                            -------------
                                                                                            -------------

The Merger will be accounted for as a purchase. The preliminary allocation of the Pro Forma Purchase Price is as follows:

                                                                                            SEPTEMBER 30,
                                                                                                1995
                                                                                            -------------
Purchase price...........................................................................      $ 4,068
Pre-tax Merger costs.....................................................................          187
Equity acquired..........................................................................       (1,058)
                                                                                            -------------
Unallocated purchase price...............................................................      $ 3,197
                                                                                            -------------
                                                                                            -------------

Purchase Price Allocation:
  Property and equipment.................................................................      $ 4,577
  Real estate held for sale..............................................................          540
  Debt Discount (a)......................................................................          (75)
  Deferred income taxes (including deferred taxes related to Merger costs)...............       (1,845)
                                                                                            -------------
     Total...............................................................................      $ 3,197

                                                                                            -------------
                                                                                            -------------

------------------
(a) Assumed to be amortized over a period of eleven years.

     The purchase price allocation includes $187 million of pre-tax Merger reserves ($116 million after tax). The following is an analysis of the $187 million of Merger reserves ($ in millions):

Termination of employees.................................................................       $  94
Relocation of employees..................................................................          38
Costs to terminate IBM contract for computer services....................................          15
Other Merger costs.......................................................................          40
                                                                                               ------
  Total..................................................................................       $ 187
                                                                                               ------
                                                                                               ------

     Merger reserves include the costs associated with the termination or relocation of approximately 1,700 and 1,500 employees, respectively.

     The preliminary allocation of the purchase price to assets acquired is based on an initial fair market valuation analysis for land and a current replacement cost approach for other assets. Real estate held for sale values reflect estimates of realizable sales proceeds. The purchase price included in these Pro Forma Combined Financial Statements was allocated to assets acquired and liabilities assumed based on a preliminary review of SP's financial records. A formal appraisal cannot be completed until after the Merger is approved, due to, among other things, constraints imposed by the Interstate Commerce Act, and such an appraisal may result in an allocation different from that included in these Pro Forma Combined Financial Statements. Accordingly, the purchase accounting adjustments reflected in these Pro Forma Combined Financial Statements will change as additional information becomes available upon consummation of the Merger.

     As a result of the Merger, certain one-time costs will be charged to operations which are not reflected in the Pro Forma Combined Statements of Income. Such non-recurring costs and expenses relate to the elimination of duplicate facilities as well as employee related payments. To the extent such costs relate to UP facilities or employees, operating expense will be charged. The amount of such charges cannot presently be determined.

     (H) Represents a reduction in corporate expenses associated with the IPO and Spin-Off of Resources. The expense reductions include the impact of reallocating $71 million of pension assets from Resources to UP, lower costs associated with UP's restricted stock program for executives and lower personnel costs.

     (I) Reflects the repayment of UP's outstanding commercial paper borrowings for the nine months ended September 30, 1995 and outstanding commercial paper and notes for the year ended December 31, 1994 with the proceeds of the $1,562 million dividend to UP from Resources. The commercial paper and notes to be retired had a historical interest rate of 6% per annum. Since commercial paper rates are LIBOR based, future fluctuations may occur in the assumed annual interest rate. A .125% change in the net interest rate would cause total annual interest savings to change by $2 million. During 1994, UP had an average of $1.1 billion in commercial paper outstanding and $500 million in 6% notes maturing through 2004. During 1995, UP had an average outstanding commercial paper balance of $1.6 billion and on September 30, 1995, UP had an outstanding commercial paper balance of $1.9 billion. UP has recognized the entire dividend from Resources as cash available to pay debt in the Pro Forma Financial Statements since Resources has informed UP that it intends to fund the entire dividend to UP prior to the Spin-Off. Resources also has the financial capability to make such a payment (see Note(C) to the Unaudited Pro Forma Financial Statements of Resources).

     (J) On March 16, 1995, UP executed a definitive merger agreement to acquire the remaining 71.6% of CNW's outstanding common stock not previously owned by UP for $1,170 million. Under this agreement, UP initiated a cash tender offer on March 23, 1995 for all outstanding CNW shares at $35 per share, which was completed on April 25, 1995. The acquisition of CNW has been accounted for as a purchase and CNW's results have been consolidated into UP effective May 1, 1995. The Pro Forma Combined Statements of Income have been adjusted to include CNW's historical results as if the CNW acquisition had occurred as of January 1 of the periods presented. The CNW historical information included in the Combined Pro Forma Statements of Income include an adjustment to operating revenues to eliminate UP's recognition of CNW equity earnings. Operating revenues have been reduced $21 million for the year ended December 31, 1994 and $12 million for the nine months ended September 30, 1995. Other operating cost for CNW and other income for UP have been reduced to reflect the elimination of intercompany leasing activity between UP and CNW. These accounts were reduced $15 million for the year ended December 31, 1994 and $6 million for the nine months ended September 30, 1995. Income before income taxes and income from continuing operations also reflect the effects of these intercompany eliminations. (See Note (L) below). Restated historical UP information does not include separate financial information related to the CNW acquisition due to immateriality.

     (K) As a result of the revaluation of CNW's assets to fair market value as part of the allocation of the purchase of CNW, annual depreciation expense will increase $43 million. In addition, annual interest will increase by $85 million, reflecting UP's borrowings of $1,170 million at an average interest rate of 7.3% per annum (the actual average interest rate of the debt securities used to finance the CNW acquisition).

     (L) The following shows adjustments made to CNW's historically reported amounts:

                                                 FOR THE YEAR ENDED DECEMBER 31, 1994
                             ----------------------------------------------------------------------------
                                          HISTORICAL                             ADJUSTMENTS
                             ------------------------------------    ------------------------------------
Operating Revenues........                  $1,130                                  $  (21)(J)
Operating Expenses........                     904                                     (15)(J)
                                                                                        43(K)
Operating Income..........                     226                                     (49)
Other Income/Expense,
  Net.....................                       7                                     (15)(J)
Interest Expense..........                     (97)                                    (85)(K)
Income before Income
  Taxes...................                     136                                    (149)
Income Taxes..............                     (52)                                     49(C)
Income from Continuing
  Operations..............                      84                                    (100)

                                                                    FOR THE YEAR ENDED SEPTEMBER 30, 1995
                                                                    -------------------------------------
                                          ADJUSTED                              HISTORICAL(1)
                            ------------------------------------    -------------------------------------
Operating Revenues........                 $1,109                                   $ 407
Operating Expenses........                                                            319
                                              932
Operating Income..........                    177                                      88
Other Income/Expense,
  Net.....................                     (8)                                     (5)
Interest Expense..........                   (182)                                    (33)
Income before Income
  Taxes...................                    (13)                                     50
Income Taxes..............                     (3)                                    (17)
Income from Continuing
  Operations..............                    (16)                                     33


                                         ADJUSTMENTS                               ADJUSTED

                            -------------------------------------    -------------------------------------

Operating Revenues........                  $ (12)(J)                                $ 395

Operating Expenses........                     (6)(J)
                                               14(K)                                   327

Operating Income..........                    (20)                                      68

Other Income/Expense,

  Net.....................                     (6)(J)                                  (11)

Interest Expense..........                    (28)(K)                                  (61)

Income before Income
  Taxes...................                    (54)                                      (4)

Income Taxes..............                     16(C)                                    (1)

Income from Continuing
  Operations..............                    (38)                                      (5)


------------------
(1) Reflects CNW historical results and pro forma adjustments from January 1, 1995 through April 30, 1995.

                 UNAUDITED RESTATED FINANCIAL STATEMENTS OF UP

     As a result of the decision by UP's Board of Directors to exit its natural resources business, historical financial information of UP has been restated to present Resources as a discontinued operation on the unaudited pro forma financial statements of UP and SP which appear at pages 82 through 88 of this Joint Proxy Statement/Prospectus. The restated statements of income of UP for the years ended December 31, 1994, 1993 and 1992 and the restated balance sheets of UP at December 31, 1994 and 1993 below reflect the effects of adjustments to historical financial statements necessary to present Resources as a discontinued operation.

     The unaudited restated financial statements are prepared for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that might have occurred had UP's Board of Directors made the decision to exit its natural resources business on the dates indicated, or of future results of operations or financial position of UP without Resources as one of its business units. Refer to Note D to the aforementioned unaudited pro forma financial statements of UP and SP for a description of the impact of the IPO and Spin-Off on the unaudited pro forma financial statements.

     The unaudited restated financial statements of UP are based on the historical consolidated financial statements of UP and should be read in conjunction with (i) such historical financial statements and the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus,
(ii) the unaudited selected pro forma financial data and unaudited comparative per share data, including notes thereto, appearing elsewhere in this Joint Proxy Statement/Prospectus and (iii) the selected historical financial data appearing elsewhere in this Joint Proxy Statement/Prospectus.

                      RESTATED STATEMENTS OF INCOME OF UP
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

                             YEAR ENDED DECEMBER 31,       YEAR ENDED DECEMBER 31,
                                      1994                          1993
                           ---------------------------   ---------------------------         YEAR ENDED DECEMBER 31, 1992
                            UNION                         UNION                        -----------------------------------------
                           PACIFIC             RESTATED  PACIFIC             RESTATED  UNION PACIFIC
                           HISTORICAL RESOURCES  UNION   HISTORICAL RESOURCES  UNION    HISTORICAL     RESOURCES     RESTATED
                           AMOUNTS   ADJUSTMENTS PACIFIC AMOUNTS   ADJUSTMENTS PACIFIC    AMOUNTS     ADJUSTMENTS  UNION PACIFIC
                           -------   -------   -------   -------   -------   -------   -------------  -----------  -------------
                                                          (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Operating revenues.......  $7,798    $(1,333)  $6,465    $7,325    $(1,277)  $6,048       $ 7,032       $(1,222)      $ 5,810
                           -------   -------   -------   -------   -------   -------   -------------  -----------  -------------
Operating expenses:
  Salaries, wages and
     benefits............   2,562      (102)    2,460     2,468       (91)    2,377         2,448          (115)        2,333
  Depreciation, depletion
     and amortization....   1,005      (426)      579       918      (358)      560           877          (337)          540
  Equipment and other
     rents...............     646       (24)      622       576       (23)      553           525           (18)          507
  Fuel and utilities.....     488        (8)      480       496        11       485           477           (11)          466
  Materials and
     supplies............     378       (34)      344       367       (38)      329           358           (29)          329
  Other costs............   1,124      (388)      736     1,006      (373)      633           950          (394)          556
                           -------   -------   -------   -------   -------   -------   -------------  -----------  -------------
     Total...............   6,203      (982)    5,221     5,831      (894)    4,937         5,635          (904)        4,731
                           -------   -------   -------   -------   -------   -------   -------------  -----------  -------------
Operating income.........   1,595      (351)    1,244     1,494      (383)    1,111         1,397          (318)        1,079
Gains from sale of
  property...............     216      (149)       67        18        --        18            36            --            36
Other income, net........      43       (25)       18        71       (60)       11           110           (77)           33
Interest expense.........    (336)        4      (332)     (315)        3      (312)         (355)           11          (344)
Corporate expenses.......     (99)       --       (99)      (99)       --       (99)          (90)           --           (90)
                           -------   -------   -------   -------   -------   -------   -------------  -----------  -------------
Income before income
  taxes..................   1,419      (521)      898     1,169      (440)      729         1,098          (384)          714
Income taxes.............    (461)      131      (330)     (455)      137      (318)         (370)          112          (258)
                           -------   -------   -------   -------   -------   -------   -------------  -----------  -------------
Income from continuing
  operations.............  $  958    $ (390)   $  568    $  714    $ (303)   $  411       $   728       $  (272)      $   456
                           -------   -------   -------   -------   -------   -------   -------------  -----------  -------------
                           -------   -------   -------   -------   -------   -------   -------------  -----------  -------------
Earnings per share:
  Income from continuing
     operations..........  $ 4.66              $ 2.76    $ 3.47              $ 2.00       $  3.57                     $  2.24
  Number of shares used
     in the computation
     of earnings per
     share...............   205.6               205.6     205.9               205.9         203.9                       203.9


     The 'Resources Adjustments' columns reclassify the results of Resources operations for the periods presented to Discontinued Operations as a result of the July 27, 1995 approval by UP's Board of Directors of a formal plan to exit its natural resources business.

                         RESTATED BALANCE SHEETS OF UP
                           DECEMBER 31, 1994 AND 1993

                                        DECEMBER 31, 1994                             DECEMBER 31, 1993
                           -------------------------------------------   -------------------------------------------
                           UNION PACIFIC                                 UNION PACIFIC
                            HISTORICAL      RESOURCES      RESTATED       HISTORICAL      RESOURCES      RESTATED
                              AMOUNTS      ADJUSTMENTS   UNION PACIFIC      AMOUNTS      ADJUSTMENTS   UNION PACIFIC
                           -------------   -----------   -------------   -------------   -----------   -------------
                                                             (MILLIONS OF DOLLARS)
ASSETS
Current assets:
  Cash and temporary
    investments..........     $   121        $    (6)       $   115         $   113        $   (11)       $   102
  Accounts receivable,
    net..................         648           (252)           396             593           (216)           377
  Other current assets...       1,053           (215)           838             611           (109)           502
                           -------------   -----------   -------------   -------------   -----------   -------------
    Total current
      assets.............       1,822           (473)         1,349           1,317           (336)           981
                           -------------   -----------   -------------   -------------   -----------   -------------
Investments, net.........         662             (5)           657             623            (14)           609
Properties, net..........      12,271         (2,601)         9,670          11,078         (1,780)         9,298
  Net assets of
    discontinued
    operations...........          --          1,789          1,789             697          1,148          1,845
  Excess acquisition
    costs................         939            (69)           870             963            (69)           894
  Other assets...........         248            (40)           208             217            (47)           170
                           -------------   -----------   -------------   -------------   -----------   -------------
    Total assets.........     $15,942        $(1,399)       $14,543         $14,895        $(1,098)       $13,797
                           -------------   -----------   -------------   -------------   -----------   -------------
                           -------------   -----------   -------------   -------------   -----------   -------------

LIABILITIES AND
  STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts and wages
    payable..............     $   686        $  (337)       $   349         $   688        $  (319)       $   369
  Other current
    liabilities..........       1,349           (125)         1,224           1,227            (88)         1,139
  Debt due within one

    year.................         470            (43)           427             115            (33)            82
                           -------------   -----------   -------------   -------------   -----------   -------------
    Total current
      liabilities........       2,505           (505)         2,000           2,030           (440)         1,590
                           -------------   -----------   -------------   -------------   -----------   -------------
  Debt due after one
    year.................       4,090            (38)         4,052           4,068            (45)         4,023
  Deferred income
    taxes................       2,856           (458)         2,398           2,678           (296)         2,382
  Other liabilities......       1,360           (398)           962           1,234           (317)           917
  Common stockholders'
    equity...............       5,131             --          5,131           4,885             --          4,885
                           -------------   -----------   -------------   -------------   -----------   -------------
    Total liabilities and
      stockholders'
      equity.............     $15,942        $(1,399)       $14,543         $14,895        $(1,098)       $13,797
                           -------------   -----------   -------------   -------------   -----------   -------------
                           -------------   -----------   -------------   -------------   -----------   -------------

    The 'Resources Adjustments' columns reclassify the results of Resources financial position at December 31, 1994 and 1993 to Discontinued Operations as a result of the July 27, 1995 approval by UP's Board of Directors of a formal plan to exit its natural resources business. Historical net assets of discontinued operations as of December 31, 1993 relates to UP's waste management segment which was sold at year-end 1994.

             UNAUDITED PRO FORMA FINANCIAL STATEMENTS OF RESOURCES

     The pro forma financial statements presented below reflect the effects of adjustments to the historical combined financial statements and notes thereto of Resources necessary to give pro forma effect to the IPO and other events in connection therewith, which occurred on October 16 and 17, 1995, as if such transactions had occurred at the beginning of each of the periods presented for purposes of the pro forma statements of income and as of September 30, 1995 for purposes of the pro forma statement of financial position.

     Because Resources represents a large discontinued operation, the financial statements of Resources are significant to the overall results of UP. Since the Spin-Off is not scheduled to occur until following consummation of the Merger and is subject to, among other things, receipt of an IRS ruling, SP stockholders may find the disclosure in the pro forma financial statements presented below helpful in showing the effect of the IPO and Spin-Off on Resources' financial position.

     Management believes that the assumptions used provide a reasonable basis on which to present the pro forma financial data. The pro forma financial statements are provided for informational purposes only and should not be construed to be indicative of Resources' results of operations or financial position had the IPO and other events in connection therewith been consummated on or as of the dates assumed, and are not intended to project Resources' results of operations or its financial position for any future period or as of any future date.

              UNION PACIFIC RESOURCES GROUP INC. AND PREDECESSORS

                         PRO FORMA STATEMENT OF INCOME
 FOR THE YEAR ENDED DECEMBER 31, 1994 AND NINE MONTHS ENDED SEPTEMBER 30, 1995
                                  (UNAUDITED)

                                       YEAR ENDED DECEMBER 31, 1994            NINE MONTHS ENDED SEPTEMBER 30, 1995
                                 ----------------------------------------    -----------------------------------------
                                                PRO FORMA      PRO FORMA                     PRO FORMA      PRO FORMA
                                 HISTORICAL    ADJUSTMENTS    AS ADJUSTED    HISTORICAL     ADJUSTMENTS    AS ADJUSTED
                                 ----------    -----------    -----------    -----------    -----------    -----------
                                                        (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Operating revenues............    $ 1,332.9      $             $ 1,332.9       $ 989.3        $              $ 989.3
                                 ----------    -----------    -----------    -----------    -----------    -----------
Operating expenses:
  Production..................        252.3                        252.3         161.8                         161.8
  Exploration.................        107.6                        107.6          64.3                          64.3
  Plants, pipelines and
     marketing................        150.8                        150.8         115.5                         115.5
  Minerals....................          4.5                          4.5           6.6                           6.6
  Depreciation, depletion and
     amortization.............        426.4                        426.4         333.5                         333.5
  General and
     administrative...........         40.0         18.0 (A)        58.0          34.6           13.5(A)        48.1
                                 ----------    -----------    -----------    -----------    -----------    -----------
     Total....................        981.6         18.0           999.6         716.3           13.5          729.8
                                 ----------    -----------    -----------    -----------    -----------    -----------
Operating income..............        351.3        (18.0)          333.3         273.0          (13.5)         259.5
Other income (I)..............        152.2                        152.2         (10.7)                        (10.7)
Interest income...............         21.8        (15.8)(C)         6.0          14.1           (9.6)(C)        4.5
Interest expense..............         (4.6)      (132.4)(C/E)                    (3.4)         (99.3)(C/E)
                                                    71.7 (D)       (65.3)                        53.8 (D)      (48.9)
                                 ----------    -----------    -----------    -----------    -----------    -----------
Income before income taxes....        520.7        (94.5)          426.2         273.0          (68.6)         204.4
Income taxes..................       (130.7)        35.4 (H)       (95.3)        (61.5)          25.7 (H)      (35.8)
                                 ----------    -----------    -----------    -----------    -----------    -----------
Net income....................    $   390.0      $ (59.1)      $   330.9       $ 211.5        $ (42.9)       $ 168.6
                                 ----------    -----------    -----------    -----------    -----------    -----------
                                 ----------    -----------    -----------    -----------    -----------    -----------
Net income per share of
  Common Stock................                                 $    1.32(G)                                  $  0.67(G)
                                                              -----------                                  -----------
                                                              -----------                                  -----------
Shares of Common Stock
  outstanding.................                                     249.9(G)                                    249.9(G)
                                                              -----------                                  -----------
                                                              -----------                                  -----------


         See Notes to the Pro Forma Financial Statements of Resources.
                                       94

             UNION PACIFIC RESOURCES GROUP INC. AND PREDECESSORS
                  PRO FORMA STATEMENT OF FINANCIAL POSITION
                            AT SEPTEMBER 30, 1995

                                                                PRO FORMA
                                                   PRO FORMA    FOR ASSET        IPO       PRO FORMA
                                     HISTORICAL   ADJUSTMENTS  RESTRUCTURING ADJUSTMENT   AS ADJUSTED
                                     -----------  -----------  ------------  -----------  -----------
                                                    (DOLLARS IN MILLIONS)
ASSETS
Current assets:
  Cash and temporary investments...   $    10.7    $            $     10.7    $            $    10.7
  Accounts receivable--net.........       198.6                      198.6                     198.6
  Inventories......................        65.4                       65.4                      65.4
  Note receivable..................        63.6                       63.6                      63.6
  Other current assets.............        18.6                       18.6                      18.6
                                     -----------  -----------  ------------  -----------  -----------
     Total current assets..........       356.9                      356.9                     356.9

Properties--net....................     2,745.1                    2,745.1                   2,745.1
Intangible and other assets........       102.9        (13.2)(B)      89.7                      89.7
                                     -----------  -----------  ------------  -----------  -----------
     Total assets..................   $ 3,204.9    $   (13.2)   $  3,191.7    $            $ 3,191.7
                                     -----------  -----------  ------------  -----------  -----------
                                     -----------  -----------  ------------  -----------  -----------

LIABILITIES AND STOCKHOLDERS'
  EQUITY
Current liabilities:
  Accounts payable.................   $   284.9    $            $    284.9    $            $   284.9
  Accrued taxes payable............        52.4                       52.4                      52.4
  Other current liabilities........        57.0         59.0(C)      116.0                     116.0
                                     -----------  -----------  ------------  -----------  -----------
     Total current liabilities.....       394.3         59.0         453.3                     453.3
Long-term debt.....................        33.5      1,562.0 (C)   1,595.5      (843.9)(D)     751.6
Deferred income taxes..............       442.6        (26.6)(B)     416.0                     416.0
Retiree benefits obligations.......        73.8         57.8 (B)     131.6                     131.6
Deferred revenues..................        35.0                       35.0                      35.0
Other long-term liabilities........       268.6                      268.6                     268.6
Stockholders' equity...............     1,957.1        (59.0)(C)
                                                       (44.4)(B)
                                                    (1,562.0)(C)
                                                        11.8 (F)
                                                       (11.8)(F)
                                                                     291.7        843.9(D)    1,135.6
                                     -----------  -----------  ------------  -----------  -----------

     Total liabilities and
       stockholders' equity........   $ 3,204.9    $   (13.2)   $  3,191.7    $            $ 3,191.7
                                     -----------  -----------  ------------  -----------  -----------
                                     -----------  -----------  ------------  -----------  -----------

        See Notes to the Pro Forma Financial Statements of Resources.

         NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS OF RESOURCES

(A) Adjustment to reflect management's estimate of additional administrative and third-party costs that Resources will incur as a result of becoming a stand-alone entity. These costs include (1) additional administrative personnel for services previously provided to Resources by UP such as accounting, cash management, SEC compliance, internal audit, the office of the corporate secretary, shareholder relations, legal, government relations, tax and employee benefits, (2) additional third-party fees such as audit fees, actuarial fees, legal fees, and stock transfer fees, (3) additional pension costs of approximately $5.7 million annually associated with an allocation of pension plan assets between Resources and UP, (4) additional annual stock compensation costs of $4.1 million related to employee retention shares and (5) fees of $2.2 million annually payable to UP for certain financial guarantees provided to Resources.

(B) After the final distribution to Resources' shareholders, UP will allocate pension assets (based upon proportional pension plan liabilities at the time of the distribution) between UP and Resources. The result will be the elimination of an $13.2 million pension asset and the creation of a $57.8 million pension liability, as well as a $26.6 million deferred tax asset which will reduce the deferred tax liability, resulting in a charge to equity of $44.4 million. Commencing at the Spin-Off, future pension expense will increase $5.7 million annually as a result of this planned allocation. Both the historical and pro forma pension amounts have been determined in accordance with generally accepted accounting principles.

(C) Immediately prior to the IPO, UP caused certain rights and assets historically employed by Resources, and certain of the entities managed by Resources in connection with Resources' operations to be transferred to Resources through the contribution to Resources of all outstanding stock of certain affiliated companies and the transfers to Resources of certain rights and assets. UP received dividends totalling $1,621 million (the 'UP Dividend') consisting of (i) a cash dividend of $1,562 million consisting of $912 million which was paid at the conclusion of the IPO and $650 million payable no later than 90 days after the Spin-Off and (ii) a $59 million intercompany receivable. The $650 million payable no later than 90 days after the Spin-Off is assumed to be paid to UP in cash at the Spin-Off since Resources has informed UP that it intends to fund the $650 million prior to Spin-Off and Resources has the financial capability to raise the funds necessary to pay the $650 million to UP at Spin-Off. As a result, the Unaudited Pro Forma Financial Statements of Resources reflect the third-party borrowings Resources will raise to fund the $650 million. The dividend of the $59 million intercompany receivable will reduce interest income in future periods. The adjustment to intercompany interest income represents the elimination of the actual amount recorded by Resources during the period.

(D) Adjustment to reflect the receipt of proceeds and related reduction of interest expense due to the issuance of Resources' common stock pursuant to the IPO of 42.5 million shares at $21.00 per share for net proceeds after underwriting discounts and commissions and other costs of $844 million. The proceeds of the IPO were used to reduce Resources' need to borrow from third parties to fund the $1,562 million cash dividend to UP. This use of IPO proceeds will allow Resources to reduce ongoing interest expense that it would otherwise have incurred had the IPO proceeds not been available to pay a portion of the cash dividend to UP.

(E) Interest expense is determined based upon an interest rate of 8.5% per annum for third-party borrowings and 8.0% per annum for the $68 million of borrowings under a bank credit agreement (the 'Bank Credit Agreement'). Borrowings under the Bank Credit Agreement and IPO proceeds were used to pay the initial portion of the cash dividend to UP. Third-party borrowings will fund the $650 million payable to UP no later than 90 days of the Spin-Off. Interest rates were determined based on actual or anticipated borrowing rates for the debt to be outstanding. If all of the debt had a variable interest rate, a 1/8% change in the interest rate would cause pro forma interest expense to change by $900,000.

(F) Adjustment to reflect the issuance of Resources Common Stock due to the conversion of UP retention shares held by Resources employees to Resources retention shares at an assumed ratio of 1 to 3.0357 offset by the recording of related unearned compensation.

(G) The calculation of Resources' pro forma earnings per share assumes the following shares outstanding: (1) 206 million shares owned by UP at the date of the IPO, (2) 42.5 million shares issued pursuant to the IPO, (3) 1.0 million equivalent shares resulting from the conversion, at a ratio of 1 to 3.0357, of UP stock options into Resources stock options with the dilutive effect determined using the treasury stock method and (4) 0.4 million shares reflecting the dilutive effect of the conversion of certain UP Retention Shares into Resources Retention Shares at a ratio of 1 to 3.0357.

(H) Adjusted to reflect decreased Federal and state income tax expense from increased expenses from entries (A), (C), (D) and (E) above, calculated at Resources' marginal income tax rate of 37.5%.

(I) Other income for the year ended December 31, 1994 included $159.2 million ($100 million after-tax) from the sale of the Wilmington Field.

                                 THE COMPANIES

SOUTHERN PACIFIC RAIL CORPORATION

     SP is a holding company that, through the integrated network of its principal subsidiaries, transports freight over approximately 14,500 miles of main track throughout the western United States. SP operates in 15 states over five main routes. SP serves most West Coast ports and large population centers west of the Mississippi and connects with eastern railroads at Chicago, St. Louis, Kansas City, Memphis and New Orleans. SP's rail lines reach the principal Gulf ports south from Chicago and east from the Los Angeles basin. SP interchanges with Mexican railroads at six gateways into Mexico.

     The principal commodities hauled in SP's carload operations are chemicals and petroleum products, food and agricultural products, forest products (including paper, paper products and lumber) and coal. Intermodal container and trailer operations continue to be SP's largest single-traffic category, representing approximately 26% of 1994 gross freight revenues. SP's leadership in the U.S. intermodal business is based in part on its advantageous geographic position on the Pacific Rim and on its Intermodal Container Transport Facility, the nation's busiest international container facility, serving the ports of Los Angeles and Long Beach. In 1994, SP's largest five shippers accounted for less than 17% of gross freight revenues, with no shipper providing more than 6% of such revenue.

     SP's rail operations date from the 1860's when the predecessor of its principal subsidiary, Southern Pacific Transportation Company ('SPT'), began as the western half of America's first transcontinental railroad. SP became the nation's sixth largest railroad, based on revenues, in October 1988 when it acquired SPT from Santa Fe Pacific Corporation ('Santa Fe'). In 1989 and 1990, SP acquired access to Chicago from St. Louis and Kansas City, respectively. For the five years preceding the acquisition by SP, SPT had been held in trust pending the decision of the ICC that denied Santa Fe's requested merger with SPT.

     In addition to its rail business, the disposition, in support of SP's rail operations, of urban and intercity corridors and surplus real estate, mostly in metropolitan areas along SP's rights of way, is a major component of SP's business strategy and is conducted as part of its ordinary course of business. SP markets properties that are classified generally into two distinct types: transit corridors and consolidated freight corridors, which are typically sold to public agencies, and traditional real estate, which is typically sold to different groups of potential buyers. SP historically has received substantial cash flow from traditional real estate sales and leasing activities. More recently, the transit corridor sales have become a significant source of cash with SP usually retaining operating rights over these corridors to continue freight rail service to its customers. From January 1, 1989 through December 31, 1994, SP received over $1.7 billion in proceeds from its real estate asset disposition program. Although these real estate sales and transit corridor sales are expected to continue, gains from such sales will be substantially reduced once the Merger is completed as a result of the book value of such properties being written up to estimated market value in purchase accounting. Cash flow from such sales will not be affected by the purchase accounting adjustment.


     SP was incorporated in Delaware in 1988. Its principal executive offices are located at Southern Pacific Building, One Market Plaza, San Francisco, California 94105, and its telephone number is (415) 541-1000.

UNION PACIFIC CORPORATION

     UP is a Utah corporation, organized in 1969, with principal executive offices located at Martin Tower, Eighth and Eaton Avenues, Bethlehem, Pennsylvania 18018.

     UP operates, through its subsidiaries, in the areas of rail transportation (UPRR and MPRR), oil, gas and mining (Resources), trucking (Overnite Transportation Company ('Overnite')), and information and communications technology (Union Pacific Technologies, Inc. ('UP Tech')). Each of these subsidiaries, except for Resources, is wholly owned by UP. Substantially all of UP's operations are in the United States.

     Overnite, a major interstate trucking company, serves all 50 states and portions of Canada through 174 service centers and through agency partnerships with several small, high-quality carriers serving areas not directly covered by Overnite. As one of the largest trucking companies in the United States, Overnite serves 95 percent of the United States population and specializes in the less-than-truckload shipment business. Overnite

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
transports a variety of products, including machinery, textiles, plastics, electronics and paper products. Overnite competes on the basis of service and price with both regional and national motor carriers.

     Resources is one of the largest independent oil and gas companies in North America and is engaged primarily in the exploration for and the development and production of natural gas, natural gas liquids and crude oil in several major producing basins in the United States and Canada. Resources markets its own production, and purchases and re-sells third-party production, focusing on direct marketing to the natural gas end user, with particular emphasis on the power generation market. Resources also engages in the hard minerals business through its nonoperated joint venture and royalty interests in several coal and trona (natural soda ash) mines located on lands in Wyoming.

     Resources competes for oil and gas reserves and technology advances with smaller companies as well as with the larger integrated oil companies. In its marketing activities, Resources competes with other hydrocarbon producers and marketers. Mining operations also are subject to competition from a number of companies, many of which have larger operations.

     For a description of UP's IPO of shares of Resources Common Stock and the Spin-Off, see '--Resources Spin-Off' below.

     UP Tech assists UP's other operating companies in the design, development, and implementation of their information and communication needs. In addition, UP Tech seeks out opportunities to market, both domestically and internationally, internally developed systems and services to third parties.


     Additional information concerning UP and its subsidiaries is contained in UP's Annual Report on Form 10-K for the year ended December 31, 1994 and its other public filings. See 'INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE' and 'AVAILABLE INFORMATION.'

THE RAILROAD

     The Railroad is the second largest railroad in the United States by mileage, with approximately 22,700 route miles linking West Coast and Gulf Coast ports with the Midwest. The Railroad maintains coordinated service with other carriers for the handling of freight throughout the United States, Canada and Mexico. The Railroad handles exported and imported freight throughout the system, principally through the Gulf Coast and Pacific Coast ports and across the Texas-Mexico border. Major categories of freight hauled by the Railroad are automotive, chemicals, energy (coal), food, consumer, government, grains and grain products, intermodal, forest products and metals and minerals.

     The Railroad, like the SP rail system, is subject to competition from other railroads, motor carriers and barge operators, based on both price and service, as well as to other competitive constraints. Most of its railroad operations are conducted in corridors served by competing railroads and by motor carriers. Motor carrier competition is particularly strong for intermodal traffic. Barge competition can be particularly pronounced for bulk commodities in certain markets. Other competitive constraints, such as the need to keep customers competitive in their markets, are also important.

UP ACQUISITION CORPORATION

     UP Acquisition is a Delaware corporation organized in 1995 and has not carried on any significant activities other than activities undertaken in connection with the Offer and the Merger. The principal offices of UP Acquisition are located at Martin Tower, Eighth & Eaton Avenues, Bethlehem, Pennsylvania 18018. UP Acquisition is a direct wholly owned subsidiary of UPRR and an indirect wholly owned subsidiary of UP. Immediately prior to the Offer, UP Acquisition did not have any significant assets or liabilities or engage in activities other than those incident to the transactions contemplated by the Offer and the Merger. Upon the expiration of the Offer, on September 7, 1995, UP Acquisition accepted the Acquired Shares for payment and simultaneously deposited such Acquired Shares in the Voting Trust in accordance with the terms of the Voting Trust Agreement. On September 15, 1995, UP Acquisition purchased and paid for the Acquired Shares. See 'VOTING TRUST AGREEMENT' and 'OTHER LEGAL MATTERS; REGULATORY APPROVAL--ICC Approval.'

RESOURCES SPIN-OFF

     On August 4, 1995, Resources filed a registration statement on Form S-1 with the Commission in connection with the IPO of shares of its common stock (the 'Resources Common Stock'), representing no more than 17.25% of the outstanding shares of Resources Common Stock (after giving effect to the issuance of shares in the IPO and shares to be issued to employees or reserved for issuance with respect to employee options). On October 16 and 17, 1995,

Resources sold 42,500,000 shares of Resources Common Stock in the IPO. UP intends, subject to certain conditions, to distribute pro rata to its stockholders all of the remaining shares of Resources Common Stock held by UP following the IPO (representing approximately 83% of the outstanding shares of Resources Common Stock) by means of a tax-free distribution (the 'Spin-Off'). Pursuant to the Merger Agreement, UP has agreed that no dividend shall be declared for any distribution of shares of capital stock of Resources or for the distribution to UP's stockholders of any proceeds of any other disposition of Resources or the assets thereof, and no declaration of or record date for any such distribution shall occur, until after the consummation of the Merger or termination of the Merger Agreement.

     The Spin-Off will be subject to declaration by UP's Board of Directors, which declaration is expected to be subject to (1) the receipt of a favorable ruling from the IRS as to the tax-free nature of the transaction and (2) the absence of any change in market conditions or other circumstances that causes the Board of Directors of UP to conclude that the Spin-Off is not in the best interests of the stockholders of UP. On October 18, 1995, UP filed with the IRS a request for ruling that the Spin-Off and certain related transactions will be tax-free to UP and its shareholders (including holders of UP Common Stock issued in the Merger). UP has not determined what action it would take if it were not to receive the favorable tax ruling. Alternatives would include, without limitation, completing the Spin-Off based on an opinion of counsel, selling additional shares of Resources Common Stock to reduce UP's investment in Resources, or continuing to maintain Resources as a subsidiary. No assurance can be given that such favorable tax ruling will be obtained. Pursuant to the Merger Agreement, UP has agreed that in connection with any tax opinion or IRS private letter ruling, such opinion or ruling shall provide that no income, gain or loss will be recognized by UP's stockholders (including former stockholders of SP who receive UP Common Stock in the Merger) upon receipt of Resources Common Stock. Even if a favorable IRS ruling is obtained, there can be no assurance that the Spin-Off will occur or that UP will not sell its shares of Resources Common Stock.

CERTAIN OPERATING RELATIONSHIPS

     The rail subsidiaries of each of UP, on the one hand, and SP, on the other hand, have operating relationships with each other. For purposes of this subsection, the term 'SPT' includes SPT, the Denver and Rio Grande Western Railroad Company, the St. Louis Southwestern Railway Company, SPCSL Corp. and other rail carrier subsidiaries of each, while the term 'Railroad' includes UPRR and MPRR and other rail carrier subsidiaries of each. Approximately 9%, 9% and 8% of SPT's total loads in 1992, 1993 and 1994, respectively, were interchanged with the Railroad. Additionally, approximately 4%, 4% and 3% of the Railroad's total loads in 1992, 1993 and 1994, respectively, were interchanged with SPT. Major interchange locations between the Railroad and SPT include Ogden, UT, Colton, CA, Portland, OR, and El Paso, TX. In connection with such interchanges, either or both of SPT's and the Railroad's railroad subsidiaries may be the party billing the shipper of such interchange freight, and in cases where one of the parties bills for the entire shipment, such party will periodically remit to the other party the net amount of the proceeds due to such other carrier in accordance with standard industry practice. In addition, the Railroad and SPT, often together with other railroads, cooperate in terminal switching operations at various locations including Los Angeles, CA, St. Louis, MO, East St. Louis,

IL, Denver, CO, and Houston, TX. SPT and the Railroad also have proprietary interests in various terminal companies in their service territories, including the Alton & Southern Railway Company in East St. Louis, IL, as to which each is a 50% owner.

     In addition to the foregoing, the Railroad and SPT are parties to various trackage rights agreements pursuant to which the Railroad operates over approximately 704 miles of SPT track and SPT operates over approximately 2,340 miles of Railroad track. For example, (i) the Railroad and SPT have a paired track arrangement where each uses certain trackage of the other between Alazon and Weso, NV, (ii) the two companies have granted each other reciprocal trackage rights between Paragould, AR and Valley Jct., IL whereby the Railroad operates over 113 miles of SPT trackage between Paragould and Illmo, Jct. and SPT operates over 119 miles of Railroad trackage between Valley Jct. and Simbco Jct., IL, (iii) SPT has bridge rights over 431 miles of Railroad trackage between Pueblo, CO and Herington, KS, and (iv) SPT has bridge trackage rights over the Railroad's trackage between Kansas City, MO and St. Louis, MO. During 1992, 1993 and 1994, payments from SPT to the Railroad under all trackage rights agreements totaled approximately $45,820,000, $53,355,000 and $46,500,000, respectively, while payments under all trackage rights agreements from the Railroad to SPT totalled approximately $5,591,000, $11,969,000, and $10,372,000 during 1992, 1993 and
1994, respectively.

     As is not unusual in the railroad industry, disputes have arisen between the Railroad and SPT over the interpretation and/or operation of trackage rights agreements between the two. Currently, trackage rights agreement disputes between the Railroad and SPT exist on the following matters:

     o Whether SPT as a trackage rights tenant is obligated to pay a share (approximately $1.5 million) of the cost of past separation allowance/reserve board payments for employees on the Railroad's Pueblo, CO line and a share (approximately $2.5 million) of capital costs and operating costs for the Railroad's Harriman Dispatch Center.

     o Whether SPT is contractually obligated to indemnify the Railroad for damages resulting from derailments on the Railroad's line at Cody, KS and East Acoma, NV.

     In addition, by Settlement Agreement and Release dated March 31, 1995, the Railroad and SPT settled disputes between the two concerning (i) SPT's payment of rent and interest to the Railroad for SPT's use of trackage rights over the Railroad's lines between St. Louis and Kansas City, and (ii) SPT allegations that the Railroad engaged in past service and dispatching discrimination against SPT over the St. Louis-Kansas City trackage rights and other portions of the Railroad's rail system. Among other things, pursuant to this settlement (i) SPT paid the Railroad $30,756,012 on April 3, 1995, and (ii) SPT has paid or will pay the Railroad (a) $1,076,460 as simple interest on the unpaid balance of the settlement amount on each of October 3, 1995 and April 3, 1996, and (b) the balance of $30,756,012 on April 3, 1996.


     Disputes also exist between the Railroad and SPT concerning the Railroad's proposed build-in to shippers (Amoco, Chevron and Exxon) currently exclusively served by SPT at Mont Belvieu, TX.

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
                    OTHER LEGAL MATTERS; REGULATORY APPROVAL

GENERAL

     Except as otherwise disclosed herein, based on representations and warranties made by SP in the Merger Agreement and a review of publicly available information by SP with the Commission, none of UP Acquisition, UPRR or UP is aware of (i) any license or regulatory permit that appears to be material to the business of SP and its subsidiaries, taken as a whole, that might be adversely affected as a result of the acquisition of the Acquired Shares by UP Acquisition pursuant to the Offer or the acquisition of Shares by UP or UPRR pursuant to the Merger, or (ii) any approval or other action by any governmental, administrative or regulatory agency or authority, domestic or foreign, that would be required for the acquisition or ownership of Shares by UP, UP Acquisition or UPRR as contemplated herein. Should any such approval or other action be required, UP, UP Acquisition and UPRR currently contemplate that such approval or action would be sought.

ANTITRUST

     Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the 'HSR Act'), and the rules that have been promulgated thereunder by the FTC, certain acquisition transactions may not be consummated unless certain information has been furnished to the Antitrust Division of the Department of Justice (the 'Antitrust Division') and the Federal Trade Commission (the 'FTC') and certain waiting period requirements have been satisfied. The notice and waiting period requirements of the HSR Act do not apply to the affiliation of UP's and SP's ICC-regulated railroad operations, provided that information and documentary material filed with the ICC in connection with the seeking of ICC approval of the affiliation of such operations are contemporaneously filed with the Antitrust Division and the FTC. UP intends to comply with these contemporaneous filing requirements and therefore believes that the notice and waiting period requirements do not apply to the Transactions. UP, UPRR and UP Acquisition believe that the Offer and the Merger are not subject to the HSR Act. UP, UPRR and UP Acquisition requested the FTC to confirm this understanding and counsel for UP has been advised by the Premerger Notification Office of the FTC, in a letter dated August 17, 1995, that the Offer and the Merger are exempt from the HSR Act. In such letter, the FTC noted UP's agreement that should the Trustee of the Voting Trust transfer Shares to UP (upon the issuance by the ICC of an order that the termination of the Voting Trust will not cause UP or its affiliates to control SP), UP will make any required HSR filings.

THE VOTING TRUST

     Certain activities of subsidiaries of SP and UP are regulated by the ICC. Provisions of the Interstate Commerce Act (the 'ICA') require approval of, or the granting of an exemption from approval by, the ICC for the acquisition of control of two or more carriers subject to the jurisdiction of the ICC ('Carriers') by a person that is not a Carrier and for the acquisition or control of a Carrier by a person that is not a Carrier but that controls any number of Carriers. ICC approval or exemption is required for, among other things, UP Acquisition's acquisition of control of SP. UP and UP Acquisition do not believe that ownership by UP Acquisition of the Acquired Shares give UP and its affiliates control of SP and its affiliates. Nonetheless, UP Acquisition has deposited the Acquired Shares in the Voting Trust in order to ensure that UP and its affiliates do not acquire or directly or indirectly exercise control over SP and its affiliates prior to obtaining necessary ICC approvals or exemptions.

     On August 24, 1995, counsel for UP received an informal written opinion from the staff of the ICC that the Voting Trust will effectively insulate UP and its affiliates from the violation of the Interstate Commerce Act and ICC policy that would result from an unauthorized acquisition by UP of control of SP.

     On September 7, 1995, UP Acquisition accepted for payment the Acquired Shares and simultaneously deposited such Acquired Shares in the Voting Trust. On September 15, 1995, UP Acquisition paid for and purchased the Acquired Shares.

     Pursuant to the terms of the Voting Trust Agreement, it is expected that the Trustee would hold the Acquired Shares until (i) the receipt of ICC approval, (ii) the Acquired Shares are sold to a third party or otherwise disposed of, or (iii) the Voting Trust is otherwise terminated. The Voting Trust Agreement that has been

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
approved by the staff of the ICC provides that the Trustee will have sole power to vote the Acquired Shares in the Voting Trust, will vote those Acquired Shares in favor of the Merger, will vote the Acquired Shares in favor of any permitted disposition of the Acquired Shares and, so long as the Merger Agreement is in effect, against any other proposed merger, business combination or similar transaction involving SP, and, on all other matters, will vote the Acquired Shares in proportion to the vote of all other stockholders of SP. The Voting Trust Agreement contains certain other terms and conditions designed to ensure that neither UP Acquisition nor UP will control SP during the pendency of the ICC proceedings. In addition, the Voting Trust Agreement provides that UP Acquisition or its successor in interest will be entitled to receive any dividends paid by SP other than stock dividends. See 'VOTING TRUST AGREEMENT.'

ICC APPROVAL

     Set forth below is information relating to approval by the ICC of the acquisition of control over SP and its affiliates by UP and its affiliates. On November 30, 1995, UP, SP and various of their affiliates filed an application (the 'ICC Application') seeking approval of the ICC for the acquisition of control over SP and its affiliates by UP and its affiliates, the Merger, and related transactions. Under applicable law and regulations, the ICC will hold a public hearing on such application, unless it determines that a public hearing is not necessary to the public interest. In ruling on the ICC Application, it is expected that the ICC will consider at least the following five factors: (a) the effect of the proposed control transaction on the adequacy of transportation to the public; (b) the effect on the public interest of including, or failing to include, other Carriers in the area served by the railroad operations of UP and SP; (c) the total fixed charges that would result from the proposed control transaction; (d) the interests of Carrier employees affected by the proposed control transaction; and (e) whether the proposed control transaction would have an adverse effect on competition among ICC-regulated Carriers in the affected region. The ICC has the authority to impose conditions on its approval of a control transaction to alleviate competitive or other concerns. If such conditions are imposed, the applicants can elect to consummate the control transaction subject to the conditions or can elect not to consummate the transaction. UP has indicated a willingness to accept conditions to preserve rail competition where the Railroad and SP are the only rail competitors, and, together with SP and certain of its subsidiaries, has entered into an agreement with Burlington Northern Railroad Company and The Atchison, Topeka and Santa Fe Railroad Company, which is described below. The obligations of UP, UPRR and UP Acquisition to consummate the Merger are conditioned upon, among other things, the issuance by the ICC or any Similar Successor (as defined in the Merger Agreement) of a decision (which decision shall not have been stayed or enjoined) that (A) constitutes a final order approving, exempting or otherwise authorizing consummation of the Merger and all other transactions contemplated by the Merger Agreement and the Ancillary Agreements (or subsequently presented to the ICC or a Similar Successor by agreement of UP and SP) as may require such authorization and (B) does not (1) change or disapprove of the Merger Consideration or other material provisions of Article II of the Merger Agreement or (2) impose on UP, SP or any of their respective Subsidiaries (as defined in the Merger Agreement) any other terms or conditions (including, without limitation, labor protective provisions but excluding conditions heretofore imposed by the ICC in New York Dock Railway-Control-Brooklyn Eastern District, 360 I.C.C. 60 (1979)) that materially and adversely affect the long-term benefits expected to be received by UP from the transactions contemplated by the Merger Agreement. THERE IS NO ASSURANCE THAT APPROVAL OF THE ICC OR A SUCCESSOR AGENCY WILL BE OBTAINED OR OBTAINED ON TERMS THAT WOULD SATISFY THE FOREGOING CONDITION.

     Three of the five factors listed above are, in UP's view, unlikely to affect whether the ICC Application is approved by the ICC. As to factor
(b)--inclusion of other Carriers--the ICC disfavors this remedy, it has rarely been requested, and UP believes it is unlikely to be requested by any railroad in a UP/SP proceeding. As to factor (c)--effect on fixed charges--the capital structure of the resulting company will be sufficiently strong that this factor is unlikely, in UP's view, to be given weight by the ICC in deciding whether to approve a combination of SP and UP. As to factor (d)--the interest of affected Carrier employees--the ICC has adopted a standard set of labor protective conditions--the New York Dock conditions referred to above--which it imposes in rail merger and control transactions, and UP expects that those conditions would be imposed upon a merger of UP and SP and that this would not affect approval of the transaction.

     The remaining two factors--factor (a) (effect on the adequacy of transportation) and factor (e) (effect on rail competition)--are reflected in the public interest balancing test that the ICC applies in reviewing railroad

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mergers like the proposed combination of UP and SP. On the one hand, the ICC considers the public benefits of the transaction in terms of better service to shippers, efficiencies, cost savings and the like. On the other hand, the ICC considers any public harm from the transaction. The principal harm of concern to the ICC, and the principal issue that is likely to be raised by parties opposing approval of a merger of UP and SP or seeking the imposition of conditions thereto, is reduction in competition. In applying the public interest balancing test, the ICC is guided by Congress' intent to encourage mergers, consolidations, and joint use of facilities that tend to rationalize and improve the nation's rail system.

     UP and SP expect to present a strong case to the ICC that the acquisition of control of SP satisfies the public interest balancing test. First, UP and SP expect to show that a combination of SP and UP has significant public benefits. Second, UP and SP expect to show that a combination of SP and UP, especially with competition-preserving conditions that UP is prepared to agree to (see description of BNSF Agreement (as defined herein) below), will have no significant adverse effect on rail competition, and indeed will strengthen such competition. While UP and SP expect to present a highly persuasive case, there can be no assurance that the ICC Application will not be denied, or will not be granted subject to conditions that are so onerous that the Merger is not consummated.

     Under existing law, the ICC is generally required to enter a final order with respect to the ICC Application within approximately 31 months after such application is filed; however, the ICC has adopted a procedural schedule under which it will render a final decision 255 days after the application is filed. It is currently estimated that the ICC Application will be filed on November 30, 1995. There is no assurance that ICC approval will be obtained by any certain date. Under existing law, other railroads and other interested parties may seek to intervene to oppose the ICC Application or to seek protective conditions in the event approval by the ICC is granted. In addition, any appeals from the ICC final order might not be resolved for a substantial period of time after the entry of such order by the ICC.

     It is likely that the ICC will cease to exist before a decision is rendered on the ICC Application. The House of Representatives has passed a bill that would abolish the ICC, retain the present statutory public interest standard for the review of railroad control transactions, and transfer the review function to an independent agency within the United States Department of Transportation. The Senate has similar legislation under consideration. If such legislation is enacted, as presently appears likely, UP and SP would expect the timing and substance of the review of the ICC Application to be largely unaffected. However, there are a number of other possibilities, including the repeal of the public interest standard and the subjection of railroad control transactions to the antitrust laws, notwithstanding the previous advice from the FTC (described above) under current law that the Transactions are exempt from the HSR Act. There can be no assurance that these other possibilities will not come to pass, or as to the terms upon which, or whether, the acquisition would receive government approval in that event. The obligations of UP, UPRR and UP Acquisition to consummate the Merger are subject to the condition that, among other things, no successor to the ICC (other than a Similar Successor) shall have required any divestiture, hold separate, or other restriction or action in connection with the expiration or termination of any waiting period applicable to the Merger Agreement and the transactions contemplated thereby, or in connection with any other action by or in respect of or filing with such successor, that would materially and adversely affect the long-term benefits expected to be received by UP from the transactions contemplated by the Merger Agreement.

     Pending receipt of the ICC approval, it is expected that the business and operations of SP will be conducted in the usual and ordinary course of business, and SP's employees and management will continue in their present positions.

     On September 25, 1995, UP and certain of its subsidiaries, SP and certain of its subsidiaries, and Burlington Northern Railroad Company and The Atchison, Topeka and Santa Fe Railroad Company (collectively, 'BNSF') entered into an agreement (the 'BNSF Agreement') pursuant to which, among other things, UP and SP, on the one hand, and BNSF, on the other hand, agreed to grant each other various trackage rights and UP and SP agreed to sell certain lines to BNSF following the Merger, and BNSF agreed not to oppose UP's application to control SP in UP's case before the ICC, not to seek any conditions in such case, not to support any requests for conditions filed by other parties and not to assist other parties in pursuing their requests. Among other things, these rights will allow BNSF to serve shippers who would otherwise lose a choice of two railroads as a result of

                                      103
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the Merger. The trackage rights and line sales pursuant to the BNSF Agreement will be effective only upon UP's acquisition of control of SP. UP and SP agreed to ask the ICC to impose the BNSF Agreement as a condition to approval of UP's application for control of SP. During the pendency of UP's case before the ICC, UP and SP agreed not to enter into agreements with other parties, without BNSF's written consent, which would grant rights to other parties granted to BNSF or inconsistent with those granted to BNSF which would substantially impair the overall economic value of the rights granted to BNSF under the BNSF Agreement.

     Pursuant to the BNSF Agreement, UP and SP will share more than 3,800 miles of track with BNSF under trackage rights and will sell more than 335 miles of track to BNSF. The sale of track will total approximately $150 million. As part of the BNSF Agreement, UP will also obtain certain trackage and access rights from BNSF. Trackage rights are a contractual arrangement between railroads which generally allow one railroad to operate its trains with its own crew over the tracks of another railroad for a fee.

     The principal areas covered by the BNSF Agreement are as follows:

          West Coast-Intermountain. BNSF will operate over various UP and SP lines in California, Utah, Nevada and Colorado and will purchase a Northern California line segment of UP. UP will obtain trackage and other rights from BNSF in California, Oregon and elsewhere in the region.

          Texas-Louisiana. BNSF will operate over certain UP and SP routes in Texas and Louisiana, and will acquire certain lines from UP and SP with UP retaining certain trackage rights.

          Houston-Memphis. BNSF will operate over SP and UP track to give BNSF a more direct route between Houston and Memphis.


     Illinois Central Railroad Company ('IC') has advised the ICC that it will ask the ICC to require, as a condition of its approval of the Merger, the sale to IC of, or other arrangements for IC to have access to, SP's lines between Houston, on the one hand, New Orleans, Memphis and Brownsville, on the other hand, and certain other lines. Approval of the IC request would be inconsistent with the BNSF Agreement. Other railroads, including Consolidated Rail Corporation and Kansas City Southern Railway Company, may seek other conditions. UP and SP believe such requests are not meritorious in view of, among other things, the BNSF Agreement. However, there can be no assurance that the ICC will accept such view or that ICC approval will be obtained on terms that would satisfy the conditions in the Merger Agreement.

STATE TAKEOVER STATUTES

     As a Delaware corporation, SP is subject to Section 203 ('Section 203') of the DGCL. Section 203 would prevent an 'Interested Stockholder' (generally defined as a person beneficially owning 15% or more of a corporation's voting stock) from engaging in a 'Business Combination' (as defined in Section 203) with a Delaware corporation for three years following the date such person became an Interested Stockholder unless: (i) before such person became an Interested Stockholder, the board of directors of the corporation approved the transaction in which the Interested Stockholder became an Interested Stockholder or approved the Business Combination, (ii) upon consummation of the transaction which resulted in the Interested Stockholder becoming an Interested Stockholder, the Interested Stockholder owned at least 85% of the voting stock of the corporation outstanding at the time that the transaction commenced (excluding stock held by directors who are also officers and by employee stock ownership plans that do not allow plan participants to determine confidentially whether to tender shares) or (iii) following the transaction in which such person became an Interested Stockholder, the Business Combination is (x) approved by the board of directors of the corporation and (y) authorized at a meeting of stockholders by the affirmative vote of the holders of at least 66-2/3% of the outstanding voting stock of the corporation not owned by the Interested Stockholder. In accordance with the provisions of Section 203, the SP Board has approved the transactions contemplated by the Merger Agreement and the Ancillary Agreements. Accordingly, the transactions contemplated by the Merger Agreement and the Ancillary Agreements are exempt from the provisions of Section 203.

     A number of other states have adopted laws and regulations applicable to attempts to acquire securities of corporations which are incorporated, or have substantial assets, stockholders, principal executive offices or principal places of business, or whose business operations otherwise have substantial economic effects, in such states. In 1982, in Edgar v. MITE Corp., the Supreme Court of the United States invalidated on constitutional

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grounds the Illinois Business Takeover Statute, which, as a matter of state securities law, made takeovers of corporations meeting certain requirements more difficult. However, in 1987 in CTS Corp. v. Dynamics Corp. of America, the Supreme Court held that the State of Indiana may, as a matter of corporate law, and, in particular, with respect to those aspects of corporate law concerning corporate governance, constitutionally disqualify a potential acquiror from voting on the affairs of a target corporation without the prior approval of the remaining stockholders. The state law before the Supreme Court was by its terms applicable only to corporations that had a substantial number of stockholders in the state and were incorporated there.

     SP, directly or through subsidiaries, conducts business in a number of states throughout the United States, some of which have enacted takeover laws. UP Acquisition does not know whether any of these laws will, by their terms, apply to the Offer or the Merger and has not complied with any such laws. Should any person seek to apply any state takeover law, UP Acquisition will take such action as then appears desirable, which may include challenging the validity or applicability of any such statute in appropriate court proceedings. In the event it is asserted that one or more state takeover laws is applicable to the Offer or the Merger, and an appropriate court does not determine that it is inapplicable or invalid as applied to the Offer, UP Acquisition and/or UPRR might be required to file certain information with, or receive approvals from, the relevant state authorities.

                        DESCRIPTION OF UP CAPITAL STOCK

     Under UP's Revised Articles of Incorporation, UP's authorized capital stock consists of 500,000,000 shares of UP Common Stock and 20,000,000 shares of Preferred Stock, no par value (the 'UP Preferred Stock').

     UP Common Stock.  Immediately following the issuance of             shares
of UP Common Stock issuable to stockholders of SP in the Merger and assuming the Merger occurred as of the date of this Joint Proxy Statement/Prospectus, shares of UP Common Stock will be issued and outstanding. An additional [9,699,504] shares of UP Common Stock will be reserved for issuance upon exercise of stock options and [9,914,320] shares of UP Common Stock will be reserved for issuance under UP's 1993 Stock Option and Retention Stock Plan, the 1990 Retention Stock Plan and the 1988 Stock Option and Restricted Stock Plan. Subject to the preferential rights of the UP Preferred Stock, the holders of UP Common Stock are entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors of UP. Holders of UP Common Stock are entitled to receive in connection with the dissolution of UP, after distribution in full of the preferential amount to be distributed to the holders of shares of the UP Preferred Stock, all the remaining assets of UP, of whatever kind, available for distribution to holders of UP Common Stock ratably in proportion to the number of shares of UP Common Stock held by them respectively.

     Each holder of UP Common Stock is entitled to one vote in respect of each share of such stock and, in most circumstances, votes together, share for share, with the holders of any outstanding UP Preferred Stock as one voting group. See 'COMPARISON OF THE RIGHTS OF SHAREHOLDERS OF SP AND UP UNDER DELAWARE AND UTAH LAW--Voting Rights.'

     In electing directors, each holder of UP Common Stock may cumulate his or her votes by giving one candidate as many votes as the number of directors to be elected multiplied by the number of his or her shares shall equal, or by distributing such votes on the same principle among any number of such candidates. No holder of UP Common Stock has any preemptive right to subscribe for any securities of UP. UP does not have a shareholders rights plan.


     UP Preferred Stock. No shares of UP Preferred Stock will be issued or outstanding immediately following the Merger. UP's Board of Directors is authorized to issue UP Preferred Stock in one or more series and to determine liquidation preferences, dividend rights, conversion rights, repurchase rights or redemption rights and other terms, including sinking fund provisions. See 'COMPARISON OF THE RIGHTS OF STOCKHOLDERS OF SP AND UP UNDER DELAWARE AND UTAH LAW--Authorized Capital Stock.'

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
                  COMPARISON OF THE RIGHTS OF STOCKHOLDERS OF
                     SP AND UP UNDER DELAWARE AND UTAH LAW

     UP is a Utah corporation subject to the provisions of the UBCA. SP is a Delaware corporation subject to the provisions of the DGCL. The rights of current stockholders of SP are governed by SP's Amended and Restated Certificate of Incorporation (the 'SP Certificate of Incorporation') and By-laws (the 'SP By-laws') and the DGCL. Upon consummation of the Merger, stockholders of SP who receive UP Common Stock in exchange for their shares of SP Common Stock will become shareholders of UP and, at the Effective Time, their rights as shareholders will be determined by the UP Revised Articles of Incorporation (the 'UP Articles of Incorporation') and the UP By-laws (the 'UP By-laws') and the UBCA.

     The following is a summary of the material differences in the rights of stockholders of SP under the SP Certificate of Incorporation, the SP By-laws and the DGCL, on the one hand, and the rights of shareholders of UP under the UP Articles of Incorporation, the UP By-laws and the UBCA, on the other hand. The following discussion does not purport to be a complete discussion of, and is qualified in its entirety by reference to, the UBCA, the DGCL and the UP Articles of Incorporation, the SP Certificate of Incorporation, the UP By-laws and the SP By-laws.

AUTHORIZED CAPITAL STOCK

  Voting Rights

     UP. Under the UBCA, voting is by voting groups. A voting group is defined as all shares of one or more classes or series that under the articles of incorporation or the UBCA are entitled to vote and be counted together collectively on a matter. Under the UP Articles of Incorporation, holders of UP Common Stock are entitled to one vote in respect of each share of stock held, and vote together, share for share, with the holders of the UP Preferred Stock as one voting group for the election of directors and upon all other matters voted upon by the shareholders, subject to certain exceptions. Under the UBCA and the UP Articles of Incorporation, the requisite vote to approve a matter varies. Directors are elected by a plurality of the votes cast. Other matters, other than certain extraordinary matters, brought to a shareholder vote are considered to be approved if the number of votes cast in favor of the matter exceeds the number of votes cast against the matter. See 'Amendments to Articles or Certificate of Incorporation' and 'Authorized Capital Stock--Preferred Stock'.

     SP.  Under the DGCL, every corporation may issue one or more classes of stock or one or more series of stock within any class. Subject to certain exceptions, the DGCL does not require class voting. Each class and series may have such voting powers as shall be stated in the certificate of incorporation; however, unless otherwise provided in the certificate of incorporation, each stockholder shall be entitled to one vote for each share. The SP Certificate of Incorporation provides that each holder of Common Stock shall have one vote for each such share. Under the DGCL, the requisite vote to approve a matter varies. Directors are elected by a plurality of the votes of the shares present at a meeting, in person or by proxy, and entitled to vote for the election of directors. In all other matters, subject to certain exceptions, the affirmative vote of the majority of shares present, in person or by proxy, at a meeting and entitled to vote shall be the act of the stockholders.

  Cumulative Voting

     UP. The UP Articles of Incorporation provide that holders of UP Common Stock and UP Preferred Stock have cumulative voting rights in the election of directors. In electing directors, each shareholder may accumulate his votes by giving one candidate as many votes as the number of directors to be elected multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of such candidates.

     SP. The SP Certificate of Incorporation does not allow cumulative voting in the election of directors or for any other purpose and the SP By-laws provide that directors shall be elected at each annual meeting of stockholders by a plurality of the votes present in person or represented by proxy at the meeting and entitled to vote for the election of directors.

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
  Preferred Stock

     UP. The UP Articles of Incorporation provide for the authorization and the issuance of 20,000,000 shares of UP Preferred Stock in one or more series. Currently, there are no shares of UP Preferred Stock outstanding. Under the UBCA and the UP Articles of Incorporation, the Board of Directors of UP has the authority to fix the preferences, limitations and relative rights of the shares of each such series, including the dividend rate, conversion rights, voting rights, terms of redemption and liquidation preferences, and the number of shares constituting each such series, without any further vote or action of the shareholders; provided, however, that under the terms of the UP Articles of Incorporation (i) each share of UP Preferred Stock shall be entitled to one vote for each share held, and the UP Preferred Stock and the UP Common Stock shall, generally, vote together as one voting group except (A) as otherwise provided by law or the UP Articles of Incorporation and (B) while the holders of UP Preferred Stock, voting as a single voting group, are entitled to elect two directors as described below, they are not entitled to participate with the UP Common Stock in the election of any other directors and (ii) UP Preferred Stock shall not entitle the holder to receive dividends in the form of stock of UP of any class or series, or property.

     Under the UP Articles of Incorporation, subject to certain exceptions, at any time that any UP Preferred Stock is outstanding UP may not, without the approval of a majority of the shares of the UP Preferred Stock then outstanding,

(i) increase the authorized number of shares of UP Preferred Stock, (ii) create, or increase the authorized number of shares of, any class of UP Preferred Stock ranking on a parity with the UP Preferred Stock either as to dividends or upon liquidation, (iii) sell, lease, or convey all or substantially all of the property or business of UP, (iv) voluntarily liquidate, dissolve or wind up UP, or (v) merge UP with another corporation unless the surviving corporation will have no stock either authorized or outstanding prior in rank, either as to dividends or upon liquidation, to the UP Preferred Stock or shares of the surviving corporation issued in exchange therefor. The UP Articles of Incorporation also provide that at any time that any UP Preferred Stock is outstanding UP may not, without the affirmative vote or consent of the holders of at least 66 2/3% of the shares of UP Preferred Stock then outstanding, (i) create, or increase the authorized number of shares of, any class of stock which ranks prior to the UP Preferred Stock, either as to dividends or upon liquidation, or (ii) amend, alter or repeal any of the provisions of the UP Articles of Incorporation or the resolutions of the Board of Directors providing for the issue of any series of UP Preferred Stock so as adversely to affect the preferences, rights or powers of the UP Preferred Stock. The UBCA also provides that in connection with certain matters the UP Preferred Stock may vote as a separate voting group. See 'Amendments to Articles or Certificate of Incorporation--UP'.

     If dividends on one or more series of the UP Preferred Stock are in arrears, and such arrears aggregate an amount equal to six quarterly dividends or more, holders of the UP Preferred Stock are entitled to elect two additional directors to the Board of Directors.

     SP. The SP Certificate of Incorporation provides for the authorization and the issuance of 10,000,000 shares of preferred stock, par value of $0.01 per share (the 'SP Preferred Stock'). The SP Certificate of Incorporation provides for the designation of one series of SP Preferred Stock as 12% Cumulative Redeemable Exchangeable Preferred Stock (the 'Exchangeable Preferred Stock'). Subject to certain exceptions, the holders of the Exchangeable Preferred Stock are not entitled to vote on any matter submitted to a vote of stockholders. If any of the Exchangeable Preferred Stock is outstanding, SP shall not, either directly or indirectly, or through a merger or consolidation, (i) amend, alter or repeal the SP Certificate of Incorporation to change the powers, preferences or special rights of the Exchangeable Preferred Stock, or (ii) authorize, issue, create or increase any SP Preferred Stock entitled to a preference over the Exchangeable Preferred Stock with respect to any dividends or distributions upon liquidation, dissolution or winding up of SP, or any additional shares of Exchangeable Preferred Stock, without the approval of 66 2/3% of the outstanding shares of Exchangeable Preferred Stock; provided, however, that after 25% or more of the outstanding shares of Exchangeable Preferred Stock are sold pursuant to a registration statement filed pursuant to the Securities Act, the actions referred to in clauses (i) and (ii) above may be taken with the consent or affirmative vote of the holders of at least a majority in number of the outstanding shares of Exchangeable Preferred Stock, voting as a separate class; provided, further, that, at any time, the affirmative vote at a meeting of holders of Exchangeable Preferred Stock called for such purpose, or written consent of the holders of each share of Exchangeable Preferred Stock, shall be required for any amendment of the SP Certificate of Incorporation that (x) reduces the rate or extends the time of payment of dividends on the Exchangeable Preferred Stock, extends the date of any mandatory redemption thereof, reduces the amount payable on any redemption thereof, alters SP's obligation to make sinking fund payments as provided therein or changes the amount of debentures issuable upon exchange of the Exchangeable Preferred Stock or (y) reduces the number of shares of Exchangeable Preferred Stock, the consent of the holders of which is required for any such amendment. If dividends on the Exchangeable Preferred Stock are in arrears more than four consecutive quarters, holders of SP Preferred Stock are entitled to elect one additional director to the Board of Directors. Currently, there are no shares of Exchangeable Preferred Stock outstanding.

BOARD OF DIRECTORS

  Number of Directors and Classified Board

     UP. The UP Articles of Incorporation provide that the number of directors of the corporation shall be such as shall be fixed by the UP By-laws, but shall not be less than three directors. Whenever the number of directors fixed by the UP By-laws is nine or more, the UP Articles of Incorporation provide that the Board of Directors shall be divided into three classes, each as nearly equal in size as possible. One class of directors is elected at each annual meeting of shareholders, and each class serves for a term of three years. Currently, the UP By-laws provide for the election of nineteen members to the Board of Directors.

     SP. The SP By-laws provide that the number of directors that shall constitute the whole Board of Directors shall be fixed from time to time by resolution of the Board of Directors but shall not be less than three directors nor more than twelve directors. The SP By-laws provide for the election of the entire Board of Directors at each annual meeting.

  Removal of Directors

     UP. The UBCA provides that one or more directors of a corporation may be removed by the shareholders, with or without cause, at any meeting of shareholders expressly called for that purpose, unless such corporation's articles of incorporation provide for removal only for cause. Under the UBCA, if a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove him. Furthermore, no director may be removed if the number of votes cast against his removal would be enough to elect him if then cumulatively voted at an election of the class of directors of which he is a member. Directors may also be removed in a judicial proceeding brought by the corporation or by shareholders holding at least 10% of the outstanding shares of any class. The UP Articles of Incorporation provide that a director may be removed without cause only by a vote of the holders of two-thirds of the shares then entitled to vote at an election of directors. No director may be removed if the votes of a sufficient number of shares are cast against his removal which, at an election of the class of directors of which he is a member, would be sufficient to elect him.

     SP. The DGCL provides that any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors. However, in the case of a corporation whose board is classified, the directors may be removed only for cause unless the certificate of incorporation otherwise provides. The SP Certificate of Incorporation provides for the removal of any director or the entire board of directors, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except that if the holders of shares of any class or series are entitled to elect directors by provisions of the SP Certificate of Incorporation, then the vote of that class shall control the removal without cause of those directors.

  Indemnification

     UP. The UBCA generally provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director, officer, employee, fiduciary or agent of the corporation, against any liability incurred in the proceeding if (i) the individual's conduct was in good faith,
(ii) the individual reasonably believed that his conduct was in, or not opposed to, the corporation's best interests, and (iii) in the case of a criminal proceeding he had no reasonable cause to believe his conduct was unlawful; provided, however, that (x) in the case of an action by or in the right of the corporation, indemnification is limited to reasonable expenses incurred in connection with the proceeding and (y) the corporation may not, unless authorized by a court of

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
competent jurisdiction, indemnify an individual (A) in connection with a proceeding by or in the right of the corporation in which the individual was adjudged liable to the corporation, or (B) in connection with any other proceeding in which the individual is adjudged liable on the basis that he derived an improper personal benefit. In a judicial proceeding under the foregoing clause (y), in order to authorize indemnification the court must determine that the individual is fairly and reasonably entitled to indemnification in view of all the relevant circumstances. A director or officer is entitled to mandatory indemnification if he was successful, on the merits or otherwise, in the defense of any proceeding, or in the defense of any claim, issue or matter in the proceeding, against the reasonable expenses incurred by him in connection with the proceeding or claim with respect to which he was successful. A corporation may also indemnify and advance expenses to an officer, employee, fiduciary or agent to a greater extent if not inconsistent with public policy and if provided for by the articles of incorporation, by-laws, general or specific action of its board of directors or contract. See 'THE MERGER--Interests of Certain Persons.'

     SP. The DGCL provides that a director, employee, officer or agent of a Delaware corporation may be indemnified against liability (other than in an action by or in the right of the corporation) and other costs incurred by such person in connection with such proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in, or at least not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reason to believe the conduct was unlawful. For actions or suits brought by or in the name of the corporation, the DGCL provides that a director, employee, officer or agent of a corporation may be indemnified against expenses incurred by such person in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or at least not opposed to, the best interests of the corporation, except that if such person is adjudged to be liable to the corporation, such person can be indemnified if and only to the extent that a court determines that despite the adjudication of liability, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. See 'THE MERGER--Interests of Certain Persons.'

  Liability

     UP. The UBCA provides that a director or officer of a Utah corporation is not liable to the corporation or its shareholders for any action taken, or any failure to take any action, as an officer or director, as the case may be, unless (i) the director or officer has breached or failed to perform the duties of the office which generally require that the director or officer acted (A) in good faith, (B) with the care an ordinarily prudent person in like position would exercise under similar circumstances and (C) in a manner the director or officer reasonably believes to be in the best interests of the corporation and
(ii) the breach or failure to perform constitutes gross negligence, willful misconduct, or intentional infliction of harm on the corporation or the shareholders. The UBCA permits a corporation to eliminate or limit the liability of a director to the corporation or its shareholders for monetary damages for any action taken or failure to take any action, as a director, except liability for (i) the amount of a financial benefit received by a director to which he is not entitled; (ii) an intentional infliction of harm on the corporation or its shareholders; (iii) voting for or assenting to an unlawful distribution of assets as defined under the UBCA or (iv) an intentional violation of criminal law. The UP Articles of Incorporation provide that to the fullest extent permitted by the UBCA as now, or as it may in the future be, in effect, no director shall be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

     SP. The DGCL provides that a corporation may include, in its articles or certificate of incorporation, a provision which limits or eliminates the personal liability of a director to the corporation and its stockholders or stockholders for monetary damages for such person's conduct as a director, provided that such provision may not so limit a director's liability (i) for a breach of his or her duty of loyalty to the corporation or its stockholders;
(ii) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law; (iii) for unlawful payments of dividends, certain stock repurchases or redemptions; or (iv) for any transaction from which the director derived an improper personal benefit. The SP Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL, as it exists or may hereafter be amended, a director shall not be liable to SP or its stockholders for monetary damages for breach of fiduciary duty as a director.

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REPURCHASE AND REDEMPTION OF SHARES

     UP. The UBCA provides that a corporation may acquire its own shares and provides that shares so acquired constitute authorized but unissued shares; provided, however, that no repurchase may be made if, after giving effect to the repurchase (i) the corporation would not be able to pay its debts as they become due in the usual course of business or (ii) the corporation's total assets would be less than the sum of its total liabilities plus, unless the articles of incorporation permit otherwise, the amount that would be needed, if the corporation were to be dissolved at the time of the repurchase or redemption, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those whose shares are being repurchased or redeemed.

     SP. The DGCL provides that a corporation may redeem or repurchase any of its shares for cash, or other property, including debt securities, except when the capital of the corporation is impaired, or when such repurchase or redemption would impair the capital of the corporation.

PAYMENT OF DIVIDENDS TO STOCKHOLDERS

     UP. The UBCA generally provides that the board of directors may authorize and the corporation may make distributions to shareholders provided that no distribution may be made if after giving effect to the dividend (i) the corporation would not be able to pay its debts as they become due in the usual course of business or (ii) the corporation's total assets would be less than the sum of its total liabilities plus, unless the articles of incorporation permit otherwise, the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. The UP Articles of Incorporation provide that the holders of UP Common Stock are entitled to dividends subject to the preferential rights of the UP Preferred Stock, to the extent permitted by law, as may be declared from time to time by the Board of Directors of UP and the holders of UP Common Stock have the exclusive right to receive any dividends which may be declared payable in stock of UP of any class or in property.

     SP. The DGCL provides that a corporation, subject to any restrictions in its certificate of incorporation, may declare and pay dividends upon its shares of capital stock either out of its surplus (as determined under the statute) or, in the event there is no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Further restrictions on dividends apply in the event a corporation has issued shares possessing a preference upon the distribution of assets. The SP Certificate of Incorporation grants to the Board of Directors the power to set dividend payment dates and the rate at which they shall be paid on the SP Preferred Stock.

PREEMPTIVE RIGHTS

     UP. The UBCA provides that the shareholders of a corporation do not have a preemptive right to acquire the corporation's unissued shares except to the extent the articles of incorporation so provide. The UP Articles of Incorporation do not provide for preemptive rights.

     SP. The DGCL provides that no stockholder of a Delaware corporation shall have any preemptive right to subscribe to an additional issue of stock or to any security convertible into such stock unless such right is expressly granted in the articles or certificate of incorporation. The SP Certificate of Incorporation expressly states that no stockholder of SP shall have any preemptive rights.


AMENDMENTS TO ARTICLES OR CERTIFICATE OF INCORPORATION

     UP. The UBCA provides that a corporation's board of directors may make certain limited amendments to the articles of incorporation without the approval of the shareholders. All other amendments must be submitted to the shareholders for their approval with the recommendation of the board of directors unless the board of directors determines that, because of conflicts of interest or other special circumstances, it should make no recommendation and communicates to the shareholders the basis for its determination not to make a recommendation. To be approved the amendment must be approved by (i) a majority of the votes entitled to be cast on the amendment by any voting group with respect to which the amendment would create dissenters' rights; (ii) a majority of the votes entitled to be cast on the amendment by any voting group with respect to which the

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amendment would materially and adversely affect the rights in respect of the shares of the voting group because it (A) alters or abolishes a preferential right of the shares, (B) creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund, (C) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities, (D) excludes or limits the right of the shares to vote on any matter or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights, or (E) reduces the number of shares owned by a shareholder to a fraction of a share or scrip if the fraction is to be acquired for cash or the scrip is to be voided; and (iii) a plurality of the votes cast within each other separate voting group entitled to vote on the amendment. The UBCA provides that holders of a class of shares are entitled to vote as a separate voting group on a proposed amendment, if shareholder voting is otherwise required on the proposed amendment, if it would (i) increase or decrease the aggregate number of authorized shares of the class, (ii) effect an exchange or reclassification of all or part of the shares of the class into shares of another class, (iii) effect an exchange or reclassification, or create the right of exchange, of all or part of the shares of another class into shares of the class, (iv) change the designations, rights, preferences, or limitations of all or part of the shares of the class, (v) change the shares of all or part of the class into a different number of shares of the same class, (vi) create a new class of shares having rights or preferences with respect to distributions or on dissolution that are prior, superior, or substantially equal to the shares of the class, (vii) increase the rights, preferences, or number of authorized shares of any class that, after giving effect to the amendment, have rights or preferences with respect to distributions or on dissolution which are prior, superior, or substantially equal to the shares of the class, (viii) limit or deny an existing preemptive right of all or part of the shares of the class or (ix) cancel or otherwise affect rights to distributions or dividends that have accumulated but not yet been declared on all or part of the shares of the class. The UP Articles of Incorporation provide that, subject to the protective conditions and restrictions of any outstanding UP Preferred Stock, any amendment which increases or decreases the authorized capital stock of any class may be approved by the affirmative vote of a majority of the outstanding shares of the voting stock of the corporation. The UP Articles of Incorporation provide that the UP Preferred Stock may vote as a separate voting group on certain matters which would be effected through an amendment of the UP Articles of Incorporation. See 'Authorized Capital Stock--Preferred Stock.' The UP Articles of Incorporation also provide that any amendment to Article 5 (relating to removal of directors) and Article 7 (relating to the number of directors and classification of the board of directors) may only be made with the affirmative vote of the holders of at least 66 2/3% of the shares of capital stock entitled to vote on the amendment. The UP Articles of Incorporation also provide that certain amendments to Article 8 (relating to transactions between UP and certain of its shareholders) may only be made with the approval of a majority of the voting stock, excluding any shares held by any Interested Stockholder. See 'Stockholder Approval of Certain Extraordinary Transactions--UP.'

     SP. The DGCL provides that amendments to the certificate of incorporation must be approved by a resolution of the board of directors declaring the advisability of the amendment, and by the affirmative vote of a majority of the outstanding shares entitled to vote and by a majority of the outstanding stock of each class entitled to vote separately as a class on the amendment. If an amendment would increase or decrease the number of authorized shares of a class, increase or decrease the par value of the shares of a class or alter or change the powers, preferences or other special rights of a class of outstanding shares so as to adversely affect the class, then a majority of shares of that class also must approve the amendment. Holders of Exchangeable Preferred Stock are entitled to vote as a separate class on certain matters which would affect their rights and which would be effected through an amendment to the SP Certificate of Incorporation. See 'Authorized Capital Stock--Preferred Stock.'

AMENDMENTS TO BY-LAWS

     UP. The UBCA provides that generally the board of directors may amend a corporation's by-laws at any time, except to the extent that a corporation's articles or certificate of incorporation, a corporation's by-laws, or the UBCA reserves such power exclusively to a corporation's shareholders. The UBCA provides that shareholders may amend a corporation's by-laws at any time, even though the by-laws may also be amended at any time by the board of directors. The UP By-laws provide that, except as otherwise provided by Utah law, the UP By-laws may be altered, amended or repealed at a general meeting of the shareholders by a majority vote of those present in person or by proxy or at any meeting of the Board of Directors by a majority vote of all the members of the Board.

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
     SP. The DGCL provides that stockholders may amend the by-laws of a corporation, provided that the corporation may, in its articles or certificate of incorporation, also confer such power upon the board of directors. The SP Certificate of Incorporation provides that the SP Board of Directors may adopt, amend or repeal the SP By-laws; provided, however, that such power does not divest nor limit the power of the stockholders to do the same.

STOCKHOLDER APPROVAL OF CERTAIN EXTRAORDINARY TRANSACTIONS

     The DGCL and the UBCA both generally provide that a merger, consolidation (in the case of the DGCL), share exchange (in the case of the UBCA), sale, lease or exchange of all or substantially all of a corporation's assets may be effected upon a vote of the holders of a majority of a corporation's outstanding shares. In the case of the UBCA, voting by voting groups is required for a merger if the plan of merger contains a provision which would affect a class of shares in a way which would require group voting for an amendment adding such a provision to the articles of incorporation. See '--Amendments to Articles or Certificate of Incorporation.' Generally, neither the DGCL nor the UBCA requires a stockholder vote of the surviving corporation in a merger if (i) the merger does not amend the existing certificate of incorporation, (ii) each outstanding share of the surviving corporation before the merger is unchanged or, in the case of the DGCL, becomes a treasury share of the surviving corporation, (iii) in the case of the DGCL, the number of shares to be issued by the surviving corporation in the merger does not exceed 20% of the shares outstanding immediately prior to such issuance and (iv) in the case of the UBCA, neither 'voting shares' (shares entitled to vote unconditionally in the election of directors) nor 'participating shares' (shares entitled to participate without limitation in distributions) of the surviving corporation issued as a result of the merger exceeds 20% of voting shares or participating shares, respectively, outstanding immediately prior to the Merger.

     The DGCL provides that certain business combinations (generally mergers, consolidations and sales of 10% or more of a corporation's assets) between Delaware corporations and 'Interested Stockholders' are prohibited. As defined under the DGCL, 'Interested Stockholders' include, among others, persons who beneficially own 15% or more of the outstanding stock of a corporation. The DGCL bars business combinations between an Interested Stockholder and the corporation for a period of three years after any such person or group has become an Interested Stockholder. The DGCL contains exceptions to the prohibition which allows such combinations if, as a result of the transaction which causes a person to become an Interested Stockholder, such person owned 85% or more of the outstanding voting stock (with certain exceptions at the time the transaction commenced). Another provision exempts from the coverage of the DGCL any transaction approved by the corporation's board of directors and two-thirds of the outstanding voting stock not held by the Interested Stockholder. See 'OTHER LEGAL MATTERS; REGULATORY APPROVAL--State Takeover Statutes.'

     Although the UBCA has no provisions similar to the DGCL provision described in the immediately preceding paragraph, Utah law affords a different type of protection against unsolicited takeovers. The Utah Control Shares Acquisitions Act (the 'Utah Control Shares Act') provides that 'control shares' of an 'issuing public corporation' (other than a corporation whose articles of incorporation or bylaws provide that the Utah Control Shares Act shall not be applicable to such corporation) which are acquired in a 'control share acquisition' shall have no voting rights unless such rights are granted by a resolution approved by the shareholders of the 'issuing public corporation' who are not (i) the acquiring person or members of his group, (ii) officers of the 'issuing public corporation' or (iii) persons who are both an employee and director of the 'issuing public corporation.'

     Under Utah law, the term 'control share acquisition' is generally defined as the acquisition, directly or indirectly, by any person of ownership of, or the power to exercise or direct the exercise of voting power with respect to, issued and outstanding 'control shares.' The term 'control shares' is defined as shares which, when added to all other shares of the corporation owned by such person or in respect of which such person may exercise or direct the exercise of voting power, would entitle that person, immediately after the acquisition of the shares (directly or indirectly, alone or as a part of a group), to exercise or direct the exercise of voting power of the issuing public corporation in the election of directors within any of the following ranges of voting power: (1) one-fifth or more but less than one-third of all voting power, (2) one-third or more but less than a majority of all voting power, or (3) a majority or more of all voting power.

     The term 'issuing public corporation' is defined as a corporation which is organized under the laws of Utah and has (i) 100 or more shareholders; (ii) its principal place of business, its principal office, or substantial

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assets in Utah; and (iii) either (A) more than 10% of its shareholders resident in Utah, (B) more than 10% of its shares owned by Utah residents or (C) 10,000 shareholders resident in the state. In determining whether a corporation is an 'issuing public corporation,' the residence of the shareholder is presumed to be the address appearing in the records of the corporation and shares held by banks or other depository institutions (other than as guardian or trustee), brokers or nominees are disregarded.

     If the shareholders of a corporation vote to approve the exercise of voting rights by the 'acquiring person' and the 'acquiring person' has acquired 'control shares' with a majority or more of all of the voting power, then the shareholders of the 'issuing public corporation' are entitled to appraisal rights. UP does not presently come within the definition of an 'issuing public corporation' and accordingly the Utah Control Share Act is not applicable to it at present.

     UP. The UP Articles of Incorporation provide that, in addition to any affirmative vote required by the UBCA, a Business Combination shall require the affirmative vote of not less than a majority of the votes entitled to be cast by the holders of outstanding shares of voting stock excluding voting stock beneficially owned by any Interested Shareholder. The UP Articles of Incorporation contain exceptions to the prohibition which allow such combinations (i) if the Business Combination shall have been approved by a majority of the Continuing Directors; or (ii) if, among other requirements, the aggregate value to be received per share by holders of UP Common Stock shall be at least equal to the highest amount determined under the following: (a) the highest per share price paid by the Interested Shareholder within the two-year period immediately prior to (x) the first public announcement of the proposed Business Combination or (y) in the transaction in which it becomes an Interested Shareholder, whichever is higher; and (b) the fair market value per share of UP Common Stock on the announcement date of the Business Combination or the date on which the Interested Shareholder becomes an Interested Shareholder, whichever is higher.

     The term 'Interested Shareholder' is generally defined as any person who beneficially owns 10% or more of the votes entitled to be cast by the holders of all the then outstanding shares of voting stock. The term 'Continuing Director' is generally defined as any member of the Board of Directors who is not an affiliate, associate or representative of an Interested Shareholder and was a member of the Board of Directors prior to the time that an Interested

Shareholder became an Interested Shareholder or is a successor of a Continuing Director who is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors. The term 'Business Combination' is generally defined as (i) any merger of UP or any of its subsidiaries with the Interested Shareholder or any other company which is or after the merger would be an associate or affiliate of the Interested Shareholder, (ii) any sale, lease, exchange, mortgage, transfer or other disposition, loan, guaranty, joint venture participation, or other arrangement with or for the benefit of any Interested Shareholder or any associate or affiliate of the Interested Shareholder involving assets, securities or commitments of UP, any UP subsidiary, or any Interested Shareholder or any associate or affiliate of any Interested Shareholder having an aggregate value or amount equal to or in excess of $50 million or, with respect to certain transactions, constituting more than 5% of the book value of the total assets of UP or, with respect to certain transactions, constituting 5% of the shareholder's equity of UP, (iii) the adoption of any plan or proposal for the liquidation or dissolution of UP which is voted for or consented to by the Interested Shareholder, (iv) any reclassification of securities or recapitalization of UP that has the effect of increasing the proportionate ownership of the Interested Shareholder, or (v) any agreement, contract, or arrangement providing for any one or more of the actions specified in the foregoing clauses (i) to (iv).

     SP. The SP Certificate of Incorporation has no provision similar to the UP Articles of Incorporation provision described in the immediately preceding paragraph.

DISSENTERS' RIGHTS

     UP. The UBCA provides for dissenters' rights in a variety of transactions including: (i) any plan of merger to which a corporation is a party requiring a shareholder vote or in which a corporation is merged into its parent and no vote of the shareholders of the subsidiary corporation is required under the UBCA;
(ii) certain sales, leases, exchanges or other dispositions of all or substantially all of the assets of a corporation or a subsidiary; (iii) share exchanges where the corporation is the acquired corporation and (iv) in connection with certain 'control share acquisitions.' See 'Stockholder Approval of Certain Extraordinary Transactions.' However, except to the

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
extent otherwise provided by the Board of Directors, shareholders are not entitled to dissenters' rights in connection with a merger, share exchange or sale of assets if (i) their stock is either listed on a national securities exchange or on the National Market System of NASDAQ or held of record by 2,000 or more shareholders and (ii) the shareholders will receive for their shares only (a) shares of the corporation surviving the consummation of the plan of merger or share exchange, (b) shares of a corporation whose shares are listed on a national securities exchange or the National Market System of NASDAQ or held of record by more than 2,000 holders, or (c) cash in lieu of fractional shares or any combination thereof. UP Common Stock currently is listed for trading on the NYSE and has more than 2,000 shareholders of record.

     SP. The DGCL provides for appraisal rights in the case of a statutory merger, and consolidation (or sale of substantially all the assets of a corporation, if provided for in the certificate of incorporation) except that such rights are not available (i) for shares of stock of the surviving corporation if no vote of its stockholders is required for such transaction under the DGCL, unless otherwise provided in the articles or certificate of incorporation, (ii) for shares of stock listed on a national securities exchange, designated on NASDAQ or held of record by more than 2,000 stockholders or (iii) stockholders are not required by the terms of the merger or consolidation to accept anything in consideration other than shares of stock of the surviving corporation, shares of stock of another corporation which are all listed on a national securities exchange or designated on NASDAQ or held by such number of record holders, cash in lieu of fractional shares of such stock, or any combination thereof. The SP Certificate of Incorporation does not provide for greater appraisal rights than those set forth in the DGCL. See 'THE MERGER--Absence of Dissenters' Rights.'

SPECIAL MEETING OF STOCKHOLDERS

     UP. The UBCA provides that special meetings of a corporation's shareholders may be called by the board of directors or such other persons authorized by the by-laws to call a special meeting or by the holders of at least one-tenth of all the votes entitled to be cast on any issue proposed to be considered at the special meeting. The UP By-laws provide that special meetings may be called by the Board of Directors or by the Executive Committee.

     SP. The DGCL provides that special meetings of stockholders of a corporation may be called by the board of directors or by such persons as are authorized by the corporation's articles or certificate of incorporation or by-laws provided that notice of such stockholders' meeting is given to all stockholders of record entitled to vote thereon not less than 10 nor more than 60 days prior to the meeting. The SP By-laws provide that such meetings may be called by the Chairman or the President or Board of Directors, and shall be called by the Chairman or the President at the request of stockholders owning not less than a majority of all shares issued and outstanding and entitled to vote at the meeting.

STOCKHOLDER CONSENT TO ACTION WITHOUT A MEETING

     UP. The UBCA generally provides that, with respect to corporations in existence on July 1, 1992, action may not be taken by the written consent of less than all of the shareholders entitled to vote on the subject matter of the action until the date a resolution providing otherwise is approved either (i) by the consent of all shareholders entitled to vote on the subject matter of the resolution or (ii) at a meeting of the shareholders by the vote of a number of shareholders equal to the number of shareholders who would be required to approve an amendment to the articles of incorporation including such provision. UP was in existence on July 1, 1992 and no such action has been taken by the shareholders of UP.

     SP. The DGCL provides that, unless otherwise provided in the articles or certificate of incorporation, any action which may be taken at any meeting of stockholders may be taken without a meeting, prior notice or a vote, if written consents setting forth the action taken are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action if the action were taken at a meeting. The SP By-laws provide for such actions by written consent.

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
LIQUIDATION RIGHTS

     UP. The UBCA provides that after filing articles of dissolution and as part of the process of liquidating and winding up its affairs a corporation may, after discharging or providing for the discharge of its liabilities, distribute its remaining property among its shareholders according to their interests. Under the UBCA, a corporation may create one or more classes or series of shares entitled to a preference on liquidation thereby entitling such class to be paid an amount out of the assets of the corporation available to the shareholders of the corporation in advance of one or more other classes or series of shares. Under the UP Articles of Incorporation and the UBCA, the Board of Directors of UP, in establishing the rights, powers and preferences of a series of the Preferred Stock, may establish such a liquidation preference.

     SP. Generally, under the DGCL, a corporation may create one or more classes or series of stock which classes or series may have such preferences as shall be stated and expressed in the certificate of incorporation or in the resolution adopted by the board of directors providing for the issue of such stock pursuant to authority expressly vested in it by the provisions of its certificate of incorporation. These preferences may include a priority on the distribution of assets in liquidation. The SP Certificate of Incorporation provides for distribution to holders of SP Preferred Stock of preferential or other payment over SP Common Stock upon the liquidation, dissolution or winding up of SP.

                                    EXPERTS

     The consolidated financial statements of UP incorporated in this Joint Proxy Statement/Prospectus by reference from the Annual Report on Form 10-K of UP for the year ended December 31, 1994 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which contains an explanatory paragraph describing changes in accounting principles and which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of SP incorporated in this Joint Proxy Statement/Prospectus by reference from the Annual Report on Form 10-K of SP for the year ended December 31, 1994 have been audited by KPMG Peat Marwick LLP, independent auditors, for the periods indicated in their report, which contains an explanatory paragraph describing changes in accounting principles and which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                 LEGAL OPINION

     The validity of the shares of UP Common Stock to be issued in connection with the Merger offered hereby will be passed upon by Parsons Behle & Latimer.


                            STOCKHOLDERS' PROPOSALS

     If the Merger is not approved at the Special Meeting, it is presently anticipated that SP will hold its 1996 Annual Meeting on or about
               , 1996. Any stockholder wishing to submit a proposal to SP for consideration for inclusion in its proxy statement relating to its 1996 Annual Meeting of Stockholders must deliver such proposal to SP by November 28, 1995.

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
                                                                         ANNEX A

                       GLOSSARY OF CERTAIN DEFINED TERMS

     The following terms used in the Joint Proxy Statement/Prospectus are defined below:

     'Acquired Shares' shall mean the 39,034,471 Shares UP Acquisition acquired pursuant to the Offer.

     'Anschutz/Resources RRA' shall mean the Registration Rights Agreement, dated as of August 3, 1995, by and among Resources, TAC and the Foundation.

     'Anschutz/Resources Shareholders Agreement' shall mean the Shareholders Agreement, dated as of August 3, 1995, by and among Resources and the Anschutz Shareholders.*

     'Anschutz Shareholder Designee' shall mean Mr. Anschutz or another individual selected by TAC and reasonably acceptable to the Board of Directors of UP.

     'Anschutz Shareholders' shall mean Mr. Anschutz, TAC and the Foundation.

     'Anschutz Shareholders Agreement' shall mean the Shareholders Agreement, dated as of August 3, 1995, by and among UP, UP Acquisition and the Anschutz Shareholders.*

     'Anschutz/UP RRA' shall mean the Registration Rights Agreement, dated as of August 3, 1995, by and among UP, TAC and the Foundation.

     'Antitrust Division' shall mean the Antitrust Division of the Department of Justice.

     'Articles of Merger' shall mean the articles of merger, with respect to the Merger, duly filed with the Division of Corporations and Commercial Code of the State of Utah.

     'Average UP Share Price' shall mean the average closing sales price, rounded to four decimal points, of UP Common Stock as reported on the New York Stock Exchange Composite Tape, for the twenty consecutive trading days ending on the trading day which is five trading days prior to the Effective Time.

     'Banks' shall mean Bank of America National Trust and Savings Association and Citibank, N.A., collectively.

     'BNSF' shall mean Burlington Northern Railroad Company and The Atchison, Topeka and Santa Fe Railroad Company, collectively.

     'BNSF Agreement' shall have the meaning ascribed to such term in the Joint Proxy Statement/Prospectus under the heading entitled 'OTHER LEGAL MATTERS; REGULATORY APPROVAL--ICC Approval.'

     'Business Combination' shall mean a merger, consolidation, sale, lease or exchange of all or substantially all of a company's assets.

     'Carriers' shall mean carriers subject to the jurisdiction of the ICC.

     'Cash Consideration' shall mean $25.00 in cash, without interest.

     'Cash Election' shall mean an election of a holder of Shares to receive the Cash Consideration pursuant to the Merger.

     'Certificate of Merger' shall mean the certificate of merger with respect to the Merger, duly filed with the Secretary of State of the State of Delaware.

     'CNWR' shall mean Chicago and North Western Railway Company, a Delaware corporation.

------------------
 * Conformed to reflect certain clarifications set forth in a Clarification of Anschutz Shareholders Agreement and Anschutz/Spinco Shareholders Agreement, dated as of August 3, 1995, by and among Union Pacific Corporation, UP Acquisition Corporation, Union Pacific Resources Group Inc., The Anschutz Corporation, Anschutz Foundation and Mr. Philip F. Anschutz, which has been filed as an exhibit to the Registration Statement.

     'Code' shall mean the Internal Revenue Code of 1986, as amended.

     'Commission' shall mean the Securities and Exchange Commission.

     'Comparable Company Analysis' shall mean the analysis of a company's operating performance relative to a group of publicly traded peers.

     'Competing Business' shall mean a company or entity affiliated with any of the Anschutz Shareholders which competes in any way with, or is a potential competitor of, Resources.

     'Consideration' shall mean the Offer Consideration and the Merger Consideration, collectively.

     'Continuing Director' shall mean any member of the Board of Directors who is not an affiliate or representative of an Interested Shareholder and was a member of the UP Board of Directors prior to the time that an Interested Shareholder became an Interested Shareholder.

     'Conversion Fraction' shall mean the conversion in the Merger into .4065 of a share of UP Common Stock of each Share covered by a Stock Election.

     'CS First Boston' shall mean CS First Boston Corporation, UP's financial advisor.

     'Customary Action' shall mean an action taken which occurs in the ordinary course of the relevant person's business and where the taking of such action is generally recognized as being customary and prudent for other major enterprises in such person's line of business.


     'Debt Securities' shall mean long or short-term debt securities including commercial paper notes.

     'DGCL' shall mean the Delaware General Corporation Law.

     'Economic Disposition' of shares of UP Voting Securities shall mean (i) any transaction or arrangement (including an outright sale) that would be treated as a sale, exchange or other taxable disposition for United States federal income tax purposes of shares of UP Voting Securities received in the Merger and (ii) any transaction or arrangement (or combination of transactions or arrangements) entered into by or on behalf of TAC or its Affiliates that reduces the economic benefits and burdens to TAC of owning shares of UP Voting Securities (including any swap transaction, notional principal contract or the acquisition or grant of any calls, puts or other options, whether or not cash settlement is permitted or required) to such an extent that such transaction or arrangement causes TAC not to satisfy the 'continuity of proprietary interest' requirement under Section 368 of the Code with respect to such shares.

     'Effective Time' shall mean the time and date of the filing of the Certificate of Merger and Articles of Merger with the Secretary of State of the State of Delaware and the Division of Corporations and Commercial Code of the State of Utah, respectively, or such time as is agreed upon by the parties and specified in the Certificate of Merger and Articles of Merger.

     'Election Procedures' shall have the meaning ascribed to it in the Joint Proxy Statement/Prospectus and the Form of Election.

     'Election' shall mean the right, subject to proration and the limitations of each holder of Shares (other than Shares owned by SP as treasury stock and Shares owned by UP, UP Acquisition, UPRR or any other direct or indirect wholly owned subsidiary of UP, which Shares will be cancelled and retired at the Effective Time) to elect to receive the Stock Consideration, the Cash Consideration or a combination thereof.

     'Election Deadline' shall mean the date announced by UP, in a news release delivered to the Dow Jones News Service, as the last day on which Forms of Election will be accepted.

     'eligible purchaser' shall mean a person or entity that is not affiliated with UP and which has all necessary regulatory authority, if any, to purchase the Trust Stock.

     'Enhanced Severance Program' shall mean an enhanced severance program established by SP and its subsidiaries pursuant to the Merger Agreement.

     'Exchange Act' shall mean the Securities Exchange Act of 1934, as amended.

     'Exchange Agent' shall mean Citibank, N.A.

     'Exchangeable Preferred Stock' shall mean the 12% Cumulative Redeemable Exchangeable Preferred Stock provided for by the SP Certificate of

Incorporation.

     'Existing Pledge Agreements' shall mean the pledge agreements, substantially in the form reviewed by UP.

     'Facilities' shall mean the $1.4 Billion Facility, the $1.2 Billion Facility and the $1.1 Billion Facility.

     'FASB' shall mean the Financial Accounting Standards Board.

     'Fiduciary-out Termination Provisions' shall mean the termination sections of the Merger Agreement.

     'Foundation' shall mean the Anschutz Foundation, a Colorado not-for-profit corporation.

     'FTC' shall mean the Federal Trade Commission.

     'group' shall have the meaning ascribed to it in Section 13(d)(3) of the Exchange Act.

     'HSR Act' shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     'IBES' shall mean the Institutional Brokers Estimate System.

     'IBES Case' shall mean the IBES projected earnings growth rates.

     'ICA' shall mean the Interstate Commerce Act.

     'ICC' shall mean the Interstate Commerce Commission.

     'ICC Application' shall mean the application UP, SP and various of their affiliates filed with the ICC on November 30, 1995.

     'Inadvertent Acquisition' shall mean the event that a Shareholder or an Affiliate inadvertently and without knowledge indirectly acquires Beneficial Ownership of not more than one-quarter of one percent of the UP Voting Securities in excess of the amount permitted to be owned by the Anschutz Shareholders.

     'Indemnified Liability' shall mean any claim, liability, loss, damage, cost or expense (whenever asserted or claimed).

     'Indemnified Party' shall mean each director, officer, employee or agent of SP.

     'Initial Surviving Corporation' shall mean the surviving corporation in the UP Acquisition Merger.

     'Interested Shareholder' shall mean any person who beneficially owns 10% or more of the votes entitled to be cast by the holders of all the then outstanding shares of voting stock.


     'Interested Stockholder' shall include, among others, a person beneficially owning 15% or more of a corporation's voting stock.

     'IPO' shall mean the initial public offering of the Resources Common Stock.

     'IRS' shall mean the Internal Revenue Service.

     'July SP Projections' shall mean the updated financial projections for 1995 and 1996 furnished to UP by SP in late July.

     'Laidlaw' shall mean Laidlaw Inc.

     'LIBOR' shall mean the London Interbank Offered Rate.

     'MCP' shall mean Management Continuity Plan.

     'March SP Projections' shall mean certain financial projections for 1995 through 1999 prepared by management of SP as a long range plan.

     'MCP Awards' shall mean certain payments described in the Merger Agreement to certain Nonagreement Employees of SP or its subsidiaries.

     'Merger' shall mean the proposed merger of SP and UP, pursuant to which SP will be merged into UPRR.

     'Merger Agreement' shall mean the Agreement and Plan of Merger, dated as of August 3, 1995, by and among UP, UP Acquisition, UPRR and SP.*

     'Merger Consideration' shall mean the Cash Consideration and Stock Consideration, collectively.

     'Mergers' shall mean the merger consummated by SP and the Initial Surviving Corporation and the UP Acquisition Merger.

     'Morgan Stanley' shall mean Morgan Stanley & Co. Incorporated, financial advisor to SP.

     'MPRR' shall mean Missouri Pacific Railroad Company, a Delaware corporation.

     'Mr. Anschutz' shall mean Mr. Philip F. Anschutz, Chairman of the Board of SP.

     'MSLEF' shall mean the Morgan Stanley Leveraged Equity Fund II, L.P., a Delaware limited partnership.

     'MSLEF II' shall the mean Morgan Stanley Leveraged Equity Fund II, Inc.

     'MSLEF Shareholder Agreement' shall mean the Shareholder Agreement dated as of August 3, 1995, by and among UP, UP Acquisition and MSLEF.

     'NASD' shall mean the National Association of Securities Dealers, Inc.


     'Nonagreement Employee' shall mean an employee who is not subject to a collective bargaining agreement.

     'Non-Electing Share' shall mean each Share as to which an Election is not in effect at the Election Deadline (other than Shares purchased pursuant to the Offer).

     'NYSE' shall mean The New York Stock Exchange, Inc.

     'Offer' shall mean UP's offer to purchase Shares at a price of $25.00 per Share, net to the seller in cash, without interest thereon.

     'Offer Consideration' shall mean $25.00 per Share in cash.

     'Other Financial Institutions' shall mean one or more financial institutions (other than the Banks) that are not Affiliates of any Anschutz Shareholder.

     'Overnite' shall mean Overnite Transportation Company.

     'Ownership Limit' shall mean the amount of shares of SP Voting Securities Beneficially Owned immediately following the consummation of the Offer.

     'Proposed Transaction' shall mean any proposed transaction or arrangement (combined with any other transactions or arrangements entered into by TAC) relating to or involving any shares of UP Voting Securities in excess of the Threshold Amount.

     'Purchase Notice' shall have the meaning ascribed to it in the section of the Joint Proxy Statement/Prospectus entitled 'SHAREHOLDERS AGREEMENTS--Anschutz Shareholders Agreement-- Limitations on Disposition.'

     'Railroad' shall mean UPRR and MPRR, collectively. The term 'Railroad' also includes the operations of Chicago and North Western Railway Company, which was merged into UPRR on October 1, 1995.

     'Record Date' shall mean the close of business on               , 1995.

------------------
* Conformed to reflect certain clarifications set forth in a Clarification of Agreement and Plan of Merger, dated as of August 3, 1995, by and among Union Pacific Corporation, UP Acquisition Corporation, Union Pacific Railroad Company and Southern Pacific Rail Corporation, which has been filed as an exhibit to the Registration Statement.

     'Registration Statement' shall mean the registration statement on Form S-4 (together with any amendments thereto) filed by UP with the Commission.

     'Reorganization Continuity Period' shall mean a period of two years commencing as of the Effective Time.


     'Representatives' shall mean the respective Affiliates and the respective officers, directors, employees, associates, partners, investment bankers, attorneys, accountants and other agents and representatives of the Anschutz Shareholders and their subsidiaries and affiliates.

     'Resources' shall mean Union Pacific Resources Group Inc.

     'Resources Common Stock' shall mean the shares of common stock, no par value per share, of Resources.

     'Resources Shareholder Designee' shall mean a designee of TAC who is not an Affiliate of, and does not have any business relationship with, any of the Anschutz Shareholders or their Affiliates, and is reasonably acceptable to the Board of Directors of Resources.

     'Santa Fe' shall mean Santa Fe Pacific Corporation.

     'Section 203' shall mean Section 203 of the Delaware General Corporation
Law.

     'Securities Act' shall mean the Securities Act of 1933, as amended.

     'Shares' shall mean shares of SP common stock, par value $.001 per share.

     'SP' shall mean Southern Pacific Rail Corporation, a Delaware corporation.

     'SP Board' shall mean the Board of Directors of SP.

     'SP By-Laws' shall mean the by-laws of SP.

     'SP Certificate of Incorporation' shall mean SP's Revised Certificate of Incorporation.

     'Special Meeting' shall mean the meeting to be held at
[                        , San Francisco, California on           , 1996].

     'Specified SP Transaction' shall mean any merger, consolidation, business combination, tender or exchange offer, sale or purchase of assets, sale or purchase of securities, dissolution, liquidation, reorganization, restructuring, recapitalization, change in capitalization, change in corporate structure or business or similar transaction involving SP or its subsidiaries.

     'Specified UP Transaction' shall mean any merger, consolidation, business combination, tender or exchange offer, sale or purchase of assets, sale or purchase of securities, dissolution, liquidation, reorganization, restructuring, recapitalization, change in capitalization, change in corporate structure or business or similar transaction involving UP or its subsidiaries (including Resources).

     'SP EIP' shall mean the Southern Pacific Rail Corporation Equity Incentive Plan.

     'Spin-Off' shall mean the pro rata distribution by UP to its stockholders of Shares of Resources Common Stock.


     'SP Preferred Stock' shall mean the preferred stock of SP, par value $0.01 per share.

     'SPT' shall mean Southern Pacific Transportation Company, a Subsidiary of
UP.

     'Standstill Period' shall mean the period commencing on the date of the Anschutz Shareholders Agreement and terminating on the seventh anniversary of the Effective Time, or, if earlier, the termination of the Anschutz Shareholders Agreement in accordance with the terms thereof.

     'Stock Consideration' shall mean .4065 of a share of UP Common Stock for each Share exchanged.

     'Stock Election' shall mean an election to receive the Stock Consideration.

     'Sub Merger Effective Time' shall have the meaning ascribed to it in the Merger Agreement.

     'Surviving Corporation' shall mean UPRR.

     'TAC' shall mean The Anschutz Corporation, a Kansas corporation.

     'Takeover Proposal' shall mean, when used in connection with any person, any tender or exchange offer involving the capital stock of such person, any proposal for a merger, consolidation or other business combination involving such person or any subsidiary of such person, any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the business or assets of, such person or any subsidiary of such person, any proposal or offer with respect to any recapitalization or restructuring with respect to such person or any subsidiary of such person or any proposal or offer with respect to any other transaction similar to any of the foregoing with respect to such person or any subsidiary of such person other than pursuant to the transactions to be effected pursuant to the Merger Agreement.

     'Threshold Amount' shall be an amount equal to the number of UP Voting Securities received by TAC in the Merger multiplied by the following fraction: the numerator is 20% and the denominator is (A) the percentage of outstanding SP Common Stock held by TAC as of the date of the Anschutz Shareholders Agreement minus (B) the percentage of outstanding SP Common Stock that TAC exchanges for cash in the Offer or the Merger.

     'Trust Stock' shall mean the Acquired Shares deposited into the Voting
Trust.

     'Trustee' shall mean Southwest Bank of St. Louis, a Missouri banking corporation.

     'UBCA' shall mean the Revised Utah Business Corporation Act.

     'UP' shall mean Union Pacific Corporation, a Utah corporation.


     'UP Acquisition' shall mean UP Acquisition Corporation, a direct wholly owned subsidiary of UPRR and an indirect wholly owned subsidiary of UP.

     'UP Acquisition Common Stock' shall mean each issued and outstanding share of common stock of UP Acquisition.

     'UP Acquisition Merger' shall mean the proposed merger between UPRR and UP Acquisition.

     'UP Acquisition/SP RRA' shall mean the Registration Rights Agreement dated as of August 3, 1995, by and among UP Acquisition and SP.

     'UP Articles of Incorporation' shall mean the UP Revised Articles of Incorporation.

     'UP Board' shall mean the Board of Directors of UP.

     'UP By-laws' shall mean the by-laws of UP.

     'UP Common Stock' shall mean shares of UP common stock, par value $2.50 per share.

     'UP Preferred Stock' shall mean shares of preferred stock, no par value, of UP.

     'UP Shareholders' shall mean the shareholders of UP and the shareholders of UP Acquisition, collectively.

     'UP Shareholders Agreement' shall mean the Shareholders Agreement dated as of August 3, 1995, by and among UP, UP Acquisition and SP.*

     'UP Standstill Period' shall mean the period commencing on the date on which the Merger Agreement is terminated in accordance with the terms thereof other than pursuant to the Fiduciary-out Termination Provisions, and continuing until the termination of the UP Shareholders Agreement in accordance with the terms thereof.

     'UP Tech' shall mean Union Pacific Technologies, Inc.

     'UPRC' shall mean the Union Pacific Resources Company, the principal UP subsidiary responsible for managing UP's natural resources business.

     'UPRR' shall mean the Union Pacific Railroad Company, a Utah corporation.

     'USPCI' shall mean USPCI, Inc.

     'Utah Control Shares Act' shall mean the Utah Control Shares Acquisition
Act.

------------------
* Conformed to reflect certain clarifications set forth in a Clarification of Parent Shareholders Agreement, dated as of August 3, 1995, by and among Union Pacific Corporation, UP Acquisition Corporation and Southern Pacific Rail

  Corporation, which has been filed as an exhibit to the Registration Statement.

     'Voted Non-Shareholder Securities' shall mean the proportion of SP Voting Securities that are not Beneficially Owned by UP Shareholders that vote.

     'Voting Period' shall have the meaning ascribed to it in the section of the Joint Proxy Statement/Prospectus entitled 'SHAREHOLDERS AGREEMENTS--Anschutz Shareholders Agreement-- Voting of Common Stock; Irrevocable Proxy; No Solicitation.'

     'Voting Trust' shall refer to the voting trust described in the attached Joint Proxy Statement/Prospectus.

     'Voting Trust Agreement' shall mean the Voting Trust Agreement, dated as of August 3, 1995, by and among UP, UP Acquisition and the Trustee.

     '$1.1 Billion Facility' shall mean UP's $1.1 billion credit facility with various commercial banks.

     '$1.2 Billion Facility' shall mean UP's $1.2 billion credit facility with various commercial banks.

     '$1.4 Billion Facility' shall mean UP's $1.4 billion credit facility with various commercial banks.

     '1995 SP Proxy Statement' shall mean SP's Proxy Statement for SP's 1995 Annual Meeting of Stockholders.

     '2% Sale' shall mean the transfer of any UP Voting Securities pursuant to which the acquiror thereof, together with its Affiliates and any members of a 'group', would Beneficially Own in the aggregate 2% or more of the outstanding UP Voting Securities.

     '2% Sale Notice' shall mean written notice to be provided to UP by the Anschutz Shareholders of any proposed 2% Sale, which 2% Sale Notice shall contain the identity of the purchaser, the number of shares of UP Voting Securities proposed to be Transferred to such purchaser, the purchase price for such shares and the form of consideration payable for such shares.

                                                                         ANNEX B

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         AGREEMENT AND PLAN OF MERGER*
                                  BY AND AMONG
                           UNION PACIFIC CORPORATION,
                          UP ACQUISITION CORPORATION,
                         UNION PACIFIC RAILROAD COMPANY
                                      AND
                       SOUTHERN PACIFIC RAIL CORPORATION
                                  DATED AS OF
                                 AUGUST 3, 1995

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

------------------
*Conformed to reflect certain clarifications set forth in a Clarification of Agreement and Plan of Merger, dated as of August 3, 1995, by and among, Union Pacific Corporation, UP Acquisition Corporation, Union Pacific Railroad Company and Southern Pacific Rail Corporation, which has been filed as an exhibit to the Registraiton Statement.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I -- THE OFFER AND MERGER........................................    B-2
     Section 1.1       The Offer.........................................    B-2
     Section 1.2       Company Actions...................................    B-3
     Section 1.3       The Mergers.......................................    B-4
     Section 1.4       Effective Time....................................    B-4
     Section 1.5       Closing...........................................    B-5
     Section 1.6       Directors and Officers of Initial Surviving
                         Corporation and the Surviving Corporation.......    B-5
     Section 1.7       Stockholders' Meeting.............................    B-5
     Section 1.8       Voting Trust......................................    B-5

ARTICLE II -- CONVERSION OF SHARES.......................................    B-6
     Section 2.1       Conversion of Shares..............................    B-6
     Section 2.2       Election Procedure................................    B-6
     Section 2.3       Issuance of Parent Common Stock and Payment of
                         Cash Consideration; Proration...................    B-7
     Section 2.4       Issuance of Parent Common Stock...................    B-8
     Section 2.5       Payment of Cash Consideration.....................    B-9
     Section 2.6       Equity Incentive Plan.............................    B-9
     Section 2.7       Stock Transfer Books..............................    B-9
     Section 2.8       No Dissenter's Rights.............................    B-9

ARTICLE III -- REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............   B-10
     Section 3.1       Organization......................................   B-10
     Section 3.2       Capitalization....................................   B-10
     Section 3.3       Corporate Authorization; Validity of Agreement;
                         Company Action..................................   B-11
     Section 3.4       Consents and Approvals; No Violations.............   B-11
     Section 3.5       SEC Reports and Financial Statements..............   B-12
     Section 3.6       Absence of Certain Changes........................   B-12
     Section 3.7       No Undisclosed Liabilities........................   B-13
     Section 3.8       Information in Proxy Statement/Prospectus.........   B-13
     Section 3.9       Employee Benefit Plans; ERISA.....................   B-13
     Section 3.10      Litigation; Compliance with Law...................   B-15
     Section 3.11      No Default........................................   B-15
     Section 3.12      Taxes.............................................   B-15
     Section 3.13      Contracts.........................................   B-17
     Section 3.14      Assets; Real Property.............................   B-17
     Section 3.15      Environmental Matters.............................   B-17
     Section 3.16      Transactions with Affiliates......................   B-19
     Section 3.17      Opinion of Financial Advisor......................   B-19

ARTICLE IV -- REPRESENTATIONS AND WARRANTIES OF PARENT, UPRR AND SUB.....   B-19
     Section 4.1       Organization......................................   B-19

     Section 4.2       Capitalization....................................   B-20
     Section 4.3       Corporate Authorization; Validity of Agreement;
                         Necessary Action................................   B-20
     Section 4.4       Consents and Approvals; No Violations.............   B-21
     Section 4.5       SEC Reports and Financial Statements..............   B-21
     Section 4.6       Absence of Certain Changes........................   B-21
     Section 4.7       No Undisclosed Liabilities........................   B-22
     Section 4.8       Information in Proxy Statement/Prospectus.........   B-22
     Section 4.9       Litigation; Compliance with Law...................   B-22
     Section 4.10      Employee Benefit Plan; ERISA......................   B-22
     Section 4.11      Taxes.............................................   B-22

                                                                            PAGE
                                                                            ----
     Section 4.12      Environmental.....................................   B-23
     Section 4.13      Financing.........................................   B-23
     Section 4.14      Opinion of Financial Advisor......................   B-23

ARTICLE V -- COVENANTS...................................................   B-24
     Section 5.1       Interim Operations of the Company.................   B-24
     Section 5.2       Interim Operations of Parent......................   B-26
     Section 5.3       Access to Information.............................   B-26
     Section 5.4       Spinco Spin-off...................................   B-26
     Section 5.5       Consents and Approvals............................   B-27
     Section 5.6       Employee Benefits.................................   B-27
     Section 5.7       No Solicitation...................................   B-29
     Section 5.8       Additional Agreements.............................   B-29
     Section 5.9       Publicity.........................................   B-29
     Section 5.10      Notification of Certain Matters...................   B-29
     Section 5.11      Directors' and Officers' Insurance and
                         Indemnification.................................   B-30
     Section 5.12      Rule 145 Affiliates...............................   B-30
     Section 5.13      Cooperation.......................................   B-31
     Section 5.14      Proxy Statement/Prospectus........................   B-31
     Section 5.15      Tax-Free Reorganization...........................   B-31
     Section 5.16      Restructuring.....................................   B-31

ARTICLE VI -- CONDITIONS.................................................   B-31
     Section 6.1       Conditions to the Obligations of Each Party.......   B-31
     Section 6.2       Conditions to the Obligations of Parent, UPRR and
                         Sub.............................................   B-32
     Section 6.3       Conditions to the Obligations of the Company......   B-33

ARTICLE VII -- TERMINATION...............................................   B-34
     Section 7.1       Termination.......................................   B-34
     Section 7.2       Effect of Termination.............................   B-35

ARTICLE VIII -- MISCELLANEOUS............................................   B-35

     Section 8.1       Fees and Expenses.................................   B-35
     Section 8.2       Finders' Fees.....................................   B-35
     Section 8.3       Amendment and Modification........................   B-36
     Section 8.4       Nonsurvival of Representations and Warranties.....   B-36
     Section 8.5       Notices...........................................   B-36
     Section 8.6       Interpretation....................................   B-37
     Section 8.7       Counterparts......................................   B-37
     Section 8.8       Entire Agreement; No Third Party Beneficiaries;
                         Rights of Ownership.............................   B-37
     Section 8.9       Severability......................................   B-37
     Section 8.10      Specific Performance..............................   B-37
     Section 8.11      Governing Law.....................................   B-37
     Section 8.12      Assignment........................................   B-37

Exhibit A  Anschutz Stockholder Agreement
Exhibit B  MSLEF Stockholder Agreement
Exhibit C  Anschutz/Parent Registration Rights Agreement
Exhibit D  Anschutz/Spinco Stockholder Agreement
Exhibit E  Anschutz/Spinco Registration Rights Agreement
Exhibit F  Parent Stockholder Agreement
Exhibit G  Parent/Company Registration Rights Agreement
Exhibit H  Form of Voting Trust Agreement
Exhibit I  Form of Affiliate Agreement

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of August 3, 1995, by and among Union Pacific Corporation, a Utah corporation ('Parent'), UP Acquisition Corporation, a Delaware corporation and an indirect wholly owned subsidiary of Parent ('Sub'), Union Pacific Railroad Company, a Utah corporation and an indirect wholly owned subsidiary of Parent ('UPRR') and Southern Pacific Rail Corporation, a Delaware corporation (the 'Company').

     WHEREAS, the Boards of Directors of Parent, UPRR Sub and the Company have approved, and deem it advisable and in the best interests of their respective stockholders to consummate, the acquisition of the Company by Parent upon the terms and subject to the conditions set forth herein;

     WHEREAS, it is intended that the acquisition be accomplished by Sub commencing a cash tender offer for Shares (as defined in Section 1.1) to be followed by a merger of Sub with and into UPRR (the 'Sub Merger'), with UPRR being the surviving corporation, which, in turn, will be followed by a merger of the Company with and into UPRR (the 'Merger' and, together with the Sub Merger, the 'Mergers');

     WHEREAS, as a condition and inducement to Parent's, UPRR's and Sub's entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, Parent is entering into Stockholder Agreements with The Anschutz Corporation, a Kansas corporation ('TAC'), Anschutz Foundation (the 'Foundation') and Philip F. Anschutz ('Mr. Anschutz,' and together with TAC and the Foundation, the 'Anschutz Holders'), in the form of Exhibit A hereto (the 'Anschutz Stockholder Agreement'), and Morgan Stanley Leveraged Equity Fund II, L.P., in the form of Exhibit B hereto (the 'MSLEF Stockholder Agreement'), pursuant to which, among other things, such stockholders have agreed to vote the Shares then owned by such stockholder in favor of the Merger provided for herein and, in the case of the Anschutz Holders, to abide by certain agreements relating to the shares of Parent Common Stock (as defined in Section 1.7) to be received by the Anschutz Holders in the Merger;

     WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, TAC and the Foundation are entering into a Registration Rights Agreement, in the form of Exhibit C hereto (the 'Anschutz/Parent Registration Rights Agreement'), pursuant to which, among other things, Parent will grant TAC and the Foundation certain registration rights with respect to shares of Parent Common Stock to be received by TAC and the Foundation in the Merger;

     WHEREAS, as a condition and inducement to Parent's and Sub's entering into this Agreement and incurring the obligations set forth herein, and in furtherance of Parent's proposed spin-off (the 'Spin-off') of shares of an entity owning Parent's oil and gas exploration and production operations and related assets ('Spinco') described in Section 5.4 hereof, concurrently with the execution and delivery of this Agreement, Parent is causing Spinco to enter into, and the Anschutz Holders are entering into, (a) an Agreement, in the form of Exhibit D hereto (the 'Anschutz/Spinco Stockholder Agreement'), pursuant to which, among other things, the Anschutz Holders have agreed to abide by certain agreements relating to the shares of Spinco stock to be received by the Anschutz

Holders in the Spin-off, and (b) an Agreement, in the form of Exhibit E hereto (the 'Anschutz/Spinco Registration Rights Agreement'), pursuant to which, among other things, Spinco will grant TAC and the Foundation certain registration rights with respect to shares of Spinco stock to be received by TAC and the Foundation in the Spin-off, such agreements to be effective subject to, and only upon consummation of, the Spin-off;

     WHEREAS, as a condition and inducement to the Company's, Parent's, UPRR's and Sub's entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, the parties hereto are entering into an Agreement, in the form of Exhibit F hereto (the 'Parent Stockholder Agreement' and, collectively with the Anschutz Stockholder Agreement, the MSLEF Stockholder Agreement and the MSLEF/Spinco Stockholder Agreement, the 'Stockholder Agreements'), pursuant to which, among other things, the parties have made certain agreements relating to the Shares to be purchased in the Offer (as defined in Section 1.1);

     WHEREAS, as a condition and inducement to Parent's, UPRR's and Sub's entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, the parties hereto are entering into an Agreement, in the form of Exhibit G hereto (the 'Parent/Company Registration Rights Agreement' and, together with the Anschutz/Parent Registration Rights Agreement, the

Anschutz/Spinco Registration Rights Agreement and the Stockholder Agreements, the 'Ancillary Agreements'), pursuant to which, among other things, the Company will grant to Parent, UPRR and Sub certain registration rights with respect to Shares to be purchased by Sub in the Offer;

     WHEREAS, the Board of Directors of the Company has approved the transactions contemplated by this Agreement and the Ancillary Agreements in accordance with the provisions of Section 203 of the Delaware General Corporation Law (the 'DGCL') and has resolved to recommend the acceptance of the Offer and the approval of the Merger by the holders of Shares; and

     WHEREAS, for United States federal income tax purposes, it is intended that the Merger provided for herein shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the 'Code'), and the rules and regulations promulgated thereunder, and this Agreement is intended to be and is adopted as a plan of reorganization within the meaning of Section 368 of the Code;

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Ancillary Agreements, the parties hereto agree as follows:

                                   ARTICLE I

                              THE OFFER AND MERGER

     Section 1.1 The Offer. (a) As promptly as practicable (but in no event later than five business days after the public announcement of the execution hereof), Sub shall commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the 'Exchange Act')) an offer (the 'Offer') to purchase for cash up to 39,034,471 shares of the issued and outstanding common stock, par value $.001 per share (referred to herein as either the 'Shares' or 'Company Common Stock'), of the Company at a price of $25.00 per Share, net to the seller in cash (such price, or such higher price per Share as may be paid in the Offer, being referred to herein as the 'Offer Price'), subject to the conditions set forth in Annex A hereto. Sub shall, on the terms and subject to the prior satisfaction or waiver of the conditions of the Offer, accept for payment and pay for Shares tendered as soon as practicable after the later of the satisfaction of the conditions to the Offer and the expiration of the Offer; provided, however, that no such payment shall be made until after any calculation of proration. The obligations of Sub to commence the Offer and to accept for payment and to pay for any Shares validly tendered on or prior to the expiration of the Offer and not withdrawn shall be subject only to the conditions set forth in Annex A hereto. The Offer shall be made by means of an offer to purchase (the 'Offer to Purchase') containing the terms set forth in this Agreement and the conditions set forth in Annex A hereto. Without the written consent of the Company (such consent to be authorized by the Board of Directors of the Company or a duly authorized committee thereof), Sub shall not waive the condition set forth in paragraph (k) on Annex A hereto, decrease the Offer Price, decrease the number of Shares sought, change the form of consideration to be paid pursuant to the Offer or impose conditions to the Offer in addition to those set forth in Annex A hereto, or amend any other term or condition of the Offer in any manner which is adverse to the holders of Shares; provided, however, that if on the initial scheduled expiration date of the Offer (as it may be extended in accordance with the terms hereof), all conditions to the Offer shall not have been satisfied or waived, the Offer may be extended from time to time without the consent of the Company for such period of time as is reasonably expected to be necessary to satisfy the unsatisfied conditions. Sub shall waive the condition set forth in paragraph (k) of Annex A hereto if directed by the Company. In addition, the Offer Price may be increased and the Offer may be extended to the extent required by law in connection with such increase in each case without the consent of the Company.

     (b) Parent, UPRR and Sub shall file with the United States Securities and Exchange Commission (the 'SEC') as soon as practicable on the date the Offer is commenced, a Tender Offer Statement on Schedule 14D-1 with respect to the Offer (together with all amendments and supplements thereto and including the exhibits thereto, the 'Schedule 14D-1') which will include, as exhibits, the Offer to Purchase and a form of letter of transmittal and summary advertisement (collectively, together with any amendments and supplements thereto, the 'Offer Documents'). Parent, UPRR and Sub represent that the Offer Documents will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent, UPRR or Sub with respect to information supplied by the Company in writing for inclusion in the Offer Documents. The information supplied by the Company for inclusion in the Offer Documents will not, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of Parent, UPRR and Sub further agrees to take all steps necessary to cause the Offer Documents to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Each of Parent, UPRR and Sub, on the one hand, and the Company, on the other hand, agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent that it shall have become false and misleading in any material respect, and Parent, UPRR and Sub further agree to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given the opportunity to review the Schedule 14D-1 and the Offer Documents before they are filed with the SEC. In addition, Parent, UPRR and Sub agree to provide the Company and its counsel in writing with any comments Parent, UPRR, Sub or their counsel may receive from time to time from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments. Parent, UPRR and Sub will cooperate with the Company in responding to any comments received from the SEC with respect to the Offer and amending the Offer in response to any such comments.

     Section 1.2 Company Actions.

     (a) The Company hereby approves of and consents to the Offer and represents that the Board of Directors, at a meeting duly called and held, has unanimously
(i) determined that this Agreement and the transactions contemplated hereby, including, without limitation, the Offer, the Merger, the Ancillary Agreements to which the Company is a party and the transactions contemplated thereby, are fair to and in the best interests of the holders of Shares, (ii) approved this Agreement and the transactions contemplated hereby, including, without limitation, the Offer and the Merger, and approved the Ancillary Agreements and the transactions contemplated thereby, such determination and approval constituting approval thereof for purposes of Section 203 of the DGCL, and (iii) resolved to recommend that the stockholders of the Company who desire to receive cash for their Shares accept the Offer and tender their Shares thereunder to Sub and that all stockholders of the Company approve and adopt this Agreement; provided, however, that prior to the purchase by Sub of 39,034,471 Shares pursuant to the Offer, or if less than 39,034,471 Shares are tendered, the purchase of at least 15% of the outstanding Shares pursuant to the Offer, the Company may modify, withdraw or change such recommendation only to the extent that the Board of Directors of the Company determines, after having received the oral or written opinion of outside legal counsel to the Company, that the failure to so withdraw, modify or change would result in a breach of the Board of Directors' fiduciary duties under applicable laws.

     (b) Concurrently with the commencement of the Offer, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto and including the exhibits thereto, the 'Schedule 14D-9') which shall contain the recommendation referred to in clauses (i), (ii) and (iii) of Section 1.2(a) hereof; provided, however, that the Company may modify, withdraw or change such recommendation only to the extent that the Board of Directors of the Company determines, after having received the oral or written opinion of outside legal counsel to the Company, that the failure to so withdraw, modify or change would result in a breach of the Board of Directors' fiduciary duties under applicable laws. The Company represents that the Schedule 14D-9 will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied by Parent, UPRR or Sub for inclusion in the
Schedule 14D-9. The information supplied by Parent, UPRR and Sub for inclusion in the Schedule 14D-9 will not, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company further agrees to take all steps necessary to cause the Schedule 14D-9 to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Each of the Company, on the one hand, and Parent, UPRR and Sub, on the other hand, agrees promptly to correct any information provided by it for use in the
Schedule 14D-9 if and to the extent that it shall have become false and misleading in any material respect and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Parent and its counsel shall be given the opportunity to review the Schedule 14D-9 before it is filed with the SEC. In addition, the Company agrees to provide Parent, UPRR, Sub and their counsel in writing with any comments the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments. The Company will cooperate with Parent and Sub in responding to any comments received from the SEC with respect to the Schedule 14D-9 and amending the Schedule 14D-9 in response to any such comments.

     (c) In connection with the Offer, if requested by Sub, the Company will promptly furnish or cause to be furnished to Sub mailing labels, security position listings and any available listing or computer file containing the names and addresses of the record holders of the Shares as of a recent date, and shall furnish Sub with such information and assistance as Sub or its agents may reasonably request in communicating the Offer to the stockholders of the Company.

     (d) The Company has received the written opinion of Morgan Stanley & Co., Incorporated ('Morgan Stanley'), dated as of the date of this Agreement, to the effect that, as of such date, the consideration to be received by holders of Shares (other than Sub and its affiliates) pursuant to the Offer and Merger, taken together, is fair from a financial point of view to such holders (the 'Company Fairness Opinion'). The Company has delivered to Sub a copy of the Company Fairness Opinion, together with Morgan Stanley's authorization to the inclusion of the Company Fairness Opinion in the Offer Documents and the Proxy Statement/Prospectus (as defined in Section 1.7).

     Section 1.3 The Mergers. (a) Subject to the terms and conditions of this Agreement and in accordance with the UBCA, at the Sub Merger Effective Time, UPRR and Sub shall consummate a merger (the 'Sub Merger') pursuant to which (i) Sub shall be merged with and into UPRR and the separate corporate existence of Sub shall thereupon cease, (ii) UPRR shall be the successor or surviving corporation (the 'Initial Surviving Corporation') in the Sub Merger and shall continue to be governed by the laws of the State of Utah, and (iii) the separate corporate existence of UPRR with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Sub Merger. Pursuant to the Sub Merger, (x) the Certificate of Incorporation of UPRR, as in effect immediately prior to the Sub Merger Effective Time (as defined in Section 1.4), shall be the Certificate of Incorporation of the Initial Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation, and
(y) the By-laws of UPRR, as in effect immediately prior to the Sub Merger Effective Time, shall be the By-laws of the Initial Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Initial Surviving Corporation and such By-laws. The Sub Merger shall have the effects set forth in the UBCA.

     (b) Subject to the terms and conditions of this Agreement and in accordance with the DGCL and the UBCA, at the Effective Time, the Company and the Initial Surviving Corporation shall consummate a merger (the 'Merger', and together with the Sub Merger, the 'Mergers') pursuant to which (i) the Company shall be merged with and into the Initial Surviving Corporation and the separate corporate existence of the Company shall thereupon cease, (ii) the Initial Surviving Corporation shall be the successor or surviving corporation in the Merger and shall continue to be governed by the laws of the State of Utah, and (iii) the separate corporate existence of the Initial Surviving Corporation with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. Pursuant to the Merger, (x) the Certificate of Incorporation of the Initial Surviving Corporation, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation (as defined below) until thereafter amended as provided by law and such Certificate of Incorporation, and (y) the By-laws of the Initial Surviving Corporation, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such By-laws. The Merger shall have the effects set forth in the UBCA and the DGCL.

     Section 1.4 Effective Time. (a) Parent, UPRR and Sub will cause Articles of Ownership and Merger (the 'Sub Articles of Merger') and a Certificate of Ownership and Merger (the 'Sub Certificate of Merger'), each with respect to the Sub Merger, to be executed and filed on a date as soon as practicable following the satisfaction of the condition specified in Section 6.2(c) hereof (or on such later date as Parent and the Company may agree) with the Division of Corporations and Commercial Code of the State of Utah (the 'Division') as provided in the UBCA and with the Secretary of State of the State of Delaware (the 'Secretary of State') as provided in the DGCL, respectively. The Sub Merger shall become effective on the date on which the Sub Articles of Merger and the Sub Certificate of Merger have been duly filed with the Division and the Secretary of State, respectively, or such time as is agreed upon by the parties and specified in the Sub Articles of Merger and the Sub Certificate of Merger, and such time is hereinafter referred to as the 'Sub Merger Effective Time'.

     (b) Parent, the Initial Surviving Corporation and the Company will cause Articles of Merger (the 'Articles of Merger') and a Certificate of Merger (the 'Certificate of Merger'), each with respect to the Merger, to be executed and filed on the date of the Closing (as defined in Section 1.5) (or on such other date as Parent and the Company may agree) with the Division as provided in the UBCA and the Secretary of State as provided in the DGCL, respectively. The Merger shall become effective on the date on which the Articles of Merger and the Certificate of Merger have been duly filed with the Division and the Secretary of State, respectively, or such time as is agreed upon by the parties and specified in the Articles of Merger and Certificate of Merger, and such time is hereinafter referred to as the 'Effective Time'.

     Section 1.5 Closing. The closing of the Merger (the 'Closing') will take place at 10:00 a.m., New York City time, on a date to be specified by the parties, which shall be no later than the third business day after satisfaction or waiver of all of the conditions set forth in Article VII hereof (the 'Closing Date'), at the offices of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York, unless another time, date or place is agreed to in writing by the parties hereto.

     Section 1.6 Directors and Officers of Initial Surviving Corporation and the Surviving Corporation. (a) The directors and officers of UPRR at the Sub Merger Effective Time shall, from and after the Sub Merger Effective Time, be the initial directors and officers, respectively, of the Initial Surviving Corporation until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Initial Surviving Corporation's Certificate of Incorporation and By-laws.

     (b) The directors and officers of the Initial Surviving Corporation at the Effective Time shall, from and after the Effective Time, be the initial directors and officers, respectively, of the Surviving Corporation until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-laws.

     Section 1.7 Stockholders' Meeting. In order to consummate the Merger, the Company, acting through its Board of Directors, shall, in accordance with applicable law duly call, give notice of, convene and hold a special meeting of its stockholders (the 'Company Special Meeting'), as soon as practicable after the registration statement on Form S-4 (together with all amendments, schedules, and exhibits thereto) to be filed by Parent in connection with the registration of the Parent Common Stock to be issued by Parent in the Merger (the 'Registration Statement') is declared effective, for the purpose of considering and taking action upon this Agreement. The Company shall include in the joint proxy statement/prospectus forming a part of the Registration Statement (the 'Proxy Statement/Prospectus') the recommendation of the Board of Directors of the Company that stockholders of the Company vote in favor of the approval of the Merger and the adoption of this Agreement; provided that the Company may, at any time prior to the purchase of 39,034,471 Shares pursuant to the Offer, or if less than 39,034,471 Shares are tendered, the purchase of at least 15% of the outstanding Shares pursuant to the Offer, withdraw, modify or change such recommendation only to the extent that the Board of Directors determines, after having received the oral or written opinion of outside legal counsel to the Company, that the failure to so withdraw, modify or change such recommendation would result in a breach of the Board of Directors' fiduciary duties under applicable law.

     Section 1.8 Voting Trust. The parties agree that simultaneously with the purchase by Parent, UPRR, Sub or their affiliates of Shares pursuant to the Offer, such Shares shall be deposited in a voting trust (the 'Voting Trust') in accordance with the terms and conditions of a voting trust agreement in the form attached hereto as Exhibit H. The Voting Trust may not be modified or amended without the prior written approval of the Company unless such modification or amendment is not inconsistent with this Agreement or the Ancillary Agreements and is not adverse to the Company or its shareholders.

                                   ARTICLE II

                              CONVERSION OF SHARES

     Section 2.1 Conversion of Shares. (a) Each share of Common Stock, par value $.01 per share, of UPRR issued and outstanding immediately prior to the Sub Merger Effective Time shall, at the Sub Merger Effective Time, be converted into and become one fully paid and nonassessable share of common stock of the Initial Surviving Corporation.

     (b) Each share of Common Stock, par value $.01 per share, of Sub (the 'Sub Common Stock'), issued and outstanding immediately prior to the Sub Merger Effective Time shall, at the Sub Merger Effective Time, by virtue of the Sub Merger and without any action on the part of UPRR, be cancelled and retired and cease to exist.

     (c) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Shares to be cancelled pursuant to Section 2.1(e) hereof) shall, at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive such number of duly authorized, validly issued, fully paid and nonassessable shares of Parent Common Stock or cash, without any interest thereon, as specified in Section 2.3 hereof.

     (d) Each share of Common Stock, par value $.01 per share, of the Initial Surviving Corporation, issued and outstanding immediately prior to the Effective Time shall, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, be converted into one fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.


     (e) All shares of Company Common Stock that are owned by the Company as treasury stock and any shares of Company Common Stock owned by Parent, Sub, the Initial Surviving Corporation or any other direct or indirect wholly owned Subsidiary (as defined in Section 3.1 hereof) of Parent shall, at the Effective Time, be cancelled and retired and shall cease to exist and no Parent Common Stock or other consideration shall be delivered in exchange therefor.

     (f) On and after the Effective Time, holders of certificates which immediately prior to the Effective Time represented outstanding Shares (the 'Certificates') shall cease to have any rights as stockholders of the Company, except the right to receive the consideration set forth in this Article II (the 'Merger Consideration') for each Share held by them.

     Section 2.2 Election Procedure. Each holder of Shares (other than holders of Shares to be cancelled as set forth in Section 2.1(c)) shall have the right to submit a request specifying the number of Shares that such holder desires to have converted into shares of Common Stock, par value $2.50 per share, of Parent in the Merger and the number of Shares that such holder desires to have converted into the right to receive $25.00 per Share, without interest (the 'Cash Consideration'), in the Merger in accordance with the following procedure:

          (a) Each holder of Shares may specify in a request made in accordance with the provisions of this Section 2.2 (herein called an 'Election') (i) the number of Shares owned by such holder that such holder desires to have converted into Parent Common Stock in the Merger (a 'Stock Election') and
     (ii) the number of Shares owned by such holder that such holder desires to have converted into the right to receive the Cash Consideration in the Merger (a 'Cash Election').

          (b) Parent shall prepare a form reasonably acceptable to the Company (the 'Form of Election') which shall be mailed to the Company's stockholders in accordance with Section 2.2(c) so as to permit the Company's stockholders to exercise their right to make an Election prior to the Election Deadline (as defined in Section 2.2(d)).

          (c) Parent shall use all reasonable efforts to make the Form of Election available to all stockholders of the Company at least ten business days prior to the Election Deadline.

          (d) Any Election shall have been made properly only if the person authorized to receive Elections and to act as exchange agent under this Agreement (the 'Exchange Agent') shall have received, by 5:00 p.m. local time in the city in which the principal office of such Exchange Agent is located, on the date of the Election Deadline, a Form of Election properly completed and signed and accompanied by certificates for the Shares to which such Form of Election relates (or by an appropriate guarantee of delivery of such certificates, as set forth in such Form of Election, from a member of any registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States provided such certificates are in fact delivered to the Exchange Agent by the time required in such guarantee of delivery). Failure to deliver Shares covered by such a guarantee of delivery within the time set forth on such guarantee shall be deemed to invalidate any otherwise properly made Election. As used herein, 'Election Deadline' means the date announced by Parent, in a news release delivered to the Dow Jones News Service, as the last day on which Forms of Election will be accepted; provided, that such date shall be a business day no earlier than twenty business days prior to the Effective Time and no later than the date on which the Effective Time occurs and shall be at least five business days following the date of such news release; provided further, that Parent shall have the right to set a later date as the Election Deadline so long as such later date is no later than the date on which the Effective Time occurs.

          (e) Any Company stockholder may at any time prior to the Election Deadline change his or her Election by written notice received by the Exchange Agent prior to the Election Deadline accompanied by a properly completed and signed, revised Form of Election.

          (f) Any Company stockholder may, at any time prior to the Election Deadline, revoke his or her Election by written notice received by the Exchange Agent prior to the Election Deadline or by withdrawal prior to the Election Deadline of his or her certificates for Shares, or of the guarantee of delivery of such certificates, previously deposited with the Exchange Agent. All Elections shall be revoked automatically if the Exchange Agent is notified in writing by Parent or the Company that this Agreement has been terminated. Any Company stockholder who shall have deposited certificates for Shares with the Exchange Agent shall have the right to withdraw such certificates by written notice received by the Exchange Agent and thereby revoke his Election as of the Election Deadline if the Merger shall not have been consummated prior thereto.

          (g) Parent shall have the right to make rules, not inconsistent with the terms of this Agreement, governing the validity of the Forms of Election, the manner and extent to which Elections are to be taken into account in making the determinations prescribed by Section 2.3, the issuance and delivery of certificates for Parent Common Stock into which Shares are converted in the Merger and the payment of cash for Shares converted into the right to receive the Cash Consideration in the Merger.

     Section 2.3 Issuance of Parent Common Stock and Payment of Cash Consideration; Proration. The manner in which each Share (other than Shares to be cancelled as set forth in Section 2.1(c)) shall be converted into Parent Common Stock or the right to receive the Cash Consideration on the Effective Date shall be as set forth in this Section 2.3. All references to 'outstanding' Shares in this Section 2.3 shall mean (i) all Shares outstanding immediately prior to the Effective Time, including, without limitation, all Shares acquired by Sub pursuant to the Offer (the 'Tendered Shares') minus (ii) Shares owned by Parent or by any direct or indirect wholly-owned subsidiary of Parent (other than the Tendered Shares).

     (a) As is more fully set forth below, the aggregate number of Shares to be converted into Parent Common Stock pursuant to the Merger, shall be equal as nearly as practicable to 60% of all outstanding Shares; and the number of Shares to be converted into the right to receive the Cash Consideration in the Merger pursuant to this Agreement, together with the Tendered Shares, shall be equal as nearly as practicable to 40% of all outstanding Shares.

     (b) If Stock Elections are received for a number of Shares that is 60% or less of the outstanding Shares, each Share covered by a Stock Election shall be converted in the Merger into .4065 of a share of Parent Common Stock (the 'Conversion Fraction'). In the event that between the date of this Agreement and the Effective Time, the issued and outstanding shares of Parent Common Stock shall have been affected or changed into a different number of shares or a different class of shares as a result of a stock split, reverse stock split, stock dividend, spin-off, extraordinary dividend, recapitalization, reclassification or other similar transaction with a record date within such period, the Conversion Fraction shall be appropriately adjusted.

     (c) If Stock Elections are received for more than 60% of the outstanding Shares, each Non-Electing Share (as defined in Section 2.3(g)) and each Share for which a Cash Election has been received shall be converted into the right to receive the Cash Consideration in the Merger, and the Shares for which Stock Elections have been received shall be converted into Parent Common Stock and the right to receive the Cash Consideration in the following manner:

          (1) The Exchange Agent will distribute with respect to Shares as to which a Stock Election has been made a number of shares of Parent Common Stock equal to the Conversion Fraction with respect to a fraction of such Shares, the numerator of which fraction shall be 60% of the number of outstanding Shares and the denominator of which shall be the aggregate number of Shares covered by Stock Elections.

          (2) Shares covered by a Stock Election and not fully converted into the right to receive Parent Common Stock as set forth in clause (1) above shall be converted in the Merger into the right to receive the Cash Consideration for each Share so converted.

     (d) If the number of Tendered Shares and Shares for which Cash Elections are received in the aggregate is 40% or less of the outstanding Shares, each Share covered by a Cash Election shall be converted in the Merger into the right to receive the Cash Consideration.

     (e) If the number of Tendered Shares and Shares for which Cash Elections are received in the aggregate is more than 40% of the outstanding Shares, each Non-Electing Share (as defined in Section 2.3(g)) and each Share for which a Stock Election has been received shall be converted in the Merger into a fraction of a share of Parent Common Stock equal to the Conversion Fraction, and, the Shares for which Cash Elections have been received shall be converted into the right to receive the Cash Consideration and Parent Common Stock in the following manner:

          (1) The Exchange Agent will distribute with respect to Shares as to which a Cash Election has been made the Cash Consideration with respect to a fraction of such Shares, the numerator of which fraction shall be 40% of the number of outstanding Shares minus the number of Tender Shares and the denominator of which shall be the aggregate number of Shares covered by Cash Elections.

          (2) Shares covered by a Cash Election and not fully converted into the right to receive the Cash Consideration as set forth in clause (1) above shall be converted in the Merger into the right to receive a number of shares of Parent Common Stock equal to the Conversion Fraction for each Share so converted.

     (f) If Non-Electing Shares are not converted under either Section 2.3(c) or
Section 2.3(e), the Exchange Agent shall distribute with respect to each such Non-Electing Share, the Cash Consideration with respect to a fraction of such Non-Electing Share, where such fraction is calculated in a manner that will result in the sum of (i) the number of Shares converted into cash pursuant to this Section 2.3(f), (ii) the number of Shares for which Cash Elections have been received and (iii) the number of Shares purchased pursuant to the Offer being as close as practicable to 40% of the outstanding Shares. Each Non-Electing Share not converted into the right to receive the Cash Consideration as set forth in the preceding sentence shall be converted in the Merger into the right to receive a number of Shares of Parent Common Stock equal to the Conversion Fraction for each Non-Electing Share so converted.

     (g) For the purposes of this Section 2.3, outstanding Shares as to which an Election is not in effect at the Election Deadline (other than Shares purchased pursuant to the Offer) shall be called 'Non-Electing Shares'. If Parent and the Company shall determine that any Election is not properly made with respect to any Shares, such Election shall be deemed to be not in effect, and the Shares covered by such Election shall, for purposes hereof, be deemed to be Non-Electing Shares.

     (h) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to shares shall be payable on or with respect to any fractional share and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Parent. In lieu of any such fractional share of Parent Common Stock, Parent shall pay to each former stockholder of the Company who otherwise would be entitled to receive a fractional share of Parent Common Stock an amount in cash determined by multiplying (i) the Average Parent Share Price (as defined below) on the date on which the Effective Time occurs by (ii) the fractional interest in a share of Parent Common Stock to which such holder would otherwise be entitled. For purposes hereof, the 'Average Parent Share Price' shall mean the average closing sales price, rounded to four decimal points, of the Parent Common Stock as reported on the New York Stock Exchange Composite Tape, for the twenty (20) consecutive trading days ending on the trading day which is five (5) trading days prior to the Effective Time.

     Section 2.4 Issuance of Parent Common Stock. Immediately following the Effective Time, Parent shall deliver, in trust, to the Exchange Agent, for the benefit of the holders of Shares, certificates representing an aggregate number of shares of Parent Common Stock as nearly as practicable equal to the product of the

Conversion Fraction and the number of Shares to be converted into Parent Common Stock as determined in Section 2.3. As soon as practicable after the Effective Time, each holder of Shares converted into Parent Common Stock pursuant to
Section 2.1(a), upon surrender to the Exchange Agent (to the extent not previously surrendered with a Form of Election) of one or more certificates for such Shares for cancellation, shall be entitled to receive certificates representing the number of shares of Parent Common Stock into which such Shares shall have been converted in the Merger. No dividends or distributions that have been declared will be paid to persons entitled to receive certificates for shares of Parent Common Stock until such persons surrender their certificates for Shares, at which time all such dividends shall be paid. In no event shall the persons entitled to receive such dividends be entitled to receive interest on such dividends. If any certificate for such Parent Common Stock is to be issued in a name other than that in which the certificate for Shares surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of issuance of certificates for such Parent Common Stock in a name other than the registered holder of the certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of Shares for any Parent Common Stock or dividends thereon delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     Section 2.5 Payment of Cash Consideration. At the Closing, Parent shall deposit in trust with the Exchange Agent, for the benefit of the holders of Shares, an amount in cash equal to $25.00 multiplied by the number of Shares to be converted into the right to receive the Cash Consideration as determined in
Section 2.3. As soon as practicable after the Effective Time, the Exchange Agent shall distribute to holders of Shares converted into the right to receive the Cash Consideration pursuant to Section 2.1(a), upon surrender to the Exchange Agent (to the extent not previously surrendered with a Form of Election) of one or more certificates for such Shares for cancellation, a bank check for an amount equal to $25.00 times the number of Shares so converted. In no event shall the holder of any such surrendered certificates be entitled to receive interest on any of the Cash Consideration to be received in the Merger. If such check is to be issued in the name of a person other than the person in whose name the certificates for the Shares surrendered for exchange therefor are registered, it shall be a condition of the exchange that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of issuance of such check to a person other than the registered holder of the certificates surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of Shares for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     Section 2.6 Equity Incentive Plan. Prior to the purchase of Shares pursuant to the Offer, the Board of Directors (or, if appropriate, any committee administering the Equity Incentive Plan) shall adopt such resolutions or take such other actions as are necessary to assure that no holder of an outstanding

Award with respect to which Shares might otherwise be issued at or after the Effective Time shall have any right to receive equity securities of the Company, the Surviving Corporation or any Subsidiary at or after the Effective Time (any such right having been adjusted to be a right to receive other securities, property or cash in accordance with Section 5.2(b) of the Equity Incentive
Plan). The Company shall also ensure that, following the Effective Time, no participant in any other stock-based plan, agreement, program or arrangement (including, without limitation, the Employee Stock Purchase Plan) shall have any right thereunder to acquire equity securities of the Company, the Surviving Corporation, or any Subsidiary.

     Section 2.7 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Shares on the records of the Company. If, after the Effective Time, certificates representing Shares are presented to the Surviving Corporation, they shall be cancelled and exchanged for cash and/or certificates representing Parent Common Stock pursuant to this Article II.

     Section 2.8 No Dissenter's Rights. In accordance with Schwabacher v. United States, 334 U.S. 192 (1948), stockholders of the Company will not have any dissenter's rights, provided, however, that if the Interstate Commerce Commission (the 'ICC') (or any successor agency) or a court of competent jurisdiction determines that dissenter's rights are available to holders of Shares, then holders of Shares shall be provided with dissenter's rights in accordance with the DGCL.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent, UPRR and Sub as follows:

     Section 3.1 Organization. Each of the Company and its Subsidiaries is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and has all requisite corporate or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and governmental approvals would not have a material adverse effect on the Company and its Subsidiaries taken as a whole. Each of the Company and its Subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, in the aggregate, have a material adverse effect on the Company and its Subsidiaries taken as a whole. As used in this Agreement, the word 'Subsidiary' means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding such partnerships where such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries. As used in this Agreement, (except to the extent used in Sections 6.1(c), 6.2(c) and 6.2(e) hereof and conditions (j) and (k) to the Offer set forth in Annex A hereto), any reference to any event, change or effect having a material adverse effect on or with respect to any entity (or group of entities taken as a whole) means such event, change or effect, individually or in the aggregate with such other events, changes, or effects, which is materially adverse to the financial condition, business, results of operations, assets, liabilities (after taking into account any corresponding increase in assets) or properties of such entity. If 'material adverse effect' is used with respect to more than one entity, it shall mean such events, changes or effects with respect to all such entities taken as a whole. Section 3.1 of the Disclosure Schedule delivered by the Company to Parent on or prior to the date hereof (the 'Disclosure Schedule') sets forth a complete list of the Company's Subsidiaries.

     Section 3.2 Capitalization. (a) The authorized capital stock of the Company consists of 300,000,000 Shares and 10,000,000 preferred shares, par value $.01 per share (the 'Preferred Stock'). As of the date hereof, (i) 156,137,884 shares of Company Common Stock are issued and outstanding and 2,178,514 shares of Company Common Stock are reserved for issuance pursuant to awards previously granted pursuant to the Company's 1993 Equity Incentive Plan (the 'Equity Incentive Plan'), (ii) no shares of Preferred Stock are issued and outstanding, and (iii) no Shares or shares of Preferred Stock are issued and held in the treasury of the Company. All the outstanding shares of the Company's capital stock are, and all shares which may be issued pursuant to the Equity Incentive Plan will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable. Except as disclosed in Section 3.2(a) of the Disclosure Schedule, there are no bonds, debentures, notes or other indebtedness having voting rights (or convertible into securities having such rights) ('Voting Debt') of the Company or any of its Subsidiaries issued and outstanding. Except as set forth above and except for the transactions contemplated by this Agreement, as of the date hereof, (i) there are no shares of capital stock of the Company authorized, issued or outstanding and (ii) there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, convertible securities, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company or any of its Subsidiaries, obligating the Company or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests or obligations of the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, convertible security, agreement, arrangement or commitment. Except as disclosed in Section 3.2(a) of the Disclosure Schedule, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Shares or the capital stock of the Company

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or any subsidiary or affiliate of the Company or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary or any other entity. Except as permitted by this Agreement, following the Merger, neither the Company nor any of its Subsidiaries will have any obligation to issue, transfer or sell any shares of its capital stock pursuant to any employee benefit plan or otherwise.

     (b) Except as disclosed in Section 3.2(b) of the Disclosure Schedule, all of the outstanding shares of capital stock of each of the Subsidiaries are beneficially owned by the Company, directly or indirectly, and all such shares have been validly issued and are fully paid and nonassessable and are owned by either the Company or one of its Subsidiaries free and clear of all liens, charges, security interests, options, claims or encumbrances of any nature whatsoever.

     (c) Except for the Corporate Matters Agreement, dated as of August 1, 1993, among the Company, MSLEF, TAC and certain other parties referred to therein, and the Parent Stockholder Agreement, there are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock of the Company or any of the Subsidiaries. None of the Company or its Subsidiaries is required to redeem, repurchase or otherwise acquire shares of capital stock of the Company, or any of its Subsidiaries, respectively, as a result of the transactions contemplated by this Agreement. The Company has delivered to Parent a letter agreement which causes the termination, as of the Effective Time, of the Corporate Matters Agreement.


     (d) At the Effective Time, the number of shares of Company Common Stock outstanding shall not exceed 158,316,398.

     Section 3.3 Corporate Authorization; Validity of Agreement; Company
Action. (a) The Company has full corporate power and authority to execute and deliver this Agreement, the Parent Stockholder Agreement and the Parent/Company Registration Rights Agreement and, subject in the case of this Agreement to obtaining any necessary approval of its stockholders as contemplated by Section
1.7 hereof with respect to the Merger, to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement, the Parent Stockholder Agreement and the Parent/Company Registration Rights Agreement, and the consummation by it of the transactions contemplated hereby and thereby, have been duly and validly authorized by its Board of Directors and, except in the case of this Agreement for obtaining the approval of its stockholders as contemplated by Section 1.7 hereof with respect to the Merger, no other corporate action or proceedings on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement, the Parent Stockholder Agreement and the Parent/Company Registration Rights Agreement and the consummation by it of the transactions contemplated hereby and thereby. Each of this Agreement, the Parent Stockholder Agreement and the Parent/Company Registration Rights Agreement has been duly executed and delivered by the Company and, assuming this Agreement, the Parent Stockholder Agreement and the Parent/Company Registration Rights Agreement constitute valid and binding obligations of Parent, UPRR and Sub, constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and
(ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     (b) The Board of Directors of the Company has duly and validly approved and taken all corporate action required to be taken by the Board of Directors for the consummation of the transactions contemplated by this Agreement (including, without limitation, the Offer, the acquisition of Shares pursuant to the Offer and the Merger, and the Ancillary Agreements to which it is a party), the Parent Stockholder Agreement and the Parent/Company Registration Rights Agreement, including, but not limited to, all actions necessary to render the provisions of
Section 203 of the DGCL inapplicable to such transactions. The affirmative vote of the holders of a majority of the Shares is the only vote of the holders of any class or series of Company capital stock necessary to approve the Merger.

     Section 3.4 Consents and Approvals; No Violations.  Except as disclosed in
Section 3.4 of the Disclosure Schedule, and except for all filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the Interstate Commerce Act (the 'ICA'), the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the 'HSR Act'), if any, and for the approval of

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this Agreement by the Company's stockholders and the filing and recordation of the Certificate of Merger as required by the DGCL, neither the execution,

delivery or performance of this Agreement, the Parent Stockholder Agreement or the Parent/Company Registration Rights Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby or thereby nor compliance by the Company with any of the provisions hereof or thereof will
(i) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws or similar organizational documents of the Company or of any of its Subsidiaries, (ii) require any filing with, or permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency (a 'Governmental Entity'), except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings would not have a material adverse effect on the Company and its Subsidiaries and would not, or would not be reasonably likely to, materially impair the consummation of the Offer or the Ancillary Agreements or the ability of the Company to consummate the Merger or the other transactions contemplated hereby or thereby, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, guarantee, other evidence of indebtedness (collectively, the 'Debt Instruments'), lease, license, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound (a 'Company Agreement') or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of its Subsidiaries or any of their properties or assets, except in the case of clause (iii) or (iv) for such violations, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, and which would not, or would not be reasonably likely to, materially impair the consummation of the Offer or the Ancillary Agreements or the ability of the Company to consummate the Merger or the other transactions contemplated hereby or thereby.

     Section 3.5 SEC Reports and Financial Statements. The Company has filed with the SEC, and has heretofore made available to Parent true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by it and its Subsidiaries since January 1, 1992 under the Exchange Act or the Securities Act (as such documents have been amended since the time of their filing, collectively, the 'Company SEC Documents'). As of their respective dates or, if amended, as of the date of the last such amendment, the Company SEC Documents, including, without limitation, any financial statements or schedules included therein (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. Each of the consolidated financial statements included in the Company SEC Documents have been prepared from, and are in accordance with, the books and records of the Company and/or its consolidated Subsidiaries, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles ('GAAP') applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of the Company and its consolidated Subsidiaries as at the dates thereof or for the periods presented therein.

     Section 3.6 Absence of Certain Changes. Except to the extent disclosed in the Company SEC Documents filed prior to the date of this Agreement or as otherwise disclosed to Parent in Section 3.6 of the Disclosure Schedule, from June 30, 1995 through the date of this Agreement, the Company and its Subsidiaries have conducted their respective businesses and operations in the ordinary course of business consistent with past practice. From June 30, 1995 through the date of this Agreement, there has not occurred (i) any events, changes, or effects (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) having or, which would be reasonably likely to have, individually or in the aggregate, a material adverse effect on the Company and its Subsidiaries; (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the equity interests of the Company or of any of its Subsidiaries, other than regular quarterly cash dividends or dividends paid by wholly owned Subsidiaries; or (iii) any change by the Company or any of its Subsidiaries in accounting principles or methods,

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except insofar as may be required by a change in GAAP. Except as set forth on
Schedule 3.6 of the Disclosure Schedule, from June 30, 1995 through the date of this Agreement, neither the Company nor any of its Subsidiaries has taken any of the actions prohibited by Section 5.1 hereof.

     Section 3.7 No Undisclosed Liabilities. Except (a) to the extent disclosed in the Company SEC Documents filed prior to the date of this Agreement and (b) for liabilities and obligations incurred in the ordinary course of business consistent with past practice, during the period from June 30, 1995 through the date of this Agreement, neither the Company nor any of its Subsidiaries have incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that have, or would be reasonably likely to have, a material adverse effect on the Company and its Subsidiaries or would be required to be reflected or reserved against on a consolidated balance sheet of the Company and its Subsidiaries (including the notes thereto) prepared in accordance with GAAP as applied in preparing the June 30, 1995 consolidated balance sheet of the Company and its Subsidiaries. Section 3.7 of the Disclosure Schedule sets forth each instrument evidencing indebtedness of the Company and its Subsidiaries which will accelerate or become due or payable, or result in a right of redemption or repurchase on the part of the holder of such indebtedness, or with respect to which any other payment or amount will become due or payable, in any such case with or without due notice or lapse of time, as a result of this Agreement, the Merger, the Ancillary Agreements or the other transactions contemplated hereby and thereby.

     Section 3.8 Information in Proxy Statement/Prospectus. The Proxy Statement/Prospectus (or any amendment thereof or supplement thereto), at the date mailed to Company Stockholders and at the time of the Special Meetings, on the date filed with the SEC and at the time of the Special Meetings, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, provided, however, that no representation is made by the Company with respect to statements made therein based on information supplied by Parent, UPRR or Sub for inclusion in the Proxy Statement/Prospectus. None of the information supplied by the Company for inclusion or incorporation by reference in the Registration Statement will, at the date it becomes effective and at the time of the Special Meetings contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Subject to the proviso set forth in the second preceding sentence, the Proxy Statement/Prospectus will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

     Section 3.9 Employee Benefit Plans; ERISA. As of the date of this Agreement, except as set forth in Section 3.9 of the Disclosure Schedule: (a)(i) there are no material employee benefit plans, arrangements, practices, contracts or agreements (including, without limitation, employment agreements, change of control employment agreements and severance agreements, incentive compensation, bonus, stock option, stock appreciation rights and stock purchase plans) of any type (including but not limited to plans described in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ('ERISA')), maintained by the Company, any of its Subsidiaries or any trade or business, whether or not incorporated (an 'ERISA Affiliate'), that together with the Company would be deemed a 'controlled group' within the meaning of section 4001(a)(14) of ERISA, or with respect to which the Company or any of its Subsidiaries has or may have a liability, other than those listed on Section 3.9(a) of the Disclosure Schedule (the 'Benefit Plans'). Except as disclosed in
Schedule 3.9(a)(ii) (or as otherwise permitted by this Agreement) neither the Company nor any ERISA Affiliate has any formal plan or commitment, whether legally binding or not, to create any additional Benefit Plan or modify or change any existing Benefit Plan that would affect any employee or terminated employee of the Company or any ERISA Affiliate.

     (b) Except as disclosed in Schedule 3.9(b), under the applicable laws of all jurisdictions within the United States of America and all foreign jurisdictions, with respect to any Benefit Plan, there are no material amounts accrued but unpaid as of the most recent balance sheet date that are not reflected on that balance sheet prepared in accordance with GAAP.

     (c) With respect to each Benefit Plan except as disclosed on Schedule 3.9(c) and as would not have a Material Adverse Effect on the Company and its
Subsidiaries: (i) if intended to qualify under section 401(a), 401(k) or 403(a) of the Code, such plan so qualifies, and its trust is exempt from taxation under section 501(a) of
the Code; (ii) such plan has been administered in accordance with its terms and applicable law; (iii) no breaches of fiduciary duty have occurred; (iv) no disputes are pending, or, to the knowledge of the Company, threatened; (v) no prohibited transaction (within the meaning of Section 406 of ERISA) has occurred; and (vi) all contributions and premiums due (including any extensions for such contributions and premiums) have been made in full.

     (d) Except as disclosed in Schedule 3.9(d), none of the Benefit Plans has incurred or will incur any 'accumulated funding deficiency,' as such term is defined in section 412 of the Code, whether or not waived.

     (e) Except as disclosed on Schedule 3.9(e): (i) neither the Company nor any ERISA Affiliate has incurred any liability under Title IV of ERISA since the effective date of ERISA that has not been satisfied in full except as would not have or would not reasonably be likely to have a material adverse effect on the Company and its Subsidiaries (including sections 4063-4064 and 4069 of ERISA) and, to the knowledge of the Company, no basis for any such liability exists;
(ii) neither the Company nor any ERISA Affiliate maintains (or contributes to), or has maintained (or has contributed to) within the last six years, any employee benefit plan that is subject to Title IV of ERISA; and (iii) there is no pending dispute between the Company or any ERISA Affiliate concerning payment of contributions or payment of withdrawal liability payments.

     (f) With respect to each Benefit Plan that is a 'welfare plan' (as defined in section 3(1) of ERISA), except as specifically disclosed in Section 3.9(f) of the Disclosure Schedule, no such plan provides medical or death benefits with respect to current or former employees of the Company or any of its Subsidiaries beyond their termination of employment, other than on an employee-pay-all basis, and each such welfare plan may be amended or terminated by the Company or any of its Subsidiaries at any time with respect to such former or current employees.

     (g) With respect to each Benefit Plan that is intended to provide special tax treatment to participants (including sections 79, 105, 106, 125, 127 and 129 of the Code), to the Company's knowledge, such Benefit Plan has satisfied all of the material requirements for the receipt of such special tax treatment since January 1, 1992.

     (h) Except as specifically set forth in Section 3.9(h) of the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not (i) entitle any individual to severance pay or accelerate the time of payment or vesting, or increase the amount, of compensation or benefits due to any individual with respect to any Benefit Plan, or (ii) constitute or result in a prohibited transaction under section 4975 of the Code or section 406 or 407 of ERISA with respect to any Benefit Plan.

     (i) Except as disclosed on Schedule 3.9(i), neither the Company, any Benefits Affiliate nor any 'administrator' as that term is defined in section 3(16) of ERISA, has any liability with respect to or connected with any Benefit Plan for excise taxes payable under the Code or civil penalties payable under ERISA and, to the Company's knowledge, no basis for any such liability exists.

     (j) Except as disclosed on Schedule 3.9(j), there is no Benefit Plan that is a 'multiemployer plan,' as such term is defined in section 3(37) of ERISA, or which is covered by section 4063 or 4064 of ERISA.

     (k) With respect to each Benefit Plan except Plans in which employees of Parent or its Affiliates participate and except Multiemployer Plans from which the Company has withdrawn, the Company has delivered or made available to Parent accurate and complete (with inadvertent or de minimis omissions) copies of all plan texts, summary plan descriptions, summaries of material modifications, trust agreements and other related agreements including all amendments to the foregoing; the two most recent annual reports; the most recent annual and periodic accounting of plan assets; the most recent determination letter received from the United States Internal Revenue Service (the 'Service'); and the two most recent actuarial reports, to the extent any of the foregoing may be applicable to a particular Benefit Plan.

     (l) With respect to each Benefit Plan that is a 'group health plan' as such term is defined in section 5000(b) of the Code, except as specifically set forth in Section 3.9(l) of the Disclosure Schedule, to the Company's knowledge, each such Benefit Plan complies and has complied with the requirements of Part 6 of Title I of ERISA and Sections 4980B and 5000 of the Code except where the failure to so comply would not have a material adverse effect on the Company and its Subsidiaries.

     (m) There are no material plans, arrangements, practices, contracts or agreements (including change of control agreements, severance agreements, retirement agreements, stock option or purchase agreements, medical or death benefit agreements) maintained by the Company or an ERISA Affiliate or with respect to which the Company or any of its Subsidiaries has a material liability to a director or former director (as a director) of the Company or an ERISA Affiliate other than those listed on Section 3.9(m) of the Disclosure Schedule or disclosed in the Company's most recent proxy statement (the 'Director Plans'). Neither the Company nor any ERISA Affiliate has any formal plan or commitment, whether legally binding or not, to create any Director Plan or modify or change any existing Director Plan that would affect any director or former director of the Company or any ERISA Affiliate.

     Section 3.10 Litigation; Compliance with Law.

     (a) Except to the extent disclosed in the Company SEC Documents filed prior to the date of this Agreement, as of the date of this Agreement, there is no suit, claim, action, proceeding or investigation pending or, to the best knowledge of the Company, threatened against or affecting, the Company or any of its Subsidiaries which, individually or in the aggregate, is reasonably likely to have a material adverse effect on the Company and its Subsidiaries, or would, or would be reasonably likely to, materially impair the consummation of the Offer or the Ancillary Agreements or the ability of the Company to consummate the Merger or the other transactions contemplated hereby or thereby.

     (b) The Company and its Subsidiaries have complied with all laws, statutes, regulations, rules, ordinances, and judgments, decrees, orders, writs and injunctions, of any court or governmental entity relating to any of the property owned, leased or used by them, or applicable to their business, including, but not limited to, equal employment opportunity, discrimination, occupational safety and health, environmental, interstate commerce, antitrust laws, ERISA and laws relating to Taxes (as defined in Section 3.12) except where the failure to so comply would not have a material adverse effect on the Company and its Subsidiaries.


     Section 3.11 No Default. The business of the Company and each of its Subsidiaries is not being conducted in default or violation of any term, condition or provision of (a) its respective articles of incorporation or by-laws or similar organizational documents, (b) any Company Agreement or (c) except as disclosed in Section 3.11 of the Disclosure Schedule, any federal, state, local or foreign law, statute, regulation, rule, ordinance, judgment, decree, order, writ, injunction, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to the Company or any of its Subsidiaries, excluding from the foregoing clauses (b) and (c), defaults or violations that would not have a material adverse effect on the Company and its Subsidiaries or would not, or would not be reasonably likely to, materially impair the consummation of the Offer or the Ancillary Agreements or the ability of the Company to consummate the Merger or the other transactions contemplated hereby or thereby. No investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the best knowledge of the Company, threatened, nor to the best knowledge of the Company, has any Governmental Entity indicated an intention to conduct the same, except such investigation or review as would not reasonably be expected to have a material adverse effect on the Company and its Subsidiaries, or would not materially impair the consummation of the Offer or the Ancillary Agreements or the ability of the Company to consummate the Merger or the other transactions contemplated hereby or thereby.

     Section 3.12 Taxes. (a) As of the date of this Agreement, except as set forth in Section 3.12 of the Disclosure Schedule and except as such failure of any representation or warranty made in this Section 3.12(a) to be true and correct which would not have a material adverse effect on the Company and its
Subsidiaries:

          (i) the Company and its Subsidiaries have (I) duly filed (or there have been filed on their behalf) with the appropriate governmental authorities all Tax Returns (as hereinafter defined) required to be filed by them and such Tax Returns are true, correct and complete, and (II) duly paid in full or made provision in accordance with GAAP (or there has been paid or provision has been made on their behalf) for the payment of all Taxes (as hereinafter defined) for all periods ending through the date hereof;

          (ii) the Company and its Subsidiaries have complied in all respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign laws) and have, within the time and the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under applicable laws;

          (iii) no federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of the Company or its Subsidiaries and neither the Company nor its Subsidiaries has received a written notice of any pending audits or proceedings;

          (iv) neither the Service nor any other taxing authority (whether domestic or foreign) has asserted, or to the best knowledge of the Company, is threatening to assert, against the Company or any of its Subsidiaries any deficiency or claim for Taxes; and

          (v) all transactions that could give rise to an understatement of the federal income tax liability of the Company or any of its Subsidiaries within the meaning of Section 6662(d) of the Code are adequately disclosed on Tax Returns in accordance with Section 6662(d)(2)(B) of the Code if there is or was no substantial authority for the treatment giving rise to such understatement.

     (b) As of the date of this Agreement, except as set forth in Section 3.12 of the Disclosure Schedule:

          (i) there are no material liens for Taxes upon any property or assets of the Company or any Subsidiary thereof, except for liens for Taxes not yet due and payable and liens for Taxes that are being contested in good faith by appropriate proceedings;

          (ii) neither the Company nor any of its Subsidiaries has agreed to or is required to make any adjustment under Section 481(a) of the Code;

          (iii) the federal income Tax Returns of the Company and its Subsidiaries have been examined by the Service (or the applicable statutes of limitation for the assessment of federal income Taxes for such periods have expired) for all periods through and including December 31, 1990, except for the periods during which the Company or any Subsidiary was a member of the Santa Fe Pacific Corporation consolidated group;

          (iv) neither the Company nor any of its Subsidiaries is a party to any material agreement providing for the allocation or sharing of Taxes; and

          (v) neither the Company nor any of its Subsidiaries has, with regard to any assets or property held or acquired by any of them, filed a consent to the application of Section 341(f) of the Code, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any of its Subsidiaries.

     (c) The schedules attached to the copy of the 1993 consolidated federal income tax return of the Company provided to Parent accurately reflect the net operating loss carryovers, investment tax credit carryovers and other carryovers of the Company and its Subsidiaries as of the end of the 1993 taxable year, except to the extent such carryovers are subject to adjustment as a result of items reflected in the Revenue Agent's Report, Engineer's Report and Protest for the taxable periods ending July 31, 1989, December 31, 1989 and December 31, 1990 and any items raised in the audit currently being conducted by the Internal Revenue Service for the 1991 through 1993 taxable years. The Company will provide to Parent a copy of the similar schedules attached to the 1994 consolidated Federal income tax return of the Company within 45 days after the date such return is filed with the Internal Revenue Service. Except as set forth in Section 3.12 of the Disclosure Schedule such carryovers are not subject to limitations imposed by Sections 382, 383 or 384 of the Code (or any predecessor thereto) or otherwise (including under Sections 1.1502-21 and 1502-22 of the Treasury Regulations).

     (d) 'Taxes' shall mean any and all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, real or personal property, sales, withholding, social security, railroad retirement, railroad unemployment, occupation, use, service, service use, license, net worth, payroll, franchise, transfer and recording taxes, fees and charges, imposed by the Service or any taxing authority (whether domestic or foreign including, without limitation, any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments. 'Tax Return' shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including, without limitation, information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

     Section 3.13 Contracts. Each Company Agreement is valid, binding and enforceable and in full force and effect, except where failure to be valid, binding and enforceable and in full force and effect would not have a material adverse effect on the Company and its Subsidiaries, and there are no defaults thereunder, except those defaults that would not have a material adverse effect on the Company and its Subsidiaries. Neither the Company nor any Subsidiary is a party to any agreement that expressly limits the ability of the Company or any Subsidiary to compete in or conduct any line of business or compete with any person or in any geographic area or during any period of time, other than existing cooperative agreements or arrangements with other rail carriers or customers in the ordinary course of business consistent with past practice.

     Section 3.14 Assets; Real Property. The assets, properties, rights and contracts, including, without limitation (as applicable), title thereto, of the Company and its Subsidiaries, taken as a whole, are sufficient to permit the Company and its Subsidiaries to conduct their business as it is currently being conducted, except where the failure to have such assets, properties, rights and contracts would not have a material adverse effect on the Company and its Subsidiaries. All material real property owned by the Company and its Subsidiaries (the 'Real Property') is owned free and clear of all liens, charges, security interests, options, claims, mortgages, pledges, easements, rights-of-way or other encumbrances and restrictions of any nature whatsoever, except as described in Section 3.14(b) of the Disclosure Schedule and those that do not materially adversely interfere with the use of such Real Property as currently used.


     Section 3.15 Environmental Matters. As of the date of this Agreement, except to the extent disclosed in the Company SEC Documents filed prior to the date hereof or as set forth in Section 3.15 of the Disclosure Schedule and except as would not have a material adverse effect on the Company and its
Subsidiaries:

          (a) The Company and its Subsidiaries have obtained all permits, licenses and other authorizations which are required under the Environmental Laws (as hereafter defined) for the ownership, use and operation of each location owned, operated or leased by the Company or its Subsidiaries (the 'Property'), all such permits, licenses and authorizations are in effect, no appeal nor any other action is pending to revoke or modify in a manner adverse to the Company any such permit, license or authorization, and the Company and its Subsidiaries are in full compliance with all terms and conditions of all such permits, licenses and authorizations.

          (b) The Company, its Subsidiaries and the Property are in compliance with all Environmental Laws including, without limitation, all restrictions, conditions, standards, limitations, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws or contained in any regulation, code, plan, code, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

          (c) The Company has heretofore made available to Parent true and complete copies of (i) all environmental studies submitted to or issued by a governmental agency or made by or at the direction of the Company or its Subsidiaries relating to the Property or any other property or facility previously owned, operated or leased by the Company for which the Company reasonably would be expected to be exposed to material Environmental Liabilities and Costs and (ii) and all studies or reports relating to the health and welfare of employees of the Company and to the impact of any Hazardous Substances, Oils, Pollutants or Contaminants from any facility of the Company upon residents in the area of the facilities and upon surrounding properties.

          (d) There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter which would reasonably be expected to result in liability existing or pending, or to the best knowledge of the Company threatened, relating to the Company, its Subsidiaries, the Property or any other property or facility owned, operated or leased, or previously owned operated or leased by the Company or its Subsidiaries relating in any way to the Environmental Laws or any regulations, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

          (e) Neither the Company nor any of its Subsidiaries have, and to the best of the Company's knowledge, no other person has, Released, placed,

     stored, buried or dumped any Hazardous Substances, Oils, Pollutants or Contaminants or any other wastes produced by, or resulting from, any business, commercial or industrial activities, operations or processes, on or beneath the Property or any property formerly owned, operated or leased by the Company or its Subsidiaries except for inventories of such substances to be used, and wastes generated therefrom, in the ordinary course of business of the Company (which inventories and wastes, if any, were and are disposed of in accordance with applicable laws and regulations and in a manner such that there has been no Release of any such substances into the environment in violation of the Environmental Laws).

          (f) No Release, or Cleanup has occurred at the Property which could result in the assertion or creation of a lien on the Property by any governmental body or agency with respect thereto, nor has any such assertion of a lien been made by any governmental body or agency with respect thereto.

          (g) Neither the Company nor any of its Subsidiaries have received any written notice or order from any governmental agency or private or public entity advising it that it is responsible for or potentially responsible for paying for any material cost of Cleanup of any Hazardous Substances, Oils, Pollutants or Contaminants or any other waste or substance and neither the Company nor its Subsidiaries has entered into any such agreements concerning such Cleanup, nor is the Company aware of any facts which might reasonably give rise to such notice, order or agreement.

          (h) Neither the Company nor any of its Subsidiaries are currently undertaking any Cleanup, removal, treatment or remediation of any Hazardous Substances, Oils, Pollutants or Contaminants which would, or would reasonably be expected to, expose the Company to Material Environmental Liabilities and Costs.

          (i) With regard to the Company, its Subsidiaries and the Property, there are no past or present (or, to the best knowledge of the Company, future) events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance or continued compliance, with the Environmental Laws as in effect on the date hereof or with any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, or which may give rise to any common law or legal liability under the Environmental Laws, based on or related to the manufacture, generation, processing, distribution, use, treatment, storage, place of disposal, transport or handling, or the Release or threatened Release into the indoor or outdoor environment by the Company or its Subsidiaries or a facility of the Company or its Subsidiaries, of any Hazardous Substances, Oils, Pollutants or Contaminants.

          (j) For purposes of this Section 3.15, the following definitions shall apply:

             'Cleanup' means all actions required by Environmental Laws to: (1) clean up, remove, treat or remediate Hazardous Substances, Oils, Pollutants or Contaminants in the indoor or outdoor environment; (2) prevent the Release of Hazardous Substances, Oils, Pollutants or

        Contaminants so that they do not migrate, endanger or threaten to endanger public health or welfare or the indoor or outdoor environment;
        (3) perform studies and investigations and monitoring and care; or (4) respond to any government requests for information or documents in any way relating to clean up, removal, treatment or remediation or potential clean up, removal, treatment or remediation of Hazardous Substances, Oils, Pollutants or Contaminants in the workplace or outdoor environment.

             'Environmental Laws' means all applicable foreign, federal, state and local laws, common law, regulations, rules and ordinances relating to pollution or protection of health, safety and the environment, including, without limitation, laws relating to Releases or threatened Releases of Hazardous Substances, Oils, Pollutants or Contaminants into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, transport or handling of Hazardous Substances, Oils, Pollutants or Contaminants, and all laws and regulations with regard to recordkeeping, notification, disclosure and reporting requirements respecting chemicals, Hazardous Substances, Oils, Pollutants or Contaminants, and all laws relating to endangered or threatened species of fish, wildlife and plants and the management or use of natural resources.

             'Hazardous Substances, Oils, Pollutants or Contaminants' means all substances defined as such in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. Section 300.5, or defined as such by, or regulated as such under, any Environmental Law.

             'Environmental Liabilities and Costs' means all liabilities, obligations, responsibilities, obligations to conduct cleanup, losses, damages, deficiencies, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigations and feasibility studies and responding to government requests for information or documents), fines, penalties, restitution and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future, resulting from any claim or demand, by any person or entity, whether based in contract, tort, implied or express warranty, strict liability, joint and several liability, criminal or civil statute, under any Environmental Law, or arising from environmental, health or safety conditions, or the Release or threatened Release of Hazardous Substances, Oils, Pollutants or Contaminants into the environment, as a result of past or present ownership, leasing or operation of any Properties, owned, leased or operated by the Company.

             'Release' means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Substances, Oils, Pollutants or Contaminants through or in the air, soil, surface water, groundwater or property.

     Section 3.16 Transactions with Affiliates. Except to the extent disclosed in the Company SEC Documents filed prior to the date of this Agreement, continuing activities under the terms of the agreements listed in Section 3.16 of the Disclosure Schedule or as disclosed in writing to Parent and Sub on the date hereof, from January 1, 1992 through the date of this Agreement there have been no transactions, agreements, arrangements or understandings between the Company or its Subsidiaries, on the one hand, and the Company's affiliates (other than wholly-owned Subsidiaries of the Company) or other Persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

     Section 3.17 Opinion of Financial Advisor. The Company has received an opinion from Morgan Stanley to the effect that the consideration to be received by the stockholders of the Company pursuant to the Offer and Merger, taken together, as of the date of this Agreement, is fair from a financial point of view to such stockholders, a copy of which opinion has been delivered to Parent.

                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF PARENT, UPRR AND SUB

     Parent, UPRR and Sub represent and warrant to the Company as follows:

     Section 4.1 Organization. Each of Parent, UPRR and Sub is a corporation duly organized, validly existing and in good standing under the laws of Utah, Utah and Delaware respectively, and has all requisite corporate or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and governmental approvals would not have a material adverse effect on Parent and its Subsidiaries. Parent and each of its Subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a material adverse effect on Parent and its Subsidiaries taken as a whole.

     Section 4.2 Capitalization. (a) The authorized capital stock of Parent consists of 500,000,000 shares of Parent Common Stock and 20,000,000 preferred shares, no par value (the 'Parent Preferred Stock'). As of the date hereof, (i) 205,359,000 shares of Parent Common Stock are issued and outstanding, (ii) no shares of Parent Preferred Stock are issued and outstanding, (iii) 26,593,616 shares of Parent Common Stock and no shares of Parent Preferred Stock are issued and held in the treasury of Parent, and (iv) 9,699,504 shares of Parent Common Stock are reserved for issuance upon exercise of then outstanding options and

9,914,320 shares of Parent Common Stock are reserved for issuance under Parent's 1993 Stock Option and Retention Stock Plan, the 1990 Retention Stock Plan and the 1988 Stock Option and Restricted Stock Plan (collectively, the 'Parent Plans'). All of the outstanding shares of Parent's capital stock are, and all shares which may be issued pursuant to the exercise of outstanding options or pursuant to the Parent Plans will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable. Except for Parent's 4.75% Convertible Debentures due April 1, 1999 there are no bonds, debentures, notes or other indebtedness having voting rights (or convertible into securities having such rights) ('Parent Voting Debt') of Parent or any of its Subsidiaries issued and outstanding. Except as set forth above, and except as set forth in Section 4.2 of the Disclosure Schedule delivered to the Company on or prior to the date hereof (the 'Parent Disclosure Schedule') and except for transactions contemplated by this Agreement, as of the date hereof, (i) there are no shares of capital stock of Parent authorized, issued or outstanding and (ii) there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, convertible securities, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of Parent or any of its Subsidiaries, obligating Parent or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Parent Voting Debt of, or other equity interest in, Parent or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests or obligations of Parent or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, convertible security, agreement, arrangement or commitment. There are no outstanding contractual obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or the capital stock of Parent or any subsidiary or affiliate of Parent or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary or any other entity.

     (b) There are no voting trusts or other agreements or understandings to which Parent or any of its Subsidiaries is a party with respect to the voting of the capital stock of Parent or its Subsidiaries. None of Parent or its Subsidiaries is required to redeem, repurchase or otherwise acquire shares of capital stock of Parent, or any of its Subsidiaries, respectively, as a result of the transactions contemplated by this Agreement.

     Section 4.3 Corporate Authorization; Validity of Agreement; Necessary Action. Each of Parent, UPRR and Sub has full corporate power and authority to execute and deliver this Agreement, the Parent Stockholder Agreement and the Parent/Company Registration Rights Agreement to which it is a party and, subject in the case of this Agreement to obtaining any necessary approval of Parent's stockholders as contemplated by Section 1.7 hereof with respect to the Merger, to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Parent, UPRR and Sub of this Agreement, the Parent Stockholder Agreement and the Parent/Company Registration Rights Agreement to which they are parties and the consummation by Parent, UPRR and Sub of the transactions contemplated hereby and thereby have been duly and validly authorized by their respective Boards of Directors and, except in the case of this Agreement for obtaining any necessary approval of Parent's stockholders as contemplated by Section 1.7 hereof, no other corporate action or proceedings on the part of Parent, UPRR and Sub are necessary to authorize the execution and delivery by Parent, UPRR and Sub of this Agreement, the Parent Stockholder Agreement and the Parent/Company Registration Rights Agreement to which they are parties and the consummation by Parent, UPRR and Sub of the transactions contemplated hereby and thereby. Each of this Agreement, the Parent Stockholder Agreement and the Parent/Company Registration Rights Agreement has been duly executed and delivered by Parent, UPRR and Sub, as the case may be to the extent a party thereto, and, assuming this Agreement, the Parent Stockholder Agreement and the Parent/Company Registration Rights Agreement constitute valid and binding obligations of the Company, constitute valid and binding obligations of each of Parent, UPRR and Sub, as the case may be to the extent a party thereto, enforceable against them in accordance with their respective terms, except that
(i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The shares of Parent Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

     Section 4.4 Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the Securities Act, the DGCL, the ICA, the HSR Act, if any, state blue sky laws and any applicable state takeover laws and the approval by Parent's stockholders of the issuance of Parent Common Stock in the Merger, neither the execution, delivery or performance of this Agreement, the Parent Stockholder Agreement and the Parent/Company Registration Rights Agreement by Parent, UPRR and Sub nor the consummation by Parent, UPRR and Sub of the transactions contemplated hereby or thereby nor compliance by Parent, UPRR and Sub with any of the provisions hereof or thereof will (i) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws of Parent, UPRR and Sub, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity (except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings would not have a material adverse effect on Parent and its Subsidiaries or would not, or would not be reasonably likely to, materially impair the consummation of the Ancillary Agreements or the ability of Parent, UPRR and Sub to consummate the Offer, the Merger or the other transactions contemplated hereby or thereby), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, lease, license, contract, agreement or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, any of its Subsidiaries or any of their properties or assets, except in the case of clauses (iii) and (iv) for violations, breaches or defaults which would not have a material adverse effect on Parent and its Subsidiaries or would not, or would not be reasonably likely to, materially impair the consummation of the Ancillary Agreements or the ability of Parent, UPRR or Sub to consummate the Offer, the Merger or the other transactions contemplated hereby or thereby.

     Section 4.5 SEC Reports and Financial Statements. Parent has filed with the SEC, and has heretofore made available to the Company true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by it and its Subsidiaries since January 1, 1992 under the Exchange Act or the Securities Act (as such documents have been amended since the time of their filing, collectively, the 'Parent SEC Documents'). As of their respective dates or, if amended, as of the date of the last such amendment, the Parent SEC Documents, including, without limitation, any financial statements or schedules included therein (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. Each of the consolidated financial statements included in the Parent SEC Documents have been prepared from, and are in accordance with, the books and records of Parent and/or its consolidated Subsidiaries, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of Parent and its consolidated Subsidiaries as at the dates thereof or for the periods presented therein.

     Section 4.6 Absence of Certain Changes.  Except as contemplated by Section
5.4 hereof or to the extent disclosed in the Parent SEC Documents filed prior to the date of this Agreement, from June 30, 1995 through the date of this Agreement, Parent and its Subsidiaries have conducted their respective businesses in the ordinary course of business consistent with past practice. From June 30, 1995 through the date of this Agreement, there has not occurred
(i) any events, changes, or effects (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) having or, which would be reasonably likely to have, individually or in the aggregate, a material adverse effect on Parent and its Subsidiaries; (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the equity interests of Parent or of any of its Subsidiaries other than regular quarterly cash dividends or dividends paid by wholly owned Subsidiaries; or (iii) any change by Parent or any of its Subsidiaries in accounting principles or methods, except insofar as may be required by a change in GAAP.

     Section 4.7 No Undisclosed Liabilities. Except (a) to the extent disclosed in the Parent SEC Documents filed prior to the date of this Agreement and (b) for liabilities and obligations incurred in the ordinary course of business consistent with past practice, during the period from June 30, 1995 through the date of this Agreement, neither Parent nor any of its Subsidiaries have incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that have, or would be reasonably likely to have, a material adverse effect on Parent and its Subsidiaries or would be required to be reflected or reserved against on a consolidated balance sheet of Parent and its Subsidiaries (including the notes thereto) prepared in accordance with GAAP as applied in preparing the June 30, 1995 consolidated balance sheet of Parent and its Subsidiaries.

     Section 4.8 Information in Proxy Statement/Prospectus. The Registration Statement (or any amendment thereof or supplement thereto) will, at the date it becomes effective and at the time of the Company Special Meeting, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, provided, however, that no representation is made by Parent, UPRR or Sub with respect to statements made therein based on information supplied by the Company for inclusion in the Registration Statement. None of the information supplied by Parent, UPRR or Sub for inclusion or incorporation by reference in the Proxy Statement/Prospectus will, at the date mailed to stockholders and at the time of the Special Meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Subject to the proviso set forth in the second preceding sentence, the Registration Statement will comply in all material respects with the provisions of the Securities Act and Exchange Act, respectively, and the rules and regulations thereunder.

     Section 4.9 Litigation; Compliance with Law.

     (a) Except to the extent disclosed in the Parent SEC Documents filed prior to the date of this Agreement, as of the date of this Agreement, there is no suit, claim, action, proceeding or investigation pending or, to the best knowledge of Parent, threatened against or affecting, Parent or any of its Subsidiaries, which, individually or in the aggregate, is reasonably likely to have a material adverse effect on Parent and its Subsidiaries or would, or would be reasonably likely to, materially impair the consummation of the Ancillary Agreements or the ability of Parent to consummate the Offer, the Merger or the other transactions contemplated hereby or thereby.

     (b) Parent and its Subsidiaries have complied with all laws, statutes, regulations, rules, ordinances, and judgments, decrees, orders, writs and injunctions, of any court or governmental entity relating to any of the property owned, leased or used by them, or applicable to their business, including, but not limited to, equal employment opportunity, discrimination, occupational safety and health, environmental, interstate commerce and antitrust laws, except where the failure to so comply would not have a material adverse effect on Parent and its Subsidiaries.

     Section 4.10 Employee Benefit Plan; ERISA. As of the date of this Agreement, except as would not have a material adverse effect on Parent and its Subsidiaries, the material employee benefit plans, arrangements, practices, contracts and agreements (including, without limitation, employment agreements, change of control employment agreements and severance agreements, incentive compensation, bonus, stock option, stock appreciation rights and stock purchase plans, and including, but not limited to, plans described in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ('ERISA')), maintained by Parent, any of its Subsidiaries or any trade or business, whether or not incorporated, that together with Parent would be deemed a 'controlled group' within the meaning of section 4001(a)(14) of ERISA, or with respect to which the Parent or any of its subsidiaries has or may have a liability (the 'Parent Plans') are in substantial compliance with applicable laws, including ERISA and the Internal Revenue Code of 1986, as amended from time to time.

     Section 4.11 Taxes. Except as set forth in Section 4.11(a) of the Parent Disclosure Schedule (which schedule shall be provided by Parent to Company within twenty (20) business days of the date of this Agreement) and except as such failure of any representation or warranty made in this Section 4.11(a) to be true and correct which would not have a material adverse effect on the Parent and its Subsidiaries:

          (a) Parent and its Subsidiaries have (i) duly filed (or there have been filed on their behalf) with the appropriate governmental authorities all Tax Returns required to be filed by them and such Tax Returns are true, correct and complete, and (ii) duly paid in full or made provision in accordance with GAAP (or there has been paid or provision has been made on their behalf) for the payment of all Taxes for all periods ending through the date hereof; and

          (b) Parent and its Subsidiaries have complied in all respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign laws) and have, within the time and the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under applicable laws.

     Section 4.12 Environmental. Except as set forth in the Parent SEC Documents, to the best knowledge of the Chief Executive Officer, Chief Financial Officer, the most senior officer, and the most senior legal officer directly in charge of environmental matters of Parent, there are no Environmental Liabilities and Costs of Parent and its Subsidiaries that would have or are reasonably likely to have a material adverse effect on Parent and its Subsidiaries.

     Section 4.13 Financing. Either Parent, UPRR or Sub has, or will have prior to the consummation of the Offer or the satisfaction of the conditions to the Merger, as the case may be, sufficient funds available to purchase the Shares pursuant to the Offer and the Shares converted into the right to receive Cash Consideration in the Merger.

     Section 4.14 Opinion of Financial Advisor. Parent has received an opinion from CS First Boston Corporation ('CS First Boston') dated the date of this Agreement to the effect that, as of such date, the consideration to be paid by Parent in the Offer and the Merger, taken together, is fair to Parent from a financial point of view, a copy of which opinion has been delivered to the Company.


                                   ARTICLE V

                                   COVENANTS

     Section 5.1 Interim Operations of the Company. The Company covenants and agrees that, except (i) as expressly provided in this Agreement, or (ii) with the prior written consent of Parent, after the date hereof and prior to the Effective Time:

          (a) the business of the Company and its Subsidiaries shall be conducted only in the ordinary course of business consistent with past practice or pursuant to Customary Actions and, to the extent consistent therewith, each of the Company and its Subsidiaries shall use its best efforts to preserve its business organization intact and maintain its existing relations with customers, suppliers, employees, creditors and business partners;

          (b) except as disclosed in Section 5.1(b) of the Disclosure Schedule, the Company will not, directly or indirectly, split, combine or reclassify the outstanding Company Common Stock, or any outstanding capital stock of any of the Subsidiaries of the Company;

          (c) neither the Company nor any of its Subsidiaries shall: (i) except as disclosed in Section 5.1(c) of the Disclosure Schedule, amend its articles of incorporation or by-laws or similar organizational documents;
     (ii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock other than dividends paid by the Company's Subsidiaries to the Company or its Subsidiaries; (iii) issue, sell, transfer, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of the Company or its Subsidiaries, other than issuances pursuant to exercise of stock-based awards outstanding on the date hereof as disclosed in Section 3.2 or in
     Section 5.1(c) of the Disclosure Schedule; (iv) transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any material assets other than (a) in the ordinary course of business consistent with past practice or (b) pursuant to existing agreements disclosed in Section 5.1(c) of the Disclosure Schedule; or (v) except as set forth in Section 5.1(c) of the Disclosure Schedule, redeem, purchase or otherwise acquire directly or indirectly any of its capital stock;

          (d) neither the Company nor any of its Subsidiaries shall: (i) except as otherwise provided in this Agreement, grant any increase in the compensation payable or to become payable by the Company or any of its Subsidiaries to any officer or employee (including through any new award made under, or the exercise of any discretion under, the Southern Pacific Rail Corporation Equity Incentive Plan; however, Chairman's Circle Awards in accordance with past practice may be made payable in cash or, with the written consent of Parent, in Shares), provided, however, the Company may increase compensation (x) as required pursuant to collective bargaining agreements and (y) for employees who have merit promotions and/or industry-competitive salary adjustments in the ordinary course and consistent with past practice; (ii) adopt any new, or amend or otherwise increase, or accelerate the payment or vesting of the amounts payable or to become payable under any existing, bonus, incentive compensation, deferred compensation, severance, profit sharing, stock option, stock purchase, insurance, pension, retirement or other employee benefit plan, agreement or arrangement; (iii) enter into any, or amend any existing, employment or severance agreement with or, except in accordance with the existing written policies of the Company, grant any severance or termination pay to any officer, director or employee of the Company or any of its Subsidiaries; or
     (iv) make any additional contributions to any grantor trust created by the Company to provide funding for non-tax-qualified employee benefits or compensation; or (v) provide any severance program to any Subsidiary which does not have a severance program as of the date of this Agreement, other than a program which is substantially identical to the Southern Pacific Lines Non-Agreement Severance Benefit Plan as revised on August 25, 1993; provided, however, the foregoing clauses (i) and (iii) shall not apply with respect to the initial compensation package for any officer or employee hired after the date of this Agreement if such package is industry-competitive and conforms to past practice;

          (e) neither the Company nor any of its Subsidiaries shall modify, amend or terminate any of the Company Agreements or waive, release or assign any material rights or claims, except in the ordinary course of business consistent with past practice and except for a Customary Action;

          (f) neither the Company nor any of its Subsidiaries shall permit any material insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated without notice to Parent, except in the ordinary course of business consistent with past practice and except for a Customary Action;

          (g) except as set forth in Section 5.1(g) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries shall: (i) incur or assume any debt except for (A) borrowings under existing credit facilities in an amount not to exceed $450 million and replacements therefor and refinancings thereof; provided, however, that the Company and its Subsidiaries shall not prepay or call any long-term borrowings; (B) capital leases under the Company's existing program to finance the rebuilding of freight cars and to finance equipment under existing purchase commitments; and (C) borrowings in the ordinary course of business consistent with past practice that do not exceed $12.5 million in the fiscal year ending December 31, 1995, $25 million in the fiscal year ending December 31, 1996 and $12.5 million in the fiscal quarter ending March 31, 1997; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except in the ordinary course of business consistent with past practice; (iii) make any loans, advances or capital contributions to, or investments in, any other person (other than to wholly-owned Subsidiaries of the Company or customary loans or advances to employees in accordance with past practice); or (iv) enter into any material commitment (including, but not limited to, any capital expenditure or purchase of assets) other than in the ordinary course of business consistent with past practice or, in the case of capital expenditures, pursuant to Customary Actions;

          (h) neither the Company nor any of its Subsidiaries shall change any of the accounting principles used by it unless required by GAAP;

          (i) neither the Company nor any of its Subsidiaries shall pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of any such claims, liabilities or obligations, (x) reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of the Company and its consolidated Subsidiaries, (y) incurred in the ordinary course of business consistent with past practice or which are Customary Actions or
     (z) which are legally required to be paid, discharged or satisfied;

          (j) except as disclosed in Section 5.1(j) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries will adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization of the Company or any of its Subsidiaries or any agreement relating to a Takeover

     Proposal (as defined in Section 5.6) (other than the Merger);

          (k) neither the Company nor any of its Subsidiaries knowingly will take, or agree to commit to take, any action that would make any representation or warranty of the Company contained herein inaccurate in any respect at, or as of any time prior to, the Effective Time;

          (l) other than between or among wholly-owned Subsidiaries of the Company which remain wholly-owned or between the Company and its wholly-owned Subsidiaries which remain wholly-owned, neither the Company nor any of its Subsidiaries will engage in any transaction with, or enter into any agreement, arrangement, or understanding with, directly or indirectly, any of the Company's affiliates, including, without limitation, any transactions, agreements, arrangements or understandings with any affiliate or other Person covered under Item 404 of Regulation S-K under the Securities Act that would be required to be disclosed under such Item 404, other than pursuant to such agreements, arrangements, or understandings existing on the date of this Agreement (which are set forth on Section 5.1(l) of the Disclosure Schedule) or as disclosed in writing to Parent and Sub on the date hereof; provided, however, that any such agreement, arrangement or understanding disclosed in such writing shall be approved by at least two independent directors of the Company, after having received an appraisal or valuation from an independent appraiser or expert (reasonably acceptable to Parent) that the terms are fair to the Company and are no less favorable to the Company than could be obtained in an arms-length transaction with an unaffiliated party, and, provided, further, that the Company provides Parent with all information concerning any such agreement, arrangement or understanding that Parent may reasonably request; and

          (m) neither the Company nor any of its Subsidiaries will enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

     For the purposes of this Agreement, a 'Customary Action' means an action taken which occurs in the ordinary course of the relevant person's business and where the taking of such action is generally recognized as being customary and prudent for other major enterprises in such person's line of business.

     Section 5.2 Interim Operations of Parent. Parent covenants and agrees that, except (i) as expressly provided in this Agreement, or (ii) with the prior written consent of the Company, after the date hereof and prior to the Effective
Time:

          (a) Parent will not, directly or indirectly, split, combine or reclassify the outstanding Parent Common Stock;

          (b) Parent shall not:  (i) amend its articles of incorporation; or
     (ii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock except for quarterly cash dividends consistent in amount with past practice, provided that Parent may increase its dividend rate consistent with the amount reflected in Parent's long-range plan previously furnished to the Company, and except for dividends paid by Parent's Subsidiaries to Parent or its Subsidiaries;

          (c) neither Parent nor any of its Subsidiaries shall change any of the accounting principles used by it unless required by GAAP;

          (d) Parent will not issue, sell, transfer, pledge or dispose of direct or indirect beneficial ownership of the capital stock of UPRR or permit UPRR to sell, transfer or dispose of any substantial portion of or all of the assets of UPRR; and

          (e) neither Parent nor any of its Subsidiaries will enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

     Section 5.3 Access to Information. (a) To the extent permitted by applicable law, the Company shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, accountants, counsel, financing sources and other representatives of Parent, access, during normal business hours, during the period prior to the Effective Time, to all of its and its Subsidiaries' properties, books, contracts, commitments and records (including any Tax Returns or other Tax related information pertaining to the Company and its Subsidiaries) and, during such period, the Company shall (and shall cause each of its Subsidiaries to) furnish promptly to Parent (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request (including any Tax Returns or other Tax related information pertaining to the Company and its Subsidiaries); provided, however, that access to certain Company information may require the entry of a protective order by the ICC, after which date full access will be granted to such information consistent with this paragraph and subject to the terms of such order. Parent will hold any such information which is nonpublic in confidence in accordance with the provisions of the existing confidentiality agreement between the Company and Parent (the 'Confidentiality Agreement').

     (b) To the extent permitted by applicable law, Parent shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, accountants, counsel, financing sources and other representatives of the Company, access, during normal business hours, during the period prior to the Effective Time, to all of its and its Subsidiaries' properties, books, contracts, commitments and records (including any Tax Returns or other Tax related information pertaining to Parent and its Subsidiaries) and, during such period, Parent shall (and shall cause each of its Subsidiaries to) furnish promptly to the Company (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of the federal securities laws and (b) all other information as the Company may reasonably request (including any Tax Returns or other Tax related information pertaining to Parent and its Subsidiaries); provided, however, that access to certain Parent information may require the entry of a protective order by the ICC, after which date full access will be granted to such information consistent with this paragraph and subject to the terms of such order. The Company will hold any such information which is nonpublic in confidence in accordance with the provisions of the Confidentiality Agreement.

     Section 5.4 Spinco Spin-off. The Company acknowledges that Parent has announced its intention to effect an initial public offering of no more than 17.25% (not including employee shares or employee options) of, and to distribute to its stockholders, as a pro rata dividend, the remainder of, the shares of capital stock of Spinco. Parent agrees that no dividend shall be declared for any distribution of shares of capital stock of Spinco or for the distribution to Parent's stockholders of any proceeds or any other disposition of Spinco or the assets thereof, and no declaration of or record date for any such distribution shall occur, until after the consummation of the Merger. If any tax opinion or IRS private letter ruling is requested by Parent and issued in connection with such distribution of shares of capital stock of Spinco, such tax opinion or IRS private letter ruling shall provide that no income, gain or loss will be recognized by Parent shareholders (including former Company shareholders who receive Parent stock in the Merger) upon the receipt of Spinco stock.

     Section 5.5 Consents and Approvals. (a) Parent and the Company shall, and each shall cause each of its Subsidiaries to, subject to the following sentence,
(i) cooperate with one another to prepare and present to the ICC, or any successor applying substantially similar standards of review and procedures (a 'Similar

Successor'), as soon as practicable all filings and other presentations in connection with seeking any ICC or Similar Successor approval, exemption or other authorization necessary to consummate the transactions contemplated by this Agreement (including, without limitation, the matters contemplated by Section 5.3 hereof) and the Ancillary Agreements, (ii) prosecute such filings and other presentations with diligence, (iii) diligently oppose any objections to, appeals from or petitions to reconsider or reopen any such ICC or Similar Successor approval by persons not party to this Agreement, and (iv) take all such further action as in Parent's and the Company's judgment reasonably may facilitate obtaining a final order or orders of the ICC or Similar Successor approving such transactions consistent with this Agreement and the Ancillary Agreements. Subject to consultation with the Company and after giving good faith consideration to the views of the Company, Parent shall have final authority over the development, presentation and conduct of the ICC or Similar Successor case, including over decisions as to whether to agree to or acquiesce in conditions.

     (b) Each of the Company, Parent, UPRR and Sub will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby (which actions shall include, without limitation, furnishing all information in connection with approvals of or filings with any Governmental Entity, including, without limitation, any schedule, or reports required to be filed with the SEC, (other than the ICC or a Similar Successor which is covered by subsection (a) of this Section 5.5)), and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby. Each of the Company, Parent, UPRR and Sub will, and will cause its Subsidiaries to, take all reasonable actions necessary to obtain any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party (other than the ICC or a Similar Successor which is covered by subsection (a) of this Section 5.5), required to be obtained or made by Parent, UPRR, Sub, the Company or any of their Subsidiaries in connection with the Offer, the Merger or the taking of any action contemplated thereby or by this Agreement or the Ancillary Agreements. Subject to consultation with the Company and after giving good faith consideration to the views of the Company, Parent shall have final authority over the development, presentation and conduct of any case before a Governmental Entity in connection with this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby.

     Section 5.6 Employee Benefits. (a) Parent agrees to cause Surviving Corporation and its Subsidiaries to honor and assume, and Surviving Corporation agrees to honor and assume, the Employment Agreements, Contractual Supplemental Executive Retirement Agreements and Stock Bonus Agreements, all as listed under those categories on Section 3.9(a)(i) of the Disclosure Schedule, true and accurate copies of which have previously been made available to Parent. Notwithstanding the foregoing, nothing in this Section 5.6 shall be deemed to require the employment of any Nonagreement Employee to be continued for any particular period of time.

     (b) Parent agrees to cause Surviving Corporation and its Subsidiaries to honor and assume, and Surviving Corporation agrees to honor and assume, the Company's employee benefit plans and employee programs, arrangements and agreements listed on Section 3.9 of the Disclosure Schedule, true and accurate copies of which have previously been made available to Parent. Nothing in this Agreement shall prohibit Parent, Surviving Corporation or its Subsidiaries from amending or terminating any such plan, program, arrangement or agreement at any time in accordance with applicable law (except as to benefits already vested thereunder); provided that the severance plan for employees of the Company and its Subsidiaries who are terminated other than for cause, as in effect on the date of this Agreement, shall be continued in effect for at least one year following the Effective Time.

     (c) Parent and Surviving Corporation agree to cause the Committee under the Southern Pacific Rail Corporation Equity Incentive Plan (the 'EIP') to make adequate provision for the adjustment of outstanding Awards under the Stock Bonus Agreements issued under EIP, in accordance with Section 5.2(b) of EIP.

     (d) Promptly after the completion of the purchase of Shares pursuant to the Offer, the Company and its Subsidiaries shall establish a 'Management Continuity Plan (the 'MCP')' that will provide certain payments described in Section 5.6(d) of the Disclosure Schedule (the 'MCP Awards') to certain Nonagreement

Employees of the Company or its Subsidiaries (whether employed at the date of this Agreement or hired subsequently). Promptly after the later of (i) the establishment of the MCP or (ii) a Nonagreement Employee's date of hire (or promotion, if applicable), the Company will communicate in writing to each Nonagreement Employee who is eligible to participate in the MCP the amount of his or her potential MCP Award and its conditions of payment. Certain eligible Nonagreement Employees and their potential MCP Awards are listed in Section 5.6(d) of the Disclosure Schedule; other eligible employees will be designated at the later of the date the MCP is established or the respective employee's date of hire (or promotion, if applicable). In order to become an 'MCP Participant', the eligible employee must waive, within 60 days of the later of completion of purchase of Shares pursuant to the Offer or his or her date of hire (or promotion, if applicable), any right to receive a payment from any other incentive plan, incentive program or incentive arrangement maintained by the Company (or its Subsidiaries) or the Surviving Corporation (or its Subsidiaries), except for rights under the two Stock Bonus Agreements listed in
Section 3.9(a), Part I of the Stock Bonus Agreement category, of the Disclosure Schedule.

     Payment of each MCP Award shall be made in two parts, subject to the respective MCP Participant's fulfilling certain conditions:

          First Payment:

          If the MCP Participant is employed by the Company or its Subsidiaries on December 15, 1995 and has not, prior to December 15, 1995, received a written notice from the employer that the MCP Participant is not fulfilling his or her work performance obligations, then, if the MCP Participant is a Group I Employee, sixty percent (60%) of the MCP Award shall be paid to such MCP Participant prior to December 31, 1995, or, if the MCP Participant is not a Group I Employee, fifty percent (50%) of the MCP Award shall be paid to such MCP Participant prior to December 31, 1995.

          Second Payment:

          If the MCP Participant is employed by the Company or its Subsidiaries at the Effective Time and has not, prior to the Effective Time, received a written notice from the employer that the MCP Participant is not fulfilling his or her work performance obligations, the MCP Participant becomes entitled to the remainder of his or her MCP Award (the 'Second Payment'), subject to the further condition that the MCP Participant continue to be so employed for at least sixty (60) days immediately following the Effective Time, unless such employment is earlier terminated at the request of the Surviving Corporation or its Subsidiaries. The Second Payment shall be made at the earlier of the 60th day following the Effective Time or the day of such earlier termination.

     (e) Promptly after completion of the purchase of Shares pursuant to the Offer, the Company and its Subsidiaries shall establish an enhanced severance program (the 'Enhanced Severance Program') that will provide certain additional severance amounts to terminated Nonagreement Employees who become entitled to severance pursuant to (i) the Southern Pacific Line Non-Agreement Severance Benefit Plan as revised August 25, 1993 (the 'Severance Plan'), (ii) the substantially identical plans to be established for certain Subsidiaries which do not currently have a severance plan (the 'New Identical Plans'), or (iii) the individual agreements in existence on the date of this Agreement which provide severance benefits. The payments to be made pursuant to this Section 5.6(e) are described in Section 5.6(e) of the Disclosure Schedule. The Parent agrees to cause the Surviving Corporation and its Subsidiaries to maintain and honor, and the Surviving Corporation agrees that it will maintain and honor, the Enhanced Severance Program, the Severance Plan and the New Identical Plans, without any amendment, for one year after the Effective Time. Parent and Surviving Corporation agree the Severance Plan and New Identical Plans may be amended to provide that the following events shall constitute a constructive termination thereunder which will entitle a Group A or Group B Employee to severance thereunder: (i) reduction in base salary, (ii) being required to work at a job which is not commensurate with the individual's skills, or (iii) being required to accept a new principal place of work which is at least fifty (50) miles farther from the individual's old residence than the individual's old residence was from the individual's former place of work. Parent and Surviving Corporation agree the Severance Plan and New Identical Plans may be amended to provide that the following event shall constitute a constructive termination thereunder which will entitle a Group C Employee to severance thereunder: reduction in base salary.

     Section 5.7 No Solicitation. (a) The Company (and its Subsidiaries, and affiliates over which it exercises control) will not, and the Company (and its Subsidiaries, and affiliates over which it exercises control) will use their best efforts to ensure that their respective officers, directors, employees, investment bankers, attorneys, accountants and other agents do not, directly or indirectly: (i) initiate, solicit or encourage, or take any action to facilitate the making of, any offer or proposal which constitutes or is reasonably likely to lead to any Takeover Proposal (as defined below) of the Company or any Subsidiary or an inquiry with respect thereto, or, (ii) in the event of an unsolicited Takeover Proposal for the Company or any Subsidiary or affiliate of the Company, engage in negotiations or discussions with, or provide any information or data to, any corporation, partnership, person or other entity or group (other than Parent, any of its affiliates or representatives) ('Person') relating to any Takeover Proposal, except in the case of clause (ii) above to the extent that the Company's Board of Directors determines, after having received the oral or written opinion of outside legal counsel to the Company, that the failure to engage in such negotiation or discussions or provide such information would result in a breach of the Board of Directors' fiduciary duties under applicable law. The Company shall notify Parent, UPRR and Sub orally and in writing of any such offers, proposals, inquiries or Takeover Proposals (including, without limitation, the material terms and conditions thereof and the identity of the Person making it), within 24 hours of the receipt thereof, shall thereafter inform Parent on a reasonable basis of the status and content of any discussions or negotiations with such a third party, including any material changes to the terms and conditions thereof, and shall give Parent three days' advance notice of any information to be supplied to any Person making such offer, proposal, inquiry or Takeover Proposal. The Company shall, and shall cause its Subsidiaries and affiliates, and their respective officers, directors, employees, investment bankers, attorneys, accountants and other agents to, immediately cease and cause to be terminated all discussions and negotiations that have taken place prior to the date hereof, if any, with any parties conducted heretofore with respect to any Takeover Proposal relating to the Company.


     (b) As used in this Agreement, 'Takeover Proposal' when used in connection with any Person shall mean any tender or exchange offer involving the capital stock of such Person, any proposal for a merger, consolidation or other business combination involving such Person or any Subsidiary of such Person, any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the business or assets of, such Person or any Subsidiary of such Person, any proposal or offer with respect to any recapitalization or restructuring with respect to such Person or any Subsidiary of such Person or any proposal or offer with respect to any other transaction similar to any of the foregoing with respect to such Person or any Subsidiary of such Person other than pursuant to the transactions to be effected pursuant to this Agreement.

     Section 5.8 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable, whether under applicable laws and regulations or otherwise, or to remove any injunctions or other impediments or delays, legal or otherwise, to consummate and make effective the Merger and the other transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of the Company and Parent shall use their best efforts to take, or cause to be taken, all such necessary actions.

     Section 5.9 Publicity. So long as this Agreement is in effect, neither the Company nor Parent nor affiliates which either of them control shall issue or cause the publication of any press release or other public statement or announcement with respect to this Agreement or the Ancillary Agreements or the transactions contemplated hereby or thereby without the prior consultation of the other party, except as may be required by law or by obligations pursuant to any listing agreement with a national securities exchange.

     Section 5.10 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of
(a) the occurrence, or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (b) any material failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.10 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     Section 5.11 Directors' and Officers' Insurance and
Indemnification. Parent agrees that at all times after the Effective Time, it shall indemnify, or shall cause the Surviving Corporation and its Subsidiaries to indemnify, each person who is now, or has been at any time prior to the date hereof, an employee, agent, director or officer of the Company or of any of the Company's Subsidiaries, successors and assigns (individually an 'Indemnified Party' and collectively the 'Indemnified Parties'), to the same extent and in the same manner as is now provided in the respective charters or by-laws of the

Company and such Subsidiaries or otherwise in effect on the date hereof, with respect to any claim, liability, loss, damage, cost or expense (whenever asserted or claimed) ('Indemnified Liability') based in whole or in part on, or arising in whole or in part out of, any matter existing or occurring at or prior to the Effective Time. Parent shall, and shall cause the Surviving Corporation to, maintain in effect for not less than six (6) years after consummation of the Merger the current policies of directors' and officers' liability insurance maintained by the Company and its Subsidiaries on the date hereof (provided that Parent may substitute therefor policies having at least the same coverage and containing terms and conditions which are no less advantageous to the persons currently covered by such policies as insured) with respect to matters existing or occurring at or prior to the Effective Time; provided, however, that if the aggregate annual premiums for such insurance at any time during such period shall exceed 200% of the per annum rate of premium currently paid by the Company and its Subsidiaries for such insurance on the date of this Agreement, then Parent shall cause the Surviving Corporation to, and the Surviving Corporation shall, provide the maximum coverage that shall then be available at an annual premium equal to 200% of such rate, and Parent, in addition to the indemnification provided above in this Section 5.11, shall indemnify the Indemnified Parties for the balance of such insurance coverage on the same terms and conditions as though Parent were the insurer under those policies. Without limiting the foregoing, in the event any Indemnified Party becomes involved in any capacity in any action, proceeding or investigation based in whole or in part on, or arising in whole or in part out of, any matter, including the transactions contemplated hereby, existing or occurring at or prior to the Effective Time, then to the extent permitted by law Parent shall, or shall cause the Surviving Corporation to, periodically advance to such Indemnified Party its legal and other expenses (including the cost of any investigation and preparation incurred in connection therewith), subject to the provision by such Indemnified Party of an undertaking to reimburse the amounts so advanced in the event of a final determination by a court of competent jurisdiction that such Indemnified Party is not entitled thereto. Promptly after receipt by an Indemnified Party of notice of the assertion (an 'Assertion') of any claim or the commencement of any action against him in respect to which indemnity or reimbursement may be sought against Parent, the Company, the Surviving Corporation or a Subsidiary of the Company or the Surviving Corporation ('Indemnitors') hereunder, such Indemnified Party shall notify any Indemnitor in writing of the Assertion, but the failure to so notify any Indemnitor shall not relieve any Indemnitor of any liability it may have to such Indemnified Party hereunder except where such failure shall have materially and irreversibly prejudiced Indemnitor in defending against such Assertion. Indemnitors shall be entitled to participate in and, to the extent Indemnitors elect by written notice to such Indemnified Party within 30 days after receipt by any Indemnitor of notice of such Assertion, to assume the defense of such Assertion, at their own expense, with counsel chosen by Indemnitors and reasonably satisfactory to such Indemnified Party. Notwithstanding that Indemnitors shall have elected by such written notice to assume the defense of any Assertion, such Indemnified Party shall have the right to participate in the investigation and defense thereof, with separate counsel chosen by such Indemnified party, but in such event the fees and expenses of such counsel shall be paid by such Indemnified Party. No Indemnified Party shall settle any Assertion without the prior written consent of Parent, nor shall Parent settle any Assertion without either (i) the written consent of all Indemnified Parties against whom such Assertion was made, or (ii) obtaining a general release from the party making the Assertion for all

Indemnified Parties as a condition of such settlement. The provisions of this
Section 5.11 are intended for the benefit of, and shall be enforceable by, the respective Indemnified Parties.

     Section 5.12 Rule 145 Affiliates. At least 40 days prior to the Closing Date, the Company shall deliver to Parent a letter identifying, to the best of the Company's knowledge, all persons who are, at the time of the Company Special Meeting, deemed to be 'affiliates' of the Company for purposes of Rule 145 under the Securities Act ('Company Affiliates'). The Company shall use its best efforts to cause each Person who is identified as a Company Affiliate to deliver to Parent at least 30 days prior to the Closing Date an agreement substantially in the form of Exhibit I to this Agreement.

     Section 5.13 Cooperation. Parent and the Company shall together, or pursuant to an allocation of responsibility to be agreed upon between them, coordinate and cooperate (a) with respect to the timing of the

Company Special Meeting, (b) in determining whether any action by or in respect of, or filing with, any Governmental Entity (other than the ICC which is covered by Section 5.5(a) hereof) is required, or any actions, consents approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, and (c) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith and timely seeking to obtain any such actions, consents approvals or waivers. Subject to the terms and conditions of this Agreement, Parent and the Company will each use its best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after the Registration Statement is filed, and Parent and the Company shall, subject to applicable law, confer on a regular and frequent basis with one or more representatives of one another to report operational matters of significance to the Merger and the general status of ongoing operations insofar as relevant to the Merger, provided that the parties will not confer on any matter to the extent inconsistent with law.

     Section 5.14. Proxy Statement/Prospectus. As soon as practicable following the consummation of the Offer, Parent and the Company shall prepare and file with the SEC the Proxy Statement/Prospectus and each shall use its best efforts to have the Proxy Statement/Prospectus cleared by the SEC as promptly as practicable. As soon as practicable following such clearance Parent shall prepare and file with the SEC the Registration Statement, of which the Proxy Statement/Prospectus will form a part, and shall use its best efforts to have the Registration Statement declared effective by the SEC as promptly as practicable thereafter. Parent and the Company shall cooperate with each other in the preparation of the Proxy Statement/Prospectus, and each will provide to the other promptly copies of all correspondence between it or any of its representatives and the SEC. Each of the Company and Parent shall furnish all information concerning it required to be included in the Registration Statement and the Proxy Statement/Prospectus, and as promptly as practicable after the effectiveness of the Registration Statement, the Proxy Statement/Prospectus will be mailed to the stockholders of the Company. No amendment or supplement to the Registration Statement or the Proxy Statement/Prospectus will be made without the approval of each of the Company and Parent, which approval will not be unreasonably withheld or delayed. Each of the Company and Parent will advise the other promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any amendment thereto or any supplement or amendment to the Proxy Statement/Prospectus has been filed, or the issuance of any stop order, or the suspension of the qualification of the Parent Common Stock to be issued in the Merger for offering or sale in any jurisdiction, or of any request by the SEC or the NYSE for amendment of the Registration Statement or the Proxy Statement/Prospectus.

     Section 5.15 Tax-Free Reorganization. The parties intend the transaction to qualify as a reorganization under Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code; each party and its affiliates shall use all reasonable efforts to cause the Merger to so qualify; neither party nor any affiliate shall take any action that would cause the Merger not to qualify as a reorganization under those Sections; and the parties will take the position for all purposes that the Merger qualifies as a reorganization under those Sections.

     Section 5.16 Restructuring. Parent covenants and agrees that, no later than one day prior to the Effective Time, it shall cause (a) Union Pacific Holdings, Inc. ('Holdings') to distribute all of its assets and liabilities (by merger or otherwise) to Parent in a complete liquidation under Section 332 of the Code and (b) Sub to distribute all of its assets and liabilities (by merger or otherwise) to UPRR in a complete liquidation under Section 332 of the Code.

                                   ARTICLE VI

                                   CONDITIONS

     Section 6.1 Conditions to the Obligations of Each Party. The obligations of the Company, on the one hand, and Parent, UPRR and Sub, on the other hand, to consummate the Merger are subject to the satisfaction (or, if permissible, waiver by the party for whose benefit such conditions exist) of the following conditions:

          (a) this Agreement shall have been adopted by the stockholders of the Company in accordance with the DGCL;

          (b) if required by the rules of the New York Stock Exchange, Inc. ('NYSE') or by law, the issuance of Parent Common Stock in the Merger shall have been approved by the stockholders of Parent in accordance with the rules of the NYSE and applicable law;

          (c) no court, arbitrator or governmental body, agency or official shall have issued any order, decree or ruling and there shall not be any statute, rule or regulation, restraining, enjoining or prohibiting the consummation of the Merger or which would materially and adversely affect the long-term benefits expected to be received by Parent from the transactions contemplated by this Agreement; and

          (d) the Registration Statement shall have become effective under the Securities Act and no stop order suspending effectiveness of the

     Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the SEC.

     Section 6.2 Conditions to the Obligations of Parent, UPRR and Sub. The obligations of Parent, UPRR and Sub to consummate the Merger are subject to the satisfaction (or waiver by Parent) of the following further conditions:

          (a) the representations and warranties of the Company shall have been true and accurate both when made and (except for those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and accurate as of such date or with respect to such period) as of the Effective Time as if made at and as of such time, except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to 'materiality' or 'material adverse effect' set forth therein), would not have and is not reasonably likely to have a material adverse effect on the Company and its Subsidiaries;

          (b) the Company shall have performed in all material respects its obligations hereunder required to be performed by it at or prior to the Effective Time;

          (c) (i) the ICC or any Similar Successor shall have issued a decision (which decision shall not have been stayed or enjoined) that (A) constitutes a final order approving, exempting or otherwise authorizing consummation of the Merger and all other transactions contemplated by this Agreement and the Ancillary Agreements (or subsequently presented to the ICC or a Similar Successor by agreement of Parent and the Company) as may require such authorization and (B) does not (1) change or disapprove of the Merger Consideration or other material provisions of Article II of this Agreement or (2) impose on Parent, the Company or any of their respective Subsidiaries any other terms or conditions (including, without limitation, labor protective provisions but excluding conditions heretofore imposed by the ICC in New York Dock Railway--Control--Brooklyn Eastern District, 360 I.C.C. 60 (1979)) that materially and adversely affect the long-term benefits expected to be received by Parent from the transactions contemplated by this Agreement; or (ii) no successor to the ICC (other than a Similar Successor) shall have required any divestiture, hold separate, or other restriction or action in connection with the expiration or termination of any waiting period applicable to this Agreement and the transactions contemplated hereby, or in connection with any other action by or in respect of or filing with such successor, that would materially and adversely affect the long-term benefits expected to be received by Parent from the transactions contemplated by this Agreement;

          (d) all actions by or in respect of or filings with any governmental body, agency official, or authority required to permit the consummation of the Merger (other than approval of the ICC or any Similar Successor, which is addressed in Section 6.2(c) hereof) shall have been obtained but excluding any consent, approval, clearance or confirmation the failure to obtain which would not have a material adverse effect on Parent, the Company or, after the Effective Time, the Surviving Corporation;

          (e) each of the Ancillary Agreements shall be valid, in full force and effect and complied with in all material respects (including, without limitation, the absence of any challenge, change or disapproval of the Ancillary Agreements by the ICC or any successor), except for such failure to be in full force and effect and such non-compliance that does not materially and adversely affect the benefits expected to be received by Parent, UPRR and Sub under the Anschutz Stockholder Agreement, the Parent/Company Registration Rights Agreement, this Agreement and the Ancillary Agreements;

          (f) since the date of this Agreement, there shall not have occurred any event, change or effect having, or which would be reasonably likely to have, individually or in the aggregate (after taking into account the proceeds of insurance coverage), a material adverse effect on the Company and its Subsidiaries, taken as a whole, as a result of or arising out of 'force majeure' (where 'force majeure' shall mean any act of God (including, without limitation, earthquake, hurricane, flood, tornado or fire)), accident, damage to or destruction of facilities, properties or assets (tangible or intangible), war, civil disturbance, national calamity (excluding an economic crisis in and of itself) or acts of terrorism; and

          (g) Parent shall have received an opinion of nationally recognized tax counsel to Parent, to the effect that the Merger (whether or not the Offer is integrated with the Merger for federal income tax purposes) will qualify as a reorganization within the meaning of Section 368 of the Code and in rendering such opinion tax counsel may rely upon representations provided by the parties hereto as well as certain stockholders of the parties.

     Section 6.3 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction (or waiver by the Company) of the following further conditions:

          (a) the representations and warranties of Parent, UPRR and Sub (other than the representations and warranties set forth in Sections 4.7, 4.10,
     4.11 and 4.12) shall have been true and accurate both when made and (except for those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and accurate as of such date or with respect to such period) as of the Effective Time as if made at and as of such time, except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to 'materiality' or 'material adverse effect' set forth therein), would not have and is not reasonably likely to have, individually or in the aggregate, a material adverse effect on Parent and its Subsidiaries;

          (b) each of Parent, UPRR and Sub shall have performed in all material respects all of the respective obligations hereunder required to be performed by Parent, UPRR or Sub, as the case may be, at or prior to the Effective Time;

          (c) the Parent Common Stock to be issued in the Merger shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance;


          (d) the ICC shall have issued a decision (which decision shall not have been stayed or enjoined) that (i) constitutes a final order approving, exempting or otherwise authorizing consummation of the Merger and all other transactions contemplated by this Agreement or subsequently presented to the ICC by agreement of the Company and Parent, as may require such authorization and (ii) does not change or disapprove of the Merger Consideration or other material provisions of Article II of this Agreement;

          (e) since the date of this Agreement, there shall not have occurred any event, change or effect having, or which would be reasonably likely to have, individually or in the aggregate (after taking into account the proceeds of insurance coverage), a material adverse effect on Parent and its Subsidiaries, taken as a whole, as a result of or arising out of 'force majeure' (where 'force majeure' shall mean any act of God (including, without limitation, earthquake, hurricane, flood, tornado or fire)), accident, damage to or destruction of facilities, properties or assets (tangible or intangible), war, civil disturbance, national calamity (excluding an economic crisis in and of itself) or acts of terrorism; and

          (f) the Company shall have received an opinion of nationally recognized tax counsel to the Company, to the effect that the Merger (whether or not the Offer is integrated with the Merger for federal income tax purposes) will qualify as a reorganization within the meaning of
     Section 368(a) of the Code and in rendering such opinion tax counsel may rely upon representations provided by the parties hereto as well as certain stockholders of the parties.

                                  ARTICLE VII

                                  TERMINATION

     Section 7.1 Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the Merger contemplated herein may be abandoned at any time prior to the Effective Time, whether before or after stockholder approval thereof:

          (a) By the mutual consent of the Board of Directors of Parent and the Board of Directors of the Company.

          (b) By either of the Board of Directors of the Company or the Board of Directors of Parent:

             (i) if the Merger shall not have occurred on or prior to March 31, 1997; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger to occur on or prior to such date;

             (ii) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; or

             (iii) if Parent or Sub has not purchased Shares in accordance with the terms of the Offer within 90 days following the commencement of the Offer; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(iii) shall not be available to any party whose failure to fulfill any obligations under this Agreement has been the cause of, or resulted in, the failure to satisfy the conditions to the Offer.

          (c) By the Board of Directors of the Company:

             (i) if, prior to the purchase of 39,034,471 Shares pursuant to the Offer, or if fewer than 39,034,471 Shares are tendered, the purchase of at least 15% of the outstanding Shares pursuant to the Offer, the Board of Directors of the Company shall have (A) withdrawn, or modified or changed in a manner adverse to Parent or Sub its approval or recommendation of this Agreement or the Merger in order to approve and permit the Company to execute a definitive agreement relating to a Takeover Proposal, and (B) determined, after having received the oral or written opinion of outside legal counsel to the Company, that the failure to take such action as set forth in the preceding clause (A) would result in a breach of the Board of Directors' fiduciary duties under applicable law; provided, however, that (1) the Board of Directors of the Company shall have determined that notwithstanding a binding commitment to consummate an agreement of the nature of this Agreement entered into in the proper exercise of their applicable fiduciary duties, and notwithstanding all concessions which may be offered by Parent, UPRR or Sub in negotiations entered into pursuant to clause (2) below, such fiduciary duties would also require the directors to terminate this Agreement as a result of such Takeover Proposal; and (2) prior to any such termination, the Company shall, and shall cause its respective financial and legal advisors to, negotiate with Parent, UPRR or Sub to make such adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with the transactions contemplated herein on such adjusted terms, and (3) the Company shall have given Parent and Sub three days' advance notice of any termination pursuant to this Section 7.1(c)(i); or

             (ii) if Parent, UPRR or Sub (x) breaches or fails in any material respect to perform or comply with any of its material covenants and agreements contained herein or (y) breaches its representations and warranties in any material respect and such breach would have or would be reasonably likely to have a material adverse effect on Parent and its Subsidiaries, in each case such that the conditions set forth in Section
        6.1 or Section 6.2 would not be satisfied; provided, however, that if any such breach is curable by the breaching party through the exercise of the breaching party's best efforts and for so long as the breaching party shall be so using its best efforts to cure such breach, the Company may not terminate this Agreement pursuant to this Section 7.1(c)(ii).

          (d) By the Board of Directors of Parent:

             (i) if the Company (x) breaches or fails in any material respect to perform or comply with any of its material covenants and agreements contained herein or (y) breaches its representations and warranties in any material respect and such breach would have or would be reasonably likely to have a material adverse effect on the Company and its Subsidiaries, in each case such that the conditions set forth in Section
        6.1 or Section 6.3 would not be satisfied; provided, however, that if any such breach is curable by the Company through the exercise of the Company's best efforts and for so long as the Company shall be so using its best efforts to cure such breach, Parent may not terminate this Agreement pursuant to this Section 7.1(d)(i); or

             (ii) if (A) prior to the Effective Time, the Board of Directors of the Company shall have withdrawn, or modified or changed in a manner adverse to Parent, UPRR or Sub its approval or recommendation of this Agreement or the Offer or Merger or shall have recommended a Takeover Proposal or other business combination, or the Company shall have entered into an agreement in principle (or similar agreement) or definitive agreement providing for a Takeover Proposal or other business combination with a person or entity other than Parent, UPRR, Sub or their Subsidiaries (or the Board of Directors of the Company resolves to do any of the foregoing), or (B) prior to the certification of the vote of the Company's shareholders to approve the Merger at the Company Special Meeting, it shall have been publicly disclosed or Parent, UPRR or Sub shall have learned that (x) any person, entity or 'group' (as that term is defined in Section 13(d)(3) of the Exchange Act) (an 'Acquiring Person'), other than Parent or its Subsidiaries, or the Anschutz Holders, shall have acquired beneficial ownership (determined pursuant to Rule 13d-3 promulgated under the Exchange Act) of more than 25% of any class or series of capital stock of the Company (including the Shares), through the acquisition of stock, the formation of a group or otherwise, or shall have been granted any option, right or warrant, conditional or otherwise, to acquire beneficial ownership of more than 25% of any class or series of capital stock of the Company (including the Shares) other than as disclosed in a Schedule 13D on file with the SEC on the date hereof; or (y) any such person, entity or 'group' (as that term is defined in Section 13(d)(3) of the Exchange Act), other than Parent or its Subsidiaries, or the Anschutz Holders, which, prior to the date hereof, had filed a Schedule 13D with the SEC, shall have acquired or proposed to acquire beneficial ownership (determined pursuant to Rule 13d-3 promulgated under the Exchange Act) of additional shares of any class or series of capital stock of the Company (including the Shares), through the acquisition of stock, the formation of a group or otherwise, constituting 1% or more of any such class or series, or shall have been granted any option, right or warrant, conditional or otherwise, to acquire beneficial ownership of additional shares of any class or series of capital stock of the Company (including the Shares) constituting 1% or more of any such class or series.

     Section 7.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void, and there shall be no liability on the part of the Parent, UPRR, Sub or the Company except (A) for fraud or for material breach of this Agreement and
(B) as set forth in Sections 8.1 and 8.2 hereof.

                                  ARTICLE VIII

                                 MISCELLANEOUS

     Section 8.1 Fees and Expenses. Except for expenses incurred in connection with printing the Offer Documents, Schedule 14D-9, Proxy/Prospectus and the Registration Statement, as well as the filing fees relating thereto, which costs shall be shared equally by Parent and the Company, all costs and expenses incurred in connection with this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses.

     Section 8.2 Finders' Fees. (a) Except for Morgan Stanley, a copy of whose engagement agreement has been or will be provided to Parent and whose fees will be paid by the Company, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission from the Company or any of its Subsidiaries upon consummation of the transactions contemplated by this Agreement.

     (b) Except for CS First Boston, a copy of whose engagement agreement has been or will be provided to the Company and whose fees will be paid by Parent, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Parent or any of its Subsidiaries who might be entitled to any fee or commission from Parent or any of its Subsidiaries upon consummation of the transactions contemplated by this Agreement.

     Section 8.3 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the stockholders of the Company contemplated hereby, by written agreement of the parties hereto, pursuant to action taken by their respective Boards of Directors, at any time prior to the Closing Date with respect to any of the terms contained herein; provided, however, that after the approval of this Agreement by the stockholders of the Company, no such amendment, modification or supplement shall reduce or change the consideration to be received by the Company's stockholders in the Merger.

     Section 8.4 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time.

     Section 8.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as FedEx, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a) if to Parent, UPRR or Sub, to:
          Union Pacific Corporation
          Martin Tower
          Eighth & Eaton Avenues
          Bethlehem, Pennsylvania 18018
          Attention: Carl W. von Bernuth, Esq.
          Telephone No.: (610) 861-3200
          Telecopy No.:  (610) 861-3111
          with a copy to:
          Paul T. Schnell, Esq.
          Skadden, Arps, Slate, Meagher & Flom
          919 Third Avenue
          New York, New York 10022
          Telephone No.: (212) 735-3000
          Telecopy No.:  (212) 735-2001
          and

          (b) if to the Company, to:
          Southern Pacific Rail Corporation
          Southern Pacific Building
          One Market Plaza
          San Francisco, California 94105

          Attention: Cannon Y. Harvey, Esq.
          Telephone No.: (415) 541-1000
          Telecopy No.:  (415) 541-1881
        with a copy to:
        Joseph W. Morrisey, Jr., Esq.
          Holme Roberts & Owen LLC
          1700 Lincoln
          Suite 4100
          Denver, Colorado 80203
          Telephone No.: (303) 861-7000
          Telecopy No.:  (303) 866-0200
          and
          Peter D. Lyons, Esq.
          Shearman & Sterling
          599 Lexington Avenue
          New York, New York 10022
          Telephone No.: (212) 848-4000
          Telecopy No.:  (212) 848-7179

     Section 8.6 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words 'include', 'includes' or 'including' are used in this Agreement they shall be deemed to be followed by the words 'without limitation'. The phrase 'made available' in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases 'the date of this Agreement', 'the date hereof', and terms of similar import, unless the context otherwise requires, shall be deemed to refer to August 3, 1995. As used in this Agreement, the term 'affiliate(s)' shall have the meaning set forth in Rule l2b-2 of the Exchange Act.

     Section 8.7 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     Section 8.8 Entire Agreement; No Third Party Beneficiaries; Rights of Ownership. This Agreement, the Ancillary Agreements and the Confidentiality Agreement (including the exhibits hereto and the documents and the instruments referred to herein and therein): (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Section 5.6 with respect to the obligations of the Company thereunder and Section 5.11, are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     Section 8.9 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this

Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     Section 8.10 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to the remedy of specific performance of the terms hereof, in addition to any other remedy at law or equity.

     Section 8.11 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

     Section 8.12 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly owned Subsidiary of Parent; provided, however, that no such assignment shall relieve Parent from any of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     IN WITNESS WHEREOF, Parent, UPRR, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                          UNION PACIFIC CORPORATION

                                          By: /s/ DREW LEWIS
                                              ---------------------------
                                              Name: Drew Lewis
                                              Title: Chairman and Chief
                                                       Executive Officer

                                          UP ACQUISITION CORPORATION

                                          By: /s/ L. WHITE MATTHEWS, III
                                              ---------------------------
                                              Name: L. White Matthews, III
                                              Title: Executive Vice
                                                       President--Finance

                                          UNION PACIFIC RAILROAD COMPANY

                                          By: /s/ R.K. DAVIDSON
                                              ----------------------------
                                              Name: R.K. Davidson
                                              Title:  Chairman and Chief
                                                        Executive Officer




                                          SOUTHERN PACIFIC RAIL CORPORATION

                                          By: /s/ CANNON Y. HARVEY
                                              ---------------------------
                                              Name:  Cannon Y. Harvey
                                              Title:   Executive Vice President

                                                                         ANNEX A
                                                             TO MERGER AGREEMENT

                            CONDITIONS TO THE OFFER

     Notwithstanding any other provisions of the Offer, and in addition to (and not in limitation of) Sub's rights to extend and amend the Offer at any time in its sole discretion (subject to the provisions of the Merger Agreement), Sub shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Sub's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for, and may delay the acceptance for payment of or, subject to the restriction referred to above, the payment for, any tendered Shares, and may terminate the Offer as to any Shares not then paid for, if (1) Sub does not receive prior to the expiration of the Offer an informal written opinion in form and substance satisfactory to Sub from the staff of the ICC, without the imposition of any conditions unacceptable to Sub, that the use of a voting trust (the 'Voting Trust') is consistent with the policies of the ICC against unauthorized acquisitions of control of a regulated carrier, or (2) Sub does not receive prior to the expiration of the Offer an informal statement from the Premerger Notification Office either that (i) no review of the Offer, the Merger and the transactions contemplated by the Ancillary Agreements will be undertaken pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the 'HSR Act'), or (ii) the transactions contemplated by the Offer, the Merger and the transactions contemplated by the Ancillary Agreements are not subject to the HSR Act, or in the absence of the receipt of such informal statement referred to in clause (i) or (ii) above, any applicable waiting period under the HSR Act shall have expired or been terminated prior to the expiration of the Offer, (3) at any time on or after August 3, 1995 and prior to the acceptance for payment of Shares, any of the following events shall occur or shall be determined by Sub to have occurred:

          (a) there shall be instituted, pending or threatened any action or proceeding by any government or governmental authority or agency, domestic or foreign, (i) challenging or seeking to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the making of the Offer, the acceptance for payment of or payment for some of or all the Shares by Parent, UPRR or Sub or the consummation by Parent, UPRR or Sub of the Merger, seeking to obtain material damages relating to the Merger Agreement, the Ancillary Agreement or any of the transactions contemplated thereby or otherwise seeking to prohibit directly or indirectly the transactions contemplated by the Offer or the Merger, or challenging or seeking to make illegal the transactions contemplated by the Ancillary Agreements or otherwise directly or indirectly to restrain, prohibit or delay the transactions contemplated by the Ancillary Agreements, (ii) except for the Voting Trust, seeking to restrain, prohibit or delay Parent's, UPRR's, Sub's or any of their subsidiaries' ownership or operation of all or any material portion of the business or assets of the Company and its subsidiaries, taken as a whole, or to compel Parent or any of its subsidiaries to dispose of or hold separate all or any material portion of the business or assets of the Company and its subsidiaries, taken as a whole, (iii) except for the Voting Trust, seeking to impose or confirm material limitations on the ability of Parent, UPRR, Sub or any of their subsidiaries or affiliates effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote any Shares acquired or owned by Parent, UPRR, Sub or any of their subsidiaries on all matters properly presented to the Company's stockholders in accordance with the terms of the Parent Stockholder Agreement, or (iv) seeking to require divestiture by Parent, or Sub or any of their subsidiaries of any Shares; or

          (b) there shall be any action taken, or any statute, rule, regulation, injunction, order or decree enacted, enforced, promulgated, issued or deemed applicable to the Offer or the Merger, by or before any court, government or governmental authority or agency, domestic or foreign to the Offer or the Merger, that, directly or indirectly, results in any of the consequences referred to in clauses (i) through (iv) of paragraph (a) above; or

          (c) there shall have occurred (i) any general suspension of trading in securities on any national securities exchange or in the over-the-counter market, (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory), (iii) any limitation (whether or not mandatory) by any United States governmental authority or agency on the extension of credit by banks or other financial institutions or (iv) in the case of any of the situations described in clauses (i) through (iii) inclusive, existing at the date of the commencement of the Offer, a material acceleration or worsening thereof; or

          (d) there shall have occurred any event, change or effect which has, or would be reasonably likely to have, individually or in the aggregate (after taking into account the proceeds of insurance coverage), a material adverse effect on the financial condition, businesses, results of operations, assets, liabilities or properties of the Company and its Subsidiaries taken as a whole as a result of or arising out of 'force majeure' (where 'force majeure' shall mean any act of God (including, without limitation, earthquake, hurricane, flood, tornado or fire)), accident, damage to or destruction of facilities, properties or assets (tangible or intangible), war, civil disturbance, national calamity (excluding an economic crisis in and of itself) or acts of terrorism; or

          (e) Parent, UPRR or Sub shall have otherwise learned that (i) any person, entity or 'group' (as that term is defined in Section 13(d)(3) of the Exchange Act), other than Parent or its Subsidiaries, the Anschutz Holders, or any group of which any of them is a member, shall have acquired beneficial ownership (determined pursuant to Rule 13d-3 promulgated under the Exchange Act) of more than 25% of any class or series of capital stock of the Company (including the Shares), through the acquisition of stock, the formation of a group or otherwise, or shall have been granted any option, right or warrant, conditional or otherwise, to acquire beneficial ownership of more than 25% of any class or series of capital stock of the

     Company (including the Shares) other than as disclosed in a Schedule 13D on file with the SEC on August 3, 1995; or (ii) any such person, entity or 'group' (as that term is defined in Section 13(d)(3) of the Exchange Act), other than Parent or its Subsidiaries, or the Anschutz Holders, which, prior to August 3, 1995, had filed a Schedule 13D with the SEC, shall have acquired or proposed to acquire beneficial ownership of additional shares of any class or series of capital stock of the Company (including the Shares), through the acquisition of stock, the formation of a group or otherwise, constituting 1% or more of any such class or series, or shall have been granted any option, right or warrant, conditional or otherwise, to acquire beneficial ownership of additional shares of any class or series of capital stock of the Company (including the Shares) constituting 1% or more of any such class or series; or

          (f) a tender or exchange offer for some or all of the Shares shall have been publicly proposed to be made or shall have been made by another person and prior to the expiration of the Offer there shall not have been validly tendered and not withdrawn at least 39,034,471 Shares; or

          (g) the Board of Directors of the Company shall have withdrawn, modified or changed in a manner adverse to Parent or Sub its approval or recommendation of the Merger Agreement, the Offer or the Merger or shall have recommended a Takeover Proposal or other business combination, or the Company shall have entered into an agreement in principle (or similar agreement) or definitive agreement providing for a Takeover Proposal (as defined in the Merger Agreement) or other business combination with a person or entity other than Parent, Sub or their Subsidiaries (or the Board of Directors of the Company resolves to do any of the foregoing); or

          (h) the Company shall have breached or failed to observe or perform in any material respect any of its covenants or agreements under the Merger Agreement, or any of the representations and warranties of the Company set forth in the Merger Agreement shall not be true and accurate both when made and, in the case of the representations set forth in Sections 3.10(b) and
     3.11 of the Merger Agreement at any time prior to consummation of the Offer, as if made at and as of such time, except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to 'materiality' or 'material adverse effect' set forth therein), does not have, and is not likely to have, individually or in the aggregate, a material adverse effect on the Company and its Subsidiaries taken as a whole; or

          (i) the Merger Agreement shall have been terminated in accordance with its terms; or

          (j) any party to the Ancillary Agreements other than Sub and Parent shall have breached or failed to perform any of its agreements under such agreements or breached any of its representations and warranties in such agreements or any such agreement shall not be valid, binding and enforceable, except for such breaches or failures or failures to be valid, binding and enforceable that do not materially and adversely affect the benefits expected to be received by Parent and Sub under the Anschutz Stockholder Agreement, the Parent/Company Registration Rights Agreement, the Merger Agreement and the Ancillary Agreements; or

          (k) Sub or Parent shall have breached or failed to perform any of its agreements under the Parent Stockholders Agreement or breached any of its representations and warranties in such agreement or such agreement shall not be valid, binding and enforceable, except for such breaches or failures or failures to be valid, binding and enforceable that do not materially and adversely affect the benefits expected to be received by the Company under such agreement;

which, in the sole judgment of Parent or Sub in any such case, and regardless of the circumstances (including any action or omission by Parent or Sub) giving rise to any such condition, makes it inadvisable to proceed with such acceptance for payment or payment.

     The foregoing conditions are for the sole benefit of Parent and Sub and may be asserted by Parent or Sub regardless of the circumstances giving rise to any such condition or may be waived by Parent or Sub in whole or in part at any time and from time to time in their reasonable discretion. The failure by Parent or Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances; and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

                                                                         ANNEX C

                                                                  August 3, 1995

Board of Directors
Southern Pacific Rail Corporation
Southern Pacific Building
One Market Plaza
San Francisco, CA 94105

Gentlemen:

     We understand that Southern Pacific Rail Corporation (the 'Company'), Union Pacific Corporation (the 'Buyer'), Union Pacific Railroad Company, an indirect wholly owned subsidiary of the Buyer, and UP Acquisition Corporation, also an indirect wholly owned subsidiary of the Buyer ('Acquisition Sub') have entered into an Agreement and Plan of Merger, dated as of August 3, 1995 (the 'Merger Agreement'), which provides, among other things, for (i) the commencement by Acquisition Sub of a tender offer (the 'Offer') for up to 39,034,471 shares of the issued and outstanding shares of common stock, par value $.001 per share (the 'Company Common Stock'), of the Company for $25.00 per share net to the seller in cash (the 'Offer Consideration'), and (ii) upon receipt of certain U.S. regulatory approvals, the subsequent merger (the 'Merger') of the Company with and into Acquisition Sub. Pursuant to the Merger, the Company will become a wholly owned subsidiary of the Buyer and each outstanding share of the Company Common Stock, other than shares held in treasury or held by the Buyer and its affiliates, will be converted into the right to receive, at the holder's election, either (i) $25.00 in cash (the 'Cash Consideration') or (ii) 0.4065 shares of common stock, par value $2.50 per share (the 'Buyer Common Stock'), of the Buyer (the 'Stock Consideration,' and together with the Cash Consideration and the Offer Consideration, the 'Consideration'), subject to adjustment in either case in certain circumstances. The terms and conditions of the Offer and the Merger are more fully set forth in the Merger Agreement.

     You have asked for our opinion as to whether the Consideration to be received by the holders of shares of Company Common Stock pursuant to the Offer and the Merger, taken together, is fair from a financial point of view to such holders.

     For purposes of the opinion set forth herein, we have:

        (i) analyzed certain publicly available financial statements and other information of the Company and the Buyer, respectively;

        (ii) reviewed certain internal financial statements and other financial and operating data concerning the Company and the Buyer prepared by the managements of the Company and the Buyer, respectively;

        (iii) reviewed certain financial projections for the Buyer prepared by the management of the Buyer;

        (iv)      reviewed certain financial projections for the Company,

                  including estimates of certain potential benefits of the proposed business combination, prepared by the management of the Company;

        (v) discussed on a limited basis the past and current operations and financial condition and the prospects of the Company and the Buyer with senior executives of the Company and the Buyer, respectively;

        (vi) reviewed the reported prices and trading activity for the Company Common Stock and the Buyer Common Stock;

        (vii) compared the financial performance of the Company and the prices and trading activity of the Company Common Stock with that of certain other comparable publicly-traded companies and their securities;

        (viii) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

        (ix) discussed certain issues relating to the proposed spin-off of the Buyer's oil and gas exploration and production operations with senior executives of the Buyer;

        (x) participated in discussions among representatives of the Company, the Buyer and their financial and legal advisors;

        (xi)      reviewed the Merger Agreement and certain related documents;
                  and

        (xii)     performed such other analyses as we have deemed appropriate.

     We have assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, including the estimates of the Company of certain potential benefits of the proposed business combination, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company and the Buyer, respectively. We have not made any independent valuation or appraisal of the assets or liabilities of the Company or the Buyer, nor have we been furnished with any such appraisals. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

     In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition of the Company or any of its assets.

     We express no opinion and make no recommendations as to whether the holders of Company Common Stock should elect to receive either the Offer Consideration, the Cash Consideration or the Stock Consideration.


     We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated ('Morgan Stanley') and its affiliates have provided financial advisory and financing services for the Company and the Buyer and have received fees for the rendering of these services. In addition, the Morgan Stanley Leveraged Equity Fund II, L.P., an affiliate of Morgan Stanley, owns approximately 8.5% of the outstanding shares of Company Common Stock as of the date hereof and Mr. Frank V. Sica, a Managing Director of Morgan Stanley, is a member of the Board of Directors of the Company.

     It is understood that this letter is for the information of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent. We consent, however, to the inclusion of this opinion as an exhibit to any Schedule 14D-9, proxy or registration statement distributed in connection with the Offer or the Merger.

     Based on the foregoing, we are of the opinion on the date hereof that the Consideration to be received by the holders of shares of Company Common Stock pursuant to the Offer and the Merger, taken together, is fair from a financial point of view to such holders.

                                          Very truly yours,
                                          MORGAN STANLEY & CO. INCORPORATED

                                          By: /s/ MAHMOUD A. MAMDANI
                                              ---------------------------
                                              MAHMOUD A. MAMDANI
                                              Principal

                                                                         ANNEX D

                        ANSCHUTZ SHAREHOLDERS AGREEMENT*

     AGREEMENT, dated as of August 3, 1995, by and among Union Pacific Corporation, a Utah corporation ('Parent'), UP Acquisition Corporation, a Delaware corporation and an indirect wholly owned subsidiary of Parent ('Purchaser'), The Anschutz Corporation, a Kansas corporation ('TAC'), Anschutz Foundation, a Colorado not-for-profit corporation (the 'Foundation'), and Mr. Philip F. Anschutz ('Mr. Anschutz' and, collectively with TAC and the Foundation, the 'Shareholders').

                             W I T N E S S E T H :
     WHEREAS, simultaneously with the execution of this Agreement, Parent, Purchaser, Union Pacific Railroad Company, a Utah corporation ('UPRR'), and Southern Pacific Rail Corporation, a Delaware corporation (the 'Company'), have entered into an Agreement and Plan of Merger (as such Agreement may hereafter be amended from time to time, the 'Merger Agreement'), pursuant to which Purchaser has agreed, among other things, to commence a cash tender offer (the 'Offer') to purchase up to 39,034,471 shares of common stock, $.001 par value, of the Company (the 'Company Common Stock') and the Company will be merged with and into UPRR (the 'Merger');

     WHEREAS, as of the date hereof, Shareholders are the record and beneficial owner of, and have the sole right to vote and dispose of, an aggregate of 49,643,008 shares (the 'Shares') of Company Common Stock; and

     WHEREAS, as an inducement and a condition to its entering into the Merger Agreement and the Ancillary Agreements (as defined in the Merger Agreement), and incurring the obligations set forth therein, including the Offer and the Merger, Parent has required that Shareholders agree, and Shareholders have agreed, to enter into this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein and in the Merger Agreement and the Ancillary Agreements, the parties hereto, intending to be legally bound hereby, agree as follows:

     1. Certain Definitions. Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement. In addition, for purposes of this Agreement:

          (a) 'Affiliate' shall mean, with respect to any specified Person, any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. For purposes of this Agreement, with respect to any Shareholder, 'Affiliate' shall not include the Company or Parent and the Persons that directly, or indirectly through one or more intermediaries, are controlled by the Company or Parent, as the case may be.

          (b) 'Beneficially Own' or 'Beneficial Ownership' with respect to any securities shall mean having 'beneficial ownership' of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of

     1934, as amended (the 'Exchange Act')), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all Affiliates of such Person and all other Persons with whom such Person would constitute a 'group' within the meaning of Section 13(d) of the Exchange Act and the rules promulgated thereunder.

          (c) 'Company Voting Securities' shall mean any securities of the Company entitled, or which may be entitled, to vote generally in the election of directors and any securities convertible into or exercisable or exchangeable for such securities (whether or not subject to contingencies with respect to any matter or proposal submitted for the vote or consent of shareholders of the Company). For purposes of determining the percentage of Company Voting Securities Beneficially Owned by a Person, securities Beneficially Owned by any such Person that are convertible, exercisable or exchangeable for securities entitled to vote

------------------
* Conformed to reflect certain clarifications set forth in a Clarification of Anschutz Shareholders Agreement and Anschutz/Spinco Shareholders Agreement, dated as of August 3, 1995, by and among Union Pacific Corporation, UP Acquisition Corporation, Union Pacific Resources Group Inc., The Anschutz Corporation, Anschutz Foundation and Mr. Philip F. Anschutz, which has been filed as an exhibit to the Registration Statement.

     shall be deemed to be converted, exercised or exchanged and shall represent the number of securities of the Company entitled to vote into which such convertible, exercisable or exchangeable securities (disregarding for such purposes any restrictions on conversion, exercise or exchange) are then convertible, exchangeable or exercisable.

          (d) 'Current Market Price' shall mean, as applied to any class of stock on any date, the average of the daily 'Closing Prices' (as hereinafter defined) for the 20 consecutive trading days immediately prior to the date in question. The term 'Closing Price' on any day shall mean the last sales price, regular way, per share of such stock on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if shares of such stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of such stock are listed or admitted to trading, or, if the shares of such stock are not listed or admitted to trading on any national securities exchange on the NASDAQ National Market System or, if the shares of such stock are not quoted on the NASDAQ National Market System, the average of the high bid and low asked prices in the over-the-counter market as reported by the National Association of Securities Dealers Inc.'s Automated Quotation System.


          (e) 'including' shall mean including without limitation.

          (f) 'Parent Voting Securities' shall mean any securities of Parent entitled, or which may be entitled, to vote generally in the election of directors and any securities convertible into or exercisable or exchangeable for such securities (whether or not subject to contingencies with respect to any matter or proposal submitted for the vote or consent of shareholders of Parent). For purposes of this Agreement, Parent Voting Securities shall not include Company Voting Securities. For purposes of determining the percentage of Parent Voting Securities Beneficially Owned by a Person, securities Beneficially Owned by any such Person that are convertible, exercisable or exchangeable for securities entitled to vote shall be deemed to be converted, exercised or exchanged and shall represent the number of securities of Parent entitled to vote into which such convertible, exercisable or exchangeable securities (disregarding for such purposes any restrictions on conversion, exercise or exchange) are then convertible, exchangeable or exercisable.

          (g) 'Person' shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

          (h) 'Transfer' shall mean, with respect to a security, the sale, transfer, pledge, hypothecation, encumbrance, assignment or disposition of such security or the Beneficial Ownership thereof, the offer to make such a sale, transfer or other disposition, and each option, agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. As a verb, 'Transfer' shall have a correlative meaning.

     2. Tender of Shares; Pledge. (a) The parties agree that Shareholders may, but shall have no obligation to, tender (or cause the record owner of the Shares to tender), pursuant to and in accordance with the terms of the Offer, any or all of the Shares and any other shares of Company Common Stock hereafter Beneficially Owned by Shareholders. Shareholders hereby acknowledge and agree that Parent's and Purchaser's obligation to accept for payment and pay for Shares in the Offer, including any Shares tendered by Shareholders, is subject to the terms and conditions of the Offer. The parties agree that Shareholders will, for all Shares tendered by Shareholders in the Offer and accepted for payment and paid for by Purchaser, receive the same per Share consideration paid to other shareholders who have tendered into the Offer.

     (b) TAC has advised Parent that shares of Company Common Stock Beneficially Owned by TAC are or may be pledged to Bank of America National Trust and Savings Association or Citibank, N.A., respectively (collectively, the 'Banks') pursuant to pledge agreements (substantially in the forms reviewed by Parent, collectively, the 'Existing Pledge Agreements') to secure indebtedness borrowed from the Banks. TAC represents and warrants that the Existing Pledge Agreements do not or, before indebtedness borrowed therefrom is secured by any such shares, will not prevent, limit or interfere with TAC's compliance with, or performance of its obligations under, this Agreement, absent a default under the applicable Existing Pledge Agreements. TAC represents and warrants that it is not in default under the Existing Pledge Agreements. TAC has heretofore delivered to Parent a letter from Bank of America National Trust and Savings Association acknowledging this Agreement and agreeing in effect that, notwithstanding any default under the Existing Pledge Agreement, TAC (and Purchaser with respect to the proxy described in Section 3(b) hereof) shall have the right to exercise all voting rights with respect to the Company Common Stock pledged thereunder as set forth in Section 3 of this Agreement and the proxy described in Section 3(b) hereof. TAC shall deliver to Parent a similar letter from Citibank, N.A. before shares of Company Common Stock shall be pledged under the applicable Existing Pledge Agreement to secure any indebtedness. Shareholders may hereafter effect one or more pledges of Company Voting Securities or Parent Voting Securities to be received pursuant to the Merger or otherwise, or grants of security interests therein, to one or more financial institutions (other than the Banks) that are not Affiliates of any Shareholder (collectively, 'Other Financial Institutions') as security for the payment of bona fide indebtedness owed by one or more of the Shareholders or their Affiliates to such Other Financial Institutions. Except as set forth in the proviso below, neither the Bank nor any Other Financial Institution which hereafter becomes a pledgee of Company Voting Securities or Parent Voting Securities shall incur any obligations under this Agreement with respect to such Company Voting Securities or such Parent Voting Securities, as the case may be, or shall be restricted from exercising any right of enforcement or foreclosure with respect to any related security interest or lien; provided, however, that it shall be a condition to any such pledge to any Other Financial Institution that, in the case of Company Voting Securities, the pledgee shall agree that TAC (and Purchaser with respect to the proxy described in Section 3(b) hereof) shall have the right to exercise all voting rights with respect to the Company Voting Securities pledged thereunder as set forth in Section 3 of this Agreement and the proxy described in Section 3(b) hereof and, in the case of Company Voting Securities or Parent Voting Securities, no such pledge shall prevent, limit or interfere with Shareholders' compliance with, or performance of their obligations under, this Agreement, absent a default under such pledge agreement. The obligations of the Banks and the Other Financial Institutions under or with respect to Section 3 hereof and such proxy shall terminate on the earlier of (x) the consummation of the Merger and (y) the termination of the Merger Agreement in accordance with Article VII thereof.

     3.  Voting of Company Common Stock; Irrevocable Proxy.

     (a) Shareholders hereby agree that during the period commencing on the date hereof and continuing until the earlier of (x) the consummation of the Merger and (y) six months following the termination of the Merger Agreement in accordance with Section 7.1(c)(i) or 7.1(d)(ii) thereof, and (z) upon the termination of the Merger Agreement in accordance with any provision of Section
7.1 other than Section 7.1(c)(i) or 7.1(d)(ii) (such period being referred to as the 'Voting Period'), at any meeting (whether annual or special, and whether or not an adjourned or postponed meeting) of the Company's shareholders, however called, or in connection with any written consent of the Company's shareholders, subject to the absence of a preliminary or permanent injunction or other final order by any United States federal court or state court barring such action, Shareholders shall vote (or cause to be voted) the Shares and all other Company Voting Securities that they Beneficially Own, whether owned on the date hereof or hereafter acquired: (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval and adoption of the Merger Agreement and the terms thereof and each of the other actions contemplated by the Merger Agreement, this Agreement and the Ancillary Agreements and any actions required in furtherance thereof and hereof; (ii) against any action or agreement that would (A) result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or any of the Ancillary Agreements to which it is a party or of Shareholders under this Agreement or (B) impede, interfere with, delay, postpone, or adversely affect the Offer, the Merger or the transactions contemplated by the Merger Agreement, this Agreement and the Ancillary Agreements; and (iii) except as otherwise agreed to in writing in advance by Parent, against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement, this Agreement and the Ancillary Agreements): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its subsidiaries; (B) any sale, lease or transfer of a substantial portion of the assets or business of the Company or its subsidiaries, or reorganization, restructuring, recapitalization, special dividend, dissolution or liquidation of the Company or its subsidiaries; or (C) any change in the present capitalization of the Company including any proposal to sell a substantial equity interest in the Company or any of its subsidiaries. Shareholders shall not enter into any agreement, arrangement or understanding with any Person the effect of which would be inconsistent or violative of the provisions and agreements contained in this Section 3.

     (b) At the request of Parent, each Shareholder, in furtherance of the transactions contemplated hereby and by the Merger Agreement and the Ancillary Agreements, and in order to secure the performance by Shareholders of their duties under this Agreement, shall promptly execute and deliver to Purchaser an irrevocable proxy, in the form of Exhibit A hereto. Shareholders acknowledge and agree that the proxy executed and delivered pursuant to this Section 3(b) shall be coupled with an interest, shall constitute, among other things, an inducement for Parent to enter into this Agreement, the Merger Agreement and the Ancillary Agreements to which it is a party, shall be irrevocable during the Voting Period and shall not be terminated by operation of law or upon the occurrence of any event.

     4. Restrictions on Transfer, Proxies; No Solicitation. (a) Shareholders shall not, during the Voting Period, directly or indirectly: (i) except as provided in Section 2 hereof, Transfer (including but not limited to the Transfer of any securities of an Affiliate which is the record holder or Beneficial Owner of Company Voting Securities if, as the result of such Transfer, such Person would cease to be an Affiliate of a Shareholder) to any Person any or all of the Company Voting Securities Beneficially Owned by Shareholders, provided that a Shareholder may Transfer Company Voting Securities to any other Shareholder, (ii) except as provided in Sections 2(b) and 3(b) of this Agreement, grant any proxies or powers of attorney, deposit any such Company Voting Securities into a voting trust or enter into a voting agreement, understanding or arrangement with respect to the Company Voting Securities; or
(iii) take any action that would make any representation or warranty of Shareholders contained herein untrue or incorrect or would result in a breach by Shareholders of their obligations under this Agreement or a breach by the Company of its obligations under the Merger Agreement or any of the Ancillary Agreements to which it is a party. Notwithstanding any provisions of this

Agreement to the contrary, Shareholders may Transfer in the aggregate, following the consummation of the Offer and prior to the Effective Time, a number of Shares in the aggregate not greater than 10% of the Shares Beneficially Owned by Shareholders immediately following the consummation of the Offer; and provided, further, that any such Shares which are so Transferred by TAC, or Transferred by the Foundation in an amount in excess of 1,558,254 Shares, prior to the Company Special Meeting, shall continue to be subject to the voting agreement in Section 3(a) hereof and the proxy referred to in Section 3(b) hereof, and, as a condition to any such Transfer of Shares, Shareholders shall enter into a written agreement with the transferee of such Shares, in form and substance satisfactory to Parent, granting Shareholders the right to vote such Shares in accordance with the Voting Agreement in Section 3(a) hereof and the proxy referred to in Section 3(b) hereof.

     (b) During the Voting Period, Shareholders shall not, and shall cause their respective Affiliates and the respective officers, directors, employees, partners, investment bankers, attorneys, accountants and other agents and representatives of Shareholders and such Affiliates (such Affiliates, officers, directors, employees, partners, investment bankers, attorneys, accountants, agents and representatives of any Person are hereinafter collectively referred to as the 'Representatives' of such Person) not to, directly or indirectly, (i) initiate, solicit or encourage, or take any action to facilitate the making of, any offer or proposal which constitutes or is reasonably likely to lead to any Takeover Proposal (as defined in the Merger Agreement) of the Company or any Affiliate or any inquiry with respect thereto, or (ii) in the event of an unsolicited Takeover Proposal for the Company or any Affiliate of the Company, engage in negotiations or discussions with, or provide any information or data to, any Person (other than Parent, any of its Affiliates or representatives) relating to any Takeover Proposal. Shareholders shall notify Parent and the Purchaser orally and in writing of any such offers, proposals, or inquiries relating to the purchase or acquisition by any Person of the Shares Beneficially Owned by the Shareholders (including, without limitation, the terms and conditions thereof and the identity of the Person making it), within 24 hours of the receipt thereof; provided that Shareholders shall have no such notification obligation with respect to any proposal, offer or inquiry relating to any Takeover Proposal (which Takeover Proposal notification shall be reported to the Board of Directors of the Company) other than to the extent that such proposal contemplates treating Shareholders, as shareholders of the Company, in any manner different than or inconsistent with the treatment of other shareholders of the Company, whether as to terms, the entering into of separate agreements or otherwise. Shareholders shall, and shall cause their Representatives to, immediately cease and cause to be terminated all existing activities, discussions and negotiations, if any, with any parties conducted heretofore with respect to any Takeover Proposal relating to the Company, other than discussions or negotiations with Parent and its Affiliates.

     (c) During the Voting Period, Shareholders will not, and will cause their Affiliates not to, directly or indirectly, make any public comment, statement or communication, or take any action that would otherwise require any public disclosure by Shareholders, Parent or any other Person, concerning the Merger, the Offer, the Spin-off (as described in Section 5.4 of the Merger Agreement) and the other transactions contemplated by the Merger Agreement, this Agreement and the Ancillary Agreements, except for any disclosure (i) concerning the status of Shareholders as parties to such agreements the terms thereof, and their beneficial ownership of Shares required pursuant to Section 13d of the Exchange Act or (ii) required in the Schedule 14D-9 or the Proxy Statement/Prospectus.

     (d) Notwithstanding the restrictions set forth in Section 4(b), any Person who is a director or officer of the Company may exercise his fiduciary duties in his capacity as a director or officer with respect to the Company, as opposed to taking action with respect to the direct or indirect ownership of any Shares, and no such exercise of fiduciary duties shall be deemed to be a breach of, or a violation of the restrictions set forth in, Section 4(b) and none of the Shareholders shall have any liability hereunder for any such exercise of fiduciary duties by such Person in his capacity as a director and officer of the Company. Nothing in this Section 4(d) shall relieve or affect any of the Company's or its Affiliates' obligations under the Merger Agreement.

     5.  Standstill and Related Provisions.

     (a) Subject to the paragraph at the end of this Subsection 5(a), Shareholders agree that for a period commencing on the date hereof and terminating on the seventh anniversary of the Effective Time or, if earlier, the termination of this Agreement in accordance with the terms of Section 13 hereof (the 'Standstill Period'), without the prior written consent of the Board of Directors of Parent (the 'Board') specifically expressed in a resolution adopted by a majority of the directors of Parent, Shareholders will not, and Shareholders will cause each of their respective Affiliates not to, directly or indirectly, alone or in concert with others:

          (i) acquire, offer or propose to acquire, or agree to acquire (except, in any case, by way of (A) following consummation of the Merger, stock dividends or other distributions or rights offerings made available to holders of any shares of Parent Common Stock generally, share-splits, reclassifications, recapitalizations, reorganizations and any other similar action taken by Parent, (B) following consummation of the Merger, the conversion, exercise or exchange of Parent Voting Securities in accordance with the terms thereof, (C) the issuance and delivery of Parent Voting Securities pursuant to the Merger Agreement and (D) following consummation of the Merger, the acquisition of not more than 131,723 shares of Parent Common Stock pursuant to the Airplane Purchase Agreement dated as of May 5, 1994 between TAC and Learjet Inc. (as amended from time to time, the 'Airplane Purchase Agreement'), provided, that any such securities shall be subject to the provisions hereof), directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another Person, by joining a partnership, limited partnership, syndicate or other 'group' (within the meaning of Section 13(d)(3) of the Exchange Act) (other than groups consisting solely of Shareholders and their Affiliates, all of which are or, prior to the formation of such group, become, parties to this Agreement) or otherwise, any Parent Voting Securities; provided, however, that if Parent shall issue additional Parent Voting Securities following consummation of the Merger, Shareholders and their Affiliates may purchase or acquire additional Parent Voting Securities to bring their Beneficial Ownership up to the greater of 5.5% and the percentage of outstanding Parent Voting Securities Beneficially Owned by the Shareholders immediately prior to such issuance by Parent; provided, further, without limiting the immediately preceding proviso, if as a result of Transfers of Parent Voting Securities, Shareholders Beneficially Own less than 5.5% of the then outstanding shares of Parent Voting Securities, Shareholders may purchase or acquire additional Parent Voting Securities to bring their Beneficial Ownership up to, but not in excess of, 5.5% of the then outstanding shares of Parent Voting Securities. In addition, in the event that a Shareholder or an Affiliate thereof inadvertently and without knowledge (an 'Inadvertent Acquisition') indirectly acquires Beneficial Ownership of not more than one-quarter of one percent of the Parent Voting Securities in excess of the amount permitted to be owned by the Shareholders pursuant to this Section 5(a) pursuant to a transaction by which a Person (that was not then an Affiliate of a Shareholder before the consummation of such transaction) owning Parent Voting Securities becomes an Affiliate of such Shareholder, then all Parent Voting Securities so acquired shall thereupon become subject to this Agreement and such Shareholder shall be deemed not to have breached this Agreement provided that such Shareholder, within 120 days thereafter, causes a number of such Parent Voting Securities in excess of the amount permitted to be so owned (or, at the election of such Shareholder, an equal number of the other Parent Voting Securities that are Beneficially Owned by a Shareholder) to be Transferred, in a transaction subject to Section 6 hereof, to a transferee that is not a Shareholder, an Affiliate thereof or a member of a 'group' in which a Shareholder or an Affiliate is included (or, if Parent or its assignee shall exercise any purchase rights under Section 6(b) hereof, to Parent or its assignee);

          (ii) make, or in any way participate, directly or indirectly, in any 'solicitation' (as such term is used in the proxy rules of the Securities and Exchange Commission as in effect on the date hereof) of proxies or consents (whether or not relating to the election or removal of directors), seek to advise, encourage or influence any Person with respect to the voting of any Parent Voting Securities, initiate, propose or otherwise 'solicit' (as such term is used in the proxy rules of the Securities and Exchange Commission as in effect on the date hereof) shareholders of Parent for the approval of shareholder proposals, whether made pursuant to Rule 14a-8 of the Exchange Act or otherwise, or induce or attempt to induce any other Person to initiate any such shareholder proposal or otherwise communicate with the Parent's shareholders or others pursuant to Rule 14a-1(2)(iv) under the Exchange Act or otherwise;

          (iii) seek, propose, or make any statement with respect to, any merger, consolidation, business combination, tender or exchange offer, sale or purchase of assets, sale or purchase of securities, dissolution, liquidation, reorganization, restructuring, recapitalization, change in capitalization, change in corporate structure or business or similar transaction involving Parent or its subsidiaries (including Spinco) (any of the foregoing being referred to herein as a 'Specified Parent Transaction'); provided that the foregoing shall not prevent (A) voting in accordance with Section 5(c) hereof (but shall prevent any public comment, statement or communication, and any action that would otherwise require any public disclosure by Shareholders, Parent or any other Person, concerning such voting) or (B) the Shareholder Designee (as defined in Section 7 hereof) from exercising his fiduciary duties in his capacity as a director by participating in any Board deliberations or vote of the Board of Directors of Parent with respect to a Specified Parent Transaction;

          (iv) form, join or in any way participate in a 'group' (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any Parent Voting Securities, other than groups consisting solely of Shareholders and their Affiliates;

          (v) deposit any Parent Voting Securities in any voting trust or subject any Parent Voting Securities to any arrangement or agreement with respect to the voting of any Parent Voting Securities except as set forth in this Agreement;

          (vi) call or seek to have called any meeting of the stockholders of Parent or execute any written consent with respect to Parent or Parent Voting Securities; provided that the foregoing shall not prevent the Shareholder Designee from exercising his fiduciary duties in his capacity as a director by participating in any Board deliberations or vote of the Board of Directors of Parent with respect to the calling of any annual meeting of shareholders of Parent;

          (vii) otherwise act, alone or in concert with others, to control or seek to control or influence or seek to influence the management, Board of Directors or policies of Parent (except to the extent the actions by a Shareholder Designee relating to Parent's Board of Directors in the exercise of his fiduciary duties in his capacity as a director may be viewed as influencing or seeking to influence the management, Board of Directors or policies of Parent);

          (viii) seek, alone or in concert with others, representation on the Board of Directors of Parent (except as provided in Section 7 of this Agreement), or seek the removal of any member of such Board or a change in the composition or size of such Board;

          (ix) make any publicly disclosed proposal, comment, statement or communication (including, without limitation, any request to amend, waive or terminate any provision of this Agreement other than Section 5(a)), or make any proposal, comment, statement or communication (including, without limitation, any request to amend, waive or terminate any provision of this Agreement other than Section 5(a)) in a manner that would require any public disclosure by Shareholders, Parent or any other Person, or enter into any discussion with any Person (other than directors and officers of Parent), regarding any of the foregoing;

          (x) make or disclose any request to amend, waive or terminate any provision of Section 5(a) of this Agreement; or

          (xi) have any discussions or communications, or enter into any arrangements, understandings or agreements (whether written or oral) with, or advise, finance, assist or encourage, any other Person in connection with any of the foregoing, or take any action inconsistent with the foregoing, or make any investment in or enter into any arrangement with, any other Person that engages, or offers or proposes to engage, in any of the foregoing.

The restrictions set forth in this Section 5(a) shall not prevent Shareholders from (A) performing their obligations and exercising their rights under this Agreement, including, without limitation, (w) Transferring any Company Voting Securities or Parent Voting Securities in accordance with Sections 2(b), 4 and 6 hereof, (x) selecting the Shareholder Designee, (y) serving in the positions described in or resigning from such positions as described in Section 7(a) hereof, and (z) voting in accordance with Sections 3(a) and 5(c) hereof and granting a proxy to Purchaser in accordance with Section 3(b) hereof; (B) communicating in a non-public manner with any other Shareholder or their Affiliates; and (C) complying with the requirements of Sections 13(d) and 16(a) of the Exchange Act and the rules and regulations thereunder, in each case, as from time to time in effect, or any successor provisions or rules with respect thereto, or any other applicable law, rule, regulation, judgment, decree, ruling, order, award, injunction, or other official action of any agency, bureau, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government (whether federal, state, county or local, domestic or foreign).

     (b) Shareholders agree that during the period commencing on the date hereof and continuing until the earlier of (x) the consummation of the Merger and (y) the termination of the Merger Agreement, Shareholders will not, and Shareholders will cause each of their respective Affiliates not to, directly or indirectly, alone or in concert with others, acquire, offer or propose to acquire, or agree to acquire, whether by purchase, tender or exchange offer, though the acquisition of control of another Person, by joining a partnership, limited partnership, syndicate or other 'group' or otherwise, any Company Voting Securities (except pursuant to the Airplane Purchase Agreement and by way of stock dividends or other distributions or rights offerings made available to holders of any shares of Company Common Stock generally, stock-splits, reclassifications, recapitalizations, reorganizations and any other similar action taken by Company).

     (c) Subject to the receipt of proper notice and the absence of a preliminary or permanent injunction or other final order by any United States federal court or state court barring such action, Shareholders agree that during the Standstill Period Shareholders will, and will cause their Affiliates to, (i) be present, in person or represented by proxy, at all annual and special meetings of shareholders of Parent so that all Parent Common Stock Beneficially Owned by Shareholders and their Affiliates and then entitled to vote may be counted for the purposes of determining the presence of a quorum at such meetings, and (ii) vote in accordance with the recommendation of the Board of Directors of Parent in the election of directors and as directed by the Persons acting as Proxies in respect of proxies solicited by the Board of Directors of Parent with respect to the election of directors (including the manner in which such Parent Common Stock shall be cumulated). On all other matters presented for a vote of shareholders of Parent, Shareholders may vote in their discretion.


     6. Limitations on Disposition. (a) Shareholders agree that during the Standstill Period they will not, and will cause their Affiliates not to, directly or indirectly, without the prior written consent of the Board of Directors of Parent specifically expressed in a resolution adopted by a majority of the directors of Parent, Transfer to any Person any Parent Voting Securities (including but not limited to the Transfer of any securities of an Affiliate which is the record holder or Beneficial Owner of Parent Voting Securities, if (as the result of such Transfer, such Person would cease to be an Affiliate of a Shareholder), if, to the knowledge of the Shareholders or any of their Affiliates, after due inquiry which is reasonable in the circumstances (and which shall include, with respect to the Transfer of 1% or more of the Parent Voting Securities then outstanding in one transaction, or a series of related transactions, specific inquiry with respect to the identity of the acquiror of such Parent Voting Securities and the number of Parent Voting Securities that, immediately following such transaction or transactions, would be Beneficially Owned by such acquiror, together with its Affiliates and any members of a 'group' (within the meaning of Section 13(d)(3) of the Exchange Act) of which such acquiror is a member), immediately following such transaction the acquiror of such Parent Voting Securities, together with its Affiliates and any members of such a group, would Beneficially Own in the aggregate 4% or more of the Parent Voting Securities then outstanding; provided that, without the prior written consent of the Board of Directors of Parent, (i) Shareholders and their Affiliates may Transfer any number of Parent Voting Securities to any other Shareholder, any Affiliate of a Shareholder or to any heirs, distributees, guardians, administrators, executors, legal representatives or similar successors in interest of any Shareholder, provided that (A) such transferee, if not then a Shareholder, shall become a party to this Agreement and agree in writing to perform and comply with all of the obligations of such transferor Shareholder under this Agreement, and thereupon such transferee shall be deemed to be a Shareholder party hereto for all purposes of this Agreement, and (B) if the transferee is not prior thereto a Shareholder, the transferor shall remain liable for such transferee's performance of and compliance with the obligations of the transferor under this Agreement, (ii) Shareholders and their Affiliates may Transfer Parent Voting Securities in a tender offer, merger, or other similar business combination transaction approved by the Board of Directors of Parent, and (iii) Shareholders may pledge their Parent Voting Securities as provided in Section 2(b) hereof and the pledgee may Transfer such Parent Voting Securities in connection with the enforcement or foreclosure of any related security interest or lien following a default.

     (b) During the Standstill Period, if to the knowledge of the Shareholders after making due inquiry which is reasonable under the circumstances, immediately following the Transfer of any Parent Voting Securities the acquiror thereof, together with its Affiliates and any members of a 'group' (within the meaning of Section 13(d)(3) of the Exchange Act), would Beneficially Own in the aggregate 2% or more of the outstanding Parent Voting Securities (a '2% Sale'), Shareholders shall, prior to effecting any such Transfer, offer Parent a right of first refusal to purchase the shares proposed to be Transferred on the following terms. Shareholders shall provide Parent with written notice (the '2%

Sale Notice') of any proposed 2% Sale, which 2% Sale Notice shall contain the identity of the purchaser, the number of shares of Parent Voting Securities proposed to be Transferred to such purchaser, the purchase price for such shares and the form of consideration payable for such shares. The 2% Sale Notice shall also contain an irrevocable offer to sell the shares subject to such 2% Sale Notice to Parent for cash at a price equal to the price contained in such 2% Sale Notice. Parent shall have the right and option, by written notice delivered to such Shareholder (the 'Purchase Notice') within 15 days of receipt of the 2% Sale Notice, to accept such offer as to all, but not less than all, of the Parent Voting Securities subject to such 2% Sale Notice. Parent shall have the right to assign to any Person such right to purchase the shares subject to the 2% Sale Notice. In the event Parent (or its assignee) elects to purchase the shares subject to the 2% Sale Notice, the closing of the purchase of the Parent Voting Securities shall occur at the principal office of Parent (or its assignee) on or before the 30th day following such Shareholder's receipt of the Purchase Notice. In the event Parent does not elect to purchase the shares subject to the 2% Sale Notice, such Shareholder shall be free, for a period of 30 days following the receipt of notice from Parent of its election not to purchase such shares or, in the absence of any such notice, for a period of 30 days following the 15th day after receipt by Parent of the 2% Sale Notice, to sell the shares subject to the 2% Sale Notice in accordance with the terms of, and to the person identified in, the 2% Sale Notice. If such sale is not effected within such 30 day period such shares shall remain subject to the provisions of this Agreement. Notwithstanding the foregoing, the right of first refusal set forth in this Subsection (b) shall not apply to the sale by Shareholders of Parent Voting Securities (i) made in an underwritten public offering pursuant to an effective registration statement under the Securities Act, or (ii) made in a transaction permitted pursuant to, and made in compliance with, clauses (i) or (iii) of the proviso to Section 6(a) hereof, or (iii) made in a tender offer, merger or other similar business combination transaction approved by the Board of Directors of Parent. Any proposed sale by Shareholders of Parent Voting Securities shall be subject to the restrictions on sales to an acquiror which would Beneficially Own 4% or more of the outstanding Parent Voting Securities, as set forth in Section 6(a) hereof, whether or not Parent exercises its right of first refusal and consummates the purchase of Parent Voting Securities. If Parent (or its assignee) exercises its right to purchase any Parent Voting Securities but fails to complete the purchase thereof for any reason other than the failure of such Shareholder to perform its obligations hereunder with respect to such purchase, then, on the 30th day following such Shareholder's receipt of the Purchase Notice, such Parent Voting Securities shall cease to be subject to Sections 5(c), 6 and 12 hereof for any purpose whatsoever. If the purchase price described in any 2% Sale Notice is not solely made up of cash or marketable securities, the 2% Sale Notice shall include a good faith estimate of the cash equivalent of such other consideration, and the consideration payable by Parent or its assignee (if Parent elects to purchase (or to have assignee purchase) the Parent Voting Securities described in the 2% Sale Notice) in place of such other consideration shall be cash equal to the amount of such estimate; provided, however, that if Parent in good faith disagrees with such estimate and states a different good faith estimate in the Purchase Notice, and if Parent and such Shareholder cannot agree on the cash equivalent of such other (i.e., other than cash or marketable securities) consideration, such cash equivalent shall be determined by a reputable investment banking firm without material connections with either party. Such investment banking firm shall be selected by both parties or, if they shall be unable to agree, by an arbitrator appointed by the American

Arbitration Association. The fees and expenses of any such investment banking firm and/or arbitrator shall be shared equally by Parent and such Shareholder, unless otherwise determined by such firm or arbitrator. In the event of such differing estimates by Parent and such Shareholder, periods of time which would otherwise run under this Section 6(b) from the date of such Shareholder's receipt of the Purchase Notice shall run instead from the date on which the parties agree on such cash equivalent or, in the absence of such agreement, the date on which such cash equivalent is determined by such investment banking firm. If the purchase price described in any 2% Sale Notice shall include marketable securities, the purchase price payable by Parent (or its designee) shall include, to the extent marketable securities were included as a portion of the consideration provided for in the 2% Sale Notice, an amount in cash determined by reference to the Current Market Price of such securities on the day the Purchase Notice is received by such Shareholder.

     (c) Not later than the tenth day following the end of any calendar month during the Standstill Period in which one or more dispositions of Parent Voting Securities by Shareholders or any of their Affiliates shall have occurred, the relevant Shareholder shall give written notice to Parent of all such dispositions. Such notice shall state the date upon which each such disposition was effected, the price and other terms of each such disposition, the number and type of Parent Voting Securities involved in each such disposition, the means by which each such disposition was effected and, to the extent known, the identity of the Persons acquiring such Parent Voting Securities.

     (d) In connection with any proposed privately negotiated sale by any Shareholders of Parent Voting Securities representing in excess of 3.9% of the then outstanding shares of Parent Voting Securities, Parent will cooperate with and permit the proposed purchaser to conduct a due diligence review reasonable under the circumstances of Parent and its Subsidiaries and their respective business and operations, including, without limitation, reasonable access during normal business hours to their executive officers, and, if reasonable under the circumstances, their properties subject to execution by such purchaser of a customary confidentiality agreement; provided that Parent shall not be required to permit more than two such due diligence reviews in any twelve-month period.

     7. Parent Covenants. (a) On or prior to the Effective Time, the Board of Directors of Parent will take all action necessary to elect Mr. Anschutz, or another individual selected by TAC and reasonably acceptable to the Board of Directors of Parent (such director being referred to as the 'Shareholder Designee') as a director of Parent's Board of Directors and to appoint Mr. Anschutz, but not any other Shareholder Designee, as Vice Chairman of the Board of Directors as of the Effective Time. Subject to the following sentence of this
Section 7, after the Effective Time and during the Standstill Period, Parent shall include the Shareholder Designee in the Board of Directors' slate of nominees for election as directors at Parent's annual meeting of shareholders and shall recommend that the Shareholder Designee be elected as a director of Parent. The Shareholder Designee, if requested by Parent, shall resign from Parent's Board of Directors (a) effective not later than the next annual meeting of shareholders of Parent, if Shareholders and their Affiliates Beneficially Own less than 4% of the Parent Voting Securities then outstanding, provided, however that this Agreement shall continue in full force and effect until the date of such resignation, or (b) immediately if the Shareholders violate or breach any of the material terms or provisions of this Agreement. Notwithstanding any resignation pursuant to clause (b) of the preceding sentence, all of the provisions of this Agreement other than this Section 7 shall continue in full force and effect. The duties and responsibilities of the Vice Chairman shall be as assigned by the Board of Directors of Parent or by the Chairman of the Board, and the Vice Chairman shall receive no additional compensation for serving in such position. So long as a Shareholder Designee serves as a member of the Board of Directors of Parent, Parent agrees that the Shareholder Designee shall serve (subject to the applicable requirements of the New York Stock Exchange or any other security exchange on which the Parent Common Stock is listed, or if not so listed, under the rules or regulations of the National Association of Securities Dealers) as a member of the Executive, Finance and Corporate Development, and Compensation, Benefits and Nominating Committees of the Board; provided, however that Parent shall not be obligated to cause the Shareholder Designee to become a member of the Compensation, Benefits and Nominating Committee of the Board if, and only for so long as, in the opinion of tax counsel for Parent (which may be internal or outside counsel), the membership of the Shareholder Designee on such Committee would be likely to cause the disallowance of any deduction by Parent for federal income tax purposes under Section 162(m) of the Code or any other provision of, or regulation under, the Code now or hereafter in effect. Parent acknowledges that the Shareholder Designee, consistent with his rights and duties as a director, shall have access to all information that he may request concerning actions taken by the Compensation, Benefits and Nominating Committee. Except as otherwise provided in this Section 7, upon the termination of this Agreement, if so requested by Parent, the Shareholder Designee shall resign as a director of the Parent's Board of Directors.

     (b) In the event that any Shareholder Designee shall cease to be a member of the Board of Directors by reason of death, disability or resignation (other than resignations required pursuant to the provisions of this Section 7), Parent shall replace such Shareholder Designee with another Shareholder Designee at the next meeting of the Board of Directors.

     (c) The Shareholder Designee, upon nomination or appointment as a director of Parent, shall agree in writing to comply with the obligations of the Shareholders under Section 5(a) hereof and the obligation of such Shareholder Designee under this Section 7(c).

     (d) Without the prior written consent of Shareholders, Parent shall not take or recommend to its shareholders any action which would impose limitations, not imposed on other Shareholders of Parent, on the enjoyment by any of Shareholders and their Affiliates of the legal rights generally enjoyed by shareholders of Parent, other than those imposed by the terms of this Agreement, the Merger Agreement and the Ancillary Agreements; provided, however, that the foregoing shall not prevent Parent from implementing or adopting a Shareholder Rights Plan or issuing a similar security which has a 'trigger' threshold of not less than the greater of 10% of the outstanding shares of Parent Common Stock or the amount then Beneficially Owned by Shareholders not in violation of this

Agreement.

     8. Additional Limitation on Dispositions. (a) Notwithstanding any other provision of this Agreement, TAC agrees that it will not, and will cause its Affiliates not to, for a period of two years commencing as of the Effective Time (the 'Reorganization Continuity Period'), enter into any transaction or arrangement to the extent such transaction or arrangement (combined with any other transactions or arrangements entered into by TAC or its Affiliates) would result in TAC having entered into an Economic Disposition with respect to an amount of Parent Voting Securities received by TAC in the Merger that exceeds the Threshold Amount unless the condition described in Section 8(b) is satisfied, regardless of whether such transaction or arrangement would be treated as a sale, exchange or other taxable disposition of such Parent Voting Securities for United States federal income tax purposes. For purposes of this
Section 8, the 'Threshold Amount' equals the number of Parent Voting Securities received by TAC in the Merger multiplied by the following fraction: the numerator is 20 per cent and the denominator is (A) the percentage of outstanding Company Common Stock currently held by TAC minus (B) the percentage of outstanding Company Common Stock that TAC exchanges for cash in the Offer or the Merger. For purposes of this Section 8, an 'Economic Disposition' of shares of Parent Voting Securities shall mean (i) any transaction or arrangement (including an outright sale) that would be treated as a sale, exchange or other taxable disposition for United States federal income tax purposes of shares of Parent Voting Securities received in the Merger and (ii) any transaction or arrangement (or combination of transactions or arrangements) entered into by or on behalf of TAC or its Affiliates that reduces the economic benefits and burdens to TAC of owning shares of Parent Voting Securities (including any swap transaction, notional principal contract or the acquisition or grant of any calls, puts or other options, whether or not cash settlement is permitted or required) to such an extent that such transaction or arrangement causes TAC not to satisfy the 'continuity of proprietary interest' requirement under Section 368 of the Internal Revenue Code of 1986, as amended (the 'Code') with respect to such shares.

     (b) During the Reorganization Continuity Period, at least thirty (30) business days prior to entering into any proposed transaction or arrangement (combined with any other transactions or arrangements entered into by TAC) relating to or involving any shares of Parent Voting Securities in excess of the Threshold Amount (a 'Proposed Transaction'), TAC must provide at its expense a written opinion of nationally recognized tax counsel, in form and substance reasonably acceptable to Parent, that the Proposed Transaction will not adversely affect the treatment of the Merger as a reorganization within the meaning of Section 368 of the Code.

     (c) The bona fide pledge of any Parent Voting Securities, or the bona fide grant of a security interest therein, to secure the payment of bona fide indebtedness owed by TAC or any of its Affiliates, and the sale, exchange or disposition, or Economic Disposition, at the direction of the pledgee or holder of a security interest, of any of such Parent Voting Securities in connection with the exercise of any right of enforcement or foreclosure in respect thereof, shall not be subject to or prevented by this Section 8.

     (d) The Threshold Amount and the number of shares of Parent Voting Securities that are or have been subject to an Economic Disposition shall be adjusted, as of any date of determination, to give effect to any stock dividends, share-splits, reclassifications, recapitalizations, reorganizations or other similar actions that shall have been taken by Parent as of such date with respect to the Parent Voting Securities.

     9. Representations and Warranties of Shareholders. Shareholders hereby represent and warrant to Parent and Purchaser as follows:

          (a) TAC is a corporation duly organized and validly existing under the laws of the State of Kansas and is in good standing under the laws of the State of Kansas. The Foundation is a not-for-profit corporation duly organized and existing under the laws of the State of Colorado. Shareholders have all necessary power and authority to execute and deliver this Agreement and perform their obligations hereunder. The execution and delivery by TAC and the Foundation of this Agreement and the performance by TAC and the Foundation of their obligations hereunder have been duly and validly authorized by the Board of Directors of TAC and the Foundation, and by the sole stockholder of TAC, and no other proceedings or actions on the part of any Shareholder are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

          (b) This Agreement has been duly and validly executed and delivered by Shareholders and constitutes the valid and binding agreement of Shareholders, enforceable against Shareholders in accordance with its terms except to the extent (i) such enforcement may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (c) Each Shareholder is the sole record holder and Beneficial Owner of the number of Shares listed opposite such Shareholder's name on the signature page hereof, and, except as provided in Section 2(b) hereof and to the extent created by either or both of the Corporate Matters Agreement (the 'Corporate Matters Agreement') and the Shareholder Agreement, each dated as of August 1, 1993 and among Company, MSLEF and certain other parties, TAC and certain other parties thereto, each of which the Shareholders agree to terminate as of the Effective Time, has good and marketable title to all of such Shares, free and clear of all liens, claims, options, proxies, voting agreements, security interests, charges and encumbrances. The Shares constitute all of the capital stock of the Company Beneficially Owned by Shareholders, and except for the Shares, neither Shareholders nor any of their Affiliates Beneficially Owns or has any right to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) any Company Voting Securities, except that TAC has the right to acquire up to 324,041 (less any amount subsequently sold by Learjet Inc. or its assignee) shares of Company Common Stock pursuant to the Airplane Purchase Agreement. Except as provided in Section 2(b) hereof and in this Section 9(c), each Shareholder has sole power to vote and to dispose of the Shares Beneficially Owned by such Shareholder, and sole power to issue instructions with respect to such Shares to the extent appropriate in respect of the matters set forth in this Agreement, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement. Shareholders do not beneficially own or have any right to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing), except pursuant to the Merger, any Parent Voting Securities.

          (d) Except for filings, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Hart-Scott Rodino Antitrust Improvements Act of 1976 (the 'HSR Act'), with respect to the acquisition by Shareholders of Parent Voting Securities in the Merger, the Securities Exchange Act of 1934, and the ICA, in each case as amended,
     (i) no filing with, and no permit, authorization, consent or approval of, any state or federal governmental body or authority is necessary for the execution of this Agreement by Shareholders and the consummation by Shareholders of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by Shareholders, the consummation by Shareholders of the transactions contemplated hereby or compliance by Shareholders with any of the provisions hereof shall (A) conflict with or result in any breach of the certificate or incorporation or by-laws or other organizational documents of TAC or the Foundation, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which any Shareholder is a party or by which any Shareholder or any of its properties or assets (including the Shares) may be bound, or (C) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to any Shareholder or any of its properties or assets. To the best knowledge of Shareholders, no litigation is pending or threatened involving Shareholders or the Company relating in any way to this Agreement, the Merger Agreement, the Ancillary Agreements, or any transactions contemplated hereby or thereby.

          (e) Shareholders understand and acknowledge that Parent is entering into, and causing the Purchaser to enter into, the Merger Agreement and the Ancillary Agreements, and is incurring the obligations set forth therein, in reliance upon Shareholders' execution and delivery of this Agreement.

          (f) Except for Morgan Stanley & Co. Incorporated, no broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Shareholders.


          (g) Shareholders have no plan or intention, and as of the Effective Time will have no plan or intention to sell, exchange or otherwise dispose of any of the shares of Parent Voting Securities that they receive in the Merger.

          (h) Shareholders have no plan or intention and, provided the IRS requests such a representation, will represent (in the form requested by Parent) that as of the effective date of the distribution of the shares of Spinco capital stock (the 'Spin-off') they will have no plan or intention, to sell, exchange, transfer by gift, or otherwise dispose of any of the shares of Spinco capital stock they receive in the Spin-off.

          (i) Shareholders will make such representations as may reasonably be requested by Parent (provided such representations are true at the time given), and in such form as may reasonably be requested by Parent, for use in connection with the request by Parent that the Internal Revenue Service issue a private letter ruling with respect to the tax consequences of the Spin-off.

     10. Representations and Warranties of Parent and Purchaser. Parent and Purchaser hereby represent and warrant to Shareholders as follows:

          (a) Parent is a corporation duly organized and validly existing under the laws of the State of Utah, and Purchaser is a corporation duly organized and validly existing under the laws of the State of Delaware and each of them is in good standing under the laws of the state of its incorporation. Parent and Purchaser have all necessary corporate power and authority to execute and deliver this Agreement and perform their respective obligations hereunder. The execution and delivery by Parent and Purchaser of this Agreement and the performance by Parent and Purchaser of their respective obligations hereunder have been duly and validly authorized by the Board of Directors of each of Parent and Purchaser and no other corporate proceedings on the part of Parent or Purchaser are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

          (b) This Agreement has been duly and validly executed and delivered by Parent and Purchaser and constitutes a valid and binding agreement each of Parent and Purchaser, enforceable against each of them in accordance with its terms except to the extent (i) such enforcement may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (c) Except for filings, authorizations, consents and approvals as may be required under, and other applicable requirements of, the ICA, the HSR Act, with respect to the sale of Parent Voting Securities to Shareholders in the Merger, and the ICA (i) no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by Parent or Purchaser and the consummation by Parent or Purchaser of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by Parent or Purchaser, the consummation by Parent or Purchaser of the transactions contemplated hereby or compliance by Parent or Purchaser with any of the provisions hereof shall (A) conflict with or result in any breach of the certificate of incorporation or by-laws of Parent or Purchaser, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Parent or Purchaser is a party or by which Parent or Purchaser or any of their respective properties or assets may be bound, or (C) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to Parent or Purchaser or any of their respective properties or assets. To the best knowledge of Parent, no litigation is pending or threatened involving Parent or Purchaser relating in any way to this Agreement, the Merger Agreement, the Ancillary Agreements, or any transactions contemplated hereby or thereby.

          (d) Except for CS First Boston Corporation, no broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Parent or Purchaser.

     11. Further Assurances. (a) From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

     (b) Shareholders agree that, prior to the consummation of the Offer, they will enter into an amendment to the existing Registration Rights Agreement, forming Exhibit A to the Corporate Matters Agreement, by and among the Company and the parties named therein, which amendment shall be reasonably satisfactory to Parent, in order to permit Parent to freely exercise its 'piggyback' registration rights in accordance with terms and provisions of the Registration Rights Agreement being entered into by the Company, Parent and Purchaser in connection with the execution of the Merger Agreement.

     12.  Stop Transfer; Legend.

     (a) Shareholders agree with and covenant to Parent that Shareholders shall not request that the Company or Parent, as the case may be, register the transfer (book-entry or otherwise) of any certificated or uncertificated interest representing any of the securities of the Company or of Parent, as the case may be, unless such transfer is made in compliance with this Agreement.

     (b) During the Standstill Period, Shareholders shall promptly surrender to the Company all certificates representing the Shares, and other Company Voting Securities acquired by Shareholders or their Affiliates after the date hereof, and the Company shall place the following legend on such certificates:

         'THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SHAREHOLDERS AGREEMENT, DATED AS OF AUGUST 3, 1995 BY AND AMONG UP ACQUISITION CORPORATION, UNION PACIFIC CORPORATION AND PHILIP F. ANSCHUTZ, THE ANSCHUTZ CORPORATION, ANSCHUTZ FOUNDATION WHICH, AMONG OTHER THINGS, RESTRICTS THE TRANSFER AND VOTING THEREOF.'

     (c) During the Standstill Period, each certificate representing Parent Voting Securities the Beneficial Ownership of which is acquired by any Shareholder shall bear the following legend:

         'THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN AGREEMENTS BETWEEN PHILIP F. ANSCHUTZ, THE ANSCHUTZ CORPORATION, ANSCHUTZ FOUNDATION AND UNION PACIFIC CORPORATION, COPIES OF WHICH MAY BE OBTAINED FROM UNION PACIFIC CORPORATION WHICH, AMONG OTHER THINGS, RESTRICT THE TRANSFER AND VOTING THEREOF.'

     (d) In connection with any Transfer of Company Voting Securities or Parent Voting Securities to any Person, other than a Shareholder, an Affiliate of a Shareholder, any heir, distributee, guardian, administrator, executor, legal representative or similar successor in interest, or a member of a 'group' (within the meaning of Section 13(d)(3) of the Exchange Act) in which a Shareholder or an Affiliate thereof or such other Person is included, pursuant to, and made in compliance with, Section 6 hereof, and from and after the termination of the Standstill Period, the Company may and Parent shall, upon surrender thereto of any certificates representing Company Voting Securities or Parent Voting Securities, as the case may be, that bear a legend required by this Section 12, issue and deliver to the record owner of the securities represented thereby, or to its registered transferee, certificates representing such securities without such legend.

     13. Termination. Except as otherwise provided in this Agreement, this Agreement shall terminate (a) if the Effective Time does not occur, upon the termination of the Merger Agreement, provided, however, that if the Merger Agreement shall have been terminated pursuant to Section 7.1(c)(i) or 7.1(d)(ii) thereof, the provisions of Sections 3 and 4 hereof shall survive the termination of this Agreement for a period of six months, or (b) if the Effective Time does occur, on the earliest to occur of (1) the seventh anniversary of the Effective Time, (2) at such time that the Shareholders Beneficially Own, and continue to Beneficially Own, in the aggregate, less than 4% of the Parent Voting Securities then outstanding, it being understood, however, that if the Shareholders at any time Beneficially Own in the aggregate less than 4% of the Parent Voting Securities then outstanding but, prior to the seventh anniversary of the Effective Time, subsequently acquire Beneficial Ownership of any Parent Voting Securities (except pursuant to clauses (A), (B) or (C) of the parenthetical exception to the first sentence in Section 5(a)(i) hereof or in an Inadvertent Acquisition) such that immediately following such acquisition Shareholders become Beneficial

Owners in the aggregate of more than 4% of the Parent Voting Securities then outstanding, the provisions of Sections 5, 6, 9, 11, 12, 13 and 14 of this Agreement shall be effective and in full force again as if no such termination had occurred, and (3) if at any time that the Shareholders Beneficially Own in the aggregate more than 4% of the Parent Voting Securities then outstanding (i) the Shareholder Designee shall not be elected as a director of Parent as provided in this Agreement, (ii) if and so long as Mr. Anschutz shall be a director of Parent, Mr. Anschutz (but not any other Shareholder Designee) shall not be appointed Vice Chairman of the Board of Directors, (iii) subject to applicable requirements of the New York Stock Exchange or any other security exchange on which the Parent Common Stock is listed, or if not so listed, under the rules or regulations of the National Association of Securities Dealers, a Shareholder Designee who is then a director shall not be appointed as a member of the Executive, Finance and Corporate Development, and Compensation, Benefits and Nominating Committees, respectively, of the Board of Directors of Parent (or committees having similar functions) or (iv) Parent shall have breached its covenant in Section 7(b) hereof; provided that TAC, for itself and on behalf of all other Shareholders, may by written notice to Parent irrevocably elect that, from and after the delivery thereof, the references in this Section 13 and in
Section 7 hereof to '4%' be deleted and replaced by references to '3%.' Notwithstanding anything to the contrary, any agreements or covenants which by their terms require action or performance following termination of this Agreement shall survive such termination.

     14.  Miscellaneous.

     (a) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

     (b) Shareholders agree that this Agreement and the respective rights and obligations of Shareholders hereunder shall attach to any Company Voting Securities or Parent Voting Securities that may become Beneficially Owned by Shareholders. The obligations of Shareholders under Sections 5(c), 6 and 12 hereof shall terminate with respect to Company Voting Securities and Parent Voting Securities that shall cease to be Beneficially Owned by a Shareholder, an Affiliate thereof or any heir, distributee, guardian, administrator, executor, legal representative or similar successor in interest, pursuant to a Transfer thereof to any Person other than a Shareholder, an Affiliate of a Shareholder, such other Person or a member of a 'group' (within the meaning of Section 13(d)(3) of the Exchange Act) in which a Shareholder, an Affiliate thereof or such other person is included; provided that such Transfer shall be permitted by, and made in accordance with Section 2(b) hereof, Section 4(a) hereof or
Section 6 hereof, as the case may be, and such termination shall be effective upon the Transfer of such securities; such transferees of such securities shall have no obligations or rights under or with respect to this Agreement and, except as otherwise provided herein, shall not be deemed to be Shareholders for any purposes of this Agreement; and thereafter such securities shall not be subject to Sections 5(c), 6 and 12 hereof for any purpose whatsoever. The representations, warranties, covenants, obligations and other agreements of Shareholders made or undertaken in this Agreement are made or undertaken by each Shareholder with respect to itself alone, severally and not jointly, and, no Shareholder shall have any responsibility with respect to the representations, warranties, covenants, obligations and other agreements made or undertaken by any other Shareholder in this Agreement or any liability with respect to the breach thereof by any other Shareholder.

     (c) Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, and each of Parent and Purchaser, on the one hand, and Shareholders, on the other hand, shall indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any brokerage fees, commissions or finders' fees asserted by any person on the basis of any act or statement alleged to have been made by such party or its Affiliates.

     (d) Except as provided in the Agreement, this Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other party, provided that Parent may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Parent of its obligations hereunder if such assignee does not perform such obligations.

     (e) This Agreement may not be amended, changed, supplemented, or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by each of the parties hereto. The parties may waive compliance by the other parties hereto with any representation, agreement or condition otherwise required to be complied with by such other party hereunder, but any such waiver shall be effective only if in writing executed by the waiving party.

     (f) All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if given) by hand delivery or telecopy (with a confirmation copy sent for next day delivery via courier service, such as Federal Express), or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

     If to Shareholders:

        The Anschutz Corporation
        Suite 2400
        555 Seventeenth Street
        Denver, Colorado 80202

        Anschutz Foundation
        Suite 2400
        555 Seventeenth Street
        Denver, Colorado 80202

        Philip F. Anschutz
        Suite 2400

        555 Seventeenth Street
        Denver, Colorado 80202

     copy to:

     and, in either case, with a copy to:

        O'Melveny & Myers
        153 East 53rd Street
        New York, New York 10022
        Telephone No.: (212) 326-2000
        Telecopy No.: (212) 326-2091
        Attention: Drake S. Tempest, Esq.

     If to Parent or Purchaser:

        Union Pacific Corporation
        Martin Tower
        Eighth and Eaton Avenues
        Bethlehem, Pennsylvania 18018
        Telephone No.: (610) 861-3200
        Telecopy No.: (610) 861-3111
        Attention: Carl W. von Bernuth

     copy to:

        Skadden, Arps, Slate, Meagher & Flom
        919 Third Avenue
        New York, New York 10022
        Telephone No.: (212) 735-3000
        Telecopy No.: (212) 735-2001
        Attention: Paul T. Schnell, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

     (g) Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

     (h) Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

     (i) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

     (j) This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

     (k) This Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

     (l) The representations and warranties made herein shall survive through the term of this Agreement.

     (m) Each party hereby irrevocably submits to the nonexclusive jurisdiction of the Supreme Court in the State of New York in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding may be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this paragraph (m) and shall not be deemed to be a general submission to the jurisdiction of said Court or in the State of New York other than for such purposes. Each party hereto hereby waives any right to a trial by jury in connection with any such action, suit or proceeding.

     (n) The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     (o) This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

     IN WITNESS WHEREOF, Parent, Purchaser and Shareholders have caused this Agreement to be duly executed as of the day and year first above written.

                                          UNION PACIFIC CORPORATION

                                          By:           /s/ DREW LEWIS
                                            ------------------------------------
                                            Name:  Drew Lewis

                                            Title: Chairman and Chief
                                                   Executive Officer

                                          UP ACQUISITION CORPORATION

                                          By:     /s/ L. WHITE MATTHEWS, III
                                            ------------------------------------
                                            Name:  L. White Matthews, III
                                            Title: Executive Vice
                                                   President-Finance

No. of Shares: 48,084,754                 THE ANSCHUTZ CORPORATION

                                          By:       /s/ PHILIP F. ANSCHUTZ
                                            ------------------------------------
                                            Name:  Philip F. Anshutz
                                            Title: President

No. of Shares: 1,558,254                  ANSCHUTZ FOUNDATION

                                          By:       /s/ PHILIP F. ANSCHUTZ
                                            ------------------------------------
                                            Name:  Philip F. Anschutz
                                            Title: Chairman of the Board

No. of Shares: 48,084,754
[by reason of ownership of TAC]
                                                  /s/ PHILIP F. ANSCHUTZ
                                            ------------------------------------
                                                    Philip F. Anschutz

     The undersigned agrees to be bound by and comply with the provisions of
Section 12(b) of this Agreement.

                                          SOUTHERN PACIFIC RAIL CORPORATION

                                                      /s/ CANNON Y. HARVEY
                                            ------------------------------------

                                          Name:  Cannon Y. Harvey
                                          Title: Executive Vice President

                                                                       EXHIBIT A
                                              TO ANSCHUTZ SHAREHOLDERS AGREEMENT

                               IRREVOCABLE PROXY

     The undersigned hereby revokes any previous proxies and appoints Union Pacific Corporation ('Parent'), Drew Lewis and Richard K. Davidson, and each of them, with full power of substitution, as attorney and proxy of the undersigned to attend any and all meetings of shareholders of Southern Pacific Rail

Corporation, a Delaware corporation (the 'Company') (and any adjournments or postponements thereof), to vote all shares of Common Stock, $.001 par value, of the Company that the undersigned is then entitled to vote, and to represent and otherwise to act for the undersigned in the same manner and with the same effect as if the undersigned were personally present, with respect to all matters specified in Section 3(a) of the Shareholders Agreement (the 'Shareholders Agreement'), dated as of August 3, 1995, by and among Parent, UP Acquisition Corporation, the undersigned and [other Shareholders]. Capitalized terms used and not defined herein have the respective meanings ascribed to them in, or as prescribed by, the Shareholders Agreement.

     This proxy shall be deemed to be a proxy coupled with an interest and is irrevocable during the Voting Period and has been granted pursuant to Section 3(b) of the Shareholders Agreement.

     The undersigned authorizes such attorney and proxy to substitute any other person to act hereunder, to revoke any substitution and to file this proxy and any substitution or revocation with the Secretary of the Company.

Dated:               , 1995

                                          [Shareholder]

                                          By:
                                             -----------------------------------
                                            Name:
                                            Title:

                                                                         ANNEX E

                          MSLEF SHAREHOLDER AGREEMENT

     AGREEMENT, dated as of August 3, 1995, by and among Union Pacific Corporation, a Utah corporation ('Parent'), UP Acquisition Corporation, a Delaware corporation and an indirect wholly owned subsidiary of Parent ('Purchaser'), and The Morgan Stanley Leveraged Equity Fund II, L.P., a Delaware limited partnership (the 'Shareholder').

                             W I T N E S S E T H :

     WHEREAS, simultaneously with the execution of this Agreement, Parent, Purchaser, Union Pacific Railroad Company, a Utah corporation ('UPRR'), and Southern Pacific Rail Corporation, a Delaware corporation (the 'Company'), have entered into an Agreement and Plan of Merger (as such Agreement may hereafter be amended from time to time, the 'Merger Agreement'), pursuant to which Purchaser has agreed, among other things, to commence a cash tender offer (the 'Offer') to purchase up to 39,034,471 shares of common stock, $.001 par value, of the Company (the 'Company Common Stock') and the Company will be merged with and into UPRR (the 'Merger');

     WHEREAS, as of the date hereof, Shareholder is the record and beneficial owner of, and has the sole right to vote and dispose of, an aggregate of 13,341,580 shares (the 'Shares') of Company Common Stock; and

     WHEREAS, as an inducement and a condition to its entering into the Merger Agreement and the Ancillary Agreements (as defined in the Merger Agreement), and incurring the obligations set forth therein, including the Offer and the Merger, Parent has required that Shareholder agree, and Shareholder has agreed, to enter into this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein and in the Merger Agreement and the Ancillary Agreements, the parties hereto, intending to be legally bound hereby, agree as follows:

     1. Certain Definitions. Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement. In addition, for purposes of this Agreement:

          (a) 'Affiliate' shall mean, with respect to any specified Person, any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. For purposes of this Agreement, with respect to the Shareholder, 'Affiliate' shall not include the Company and the Persons that directly, or indirectly through one or more intermediaries, are controlled by the Company.

          (b) 'Beneficially Own' or 'Beneficial Ownership' with respect to any securities shall mean having 'beneficial ownership' of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the 'Exchange Act')), including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that securities Beneficially Owned by the Shareholder shall include only those securities (including, without limitation, the Shares) with respect to which the Shareholder exercises direct voting and investment control and shall not include securities (other than those securities (including, without limitation, the Shares) with respect to which the Shareholder exercises direct voting and investment control) Beneficially Owned by any Affiliates of the Shareholder or any other Persons with whom the Shareholder would constitute a 'group' within the meaning of Section 13(d) of the Exchange Act and the rules promulgated thereunder.

          (c) 'Company Voting Securities' shall mean any securities of the Company entitled, or which may be entitled, to vote generally in the election of directors and any securities convertible into or exercisable or exchangeable for such securities (whether or not subject to contingencies with respect to any matter or proposal submitted for the vote or consent of shareholders of the Company). For purposes of determining the percentage of Company Voting Securities Beneficially Owned by a Person, securities Beneficially Owned by any such Person that are convertible, exercisable or exchangeable for securities entitled to vote shall be deemed to be converted, exercised or exchanged and shall represent the number of securities of the

     Company entitled to vote into which such convertible, exercisable or exchangeable securities (disregarding for such purposes any restrictions on conversion, exercise or exchange) are then convertible, exchangeable or exercisable.

          (d) 'including' shall mean including without limitation.

          (e) 'Parent Voting Securities' shall mean any securities of Parent entitled, or which may be entitled, to vote generally in the election of directors and any securities convertible into or exercisable or exchangeable for such securities (whether or not subject to contingencies with respect to any matter or proposal submitted for the vote or consent of shareholders of Parent). For purposes of this Agreement, Parent Voting Securities shall not include Company Voting Securities. For purposes of determining the percentage of Parent Voting Securities Beneficially Owned by a Person, securities Beneficially Owned by any such Person that are convertible, exercisable or exchangeable for securities entitled to vote shall be deemed to be converted, exercised or exchanged and shall represent the number of securities of Parent entitled to vote into which such convertible, exercisable or exchangeable securities (disregarding for such purposes any restrictions on conversion, exercise or exchange) are then convertible, exchangeable or exercisable.

          (f) 'Person' shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

          (g) 'Transfer' shall mean, with respect to a security, the sale, transfer, pledge, hypothecation, encumbrance, assignment or disposition of such security or the Beneficial Ownership thereof, the offer to make such a sale, transfer or other disposition, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. As a verb, 'Transfer' shall have a correlative meaning.

     2. Tender of Shares. The parties agree that Shareholder may, but shall have no obligation to, tender (or cause the record owner of the Shares to tender), pursuant to and in accordance with the terms of the Offer, any or all of the Shares and any other shares of Company Common Stock hereafter Beneficially Owned by Shareholder. Shareholder hereby acknowledges and agrees that Parent's and Purchaser's obligation to accept for payment and pay for Shares in the Offer, including any Shares tendered by Shareholder, is subject to the terms and conditions of the Offer. The parties agree that Shareholder will, for all Shares tendered by Shareholder in the Offer and accepted for payment and paid for by Purchaser, receive the same per Share consideration paid to other shareholders who have tendered into the Offer.

     3. Voting of Company Common Stock; Irrevocable Proxy; No Acquisition of Additional Company Voting Securities.

     (a) Shareholder hereby agrees that during the period commencing on the date hereof and continuing until the earlier of (x) the consummation of the Merger and (y) six months following the termination of the Merger Agreement in accordance with Section 7.1(c)(i) or 7.1(d)(i) thereof, and (z) upon the termination of the Merger Agreement in accordance with any provision of Section
7.1 other than Section 7.1(c)(i) or 7.1(d)(ii) (such period being referred to as the 'Voting Period') at any meeting (whether annual or special, and whether or not an adjourned or postponed meeting) of the Company's shareholders, however called, or in connection with any written consent of the Company's shareholders, subject to the absence of a preliminary or permanent injunction or other final order by any United States federal court or state court barring such action, Shareholder shall vote (or cause to be voted) the Shares and all other Company Voting Securities that it Beneficially Owns, whether owned on the date hereof or hereafter acquired, (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval and adoption of the Merger Agreement and the terms thereof and each of the other actions contemplated by the Merger Agreement, this Agreement and the Ancillary Agreements and any actions required in furtherance thereof and hereof; (ii) against any action or agreement that would (A) result in a material breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or any of the Ancillary Agreements to which it is a party or of Shareholder under this Agreement or (B) in the judgement of Parent as communicated in writing to the Shareholder, impede, interfere with, delay, postpone, or adversely affect the Offer, the Merger or the transactions contemplated by the Merger Agreement, this Agreement and the Ancillary Agreements; and (iii) except as otherwise agreed to in writing in advance by Parent, against the following actions (other than the

Merger and the transactions contemplated by the Merger Agreement, this Agreement and the Ancillary Agreements): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its subsidiaries; (B) any sale, lease or transfer of a substantial portion of the assets or business of the Company or its subsidiaries, or reorganization, restructuring, recapitalization, special dividend, dissolution or liquidation of the Company or its subsidiaries; or (C) any change in the present capitalization of the Company including any proposal to sell a substantial equity interest in the Company or any of its subsidiaries. Shareholder shall not enter into any agreement, arrangement or understanding with any Person the effect of which would be inconsistent or violative of the provisions and agreements contained in this Section 3.

     (b) At the request of Parent, Shareholder, in furtherance of the transactions contemplated hereby and by the Merger Agreement and the Ancillary Agreements, and in order to secure the performance by Shareholder of its duties under this Agreement, shall promptly execute and deliver to Purchaser an irrevocable proxy, in the form of Exhibit A hereto. Shareholder acknowledges and agrees that the proxy executed and delivered pursuant to this Section 3(b) shall be coupled with an interest, shall constitute, among other things, an inducement for Parent to enter into this Agreement, the Merger Agreement and the Ancillary Agreements to which it is a party, shall be irrevocable during the Voting Period and shall not be terminated by operation of law upon the occurrence of any event.

     (c) Shareholder agrees that during the period commencing on the date hereof and continuing until the earlier of (x) the consummation of the Merger and (y) the termination of the Merger Agreement, Shareholder will not, and will cause its general partner not to, acquire, offer or propose to acquire, or agree to acquire, whether by purchase, tender or exchange offer, any Company Voting Securities.

     4.  Restrictions on Transfer, Proxies; No Solicitation.

     (a) Shareholder shall not, during the Voting Period, directly or indirectly: (i) except as provided in Section 2 or this Section 4(a), Transfer to any Person any or all of the Company Voting Securities Beneficially Owned by the Shareholder; (ii) except as provided in Section 3(b) of this Agreement, grant any proxies or powers of attorney, deposit any such Company Voting Securities into a voting trust or enter into a voting agreement, understanding or arrangement with respect to the Company Voting Securities; or (iii) take any action that would make any representation or warranty of Shareholder contained herein untrue or incorrect or would result in a breach by the Shareholder of its obligations under this Agreement or a breach by the Company of its obligations under the Merger Agreement or any of the Ancillary Agreements to which it is a party. Notwithstanding any provisions of this Agreement to the contrary, Shareholder may Transfer in the aggregate, following the consummation of the Offer and prior to the Effective Time, a portion of the Shares in the aggregate not greater than 10% of the Shares Beneficially Owned by the Shareholder immediately following the consummation of the Offer.

     (b) Shareholder shall not, and shall cause its general partner not to, directly or indirectly, (i) initiate, solicit or encourage, or take any action to facilitate the making of, any offer or proposal which constitutes or is reasonably likely to lead to any Takeover Proposal (as defined in the Merger Agreement) of the Company or any Affiliate or any inquiry with respect thereto, or (ii) in the event of an unsolicited written Takeover Proposal for the Company or any Affiliate of the Company, engage in negotiations or discussions with, or provide any information or data to, any Person (other than Parent, any of its Affiliates or representatives) relating to any Takeover Proposal. Shareholder shall notify Parent and Purchaser orally and in writing of any such offers, proposals or inquiries relating to the purchase or acquisition by any Person of the Shares Beneficially Owned by the Shareholder (including, without limitation, the terms and conditions thereof and the identity of the Person making it), within 24 hours of the receipt thereof. Shareholder shall, and shall cause its general partner to, immediately cease and cause to be terminated all existing activities, discussions and negotiations, if any, with any parties conducted heretofore with respect to any Takeover Proposal relating to the Company, other than discussions or negotiations with Parent and its Affiliates.

     (c) Shareholder will not, and will cause its general partner not to, directly or indirectly, make any public comment, statement or communication, or take any action that would otherwise require any public disclosure by Shareholder, Parent or any other Person, concerning the Merger, the Offer, the Spin-off (as described in Section 5.4 of the Merger Agreement) and the other transactions contemplated by the Merger Agreement, this

Agreement and the Ancillary Agreements, except for any disclosure (i) concerning the status of Shareholder as a party to such agreement, the terms thereof, and its beneficial ownership of Shares, required pursuant to Section 13(d) or
Section 16 of the Exchange Act or (ii) required in the Schedule 14D-9 or the Proxy Statement/Prospectus.

     (d) Notwithstanding the restrictions set forth in Section 4(b), any Person who is a director or officer of the Company may exercise his fiduciary duties in his capacity as a director or officer with respect to the Company, as opposed to taking action with respect to the direct or indirect ownership of any Shares, and no such exercise of fiduciary duties shall be deemed to be a breach of, or a violation of the restrictions set forth in, Section 4(b) and the Shareholder shall not have any liability hereunder for any such exercise of fiduciary duties by such Person in his capacity as a director and officer of the Company. Nothing in this Section 4(d) shall relieve or affect any of the Company's or its Affiliates' obligations under the Merger Agreement.

     5. Representations and Warranties of Shareholder. Shareholder hereby represents and warrants to Parent and Purchaser as follows:

          (a) Shareholder is a limited partnership duly organized and validly existing under the laws of the State of Delaware. Shareholder has all necessary power and authority to execute and deliver this Agreement and perform its obligations hereunder. The execution and delivery by Shareholder of this Agreement and the performance by Shareholder of its obligations hereunder have been duly and validly authorized by all required partnership action, and no other proceedings or actions on the part of Shareholder are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

          (b) This Agreement has been duly and validly executed and delivered by Shareholder and constitutes the valid and binding agreement of Shareholder,

     enforceable against Shareholder in accordance with its terms except to the extent (i) such enforcement may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (c) Shareholder is the sole record holder and Beneficial Owner of 13,341,580 Shares, and has good and marketable title to all of such Shares, free and clear of all choate liens, claims, options, proxies, voting agreements and perfected security interests (other than to the extent created by either or both of the Corporate Matters Agreement (the 'Corporate Matters Agreement') and the Shareholder Agreement, each dated as of August 1, 1993, among the Company, TAC, the Shareholder and certain other parties thereto, each of which Shareholder agrees to terminate as of the Effective Time). The Shares constitute all of the capital stock of the Company Beneficially Owned by Shareholder, and except for the Shares, Shareholder does not Beneficially Own or have any right to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) any Company Voting Securities. Shareholder has sole power to vote and to dispose of the Shares, and sole power to issue instructions with respect to the Shares to the extent appropriate in respect of the matters set forth in this Agreement, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement. Shareholder does not beneficially own or have any right to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing), except pursuant to the Merger, any Parent Voting Securities.

          (d) Except for filings, authorizations, consents and approvals as may be required under, and other applicable requirements of, the ICA, the HSR Act and the Exchange Act (i) no filing with, and no permit, authorization, consent or approval of, any state or federal governmental body or authority is necessary for the execution of this Agreement by Shareholder and the consummation by Shareholder of the transactions contemplated hereby and
     (ii) none of the execution and delivery of this Agreement by Shareholder, the consummation by Shareholder of the transactions contemplated hereby or compliance by Shareholder with any of the provisions hereof shall (A) conflict with or result in any breach of Shareholder's agreement of limited partnership or any agreement of partnership of the general partner, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third-party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Shareholder is a party or by which Shareholder or any of its properties or assets (including the Shares) may be bound, or (C) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to Shareholder or any of its properties or assets. To the best knowledge of Shareholder, no litigation is pending or threatened involving Shareholder or the Company relating in any way to this Agreement, the Merger Agreement, the Ancillary Agreements, or any transactions contemplated hereby or thereby.

          (e) Shareholder understands and acknowledges that Parent is entering into, and causing the Purchaser to enter into, the Merger Agreement and the Ancillary Agreements, and is incurring the obligations set forth therein, in reliance upon Shareholder's execution and delivery of this Agreement.

          (f) Except for Morgan Stanley & Co. Incorporated, no broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Shareholder.

          (g) Shareholder will make such representations as may reasonably be requested by Parent, and in such form as may reasonably be requested by Parent, for use in connection with the request by Parent that the Internal Revenue Service issue a private letter ruling with respect to the tax consequences of the Spin-off.

     6. Representations and Warranties of Parent and Purchaser. Parent and Purchaser hereby represent and warrant to Shareholder as follows:

          (a) Parent is a corporation duly organized and validly existing under the laws of the State of Utah, and Purchaser is a corporation duly organized and validly existing under the laws of the State of Delaware and each of them is in good standing under the laws of the state of its incorporation. Parent and Purchaser have all necessary corporate power and authority to execute and deliver this Agreement and perform their respective obligations hereunder. The execution and delivery by Parent and Purchaser of this Agreement and the performance by Parent and Purchaser of their respective obligations hereunder have been duly and validly authorized by the Board of Directors of each of Parent and Purchaser and no other corporate proceedings on the part of Parent or Purchaser are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

          (b) This Agreement has been duly and validly executed and delivered by Parent and Purchaser and constitutes a valid and binding agreement of each of Parent and Purchaser, enforceable against each of them in accordance with its terms except to the extent (i) such enforcement may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (c) Except for filings, authorizations, consents and approvals as may be required under, and other applicable requirements of, the ICA (i), no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by Parent or Purchaser and the consummation by Parent or Purchaser of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by Parent or Purchaser, the consummation by Parent or Purchaser of the transactions contemplated hereby or compliance by Parent or Purchaser with any of the provisions hereof shall (A) conflict with or result in any breach of the certificate of incorporation or by-laws of Parent or Purchaser, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Parent or Purchaser is a party or by which Parent or Purchaser or any of their respective properties or assets may be bound, or (C) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to Parent or Purchaser or any of their respective properties or assets. To the best knowledge of Parent, no litigation is pending or threatened involving Parent or Purchaser relating in any way to this Agreement, the Merger Agreement, the Ancillary Agreements, or any transactions contemplated hereby or thereby.

          (d) Except for CS First Boston Corporation, no broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Parent or Purchaser.

     7.  Further Assurances.

     (a) From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

     (b) Shareholder agrees that, prior to the consummation of the Offer, it will enter into an amendment to the existing Registration Rights Agreement, forming Exhibit A to the Corporate Matters Agreement, by and among the Company and the parties named therein, which amendment shall be reasonably satisfactory to Parent and Shareholder, in order to permit Parent to freely exercise its 'piggyback' registration rights in accordance with the terms and provisions of the Registration Rights Agreement being entered into by the Company, Parent and Purchaser in connection with the execution of the Merger Agreement.

     8.  Stop Transfer; Legend.

     (a) Shareholder agrees with and covenants to Parent that Shareholder shall not request that the Company or Parent, as the case may be, register the transfer (book-entry or otherwise) of any certificated or uncertificated interest representing any of the securities of the Company or of Parent, as the case may be, unless the Shareholder represents to the Company that such transfer is made in compliance with this Agreement.

     (b) Shareholder shall promptly surrender to the Company all certificates representing the Shares, and other Company Voting Securities acquired by Shareholder or its Affiliates after the date hereof, and the Company shall place the following legend on such certificates:

          'THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SHAREHOLDER AGREEMENT, DATED AS OF AUGUST 3, 1995 BY AND AMONG UP ACQUISITION CORPORATION, UNION PACIFIC CORPORATION AND THE MORGAN STANLEY LEVERAGED EQUITY FUND II, L.P. WHICH, AMONG OTHER THINGS, RESTRICTS THE TRANSFER AND VOTING THEREOF.'

     9. Termination. Except as otherwise provided in this Agreement, this Agreement shall terminate at the end of the Voting Period.

     10.  Miscellaneous.

     (a) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

     (b) Shareholder agrees that this Agreement and the obligations hereunder shall attach to any Company Voting Securities that may become Beneficially Owned by Shareholder.

     (c) All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, and each of Parent and Purchaser, on the one hand, and Shareholder, on the other hand, shall indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any brokerage fees, commissions or finders' fees asserted by any person on the basis of any act or statement alleged to have been made by such party or its Affiliates.

     (d) Except as provided in the Agreement, this Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other party, provided that Parent may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Parent of its obligations hereunder if such assignee does not perform such obligations.

     (e) This Agreement may not be amended, changed, supplemented, or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by each of the parties hereto. The parties may waive compliance by the other parties hereto with any representation, agreement or condition otherwise required to be complied with by such other party hereunder, but any such waiver shall be effective only if in writing executed by the waiving party.

     (f) All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if given) by hand delivery or telecopy (with a confirmation copy sent for next day delivery via courier service, such as FedEx), or by any courier service, such as FedEx, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

     If to Shareholder:

        The Morgan Stanley Leveraged Equity Fund II, L.P.
        1221 Avenue of the Americas
        New York, New York 10024
        Attn: Frank V. Sica
        Telephone: (212) 703-7761
        Telecopy: (212) 703-6422

     copy to:

        Peter R. Vogelsang, Vice President
        Morgan Stanley & Co. Incorporated
        1221 Avenue of the Americas
        New York, New York 10024
        Telephone: (212) 703-5792
        Telecopy: (212) 703-6422

     If to Parent or Purchaser:

        Union Pacific Corporation
        Martin Tower
        Eighth & Eaton Avenue
        Bethlehem, Pennsylvania 18018
        Attn: Carl. W. von Bernuth
        Telephone: (610) 861-3200
        Telecopy: (610) 861-3111

     copy to:

        Skadden, Arps, Slate, Meagher & Flom
        919 Third Avenue
        New York, New York 10022
        Attention: Paul T. Schnell, Esq.
        Telephone No.: (212) 735-3000
        Telecopy No.: (212) 735-2001

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

     (g) Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

     (h) Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

     (i) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

     (j) This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

     (k) This Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

      (l) The representations and warranties made herein shall survive through the term of this Agreement.

     (m) Each party hereby irrevocably submits to the non-exclusive original jurisdiction of the Supreme Court in the State of New York or the Federal District Court for the Southern District of New York in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding may be brought in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this paragraph (m) and shall not be deemed to be a general submission to the jurisdiction of said Courts or in the State of New York other than for such purposes. Each party hereto hereby waives any right to a trial by jury in connection with any such action, suit or proceeding.


     (n) The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     (o) This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

     IN WITNESS WHEREOF, Parent, Purchaser and Shareholder have caused this Agreement to be duly executed as of the day and year first above written.

                                          UNION PACIFIC CORPORATION

                                          By: /s/ DREW LEWIS
                                              -------------------------------
                                              Name: Drew Lewis
                                              Title: Chairman and Chief
                                                       Executive Officer

                                          UP ACQUISITION CORPORATION

                                          By: /s/ L. WHITE MATTHEWS, III
                                              -------------------------------
                                              Name: L. White Matthews, III
                                              Title: Executive Vice
                                                       President-Finance

                                          THE MORGAN STANLEY LEVERAGED EQUITY
                                          FUND II, L.P.

                                          By: MORGAN STANLEY LEVERAGED EQUITY
                                             FUND II, INC.

                                          By: /s/ KENNETH F. CLIFFORD
                                              -------------------------------
                                              Name: Kenneth F. Clifford
                                              Title: Vice President

     The undersigned agrees to be bound by and comply with the provisions of
Section 8(b) of this Agreement.

                                          SOUTHERN PACIFIC RAIL CORPORATION

                                          By: /s/ CANNON Y. HARVEY
                                              -------------------------------
                                              Name: Cannon Y. Harvey
                                              Title:

                                                                       EXHIBIT A
                                                  TO MSLEF SHAREHOLDER AGREEMENT

                               IRREVOCABLE PROXY

     The undersigned hereby revokes any previous proxies and appoints Union Pacific Corporation ('Parent'), Drew Lewis and Richard K. Davidson, and each of them, with full power of substitution, as attorney and proxy of the undersigned to attend any and all meetings of shareholders of Southern Pacific Rail Corporation, a Delaware corporation (the 'Company') (and any adjournments or postponements thereof), to vote all shares of Common Stock, $.001 par value, of the Company that the undersigned is then entitled to vote, and to represent and otherwise to act for the undersigned in the same manner and with the same effect as if the undersigned were personally present, with respect to all matters specified in Section 3(a) of the Shareholder Agreement (the 'Shareholder Agreement'), dated as of August 3, 1995, by and among Parent, UP Acquisition Corporation, and the undersigned. Capitalized terms used and not defined herein have the respective meanings ascribed to them in, or as prescribed by, the Shareholder Agreement.

     This proxy shall be deemed to be a proxy coupled with an interest and is irrevocable during the Voting Period and has been granted pursuant to Section 3(b) of the Shareholder Agreement.

     The undersigned authorizes such attorney and proxy to substitute any other person to act hereunder, to revoke any substitution and to file this proxy and any substitution or revocation with the Secretary of the Company.

                                          THE MORGAN STANLEY LEVERAGED
                                            EQUITY FUND II, L.P.

                                          By: MORGAN STANLEY LEVERAGED
                                              EQUITY FUND II, INC.

                                          By:
                                              --------------------------------
                                              Name:
                                              Title:

Dated:             , 1995

                                                                         ANNEX F

                         PARENT SHAREHOLDERS AGREEMENT*

     AGREEMENT, dated as of August 3, 1995, by and among Union Pacific Corporation, a Utah corporation ('Parent'), UP Acquisition Corporation, a Delaware corporation and an indirect wholly owned subsidiary of Parent ('Purchaser' and, together with Parent, the 'Shareholders'), and Southern Pacific Rail Corporation, a Delaware corporation (the 'Company').

                              W I T N E S S E T H:

     WHEREAS, simultaneously with the execution of this Agreement, Parent, Union Pacific Railroad Company, a Utah corporation ('UPRR') and an indirect wholly owned subsidiary of Parent, Purchaser, a direct wholly owned subsidiary of UPRR, and the Company have entered into an Agreement and Plan of Merger (as such Agreement may hereafter be amended from time to time, the 'Merger Agreement'), pursuant to which, among other things, Purchaser has agreed to commence a tender offer (the 'Offer') to purchase up to 39,034,471 shares (the 'Shares') of common stock, $0.001 par value, of the Company (the 'Company Common Stock') and the Company will be merged with and into UPRR (the 'Merger');

     WHEREAS, as an inducement and a condition to its entering into the Merger Agreement and incurring the obligations set forth therein, the Company has required that Shareholders agree, and Shareholders have agreed, to enter into this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein and in the Merger Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:

     1. Certain Definitions. Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement. In addition, for purposes of this Agreement:

          (a) 'Affiliate' shall mean, with respect to any specified Person, any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. For purposes of this Agreement, with respect to any Shareholder, 'Affiliate' shall not include the Company and the Persons that directly, or indirectly through one or more intermediaries, are controlled by the Company.

          (b) 'Beneficially Own' or 'Beneficial Ownership' with respect to any securities shall mean having 'beneficial ownership' of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the 'Exchange Act')), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all Affiliates of such Person and all other Persons with whom such Person would constitute a 'group' within the meaning of Section 13(d) of the Exchange Act and the rules promulgated thereunder.

          (c) 'Company Voting Securities' shall mean any securities of the Company entitled, or which may be entitled, to vote (whether or not entitled to vote generally in the election of directors) and any securities convertible into or exercisable or exchangeable for such securities (whether or not subject to contingencies with respect to any matter or proposal submitted for the vote or consent of shareholders of the Company). For purposes of determining the percentage of Company Voting Securities Beneficially Owned by a Person, securities Beneficially Owned by any such Person that are convertible, exercisable or exchangeable for securities entitled to vote shall be deemed to be converted, exercised or exchanged and shall represent the number of securities of the Company entitled to vote into which such convertible, exercisable or exchangeable securities (disregarding for such purposes any restrictions on conversion, exercise or exchange) are then convertible, exchangeable or exercisable.

          (d) 'Current Market Price' shall mean, as applied to any class of stock on any date, the average of the daily 'Closing Prices' (as hereinafter defined) for the 20 consecutive trading days immediately prior to the

------------------
* Conformed to reflect certain clarifications set forth in a Clarification of Parent Shareholders Agreement, dated as of August 3, 1995, by and among Union Pacific Corporation, UP Acquisition Corporation and Southern Pacific Rail Corporation, which has been filed as an exhibit to the Registration Statement.

     date in question. The term 'Closing Price' on any day shall mean the last sales price, regular way, per share of such stock on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if shares of such stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of such stock are listed or admitted to trading, or, if the shares of such stock are not listed or admitted to trading on any national securities exchange on the NASDAQ National Market System or, if the shares of such stock are not quoted on the NASDAQ National Market System, the average of the high bid and low asked prices in the over-the-counter market as reported by the National Association of Securities Dealers Inc.'s Automated Quotation System.

          (e) 'including' shall mean including without limitation.

          (f) 'Person' shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

          (g) 'Transfer' shall mean, with respect to a security, the sale, transfer, pledge, hypothecation, encumbrance, assignment or disposition of such security or the Beneficial Ownership thereof, the offer to make such a sale, transfer or other disposition, and each option, agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. As a verb, 'Transfer' shall have a correlative meaning.

          (h) 'Trustee' shall mean the trustee of the Voting Trust.

          (i) 'Voting Trust' shall mean the Voting Trust into which Shares acquired by the Purchaser are to be deposited as described in Section 1.8 of the Merger Agreement.

     2.  Voting of Company Common Stock; Irrevocable Proxy.

     (a) Shareholders hereby agree that during the period commencing on the date hereof and continuing until the earlier of (x) the consummation of the Merger and (y) the termination of the Merger Agreement in accordance with Article VII thereof, at any meeting (whether annual or special, and whether or not an adjourned or postponed meeting) of the Company's shareholders, however called, or in connection with any written consent of the Company's shareholders, subject to the absence of a preliminary or permanent injunction or other final order by any United States federal court or state court barring such action, Shareholders shall vote (or cause to be voted) the Shares purchased pursuant to the Offer and all other Company Voting Securities that they Beneficially Own, whether owned on the date hereof or hereafter acquired, (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval and adoption of the Merger Agreement and the terms thereof and each of the other actions contemplated by the Merger Agreement, this Agreement and the Ancillary Agreements and any actions required in furtherance thereof and hereof; (ii) with respect to the election or removal of directors, in the same proportion as all Company Voting Securities that are not Beneficially Owned by Shareholders that vote with respect to such matter ('Voted Non-Shareholder Securities') have been voted with respect to such matter; (iii) with respect to any other proposed merger, business combination, or similar transaction (including, without limitation, any consolidation, sale of all or substantially all the assets, recapitalization, liquidation or winding up or other Specified Company Transaction) involving the Company (other than the transactions contemplated by the Merger Agreement), as the Shareholders may determine, in their sole discretion; and (iv) unless either (A) one of the transactions described in clause (iii) above has been proposed or (B) the matter being proposed would impose on Shareholders limitations not imposed on other shareholders of the Company, on the enjoyment of any of Shareholders and their Affiliates of the legal rights generally enjoyed by shareholders of the Company, with respect to all matters submitted to a vote of the Company's stockholders not specified in
(i), (ii) or (iii) above, in the same proportion as all Voted Non-Shareholder Securities have been voted with respect to such matter. Shareholders shall not enter into any agreement or understanding with any Person the effect of which would be inconsistent or violative of the provisions and agreements contained in this Section 2.

     (b) Shareholders (or the Trustee, if the Shares are held in the Voting Trust), in furtherance of the transactions contemplated hereby and by the Merger Agreement and the Ancillary Agreements, and in order to secure the performance by Shareholders of their duties under this Agreement, shall following consummation of the Offer execute and deliver to the Company an irrevocable proxy, in the form of Exhibit A hereto. Shareholders acknowledge and agree that the proxy executed and delivered pursuant to this
Section 2(b) shall be coupled with an interest, shall constitute, among other things, an inducement for the Company to enter into this Agreement, the Merger Agreement and the Ancillary Agreements to which it is a party, shall be irrevocable until the earlier of the Company Special Meeting or the termination of the Merger Agreement in accordance with its terms and shall not be terminated by operation of law or upon the occurrence of any event.

     3. Restrictions on Transfer, Proxies; Pledges. (a) Shareholders shall not, during the period commencing on the date hereof and continuing until the first to occur of (x) the consummation of the Merger or (y) the termination of the Merger Agreement in accordance with Article VII thereof, directly or indirectly: (i) Transfer (including but not limited to the Transfer by Parent of any securities of Purchaser or any Affiliate of Parent controlling Purchaser) to any Person (other than to the Voting Trust) any or all of the Company Voting Securities (or any interest therein) which it may hereafter acquire in the Offer or otherwise; (ii) except as provided in Sections 2(b) and 4(b) of this Agreement and except for the Voting Trust, grant any proxies or powers of attorney, deposit any Company Voting Securities into a voting trust or enter into a voting agreement, understanding or arrangement with respect to the Company Voting Securities; (iii) take any action that would make any representation or warranty of Shareholders contained herein untrue or incorrect or would result in a breach by Shareholders of their respective obligations under this Agreement or would result in a breach by Shareholders of their respective obligations under the Merger Agreement or any of the Ancillary Agreements to which it is a party; or (iv) take any action covered by Section 4(a)(ii), (iv), (vi) and (viii) hereof, provided, however, in the event a bona fide proposal for a Specified Company Transaction is made by any Person (other than the Shareholders and their Affiliates) only the restrictions set forth in
Section 4(a)(viii) shall be applicable.

     (b) Following termination of the Merger Agreement in accordance with its terms, Shareholders may effect one or more pledges of Company Voting Securities or grants of security interests therein, to one or more banks or other financial institutions that are not Affiliates of any Shareholder as security for the payment of bona fide full recourse indebtedness owed by Parent or UPRR to such banks or financial institutions. Except as set forth in the proviso below, such banks and financial institutions shall not incur any obligations under this Agreement with respect to such Company Voting Securities or shall be restricted from exercising any right of enforcement or foreclosure with respect to any related security interest or lien; provided, however, that it shall be a condition to any such pledge that the pledgee shall agree to be bound by the provisions of Sections 4(b) and 5 of this Agreement, except that following an event of default or foreclosure, the pledgee shall be permitted to sell, subject only to the right of first refusal set forth in Section 5(b) hereof, (x) an unlimited number of Voting Company Securities to any Person that is not, and does not control, a Class I Railroad and (y) up to 4% of the then outstanding shares of Company Voting Securities to a Class I Railroad.

     4.  Standstill and Related Provisions.


     (a) Subject to the final paragraph of this Subsection 4(a), in the event that the Merger Agreement is terminated in accordance with Article VII thereof other than Section 7.1(c)(i) or 7.1(d)(ii) thereof, but only in such event, Shareholders agree that for a period commencing on the date of such termination and continuing until the termination of this Agreement in accordance with the terms of Section 12 hereof (any such period being hereafter referred to as the 'Standstill Period'), without the prior written consent of the Board of Directors of the Company (the 'Board') specifically expressed in a resolution adopted by a majority of the directors of the Company, Shareholders will not, and Shareholders will cause each of their respective Affiliates not to, directly or indirectly, alone or in concert with others:

          (i) acquire, offer or propose to acquire, or agree to acquire (except, in any case, by way of (A) stock dividends or other distributions or rights offerings made available to holders of any shares of Company Common Stock generally, share-splits, reclassifications, recapitalizations, reorganizations and any other similar action taken by Company, and (B) the conversion, exercise or exchange of Company Voting Securities in accordance with the terms thereof, provided, that any such securities shall be subject to the provisions hereof), directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another Person, by joining a partnership, limited partnership, syndicate or other 'group' (within the meaning of Section 13(d)(3) of the Exchange Act) (other than groups consisting solely of Shareholders and their Affiliates, all of which are or, prior to the formation of such group, become parties to this Agreement) or otherwise, any Company Voting Securities; provided, however, that if, solely as a result of the issuance by the Company of additional Company Voting Securities, Shareholders and their

     Affiliates Beneficially Own less than the amount of shares of Company Voting Securities Beneficially Owned immediately following the consummation of the Offer (the 'Ownership Limit'), Shareholders may purchase or acquire additional Company Voting Securities to bring their Beneficial Ownership up to the greater of 5.5% and the percentage of outstanding Company Voting Securities Beneficially Owned by the Shareholders immediately prior to such issuance by the Company; provided, further, if as a result of Transfers of Company Voting Securities, Shareholders Beneficially Own less than 5.5% of the then outstanding Company Voting Securities, Shareholders may purchase or acquire additional Company Voting Securities to bring their Beneficial Ownership up to, but not in excess of, 5.5% of the then outstanding shares of Company Voting Securities. In addition, in the event that a Shareholder or an Affiliate thereof inadvertently and without knowledge indirectly acquires Beneficial Ownership of not more than one-quarter of one percent of the Company Voting Securities in excess of the amount permitted to be owned by the Shareholders pursuant to this Section 5(a) pursuant to a transaction by which a Person (that was not then an Affiliate of a Shareholder before the consummation of such transaction) owning Company Voting Securities becomes an Affiliate of such Shareholder, then all Company Voting Securities so acquired shall thereupon become subject to this Agreement and such Shareholder shall be deemed not to have breached this Agreement provided that such Shareholder, within 120 days thereafter, causes a number of such Company Voting Securities in excess of the amount permitted to be so owned (or, at the election of such Shareholder, an equal number of the other Company Voting Securities that are Beneficially Owned by a Shareholder) to be Transferred, in a transaction subject to Section 5 hereof, to a transferee that is not a Shareholder, an Affiliate thereof or a member of a 'group' in which a Shareholder or an Affiliate is included (or, if Parent or its assignee shall exercise any purchase rights under Section 5(b) hereof, to the Company or its assignee);

          (ii) make, or in any way participate, directly or indirectly, in any 'solicitation' (as such term is used in the proxy rules of the Securities and Exchange Commission as in effect on the date hereof) of proxies or consents (whether or not relating to the election or removal of directors), seek to advise, encourage or influence any Person with respect to the voting of any Company Voting Securities, initiate, propose or otherwise 'solicit' (as such term is used in the proxy rules of the Securities and Exchange Commission as in effect on the date hereof) shareholders of the Company for the approval of shareholder proposals, whether made pursuant to Rule 14a-8 of the Exchange Act or otherwise, or induce or attempt to induce any other Person to initiate any such shareholder proposal or otherwise communicate with the Parent's shareholders or others pursuant to Rule 14a-1(2)(iv) under the Exchange Act or otherwise;

          (iii) seek, propose, or make any statement with respect to, any merger, consolidation, business combination, tender or exchange offer, sale or purchase of assets, sale or purchase of securities, dissolution, liquidation, reorganization, restructuring, recapitalization, change in capitalization, change in corporate structure or business or similar transaction involving the Company or its subsidiaries (any of the foregoing being referred to herein as a 'Specified Company Transaction'); provided that the foregoing shall not prevent voting in accordance with Section 4(b) hereof (but shall prevent any public comment, statement or communication, and any action that would otherwise require any public disclosure by Shareholders, the Company or any other Person, concerning such voting);

          (iv) form, join or in any way participate in a 'group' (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any Company Voting Securities, other than groups consisting solely of Shareholders and their Affiliates;

          (v) except for the Voting Trust, deposit any Company Voting Securities in any voting trust or subject any Company Voting Securities to any arrangement or agreement with respect to the voting of any Company Voting Securities, other than this Agreement;

          (vi) call or seek to have called any meeting of the stockholders of the Company or execute any written consent with respect to the Company or Company Voting Securities;

          (vii) otherwise act, alone or in concert with others, to control or seek to control or influence or seek to influence the management, Board of Directors or policies of the Company;

          (viii) seek, alone or in concert with others, representation on the

     Board of Directors of the Company, or seek the removal of any member of such Board or a change in the composition or size of such Board;

          (ix) make any publicly disclosed proposal, comment, statement or communication (including, without limitation, any request to amend, waive or terminate any provision of this Agreement other than

     Section 4(a)), or make any proposal, comment, statement or communication (including, without limitation, any request to amend, waive or terminate any provision of this Agreement other than Section 4(a)) in a manner that would require any public disclosure by Shareholders or any other Person, or enter into any discussion with any Person (other than directors and officers of the Company), regarding any of the foregoing;

          (x) make or disclose any request to amend, waive or terminate any provision of Section 4(a) of this Agreement; or

          (xi) have any discussions or communications, or enter into any arrangements, understandings or agreements (whether written or oral) with, or advise, finance, assist or encourage, any other Person in connection with any of the foregoing, or take any action inconsistent with the foregoing, or make any investment in or enter into any arrangement with, any other Person that engages, or offers or proposes to engage, in any of the foregoing.

     The restrictions set forth in this Section 4(a) shall not prevent Shareholders from (A) performing their obligations and exercising their rights under this Agreement, including, without limitation, (x) Transferring any Company Voting Securities in accordance with Sections 3 and 5 hereof or to the Voting Trust, and (y) voting in accordance with Sections 2(a) and 4(b) hereof and granting a proxy to the Company in accordance with Section 2(b) hereof; (B) communicating in a non-public manner with any other Shareholder or their Affiliates; and (C) complying with the requirements of Sections 13(d) and 16(a) of the Exchange Act and the rules and regulations thereunder, in each case, as from time to time in effect, or any successor provisions or rules with respect thereto, or any other applicable law, rule, regulation, judgment, decree, ruling, order, award, injunction, or other official action of any agency, bureau, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government (whether federal, state, county or local, domestic or foreign).

     (b) Subject to the receipt of proper notice and the absence of a preliminary or permanent injunction or other final order by any United States federal court or state court barring such action, Shareholders agree that during any Standstill Period Shareholders will, and will cause their Affiliates to, (i) be present, in person or represented by proxy, at all annual and special meetings of shareholders of the Company so that all Company Common Stock Beneficially Owned by Shareholders and their Affiliates and then entitled to vote may be counted for the purposes of determining the presence of a quorum at such meetings; and (ii) with respect to the election or removal of directors, in the same proportion as all Voted Non-Shareholder Securities have been voted with respect to such matter; and (iii) with respect to any proposed merger, business combination, or similar transaction (including, without limitation, any consolidation, sale of all or substantially all the assets, recapitalization, liquidation or winding up or other Specified Company Transaction) involving the Company, as the Shareholders may determine, in their sole discretion; and (iv) unless the matter being proposed would impose on Shareholders limitations, not imposed on other shareholders of the Company, on the enjoyment of any of Shareholders and their Affiliates of the legal rights generally enjoyed by shareholders of the Company with respect to all matters submitted to a vote of the Company's stockholders not specified in (ii) or (iii) above, in the same proportion as all Voted Non-Shareholder Securities have been voted with respect to such matter.

     5. Limitations on Disposition. (a) Shareholders agree that during the Standstill Period they will not, and will cause their Affiliates not to, directly or indirectly, without the prior written consent of the Board of Directors of the Company specifically expressed in a resolution adopted by a majority of the directors of the Company, Transfer to any Person any Company Voting Securities (including but not limited to the Transfer of any securities of an Affiliate which is the record holder or Beneficial Owner of Parent Voting Securities, if, (as the result of such Transfer, such Person would cease to be an Affiliate of a Shareholder), if, to the knowledge of the Shareholders or any of their Affiliates, after due inquiry which is reasonable in the circumstances (and which shall include, with respect to the Transfer of 1% or more of the Company Voting Securities then outstanding in one transaction, or a series of related transactions, specific inquiry with respect to the identity of the acquiror of such Company Voting Securities and the number of Company Voting Securities that, immediately following such transaction or transactions, would be Beneficially Owned by such acquiror, together with its Affiliates and any members of a 'group' (within the meaning of Section 13(d)(3) of the Exchange
Act) of which such acquiror is a member), immediately following such transaction the acquiror of such Company Voting Securities, together with its Affiliates and any members of such a group, would Beneficially Own in the aggregate 6% (or 4% in the event that the purchaser is or controls a Class I Railroad) or more of the Company Voting Securities then outstanding;

provided that, without the prior written consent of the Board of Directors of the Company, (i) Shareholders and their Affiliates may Transfer any number of Company Voting Securities to any other Shareholder or any Affiliate of a Shareholder, provided that (A) such transferee, if not then a Shareholder, shall become a party to this Agreement and agree in writing to perform and comply with all of the obligations of such transferor Shareholder under this Agreement, and thereupon such transferee shall be deemed to be a Shareholder party hereto for all purposes of this Agreement, and (B) if the transferee is not prior thereto a Shareholder, the transferor shall remain liable for such transferee's performance of and compliance with the obligations of the transferor under this Agreement, (ii) Shareholders and their Affiliates may Transfer Company Voting Securities in a tender offer, merger, or other similar business combination transaction approved by the Board of Directors of the Company, and (iii) Shareholders may pledge their Parent Voting Securities as provided in Section 3(b) hereof and the pledgee may Transfer such Company Voting Securities as contemplated by the proviso in Section 3(b).


     (b) During the Standstill Period, if to the knowledge of the Shareholders after making due inquiry which is reasonable under the circumstances, immediately following the Transfer of any Company Voting Securities the acquiror thereof, together with its Affiliates and any members of a 'group' (within the meaning of Section 13(d)(3) of the Exchange Act), would Beneficially Own in the aggregate 2% or more of the outstanding Parent Voting Securities (a '2% Sale'), Shareholders shall, prior to effecting any such Transfer, offer the Company a right of first refusal to purchase the shares proposed to be Transferred on the following terms. Shareholders shall provide the Company with written notice (the '2% Sale Notice') of any proposed 2% Sale, which 2% Sale Notice shall contain the identity of the purchaser, the number of shares of Company Voting Securities proposed to be Transferred to such purchaser, the purchase price for such shares and the form of consideration payable for such shares. The 2% Sale Notice shall also contain an irrevocable offer to sell the shares subject to such 2% Sale Notice to the Company for cash at a price equal to the price contained in such 2% Sale Notice. The Company shall have the right and option, by written notice delivered to such Shareholder (the 'Purchase Notice') within 15 days of receipt of the 2% Sale Notice, to accept such offer as to all, but not less than all, of the Company Voting Securities subject to such 2% Sale Notice. The Company shall have the right to assign to any Person such right to purchase the Company Voting Securities subject to the 2% Sale Notice. In the event the Company (or its assignee) elects to purchase the Company Voting Securities subject to the 2% Sale Notice, the closing of the purchase of the Company Voting Securities shall occur at the principal office of the Company (or its assignee) on or before the 30th day following such Shareholder's receipt of the Purchase Notice. In the event the Company does not elect to purchase the shares subject to the 2% Sale Notice, such Shareholder shall be free, for a period of 30 days following the receipt of notice from Parent of its election not to purchase such Company Voting Securities or, in the absence of any such notice, for a period of 30 days following the 15th day after receipt by the Company of the 2% Sale Notice, to sell the Company Voting Securities subject to the 2% Sale Notice in accordance with the terms of, and to the person identified in, the 2% Sale Notice. If such sale is not effected within such 30 day period such Company Voting Securities shall remain subject to the provisions of this Agreement. Notwithstanding the foregoing, the right of first refusal set forth in this Subsection (b) shall not apply to the Transfer by Shareholders of Company Voting Securities (i) made in an underwritten public offering pursuant to an effective registration statement under the Securities Act, or (ii) made in a transaction permitted pursuant to, and made in compliance with, clauses (i) or (iii) of the proviso to Section 5(a) hereof, or (iii) made in a tender offer, merger or other similar business combination transaction approved by the Board of Directors of the Company. Any proposed sale by Shareholders of Company Voting Securities shall be subject to the restrictions on sales to an acquiror which would Beneficially Own 6% (or 4%, in the event that the purchaser is or controls a Class I Railroad) or more of the outstanding Company Voting Securities, as set forth in Section 5(a) hereof, whether or not the Company exercises its right of first refusal and consummates the purchase of Parent Voting Securities. If the Company (or its assignee) exercises its right to purchase any Company Voting Securities but fails to complete the purchase thereof for any reason other than the failure of such Shareholder to perform its obligations hereunder with respect to such purchase, then, on the 30th day following such Shareholder's receipt of the Purchase Notice, such Company Voting Securities shall cease to be subject to Sections 4(b), 5 and 11 hereof for any purpose whatsoever. If the purchase price described in any 2% Sale Notice is not solely made up of cash or marketable securities, the 2% Sale Notice shall include a good faith estimate of the cash equivalent of such other consideration, and the consideration payable by the Company or its assignee (if the Company elects to purchase (or to have assignee purchase) the Company Voting Securities described in the 2% Sale Notice) in place of such other consideration shall be cash equal to the amount of such estimate; provided, however, that if Parent in good faith disagrees with such estimate and states a different good faith estimate in the Purchase Notice, and if the Company and such Shareholder cannot agree on the cash equivalent of such other (i.e., other than cash or marketable securities) consideration, such cash equivalent shall be determined by a reputable investment banking firm without material connections with either party. Such investment banking firm shall be selected by both parties or, if they shall be unable to agree, by an arbitrator appointed by the American Arbitration Association. The fees and expenses of any such investment banking firm and/or arbitrator shall be shared equally by the Company and such Shareholder, unless otherwise determined by such firm or arbitrator. In the event of such differing estimates by the Company and such Shareholder, periods of time which would otherwise run under this Section 5(b) from the date of such Shareholder's receipt of the Purchase Notice shall run instead from the date on which the parties agree on such cash equivalent or, in the absence of such agreement, the date on which such cash equivalent is determined by such investment banking firm. If the purchase price described in any 2% Sale Notice shall include marketable securities, the purchase price payable by the Company (or its designee) shall include, to the extent marketable securities were included as a portion of the consideration provided for in the 2% Sale Notice, an amount in cash determined by reference to the Current Market Price of such securities on the day the Purchase Notice is received by such Shareholder.

     (c) Not later than the tenth day following the end of any calendar month during the Standstill Period in which one or more dispositions of Company Voting Securities by Shareholders or any of their Affiliates shall have occurred, the relevant Shareholder shall give written notice to the Company of all such dispositions. Such notice shall state the date upon which each such disposition was effected, the price and other terms of each such disposition, the number and type of the Company Voting Securities involved in each such disposition, the means by which each such disposition was effected and, to the extent known, the identity of the Persons acquiring such Company Voting Securities.

     (d) In connection with any proposed privately negotiated sale by any Shareholders of Company Voting Securities representing in excess of 3.9% of the then outstanding Company Voting Securities, the Company will cooperate with and permit the proposed purchaser to conduct a due diligence review that is reasonable under the circumstances of the Company and its Subsidiaries and their respective business and operations, including, without limitation, reasonable access during normal business hours to their executive officers and, if reasonable under the circumstances, their properties, subject to execution by such purchaser of a customary confidentiality agreement; provided that the Company shall not be required to permit more than two such due diligence reviews in any twelve-month period.

     (e) Notwithstanding any provision to the contrary contained in this

Agreement, and without being subject to any of the restrictions set forth in this Agreement, Shareholders and their Affiliates may (i) transfer or distribute, by means of dividend, exchange offer or other distribution, any shares of Company Voting Securities to Parent's shareholders and (ii) transfer or dispose of the Company Voting Securities in connection with an underwritten public offering of debt or equity securities of Parent which are convertible or exchangeable into Company Voting Securities, it being agreed that the Company shall fully cooperate with Parent in connection with any such disposition, including by filing any necessary registration statement with the Securities and Exchange Commission and entering into a customary underwriting agreement, if necessary.

     6. Limitation on Company Action. Without the prior written consent of Shareholders, the Company shall not take or recommend to its shareholders any action which would impose limitations, not imposed on other shareholders of Parent, on the enjoyment by any of the Shareholders and their Affiliates of the legal rights generally enjoyed by shareholders of the Company, other than those imposed by the terms of this Agreement, the Merger Agreement, and the Ancillary Agreements; provided, however, that the foregoing shall not prevent the Company from implementing or adopting a Shareholder Rights Plan or issuing a similar security which has a 'trigger' threshold of not less than two percentage points greater than the percentage of outstanding shares of Company Common Stock then Beneficially Owned by the Shareholders.

     7. Access to Information. The Company shall (and shall cause each of its subsidiaries to) afford to the officers, employees, accountants, counsel, financing sources and other representatives of Shareholders, access, during normal business hours, during the term of this Agreement, to all of its and its subsidiaries' properties, books, contracts, commitments and records and, during such period, the Company shall (and shall cause each of its subsidiaries to) furnish promptly to Shareholders (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (b) all other information concerning its business, properties and personnel as Shareholders may reasonably request; provided, however, that access to certain Company information may require the entry of a protective order by the ICC, after which date full access will be granted to such information consistent with this paragraph and subject to the terms of such order. Unless otherwise required by law, Shareholders will hold any such information which is nonpublic in confidence in accordance with the provisions of the existing confidentiality agreement between the Company and Parent, subject to the requirements of applicable law.

     8. Representations and Warranties of Shareholders. Shareholders hereby represent and warrant to the Company as follows:

          (a) Purchaser is a corporation duly organized and validly existing under the laws of the State of Delaware and is in good standing under the laws of the State of Delaware. Parent is a corporation duly organized and validly existing under the laws of the State of Utah and is in good standing under the laws of the State of Utah. Shareholders have all necessary corporate power and authority to execute and deliver this Agreement and perform their obligations hereunder. The execution and delivery by Parent and Purchaser of this Agreement and the performance by Parent and Purchaser of their obligations hereunder have been duly and validly authorized by the Board of Directors of Parent and Purchaser, and by the sole stockholder of Purchaser, and no other corporate proceedings on the part of either Shareholder are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

          (b) This Agreement has been duly and validly executed and delivered by Shareholders and constitutes the valid and binding agreement of Shareholders, enforceable against Shareholders in accordance with its terms except to the extent (i) such enforcement may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (c) Except for filings, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the 'HSR Act') with respect to the acquisition of Company Voting Securities in the Offer or the Merger, if applicable, the Exchange Act and the ICA, (i) no filing with, and no permit, authorization, consent or approval of, any state or federal governmental body or authority is necessary for the execution of this Agreement by Shareholders and the consummation by Shareholders of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by Shareholders, the consummation by Shareholders of the transactions contemplated hereby or compliance by Shareholders with any of the provisions hereof shall (A) conflict with or result in any breach of the certificate or incorporation or by-laws of Parent or Purchaser, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which any Shareholder is a party or by which any Shareholder or any of its properties or assets may be bound, or (C) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to any Shareholder or any of their respective properties or assets. To the best knowledge of Shareholders, no litigation is pending or threatened involving Shareholders or the Company relating in any way to this Agreement, the Merger Agreement, the Ancillary Agreements, or any transactions contemplated hereby or thereby.

          (d) Shareholders understand and acknowledge that the Company is entering into the Merger Agreement and is incurring the obligations set forth therein, in reliance upon Shareholders' execution and delivery of this Agreement.

          (e) Except for CS First Boston Corporation, no broker, investment banker, financial adviser or other person is entitled to any broker's,

     finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Shareholders.

     9. Representations and Warranties of the Company. The Company hereby represents and warrants to Shareholders as follows:

          (a) The Company is a corporation duly organized and validly existing under the laws of the State of Delaware, and is in good standing under the laws of the state of its incorporation. The Company has all necessary corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder. The execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder have been duly and validly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

          (b) This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against it in accordance with its terms except to the extent
     (i) such enforcement may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (c) Except for filings, authorizations, consents and approvals as may be required under, and other applicable requirements of, the ICA, (i) no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by the Company, the consummation by the Company contemplated hereby or compliance by the Company with any of the provisions hereof shall (A) conflict with or result in any breach of the certificate of incorporation or by-laws of the Company, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Company is a party or by which the Company or any of its properties or assets may be bound, or (C) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to the Company or any of its properties or assets. To the best knowledge of the Company, no litigation is pending or threatened involving the Company or Shareholders relating in any way to this Agreement, the Merger Agreement, the Ancillary Agreements, or any transactions contemplated hereby or thereby.


          (d) Except for Morgan Stanley & Co. Incorporated, no broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company.

     10. Further Assurances. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

     11.  Stop Transfer; Legend.

     (a) Shareholders agree with and covenant to the Company that Shareholders shall not request that the Company register the transfer (book-entry or otherwise) of any certificated or uncertificated interest representing any of the securities of the Company as the case may be, unless such transfer is made in compliance with this Agreement.

     (b) Shareholders shall promptly surrender to the Company all certificates representing Company Voting Securities hereafter acquired by Shareholders or their Affiliates after the date hereof pursuant to the Offer or otherwise, and instruct the Company to place the following legend on such certificates:

             'THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SHAREHOLDERS AGREEMENT, DATED AS OF AUGUST 3, 1995 BY AND AMONG SOUTHERN PACIFIC RAIL CORPORATION, UNION PACIFIC CORPORATION AND UP ACQUISITION CORPORATION WHICH, AMONG OTHER THINGS, RESTRICTS THE TRANSFER AND VOTING THEREOF.'

     (c) Each certificate representing Company Voting Securities the Beneficial Ownership of which is acquired by Shareholders during the term of this Agreement shall bear the following legend:

             'THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN AGREEMENTS BETWEEN UNION PACIFIC CORPORATION, UP ACQUISITION CORPORATION AND SOUTHERN PACIFIC RAIL CORPORATION, COPIES OF WHICH MAY BE OBTAINED FROM SOUTHERN PACIFIC RAIL CORPORATION WHICH, AMONG OTHER THINGS, RESTRICT THE TRANSFER AND VOTING THEREOF.'

          (d) In connection with any Transfer of Company Voting Securities to any Person, other than a Shareholder or an Affiliate of a Shareholder, pursuant to, and made in compliance with, Section 5 hereof, and from and after the termination of the Standstill Period, the Company shall, upon surrender thereto of any certificates representing Company Voting Securities, as the case may be, that bear a legend required by this Section 11, issue and deliver to the record owner of the securities represented thereby, or to its registered transferee, certificates representing such securities without such legend.


     12. Termination. Except as otherwise provided in this Agreement, this Agreement shall terminate (i) if the Offer is not consummated, upon the termination of the Merger Agreement in accordance with its terms, (ii) if the Effective Time does occur, on the Effective Time or (iii) if the Offer is consummated but the Effective Time does not occur, at such time that Shareholders Beneficially Own, and continues to Beneficially Own, in the aggregate less than 4% of the Company Voting Securities then outstanding, it being understood that if, under the circumstances of this clause (iii), the Shareholders Beneficially Own less than 4% of the Company Voting Securities then outstanding but prior to the seventh anniversary of the Effective Time, subsequently become Beneficial Owners of more than 4% of the Company Voting Securities then outstanding, the provisions of Sections 4, 5, 6, 7, 10, 11, 12, 13 and 14 of this Agreement shall become effective and in full force again as if no such termination had occurred.

     13. Voting Trust. The parties hereto acknowledge and agree that the Trustee shall be entitled to exercise any and all rights, and shall be subject to any and all obligations, of Shareholders under this Agreement (as if a Shareholder party hereto) it being understood that Section 4(a) shall not be applicable to the Trustee or the Voting Trust (other than the provisions incorporated by reference into Section 3(a)).

     14.  Miscellaneous.

     (a) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

     (b) Shareholders agree that this Agreement and the obligations hereunder shall attach to any Company Voting Securities that may become Beneficially Owned by Shareholders. The obligations of Shareholders under Sections 4(b), 5 and 11 hereof shall terminate with respect to Company Voting Securities that shall cease to be Beneficially Owned by a Shareholder, an Affiliate thereof or any heir, distributee, guardian, administrator, executor, legal representative or similar successor in interest, pursuant to a Transfer thereof to any Person other than a Shareholder, an Affiliate of a Shareholder, such other Person or a member of a 'group' (within the meaning of Section 13(d)(3) of the Exchange Act) in which a Shareholder, an Affiliate thereof or such other person is included; provided that such Transfer shall be permitted by, and made in accordance with
Section 3(b) hereof, or Section 5 hereof, as the case may be, and such termination shall be effective upon the Transfer of such securities; such transferees of such securities shall have no obligations or rights under or with respect to this Agreement and, except as otherwise provided herein, shall not be deemed to be Shareholders for any purposes of this Agreement; and thereafter such securities shall not be subject to Sections 4(b), 5 and 11 hereof for any purpose whatsoever.

     (c) Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, and each of Shareholders, on the one hand, and the Company, on the other hand, shall indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any brokerage fees, commissions or finders' fees asserted by any person on the basis of any act or statement alleged to have been made by such party or its Affiliates.

     (d) Except as provided in the Agreement, this Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other party, provided that the Company may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of the Company, but no such assignment shall relieve the Company of its obligations hereunder if such assignee does not perform such obligations.

     (e) This Agreement may not be amended, changed, supplemented, or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by each of the parties hereto. The parties may waive compliance by the other parties hereto with any representation, agreement or condition otherwise required to be complied with by such other party hereunder, but any such waiver shall be effective only if in writing executed by the waiving party.

     (f) All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if given) by hand delivery or telecopy (with a confirmation copy sent for next day delivery via courier service, such as Federal Express), or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

     If to the Company:

        Southern Pacific Rail Corporation
        Southern Pacific Building
        One Market Plaza
        San Francisco, California
        Attention: Cannon Y. Harvey, Esq.
        Telephone No.: (415) 541-1200
        Telecopy No.: (415) 541-1881

     copy to:

        Joseph W. Morrisey, Jr., Esq.
        Holme Roberts & Owen LLC
        1700 Lincoln
        Suite 4100 Denver, Colorado 80203
        Telephone No.: (303) 861-7000
        Telecopy No.: (303) 866-0200

       and

        Peter D. Lyons, Esq.
        Shearman & Sterling
        599 Lexington Avenue

        New York, New York 10022
        Telephone No.: (212) 848-4000
        Telecopy No.: (212) 848-7179

     If to Shareholders:

        Union Pacific Corporation
        Martin Tower
        Eighth & Eaton Avenues
        Bethlehem, Pennsylvania 18018
        Attention: Carl W. von Bernuth, Esq.
        Telephone No.: (610) 861-3200
        Telecopy No.: (610) 861-3111

     copy to:

        Skadden, Arps, Slate, Meagher & Flom
        919 Third Avenue
        New York, New York 10022
        Telephone No.: (212) 735-3000
        Telecopy No.: (212) 735-2001
        Attention: Paul T. Schnell, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

     (g) Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

     (h) Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

     (i) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

     (j) This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

     (k) This Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

     (l) The representations and warranties made herein shall survive through the term of this Agreement.

     (m) Each party hereby irrevocably submits to the nonexclusive jurisdiction of the Supreme Court in the State of New York in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this paragraph (m) and shall not be deemed to be a general submission to the jurisdiction of said Court or in the State of New York other than for such purposes. Each party hereto hereby waives any right to a trial by jury in connection with any such action, suit or proceeding.

     (n) The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     (o) This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

     IN WITNESS WHEREOF, Shareholders and the Company have caused this Agreement to be duly executed as of the day and year first above written.

                                          UNION PACIFIC CORPORATION

                                          By: /s/ DREW LEWIS
                                              --------------------------------
                                              Name: Drew Lewis
                                              Title: Chairman and Chief
                                                       Executive Officer

                                          UP ACQUISITION CORPORATION

                                          By: /s/ L. WHITE MATTHEWS, III
                                              --------------------------------
                                              Name: L. White Matthews, III
                                              Title: Executive Vice
                                                       President-Finance

                                          SOUTHERN PACIFIC RAIL CORPORATION

                                          By: /s/ CANNON Y. HARVEY
                                              --------------------------------
                                              Name: Cannon Y. Harvey
                                              Title: Executive Vice President

                                                                       EXHIBIT A
                                                TO PARENT SHAREHOLDERS AGREEMENT

                               IRREVOCABLE PROXY

     The undersigned hereby revokes any previous proxies and appoints Southern Pacific Rail Corporation, a Delaware corporation (the 'Company'), _____________ and _____________, and each of them, with full power of substitution, as attorney and proxy of the undersigned to attend any and all meetings of shareholders of the Company (and any adjournments or postponements thereof), to vote all shares of Common Stock, $.001 par value, of the Company that the undersigned is entitled to vote, and to represent and otherwise to act for the undersigned in the same manner and with the same effect as if the undersigned were personally present, with respect to all matters specified in Section 2(a) of the Shareholders Agreement (the 'Shareholders Agreement') dated as of August 3, 1995, by and among Union Pacific Corporation, UP Acquisition Corporation and Southern Pacific Rail Corporation. Capitalized terms used and not defined herein have the respective meanings ascribed to them in, or as prescribed by, the Shareholders Agreement.

     This proxy shall be deemed to be a proxy coupled with an interest and is irrevocable until the earlier to occur of the special meeting of the Company's shareholders to consider and vote upon the Merger and the termination of the Merger Agreement in accordance with its terms, and has been granted pursuant to
Section 2(b) of the Shareholders Agreement.

     The undersigned authorizes such attorney and proxy to substitute any other person to act hereunder, to revoke any substitution and to file this proxy and any substitution or revocation with the Secretary of the Company.

                                          UP ACQUISITION CORPORATION

                                          By: __________________________________

Dated:             , 1995

                                                                         ANNEX G

                    ANSCHUTZ/SPINCO SHAREHOLDERS AGREEMENT*

     AGREEMENT, dated as of August 3, 1995, by and among Union Pacific Resources Group Inc., a corporation ('Spinco') and an indirect wholly owned subsidiary of Union Pacific Corporation, a Utah corporation ('Parent'), The Anschutz Corporation, a Kansas corporation ('TAC'), Anschutz Foundation, a Colorado not-for-profit corporation (the 'Foundation'), and Mr. Philip F. Anschutz ('Mr. Anschutz' and, collectively with TAC and the Foundation, the 'Shareholders').

                              W I T N E S S E T H:

     WHEREAS, simultaneously with the execution of this Agreement, Parent, Union Pacific Railroad Company, a Utah corporation and an indirect wholly owned subsidiary of Parent ('UPRR'), UP Acquisition Corporation, a Delaware corporation and a direct wholly owned subsidiary of UPRR (the 'Purchaser'), and Southern Pacific Rail Corporation, a Delaware corporation (the 'Company'), have entered into an Agreement and Plan of Merger (as such Agreement may hereafter be amended from time to time, the 'Merger Agreement'), pursuant to which Purchaser has agreed, among other things, to commence a cash tender offer (the 'Offer') to purchase up to 39,034,471 shares of common stock, $.001 par value, of the Company (the 'Company Common Stock') and the Company will be merged with and into UPRR (the 'Merger');

     WHEREAS, pursuant to the Merger, the Shareholders will receive shares of Common Stock, par value $2.50 per share, of Parent;

     WHEREAS, Parent intends to effect an initial public offering of no more than 17.25% (not including employee shares or employee options) of, and to distribute to its shareholders as a pro rata dividend (the 'Spin-off') the remainder of, the shares of capital stock of Spinco;

     WHEREAS, the Shareholders, as a result of the Merger and the Spin-off, may beneficially own certain shares of capital stock of Spinco (the 'Spinco Shares'); and

     WHEREAS, as an inducement and a condition to Parent, UPRR and the Purchaser entering into the Merger Agreement and incurring the obligations set forth therein, Parent has required that the Shareholders agree, and the Shareholders have agreed, to enter into this Shareholders' Agreement, pursuant to which, among other things, the Shareholders have agreed to abide by certain agreements relating to the Spinco Shares.

     NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein and in the Merger Agreement and the Ancillary Agreements, the parties hereto, intending to be legally bound hereby, agree as follows:

     1. Certain Definitions. Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement. In addition, for purposes of this Agreement:


          (a) 'Affiliate' shall mean, with respect to any specified Person, any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. For purposes of this Agreement, with respect to any Shareholder, 'Affiliate' shall not include Spinco and the Persons that directly, or indirectly through one or more intermediaries, are controlled by Spinco.

          (b) 'Beneficially Own' or 'Beneficial Ownership' with respect to any securities shall mean having 'beneficial ownership' of such securities (as determined pursuant to Rule 13d-3 under the Securities

------------------
* Conformed to reflect certain clarifications set forth in a Clarification of Anschutz Shareholders Agreement and Anschutz/Spinco Shareholders Agreement, dated as of August 3, 1995, by and among Union Pacific Corporation, UP Acquisition Corporation, Union Pacific Resources Group Inc., The Anschutz Corporation, Anschutz Foundation and Mr. Philip F. Anschutz, which has been filed as an exhibit to the Registration Statement.

     Exchange Act of 1934, as amended (the 'Exchange Act')), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all Affiliates of such Person and all other Persons with whom such Person would constitute a 'group' within the meaning of
     Section 13(d) of the Exchange Act and the rules promulgated thereunder.

          (c) 'Company Voting Securities' shall mean any securities of the Company entitled, or which may be entitled, to vote generally in the election of directors and any securities convertible into or exercisable or exchangeable for such securities (whether or not subject to contingencies with respect to any matter or proposal submitted for the vote or consent of shareholders of the Company). For purposes of determining the percentage of Company Voting Securities Beneficially Owned by a Person, securities Beneficially Owned by any such Person that are convertible, exercisable or exchangeable for securities entitled to vote shall be deemed to be converted, exercised or exchanged and shall represent the number of securities of the Company entitled to vote into which such convertible, exercisable or exchangeable securities (disregarding for such purposes any restrictions on conversion, exercise or exchange) are then convertible, exchangeable or exercisable.

          (d) 'Spinco Voting Securities' shall mean any securities of Spinco entitled, or which may be entitled, to vote generally in the election of directors and any securities convertible into or exercisable or exchangeable for such securities (whether or not subject to contingencies with respect to any matter or proposal submitted for the vote or consent of shareholders of Spinco). For purposes of this Agreement, Spinco Voting Securities shall not include Parent Voting Securities or Company Voting Securities. For purposes of determining the percentage of Spinco Voting Securities Beneficially Owned by a Person, securities Beneficially Owned by any such Person that are convertible, exercisable or exchangeable for securities entitled to vote shall be deemed to be converted, exercised or exchanged and shall represent the number of securities of Spinco entitled to vote into which such convertible, exercisable or exchangeable securities (disregarding for such purposes any restrictions on conversion, exercise or exchange) are then convertible, exchangeable or exercisable.

          (e) 'Current Market Price' shall mean, as applied to any class of stock on any date, the average of the daily 'Closing Prices' (as hereinafter defined) for the 20 consecutive trading days immediately prior to the date in question. The term 'Closing Price' on any day shall mean the last sales price, regular way, per share of such stock on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if shares of such stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of such stock are listed or admitted to trading, or, if the shares of such stock are not listed or admitted to trading on any national securities exchange on the NASDAQ National Market System or, if the shares of such stock are not quoted on the NASDAQ National Market System, the average of the high bid and low asked prices in the over-the-counter market as reported by the National Association of Securities Dealers Inc.'s Automated Quotation System.

          (f) 'including' shall mean including without limitation.

          (g) 'Parent Voting Securities' shall mean any securities of Parent entitled, or which may be entitled, to vote generally in the election of directors and any securities convertible into or exercisable or exchangeable for such securities (whether or not subject to contingencies with respect to any matter or proposal submitted for the vote or consent of shareholders of Parent). For purposes of this Agreement, Parent Voting Securities shall not include Company Voting Securities. For purposes of determining the percentage of Parent Voting Securities Beneficially Owned by a Person, securities Beneficially Owned by any such Person that are convertible, exercisable or exchangeable for securities entitled to vote shall be deemed to be converted, exercised or exchanged and shall represent the number of securities of Parent entitled to vote into which such convertible, exercisable or exchangeable securities (disregarding for such purposes any restrictions on conversion, exercise or exchange) are then convertible, exchangeable or exercisable.

          (h) 'Person' shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

          (i) 'Transfer' shall mean, with respect to a security, the sale, transfer, pledge, hypothecation, encumbrance, assignment or disposition of such security or the Beneficial Ownership thereof, the offer to make such a sale, transfer or other disposition, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. As a verb, 'Transfer' shall have a correlative meaning.

     2. Effectiveness. This Agreement (other than Sections 3, 4, 5, 9, 10, 11 and 14) shall become effective only upon consummation of the Spin-off and this Agreement shall terminate and be void and of no further force or effect if the Merger Agreement is terminated in accordance with Article VII thereof.

     3. Pledge. TAC has advised Parent that shares of Company Common Stock Beneficially Owned by TAC are or may be pledged to Bank of America National Trust and Savings Association or Citibank, N.A., respectively (collectively, the 'Banks') pursuant to pledge agreements (substantially in the forms reviewed by Parent, collectively, the 'Existing Pledge Agreements') to secure indebtedness borrowed from the Banks. TAC represents and warrants that the Existing Pledge Agreements do not or, before indebtedness borrowed therefrom is secured by any such shares, will not prevent, limit or interfere with TAC's compliance with, or performance of its obligations under, this Agreement, absent a default under the applicable Existing Pledge Agreements. TAC represents and warrants that it is not in default under the Existing Pledge Agreements. Before Spinco Voting Securities shall be pledged to secure indebtedness owed under an Existing Pledge Agreement, TAC shall deliver to Parent a letter from Bank of America National Trust and Savings Association or Citibank, N.A., as the case may be, acknowledging this Agreement and agreeing that, notwithstanding any default under the Existing Pledge Agreement, TAC shall have the right to exercise all voting rights with respect to the Company Common Stock or Spinco Voting Securities pledged thereunder. Shareholders may hereafter effect one or more pledges of Company Voting Securities or Spinco Voting Securities, or grants of security interests therein, to one or more financial institutions (other than the Banks) that are not Affiliates of any Shareholder (collectively, 'Other Financial Institutions') as security for the payment of bona fide indebtedness owed by one or more of the Shareholders or their Affiliates to such financial institutions. Except as set forth in the proviso below, neither the Bank nor any financial institution which hereafter becomes a pledgee of Company Voting Securities or Spinco Voting Securities shall incur any obligations under this Agreement with respect to such Company Voting Securities or Spinco Voting Securities or shall be restricted from exercising any right of enforcement or foreclosure with respect to any related security interest or lien; provided, however, that it shall be a condition to any such pledge to any Other Financial Institution that the pledgee shall agree that TAC shall have the right to exercise all voting rights with respect to the Company Voting Securities or Spinco Voting Securities pledged thereunder and no such pledge shall prevent, limit or interfere with Shareholders' compliance with, or performance of their obligations under, this Agreement, absent a default under such pledge agreement.

     4.  Public Comments; Fiduciary Duties.

     (a) During the Standstill Period (as defined below), Shareholders will not, and will cause their Affiliates not to, directly or indirectly, make any public comment, statement or communication, or take any action that would otherwise require any public disclosure by Shareholders, Parent, Spinco or any other Person, concerning the Merger, the Offer, the Spin-off (as described in Section
5.4 of the Merger Agreement) and the other transactions contemplated by the Merger Agreement, this Agreement and the Ancillary Agreements, except for any disclosure (i) concerning the status of Shareholders as parties to such agreements the terms thereof, and their beneficial ownership of Shares required pursuant to Section 13d of the Exchange Act or (ii) required in the Schedule 14D-9 or the Proxy Statement/Prospectus.

     (b) It is hereby acknowledged that any Person who is a director or officer of the Company may exercise his fiduciary duties in his capacity as a director or officer with respect to the Company, as opposed to taking action with respect to the direct or indirect ownership of any Shares, and no such exercise of fiduciary duties shall be deemed to be a breach of, or a violation of the restrictions set forth in, this Agreement and none of the

Shareholders shall have any liability hereunder for any such exercise of fiduciary duties by such Person in his capacity as a director and officer of the Company. Nothing in this Section 4(b) shall relieve or affect any of the Company's or its Affiliates' obligations under the Merger Agreement.

     5.  Standstill and Related Provisions.

     (a) Subject to the paragraph at the end of this Subsection 5(a), Shareholders agree that for a period commencing on the date hereof and terminating on the seventh anniversary of the Effective Time or, if earlier, the termination of this Agreement in accordance with the terms of Section 13 hereof (the 'Standstill Period'), without the prior written consent of the Board of Directors of Spinco (the 'Board') specifically expressed in a resolution adopted by a majority of the directors of Spinco, Shareholders will not, and Shareholders will cause each of their respective Affiliates not to, directly or indirectly, alone or in concert with others:

          (i) acquire, offer or propose to acquire, or agree to acquire (except, in any case, by way of (A) following consummation of the Spin-off, stock dividends or other distributions or rights offerings made available to holders of any shares of common stock of Spinco ('Spinco Common Stock') generally, share-splits, reclassifications, recapitalizations, reorganizations and any other similar action taken by Spinco, (B) following consummation of the Spin-off, the conversion, exercise or exchange of Spinco Voting Securities in accordance with the terms thereof, (C) the issuance and delivery of Spinco Voting Securities pursuant to the Spin-off and (D) following consummation of the Merger, the acquisition of not more than such number of Spinco Common Stock as may be received as a dividend on not more than 131,723 shares of Parent Common Stock received by Learjet Inc. in the Merger, and subject to the Airplane Purchase Agreement dated as of May 5, 1994 between TAC and Learjet Inc. (as amended from time to time, the 'Airplane Purchase Agreement'), provided, that any such securities shall be subject to the provisions hereof), directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another Person, by joining a partnership, limited partnership, syndicate or other 'group' (within the meaning of Section 13(d)(3) of the Exchange
     Act) (other than groups consisting solely of Shareholders and their Affiliates, all of which are or, prior to the formation of such group, become, parties to this Agreement) or otherwise, any Spinco Voting Securities; provided, however, that if Spinco shall issue additional Spinco Voting Securities following consummation of the Spin-off, Shareholders and their Affiliates may purchase or acquire additional Spinco Voting Securities to bring their Beneficial Ownership up to the greater of 5.5% and the percentage of outstanding Spinco Voting Securities Beneficially Owned by the Shareholders immediately prior to such issuance by Spinco; provided, further, without limiting the immediately preceding proviso, if as a result of Transfers of Spinco Voting Securities, Shareholders Beneficially Own less than 5.5% of the then outstanding shares of Spinco Voting Securities, Shareholders may purchase or acquire additional Spinco Voting Securities to bring their Beneficial Ownership up to, but not in excess of, 5.5% of the then outstanding shares of Spinco Voting Securities. In addition, in the event that a Shareholder or an Affiliate thereof inadvertently and without knowledge (an 'Inadvertent Acquisition') indirectly acquires Beneficial Ownership of not more than one-quarter of one percent of the Spinco Voting Securities in excess of the amount permitted to be owned by the Shareholders pursuant to this Section 5(a) pursuant to a transaction by which a Person (that was not then an Affiliate of a Shareholder before the consummation of such transaction) owning Spinco Voting Securities becomes an Affiliate of such Shareholder, then all Spinco Voting Securities so acquired shall thereupon become subject to this Agreement and such Shareholder shall be deemed not to have breached this Agreement provided that such Shareholder, within 120 days thereafter, causes a number of such Spinco Voting Securities in excess of the amount permitted to be so owned (or, at the election of such Shareholder, an equal number of the other Spinco Voting Securities that are Beneficially Owned by a Shareholder) to be Transferred, in a transaction subject to Section 6 hereof, to a transferee that is not a Shareholder, an Affiliate thereof or a member of a 'group' in which a Shareholder or an Affiliate is included (or, if Spinco or its assignee shall exercise any purchase rights under Section 6(b) hereof, to Spinco or its assignee);

          (ii) make, or in any way participate, directly or indirectly, in any 'solicitation' (as such term is used in the proxy rules of the Securities and Exchange Commission as in effect on the date hereof) of proxies or consents (whether or not relating to the election or removal of directors), seek to advise, encourage or influence any Person with respect to the voting of any Spinco Voting Securities, initiate, propose or otherwise 'solicit' (as such term is used in the proxy rules of the Securities and Exchange Commission as in effect on the date hereof) shareholders of Spinco for the approval of shareholder proposals, whether made pursuant to Rule 14a-8 of the Exchange Act or otherwise, or induce or attempt to induce any other Person to initiate any such shareholder proposal or otherwise communicate with the Spinco's shareholders or others pursuant to Rule 14a-1(2)(iv) under the Exchange Act or otherwise;

          (iii) seek, propose, or make any statement with respect to, any merger, consolidation, business combination, tender or exchange offer, sale or purchase of assets, sale or purchase of securities, dissolution, liquidation, reorganization, restructuring, recapitalization, change in capitalization, change in corporate structure or business or similar transaction involving Spinco or its subsidiaries (any of the foregoing being referred to herein as a 'Specified Spinco Transaction'); provided that the foregoing shall not prevent (A) voting in accordance with Section 5(c) hereof (but shall prevent any public comment, statement or communication, and any action that would otherwise require any public disclosure by Shareholders, Spinco or any other Person, concerning such voting) or (B) the Shareholder Designee (as defined in Section 7 hereof) from exercising his fiduciary duties in his capacity as a director by participating in any Board deliberations or vote of the Board of Directors of Spinco with respect to a Specified Spinco Transaction;

          (iv) form, join or in any way participate in a 'group' (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any Spinco Voting Securities, other than groups consisting solely of Shareholders and their Affiliates;

          (v) deposit any Spinco Voting Securities in any voting trust or subject any Spinco Voting Securities to any arrangement or agreement with respect to the voting of any Spinco Voting Securities except as set forth in this Agreement;

          (vi) call or seek to have called any meeting of the stockholders of Spinco or execute any written consent with respect to Spinco or Spinco Voting Securities; provided that the foregoing shall not prevent the Shareholder Designee from exercising his fiduciary duties in his capacity as a director by participating in any Board deliberations or vote of the Board of Directors of Spinco with respect to the calling of any annual meeting of shareholders of Spinco;

          (vii) otherwise act, alone or in concert with others, to control or seek to control or influence or seek to influence the management, Board of Directors or policies of Spinco (except to the extent the actions by a Shareholder Designee relating to Spinco's Board of Directors in the exercise of his fiduciary duties in his capacity as a director may be viewed as influencing or seeking to influence the management, Board of Directors or policies of Spinco);

          (viii) seek, alone or in concert with others, representation on the Board of Directors of Spinco (except as provided in Section 7 of this Agreement), or seek the removal of any member of such Board or a change in the composition or size of such Board;

          (ix) make any publicly disclosed proposal, comment, statement or communication (including, without limitation, any request to amend, waive or terminate any provision of this Agreement other than Section 5(a)), or make any proposal, comment, statement or communication (including, without limitation, any request to amend, waive or terminate any provision of this Agreement other than Section 5(a)) in a manner that would require any public disclosure by Shareholders, Spinco or any other Person, or enter into any discussion with any Person (other than directors and officers of Spinco), regarding any of the foregoing;

          (x) make or disclose any request to amend, waive or terminate any provision of Section 5(a) of this Agreement; or

          (xi) have any discussions or communications, or enter into any arrangements, understandings or agreements (whether written or oral) with, or advise, finance, assist or encourage, any other Person in connection with any of the foregoing, or take any action inconsistent with the foregoing, or make any investment in or enter into any arrangement with, any other Person that engages, or offers or proposes to engage, in any of the foregoing.

     The restrictions set forth in this Section 5(a) shall not prevent Shareholders from (A) performing their obligations and exercising their rights under this Agreement, including, without limitation, (w) Transferring any Company Voting Securities or Spinco Voting Securities in accordance with Sections 3, 4 and 6 hereof, (x) selecting the Shareholder Designee, (y) serving in the positions described in or resigning from such positions as described in
Section 7(a) hereof, and (z) voting in accordance with Section 5(c) hereof; (B) communicating in a non-public manner with any other Shareholder or their Affiliates; and (C) complying with the requirements of Sections 13(d) and 16(a) of the Exchange Act and the rules and regulations thereunder, in each case, as from time to time in effect, or any successor provisions or rules with respect thereto, or any other applicable law, rule, regulation, judgment, decree, ruling, order, award, injunction, or other official action of any agency, bureau, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government (whether federal, state, county or local, domestic or foreign).

     (b) Shareholders agree that during the period commencing on the date hereof and continuing until the earlier of (x) the consummation of the Merger and (y) the termination of the Merger Agreement, Shareholders will not, and Shareholders will cause each of their respective Affiliates not to, directly or indirectly, alone or in concert with others, acquire, offer or propose to acquire, or agree to acquire, whether by purchase, tender or exchange offer, though the acquisition of control of another Person, by joining a partnership, limited partnership, syndicate or other 'group' or otherwise, any Company Voting Securities (except pursuant to the Airplane Purchase Agreement and by way of stock dividends or other distributions or rights offerings made available to holders of any shares of Company Common Stock generally, stock-splits, reclassifications, recapitalizations, reorganizations and any other similar action taken by Company).

     (c) Subject to the receipt of proper notice and the absence of a preliminary or permanent injunction or other final order by any United States federal court or state court barring such action, Shareholders agree that during the Standstill Period Shareholders will, and will cause their Affiliates to, (i) be present, in person or represented by proxy, at all annual and special meetings of shareholders of Spinco so that all Spinco Common Stock Beneficially Owned by Shareholders and their Affiliates and then entitled to vote may be counted for the purposes of determining the presence of a quorum at such meetings, and (ii) vote in accordance with the recommendation of the Board of Directors of Spinco in the election of directors and as directed by the Persons acting as Proxies in respect of proxies solicited by the Board of Directors of Spinco with respect to the election of directors (including the manner in which such Spinco Common Stock shall be cumulated). On all other matters presented for a vote of shareholders of Spinco, Shareholders may vote in their discretion.


     6.  Limitations on Disposition.

     (a) Shareholders agree that during the Standstill Period they will not, and will cause their Affiliates not to, directly or indirectly, without the prior written consent of the Board of Directors of Spinco specifically expressed in a resolution adopted by a majority of the directors of Spinco, Transfer to any Person any Spinco Voting Securities (including but not limited to the Transfer of any securities of an Affiliate which is the record holder or Beneficial Owner of Spinco Voting Securities if, as the result of such Transfer, such Person would cease to be an Affiliate of a Shareholder), if, to the knowledge of the Shareholders or any of their Affiliates, after due inquiry which is reasonable in the circumstances (and which shall include, with respect to the Transfer of 1% or more of the Spinco Voting Securities then outstanding in one transaction, or a series of related transactions, specific inquiry with respect to the identity of the acquiror of such Spinco Voting Securities and the number of Spinco Voting Securities that, immediately following such transaction or transactions, would be Beneficially Owned by such acquiror, together with its Affiliates and any members of a 'group' (within the meaning of Section 13(d)(3) of the Exchange Act) of which such acquiror is a member), immediately following such transaction the acquiror of such Spinco Voting Securities, together with its Affiliates and any members of such a group, would Beneficially Own in the aggregate 4% or more of the Spinco Voting Securities then outstanding; provided that, without the prior written consent of the Board of Directors of Spinco, (i) Shareholders and their Affiliates may Transfer any number of Spinco Voting Securities to any other Shareholder, any Affiliate of a Shareholder or to any heirs, distributees, guardians, administrators, executors, legal representatives or similar successors in interest of any Shareholder, provided that (A) such transferee, if not then a Shareholder, shall become a party to this Agreement and agree in writing to perform and comply with all of the obligations of such transferor Shareholder under this Agreement, and thereupon such transferee shall be deemed to be a Shareholder party hereto for all purposes of this Agreement, and (B) if the transferee is not prior thereto a Shareholder, the transferor shall remain liable for such transferee's performance of and compliance with the obligations of the transferor under this Agreement, (ii) Shareholders and their Affiliates may Transfer Spinco Voting Securities in a tender offer, merger, or other similar business combination transaction approved by the Board of Directors of Spinco, and (iii) Shareholders may pledge their Spinco Voting Securities as provided in
Section 3 hereof and the pledgee may Transfer such Spinco Voting Securities in connection with the enforcement or foreclosure of any related security interest or lien following a default.

     (b) During the Standstill Period, if to the knowledge of the Shareholders after making due inquiry which is reasonable under the circumstances, immediately following the Transfer of any Spinco Voting Securities the acquiror thereof, together with its Affiliates and any members of a 'group' (within the meaning of Section 13(d)(3) of the Exchange Act), would Beneficially Own in the aggregate 2% or more of the outstanding Spinco Voting Securities (a '2% Sale'), Shareholders shall, prior to effecting any such Transfer, offer Spinco a right of first refusal to purchase the shares proposed to be Transferred on the following terms. Shareholders shall provide Spinco with written notice (the '2% Sale Notice') of any proposed 2% Sale, which 2% Sale Notice shall contain the identity of the purchaser, the number of shares of Spinco Voting Securities proposed to be Transferred to such purchaser, the purchase price for such shares and the form of consideration payable for such shares. The 2% Sale Notice shall also contain an irrevocable offer to sell the shares subject to such 2% Sale Notice to Spinco for cash at a price equal to the price contained in such 2% Sale Notice. Spinco shall have the right and option, by written notice delivered to such Shareholder (the 'Purchase Notice') within 15 days of receipt of the 2% Sale Notice, to accept such offer as to all, but not less than all, of the Spinco Voting Securities subject to such 2% Sale Notice. Spinco shall have the right to assign to any Person such right to purchase the shares subject to the 2% Sale Notice. In the event Spinco (or its assignee) elects to purchase the shares subject to the 2% Sale Notice, the closing of the purchase of the Spinco Voting Securities shall occur at the principal office of Spinco (or its assignee) on or before the 30th day following such Shareholder's receipt of the Purchase Notice. In the event Spinco does not elect to purchase the shares subject to the 2% Sale Notice, such Shareholder shall be free, for a period of 30 days following the receipt of notice from Spinco of its election not to purchase such shares or, in the absence of any such notice, for a period of 30 days following the 15th day after receipt by Spinco of the 2% Sale Notice, to sell the shares subject to the 2% Sale Notice in accordance with the terms of, and to the person identified in, the 2% Sale Notice. If such sale is not effected within such 30 day period such shares shall remain subject to the provisions of this Agreement. Notwithstanding the foregoing, the right of first refusal set forth in this Subsection (b) shall not apply to the sale by Shareholders of Spinco Voting Securities (i) made in an underwritten public offering pursuant to an effective registration statement under the Securities Act, or (ii) made in a transaction permitted pursuant to, and made in compliance with, clauses (i) or (iii) of the proviso to Section 6(a) hereof, or (iii) made in a tender offer, merger or other similar business combination transaction approved by the Board of Directors of Spinco. Any proposed sale by Shareholders of Spinco Voting Securities shall be subject to the restrictions on sales to an acquiror which would Beneficially Own 4% or more of the outstanding Spinco Voting Securities, as set forth in Section 6(a) hereof, whether or not Spinco exercises its right of first refusal and consummates the purchase of Spinco Voting Securities. If Spinco (or its assignee) exercises its right to purchase any Spinco Voting Securities but fails to complete the purchase thereof for any reason other than the failure of such Shareholder to perform its obligations hereunder with respect to such purchase, then, on the 30th day following such Shareholder's receipt of the Purchase Notice, such Spinco Voting Securities shall cease to be subject to Sections 5(c), 6 and 12 hereof for any purpose whatsoever. If the purchase price described in any 2% Sale Notice is not solely made up of cash or marketable securities, the 2% Sale Notice shall include a good faith estimate of the cash equivalent of such other consideration, and the consideration payable by Spinco or its assignee (if Spinco elects to purchase (or to have assignee purchase) the Spinco Voting Securities described in the 2% Sale Notice) in place of such other consideration shall be cash equal to the amount of such estimate; provided, however, that if Spinco in good faith disagrees with such estimate and states a different good faith estimate in the Purchase Notice, and if Spinco and such Shareholder cannot agree on the cash equivalent of such other (i.e., other than cash or marketable securities) consideration, such cash equivalent shall be determined by a reputable investment banking firm without material connections with either party. Such investment banking firm shall be selected by both parties or, if they shall be unable to agree, by an arbitrator appointed by the American Arbitration Association. The fees and expenses of any such investment banking firm and/or arbitrator shall be shared equally by Spinco and such Shareholder, unless otherwise determined by such firm or arbitrator. In the event of such differing estimates by Spinco and such Shareholder, periods of time which would otherwise run under this Section 6(b) from the date of such Shareholder's receipt of the Purchase Notice shall run instead from the date on which the parties agree on such cash equivalent or, in the absence of such agreement, the date on which such cash equivalent is determined by such investment banking firm. If the purchase price described in any 2% Sale Notice shall include marketable securities, the purchase price payable by Spinco (or its designee) shall include, to the extent marketable securities were included as a portion of the consideration provided for in the 2% Sale Notice, an amount in cash determined by reference to the Current Market Price of such securities on the day the Purchase Notice is received by such Shareholder.

     (c) Not later than the tenth day following the end of any calendar month during the Standstill Period in which one or more dispositions of Spinco Voting Securities by Shareholders or any of their Affiliates shall have occurred, the relevant Shareholder shall give written notice to Spinco of all such dispositions. Such notice shall state the date upon which each such disposition was effected, the price and other terms of each such disposition, the number and type of Spinco Voting Securities involved in each such disposition, the means by which each such disposition was effected and, to the extent known, the identity of the Persons acquiring such Spinco Voting Securities.

     (d) In connection with any proposed privately negotiated sale by any Shareholders of Spinco Voting Securities representing in excess of 3.9% of the then outstanding Spinco Voting Securities, Spinco will cooperate with and permit the proposed purchaser to conduct a due diligence review reasonable under the circumstances of Spinco and its Subsidiaries and their respective business and operations, including, without limitation, reasonable access during normal business hours to their executive officers, and, if reasonable under the circumstances, their properties, subject to execution by such purchaser of a customary confidentiality agreement; provided that Spinco shall not be required to permit more than two such due diligence reviews in any twelve-month period.

     7.  Spinco Covenants.

     (a) On or prior to the consummation of the Spin-off, the Board of Directors of Spinco will take all action necessary to elect a designee of TAC who is not an Affiliate of, does not have any business relationship with, any of the Shareholders or their Affiliates, and is reasonably acceptable to the Board of Directors of Spinco (the 'Shareholder Designee') as a director of Spinco's Board of Directors. In the event that the Shareholder Designee shall resign, become disabled or be removed as a member of Spinco's Board of Directors (except in circumstances, other than Section 7(a)(vi) hereof, in which the Shareholder Designee was required (including if requested by Spinco) to resign as a director pursuant to the terms of this Agreement) TAC shall have the right to select a new Shareholder Designee. Shareholders acknowledge that as a condition precedent to the appointment of the Shareholder Designee to Spinco's Board of Directors, the Shareholder Designee shall enter into an agreement (the 'SD Agreement'), in form and substance satisfactory to Spinco and its counsel, to the effect that:

          (i) the Shareholder Designee agrees that he will not provide, disclose, or otherwise make available, directly or indirectly, any confidential or non-public information relating to Spinco or its subsidiaries, including competitively sensitive information, to the Shareholders, or their Affiliates or Representatives;

          (ii) the Shareholder Designee will not voluntarily receive, directly or indirectly, any confidential or non-public information relating to any business, company or entity affiliated with any of the Shareholders which competes in any way with, or is a potential competitor of, Spinco (a 'Competing Business'), and, in the event the Shareholder Designee involuntarily receives, or receives on an unsolicited basis, such confidential or non-public information, the Shareholder Designee agrees to report to Spinco the fact that the Shareholder Designee received such information;

          (iii) in connection with actions taken as a director of Spinco, the Shareholder Designee will not take into account or consider the impact or effect of such actions on the Shareholders (other than in their capacity as shareholders of Spinco), their Affiliates or on any Competing Business;

          (iv) the Shareholder Designee will not serve as an officer, director or employee of, or become a shareholder, partner or equity investor in, any Competing Business so long as such Shareholder Designee serves as a director of Spinco;

          (v) none of the Shareholder Designee, any family member of the Shareholder Designee or any person controlled by the Shareholder Designee will have any business relationship with, enter into any arrangements or understandings relating to such business relationship with, or receive any compensation, gifts or other forms of consideration from, the Shareholders or their Affiliates so long as the Shareholder Designee is a director of Spinco; and

          (vi) the Shareholder Designee, if requested by Spinco (A) will immediately resign as a director of Spinco in the event that the Federal Trade Commission (the 'FTC') shall institute, commence, or threaten any action, proceeding or inquiry relating to the Shareholder Designee's position as a director of Spinco, provided, that in the event of one or more resignations pursuant to this clause (A), the Shareholders shall have the right in each such event to designate a new Shareholder Designee in accordance with the terms hereof; (B) will resign as a director of Spinco not later than the next annual meeting of Shareholders of Spinco in the event that the Shareholders and their Affiliates Beneficially Own less than 4% of Spinco's Voting Securities then outstanding, provided, however that this Agreement shall continue in full force and effect until the date of such resignation and (C) will immediately resign if the Shareholders violate or breach any of the material terms or provisions of this

     Agreement. Notwithstanding any resignation pursuant to clause (C) of the preceding sentence, all of the provisions of this Agreement other than this
     Section 7 shall continue in full force and effect.

     So long as Shareholders and their Affiliates continue to Beneficially Own in excess of 4% of the Spinco Voting Securities then outstanding and so long as this Agreement shall not have been terminated, Spinco shall include the Shareholder Designee in the Board of Directors' slate of nominees for election as directors at Spinco's annual meeting of shareholders and shall recommend that the Shareholder Designee be elected as a director of Spinco.

     So long as a Shareholder Designee serves as a member of the Board of Directors of Spinco, Spinco agrees that the Shareholder Designee shall serve (subject to the applicable requirements of the FTC, the New York Stock Exchange or any other security exchange on which the Spinco Common Stock is listed, or if not so listed, under the rules or regulations of the National Association of Securities Dealers) as a member of the Executive, Finance and Corporate Development, and Compensation Benefits and Nominating Committees of the Board (or the three committees having similar functions). Except as otherwise provided in this Section 7, upon the termination of this Agreement, if requested by Spinco, the Shareholder Designee shall resign as a director of Spinco's Board of Directors.

     (b) In the event that any Shareholder Designee shall cease to be a member of the Board of Directors by reason of death, disability or resignation (except in circumstances in which TAC shall not have the right under the first paragraph of Section 7(a) hereof to select a new Shareholder Designee), Spinco shall replace such Shareholder Designee with another Shareholder Designee at the next meeting of the Board of Directors.

     (c) The Shareholder Designee, upon nomination or appointment as a director of Spinco, shall agree in writing to comply with the obligations of the Shareholders under Section 5(a) hereof and the obligation of such Shareholder Designee under this Section 7(c).

     (d) Without the prior written consent of Shareholders, Spinco shall not take or recommend to its shareholders any action which would impose limitations, not imposed on other Shareholders of Spinco, on the enjoyment by any of Shareholders and their Affiliates of the legal rights generally enjoyed by shareholders of Spinco, other than those imposed by the terms of this Agreement, the Merger Agreement and the Ancillary Agreements; provided, however, that the foregoing shall not prevent Spinco from implementing or adopting a Shareholder Rights Plan or issuing a similar security which has a 'trigger' threshold of not less than the greater of 10% of the outstanding shares of Spinco Common Stock or the amount then Beneficially Owned by Shareholders not in violation of this Agreement.

     8.  Intentionally Omitted

     9. Representations and Warranties of Shareholders. Shareholders hereby represent and warrant to Spinco as follows:

          (a) TAC is a corporation duly organized and validly existing under the laws of the State of Kansas and is in good standing under the laws of the State of Kansas. The Foundation is a not-for-profit corporation duly organized and validly existing under the laws of the State of Colorado. Shareholders have all necessary power and authority to execute and deliver this Agreement and perform their obligations hereunder. The execution and delivery by TAC and the Foundation of this Agreement and the performance by TAC and the Foundation of their obligations hereunder have been duly and validly authorized by the Board of Directors of TAC and the Foundation, and by the sole stockholder of TAC, and no other proceedings or actions on the part of any Shareholder are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

          (b) This Agreement has been duly and validly executed and delivered by Shareholders and constitutes the valid and binding agreement of Shareholders, enforceable against Shareholders in accordance with its terms except to the extent (i) such enforcement may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (c) Each Shareholder is the sole record holder and Beneficial Owner of the number of shares of Company Common Stock ('Company Shares') listed opposite such Shareholder's name on the signature page hereof, and, except as provided in Section 3 hereof and to the extent created by either or both of the Corporate Matters Agreement and the Registration Rights Agreement, each dated as of August 1, 1993 and among the Company, The Morgan Stanley Leveraged Equity Fund II, L.P., a Delaware limited partnership, TAC and certain other parties thereto, each of which the Shareholders agree to terminate as of the Effective Time, has good and marketable title to all of such Company Shares, free and clear of all liens, claims, options, proxies, voting agreements, security interests, charges and encumbrances. The Company Shares constitute all of the capital stock of the Company Beneficially Owned by Shareholders, and except for the Company Shares, neither Shareholders nor any of their Affiliates Beneficially Owns or has any right to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) any Company Voting Securities, except that TAC has the right to acquire up to 520,188 (less any amount subsequently sold by Learjet Inc. or its assignee) shares of Company Common Stock pursuant to the Airplane Purchase Agreement. Except as provided in Section 3 hereof and in this Section 9(c), each Shareholder has sole power to vote and to dispose of the Company Shares Beneficially Owned by such Shareholder, and sole power to issue instructions with respect to such Company Shares to the extent appropriate in respect of the matters set forth in this Agreement, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Company Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement. Shareholders do not beneficially own or have any right to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing), except pursuant to the Merger, any Parent Voting Securities.

          (d) Except for filings, authorizations, consents and approvals as may be required under, and other applicable requirements of, the ICA, the Securities Exchange Act of 1934, each as amended, (i) no filing with, and no permit, authorization, consent or approval of, any state or federal governmental body or authority is necessary for the execution of this Agreement by Shareholders and the consummation by Shareholders of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by Shareholders, the consummation by Shareholders of the transactions contemplated hereby or compliance by Shareholders with any of the provisions hereof shall (A) conflict with or result in any breach of the certificate or incorporation or by-laws or other organizational documents of TAC or the Foundation, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which any Shareholder is a party or by which any Shareholder or any of its properties or assets (including the Company Shares) may be bound, or (C) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to any Shareholder or any of its properties or assets. To the best knowledge of Shareholders, no litigation is pending or threatened involving Shareholders or the Company relating in any way to this Agreement, the Merger Agreement, the Ancillary Agreements, or any transactions contemplated hereby or thereby.

          (e) Shareholders understand and acknowledge that Parent is entering into, and causing the Purchaser to enter into, the Merger Agreement and the Ancillary Agreements, and is incurring the obligations set forth therein, in reliance upon Shareholders' execution and delivery of this Agreement.

          (f) Except for Morgan Stanley & Co. Incorporated, no broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Shareholders.

          (g) Shareholders have no plan or intention, and as of the Effective Time will have no plan or intention to sell, exchange or otherwise dispose of any of the shares of Parent Voting Securities that they receive in the Merger.

          (h) Shareholders have no plan or intention and, as of the effective date of the Spin-off, will have no plan or intention, to sell, exchange or otherwise dispose of any of the Spinco Shares that they receive in such Spin-off (including by inter vivos gift).


          (i) Shareholders will make such representations as may reasonably be requested by Parent (provided such representations are true at the time given), and in such form as may reasonably be requested by Parent, for use in connection with the request by Parent that the Internal Revenue Service issue a private letter ruling with respect to the tax consequences of the Spin-off, including the representation made in Section 9(h) hereof.

     10. Representations and Warranties of Spinco. Spinco hereby represents and warrants to Shareholders as follows:

          (a) Spinco is a corporation duly organized and validly existing under the laws of the State of Utah, and is in good standing under the laws of the state of its incorporation. Spinco has all necessary corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder. The execution and delivery by Spinco of this Agreement and the performance by Spinco of its obligations hereunder have been duly and validly authorized by the Board of Directors of Spinco and no other corporate proceedings on the part of Spinco are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

          (b) This Agreement has been duly and validly executed and delivered by Spinco and constitutes a valid and binding agreement of Spinco, enforceable against Spinco in accordance with its terms except to the extent (i) such enforcement may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (c) Except for filings, authorizations, consents and approvals as may be required under, and other applicable requirements of, the ICA, (i) no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by Spinco and the consummation by Spinco of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by Spinco, the consummation by Spinco of the transactions contemplated hereby or compliance by Spinco with any of the provisions hereof shall (A) conflict with or result in any breach of the certificate of incorporation or by-laws of Spinco, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Spinco is a party or by which Spinco or any of its properties or assets may be bound, or (C) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to Spinco or any of its properties or assets. To the best knowledge of Spinco, no litigation is pending or threatened involving

     Spinco relating in any way to this Agreement, the Merger Agreement, the Ancillary Agreements or any transactions contemplated hereby or thereby.

          (d) Except for CS First Boston Corporation, no broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Spinco.

     11. Further Assurances. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

     12.  Stop Transfer; Legend.

     (a) Shareholders agree with and covenant to Spinco that Shareholders shall not request that Spinco register the transfer (book-entry or otherwise) of any certificated or uncertificated interest representing any of the securities of Spinco unless such transfer is made in compliance with this Agreement.

     (b) During the Standstill Period, Shareholders shall promptly surrender to Spinco all certificates representing the Spinco Shares, and other Spinco Voting Securities acquired by Shareholders or their Affiliates after the date hereof, and Spinco shall place the following legend on such certificates:

          'THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SHAREHOLDERS AGREEMENT, DATED AS OF AUGUST 3, 1995 BY AND AMONG UNION PACIFIC RESOURCES GROUP INC., THE ANSCHUTZ CORPORATION, ANSCHUTZ FOUNDATION AND MR. PHILIP F. ANSCHUTZ WHICH, AMONG OTHER THINGS, RESTRICTS THE TRANSFER AND VOTING THEREOF.'

     (c) In connection with any Transfer of Spinco Voting Securities to any Person, other than a Shareholder, an Affiliate of a Shareholder, any heir, distributee, guardian, administrator, executor, legal representative or similar successor in interest, or a member of a 'group' (within the meaning of Section 13(d)(3) of the Exchange Act) in which a Shareholder or an Affiliate thereof or such other Person is included, pursuant to, and made in compliance with, Section 6 hereof, and from and after the termination of the Standstill Period, Spinco shall, upon surrender thereto of any certificates representing Spinco Voting Securities that bear a legend required by this Section 12, issue and deliver to the record owner of the securities represented thereby, or to its registered transferee, certificates representing such securities without such legend.

     13. Termination. Except as otherwise provided in this Agreement, this Agreement shall terminate on the earliest to occur of (1) the seventh anniversary of the Effective Time, (2) following consummation of the Spin-off, at such time that the Shareholders Beneficially Own, and continue to Beneficially Own, in the aggregate, less than 4% of the Spinco Voting Securities then outstanding, it being understood, however, that if the Shareholders at any time Beneficially Own in the aggregate less than 4% of the Spinco Voting Securities then outstanding but, prior to the seventh anniversary of the Effective Time, subsequently acquire Beneficial Ownership of any Spinco Voting

Securities (except pursuant to clauses (A), (B) or (C) of the parenthetical exception to the first sentence in Section 5(a)(i) hereof or in an Inadvertent Acquisition) if immediately following such acquisition Shareholders become Beneficial Owners in the aggregate of more than 4% of the Spinco Voting Securities then outstanding, the provisions of Sections 5, 6, 9, 11, 12, 13 and 14 of this Agreement shall be effective and in full force again as if no such termination had occurred and (3) if at any time that the Shareholders Beneficially Own in the aggregate more than 4% of the Spinco Voting Securities then outstanding (i) the Shareholder Designee shall not be elected as a director of Spinco (other than as a result of a resignation or non-election referred to in Section 7(a)(vi)(A) or 7(a)(vi)(C) hereof), (ii) subject to applicable requirements of the FTC, the New York Stock Exchange or any other security exchange on which the Spinco Common Stock is listed, or if not so listed, under the rules or regulations of the National Association of Securities Dealers, the Shareholder Designee who is then a director shall not be appointed as a member of the Executive, Finance and Corporate Development, and Compensation, Benefits and Nominating Committees, respectively, of the Board of Directors of Spinco (or committees having similar functions) or (iv) Spinco shall have breached its covenant in Section 7(b) hereof; provided that TAC, for itself and on behalf of all other Shareholders, may by written notice to Spinco irrevocably elect that, from and after the delivery thereof, the references in this Section 13 and in
Section 7 hereof to '4%' be deleted and replaced by references to '3%'. Notwithstanding anything herein to the contrary, any agreements or covenants contained herein which by their terms require action or performance following termination of this Agreement shall survive such termination.

     14.  Miscellaneous.

     (a) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

     (b) Shareholders agree that this Agreement and the respective rights and obligations of Shareholders hereunder shall attach to any Spinco Voting Securities that may become Beneficially Owned by Shareholders. The obligations of Shareholders under Sections 5(c), 6 and 12 hereof shall terminate with respect to Spinco Voting Securities that shall cease to be Beneficially Owned by a Shareholder, an Affiliate thereof or any heir, distributee, guardian, administrator, executor, legal representative or similar successor in interest, pursuant to a Transfer thereof to any Person other than a Shareholder, an Affiliate of a Shareholder, such other Person or a member of a 'group' (within the meaning of Section 13(d)(3) of the Exchange Act) in which a Shareholder, an Affiliate thereof or such other person is included; provided that such Transfer shall be permitted by, and made in accordance with Section 3 hereof or Section 6 hereof, as the case may be, and such termination shall be effective upon the Transfer of such securities; such transferees of such securities shall have no obligations or rights under or with respect to this Agreement and, except as otherwise provided herein, shall not be deemed to be Shareholders for any purposes of this Agreement; and thereafter such securities shall not be subject to Sections 5(c), 6 and 12 hereof for any purpose whatsoever. The representations, warranties, covenants, obligations and other agreements of Shareholders made or undertaken in this Agreement are made or undertaken by each Shareholder with respect to itself alone, severally and not jointly, and, no Shareholder shall have any responsibility with respect to the representations, warranties, covenants, obligations and other agreements made or undertaken by any other Shareholder in this Agreement or any liability with respect to the breach thereof by any other Shareholder.

     (c) Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, and each of Spinco, on the one hand, and Shareholders, on the other hand, shall indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any brokerage fees, commissions or finders' fees asserted by any person on the basis of any act or statement alleged to have been made by such party or its Affiliates.

     (d) Except as provided in the Agreement, this Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other party, provided that Spinco may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Spinco no such assignment shall relieve Spinco of its obligations hereunder if such assignee does not perform such obligations.

     (e) This Agreement may not be amended, changed, supplemented, or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by each of the parties hereto. The parties may waive compliance by the other parties hereto with any representation, agreement or condition otherwise required to be complied with by such other party hereunder, but any such waiver shall be effective only if in writing executed by the waiving party.

     (f) All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if given) by hand delivery or telecopy (with a confirmation copy sent for next day delivery via courier service, such as FedEx), or by any courier service, such as FedEx, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

     If to Shareholders:

         The Anschutz Corporation
         Suite 2400
         555 Seventeenth Street
         Denver, Colorado 80202

         Anschutz Foundation
         Suite 2400
         555 Seventeenth Street

         Denver, Colorado 80202

         Philip F. Anschutz
         Suite 2400
         555 Seventeenth Street
         Denver, Colorado 80202

     and, in either case, with a copy to:

         O'Melveny & Myers
         153 East 53rd Street
         New York, New York 10022
         Telephone No.: (212) 326-2000
         Telecopy No.: (212) 326-2091
         Attention: Drake S. Tempest, Esq.

     If to Spinco:

         Union Pacific Resources Group Inc.
         P.O. Box 7, 801 Cherry Street
         Fort Worth, Texas 76101
         Telephone No.: (817) 877-6000
         Telecopy No.: (817) 877-7522
         Attention: B. J. Zimmerman, Esq.

     copy to:

         Skadden, Arps, Slate,
           Meagher & Flom
         919 Third Avenue
         New York, New York 10022
         Telephone No.: (212) 735-3000
         Telecopy No.: (212) 735-2001
         Attention: Paul T. Schnell, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

     (g) Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

     (h) Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

     (i) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

     (j) This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

     (k) This Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

     (l) The representations and warranties made herein shall survive through the term of this Agreement.

     (m) Each party hereby irrevocably submits to the nonexclusive jurisdiction of the Supreme Court in the State of New York in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding may be brought in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this paragraph (m) and shall not be deemed to be a general submission to the jurisdiction of said Court or in the State of New York other than for such purposes. Each party hereto hereby waives any right to a trial by jury in connection with any such action, suit or proceeding.

     (n) The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     (o) This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

     IN WITNESS WHEREOF, Spinco and Shareholders have caused this Agreement to be duly executed as of the day and year first above written.

                                        UNION PACIFIC RESOURCES GROUP INC.

                                        By: /s/ JACK L. MESSMAN
                                            ---------------------------------
                                            Name: Jack L. Messman
                                            Title: President and Chief Executive
                                                     Officer

No. of Shares: 48,084,754               THE ANSCHUTZ CORPORATION

                                        By: /s/ PHILIP F. ANSCHUTZ
                                            ---------------------------------
                                            Name: Philip F. Anschutz
                                            Title: President

No. of Shares: 1,558,254                ANSCHUTZ FOUNDATION

                                        By: /s/ PHILIP F. ANSCHUTZ
                                            ---------------------------------
                                            Name: Philip F. Anschutz
                                            Title: Chairman of the Board

No. of Shares: 48,084,754                   /s/ PHILIP F. ANSCHUTZ
[by reason of ownership of TAC]             ---------------------------------
                                            Philip F. Anschutz


                                                                         ANNEX H
                         REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT, dated as of August 3, 1995, by and among Union Pacific Corporation, a Utah corporation ('Parent'), The Anschutz Corporation, a Kansas corporation ('TAC'), and Anschutz Foundation, a Colorado not-for-profit corporation (the 'Foundation' and, together with TAC, the 'Holders').

                              W I T N E S S E T H:

     WHEREAS, simultaneously with the execution of this Agreement, Parent, Union Pacific Railroad Company, a Utah corporation and an indirect wholly owned subsidiary of Parent ('UPRR'), UP Acquisition Corporation, a Delaware corporation and a direct wholly owned subsidiary of UPRR ('Purchaser'), and Southern Pacific Rail Corporation, a Delaware corporation (the 'Company'), have entered into an Agreement and Plan of Merger (as such Agreement may be amended from time to time, the 'Merger Agreement'), pursuant to which, among other things, Purchaser has agreed to commence a cash tender offer (the 'Offer') to purchase up to 39,034,471 shares of common stock, $.001 par value, of the Company ('Company Common Stock') and the Company will be merged with and into UPRR (the 'Merger');

     WHEREAS, pursuant to the Merger, the Holders will receive shares of Common Stock, par value $2.50 per share, of Parent ('Parent Common Stock');

     WHEREAS, Parent, Purchaser and the Holders are simultaneously herewith entering into a Shareholders Agreement (the 'Shareholders Agreement'), pursuant to which, among other things, the Holders have agreed to vote their shares of Company Common Stock in favor of the Merger and to abide by certain agreements relating to the shares of Parent Common Stock to be received in the Merger;

     WHEREAS, as an inducement and a condition to their entering into the Shareholders Agreement and voting for the Merger, the Holders have required that Parent agree, and Parent has agreed, to enter into this Registration Rights Agreement providing, among other things, for the registration under the Securities Act of 1933, as amended (the 'Securities Act'), of shares of Parent Common Stock to be disposed of by the Holders;

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements contained herein and in the Shareholders Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     SECTION 1.1 Definitions. Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement. In addition, for purposes of this Agreement:

          (a) 'Affiliate' shall mean, with respect to any specified Person, any Person that, directly, or indirectly through one or more intermediaries,

     controls, or is controlled by, or is under common control with, the Person specified. For the purposes of this definition, 'control' (including, with correlative meanings, the term 'controlled by' and 'under common control with'), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          (b) 'Commission' shall mean the Securities and Exchange Commission.

          (c) 'Demand Registration' shall mean a Demand Registration as defined in Section 2.1.

          (d) 'Person' shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

          (e) 'Piggy-Back Registration' shall mean a Piggy-Back Registration as defined in Section 2.2.

          (f) 'Registrable Securities' shall mean the Parent Common Stock received by the Holders pursuant to the Merger until (i) a registration statement covering such security has been declared effective by the Commission and it has been disposed of pursuant to such effective registration statement, (ii) it has been sold under circumstances in which all of the applicable conditions of Rules 145 and 144 or Rule 144A (or any similar provisions then in force) under the Securities Act are met, or
     (iii) it has been otherwise transferred and Parent has delivered a new certificate or other evidence of ownership for it not bearing a restrictive legend and it may be resold without subsequent registration under the Securities Act.

          (g) 'Selling Holder' means a Holder who is selling Registrable Securities pursuant to a registration statement under the Securities Act.

          (h) 'Termination Date' means the seventh anniversary of the Closing Date (as defined in the Merger Agreement).

          (i) 'Underwriter' means a securities dealer which purchases any Registrable Securities as principal and not as part of such dealer's market-making activities.

                                   ARTICLE II
                              REGISTRATION RIGHTS

     SECTION 2.1 Demand Registrations. (a) Request for Registration. Any Holder may make, at any time or from time to time after the Closing Date, subject to the terms herein and until and including the Termination Date of this Agreement, a written request for registration under the Securities Act of all or part of the Registrable Securities then held by such Holder (a 'Demand Registration'); provided, that Parent shall not be obligated to effect more than three Demand Registrations for the Holders in total pursuant to this Agreement. Such request will specify the number of Registrable Securities proposed to be sold by the Holder(s) and will also specify the intended method of disposition thereof. Parent will give written notice of such registration request to all the Holders of the Registrable Securities and, subject to Section 2.3, include in such registration all such Registrable Securities with respect to which Parent has received written requests for inclusion therein within 20 business days after receipt by the Holders of Parent's notice. Each request will also specify the number of Registrable Securities to be registered and the intended disposition thereof.

     (b) Effective Registration. A Demand Registration will not count as a Demand Registration unless and until it has become effective.

     (c) Underwriting of Demand Registrations. At the election of the Holders, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. The Holder requesting the Demand Registration (with the consent of Parent, not to be unreasonably withheld) shall select the book-running managing Underwriter in connection with such offering and any additional investment bankers and managers to be used in connection with the offering. To the extent 10% or more of the Registrable Securities so requested to be registered in a Demand Registration are excluded from the offering in accordance with Section 2.3, there shall be provided one additional Demand Registration under Section 2.1(a).

     SECTION 2.2 Piggy-Back Registration. If Parent proposes to file a registration statement under the Securities Act with respect to an offering by Parent for its own account or for the account of any of its respective securityholders of any class of equity security (other than a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the Commission) or filed in connection with an exchange offer or offering of securities solely to Parent's existing securityholders or a registration statement filed by Parent to comply with its obligations under Demand Registrations pursuant to Section 2.1 hereof), then Parent shall give written notice of such proposed filing to the Holders of Registrable Securities as soon as practicable (but in no event less than 10 days before the anticipated filing date), and such notice shall offer such Holders the opportunity to register such number of shares of Registrable Securities as each such Holder may request (a 'Piggy-Back Registration'). Parent shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of Parent included therein.

     SECTION 2.3 Reduction of Offering. Notwithstanding anything contained in this Registration Rights Agreement, if the managing Underwriter or Underwriters of an offering described in Section 2.1 or 2.2 delivers a written opinion to the Holders of the Registrable Securities to be included in such offering that the success of the offering would be materially and adversely affected by inclusion of all the Registrable Securities requested to be included either because of (a) the size of the offering that the Holders, Parent and such other persons intend to make or (b) the kind of securities that the Holders, Parent and any other persons or entities intend to include in such offering, then (A) in the event that the size of the offering is the basis of such Underwriter's opinion, the amount of securities to be offered for the accounts of Holders shall be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing Underwriter or Underwriters and Parent will include in the registration the maximum number of securities which it is so advised can be sold without such adverse effect, allocated, on a pro rata basis within each following order of priority, as follows:

          (i) FIRST, any securities proposed to be registered by Holder(s) exercising a Demand Registration right pursuant to this Agreement or any securities proposed to be included in such Demand Registration by other Holder(s) as contemplated by Section 2.1(a);

          (ii) SECOND, any securities proposed to be registered by Parent for its own account; and

          (iii) THIRD, any other securities proposed to be registered for the account of the Holders in a Piggy-Back Registration or any securities proposed to be registered by another holder(s) pursuant to a registration rights agreement entered into between such other holder(s) and Parent who are exercising 'piggy-back' registration rights;

and (B) in the event that the kind of securities to be offered is the basis of such Underwriter's opinion, (x) the Registrable Securities to be included in such offering shall be reduced as described in clause (A) above or (y) if the actions described in the immediately preceding clause (x) would, in the judgment of the managing Underwriter, be insufficient to eliminate substantially the material and adverse effect that inclusion of the Registration Securities requested to be included would have on such offering, such Registrable Securities will be excluded from such offering.

                                  ARTICLE III
                            REGISTRATION PROCEDURES

     SECTION 3.1 Filings; Information. Whenever the Holders have requested that any Registrable Securities be registered pursuant to Section 2.1 hereof, Parent will use its best efforts to effect the registration and facilitate the sale of such Registrable Securities in accordance with the intended method of disposition thereof as promptly as practicable, and in connection with any such request:

          (a) Parent will as expeditiously as possible prepare and file with the Commission a registration statement on any form for which Parent then qualifies or which counsel for Parent shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become and remain effective for a period of not less than 180 days (90 days in the case of a fully underwritten offering other than pursuant to Rule 415 under the Securities Act); provided that if Parent shall furnish to the Holders making a request pursuant to Section
     2.1 a certificate signed by either its Chairman or President stating that in his good faith judgment it would be significantly disadvantageous to Parent or its shareholders for such a registration statement to be filed as expeditiously as possible, Parent shall have a period of not more than 90 days within which to file such registration statement measured from the date of receipt of the request in accordance with Section 2.1.

          (b) Parent will, if requested, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish and allow a reasonable time for review and comment to each Selling Holder and each Underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter furnish to such Selling Holder and Underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Selling Holder or Underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Selling Holder.

          (c) After the filing of the registration statement, Parent will promptly notify each Selling Holder of Registrable Securities covered by such registration statement of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

          (d) Parent will use its best efforts to (i) register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States as any Selling Holder reasonably (in light of such Selling Holder's intended plan of distribution) requests and
     (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of Parent and do any and all other acts and things that may be reasonably necessary or advisable to enable such Selling Holder to consummate the disposition of the Registrable Securities owned by such Selling Holder; provided that Parent will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d),
     (B) subject itself to taxation in any such jurisdiction, (C) consent to general service of process in any such jurisdiction or (D) consent to any material restrictions on the conduct of its business or any restrictions on payments to any stockholders of Parent; and provided further that the Holders will not be required to take any action pursuant to this paragraph
     (d).

          (e) Parent will promptly notify each Selling Holder of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly make available to each Selling Holder any such supplement or amendment.

          (f) Parent and each Selling Holder will enter into customary agreements (including an underwriting agreement in customary form containing customary representations, warranties, covenants, opinions, certificates, cross-indemnification and contribution provisions) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities.

          (g) Parent will make available for inspection by any Selling Holder of such Registrable Securities, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any such Selling Holder or Underwriter (collectively, the 'Inspectors'), all financial and other records, pertinent corporate documents and properties of Parent (collectively, the 'Records') as shall be reasonably necessary to conduct due diligence, and cause Parent's officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. The Selling Holders shall cause such Records which Parent determines, in good faith, to be confidential and which Parent notifies the Inspectors are confidential to be kept confidential by the Inspectors and not used for any purpose other than such registration of Registrable Securities, and the Selling Holders shall cause the Inspectors not to disclose the Records unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Information obtained by any Selling Holder hereunder as a result of such inspections shall be deemed confidential and shall be kept confidential by the Selling Holders and may not be used by any Selling Holder for any purpose other than such registration of Registrable Securities. Each Selling Holder will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to Parent and allow Parent, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

          (h) Parent will furnish to each Selling Holder and to each Underwriter, if any, a signed counterpart, addressed to such Selling Holder or Underwriter, of (i) an opinion or opinions of counsel to Parent and (ii) a comfort letter or comfort letters from Parent's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the Holders of a majority of the Registrable Securities included in such offering or the managing Underwriter therefor reasonably requests.

          (i) Parent will otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securityholders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

          (j) Parent will use its best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by Parent are then listed.

     Each Selling Holder of Registrable Securities agrees to promptly furnish in writing to Parent such information regarding the distribution of the Registrable Securities as Parent may from time to time reasonably request and such other information as may be legally required in connection with such registration.

     Upon receipt of any notice from Parent of the happening of any event of the kind described in Section 3.1(e) hereof, each Selling Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Selling Holder's receipt of the copies of the supplemented or amended prospectus contemplated by
Section 3.1(e) hereof, and, if so directed by Parent, such Selling Holder will deliver to Parent all copies, other than permanent file copies then in such Selling Holder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event Parent shall give such notice, Parent shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 3.1(a) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Section 3.1(e) hereof to the date when Parent shall make available to the Selling Holders of Registrable Securities covered by such registration statement a prospectus supplemented or amended to conform with the requirements of Section 3.1(e) hereof.

     The procedures set forth in this Section 3.1 shall apply to Piggy-Back Registrations pursuant to Section 2.2.

     SECTION 3.2 Registration Expenses. In connection with any registration statement required to be filed hereunder, Parent shall pay the following Registration expenses incurred in connection with the registration hereunder (the 'Registration Expenses'): (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) internal expenses (including without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) the fees and expenses incurred in connection with the listing of the Registrable Securities, and (vi) reasonable fees and disbursements of counsel for Parent and customary fees and expenses for independent certified public accountants retained by Parent (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to Section 3.1(h) hereof). Parent shall have no obligation to pay any underwriting fees, discounts, commissions or expenses attributable to the sale of Registrable Securities, including, without limitation, the fees and expenses of any Underwriters and such Underwriters' counsel, or any out-of-pocket expenses of the Holders (or the agents who manage their accounts), including, without limitation, the fees and expenses of any counsel retained by the Holders. Such Holders' fees, discounts, commissions and expenses shall be paid promptly by the Holders.

                                   ARTICLE IV
                        INDEMNIFICATION AND CONTRIBUTION

     SECTION 4.1 Indemnification by Parent. Parent agrees to indemnify and hold harmless each Selling Holder of Registrable Securities, its officers, directors and agents, and each Person, if any, who controls such Selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities or in any amendment or supplement thereto or in any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to Parent by such Selling Holder or on such Selling Holder's behalf expressly for the use therein; provided, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, the indemnity agreement contained in this paragraph shall not apply to the extent that any such loss, claim, damage, liability or expense results from the fact that a current copy of the prospectus was not sent or given to the person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Securities concerned to such person if it is determined that it was the responsibility of such Selling Holder to provide such person with a current copy of the prospectus and such current copy of the prospectus would have cured the defect giving rise to such loss, claim, damage, liability or expense. Parent also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Selling Holders provided in this Section 4.1.

     SECTION 4.2 Indemnification by Holders of Registrable Securities. Each Selling Holder agrees, severally but not jointly, to indemnify and hold harmless Parent, its officers, directors and agents and each Person, if any, who controls Parent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from Parent to such Selling Holder, but only with respect to information furnished in writing by such Selling Holder or on such Selling Holder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus; and provided that the liability of each Selling Holder under the foregoing indemnity shall be limited to an amount equal to the public offering price of the Registrable Securities sold by such Selling Holder, less the applicable underwriting discounts and commissions. Each Selling Holder also agrees to indemnify and hold harmless Underwriters of the Registrable

Securities, their officers and directors and each person who controls such Underwriters on substantially the same basis as that of the indemnification of Parent provided in this Section 4.2.

     SECTION 4.3 Conduct of Indemnification Proceeding. If any action or proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to
Section 4.1 or 4.2, such person (an 'Indemnified Party') shall promptly notify the person against whom such indemnity may be sought (an 'Indemnifying Party') in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all expenses. Such Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (a) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (b) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties and shall, in the case of a Demand Registration, be reasonably satisfactory to the Indemnifying Party. The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of with any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

     SECTION 4.4  Contribution.  If the indemnification provided for in this
Article IV is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (a) as between Parent and the Selling Holders on the one hand and the Underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by Parent and the Selling

Holders on the one hand and the Underwriters on the other from the offering of the securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of Parent and the Selling Holders on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (b) as between Parent on the one hand and each Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of Parent and of each Selling Holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by Parent and the Selling Holders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by Parent and the Selling Holders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of Parent and the Selling Holders on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Parent and the Selling Holders or by the Underwriters. The relative fault of Parent on the one hand and of each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     Parent and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitation set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Securities of such Selling Holder were offered to the public exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                                   ARTICLE V

                                 EFFECTIVENESS

     SECTION 5.1 Effectiveness. This Agreement shall become effective only upon the consummation of the Merger and shall terminate and be void and of no force or effect if the Merger Agreement is terminated in accordance with its terms.

                                   ARTICLE VI
                                 MISCELLANEOUS

     SECTION 6.1 Participation in Underwritten Registrations. No Person may participate in any underwritten registration hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and these Registration Rights.

     SECTION 6.2 Merger, Consolidation, Exchange, Recapitalization, etc. In the event, directly or indirectly, (a) Parent shall merge with and into, or consolidate with, or consummate a share exchange with, any other person, or (b) any person shall merge with and into, or consolidate, Parent and Parent shall be the surviving corporation of such merger or consolidation and, in connection with such merger or consolidation, all or part of the Registrable Securities shall be changed into or exchanged for stock or other securities of any person, or (c) any capital stock or other securities are issued in respect of, in exchange for, or in substitution of, any Parent equity securities by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, split-off, sale of assets, distribution to stockholders or combination of the shares of Parent equity securities or any Parent's capital structure, then, in each such case, appropriate adjustments shall be made so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the parties hereto under this Registration Rights Agreement.

     SECTION 6.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as FedEx, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a) if to Parent, to:

        Union Pacific Corporation
        Martin Towers
        Eighth & Eaton Avenues
        Bethlehem, Pennsylvania 18018
        Attention: Carl W. von Bernuth, Esq.
        Telephone No.: (610) 861-3200
        Telecopy No.: (610) 861-3111

        with a copy to:

        Paul T. Schnell, Esq.
        Skadden, Arps, Slate, Meagher & Flom
        919 Third Avenue
        New York, New York 10022
        Telephone No.: (212) 735-3000
        Telecopy No.: (212) 735-2001

             and

     (b) if to the Holders to:

        The Anschutz Corporation
        Anschutz Foundation
        Suite 2400
        555 Seventeenth Street
        Denver, Colorado 80202
        Attention: Philip F. Anschutz
        Telephone No.: (303) 298-1000
        Telecopy No.: (303) 298-8881
     with a copy to:

        O'Melveny & Myers
        153 East 53rd Street
        New York, New York 10022
        Attention: Drake S. Tempest, Esq.
        Telephone No.: (212) 326-2000
        Telecopy No.: (212) 326-2091

     SECTION 6.4 No Waivers; Remedies. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver of the right, power or privilege. A single or partial exercise of any right, power or privilege shall not preclude any other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 6.5 Amendments, etc. No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by a party to this Agreement from any provision of this Agreement, shall be effective unless it shall be in writing and signed and delivered by the other party to this Agreement, and then it shall be effective only in the specific instance and for the specific purpose for which it is given.

     SECTION 6.6 Assignment. The provisions of this Agreement shall not be assignable and any transfer of Registrable Securities shall not transfer any rights under this Agreement to the transferee; provided, however, that (a) either Holder shall have the right to assign its rights under this Agreement to any Person who or which (i) acquires at least 20% of the Parent Common Stock then Beneficially Owned by such Holder, (ii) would then be eligible to report its ownership of Parent Common Stock (assuming ownership by such Person of a sufficient number of shares of Parent Common Stock to require such reporting) on a Schedule 13G, (iii) shall have agreed in writing (which agreement shall be addressed, and shall be reasonably satisfactory in form and substance, to Parent) to be bound by and comply with this Agreement with the same force and effect as if all references herein to the Holders were references to such Person and (iv) is reasonably acceptable to Parent, and (b) without the consent of Parent, but subject to clauses (i) and (iii) of subsection (a) above, either Holder shall have the right to assign its rights under this Agreement to (x) any financial institution to which such Holder has, in accordance with Section 2(b) of the Shareholders Agreement, pledged shares of Parent Common Stock, provided that such assignment shall not be effective until following a default by Holder under such pledge, or (y) any Affiliate of Mr. Philip F. Anschutz (it being understood and agreed that any such rights transferred to any such Affiliate shall terminate if such Affiliate ceases to be an Affiliate of Mr. Philip F. Anschutz).

     SECTION 6.7 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the principles of conflicts of laws thereof. All rights and obligations of Parent and Holders shall be in addition to and not in limitation of those provided by applicable law.

     SECTION 6.8 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were on the same instrument.

     SECTION 6.9 Severability of Provisions. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of the provision in any other jurisdiction.

     SECTION 6.10 Headings and References. Section headings in this Agreement are included for the convenience of reference only and do not constitute a part of this Agreement for any other purpose. Reference to parties and sections in this Agreement are references to the parties to or the sections of this Agreement, as the case may be, unless the context shall require otherwise.

     SECTION 6.11 Entire Agreement. This Agreement embodies the entire agreement and understanding of the respective parties with respect to the Holders' registration rights and supersedes all prior agreements or understandings with respect to such rights.

     SECTION 6.12 Survival. Except as otherwise specifically provided in this Agreement, each representation, warranty or covenant of each party to this Agreement contained in or made pursuant to this Agreement shall survive and remain in full force and effect, notwithstanding any investigation or notice to the contrary or any waiver by any other party of a related condition precedent to the performance by the other party of an obligation under this Agreement.

     SECTION 6.13 Non-Exclusive Jurisdiction. Each party hereto (a) agrees that any action, suit or proceeding (collectively, an 'Action') with respect to this Agreement may be brought in the courts of the United States of America for the Southern District of New York, (b) accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of those courts and
(c) irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of FORUM NON CONVENIENS, which it may now or hereafter have to the bringing of any Action in those jurisdictions.

     SECTION 6.14 Waiver of Jury Trial. Each party waives any right to a trial by jury in any Action to enforce or defend any right under this Agreement or any amendment, instrument, document or agreement delivered, or which in the future may be delivered, in connection with this Agreement and agrees that any Action shall be tried before a court and not before a jury.

     SECTION 6.15 Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

     SECTION 6.16 No Inconsistent Agreements. Parent is not as of the date hereof subject to any agreement with respect to the registration under the Securities Act of any securities of Parent or otherwise, and prior to the Termination Date shall not enter into any such agreement that is inconsistent with the provisions of this Agreement, including, without limitation, the order of priority by which the total amount of securities of Parent to be included in any offering subject to Article II hereof shall be reduced pursuant to Section
2.3 hereof.

     IN WITNESS WHEREOF, Parent and the Holders have caused this Agreement to be duly executed as of the date first above written.

                                          UNION PACIFIC CORPORATION

                                          By: /s/ DREW LEWIS
                                              ---------------------------------
                                              NAME: Drew Lewis
                                              Title: Chairman and Chief
                                                       Executive Officer

                                          THE ANSCHUTZ CORPORATION

                                          By: /s/ PHILIP F. ANSCHUTZ
                                              ---------------------------------
                                              NAME: Philip F. Anschutz
                                              Title: President

                                            ANSCHUTZ FOUNDATION

                                          By: /s/ PHILIP F. ANSCHUTZ
                                              ---------------------------------
                                              NAME: Philip F. Anschutz
                                              Title: Chairman of the Board

                                                                         ANNEX I

                         REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT, dated as of August 3, 1995, among Union Pacific Resources Group Inc., a Utah corporation ('Spinco'), The Anschutz Corporation, a Kansas corporation ('TAC'), and Anschutz Foundation, a Colorado not-for-profit corporation (the 'Foundation' and, together with TAC, the 'Holders').

                             W I T N E S S E T H :

     WHEREAS, simultaneously with the execution of this Agreement, Union Pacific Corporation, a Utah corporation ('Parent'), Union Pacific Railroad Company, a Utah corporation and an indirect wholly owned subsidiary of Parent ('UPRR'), UP Acquisition Corporation, a Delaware corporation and a direct wholly owned subsidiary of UPRR ('Purchaser'), and Southern Pacific Rail Corporation, a Delaware corporation (the 'Company'), have entered into an Agreement and Plan of Merger (as such Agreement may be amended from time to time, the 'Merger Agreement'), pursuant to which, among other things, Purchaser has agreed to commence a cash tender offer (the 'Offer') to purchase up to 39,034,471 shares of common stock, $.001 par value, of the Company and the Company will be merged with and into UPRR (the 'Merger');

     WHEREAS, pursuant to the Merger, the Holders will receive shares of Common Stock, par value $2.50 per share, of Parent;

     WHEREAS, Parent intends to effect an initial public offering of no more than 17.25% (not including employee shares or employee options) of, and to distribute to its shareholders as a pro rata dividend (the 'Spin-off') the remainder of the shares of capital stock of Spinco;

     WHEREAS, the Holders, as a result of the Merger and the Spin-off, may beneficially own certain shares of capital stock of Spinco (the 'Spinco Shares');

     WHEREAS, Spinco and the Holders are simultaneously herewith entering into a Shareholders Agreement (the 'Shareholders Agreement'), pursuant to which, among other things, the Holders have agreed to abide by certain agreements relating to the Spinco Shares;

     WHEREAS, as an inducement and a condition to their entering into the Shareholders Agreement and voting for the Merger, the Holders have required that Parent agree, and Parent has agreed, to cause Spinco to enter into this Registration Rights Agreement providing, among other things, for the registration under the Securities Act of 1933, as amended (the 'Securities Act'), of Spinco Shares to be disposed of by the Holders;

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements contained herein and in the Shareholders Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

     SECTION 1.1. Definitions. Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement. In addition, for purposes of this Agreement:

          (a) 'Affiliate' shall mean, with respect to any specified Person, any Person that, directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. For the purposes of this definition, 'control' (including, with correlative meanings, the term 'controlled by' and 'under common control with'), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          (b) 'Commission' shall mean the Securities and Exchange Commission.

          (c) 'Demand Registration' shall mean a Demand Registration as defined in Section 2.1.

          (d) 'Person' shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

          (e) 'Piggy-Back Registration' shall mean a Piggy-Back Registration as defined in Section 2.2.

          (f) 'Registrable Securities' shall mean any Spinco Shares received by the Holders pursuant to the Spin-off until (i) a registration statement covering such security has been declared effective by the Commission and it has been disposed of pursuant to such effective registration statement,
     (ii) it has been sold under circumstances in which all of the applicable conditions of Rules 145 and 144 or Rule 144A (or any similar provisions then in force) under the Securities Act are met, or (iii) it has been otherwise transferred and Spinco has delivered a new certificate or other evidence of ownership for it not bearing a restrictive legend and it may be resold without subsequent registration under the Securities Act.

          (g) 'Selling Holder' means a Holder who is selling Registrable Securities pursuant to a registration statement under the Securities Act.

          (h) 'Termination Date' means the seventh anniversary of the date on which the Spin-off is consummated.

          (i) 'Underwriter' means a securities dealer which purchases any Registrable Securities as principal and not as part of such dealer's market-making activities.

                                   ARTICLE II
                              REGISTRATION RIGHTS


     SECTION 2.1. Demand Registrations. (a) Request for Registration. Any Holder may make, at any time or from time to time after the date on which the Spin-off is consummated, subject to the terms herein and until and including the Termination Date of this Agreement, a written request for registration under the Securities Act of all or part of the Registrable Securities then held by such Holder (a 'Demand Registration'); provided, that Spinco shall not be obligated to effect more than three Demand Registrations for the Holders in total pursuant to this Agreement. Such request will specify the number of Registrable Securities proposed to be sold by the Holder(s) and will also specify the intended method of disposition thereof. Spinco will give written notice of such registration request to all the Holders of the Registrable Securities and, subject to Section 2.3, include in such registration all such Registrable Securities with respect to which Spinco has received written requests for inclusion therein within 20 business days after receipt by the Holders of Spinco's notice. Each request will also specify the number of Registrable Securities to be registered and the intended disposition thereof.

     (b) Effective Registration. A Demand Registration will not count as a Demand Registration unless and until it has become effective.

     (c) Underwriting of Demand Registrations. At the election of the Holders, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. The Holder requesting the Demand Registration (with the consent of Spinco, not to be unreasonably withheld) shall select the book-running managing Underwriter in connection with such offering and any additional investment bankers and managers to be used in connection with the offering. To the extent 10% or more of the Registrable Securities so requested to be registered in a Demand Registration are excluded from the offering in accordance with Section 2.3, there shall be provided one additional Demand Registration under Section 2.1(a).

     SECTION 2.2. Piggy-Back Registration. If Spinco proposes to file a registration statement under the Securities Act with respect to an offering by Spinco for its own account or for the account of any of its respective securityholders of any class of equity security (other than a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the Commission) or filed in connection with an exchange offer or offering of securities solely to Spinco's existing securityholders or a registration statement filed by Spinco to comply with its obligations under Demand Registrations pursuant to Section 2.1 hereof), then Spinco shall give written notice of such proposed filing to the Holders of Registrable Securities as soon as practicable (but in no event less than 10 days before the anticipated filing date), and such notice shall offer such Holders the opportunity to register such number of shares of Registrable Securities as each such Holder may request (a 'Piggy-Back Registration').

Spinco shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of Spinco included therein.


     SECTION 2.3. Reduction of Offering. Notwithstanding anything contained in this Registration Rights Agreement, if the managing Underwriter or Underwriters of an offering described in Section 2.1 or 2.2 delivers a written opinion to the Holders of the Registrable Securities to be included in such offering that the success of the offering would be materially and adversely affected by inclusion of all the Registrable Securities requested to be included either because of (a) the size of the offering that the Holders, Spinco and such other persons intend to make or (b) the kind of securities that the Holders, Spinco and any other persons or entities intend to include in such offering, then (A) in the event that the size of the offering is the basis of such Underwriter's opinion, the amount of securities to be offered for the accounts of Holders shall be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing Underwriter or Underwriters and Spinco will include in the registration the maximum number of securities which it is so advised can be sold without such adverse effect, allocated, on a pro-rata basis within each following order of priority, as follows:

          (i) FIRST, any securities proposed to be registered by Holder(s) exercising a Demand Registration right pursuant to this Agreement or any securities proposed to be included in such Demand Registration by other Holder(s) as contemplated by Section 2.1(a);

          (ii) SECOND, any securities proposed to be registered by Spinco for its own account; and

          (iii) THIRD, any other securities proposed to be registered for the account of the Holders in a Piggy-Back Registration or any securities proposed to be registered by another holder(s) pursuant to a registration rights agreement entered into between such other holder(s) and Spinco who are exercising 'piggy-back' registration rights;

and (B) in the event that the kind of securities to be offered is the basis of such Underwriter's opinion, (x) the Registrable Securities to be included in such offering shall be reduced as described in clause (A) above or (y) if the actions described in the immediately preceding clause (x) would, in the judgment of the managing Underwriter, be insufficient to eliminate substantially the material and adverse effect that inclusion of the Registration Securities requested to be included would have on such offering, such Registrable Securities will be excluded from such offering.

                                  ARTICLE III
                            REGISTRATION PROCEDURES

     SECTION 3.1. Filings; Information. Whenever the Holders have requested that any Registrable Securities be registered pursuant to Section 2.1 hereof, Spinco will use its best efforts to effect the registration and facilitate the sale of such Registrable Securities in accordance with the intended method of disposition thereof as promptly as practicable, and in connection with any such request:

          (a) Spinco will as expeditiously as possible prepare and file with the Commission a registration statement on any form for which Spinco then qualifies or which counsel for Spinco shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become and remain effective for a period of not less than 180 days (90 days in the case of a fully underwritten offering other than pursuant to Rule 415 under the Securities Act); provided that if Spinco shall furnish to the Holders making a request pursuant to Section
     2.1 a certificate signed by either its Chairman or President stating that in his good faith judgment it would be significantly disadvantageous to Spinco or its shareholders for such a registration statement to be filed as expeditiously as possible, Spinco shall have a period of not more than 90 days within which to file such registration statement measured from the date of receipt of the request in accordance with Section 2.1.

          (b) Spinco will, if requested, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish and allow a reasonable time for review and comment to each Selling Holder and each Underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter furnish to such Selling Holder and Underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Selling Holder or Underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Selling Holder.

          (c) After the filing of the registration statement, Spinco will promptly notify each Selling Holder of Registrable Securities covered by such registration statement of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

          (d) Spinco will use its best efforts to (i) register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States as any Selling Holder reasonably (in light of such Selling Holder's intended plan of distribution) requests and
     (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of Spinco and do any and all other acts and things that may be reasonably necessary or advisable to enable such Selling Holder to consummate the disposition of the Registrable Securities owned by such Selling Holder; provided that Spinco will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d),
     (B) subject itself to taxation in any such jurisdiction, (C) consent to general service of process in any such jurisdiction or (D) consent to any material restrictions on the conduct of its business or any restrictions on payments to any stockholders of Spinco; and provided further that the Holders will not be required to take any action pursuant to this paragraph

     (d).

          (e) Spinco will promptly notify each Selling Holder of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly make available to each Selling Holder any such supplement or amendment.

          (f) Spinco and each Selling Holder will enter into customary agreements (including an underwriting agreement in customary form containing customary representations, warranties, covenants, opinions, certificates, cross-indemnification and contribution provisions) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities.

          (g) Spinco will make available for inspection by any Selling Holder of such Registrable Securities, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any such Selling Holder or Underwriter (collectively, the 'Inspectors'), all financial and other records, pertinent corporate documents and properties of Spinco (collectively, the 'Records') as shall be reasonably necessary to conduct due diligence, and cause Spinco's officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. The Selling Holders shall cause such Records which Spinco determines, in good faith, to be confidential and which Spinco notifies the Inspectors are confidential to be kept confidential by the Inspectors and not used for any purpose other than such registration of Registrable Securities, and the Selling Holders shall cause the Inspectors not to disclose the Records unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Information obtained by any Selling Holder hereunder as a result of such inspections shall be deemed confidential and shall be kept confidential by the Selling Holders and may not be used by any Selling Holder for any purpose other than such registration of Registrable Securities. Each Selling Holder will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to Spinco and allow Spinco, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

          (h) Spinco will furnish to each Selling Holder and to each Underwriter, if any, a signed counterpart, addressed to such Selling Holder or Underwriter, of (i) an opinion or opinions of counsel to Spinco and (ii)

     a comfort letter or comfort letters from Spinco's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the Holders of a majority of the Registrable Securities included in such offering or the managing Underwriter therefor reasonably requests.

          (i) Spinco will otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security-holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

          (j) Spinco will use its best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by Spinco are then listed.

     Each Selling Holder of Registrable Securities agrees to promptly furnish in writing to Spinco such information regarding the distribution of the Registrable Securities as Spinco may from time to time reasonably request and such other information as may be legally required in connection with such registration.

     Upon receipt of any notice from Spinco of the happening of any event of the kind described in Section 3.1(e) hereof, each Selling Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Selling Holder's receipt of the copies of the supplemented or amended prospectus contemplated by
Section 3.1(e) hereof, and, if so directed by Spinco, such Selling Holder will deliver to Spinco all copies, other than permanent file copies then in such Selling Holder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event Spinco shall give such notice, Spinco shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 3.1(a) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Section 3.1(e) hereof to the date when Spinco shall make available to the Selling Holders of Registrable Securities covered by such registration statement a prospectus supplemented or amended to conform with the requirements of Section 3.1(e) hereof.

     The procedures set forth in this Section 3.1 shall apply to Piggy-Back Registrations pursuant to Section 2.2.

     SECTION 3.2. Registration Expenses. In connection with any registration statement required to be filed hereunder, Spinco shall pay the following Registration expenses incurred in connection with the registration hereunder (the 'Registration Expenses'): (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) internal expenses (including without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) the fees and expenses incurred in connection with the listing of the Registrable

Securities, and (vi) reasonable fees and disbursements of counsel for Spinco and customary fees and expenses for independent certified public accountants retained by Spinco (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to Section 3.1(h) hereof). Spinco shall have no obligation to pay any underwriting fees, discounts, commissions or expenses attributable to the sale of Registrable Securities, including, without limitation, the fees and expenses of any Underwriters and such Underwriters' counsel, or any out-of-pocket expenses of the Holders (or the agents who manage their accounts), including, without limitation, the fees and expenses of any counsel retained by the Holders. Such Holders' fees, discounts, commissions and expenses shall be paid promptly by the Holders.

                                   ARTICLE IV
                        INDEMNIFICATION AND CONTRIBUTION

     SECTION 4.1. Indemnification by Spinco. Spinco agrees to indemnify and hold harmless each Selling Holder of Registrable Securities, its officers, directors and agents, and each Person, if any, who controls such Selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities or in any amendment or supplement thereto or in any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to Spinco by such Selling Holder or on such Selling Holder's behalf expressly for the use therein; provided, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, the indemnity agreement contained in this paragraph shall not apply to the extent that any such loss, claim, damage, liability or expense results from the fact that a current copy of the prospectus was not sent or given to the person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Securities concerned to such person if it is determined that it was the responsibility of such Selling Holder to provide such person with a current copy of the prospectus and such current copy of the prospectus would have cured the defect giving rise to such loss, claim, damage, liability or expense. Spinco also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Selling Holders provided in this Section 4.1.

     SECTION 4.2. Indemnification by Holders of Registrable Securities. Each Selling Holder agrees, severally but not jointly, to indemnify and hold harmless Spinco, its officers, directors and agents and each Person, if any, who controls Spinco within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from Spinco to such Selling Holder, but only with respect to information furnished in writing by such Selling Holder or on such Selling Holder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus; and provided that the liability of each Selling Holder under the foregoing indemnity shall be limited to an amount equal to the public offering price of the Registrable Securities sold by such Selling Holder, less the applicable underwriting discounts and commissions. Each Selling Holder also agrees to indemnify and hold harmless Underwriters of the Registrable Securities, their officers and directors and each person who controls such Underwriters on substantially the same basis as that of the indemnification of Spinco provided in this Section 4.2.

     SECTION 4.3. Conduct of Indemnification Proceeding. If any action or proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to
Section 4.1 or 4.2, such person (an 'Indemnified Party') shall promptly notify the person against whom such indemnity may be sought (an 'Indemnifying Party') in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all expenses. Such Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (a) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (b) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified

Parties and shall, in the case of a Demand Registration, be reasonably satisfactory to the Indemnifying Party. The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of with any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.


     SECTION 4.4.  Contribution.  If the indemnification provided for in this
Article IV is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (a) as between Spinco and the Selling Holders on the one hand and the Underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by Spinco and the Selling Holders on the one hand and the Underwriters on the other from the offering of the securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of Spinco and the Selling Holders on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (b) as between Spinco on the one hand and each Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of Spinco and of each Selling Holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by Spinco and the Selling Holders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by Spinco and the Selling Holders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of Spinco and the Selling Holders on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Spinco and the Selling Holders or by the Underwriters. The relative fault of Spinco on the one hand and of each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     Spinco and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitation set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Securities of such Selling Holder were offered to the public exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                                   ARTICLE V
                                 EFFECTIVENESS

     SECTION 5.1. Effectiveness. This Agreement shall become effective only upon the consummation of the Spin-off and shall terminate and be void and of no force or effect if the Merger Agreement is terminated in accordance with Article VII thereof.

                                   ARTICLE VI
                                 MISCELLANEOUS

     SECTION 6.1. Participation in Underwritten Registrations. No Person may participate in any underwritten registration hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and these Registration Rights.

     SECTION 6.2. Merger, Consolidation, Exchange, Recapitalization etc. In the event, directly or indirectly, (a) Spinco shall merge with and into, or consolidate with, or consummate a share exchange with, any other person, or (b) any person shall merge with and into, or consolidate, Spinco and Spinco shall be the surviving corporation of such merger or consolidation and, in connection with such merger or consolidation, all or part of the Registrable Securities shall be changed into or exchanged for stock or other securities of any person, or (c) any capital stock or other securities are issued in respect of, in exchange for, or in substitution of, any Spinco equity securities by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, split-off, sale of assets, distribution to stockholders or combination of the shares of Spinco equity securities or any Spinco's capital structure, then, in each such case, appropriate adjustments shall be made so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the parties hereto under this Registration Rights Agreement.

     SECTION 6.3. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as FedEx, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a) if to Spinco, to:


              Union Pacific Resources Group Inc.
              P.O. Box 7
              801 Cherry Street
              Forth Worth, Texas 76101
              Attention: B.J. Zimmerman, Esq.
              Telephone No.: (817) 877-6000
              Telecopy No.: (817) 877-7522

          with a copy to:

              Paul T. Schnell, Esq.
              Skadden, Arps, Slate, Meagher, & Flom
              919 Third Avenue
              New York, New York 10022
              Telephone No.: (212) 735-3000
              Telecopy No.: (212) 735-2001
          and

          (b) if to the Holders, to:

              The Anschutz Corporation
              Anschutz Foundation
              Suite 2400
              555 Seventeenth Street
              Denver, Colorado 80202
              Attention: Philip F. Anschutz
              Telephone No.: (303) 298-1000
              Telecopy No.: (303) 298-8881

         with a copy to:

              O'Melveny & Myers
              153 East 53rd Street
              New York, New York 10022
              Attention: Drake S. Tempest, Esq.
              Telephone No.: (212) 326-2000
              Telecopy No.: (212) 326-2091

     SECTION 6.4. No Waivers; Remedies. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver of the right, power or privilege. A single or partial exercise of any right, power or privilege shall not preclude any other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 6.5. Amendments, etc. No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by a party to this Agreement from any provision of this Agreement, shall be effective unless it shall be in writing and signed and delivered by the other party to this Agreement, and then it shall be effective only in the specific instance and for the specific purpose for which it is given.

     SECTION 6.6. Assignment. The provisions of this Agreement shall not be assignable and any transfer of Registrable Securities shall not transfer any rights under this Agreement to the transferee; provided, however, that (a) either Holder shall have the right to assign its rights under this Agreement to any Person who or which (i) acquires at least 20% of the Spinco Shares then Beneficially Owned by such Holder, (ii) would then be eligible to report its ownership of Spinco Shares (assuming ownership by such Person of a sufficient number of Spinco Shares to require such reporting) on a Schedule 13G, (iii) shall have agreed in writing (which agreement shall be addressed, and shall be reasonably satisfactory in form and substance, to Spinco) to be bound by and comply with this Agreement with the same force and effect as if all references herein to the Holder were references to such Person, and (iv) is reasonably acceptable to Spinco and (b) without the consent of Spinco, but subject to clauses (i) and (iii) of subsection (a) above, either Holder shall have the right to assign its rights under this Agreement to (x) any financial institution to which such Holder has, in accordance with Section 3 of the Shareholders Agreement, pledged Spinco Shares, provided that such assignment shall not be effective until following a default by Holder under such pledge, or (y) any Affiliate of Mr. Philip F. Anschutz (it being understood and agreed that any such rights transferred to any such Affiliate shall terminate if such Affiliate ceases to be an Affiliate of Mr. Philip F. Anschutz).

     SECTION 6.7. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the principles of conflicts of laws thereof. All rights and obligations of Spinco and Holders shall be in addition to and not in limitation of those provided by applicable law.

     SECTION 6.8. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were on the same instrument.

     SECTION 6.9. Severability of Provisions. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of the provision in any other jurisdiction.

     SECTION 6.10. Headings and References. Section headings in this Agreement are included for the convenience of reference only and do not constitute a part of this Agreement for any other purpose. Reference to parties and sections in this Agreement are references to the parties to or the sections of this Agreement, as the case may be, unless the context shall require otherwise.

     SECTION 6.11. Entire Agreement. This Agreement embodies the entire agreement and understanding of the respective parties with respect to the Holders' registration rights and supersedes all prior agreements or understandings with respect to such rights.


     SECTION 6.12. Survival. Except as otherwise specifically provided in this Agreement, each representation, warranty or covenant of each party to this Agreement contained in or made pursuant to this Agreement shall survive and remain in full force and effect, notwithstanding any investigation or notice to the contrary or any waiver by any other party of a related condition precedent to the performance by the other party of an obligation under this Agreement.

     SECTION 6.13. Non-Exclusive Jurisdiction. Each party hereto (a) agrees that any action, suit or proceeding (collectively, an 'Action') with respect to this Agreement may be brought in the courts of the United States of America for the Southern District of New York, (b) accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of those courts and
(c) irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of FORUM NON CONVENIENS, which it may now or hereafter have to the bringing of any Action in those jurisdictions.

     SECTION 6.14. Waiver of Jury Trial. Each party waives any right to a trial by jury in any Action to enforce or defend any right under this Agreement or any amendment, instrument, document or agreement delivered, or which in the future may be delivered, in connection with this Agreement and agrees that any Action shall be tried before a court and not before a jury.

     SECTION 6.15. Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

     SECTION 6.16. No Inconsistent Agreements. Spinco is not as of the date hereof subject to any agreement with respect to the registration under the Securities Act of any securities of Spinco or otherwise, and prior to the Termination Date shall not enter into any such agreement that is inconsistent with the provisions of this Agreement, including, without limitation, the order of priority by which the total amount of securities of Spinco to be included in any offering subject to Article II hereof shall be reduced pursuant to Section
2.3 hereof.

     IN WITNESS WHEREOF, Spinco and the Holders have caused this Agreement to be duly executed as of the date first above written.

                                          UNION PACIFIC RESOURCES GROUP INC.

                                          By: /s/ JACK L. MESSMAN
                                              ---------------------------------
                                              Name: Jack L. Messman
                                              Title: President and Chief
                                                       Executive Officer

                                          THE ANSCHUTZ CORPORATION

                                          By: /s/ PHILIP F. ANSCHUTZ
                                              ---------------------------------
                                              Name: Philip F. Anschutz
                                              Title: President

                                          ANSCHUTZ FOUNDATION

                                          By: /s/ PHILIP F. ANSCHUTZ
                                              ---------------------------------
                                              Name: Philip F. Anschutz
                                              Title: Chairman of the Board

                                                                         ANNEX J

                         REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT, dated as of August 3, 1995, between UP Acquisition Corporation, a Delaware corporation (the 'Holder' and, collectively with any of its successors and permitted assigns hereunder, the 'Holders') and Southern Pacific Rail Corporation, a Delaware corporation (the 'Company').

                              W I T N E S S E T H:

     WHEREAS, simultaneously with the execution of this Agreement, Union Pacific Corporation, a Utah corporation ('Parent'), Union Pacific Railroad Company, a Utah corporation and an indirect wholly owned subsidiary of Parent ('UPRR'), the Holder, a direct wholly owned subsidiary of UPRR, and the Company have entered into an Agreement and Plan of Merger (as such Agreement may be amended from time to time, the 'Merger Agreement'), pursuant to which, among other things, the Holder has agreed to commence a cash tender offer (the 'Offer') to purchase up to 39,034,471 shares of common stock, $.001 par value, of the Company ('Company Common Stock') and the Company will be merged with and into UPRR (the 'Merger');

     WHEREAS, Parent, the Company and the Holder are simultaneously herewith entering into a Shareholders Agreement (the 'Shareholders Agreement'), pursuant to which, among other things, the Holder has agreed to vote its shares of Company Common Stock in favor of the Merger and to abide by certain agreements relating to the shares of Company Common Stock to be purchased in the Offer;

     WHEREAS, as an inducement and a condition to its entering into the Shareholders Agreement and the Merger Agreement and commencing the Offer, the Holder has required that the Company agree, and the Company has agreed, to enter into this Registration Rights Agreement providing, among other things, for the registration under the Securities Act of 1933, as amended (the 'Securities Act'), of shares of Company Common Stock to be disposed of by the Holder;

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements contained herein and in the Shareholders Agreement and the Merger Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     SECTION 1.1. Definitions. Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement. In addition, for purposes of this Agreement:

          (a) 'Affiliate' shall mean, with respect to any specified Person, any Person that, directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. For the purposes of this definition, 'control' (including, with correlative meanings, the term 'controlled by' and 'under common control with'), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          (b) 'Commission' shall mean the Securities and Exchange Commission.

          (c) 'Demand Registration' shall mean a Demand Registration as defined in Section 2.1.

          (d) 'Person' shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

          (e) 'Piggy-Back Registration' shall mean a Piggy-Back Registration as defined in Section 2.2.

          (f) 'Registrable Securities' shall mean the Company Common Stock purchased by the Holder pursuant to the Offer until (i) a registration statement covering such security has been declared effective by the Commission and it has been disposed of pursuant to such effective registration statement, (ii) it has been sold under circumstances in which all of the applicable conditions of Rules 145 and 144 or Rule 144A (or any similar provisions then in force) under the Securities Act are met, or (iii) it has been otherwise transferred and the Company has delivered a new certificate or other evidence of ownership for it not bearing a restrictive legend and it may be resold without subsequent registration under the Securities Act.

          (g) 'Selling Holder' means a Holder who is selling Registrable Securities pursuant to a registration statement under the Securities Act.

          (h) 'Termination Date' means the seventh anniversary of the date on which the Holder accepts shares of Company Common Stock for payment pursuant to the Offer.

          (i) 'Underwriter' means a securities dealer which purchases any Registrable Securities as principal and not as part of such dealer's market-making activities.

                                   ARTICLE II
                              REGISTRATION RIGHTS

     SECTION 2.1. Demand Registrations. (a) Request for Registration. Any Holder may make, at any time or from time to time after the date on which the Holder accepts shares of Company Common Stock for payment pursuant to the Offer, subject to the terms herein and until and including the Termination Date of this Agreement, a written request for registration under the Securities Act of all or part of the Registrable Securities then held by such Holder (a 'Demand Registration'); provided, that the Company shall not be obligated to effect more than six Demand Registrations for the Holders in total pursuant to this Agreement. Such request will specify the number of Registrable Securities proposed to be sold by the Holder(s) and will also specify the intended method of disposition thereof. The Company will give written notice of such registration request to all the Holders of the Registrable Securities and, subject to Section 2.3, include in such registration all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 business days after receipt by the Holders of the Company's notice. Each request will also specify the number of Registrable Securities to be registered and the intended disposition thereof.

          (b) Effective Registration. A Demand Registration will not count as a Demand Registration unless and until it has become effective.

          (c) Underwriting of Demand Registrations. At the election of the Holders, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. The Holder requesting the Demand Registration (with the consent of the Company, not to be unreasonably withheld) shall select the book-running managing Underwriter in connection with such offering and any additional investment bankers and managers to be used in connection with the offering. To the extent 10% or more of the Registrable Securities so requested to be registered in a Demand Registration are excluded from the offering in accordance with Section 2.3, there shall be provided one additional Demand Registration under Section 2.1(a).

     SECTION 2.2. Piggy-Back Registration. If the Company proposes to file a registration statement under the Securities Act with respect to an offering by the Company for its own account or for the account of any of its respective securityholders of any class of equity security (other than a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the Commission) or filed in connection with an exchange offer or offering of securities solely to the Company's existing securityholders or a registration statement filed by the Company to comply with its obligations under Demand Registrations pursuant to Section 2.1 hereof), then the Company shall give written notice of such proposed filing to the Holders of Registrable Securities as soon as practicable (but in no event less than 10 days before the anticipated filing date), and such notice shall offer such Holders the opportunity to register such number of shares of Registrable Securities as each such Holder may request (a 'Piggy-Back Registration'). The Company shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company included therein.

     SECTION 2.3. Reduction of Offering. Notwithstanding anything contained in this Registration Rights Agreement, if the managing Underwriter or Underwriters of an offering described in Section 2.1 or 2.2 delivers a written opinion to the Holders of the Registrable Securities to be included in such offering that the success of the offering would be materially and adversely affected by inclusion of all the Registrable Securities requested to be included either because of (a) the size of the offering that the Holders, Parent and such other persons intend to make or (b) the kind of securities that the Holders, Parent and any other persons or entities intend to include in such offering, then (A) in the event that the size of the offering is the basis of such Underwriter's opinion, the amount of securities to be offered for the accounts of Holders shall be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing Underwriter or Underwriters and the Company will include in the registration the maximum number of securities which it is so advised can be sold without such adverse effect, allocated, on a pro-rata basis within each following order of priority, as follows:

          (i) FIRST, any securities proposed to be registered by Holder(s) exercising a Demand Registration right pursuant to this Agreement or any securities proposed to be included in such Demand Registration by other Holder(s) as contemplated by Section 2.1(a);

          (ii) SECOND, any securities proposed to be registered by the Company for its own account; and

          (iii) THIRD, any other securities proposed to be registered for the account of the Holders in a Piggy-Back Registration or any securities proposed to be registered by another holder(s) pursuant to a registration rights agreement entered into between such other holder(s) and the Company who are exercising 'piggy-back' registration rights;

     and (B) in the event that the kind of securities to be offered is the basis of such Underwriter's opinion, (x) the Registrable Securities to be included in such offering shall be reduced as described in clause (A) above or (y) if the actions described in the immediately preceding clause (x) would, in the judgment of the managing Underwriter, be insufficient to eliminate substantially the material and adverse effect that inclusion of the Registration Securities requested to be included would have on such offering, such Registrable Securities will be excluded from such offering.

                                  ARTICLE III
                            REGISTRATION PROCEDURES

     SECTION 3.1 Filings; Information. Whenever the Holders have requested that any Registrable Securities be registered pursuant to Section 2.1 hereof, the Company will use its best efforts to effect the registration and facilitate the sale of such Registrable Securities in accordance with the intended method of disposition thereof as promptly as practicable, and in connection with any such request:

          (a) The Company will as expeditiously as possible prepare and file with the Commission a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become and remain effective for a period of not less than 180 days (90 days in the case of a fully underwritten offering other than pursuant to Rule 415 under the Securities
     Act); provided that if the Company shall furnish to the Holders making a request pursuant to Section 2.1 a certificate signed by either its Chairman or President stating that in his good faith judgment it would be significantly disadvantageous to the Company or its shareholders for such a registration statement to be filed as expeditiously as possible, the

     Company shall have a period of not more than 90 days within which to file such registration statement measured from the date of receipt of the request in accordance with Section 2.1.

          (b) The Company will, if requested, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish and allow a reasonable time for review and comment to each Selling Holder and each Underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter furnish to such Selling Holder and Underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Selling Holder or Underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Selling Holder.

          (c) After the filing of the registration statement, the Company will promptly notify each Selling Holder of Registrable Securities covered by such registration statement of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

          (d) The Company will use its best efforts to (i) register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States as any Selling Holder reasonably (in light of such Selling Holder's intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Selling Holder to consummate the disposition of the Registrable Securities owned by such Selling Holder; provided that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (B) subject itself to taxation in any such jurisdiction, (C) consent to general service of process in any such jurisdiction or (D) consent to any material restrictions on the conduct of its business or any restrictions on payments to any stockholders of the Company; and provided further that the Holders will not be required to take any action pursuant to this paragraph (d).

          (e) The Company will promptly notify each Selling Holder of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly make available to each Selling Holder any such supplement or amendment.

          (f) The Company and each Selling Holder will enter into customary agreements (including an underwriting agreement in customary form containing customary representations, warranties, covenants, opinions, certificates, cross-indemnification and contribution provisions) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities.

          (g) The Company will make available for inspection by any Selling Holder of such Registrable Securities, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any such Selling Holder or Underwriter (collectively, the 'Inspectors'), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the 'Records') as shall be reasonably necessary to conduct due diligence, and cause the Company's officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. The Selling Holders shall cause such Records which the Company determines, in good faith, to be confidential and which the Company notifies the Inspectors are confidential to be kept confidential by the Inspectors and not used for any purpose other than such registration of Registrable Securities, and the Selling Holders shall cause the Inspectors not to disclose the Records unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Information obtained by any Selling Holder hereunder as a result of such inspections shall be deemed confidential and shall be kept confidential by the Selling Holders and may not be used by any Selling Holder for any purpose other than such registration of Registrable Securities. Each Selling Holder will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

          (h) The Company will furnish to each Selling Holder and to each Underwriter, if any, a signed counterpart, addressed to such Selling Holder or Underwriter, of (i) an opinion or opinions of counsel to the

     Company and (ii) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the Holders of a majority of the Registrable Securities included in such offering or the managing Underwriter therefor reasonably requests.

          (i) The Company will otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security-holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

          (j) The Company will use its best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed.

     Each Selling Holder of Registrable Securities agrees to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

     Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1(e) hereof, each Selling Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Selling Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.1(e) hereof, and, if so directed by the Company, such Selling Holder will deliver to the Company all copies, other than permanent file copies then in such Selling Holder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 3.1(a) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Section 3.1(e) hereof to the date when the Company shall make available to the Selling Holders of Registrable Securities covered by such registration statement a prospectus supplemented or amended to conform with the requirements of Section 3.1(e) hereof.

     The procedures set forth in this Section 3.1 shall apply to Piggy-Back Registrations pursuant to Section 2.2.

     SECTION 3.2. Registration Expenses. In connection with any registration statement required to be filed hereunder, the Company shall pay the following Registration expenses incurred in connection with the registration hereunder (the 'Registration Expenses'): (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) internal expenses (including without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) the fees and expenses incurred in connection with the listing of the Registrable Securities, and (vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to Section 3.1(h) hereof). The Company shall have no obligation to pay any underwriting fees, discounts, commissions or expenses attributable to the sale of Registrable Securities, including, without limitation, the fees and expenses of any

Underwriters and such Underwriters' counsel, or any out-of-pocket expenses of the Holders (or the agents who manage their accounts), including, without limitation, the fees and expenses of any counsel retained by the Holders. Such Holders' fees, discounts, commissions and expenses shall be paid promptly by the Holders.

                                   ARTICLE IV
                        INDEMNIFICATION AND CONTRIBUTION

     SECTION 4.1. Indemnification by the Company. The Company agrees to indemnify and hold harmless each Selling Holder of Registrable Securities, its officers, directors and agents, and each Person, if any, who controls such Selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the

Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities or in any amendment or supplement thereto or in any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by such Selling Holder or on such Selling Holder's behalf expressly for the use therein; provided, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, the indemnity agreement contained in this paragraph shall not apply to the extent that any such loss, claim, damage, liability or expense results from the fact that a current copy of the prospectus was not sent or given to the person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Securities concerned to such person if it is determined that it was the responsibility of such Selling Holder to provide such person with a current copy of the prospectus and such current copy of the prospectus would have cured the defect giving rise to such loss, claim, damage, liability or expense. The Company also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Selling Holders provided in this Section 4.1.

     SECTION 4.2. Indemnification by Holders of Registrable Securities. Each Selling Holder agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Selling Holder, but only with respect to information furnished in writing by such Selling Holder or on such Selling Holder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus; and provided that the liability of each Selling Holder under the foregoing indemnity shall be limited to an amount equal to the public offering price of the Registrable Securities sold by such Selling Holder, less the applicable underwriting discounts and commissions. Each Selling Holder also agrees to indemnify and hold harmless Underwriters of the Registrable Securities, their officers and directors and each person who controls such Underwriters on substantially the same basis as that of the indemnification of the Company provided in this Section 4.2.

     SECTION 4.3. Conduct of Indemnification Proceeding. If any action or proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to
Section 4.1 or 4.2, such person (an 'Indemnified Party') shall promptly notify the person against whom such indemnity may be sought (an 'Indemnifying Party') in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all expenses. Such Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (a) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (b) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties and shall, in the case of a Demand Registration, be reasonably satisfactory to the Indemnifying Party. The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of with any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

     SECTION 4.4.  Contribution.  If the indemnification provided for in this
Article IV is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (a) as between the Company and the Selling

Holders on the one hand and the Underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Holders on the one hand and the Underwriters on the other from the offering of the securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Holders on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (b) as between the Company on the one hand and each Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each Selling Holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Holders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Holders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company and the Selling Holders on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Holders or by the Underwriters. The relative fault of the Company on the one hand and of each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitation set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Securities of such Selling Holder were offered to the public exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                                   ARTICLE V
                                 EFFECTIVENESS

     SECTION 5.1. Effectiveness. This Agreement shall become effective only upon the consummation of the Offer and shall terminate and be void and of no force or effect if the Merger Agreement is terminated in accordance with its terms prior to the consummation of the Offer.

                                   ARTICLE VI
                                 MISCELLANEOUS

     SECTION 6.1. Participation in Underwritten Registrations. No Person may participate in any underwritten registration hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and these Registration Rights.

     SECTION 6.2. Merger, Consolidation, Exchange, Recapitalization etc. In the event, directly or indirectly, (a) the Company shall merge with and into, or consolidate with, or consummate a share exchange with, any other person, or (b) any person shall merge with and into, or consolidate, the Company and the Company shall be the surviving corporation of such merger or consolidation and, in connection with such merger or consolidation, all or part of the Registrable Securities shall be changed into or exchanged for stock or other securities of any person, or (c) any capital stock or other securities are issued in respect of, in exchange for, or in substitution of, any Company equity securities by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, split-off, sale of assets, distribution to stockholders or combination of the shares of the Company equity securities or any other alteration of the Company's capital structure, then, in each such case, appropriate adjustments shall be made so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the parties hereto under this Registration Rights Agreement.

     SECTION 6.3. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as FedEx, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a) if to the Holder, to:

              UP Acquisition Corporation
              Martin Tower
              Eighth & Eaton Avenues
              Bethlehem, Pennsylvania 18018

              Attention: Carl W. von Bernuth, Esq.
              Telephone No.: (610) 861-3200
              Telecopy No.: (610) 861-3111

          with a copy to:

              Paul T. Schnell, Esq.
              Skadden, Arps, Slate, Meagher, & Flom
              919 Third Avenue
              New York, New York 10022
              Telephone No.: (212) 735-3000
              Telecopy No.: (212) 735-2001

        and

          (b) if to the Company to:

              Southern Pacific Rail Corporation
              Southern Pacific Building
              One Market Plaza
              San Francisco, California 94015
              Attention: Cannon Y. Harvey, Esq.
              Telephone No.: (415) 541-1000
              Telecopy No.: (415) 541-1881
          with a copy to:

              Joseph W. Morrisey, Jr., Esq.
              Holme Roberts & Owen LLC
              1700 Lincoln
              Suite 4100
              Denver, Colorado 80203
              Telephone No.: (303) 861-7000
              Telecopy No.: (303) 866-0200

        and

              Peter D. Lyons, Esq.
              Shearman & Sterling
              599 Lexington Avenue
              New York, New York 10022
              Telephone No.: (212) 848-4000
              Telecopy No.: (212) 848-7179

     SECTION 6.4. No Waivers; Remedies. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver of the right, power or privilege. A single or partial exercise of any right, power or privilege shall not preclude any other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement shall be cumulative and not exclusive of any rights or remedies provided by law.


     SECTION 6.5. Amendments, etc. No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by a party to this Agreement from any provision of this Agreement, shall be effective unless it shall be in writing and signed and delivered by the other party to this Agreement, and then it shall be effective only in the specific instance and for the specific purpose for which it is given.

     SECTION 6.6. Assignment. The provisions of this Agreement shall not be assignable and any transfer of Registrable Securities shall not transfer any rights under this Agreement to the transferee; provided, however, that (a) the Holder shall have the right to assign its rights under this Agreement to any Person who or which (i) acquires at least 20% of the Company Common Stock purchased by the Holder in the Offer, (ii) would be eligible to report its ownership of the Company Common Stock (assuming ownership by such Person of a sufficient number of shares of the Company Common Stock to require such reporting) on a Schedule 13G, (iii) shall have agreed in writing (which agreement shall be addressed, and shall be reasonably satisfactory in form and substance, to the Company) to be bound by and comply with this Agreement with the same force and effect as if all references herein to the Holder were references to such Person, and (iv) is reasonably acceptable to the Company, and
(b) without the consent of the Company, but subject to clauses (i) and (iii) of subsection (a) above, the Holder shall have the right to assign its rights under this Agreement to (x) any financial institution to which such Holder has, in accordance with Section 3(b) of the Shareholders Agreement, pledged shares of the Company Common Stock, provided that such assignment shall not be effective until following a default by Holder under such pledge, (y) any Affiliate of the Holder or Parent (it being understood and agreed that any such rights transferred to any such Affiliate shall terminate if such Affiliate ceases to be an Affiliate of the Holder or Parent) or (z) the Trustee under the Voting Trust (as such terms are defined in the Merger Agreement).

     SECTION 6.7. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the principles of conflicts of laws thereof. All rights and obligations of the Company and Holders shall be in addition to and not in limitation of those provided by applicable law.

     SECTION 6.8. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were on the same instrument.

     SECTION 6.9. Severability of Provisions. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of the provision in any other jurisdiction.

     SECTION 6.10. Headings and References. Section headings in this Agreement are included for the convenience of reference only and do not constitute a part of this Agreement for any other purpose. Reference to parties and sections in this Agreement are references to the parties to or the sections of this

Agreement, as the case may be, unless the context shall require otherwise.

     SECTION 6.11. Entire Agreement. This Agreement embodies the entire agreement and understanding of the respective parties with respect to the Holders' registration rights and supersedes all prior agreements or understandings with respect to such rights.

     SECTION 6.12. Survival. Except as otherwise specifically provided in this Agreement, each representation, warranty or covenant of each party to this Agreement contained in or made pursuant to this Agreement shall survive and remain in full force and effect, notwithstanding any investigation or notice to the contrary or any waiver by any other party of a related condition precedent to the performance by the other party of an obligation under this Agreement.

     SECTION 6.13. Non-Exclusive Jurisdiction. Each party hereto (a) agrees that any action, suit or proceeding (collectively, an 'Action') with respect to this Agreement may be brought in the courts of the United States of America for the Southern District of New York, (b) accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of those courts and
(c) irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of FORUM NON CONVENIENS, which it may now or hereafter have to the bringing of any Action in those jurisdictions.

     SECTION 6.14. Waiver of Jury Trial. Each party waives any right to a trial by jury in any Action to enforce or defend any right under this Agreement or any amendment, instrument, document or agreement delivered, or which in the future may be delivered, in connection with this Agreement and agrees that any Action shall be tried before a court and not before a jury.

     SECTION 6.15. Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

     SECTION 6.16. No Inconsistent Agreements. The Company is not as of the date hereof subject to any agreement with respect to the registration under the Securities Act of any securities of the Company or otherwise, and prior to the Termination Date shall not enter into any such agreement that is inconsistent with the provisions of this Agreement, including, without limitation, the order of priority by which the total amount of securities of the Company to be included in any offering subject to Article II shall be reduced pursuant to
Section 2.3.

     IN WITNESS WHEREOF, the Company and the Holder have caused this Agreement to be duly executed as of the date first above written.

                                          SOUTHERN PACIFIC RAIL CORPORATION

                                          By: /s/ CANNON Y. HARVEY
                                              --------------------------------
                                              Name: Cannon Y. Harvey
                                              Title:

                                          UP ACQUISITION CORPORATION

                                          By: /s/ L. WHITE MATTHEWS, III
                                              --------------------------------
                                              Name: L. White Matthews, III
                                              Title: Executive Vice
                                                       President-Finance

                                                                         ANNEX K

     THIS VOTING TRUST AGREEMENT, dated as of August 3, 1995, by and among UNION PACIFIC CORPORATION, a Utah corporation ('Parent'), UP ACQUISITION CORPORATION, a Delaware corporation and an indirect wholly-owned subsidiary of Parent (the 'Purchaser'), and SOUTHWEST BANK OF ST. LOUIS, a Missouri banking corporation (the 'Trustee'),

                              W I T N E S S E T H:

     WHEREAS, the Purchaser has agreed to commence a tender offer (the 'Tender Offer') to acquire up to 39,034,471 shares of common stock, $0.001 par value ('Common Stock'), of Southern Pacific Rail Corporation, a Delaware corporation (the 'Company');

     WHEREAS, the Purchaser intends, simultaneously with the acceptance for payment of such tendered shares pursuant to the Tender Offer, to deposit such shares of Common Stock in an independent, irrevocable voting trust, pursuant to the rules of the Interstate Commerce Commission (the 'ICC'), in order to avoid any allegation or assertion that Parent or the Purchaser is controlling or has the power to control the Company prior to the receipt of approval by the ICC of the merger (the 'Merger') of the Company with and into Union Pacific Railroad Company ('UPRR') pursuant to the Agreement and Plan of Merger dated as of August 3, 1995 by and among Parent, UPRR, the Purchaser and the Company, as it may be amended from time to time (the 'Merger Agreement') (a copy of which is attached hereto as Exhibit A);

     WHEREAS, Parent, Purchaser and the Company have entered into a Shareholders Agreement dated as of August 3, 1995 (the 'Shareholders Agreement') (a copy of which is attached hereto as Exhibit B), with respect to the Common Stock and any other voting securities of the Company that are or come to be beneficially owned by Parent, Purchaser or any of their affiliates during the term of the Shareholders Agreement;

     WHEREAS, neither the Trustee nor any of its affiliates has any officers or board members in common or any direct or indirect business arrangements or dealings (as described in Paragraph 9 hereof) with Parent or the Purchaser or any of their affiliates; and

     WHEREAS, the Trustee is willing to act as voting trustee pursuant to the terms of this Trust Agreement and the rules of the ICC,

     NOW THEREFORE, the Parties hereto agree as follows:

     1. Parent and the Purchaser hereby appoint Southwest Bank of St. Louis as Trustee hereunder, and Southwest Bank of St. Louis hereby accepts said appointment and agrees to act as Trustee under this Trust Agreement as provided herein.

     2. Parent and the Purchaser agree that, prior to acceptance of the tendered shares of Common Stock pursuant to the Tender Offer, (i) the Purchaser will direct the depositary for the Tender Offer to transfer to the Trustee any shares accepted for payment pursuant to the Tender Offer, and (ii) Parent and the

Purchaser will transfer or cause to be transferred to the Trustee all certificates representing shares of Common Stock owned as of the date hereof by Parent, the Purchaser or any affiliate of either of them. Parent and the Purchaser also agree that immediately upon receipt, acquisition or purchase by either of them or by any of their affiliates of any additional shares of Common Stock, or any other voting securities of the Company, they will transfer or cause to be transferred to the Trustee the certificate or certificates representing such additional shares. All such certificates shall be duly endorsed or accompanied by proper instruments duly executed for transfer thereof to the Trustee, and shall be exchanged for one or more Voting Trust Certificates substantially in the form attached hereto as Exhibit C (the 'Trust Certificates'), with the blanks therein appropriately filled. All shares of Common Stock and other voting securities of the Company at any time delivered to the Trustee hereunder are hereinafter called the 'Company Trust Stock.' The Trustee shall present to the Company all certificates representing Company Trust Stock for surrender and cancellation and for the issuance and delivery to the Trustee of new certificates (the 'Trust Stock') registered in the name of the Trustee or its nominee.

     3. The Trustee shall be present, in person or represented by proxy, at all annual and special meetings of shareholders of the Company so that all Trust Stock may be counted for the purposes of determining the presence of a quorum at such meetings. The Trustee shall be entitled and it shall be its duty to exercise any and all voting rights in respect of the Trust Stock either in person or by proxy or consent, as hereinafter provided, unless otherwise directed by an order of the ICC or a court of competent jurisdiction. Parent and Purchaser agree, and the Trustee acknowledges, that the Trustee shall not participate in or interfere with the management of the Company and shall take no other actions with respect to the Company except in accordance with the terms hereof and the terms of the Shareholders Agreement. The Trustee shall vote all shares of the Trust Stock to approve and effect the Merger, and in favor of any proposal necessary to effectuate Parent's acquisition of the Company pursuant to the Merger Agreement. For so long as the Merger Agreement is in effect, the Trustee shall vote all shares of Trust Stock against any other proposed merger, business combination or similar transaction (including, without limitation, any consolidation, sale of all or substantially all the assets, reorganization, recapitalization, liquidation or winding up of or by the Company) involving the Company, but not involving Parent or one of its subsidiaries or affiliates, other than in connection with a disposition pursuant to Paragraph 8. The Trustee shall vote all shares of Trust Stock in favor of any proposal or action necessary or desirable to dispose of Trust Stock in accordance with Paragraph 8 hereof. Except as otherwise expressly provided in the three immediately preceding sentences, the Trustee shall vote all shares of Trust Stock with respect to all matters, including without limitation the election or removal of directors, voted on by the shareholders of the Company (whether at a regular or special meeting or pursuant to a unanimous written consent) in the same proportion as all shares of Common Stock (other than Trust Stock) are voted with respect to such matters. In exercising its voting rights in accordance with this Paragraph 3, the Trustee shall take such actions at all annual, special or other meetings of stockholders of the Company or in connection with any action by consent in lieu of a meeting.

     4. This Trust Agreement and the nomination of the Trustee during the term of the trust shall be irrevocable by Parent and the Purchaser and their affiliates and shall terminate only in accordance with the provisions of Paragraphs 8 and 14 hereof.

     5. Except as provided in Paragraph 3, the Trustee shall not exercise the voting powers of the Trust Stock in any way so as to create any dependence or intercorporate relationship between (i) Parent, the Purchaser and their affiliates, on the one hand, and (ii) the Company or its affiliates, on the other hand. The term 'affiliate' or 'affiliates' wherever used in this Trust Agreement shall have the meaning specified in Section 11343(c) of Title 49 of the United States Code, as amended. The Trustee shall not, without the prior approval of the ICC, vote the Trust Stock to elect any officer, director, nominee or representative of Parent, the Purchaser or any affiliate of either of them as an officer or director of the Company or of any affiliate of the Company. The Trustee shall be kept informed respecting the business operations of the Company by means of the financial statements and other public disclosure documents periodically filed by the Company and affiliates of the Company with the Securities and Exchange Commission (the 'SEC') and the ICC, and by means of information respecting the Company contained in such statements and other documents filed by Parent with the SEC and the ICC, copies of which shall be promptly furnished to the Trustee by the Company or Parent, as the case may be, and the Trustee shall be fully protected in relying upon such information. The Trustee shall not be liable for any mistakes of fact or law or any error of judgment, or for any act or omission, except as a result of the Trustee's willful misconduct or gross negligence.

     6. All Trust Certificates shall be transferable on the books of the Trustee by the registered holder upon the surrender thereof properly assigned, in accordance with rules from time to time established for the purpose by the Trustee. Until so transferred, the Trustee may treat the registered holder as owner for all purposes. Each transferee of a Trust Certificate issued hereunder shall, by his acceptance thereof, assent to and become a party to this Trust Agreement, and shall assume all attendant rights and obligations.

     7. Pending the termination of this Trust as hereinafter provided, the Trustee shall, immediately following the receipt of each cash dividend or cash distribution as may be declared and paid upon the Trust Stock, pay the same over to or as directed by the Purchaser or to or as directed by the holder of Trust Certificates hereunder as then known to the Trustee. The Trustee shall receive and hold dividends and distributions other than cash upon the same terms and conditions as the Trust Stock and shall issue Trust Certificates representing any new or additional securities that may be paid as dividends upon the Trust Stock or distributed to the registered holders of Trust Certificates in proportion to their respective interests.

     8. (a) This Trust is accepted by the Trustee subject to the right hereby reserved in Parent at any time to sell or make any other disposition of the whole or any part of the Trust Stock in accordance with the terms of the

Shareholders Agreement, whether or not an event described in subparagraph (b) below has occurred. The Trustee shall take all actions reasonably requested by Parent with respect to (including, without limitation, exercising all voting rights in respect of Trust Stock in favor of any proposal or action necessary or desirable to effect, or consistent with the effectuation of) any proposed sale or other disposition of the whole or any part of the Trust Stock by the Purchaser or Parent, including, without limitation, in connection with the exercise by Parent of any rights under the Merger Agreement, the Registration Rights Agreement dated as of August 3, 1995 between the Purchaser and the Company (the 'Registration Rights Agreement') (a copy of which is attached hereto as Exhibit D), and the Shareholders Agreement to cause Trust Stock to be offered and sold pursuant to a registration statement under the Securities Act of 1933 (an 'Offering') or distributed to shareholders of Parent (the 'Distribution'). The Trustee shall at any time upon the receipt of a direction from Parent, signed by its President or one of its Vice Presidents and under its corporate seal designating the person or entity to whom Parent has directly or indirectly sold or otherwise disposed of the whole or any part of the Trust Stock and certifying that such disposition will be in compliance with all applicable requirements of the Shareholders Agreement and that such person or entity is not an affiliate of Parent and has all necessary regulatory authority, if any, to purchase the Trust Stock (upon which certification the Trustee shall be entitled to rely), immediately transfer to the person or entity therein named all of the Trustee's right, title and interest in such amount of the Trust Stock as may be set forth in said direction. If the foregoing direction shall specify all of the Trust Stock, then following transfer of the Trustee's right, title and interest therein, and in the event of a sale thereof, upon delivery to or upon the order of the Purchaser of the proceeds of such sale, this Trust shall cease and come to an end. If the foregoing direction is as to only a part of the Trust Stock, then this Trust shall cease as to said part upon such transfer, and receipt of proceeds in the event of sale, but shall remain in full force and effect as to the remaining part of the Trust Stock, provided, however, that upon the receipt of a written opinion of counsel for Parent, a copy of which is submitted to the ICC, stating that the transfer of voting rights in all the remaining Trust Stock to the Purchaser would not give Parent or the Purchaser control of the Company within the meaning of 49 U.S.C. Section11343, and absent any contrary direction of the ICC, this Trust shall cease and come to an end and all Trust Stock and other property then held by the Trustee shall be distributed to or upon the order of the Purchaser or the holder or holders of Trust Certificates. In the event of a sale of Trust Stock by the Purchaser, the Trustee shall, to the extent the consideration therefor is payable to or controllable by the Trustee, promptly pay, or cause to be paid, upon the order of the Purchaser the net proceeds of such sale to the registered holders of the Trust Certificates in proportion to their respective interests. It is the intention of this paragraph that no violations of 49 U.S.C. Section11343 will result from a termination of this Trust.

     (b) In the event the ICC by final order shall (i) approve or exempt the acquisition of control of the Company by the Purchaser, Parent or any of their affiliates or (ii) approve or exempt a merger between the Company and UPRR, Parent or any of their affiliates, then immediately upon the direction of Parent and the delivery of a certified copy of such order of the ICC or other governmental authority with respect thereof, or, in the event that Subtitle IV of Title 49 of the United States Code, or other controlling law, is amended to allow the Purchaser, UPRR, Parent or their affiliates to acquire control of the

Company without obtaining ICC or other governmental approval, upon delivery of an opinion of independent counsel selected by the Trustee that no order of the ICC or other governmental authority is required, the Trustee shall either (i) transfer to or upon the order of the Purchaser, Parent or the holder or holders of Trust Certificates hereunder as then known to the Trustee, its right, title and interest in and to all of the Trust Stock then held by it in accordance with the terms, conditions and agreements of this Trust Agreement and not theretofore transferred by it as provided in subparagraph (a) hereof, or (ii) if shareholder approval has not previously been obtained, vote the Trust Stock with respect to any such merger between the Company and UPRR, Parent or any affiliate of either as directed by the holder or holders of the Trust Certificates, and upon any such transfer or merger this Trust shall cease and come to an end.

     (c) In the event that the Merger Agreement terminates in accordance with its terms or the condition set forth in Section 6.2(c) of the Merger Agreement is not satisfied and is not waived by Parent and the Purchaser, Parent shall use its best efforts, consistent with its rights under and subject to the terms of the Shareholders Agreement and the Registration Rights Agreement, to sell the Trust Stock to one or more eligible purchasers, to sell or distribute the Trust Stock in one Offering or Distribution, or otherwise to dispose of the Trust Stock, during a period of two years after such order becomes final after judicial review or failure to appeal or such extension of that period as the ICC shall approve. Such disposition shall be subject to any jurisdiction of the ICC to oversee Parent's divestiture of Trust Stock. At all times, the Trustee shall continue to perform its duties under this Trust

Agreement and, should Parent be unsuccessful in its efforts to sell or distribute the Trust Stock during the period referred to, the Trustee, subject to the terms of the Shareholders Agreement, shall as soon as practicable sell the Trust Stock for cash to one or more eligible purchasers in such manner and for such price as the Trustee in its discretion shall deem reasonable after consultation with Parent. (An 'eligible purchaser' hereunder shall be a person or entity that is not affiliated with Parent and which has all necessary regulatory authority, if any, to purchase the Trust Stock.) Parent agrees to cooperate with the Trustee in effecting such disposition and the Trustee agrees to act in accordance with any direction made by Parent as to any specific terms or method of disposition, to the extent not inconsistent with the requirements of the terms of any ICC or court order. The proceeds of the sale shall be distributed to or upon the order of Parent or, on a pro rata basis, to the holder or holders of the Trust Certificates hereunder as then known to the Trustee. The Trustee may, in its reasonable discretion, require the surrender to it of the Trust Certificates hereunder before paying to the holder his share of the proceeds. Upon disposition of the Trust Stock pursuant to this paragraph 8(c), this Trust shall cease and come to an end.

     (d) Unless sooner terminated pursuant to any other provision herein contained, this Trust Agreement shall terminate on August 3, 2000, and may be extended by the parties hereto, so long as no violation of 49 U.S.C. Section11343 will result from such termination or extension. All Trust Stock and any other property held by the Trustee hereunder upon such termination shall be distributed to or upon the order of the Purchaser or the holder or holders of Trust Certificates hereunder as then known to the Trustee. The Trustee may, in its reasonable discretion, require the surrender to it of the Trust Certificates hereunder before the release or transfer of the stock interests evidenced thereby.

     (e) The Trustee shall promptly inform the ICC of any transfer or disposition of Trust Stock pursuant to this Paragraph 8.

     (f) The Trustee shall, upon direction by Parent, take all actions that are necessary, appropriate or desirable to permit a registration statement for the Trust Stock under the Securities Act of 1933, as amended, and/or an information statement for the Trust Stock under the Securities Exchange Act of 1934, as amended, and, in either case, a registration statement, information statement, exchange offer or other documents under any other applicable securities laws, to be filed and to become effective in connection with any disposition of the Trust Stock permitted by the Shareholders Agreement. To the extent that registration is required under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other applicable securities laws in respect of any distribution of Trust Stock as contemplated herein, the Purchaser or Parent shall reimburse the Trustee for any expenses incurred by it and indemnify and hold the Trustee harmless from and against any loss, liability, cost or expense related thereto or arising therefrom.

     (g) Except as provided in this Paragraph 8, the Trustee shall not dispose of, or in any way encumber, the Trust Stock.

     (h) Notwithstanding the foregoing, if the ICC issues a declaratory order that the termination of the Trust will not cause Parent, the Purchaser or their affiliates to have control of the Company, the Trustee shall transfer to or upon the order of the Purchaser, Parent or the holder or holders of Trust Certificates hereunder as then known to the Trustee, its right, title and interest in and to all of the Trust Stock then held by it in accordance with the terms, conditions and agreements of this Trust Agreement and not theretofore transferred by it as provided in subparagraph (a) hereof, and this Trust shall cease and come to an end.

     9. Neither the Trustee nor any affiliate of the Trustee may have (i) any officers, or members of their respective boards of directors, in common with the Purchaser, Parent, or any affiliate of either, or (ii) any direct or indirect business arrangements or dealings, financial or otherwise, with the Purchaser, Parent or any affiliate of either, other than dealings pertaining to establishment and carrying out of this voting trust. Mere investment in the stock or securities of the Purchaser or Parent or any affiliate of either by the Trustee, short of obtaining a controlling interest, will not be considered a proscribed business arrangement or dealing, but in no event shall any such investment by the Trustee in voting securities of the Purchaser, Parent or their affiliates exceed 5 percent of their outstanding voting securities and in no event shall the Trustee hold a proportion of such voting securities so substantial as to permit the Trustee in any way to control or direct the affairs of the Purchaser, Parent or their affiliates. Neither the Purchaser, Parent nor their affiliates shall purchase the stock or securities of the Trustee or any affiliate of the Trustee.

     10. The Trustee shall be entitled to receive reasonable and customary compensation for all services rendered by it as Trustee under the terms hereof and said compensation to the Trustee, together with all counsel fees, taxes, or other expenses reasonably incurred hereunder, shall be promptly paid by the Purchaser or Parent, who shall be jointly and severally liable for the same.

     11. The Trustee may at any time or from time to time appoint an agent or agents and may delegate to such agent or agents the performance of any administrative duty of the Trustee and be entitled to reimbursement for the fees and expenses of such agents.

     12. The Trustee shall not be answerable for the default or misconduct of any agent or attorney appointed by it in pursuance hereof if such agent or attorney shall have been selected with reasonable care. The duties and responsibilities of the Trustee shall be limited to those expressly set forth in this Trust Agreement. The Trustee shall be fully protected by acting in reliance upon any notice, advice, direction or other document or signature believed by the Trustee to be genuine. The Trustee shall not be responsible for the sufficiency or accuracy of the form, execution, validity or genuineness of the Trust Stock, or of any other documents, or of any endorsement thereon, or for any lack of endorsement thereon, or for any description therein, nor shall the Trustee be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such Trust Stock or other document or endorsement or this Trust Agreement, except for the execution and delivery of this Trust Agreement by this Trustee. The Purchaser and Parent agree that they will at all times jointly and severally protect, indemnify and save harmless the Trustee from any loss, damages, liability, cost or expense of any kind or character whatsoever in connection with this Trust except those, if any, resulting from the gross negligence or willful misconduct of the Trustee, and will at all times themselves undertake, assume full responsibility for, and pay on a current bases, but at least quarterly, all cost and expense of any suit or litigation of any character, whether or not involving a third party, including any proceedings before the ICC, with respect to the Trust Stock or this Trust Agreement, and if the Trustee shall be made a party thereto, or be the subject of any investigation or proceeding (whether formal or informal), the Purchaser or Parent will pay all costs, damages and expenses, including reasonable counsel fees, to which the Trustee may be subject by reason thereof; provided, however, that the Purchaser and Parent shall not be responsible for the cost and expense of any suit that the Trustee shall settle without first obtaining Parent's written consent. The indemnification obligations of the Purchaser and Parent shall survive any termination of this Trust Agreement or the removal, resignation or other replacement of the Trustee. The Trustee may consult with counsel selected by it and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or omitted or suffered by the Trustee hereunder in good faith and in accordance with such opinion.

     13. To the extent requested to do so by the Purchaser or any registered holder of a Trust Certificate, the Trustee shall furnish to the party making such request full information with respect to (i) all property theretofore delivered to it as Trustee, (ii) all Property then held by it as Trustee, and
(iii) all action theretofore taken by it as Trustee.


     14. The Trustee, or any trustee hereafter appointed, may at any time resign by giving sixty days' written notice of resignation to Parent and the ICC. Parent shall at least fifteen days prior to the effective date of such notice appoint a successor trustee which shall (i) satisfy the requirements of Paragraph 9 hereof and (ii) be a corporation organized and doing business under the laws of the United States or of any State thereof and authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If no successor trustee shall have been appointed and shall have accepted appointment at least fifteen days prior to the effective date of such notice of resignation, the resigning Trustee may petition any authority or court of competent jurisdiction for the appointment of a successor trustee. Upon written assumption by the successor trustee of the Trustee's powers and duties hereunder, a copy of the assumption shall be delivered by the Trustee to Parent and the ICC and all registered holders of Trust Certificates shall be notified of such assumption, whereupon the Trustee shall be discharged of its powers and duties hereunder and the successor trustee shall become vested therewith. In the event of any material violation by the Trustee of the terms and conditions of this Trust Agreement, the Trustee shall become disqualified from acting as trustee hereunder as soon as a successor trustee shall have been selected in the manner provided by this paragraph.

     15. Subject to the terms of the Shareholders Agreement, this Trust Agreement may from time to time be modified or amended by agreement executed by the Trustee, the Purchaser, Parent and all registered holders of the Trust Certificates (i) pursuant to an order of the ICC, (ii) with the prior approval of the ICC, (iii) in order to comply with any order of the ICC or (iv) upon receipt of an opinion of counsel satisfactory to the Trustee and the holders of Trust Certificates that an order of the ICC approving such modification or amendment is not required and that the amendment is consistent with the regulations of the ICC regarding voting trusts.

     16. The provisions of this Trust Agreement and of the rights and obligations of the parties hereunder shall be governed by the laws of the State of Delaware, except that to the extent any provision hereof may be found inconsistent with the Interstate Commerce Act or regulations promulgated thereunder by the ICC, such Act and regulations shall control and such provision hereof shall be given effect only to the extent permitted by such Act and regulations. In the event that the ICC shall, at any time hereafter by final order, find that compliance with law requires any other or different action by the Trustee than is provided herein, the Trustee shall act in accordance with such final order instead of the provisions of this Trust Agreement.

     17. This Trust Agreement is executed in duplicate, each of which shall constitute an original, and one of which shall be retained by Parent and the other shall be held by the Trustee.

     18. A copy of this Agreement and any amendments or modifications thereto shall be filed with the ICC by the Purchaser.

     19. This Trust Agreement shall be binding upon the successors and assigns to the parties hereto, including without limitation successors to the Purchaser and Parent by merger, consolidation or otherwise.

     20. The term 'ICC' includes any successor agency or governmental department that is authorized to carry out the responsibilities now carried out by the ICC with respect to voting trusts and control of common carriers.

     21. (a) Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by U.S. mail, certified mail, return receipt requested or by Federal Express, Express Mail, or similar overnight delivery or courier service or delivered (in person or by telecopy) against receipt to the party to whom it is to be given at the address of such party set forth below (or to such other address as the party shall have given notice of) with a copy to each of the other parties hereto:

     To the Trustee:                    Southwest Bank of St. Louis
                                        2301 South Kingshighway
                                        St. Louis, Missouri 63110
                                        Attention: Linn H. Bealke
                                                     Vice Chairman
     To Parent:                         Union Pacific Corporation
                                        Eighth and Eaton Avenues
                                        Bethlehem, Pennsylvania 18018
                                        Attention: Carl W. von Bernuth, Esq.
                                                     Senior Vice President
     To the Purchaser:                  UP Acquisition Corporation
                                        c/o Union Pacific Corporation
                                        Eighth and Eaton Avenues
                                        Bethlehem, Pennsylvania 18018
                                        Attention: Carl W. von Bernuth, Esq.
                                                     Vice President

     (b) Unless otherwise specifically provided herein, any notice to or communication with the holders of the Trust Certificates hereunder shall be deemed to be sufficiently given or made if enclosed in postpaid envelopes (regular not registered mail) addressed to such holders at their respective addresses appearing on the Trustee's transfer books, and deposited in any post office or post office box. The addresses of the holders of Trust Certificates, as shown on the Trustee's transfer books, shall in all cases be deemed to be the addresses of Trust Certificate holders for all purposes under this Trust Agreement, without regard to what other or different addresses the Trustee may have for any Trust Certificate holder on any other books or records of the Trustee. Every notice so given of mailing shall be the date such notice is deemed given for all purposes.

     22. Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement, each non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto (a) will waive, in any action for specific performance, the defense of adequacy of a remedy at law and (b) shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement in any action instituted in any state or federal court sitting in Wilmington, Delaware. Each party hereto consents to personal jurisdiction in any such action brought in any state or federal court sitting in Wilmington, Delaware.

     IN WITNESS WHEREOF, Union Pacific Corporation and UP Acquisition Corporation have caused this Trust Agreement to be executed by their Treasurers and their corporate seals to be affixed, attested by their Secretaries, and Southwest Bank of St. Louis has caused this Trust Agreement to be executed by one of its duly authorized corporate officers and its corporate seal to be affixed, attested to by its Corporate Secretary or one of its Assistant Corporate Secretaries, the day and year first above written.

Attest:                                 UNION PACIFIC CORPORATION

/s/ T. Whitaker                         By /s/ Gary M. Stuart
---------------------------------       -----------------------------------
Secretary                               Treasurer

Attest:                                 UP ACQUISITION CORPORATION

/s/ Carl W. von Bernuth                 By /s/ Gary M. Stuart
---------------------------------       -----------------------------------
Secretary                               Treasurer

Attest:                                 SOUTHWEST BANK OF ST. LOUIS

/s/ Carol B. Doleny                     By /s/ Linn H. Bealke
---------------------------------       -----------------------------------

                                                                       EXHIBIT C
                                                       TO VOTING TRUST AGREEMENT

NO.                                                                       SHARES
                            VOTING TRUST CERTIFICATE
                                      FOR
                                 COMMON STOCK,
                                $0.001 PAR VALUE
                                       OF
                       SOUTHERN PACIFIC RAIL CORPORATION
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

     THIS IS TO CERTIFY that                            will be entitled, on the
surrender of this Certificate, to receive on the termination of the Voting Trust Agreement hereinafter referred to, or otherwise as provided in Paragraph 7 of
said Voting Trust Agreement, a certificate or certificates for        shares of
the Common Stock, $0.001 par value, of Southern Pacific Rail Corporation, a Delaware corporation (the 'Company'). This Certificate is issued pursuant to, and the rights of the holder hereof are subject to and limited by, the terms of a Voting Trust Agreement, dated as of August 3, 1995, executed by Union Pacific Corporation, a Utah corporation, UP Acquisition Corporation, a Delaware corporation, and Southwest Bank of St. Louis, as Voting Trustee, a copy of which Voting Trust Agreement is on file in the registered office of said corporation at The Corporation Trust Co., 100 West Tenth Street, Wilmington, Delaware 19801, and open to inspection of any stockholder of the Company and the holder hereof. The Voting Trust Agreement, unless earlier terminated (or extended) pursuant to the terms thereof, will terminate on August 3, 2000, so long as no violation of 49 U.S.C. Section 11343 will result from such termination.

     The holder of this Certificate shall be entitled to the benefits of said Voting Trust Agreement, including the right to receive payment equal to the cash dividends, if any, paid by the Company with respect to the number of shares represented by this Certificate.

     This Certificate shall be transferable only on the books of the undersigned Voting Trustee or any successor, to be kept by it, on surrender hereof by the registered holder in person or by attorney duly authorized in accordance with the provisions of said Voting Trust Agreement, and until so transferred, the Voting Trustee may treat the registered holder as the owner of this Voting Trust Certificate for all purposes whatsoever, unaffected by any notice to the contrary.

     By accepting this Certificate, the holder hereof assents to all the provisions of, and becomes a party to, said Voting Trust Agreement.

     IN WITNESS WHEREOF, the Voting Trustee has caused this Certificate to be signed by its officer duly authorized.

                                          By ___________________________________
                                                    Authorized Officer

Dated:
                                      K-8

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20.  Indemnification of Directors and Officers

          UP is a Utah corporation. The UBCA generally provides that a corporation may indemnify any officer or director with respect to any proceeding, other than a proceeding by or in the right of the corporation, if the officer or director acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action, such officer or director had no reasonable cause to believe his conduct was unlawful. In a proceeding by or in the right of a corporation, the UBCA generally provides that an officer or director is only entitled to indemnification against expenses actually and reasonably in curred by him in connection with the defense or settlement of such proceeding if he acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, except that if such person is adjudged to be liable to the corporation, such person can be indemnified if and only to the extent that a court determines that despite the adjudication of liability, in view of all the relevant circumstances, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

          The UBCA generally provides that the liability of a director may not be eliminated or limited for (i) the amount of a financial benefit received by a director to which he is not entitled; (ii) an intentional infliction of harm on the corporation or the shareholders; (iii) voting for or assenting to an unlawful distribution of assets as defined under the UBCA or (iv) an intentional violation of criminal law.

          The UP Articles of Incorporation provide that, to the fullest extent that the UBCA permits the limitation or elimination of the liability of directors, no UP director shall be liable to UP or its stockholders for monetary damages for breach of fiduciary duty as a director. The UP By-laws provide for indemnification, to the fullest extent permitted by law, to any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was a director, officer or employee of UP or serves or served at the request of UP any other enterprise as a director, officer or employee. The term "other enterprise" includes any corporation, partnership, joint venture, trust or employee benefit plan.
The term "service at the request of UP" shall include service as a director, officer or employee of UP which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries.

          Any indemnification under the UP By-laws (unless ordered by a court) shall be made by UP only as authorized in the specific case upon a determination that indemnification of the director, officer or employee is proper in the circumstances because such person has met the applicable standard of conduct required by law. Such determination shall be made (i) by the UP Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or
(iii) by the  shareholders of UP.

          Pursuant to the terms of the Merger Agreement, UP has agreed that at all times after the Effective Time, it will indemnify, or will cause the Surviving Corporation and its subsidiaries to indemnify, each person who is, or has been prior to the date of the Merger Agreement, an employee, agent, director or officer of SP or of any of SP's subsidiaries, successors and assigns (individually, an "Indemnified Party" and collectively, the "Indemnified Parties") to the same extent and in the same manner as is now provided in the respective charters or by-laws of SP and its subsidiaries or otherwise in effect on the date of the Merger Agreement, with respect to any claim, liability, loss, damage, cost or expense (whenever asserted or claimed) ("Indemnified Liability") based in whole or in part on, or arising in whole or in part out of, any matter existing or occurring at or prior to the Effective Time. The Merger Agreement also provides that UP will, and will cause the Surviving Corporation to, maintain in effect for not less than six years after consummation of the Merger the current policies of directors' and officers' liability insurance maintained by SP and its subsidiaries on the date of the Merger Agreement (provided that UP may substitute therefor policies having at least the same coverage and containing terms and conditions which are no less advantageous to the persons currently covered by such policies as insured) with respect to matters existing or occurring at or prior to the Effective Time; provided, however, that if the aggregate annual premiums for such insurance at any time during such period will exceed 200% of the per annum rate of premium currently paid by SP and its subsidiaries for such insurance on the date of the Merger Agreement, then UP will cause the Surviving Corporation to, and the Surviving Corporation will, provide the maximum coverage that will then be available at an annual premium equal to 200% of such rate, and UP, in addition to the indemnification provided above, will indemnify the Indemnified Parties for the balance of such insurance coverage on the same terms and conditions as though UP were the insurer under those policies. In the event any Indemnified Party becomes involved in any capacity in any action, proceeding or investigation based on, or arising from, in whole or in part, any matter, including the transactions contemplated by the Merger Agreement, existing or occurring at or prior to the Effective Time, then, to the extent permitted by law, UP will, or will cause the Surviving Corporation to, periodically advance to such Indemnified Party its legal and other expenses (including the cost of any investigation and preparation incurred in connection therewith), subject to the provision by such Indemnified Party of an undertaking to reimburse the amounts so advanced in the event of a final determination by a court of competent jurisdiction that such Indemnified Party is not entitled thereto.

Item 21.  Exhibits and Financial Statement Schedules.


          (a)  The exhibits to this Registration Statement are listed in the
Exhibit Index hereto  and are incorporated herein by reference.

Item 22.  Undertakings.

          UP (hereinafter the "Registrant") hereby undertakes as follows:

          (1) to file, during any period in which offers or sales are being made, a post- effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securi ties offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

          (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;


          (4) that for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (5) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form;

          (6)   that every prospectus (i) that is filed pursuant to paragraph
(6) immediately  preceding, or (ii) that purports to meet the requirements of
Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (7) insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 20 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling persons of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling prece dent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue;

          (8) to respond to requests for information that is incorporated by reference in the Registration Statement pursuant to Item 4, 10(b), 11 or

13 of Form S-4, within one business day of receipt of such request and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request; and

          (9) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                 SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethlehem, State of Pennsylvania, on December 1, 1995.

                                UNION PACIFIC CORPORATION


                                By: /s/ Carl W. von Bernuth
                                    ------------------------------
                                        Carl W. von Bernuth
                                     Senior Vice President and
                                          General Counsel


          Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.*

                            Signature and Title


              **
---------------------------------
          Drew Lewis
         Chairman and
      Chief Executive Officer
  (Principal Executive Officer)


    /s/ L. White Matthews, III
---------------------------------
       L. White Matthews, III
   Director and Executive Vice
        President-Finance
   (Principal Financial and

       Accounting Officer)


             **
---------------------------------
       Richard J. Mahoney
           Director


             **
---------------------------------
       Claudine B. Malone
           Director



---------------------------------
       Jack L. Messman
          Director


_______________________________

* Each of the following signatures is affixed as of December 1, 1995.

              **
---------------------------------
       Richard K. Davidson
    Director, President and
    Chief Operating Officer


            **
---------------------------------
       Robert P. Bauman
          Director


            **
---------------------------------
       Richard B. Cheney
          Director


            **
---------------------------------
       E. Vergil Conway
          Director



            **
---------------------------------
       Spencer F. Eccles
          Director


            **
---------------------------------
       Elbridge T. Gerry, Jr.
            Director


            **
---------------------------------
      William H. Gray, III
           Director


            **
---------------------------------
       Judith Richards Hope
           Director


           **
---------------------------------
       Lawrence M. Jones
           Director




           **
---------------------------------
       John R. Meyer
         Director


            **
---------------------------------
    Thomas A. Reynolds, Jr.
           Director


           **
---------------------------------
    James D. Robinson, III
         Director


              **
---------------------------------
       Robert W. Roth

          Director


             **
---------------------------------
       Richard S. Simmons
           Director


_________________

**       By:  /s/ Thomas E. Whitaker     Attorney-in-Fact

                               EXHIBIT INDEX


Exhibit No.      Document

2.1 Agreement and Plan of Merger, by and among UP, UP Acquisition, UPRR and SP, dated as of August 3, 1995 (incorporated by reference to Annex B to the Joint Proxy Statement/Prospectus included herein). The Registrant will furnish supplementally a copy of all omitted schedules to
                 Exhibit 2.1 upon the request of the Commission.

5.1              Opinion of Parsons Behle & Latimer.

8.1 Opinion of Skadden, Arps, Slate, Meagher & Flom regarding tax matters.

8.2              Opinion of Shearman & Sterling  regarding tax matters.

9.1 Voting Trust Agreement (incorporated by reference to Annex K to the Joint Proxy State ment/Prospectus included herein).

10.1 Anschutz Shareholders Agreement (incorporated by reference to Annex D to the Joint Proxy Statement/Prospectus included herein).

10.2 MSLEF Shareholder Agreement (incorporated by reference to Annex E to the Joint Proxy Statement/Prospectus included herein).

10.3 UP Shareholders Agreement (incorporated by reference to Annex F to the Joint Proxy Statement/Prospectus included herein).

10.4 Anschutz/Resources Shareholders Agreement (incorporated by reference to Annex G to the Joint Proxy
                 Statement/Prospectus included herein).

10.5 Anschutz/UP Registration Rights Agreement (incorporated by reference to Annex H to the Joint Proxy
                 Statement/Prospectus included herein).

10.6             Anschutz/Resources Registration Rights Agreement
                 (incorporated by reference to Annex I to the Joint Proxy Statement/Prospectus included herein).

10.7             UP Acquisition/SP Registration Rights Agreement
                 (incorporated by reference to Annex J to the Joint Proxy Statement/Prospectus included herein).

10.8             Clarification of Anschutz Shareholders Agreement and

                 Anschutz/Spinco Shareholders  Agreement.

10.9             Clarification of Parent Shareholders Agreement.

10.10            Clarification of Agreement and Plan of Merger.

21.1.            Subsidiaries of the Registrant.

23.1             Consent of Deloitte & Touche LLP.

23.2             Consent of KPMG Peat Marwick LLP.

23.3 Consent of Parsons Behle & Latimer (included in Exhibit 5.1 which is filed herewith).

23.4             Consent of Skadden, Arps, Slate, Meagher & Flom (included in
                 Exhibit 8.1 herewith).

23.5 Consent of Shearman & Sterling (included in Exhibit 8.2 herewith).

23.6             Consent of Morgan Stanley & Co. Incorporated.

24.1             Powers of Attorney.

99.1 Form of Proxy to be used in connection with the Special Meeting of Stockholders of SP.

99.2             Form of Election/Letter of Transmittal.

99.3             Form of Notice of Guaranteed Delivery.

99.4             Irrevocable Proxies granted by the Anschutz Shareholders.

99.5             Irrevocable Proxy granted by MSLEF.